    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1999

                                                      REGISTRATION NO. 333-84849
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                               AVATEX CORPORATION
                              AVATEX FUNDING, INC.
         (EXACT NAME OF CO-REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                DELAWARE                                    6719                                   25-1425889
                DELAWARE                                    9999                                   75-2832486
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1780
                                DALLAS, TX 75206
                                 (214) 365-7450
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF CO-REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             ROBERT H. STONE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               AVATEX CORPORATION
                   5910 NORTH CENTRAL EXPRESSWAY, SUITE 1780

                                DALLAS, TX 75206
                                 (214) 365-7450
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                            STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NY 10153-0119
                                 (212) 310-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of Xetava Corporation ("Xetava"), a Delaware corporation and wholly-owned subsidiary of Avatex Corporation ("Avatex"), with and into Avatex pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 18, 1999, attached as Annex A to the proxy statement/prospectus forming a part of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                            ------------------------


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               AVATEX CORPORATION
                          PROXY STATEMENT / PROSPECTUS

                         ------------------------------

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

     Our board of directors has approved a merger with Xetava Corporation, a wholly-owned subsidiary of ours. We will be the surviving corporation. We are briefly describing below what our stockholders may receive in the merger for each share of our capital stock they own.

                                    COMMON STOCK

o One share of our new common stock.

                    $5 CUMULATIVE CONVERTIBLE PREFERRED STOCK

o 9.134 shares of our new common stock; or

o A HOLDER MAY ELECT TO RECEIVE:

    o $3.7408 in cash;

    o $8.34 principal amount of 6.75% notes due 2002 to be issued by Avatex Funding, Inc., a new wholly-owned subsidiary of ours;

    o warrants to purchase 0.67456 shares of our new common stock; and

    o a deferred contingent cash right equal to a pro rata share of 16% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in certain litigation against McKesson HBOC, Inc. and certain major pharmaceutical manufacturers.

                $4.20 CUMULATIVE EXCHANGEABLE SERIES A PREFERRED STOCK

o 7.253 shares of our new common stock; or

o A HOLDER MAY ELECT TO RECEIVE:

    o $2.9705 in cash;

    o $6.623 principal amount of 6.75% notes;

    o warrants to purchase 0.53567 shares of our new common stock; and

    o a deferred contingent cash right equal to a pro rata share of 84% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in the McKesson litigation.

     If all of our preferred stockholders elect to receive the alternate consideration described above, they will receive a total of $15,250,000 in cash, $34,000,000 principal amount of the 6.75% notes, and warrants to purchase 2,750,000 shares of our new common stock.




     We urge you to read this proxy statement/prospectus, INCLUDING THE RISK FACTORS THAT BEGIN ON PAGE I-18.


     On June 18, 1999, the last full trading day prior to our announcement of the merger, the last bid prices of our common stock, $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock quoted on the OTC Bulletin Board system were $0.75, $3.00 and $3.00, respectively. On October 29, 1999, the last bid prices of our common stock, $5 preferred stock and $4.20 preferred stock quoted on the OTC Bulletin Board system were $0.8125, $7.00 and $5.5625, respectively.



     This proxy statement/prospectus is dated November 1, 1999, and is first being mailed to our stockholders on or about November 3, 1999.


ABBEY J. BUTLER,                                          MELVYN J. ESTRIN,
  Co-Chairman of the Board and Co-Chief Executive           Co-Chairman of the Board and Co-Chief Executive
  Officer Avatex Corporation                                Officer Avatex Corporation

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR NEW COMMON STOCK, THE WARRANTS OR THE AVATEX FUNDING 6.75% NOTES TO BE ISSUED IN CONNECTION WITH THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                               AVATEX CORPORATION
         5910 North Central Expressway, Suite 1780, Dallas, Texas 75206

           ---------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 6, 1999



     Our 1999 annual meeting is being held at the offices of Weil, Gotshal & Manges LLP, 1615 L Street N.W., Suite 700, Washington, D.C., on December 6, 1999, at 11:00 a.m., local time:


     (1) to consider and vote upon a proposal to approve the adoption of the Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, between Avatex and Xetava, as we describe in the attached proxy statement/prospectus;

     (2) to elect two directors to our Board of Directors to hold office until the annual meeting of stockholders in 2001;

     (3) to elect two directors to our Board of Directors to hold office until the annual meeting of stockholders in 2002; and

     (4) to act upon any other matters properly coming before the annual meeting or any adjournment or postponement of the meeting.

     Approval of the merger agreement requires the affirmative vote of the holders of:

          o a majority of the outstanding shares of our common stock;

          o at least 66-2/3% of the outstanding shares of our $5 cumulative convertible preferred stock; and

          o at least 66-2/3% of the outstanding shares of our $4.20 cumulative exchangeable series A preferred stock, each voting separately.

YOUR FAILURE TO VOTE WITH REGARD TO THE MERGER WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE.

     Our certificate of incorporation will be restated as part of the merger. It will be substantially similar to our certificate of incorporation in effect today, except that the certificates of designation for our preferred stock will be eliminated and the par value of our common stock will be changed from $5.00 to $0.01 per share. A stockholder who votes in favor of the merger agreement will also be voting in favor of our new restated Certificate of Incorporation.

     Our common and preferred stockholders will be asked to vote on the merger proposal at our annual meeting of stockholders. Only our common stockholders will be asked to vote on the election of four directors.

     Election of a director requires a plurality of the votes cast by our common stockholders.


     Only our stockholders of record at the close of business on October 25, 1999 are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting. To grant your proxy to vote your shares, you may complete and return the enclosed proxy card. You may also cast your vote in person at the annual meeting. Please vote promptly, whether or not you expect to attend the annual meeting.



     Under Delaware law, appraisal rights will be available to record holders of our $5 preferred stock and $4.20 preferred stock in connection with the merger. Holders of our common stock have no appraisal rights in connection with the merger. For those preferred stockholders to exercise their appraisal rights, they must follow the procedures prescribed by Delaware law. These procedures are summarized under "The Merger--The Merger Transaction--Appraisal Rights" beginning on page I-70 of this proxy statement/prospectus.

     A list of our stockholders entitled to vote at the annual meeting will be available for examination for any purpose germane to the meeting. This list will be available during ordinary business hours at our offices at 5910 North Central Expressway, Suite 1780 in Dallas, Texas. We will begin to make this list available on or about November 22, 1999, and the list will also be available at the annual meeting.


                                         By Order of the Board of Directors,

                                          /s/ ROBERT H. STONE
                                          -------------------
                                          ROBERT H. STONE
                                          Secretary


Dallas, Texas
November 3, 1999

     The following diagrams illustrate the proposed transactions in general terms and are not comprehensive. These diagrams reflect the economic substance of the transactions. For a more complete description of the proposed transactions, see "Chapter One--The Merger" starting on page I-1.


          [DIAGRAM][DIAGRAM]




                                  [DIAGRAM]

     The following charts illustrate the aggregate consideration that the holders of our common stock and preferred stock will receive in the merger in exchange for their shares. The charts reflect the ownership of our company after the merger is completed assuming the holders of 50% and 100% of each of our outstanding $5 Preferred Stock and $4.20 Preferred Stock elect to receive the applicable alternate consideration available for their preferred stock.

50% ELECTION

                                                 PERCENTAGE OF
                                                 NEW AVATEX
                                                 COMMON STOCK
                                                   OWNED                            6.75%
                                                 POST-MERGER        WARRANTS        NOTES          CASH
                                                 ---------------    ---------    -----------    ----------
Common Stockholders...........................         42.6%           --            --             --
Preferred Stockholders........................         57.4%        1,375,000    $17,000,000    $7,625,000

100% ELECTION

                                                PERCENTAGE OF
                                                NEW AVATEX
                                                COMMON STOCK
                                                  OWNED                            6.75%
                                                POST-MERGER        WARRANTS        NOTES          CASH
                                                ---------------    ---------    -----------    -----------
Common Stockholders..........................         100%            --            --             --
Preferred Stockholders.......................           0%         2,750,000    $34,000,000    $15,250,000

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statement/prospectus and other information with the SEC. Phar-Mor, Inc., our 38%-owned affiliate, also files those same reports and other information with the SEC. You may read and copy any reports, statements or other information both we and Phar-Mor file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Both our and Phar-Mor's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Our SEC file number is 1-8549. Phar-Mor's SEC file number is 0-27050.

     We filed a registration statement on Form S-4 with the SEC with respect to the shares of new common stock, the warrants (including the shares of new common stock underlying the warrants) and the 6.75% notes to be issued in the merger. The registration statement also relates to our guarantee of the 6.75% notes. This proxy statement/prospectus is a part of that registration statement. In addition to serving as a proxy statement for our annual meeting of stockholders, this document serves as a prospectus for the shares of new common stock, the warrants (including the shares of new common stock underlying the warrants) and the 6.75% notes to be issued in the merger. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE ADOPTION OF THE MERGER AND THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED NOVEMBER 1, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF NEW COMMON STOCK, 6.75% NOTES OR WARRANTS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                               TABLE OF CONTENTS


                                                                                                             PAGE
INTRODUCTION
CHAPTER ONE--THE MERGER..................................................................................      I-1
Questions and Answers About The Merger...................................................................      I-1
Merger Information Summary...............................................................................      I-3
     The Companies.......................................................................................      I-3
     Our Reasons for the Merger..........................................................................      I-3
     Recommendation of our Board of Directors............................................................      I-4
     Stockholder Vote Required...........................................................................      I-4
     The Merger..........................................................................................      I-5
     Accounting Treatment................................................................................     I-12
     Market Prices.......................................................................................     I-12
     Dividends...........................................................................................     I-12
     Comparative Rights of Stockholders..................................................................     I-12
     Listing of New Avatex Common Stock, 6.75% Notes and Warrants........................................     I-12
     Summary of the Terms of the 6.75% Notes.............................................................     I-13
     Summary of the Terms of the Warrants................................................................     I-14
     Summary of the Terms of the Deferred Contingent Cash Rights.........................................     I-15
     Unaudited Comparative Per Share Data................................................................     I-17
Risk Factors.............................................................................................     I-18
     Risks Related to the Merger.........................................................................     I-18
     Risks Related to Our Company........................................................................     I-23
     Risks Related to the 6.75% Notes....................................................................     I-27
     Risks Related to the Deferred Contingent Cash Rights................................................     I-28
Cautionary Statements Relating to Forward-Looking Statements.............................................     I-30
Historical and Pro Forma Financial Data..................................................................     I-31
     Our Historical Financial Data.......................................................................     I-32
     Merger-Related Expenses.............................................................................     I-34
     Pro Forma Condensed Consolidated Financial Information..............................................     I-34
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements...................................     I-45
The Merger Transaction...................................................................................     I-46
     Background of the Merger............................................................................     I-46
     Our Reasons for the Merger..........................................................................     I-59
     Factors Considered by, and Recommendation of, Our Board.............................................     I-60
     Opinions of Financial Advisor.......................................................................     I-63
     Accounting Treatment................................................................................     I-71
     Appraisal Rights....................................................................................     I-72
     Federal Securities Laws Consequences................................................................     I-75
     Regulatory Requirements.............................................................................     I-75
Market Price and Dividend Information....................................................................     I-76
Interests of Certain Persons in the Merger...............................................................     I-77
     General.............................................................................................     I-77
     Stock Option Plan...................................................................................     I-77

                               TABLE OF CONTENTS

                                                                                                             PAGE
     Performance Incentive Plan..........................................................................     I-77
     Maintenance of Benefits.............................................................................     I-77
     Directors and Officers..............................................................................     I-77
     Indemnification and Insurance.......................................................................     I-78
     Interests of Certain Preferred Stockholders.........................................................
The Merger Agreement.....................................................................................     I-78
     Structure of the Merger.............................................................................     I-79
     Effective Time and Closing..........................................................................     I-79
     Corporate Matters...................................................................................     I-79
     Merger Consideration................................................................................     I-79
     Deferred Contingent Cash Rights.....................................................................     I-80
     Treatment of Our Stock Options; Other Stock-Based Awards............................................     I-80
     Election Procedure..................................................................................     I-80
     Exchange of Shares..................................................................................     I-81
     Appraisal Rights....................................................................................     I-82
     Principal Covenants.................................................................................     I-82
     Conditions to the Completion of the Merger..........................................................     I-83
     Termination of the Merger Agreement.................................................................     I-83
     Amendments..........................................................................................     I-84
     Indemnification of Directors and Officers...........................................................     I-84
Agreements with Certain Stockholders.....................................................................     I-84
     Settlement Agreement................................................................................     I-84
     Elliott/Marx Stockholders' Agreement................................................................     I-85
     Zucker Voting Agreement.............................................................................     I-87
Description of Warrants..................................................................................     I-89
     Exercise Provisions.................................................................................     I-89
     Special Provision Limiting Ownership Percentage.....................................................     I-89
     No Rights as Stockholders...........................................................................     I-89
     Merger, Sale of Assets, Etc.........................................................................     I-89
     Adjustments.........................................................................................     I-90
     Delivery of Prospectus..............................................................................     I-90
     Amendment...........................................................................................     I-90
Description of the Avatex Funding 6.75% Notes............................................................     I-90
     General.............................................................................................     I-91
     Certain Definitions.................................................................................     I-91
     Guarantee by Avatex.................................................................................     I-93
     Transfer and Exchange...............................................................................     I-94
     Special Compliance Certificate......................................................................     I-94
     Optional Redemption.................................................................................     I-94
     Option to Purchase Upon Extraordinary Dividend......................................................     I-95
     Material Operating Restrictions.....................................................................     I-96
     Events of Default...................................................................................     I-98

                               TABLE OF CONTENTS

                                                                                                             PAGE
     Collateral and Security.............................................................................    I-100
     Procedures to Amend, Supplement or Waive the Indenture..............................................    I-101
     Payments for Consents...............................................................................    I-102
     Determining the Outstanding Notes...................................................................    I-102
     Governing Law.......................................................................................    I-103
     Form of Registered Notes............................................................................    I-103
     Subrogation Agreement...............................................................................    I-103
Certificate of Incorporation of Avatex Funding...........................................................    I-105
Description of Deferred Contingent Cash Rights...........................................................    I-105
     General.............................................................................................    I-105
     Description of the McKesson Litigation..............................................................    I-106
     Calculation of Net Recovery and Net Recovery Participation Cap......................................    I-107
     Payment on the Deferred Contingent Cash Rights......................................................    I-108
     Control Over the McKesson Litigation................................................................    I-109
     Relationship with Our Performance Incentive Plan....................................................    I-109
Comparison of Stockholder Rights.........................................................................    I-110
     $4.20 Preferred Stock...............................................................................    I-111
     $5 Preferred Stock..................................................................................    I-112
Description of New Avatex Common Stock...................................................................    I-113
Material Federal Income Tax Consequences of the Merger...................................................    I-115
Stock Exchange Listing; Delisting of Our Preferred Stock.................................................    I-124
Legal Matters............................................................................................    I-124
Experts..................................................................................................    I-124
CHAPTER TWO--INFORMATION ABOUT THE MEETING AND VOTING....................................................     II-1
The Annual Meeting.......................................................................................     II-1
     When and Where the Annual Meeting Will Be Held......................................................     II-1
     What Will Be Voted Upon.............................................................................     II-1
     Only Stockholders of Record as of October 25, 1999 Are Entitled to Vote.............................     II-1
     List of Stockholders................................................................................     II-1
     Quorum..............................................................................................     II-1
     Shares Beneficially Owned by Directors, Executive Officers and Phar-Mor.............................     II-1
     Vote Necessary to Approve Merger Proposal...........................................................     II-2
     Vote Necessary to Elect Directors...................................................................     II-2
     Proxies.............................................................................................     II-2
     Other Business; Adjournments........................................................................     II-3
CHAPTER THREE--OTHER ANNUAL MEETING PROPOSALS............................................................    III-1
Election of Directors....................................................................................    III-1
     Board of Directors..................................................................................    III-1
     Committees of our Board of Directors................................................................    III-1
     Compensation of our Directors.......................................................................    III-1
     Election of our Directors...........................................................................    III-2
     Biographical Information of our Directors...........................................................    III-3

                               TABLE OF CONTENTS

                                                                                                             PAGE
     Biographical Information of our Executive Officers..................................................    III-5
     Compliance with Section 16(a) of the Securities Exchange Act of 1934................................    III-6
     Executive Compensation..............................................................................    III-6
     Option/SAR Grants in Fiscal Year 1999 to our Executive Officers.....................................    III-8
     Aggregate Options/SAR-Exercises in Fiscal 1999 by Executive Officers and Fiscal Year-End Option/SAR
       Values............................................................................................    III-8
     Long-Term Incentive Plans--Awards in Last Fiscal Year...............................................    III-8
     Employment and Indemnification Agreements...........................................................    III-9
     Compensation Committee Interlocks and Insider Participation.........................................   III-12
     Report of the Finance and Personnel Committee.......................................................   III-12
     Performance Graph...................................................................................   III-14
     Security Ownership of Certain Beneficial Owners and Management......................................   III-14
     Certain Relationships and Related Transactions......................................................   III-17
     Other Matters.......................................................................................   III-19
CHAPTER FOUR--INFORMATION REGARDING AVATEX...............................................................     IV-1
Business.................................................................................................     IV-1
     Equity Investment in Phar-Mor.......................................................................     IV-1
     Other...............................................................................................     IV-1
     Our Former Real Estate Holdings.....................................................................     IV-2
     Additional Information..............................................................................     IV-2
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................................................     IV-3
Quantitative and Qualitative Disclosures About Market Risk...............................................     IV-3
Financial Statements and Supplementary Data..............................................................     IV-3
Avatex Stock Option Plan.................................................................................     IV-4
Avatex Performance Incentive Plan........................................................................     IV-9
ANNEXES


Annex A       Amended and Restated Agreement and Plan of Merger

Annex B       Fairness Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc. with respect to Avatex common stock

Annex C       Fairness Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc. with respect to Avatex $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock

Annex D       Solvency Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc.

Annex E       Our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999

Annex F       Our Quarterly Report on Form 10-Q for our quarterly period ended September 30, 1999

Annex G       Certain financial statements of Phar-Mor, Inc. excerpted from Phar-Mor's Annual Report on Form 10-K for its fiscal year ended July 3, 1999

Annex H       Section 262 of the General Corporation Law of the State of Delaware

                                  INTRODUCTION

     This proxy statement/prospectus is being mailed to stockholders of Avatex Corporation in connection with our annual meeting of stockholders. The document is organized into four chapters.

     Chapter One--"The Merger" provides summary and detailed information about our proposed merger with Xetava on which our stockholders will vote at the annual meeting. This chapter also describes the election available to our preferred stockholders in connection with the merger.

     Chapter Two--"Information about the Annual Meeting and Voting" provides information about our annual meeting, how stockholders may vote or grant a proxy and the vote required to adopt each proposal.

     Chapter Three--"Other Annual Meeting Proposals" provides information about the other matters that our common stockholders will vote on at the annual meeting, including election of directors. Our preferred stockholders will not vote on these matters.

     Chapter Four--"Information Regarding Avatex" provides information about us.

     YOU SHOULD READ THIS PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE YOU VOTE YOUR SHARES.

                            CHAPTER ONE--THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where is our annual stockholders' meeting?


A: Our annual meeting will take place at the offices of Weil, Gotshal & Manges LLP, 1615 L Street N.W., Suite 700, Washington, D.C., on Monday, December 6, 1999, at 11:00 a.m., local time.


Q: What do I need to do now?

A: After carefully reading and considering the information contained in this document, please fill out, sign and mail your signed proxy card in the enclosed return envelope as soon as possible, so that we may vote your shares at the annual meeting.

To assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person.

Q: What do I do if I want to change my vote?

A: Send in a later-dated, signed proxy card to our Secretary before the meeting. Or, you can attend the meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to our Secretary as instructed on the proxy card.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker cannot vote them on the merger proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares.

If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the meeting with a proxy from your broker authorizing you to vote your "street name" shares, and vote in favor of the merger.


Q: If I am a holder of $5 cumulative convertible preferred stock or $4.20 cumulative exchangeable series A preferred stock, how do I elect to receive the alternate consideration available for my preferred stock?



A: You can only receive the alternate consideration if you indicate this preference on a blue election form and letter of transmittal, if you are a holder of our $5 preferred stock, or a green election form and letter of transmittal, if you are a holder of our $4.20 preferred stock. We are sending separately the election forms and letters of transmittal, together with return envelopes, to our preferred stockholders at the same time as the mailing of this proxy statement/prospectus. Your election will only be valid if a properly completed election form and letter of transmittal, together with stock certificates representing your shares of preferred stock and other required materials are returned to American Stock Transfer & Trust Company, our exchange agent, prior to the election deadline of 5:00 p.m., New York City time, on December 2, 1999. If your shares of preferred stock are held in "street" name by your broker, you must provide your broker instructions to elect to receive the alternate consideration. Accordingly, if you want to receive the alternate consideration for your shares of preferred stock, you must promptly provide your broker with election instructions to ensure that your broker validly effects your desired election prior to the election deadline.



Q: What happens if I am a holder of $5 cumulative convertible preferred stock or $4.20 cumulative exchangeable series A preferred stock and I do not elect to receive the alternate consideration available for any preferred stock?



A: Unless you validly elect to receive the alternate consideration for your preferred stock prior to the election deadline, in the merger you will receive shares of our new class A common stock for your shares of preferred stock.

Q: Should I send in my stock certificates now?


A: It depends. Holders of our preferred stock who would like to receive the alternate consideration (that is, the consideration other than our new class A common stock) for their preferred stock in the merger will need to send in their preferred stock certificates, or, if their shares are held in "street name", cause their broker to send in preferred stock certificates representing their shares, in either case, along with an election form and letter of transmittal on or before the election deadline.



Holders of our preferred stock that do not wish to receive the alternate consideration do not have to send in their stock certificates, or cause their broker to send in certificates representing their shares, now. Promptly after we complete the merger, we will send those preferred stockholders written instructions for exchanging their existing stock certificates for certificates of our new common stock.



Holders of our common stock should retain their stock certificates. It will not be necessary for holders of our common stock to exchange their existing common stock certificates for certificates of our new class A common stock. Our common stockholders' existing common certificates will represent the same number of shares of our new class A common stock into which their shares of our existing common stock will be converted in the merger.



Q: What happened to our original merger with Xetava that we announced on April 9, 1998?


A: Under the original merger agreement, we would have merged into Xetava, with the holders of our $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock receiving 73.1% of Xetava's common stock and the holders of our common stock receiving 26.9% of Xetava's common stock. After the original merger was announced, three lawsuits were brought by certain of our preferred stockholders challenging the original merger proposal. On August 28, 1998, the Delaware Supreme Court held that the original merger could not be consummated without the consent of the holders of at least two-thirds of the outstanding shares of our $5 cumulative convertible preferred stock. Following this decision, we began negotiating with certain preferred stockholders the terms of a recapitalization transaction that would be acceptable to us and these stockholders. These negotiations continued for several months culminating with the execution of the amended and restated merger agreement on June 18, 1999.

Q: When do you expect to complete the merger?

A: We currently expect to complete the merger promptly following the annual meeting.

Q: Whom do I call if I have questions about the meeting or the merger?


A: Stockholders may call our Corporate Secretary, Robert H. Stone, at
(214) 365-7450, or American Stock Transfer & Trust Company, our exchange agent, at (800) 937-5449.

                           MERGER INFORMATION SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the legal terms of the merger and the related transactions, you should read this document and the documents we have referred you to carefully.

THE COMPANIES

AVATEX CORPORATION
5910 North Central Expressway, Suite 1780
Dallas, Texas 75206
(214) 365-7450

We are a holding company that, along with our subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, Inc., our 38% owned affiliate, we are involved in operating a chain of discount retail drugstores.

XETAVA CORPORATION
5910 North Central Expressway, Suite 1780
Dallas, Texas 75206
(214) 365-7450

We incorporated Xetava in Delaware on April 8, 1998 for the purpose of consummating our originally proposed merger with it. Xetava conducts no business operations and has no assets or liabilities of any significance.

AVATEX FUNDING, INC.
5910 North Central Expressway, Suite 1780
Dallas, Texas 75206
(214) 365-7450

Avatex Funding is a Delaware corporation that we wholly own. We incorporated Avatex Funding for the specific purpose of, and its business activities will be limited primarily to, issuing the 6.75% notes in the merger and owning shares of Phar-Mor common stock that will be collateral for the 6.75% notes.


OUR REASONS FOR THE MERGER (PAGE I-57)


Our Board of Directors believes that the completion of the merger is the optimal method for achieving an equity recapitalization and restoring our viability and business prospects. Our Board believes that, among other benefits, the merger will:

o align the interests of all of our equity owners through the creation of one principal equity security;
o make our common stock more attractive to the financial markets and more liquid by eliminating our preferred stock and simplifying our capital structure;
o alleviate the uncertainty concerning our viability by eliminating the payment obligations of our preferred stock;
o allow us to save costs and reallocate resources that we would have otherwise incurred or allocated defending the lawsuits brought in connection with our originally proposed merger into Xetava;
o enable us to protect, develop and realize upon our existing investments, and afford us with the opportunity to prosecute and realize upon our pending litigation against McKesson HBOC, Inc. and certain major pharmaceutical manufacturers;
o improve our perception as a viable purchaser, investor and/or business partner, as the merger will stabilize our capital structure, eliminate the uncertainty regarding our ability to satisfy our obligations to our preferred stockholders, eliminate the disruption to our business caused by our ongoing conflict with our preferred stockholders and eliminate the uncertainty as to whether our preferred stockholders would seek to gain control of our company; and
o stabilize our financial condition so that we will continue to be able to retain highly qualified management and employees.

When approving the merger, our Board also recognized and considered:

o that certain of its members and our management have interests that may be viewed different from our common stockholders' interests generally and from those of our preferred stockholders;
o that certain of our preferred stockholders may have interests that may be viewed different from interests of our preferred stockholders generally, in that we will be making cash payments to these stockholders as consideration for 10-year standstill agreements and, in connection with the settlement of certain litigation brought against us by these stockholders, we will be reimbursing them for legal and financial advisory expenses they incurred in connection with prosecuting that litigation;

o  the risk of the merger not being consummated;

o the limitations, qualifications and assumptions that our financial advisor included in its "solvency" opinion to our Board;

o the risk of our not having the financial resources to repay the 6.75% notes at their maturity; and

o  the other risks described under "--Risk Factors" beginning on page I-18.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors believes that the merger is advisable, fair to all of our stockholders and in all of their best interests, and recommends that our common and preferred stockholders vote FOR approval of the adoption of the merger agreement.

Our Board approved the merger at a special meeting held on May 6, 1999. At this meeting, four of our directors abstained from and did not participate in our Board's discussion and consideration of, and vote on, the merger and the merger agreement at the meeting. These four directors were elected by our preferred stockholders pursuant to the terms of the Certificates of Designation for our $5 cumulative convertible preferred stock and our $4.20 cumulative exchangeable series A preferred stock. These directors informed us that they abstained because they may have been deemed to have a conflict of interest due to their current or past affiliation with Elliott Associates, L.P. We negotiated the terms of the merger with certain of our major preferred stockholders, including Elliott Associates, in an effort to propose a transaction that would be acceptable to our preferred stockholders, as well as our common stockholders. One representative of Elliott Associates, who is also one of the four directors elected by our preferred stockholders, actively participated in the negotiation of the terms of the merger throughout the entire negotiation process. Elliott Associates and Westgate International L.P. (an entity associated with Elliott Associates) own 833,900, 111,637 and 1,209,410 shares of our common stock, $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock, respectively, or approximately 6%, 17.1% and 28% of the outstanding shares of our common stock, $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock, respectively. In connection with the merger, we entered into a stockholders' agreement with Elliott Associates. In addition, Phar-Mor has agreed to purchase all of the 833,900 shares of our common stock owned by Elliott Associates and Westgate International L.P. (an entity associated with Elliott Associates) at a purchase price of $2.00 per share. Phar-Mor's purchase will occur simultaneously with the closing of the merger.

STOCKHOLDER VOTE REQUIRED

Approval of the merger agreement at the annual meeting requires the separate affirmative vote of the holders of:

o  a majority of the outstanding shares of our common stock;
o at least two-thirds of the outstanding shares of our $5 cumulative convertible preferred stock; and
o at least two-thirds of the outstanding shares of our $4.20 cumulative exchangeable series A preferred stock.

The presence in person or by proxy of holders of shares representing 40% of votes entitled to be cast by holders of our common stock will constitute a quorum at the annual meeting with respect to our common stock. The presence in person or by proxy of holders of shares representing 50% of votes entitled to be cast by holders of our $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock will constitute a quorum at the annual meeting with respect to each class of our preferred stock.

Certain of our preferred stockholders owning approximately 57.1% and 56.8% of our $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock, respectively, have agreed to vote in favor of the merger proposal. As a result, we will only need to obtain approval of the merger agreement from holders of an additional approximately 9.6% and 9.9% of the outstanding shares of our $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock, respectively, to obtain the approvals of the merger agreement by the holders of at least 66 2/3% of our outstanding shares of $5 cumulative convertible preferred stock and the holders of at least 66 2/3% of our outstanding shares of $4.20 cumulative exchangeable series A preferred stock.

A stockholder who abstains or does not vote on the merger is effectively voting against the merger.

THE MERGER

The merger agreement is attached as Annex A to this proxy statement/prospectus. WE ENCOURAGE YOU TO READ THE ENTIRE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

For purposes of this proxy statement/prospectus, the term "Surviving Corporation" means Avatex following the completion of the merger. Unless the context requires otherwise, references to Avatex in this proxy statement/prospectus are deemed to include Avatex as the surviving corporation in the merger.


WHAT OUR COMMON STOCKHOLDERS WILL RECEIVE (PAGE I-77)


If the merger is completed and you are a holder of our common stock, you will receive for each of your shares of common stock one share of our new class A common stock, which we will refer to as the "NEW AVATEX COMMON STOCK."


WHAT OUR PREFERRED STOCKHOLDERS WILL RECEIVE (PAGE I-77)


If the merger is completed and you are a holder of our $5 cumulative convertible preferred stock ("$5 PREFERRED STOCK"), you will receive for each of your shares of $5 Preferred Stock:

o  9.134 shares of New Avatex Common Stock; or
o  in lieu of New Avatex Common Stock, YOU MAY ELECT ALTERNATIVELY TO RECEIVE:

     o $3.7408 in cash;
     o $8.34 principal amount of 6.75% notes due 2002 to be issued by Avatex Funding;
     o warrants to purchase 0.67456 shares of New Avatex Common Stock; and
     o a deferred contingent cash right (a "$5 PREFERRED DEFERRED CONTINGENT CASH RIGHT") equal to your pro rata share of 16% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in certain litigation against McKesson and a number of major pharmaceutical manufacturers.

We refer to the latter form of consideration as the "$5 PREFERRED STOCK ALTERNATE CONSIDERATION."

If the merger is completed and you are a holder of our $4.20 cumulative exchangeable series A preferred stock ("$4.20 PREFERRED STOCK"), you will receive for each of your shares of $4.20 Preferred Stock:

o  7.253 shares of New Avatex Common Stock; or
o  in lieu of New Avatex Common Stock, YOU MAY ELECT ALTERNATIVELY TO RECEIVE:

     o $2.9705 in cash;
     o $6.623 principal amount of 6.75% notes due 2002 to be issued by Avatex Funding;
     o warrants to purchase 0.53567 shares of New Avatex Common Stock; and
     o a deferred contingent cash right (a "$4.20 PREFERRED DEFERRED CONTINGENT CASH RIGHT") equal to your pro rata share of 84% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in the McKesson litigation.

We refer to the latter form of consideration as the "$4.20 PREFERRED STOCK ALTERNATE CONSIDERATION."

Elliott Associates, Westgate International and Moses Marx and certain of his affiliates, who together beneficially own 50% and 55.3% of the $5 Preferred Stock and the $4.20 Preferred
                                      I-5

Stock, respectively, have agreed to elect to receive the $5 Preferred Stock Alternate Consideration and the $4.20 Preferred Stock Alternate Consideration.

NO FRACTIONAL SHARES


We will not issue any fractional shares of New Avatex Common Stock in the merger. Holders of our $5 Preferred Stock and $4.20 Preferred Stock who do not elect to receive the $5 Preferred Stock Alternate Consideration or the $4.20 Preferred Stock Alternate Consideration, as applicable, will receive a check for any fractional shares in an amount based on the average of the last reported sales prices (or the average of the quoted closing bid and ask prices if there were no sales) of a share of our common stock quoted on the OTC Bulletin Board system during the thirty (30) consecutive trading days ending on the last full trading day prior to the merger.


EXAMPLES OF WHAT OUR PREFERRED STOCKHOLDERS CAN RECEIVE

Example #1: If you own 100 shares of $5 Preferred Stock, in the merger you will be entitled to receive:

o 913 shares of New Avatex Common Stock and a check for the market value of four-tenths of a share; or

o  YOU CAN ELECT TO RECEIVE:

     o $374.08 in cash;

     o $834 principal amount of the 6.75% notes;

     o warrants to purchase 67 shares of New Avatex Common Stock; and

     o .0153% of 16% of any net recovery from the McKesson litigation, which amount will in no event exceed $184.

Example #2: If you own 100 shares of $4.20 Preferred Stock, in the merger you will be entitled to receive:

o 725 shares of New Avatex Common Stock and a check for the market value of three-tenths of a share; or

o  YOU CAN ELECT TO RECEIVE:

     o $297.05 in cash;

     o $662 principal amount of the 6.75% notes;

     o warrants to purchase 53 shares of New Avatex Common Stock; and
     o .0023% of 84% of any net recovery from the McKesson litigation, which amount will in no event exceed $146.


ELECTION PROCEDURE; EXCHANGE OF CERTIFICATES



Contemporaneously with the mailing of this proxy statement/prospectus, we are sending forms of election and letters of transmittal to holders of our $5 Preferred Stock and $4.20 Preferred Stock in separate mailings. Elections may be made by holders of shares of our $5 Preferred Stock and $4.20 Preferred Stock by delivering the appropriate form of election and letter of transmittal to American Stock Transfer & Trust Company, our exchange agent. To be effective, a form of election and letter of transmittal must be properly completed and received by the exchange agent by no later than 5:00 p.m., New York City time, on December 2, 1999 and accompanied by the $5 Preferred Stock certificates or the $4.20 Preferred Stock certificates as to which the election is being made or an appropriate guarantee of delivery of such certificates. A preferred stockholder who does not submit a form of election and letter of transmittal to the exchange agent prior to the election deadline (including a holder who submits and then revokes such stockholder's form of election and letter of transmittal and does not re-submit a form of election and letter of transmittal and other required documents that are timely received by the exchange agent), or who submits a form of election and letter of transmittal without the corresponding certificates or a guarantee of delivery, will receive shares of New Avatex Common Stock in the merger.


EFFECTS OF THE MERGER

In August 1996, our primary operating units, FoxMeyer Corporation and FoxMeyer Drug Company, were forced to seek relief under Chapter 11 of the U.S. Bankruptcy Code. That dissipated a significant amount of our value. On November 8, 1996, the bankruptcy court approved our sale of the principal assets of FoxMeyer to McKesson Corporation. Shortly after the bankruptcy filing, aggrieved creditors of FoxMeyer challenged our ownership of certain former FoxMeyer assets that were unrelated to FoxMeyer's core pharmaceutical business. On March 18, 1997, the FoxMeyer bankruptcy cases were converted into liquidation cases under Chapter 7 of the U.S. Bankruptcy Code.

The financial problems brought about by the FoxMeyer bankruptcy led us to defer, starting on January 15, 1997, dividends on our $5 Preferred Stock, which has a face value of $50.00 per share, and our $4.20 Preferred Stock, which has a face value of $40.00 per share. In addition, we have not made required sinking fund payments with respect to our $5 Preferred Stock since January 1998. Based on the foregoing, and in determining the appropriate approach to best preserve and maximize our remaining enterprise value, commencing in early 1998 our Board of Directors and management began to consider numerous alternatives for achieving an equity recapitalization. This eventually culminated in our Board's approval and recommendation of the merger.

The merger will effect a recapitalization of our capital stock resulting in the elimination of our $5 Preferred Stock and $4.20 Preferred Stock.

We have not declared or paid any dividends on either the $5 Preferred Stock or the $4.20 Preferred Stock since October 15, 1996. The dividends on both series of preferred stock are cumulative. As of September 30, 1999, the cumulative dividends accrued and not paid were $9.7 million ($15.00 per share) and $62.9 million ($14.59 per share) on the $5 Preferred Stock and $4.20 Preferred Stock, respectively. In addition, we have not made the sinking fund payments of $4,400,000 with respect to 88,000 shares of the $5 Preferred Stock that were scheduled for each of January 1998 and January 1999. These dividend and sinking fund payment arrearages are reflected in the exchange ratios for the $5 Preferred Stock and the $4.20 Preferred Stock.

As a result of the elimination of the $5 Preferred Stock and the $4.20 Preferred Stock in the merger, any and all rights and preferences of these stocks, including to any accumulated dividends or sinking fund arrearage or to any future dividends or sinking fund payments, will be extinguished automatically.


Stock certificates evidencing shares of Old Avatex Common Stock outstanding as of the effective time of the merger will represent the shares of New Avatex Common Stock into which the shares of Old Avatex Common Stock will be converted in the merger. Accordingly, it will not be necessary for holders of Old Avatex Common Stock to exchange their existing stock certificates for certificates of New Avatex Common Stock.


Examples:

     100% Elect

If all of our preferred stockholders elect to receive the applicable alternate consideration described above, they will receive, in the aggregate, $15,250,000 in cash, $34,000,000 principal amount of the 6.75% notes and warrants to purchase 2,750,000 shares of New Avatex Common Stock. Our common stockholders immediately prior to the merger would own, in the aggregate, 100% of the shares of New Avatex Common Stock outstanding immediately after the merger.

     50% Elect

If holders of 50% of each of the outstanding shares of $5 Preferred Stock and $4.20 Preferred Stock elect to receive the $5 Preferred Stock Alternate Consideration and the $4.20 Preferred Stock Alternate Consideration, as applicable, the following will result:

o our common stockholders immediately prior to the merger would own, in the aggregate, 42.6% of the shares of New Avatex Common Stock outstanding immediately after the merger;
o our preferred stockholders immediately prior to the merger would own, in the aggregate, 57.4% of the shares of New Avatex Common Stock outstanding immediately after the merger;
o we would pay a total of $7,625,000 in cash to our existing preferred stockholders;
o we would issue warrants to purchase 1,375,000 shares of New Avatex Common Stock to our existing preferred stockholders; and
o Avatex Funding would issue $17,000,000 principal amount of 6.75% notes to our existing preferred stockholders.

AGREEMENTS WITH CERTAIN STOCKHOLDERS (SEE PAGE I-82)


Elliott Associates/Moses Marx

Elliott Associates, Westgate International and Moses Marx and certain of his affiliates have agreed to, among other things:

o vote their shares of $5 Preferred Stock and $4.20 Preferred Stock in favor of the merger agreement; and

o elect to receive the $5 Preferred Stock Alternate Consideration and/or the $4.20 Preferred Stock Alternate Consideration with respect to their shares of $5 Preferred Stock and $4.20 Preferred Stock.

These stockholders have informed us that, as of the date of this proxy statement/prospectus, they beneficially own 50% and 55.3% of the outstanding shares of $5 Preferred Stock and $4.20 Preferred Stock, respectively.

These stockholders also agreed to:

o waive certain rights they have in respect of the merger and to release claims they may have against us;

o a ten-year standstill arrangement that, among other things, prohibits them from acquiring additional equity securities of us or seeking to influence or control our management or policies; and

o settle pending litigation against us relating to our originally proposed merger into Xetava that was announced in April 1998; this litigation, among other things, alleged that the consideration to be paid to our preferred stockholders in our original proposed merger was grossly inadequate; that the holders of our $5 Preferred Stock and $4.20 Preferred Stock each had the right to vote separately as a class on the original proposed merger; and that our Board's failure to afford the preferred stockholders a separate class vote on the original proposed merger constituted a breach of the certificates of designation for our $5 Preferred Stock and $4.20 Preferred Stock.

In consideration of the standstill arrangement, we will pay a total of $600,000 to these stockholders following the closing of the merger.

Anvil Investment Partners

We have entered into a similar agreement with Anvil Investment Partners, L.P. However, this stockholder had not determined whether it will elect to receive the $5 Preferred Stock Alternate Consideration or the $4.20 Preferred Stock Alternate Consideration. In consideration of the standstill arrangement to which this stockholder agreed, we will pay it a total of $300,000.

This stockholder has informed us that, as of the date of this proxy statement/prospectus, it and certain of its affiliates beneficially own 7.1% and 1.5% of the outstanding shares of $5 Preferred Stock and $4.20 Preferred Stock, respectively.

SETTLEMENT OF LITIGATION RELATING TO ORIGINAL MERGER

We have entered into an agreement to settle two class actions brought on behalf of all holders of our preferred stock and an action brought by Elliott Associates. All three of these actions were filed in the Delaware Court of Chancery in April 1998 and challenged our proposed original merger into Xetava. Based upon the increased consideration in the merger agreement, the parties to these actions have agreed to settle the actions. As part of the settlement, we will pay the fees of counsel for the plaintiffs in the two class actions up to $175,000. We will also reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in connection with its action. The settlement is subject to court approval and completion of the merger.

STOCK PURCHASE ARRANGEMENT BETWEEN CERTAIN STOCKHOLDERS AND PHAR-MOR

We have been informed that Elliott Associates, Westgate International and Moses Marx and certain of his affiliates entered into a stock purchase agreement with Phar-Mor. Phar-Mor has agreed to purchase a total of 2,862,400 shares of our common stock beneficially owned by these persons for a purchase price of $2.00 per share. This purchase is supposed to occur simultaneously with the closing of the merger. These stockholders also granted Phar-Mor a proxy to vote these shares of our common stock. Phar-Mor agreed to vote these shares in favor of the merger agreement.

SHARE OWNERSHIP OF CERTAIN MANAGEMENT AND PHAR-MOR


On October 29, 1999, Melvyn J. Estrin and Abbey J. Butler, our Co-Chairmen and Co-Chief Executive Officers, and their respective affiliates, owned and were entitled to vote 1,507,811 shares of our common stock, or approximately 11% of the outstanding shares of our common stock. In addition, on October 29, 1999, Phar-Mor was entitled to vote 4,948,600 shares of our common stock (including the shares it has agreed to purchase from Elliott Associates, Westgate International and Moses Marx and certain of his affiliates as described above), or approximately 35.8% of the outstanding shares of our common stock. These persons and entities, who will be entitled to vote, in the aggregate, approximately 47% of the shares of our common stock at the annual meeting, have indicated that they will vote in favor of adoption of the merger agreement. However, only Phar-Mor, with respect to the 2,862,400 shares of our common stock it has agreed to purchase from Elliott Associates, Westgate International and Moses Marx and certain of his affiliates (i.e., 20.7% of the outstanding shares of our common stock), has formally agreed to vote in favor of adoption of the merger agreement.



APPRAISAL RIGHTS (PAGE I-70)


The record holders of $5 Preferred Stock and $4.20 Preferred Stock have the right to an appraisal with respect to their shares in connection with the merger. The holders of our common stock do not have appraisal rights in connection with the merger. For information about the appraisal rights available in connection with the merger, see "The Merger--The Merger
Transaction--Appraisal Rights."


OPINIONS OF FINANCIAL ADVISOR (SEE PAGE I-61)


We retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to analyze the fairness of the consideration to be received by the common stockholders from a financial point of view, and to analyze whether the consideration to be received by the preferred stockholders was within a reasonable range of fair value for the preferred stock. Given the nature of the types of consideration being offered in the merger, we believed it was also appropriate to retain Houlihan Lokey to assess our solvency immediately after and giving effect to the merger. We retained Houlihan Lokey because of their expertise and experience in the valuation of businesses and securities in transactions similar to merger. Houlihan Lokey was not, however, asked to, and did not, solicit third party indications of interest in acquiring all or any part of our company.

In deciding to approve the merger and recommend it to all of our stockholders, our Board of Directors considered, among other things, opinions of Houlihan Lokey to the effect that:

o the consideration to be received by holders of our common stock in the merger is fair to them from a financial point of view;
o the consideration to be received by holders of $5 Preferred Stock in the merger is within a reasonable range of fair value of $5 Preferred Stock; and
o the consideration to be received by holders of $4.20 Preferred Stock in the merger is within a reasonable range of fair value of $4.20 Preferred Stock.

In addition, our Board of Directors considered the opinion of Houlihan Lokey to the effect that, immediately after and giving effect to the merger:

o on a pro forma basis, the fair value and present fair saleable value of our assets would exceed our stated liabilities and identified contingent liabilities;
o  we should be able to pay our debts as they become absolute and mature; and
o our capital remaining after the merger would not be unreasonably small for the business in which we are engaged (as our management has indicated it is now conducted and is proposed to be conducted after the merger).


The merger agreement requires that these opinions be updated as of the mailing of this proxy statement/prospectus and as of the effective time of the merger.


Houlihan Lokey was retained after the financial advisor we retained in connection with our proposed original merger into Xetava indicated in December 1998 that they probably would not be in a position to deliver a solvency opinion to our Board. This indication was based on this financial advisor's review and analysis of the financial information and assumptions about us that it possessed at that time, which were as of June 1998.

Houlihan Lokey's opinions are attached as Annexes B, C and D to this proxy statement/prospectus. We encourage you to read these opinions.


OUR BOARD OF DIRECTORS AND MANAGEMENT AFTER THE MERGER AND RELATED MATTERS (SEE PAGE I-77)


Our Board of Directors at the effective time of the merger will be the initial board of directors of the Surviving Corporation. Immediately prior to the effective time of the merger, Messrs. Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr. and Brian Miller will resign as directors. They were elected to our Board of Directors by the preferred stockholders pursuant to certain rights provided under the Certificates of Designation for the $5 Preferred Stock and the $4.20 Preferred Stock.

Our officers immediately prior to the effective time of the merger will be the initial officers of the Surviving Corporation.

Our Certificate of Incorporation will be restated as part of the merger. It will be substantially similar to our Certificate of Incorporation in effect today, except that the Certificates of Designation for our preferred stock will be eliminated and the par value of our common stock will be changed from $5.00 to $0.01 per share. A stockholder who votes in favor of the merger agreement is also voting in favor of our new restated Certificate of Incorporation.

Our By-laws in effect immediately prior to the effective time of the merger will be the By-laws of the Surviving Corporation.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE I-75)


When you consider our Board of Directors' recommendation that our stockholders vote in favor of the merger, you should be aware that a number of our officers and directors may be viewed to have interests in the merger that may be different from, or in addition to, yours.

Certain members of our Board and management have been issued options pursuant to our stock option plan. If a "change of control" under our stock option plan is deemed to have occurred, the options will become immediately exercisable. Under the stock option plan, a "change of control" is deemed to have occurred if a stockholder acquires either a majority of our outstanding shares of common stock or securities of ours representing a majority of the combined voting power of our then outstanding voting securities. Subject to certain exceptions, a "change of control" under the option plan is also deemed to have occurred if, during any two-year period, individuals who at the beginning of that period constitute our Board, cease, at any time after the beginning of that period and for any reason, to constitute a majority of our Board. The merger in and of itself will not, however, result in a change of control under our stock option plan.

In addition, pursuant to our performance incentive plan, we have granted our management awards totaling 17.5% of any future income generated from our litigation against the McKesson and certain major pharmaceutical manufacturers. Furthermore, all of our rights and obligations under all employment agreements and other benefit plans covering our employees will continue to be the rights and obligations of the Surviving Corporation.

Elliott Associates, Westgate International and Moses Marx and certain of his affiliates may also be deemed to have interests in the merger that may be different from, or in addition to, yours. As we described above, following the closing of the merger, we will pay a total of $600,000 to these persons for the ten-year standstill arrangement to which they have agreed. In addition, as part of the settlement of litigation brought by Elliott Associates challenging the original merger, we will reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in connection with the prosecution and settlement of the litigation. Furthermore, Phar-Mor has agreed to purchase, simultaneously with the closing of the merger, 2,862,400 shares of our common stock from Elliott Associates, Westgate International and Moses Marx and certain of his affiliates for a purchase price of $2.00 per share.

Anvil Investment Partners, L.P. may also be deemed to have interests in the merger that may be different from, or in addition to, yours. As described above, following the closing of the merger, we will pay $300,000 to Anvil Investment Partners for the ten-year standstill agreement to which it and certain of its affiliates have agreed.


CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE I-81)


Completion of the merger requires the satisfaction of a number of conditions, including the following:

o the approval of the merger by our common and preferred stockholders as described above;

o the absence of any writ, order, decree or injunction prohibiting or restricting the completion of the merger;

o the delivery of a legal opinion relating to certain federal income tax consequences of the merger;

o the delivery of updates to the Houlihan Lokey opinions described above as of the mailing of this proxy statement/prospectus and as of the effective time of the merger;

o the resignation of Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr. and Brian Miller as directors effective immediately prior to the effective time of the merger;

o court approval of the settlement of the three lawsuits challenging our originally proposed merger into Xetava;

o the continued effectiveness of the agreements with certain of our preferred stockholders described above;

o holders of not more than 5% of the outstanding shares of $5 Preferred Stock or $4.20 Preferred Stock request to exercise their appraisal rights; and

o each of the preferred stockholders party to the agreements with us described above have executed a release of certain claims that they may have against us as of the effective time of the merger.

Other than the conditions pertaining to stockholder approvals and the legality of the transaction, we could elect to waive the satisfaction of these conditions.

REGULATORY REQUIREMENTS

Except for (a) the effectiveness under the Securities Act of 1933 of the registration statement containing this proxy statement/prospectus, (b) the qualification of the issuance of the New Avatex Common Stock, the warrants and 6.75% notes in certain states where we are required to do so, and (c) the filing of a Certificate of Merger with the Secretary of State of Delaware, we are not required to comply with any other federal or state regulatory requirements or to obtain any other approvals prior to completing the merger.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE I-82)


We can terminate the merger agreement if any of the following occurs:

o the holders of at least 50.1% of each of the $5 Preferred Stock and the $4.20 Preferred Stock do not timely and properly elect to receive the $5 Preferred Stock Alternate Consideration or the $4.20 Preferred Stock Alternate Consideration, as applicable; or
o the holders of more than 5% of the outstanding shares of $5 Preferred Stock or $4.20 Preferred Stock request to exercise their appraisal rights.

We can also terminate the merger agreement at any time prior to the effective time of the merger, even if it was previously approved by our stockholders, including because of the non-fulfillment of any of the conditions to the merger.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE I-113)


We will receive an opinion from Weil, Gotshal & Manges LLP that the exchange of our common stock and preferred stock for shares of New Avatex Common Stock in the merger will constitute a tax-free reorganization of us and no gain or loss will be recognized by a holder of our common stock or preferred stock upon the conversion of such shares solely into shares of New Avatex Common Stock in the merger (except with respect to any cash received in lieu of fractional shares and any shares of New Avatex Common Stock received by a holder of $5 Preferred Stock or $4.20 Preferred Stock on account of dividend arrearages). In addition, no gain or loss will be recognized by us or Xetava pursuant to the merger (other than possibly with respect to the deferred contingent cash rights).

The receipt of $5 Preferred Stock Alternate Consideration or $4.20 Preferred
Stock

Alternate Consideration will be a taxable event to holders that elect to receive it. The federal income tax consequences of the merger to holders of $5 Preferred Stock and $4.20 Preferred Stock electing to receive the alternate consideration in the merger are complex and, to a significant extent, subject to legal and factual uncertainties. These federal income tax consequences (including the timing and character of any gain or loss recognized) depend on a number of factors, including the extent of a holder's actual or constructive continuing stock ownership in us and the federal income tax treatment of the deferred contingent cash rights. The tax opinion rendered to us concerning the federal income tax consequences of the merger does not address the federal income tax consequences of our preferred stockholders' receipt of the $5 Preferred Stock Alternate Consideration or the $4.20 Preferred Stock Alternate Consideration. Accordingly, you are urged to consult with your own tax advisor as to the consequences of the merger, including the application and effect of any federal, state, local and foreign income and other tax laws.

We anticipate that, upon completion of the merger, we will undergo an ownership change, resulting in a substantial limitation upon the utilization of our tax loss and credit carryforwards. Accordingly, following the merger, it is possible that our tax loss and credit carryforwards may be rendered effectively unusable to offset our future taxable income.


ACCOUNTING TREATMENT (SEE PAGE I-69)


The merger will be accounted for as a combination of entities under common control. Xetava has no operations and no assets or liabilities of any significance. Information about Xetava is already included in our consolidated financial statements and is immaterial on a stand-alone basis.


MARKET PRICES (SEE PAGE I-74)



Trading of our common stock, $5 Preferred Stock and $4.20 Preferred Stock is quoted on the OTC Bulletin Board system under the symbols "AVAX", "AVAXP" and "AVAXO", respectively. On June 18, 1999, the last bid prices of our common stock, $5 Preferred Stock and $4.20 Preferred Stock quoted on the OTC Bulletin Board system were $0.75, $3.00 and $3.00, respectively. The proposed merger was publicly announced after the close of trading on June 18, 1999. On October 29, 1999, the last bid prices of our common stock, $5 Preferred Stock and $4.20 Preferred Stock quoted on the OTC Bulletin Board system were $0.8125, $7.00 and $5.5625, respectively.


DIVIDENDS

Following the merger, we do not intend to pay dividends on the New Avatex Common Stock for the foreseeable future.


COMPARATIVE RIGHTS OF STOCKHOLDERS (SEE PAGE I-108)


As we discussed above, the $5 Preferred Stock and the $4.20 Preferred Stock will be eliminated by the merger. Accordingly, all rights and preferences of the $5 Preferred Stock and the $4.20 Preferred Stock will be extinguished automatically upon the effectiveness of the merger. The New Avatex Common Stock will be substantially similar to our common stock today. However, the New Avatex Common Stock's par value will be $0.01 per share and not $5.00 per share. There is a detailed discussion of the effects of the merger upon the various classes and series of our stock under the captions "The Merger--Comparison of Stockholders Rights" and "The Merger--Description of New Avatex Common Stock."

LISTING OF NEW AVATEX COMMON STOCK, 6.75% NOTES AND WARRANTS


We believe certain market makers that participate in the OTC Bulletin Board system intend to quote and cause to be traded on the OTC Bulletin Board system the New Avatex Common Stock, the warrants to purchase shares of New Avatex Common Stock and the Avatex Funding 6.75% notes that will be issued in the merger.

                    SUMMARY OF THE TERMS OF THE 6.75% NOTES


     For a more detailed description of the 6.75% notes that will be issued by Avatex Funding in the merger, see "--Description of the Avatex Funding 6.75% Notes" on page I-88.


Issuer....................................  Avatex Funding, Inc.

Maximum Aggregate Principal
  Amount..................................  $34,000,000.

Maturity..................................  Three years after the date of the closing of the merger.

Interest Rate and Payment Dates...........  6.75% per annum, payable semi-annually until maturity.

Security..................................  The 6.75% notes will be secured by a first priority lien on and security interest in 3,571,533 shares of Phar-Mor common stock. We will contribute these shares of Phar-Mor common stock to Avatex
                                            Funding prior to the closing of the merger. In certain circumstances upon the satisfaction of our obligations to the trustee of the
                                            FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates, we will cause an additional 1,132,500 shares of Phar-Mor common stock to be pledged to further secure the 6.75% notes.

Ranking...................................  The 6.75% notes will be pari passu in right of payment with any existing and future unsubordinated indebtedness of Avatex Funding.
                                            Avatex Funding will be restricted from incurring additional indebtedness under the indenture governing the 6.75% notes. With respect to the collateral securing the 6.75% notes, the 6.75% notes will be effectively senior to any other indebtedness of Avatex
                                            Funding.

Guarantee.................................  We will fully and unconditionally guarantee the 6.75% notes. Our guarantee will be a general unsecured obligation and will rank pari passu in right of payment with all of our existing and future unsubordinated indebtedness. Our guarantee, however, will be effectively subordinated to our existing and future secured obligations, including our obligations under the $8,000,000 promissory note we issued to the trustee of the bankruptcy estates of
                                            FoxMeyer Corporation and FoxMeyer Drug Company, to the extent of the assets securing such obligations. As of the date of this proxy statement/prospectus, our guarantee would have only been effectively subordinated to that $8,000,000 promissory note plus accrued interest on the note.

Optional Redemption.......................  Avatex Funding may redeem some or all of the 6.75% notes at any time at 100% of the principal amount plus accrued and unpaid interest to the redemption date.

Option to Purchase........................  If Avatex Funding receives certain dividends on the shares of
                                            Phar-Mor common stock pledged to secure the 6.75% notes, it may use all or part of the proceeds from those dividends to make an offer to purchase notes pursuant to the procedures outlined in "--Description of the Avatex Funding 6.75% Notes--Option to Purchase Upon
                                            Extraordinary Dividend."

Certain Covenants.........................  The indenture governing the 6.75% notes contains covenants that, among other things and subject to certain exceptions, restrict Avatex
                                            Funding's ability to:

                                            o incur indebtedness;

                                            o conduct certain business activities that are not related or necessarily incidental to its issuance of the 6.75% notes;

                                            o make certain payments and dividends;

                                            o create liens; and

                                            o consolidate or merge with or sell any of its assets to another person.

                                            The indenture also will limit our ability to consolidate, merge with or sell all or substantially all of our assets or more than 80% of our capital stock to another person.

Form of 6.75% Notes.......................  The 6.75% notes will be represented by one or more global securities deposited with The Depository Trust Company. You will not receive notes in certificated form unless one of the events set forth under the heading "--Description of the Avatex Funding 6.75% Notes--Form of
                                            Registered Notes" occurs. Instead, beneficial interests in the 6.75%
                                            notes to be issued in the merger will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Events of Default.........................  The indenture governing the 6.75% notes describes those circumstances which are considered events of default. See
                                            "--Description of the Avatex Funding 6.75% Notes--Events of Default."

                     SUMMARY OF THE TERMS OF THE WARRANTS

  For a more detailed description of the warrants to purchase shares of New Avatex Common Stock that may be issued in the merger, see "Description of Warrants" on page I-87.


Issuer....................................  Avatex Corporation.

Maximum Number of Warrants that may be
  Issued..................................  Warrants to purchase up to 2,750,000 shares of New Avatex Common
                                            Stock. The warrant agreement contains certain anti-dilution adjustment provisions.

Exercise Price............................  $2.25 per share.

Exercisable...............................  At any time after three months after the closing of the merger.

Expiration................................  5:00 p.m., New York City time, on the fifth anniversary of the date that is three months after the closing of the merger.

          SUMMARY OF THE TERMS OF THE DEFERRED CONTINGENT CASH RIGHTS


     For a more detailed description of the deferred contingent cash rights, see "Description of Deferred Contingent Cash Rights" on page I-103. In addition, the provisions governing the deferred contingent cash rights are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.


     Deferred contingent cash rights will NOT:

     o be transferable, except by will or pursuant to the laws of descent and distribution or by operation of law;

     o be evidenced by a certificate or other instrument;

     o possess any voting rights;

     o receive or be entitled to receive any dividends or interest; or

     o represent any equity interest in us, Xetava or the Surviving Corporation.


     We will maintain books of record of the recipients of deferred contingent cash rights based on the information made available to us in connection with the merger, including election forms and letters of transmittal that are returned to our exchange agent for the merger.


     A $5 Preferred Deferred Contingent Cash Right will entitle its recipient to receive, for each of such holder's shares of $5 Preferred Stock, 16% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in our litigation against McKesson and certain major pharmaceutical manufacturers divided by the total number of shares of $5 Preferred Stock outstanding immediately prior to the effective time of the merger.

    Example #1: Assuming, for purposes of this example only, that the net recovery we receive from the McKesson litigation equals $25,000,000.

    There are 652,273 shares of $5 Preferred Stock outstanding as of the date of this proxy statement/prospectus. Each outstanding share of $5 Preferred Stock therefore represents 0.000153% (i.e., 1/652,273) of all of the outstanding shares of $5 Preferred Stock. Twenty percent of the net recovery from the litigation equals $5,000,000 (i.e., 20% of $25,000,000). The holders of all of the $5 Preferred Stock would collectively be entitled to receive $800,000 (i.e., 16% of $5,000,000).
    For each share of $5 Preferred Stock for which you elected to receive the $5 Preferred Stock Alternate Consideration, you would be entitled to receive $1.22 (i.e., .000153% of $800,000).

    Example #2: Assuming, for purposes of this example only, that the net recovery we receive from the McKesson litigation equals $50,000,000.

    Recall that each outstanding share of $5 Preferred Stock represents 0.000153% of all of the outstanding shares of $5 Preferred Stock. Twenty percent of the net recovery from the litigation equals $10,000,000. However, the maximum amount of any net recovery allocable to the deferred contingent cash rights is $7,500,000. Therefore, the holders of all of the $5 Preferred Stock would collectively be entitled to receive $1,200,000 (i.e., 16% of $7,500,000). For each share of $5
    Preferred Stock for which you elected to receive the $5 Preferred Stock Alternate Consideration, you would be entitled to receive $1.84 (i.e., .000153% of $1,200,000).

    Therefore, for each share of $5 Preferred Stock for which you elect to receive the $5 Preferred Stock Alternate Consideration, the maximum amount you could receive from your interest in the $5 Preferred Deferred Contingent Cash Rights is $1.84.

     A $4.20 Preferred Deferred Contingent Cash Right will entitle its recipient to receive, for each of such holder's shares of $4.20 Preferred Stock, 84% of an amount equal to the lesser of $7.5 million or 20% of any net recovery that we may receive in the McKesson litigation divided by the total number of shares of $4.20 Preferred Stock outstanding immediately prior to the effective time of the merger.

    Example #1: Assuming, for purposes of this example only, that the net recovery we receive from the McKesson litigation equals $25,000,000.

    There are 4,312,352 shares of $4.20 Preferred Stock outstanding as of the date of this proxy statement/prospectus. Each outstanding share of $4.20 Preferred Stock therefore represents 0.0000232% (i.e.,
    1/4,312,352) of all of the outstanding shares of $4.20 Preferred Stock. Twenty percent of the net recovery from the litigation equals
    $5,000,000 (i.e., 20% of $25,000,000). The holders of all of the $4.20
    Preferred Stock would collectively be entitled to receive $4,200,000 (i.e., 84% of $5,000,000). For each share of $4.20 Preferred Stock for which you elected to receive the $4.20 Preferred Stock Alternate Consideration, you would be entitled to receive $0.97 (i.e., .0000232% of $4,200,000).

    Example #2: Assuming, for purposes of this example only, that the net recovery we receive from the McKesson litigation equals $50,000,000.

    Recall that each outstanding share of $4.20 Preferred Stock represents 0.0000232% of all of the outstanding shares of $4.20 Preferred Stock. Twenty percent of the net recovery from the litigation equals $10,000,000. However, the maximum amount of any net recovery allocable to the deferred contingent cash rights is $7,500,000. Therefore, the holders of all of the $5 Preferred Stock would collectively be entitled to receive $6,300,000 (i.e., 84% of $7,500,000). For each share of
    $4.20 Preferred Stock for which you elected to receive the $4.20 Preferred Stock Alternate Consideration, you would be entitled to receive $1.46 (i.e., .0000232% of $6,300,000).

    Therefore, for each share of the $4.20 Preferred Stock for which you elect to receive the $4.20 Preferred Stock Alternate Consideration, the maximum amount you could receive from your interest in the $4.20
    Preferred Deferred Contingent Cash Rights is $1.46.


     The value, if any, of the deferred contingent cash rights will depend upon the outcome of the McKesson litigation. We commenced this litigation on January 10, 1997. We are alleging, among other things, that McKesson and the other defendants conspired to drive our former pharmaceutical distribution subsidiary, FoxMeyer Drug Company, out of business. We are also alleging that McKesson obtained confidential financial and competitive information about us and FoxMeyer Drug Company and used the information to cause damage to us. We are trying to recover in excess of $400 million in compensatory damages, plus an unspecified amount of punitive damages. See page I-104 for a more detailed description of the McKesson litigation.



     At this time, it is impossible for us to estimate any amount that we may recover in the McKesson litigation. Any recovery is dependent on the favorable resolution of many complex factual and legal issues. We cannot assure you that the deferred contingent cash rights will ultimately have any value resulting in any payment being made on them. In view of the many uncertainties concerning the deferred contingent cash rights, when you are deciding whether or not to elect to receive the alternate consideration for your shares of preferred stock in the merger, you should not assume that we will obtain any recovery from the McKesson litigation or that the deferred contingent cash rights will turn out to be of any value.


     We will not be obligated under any circumstances to make any payment on the deferred contingent cash rights until there has been, with respect to each and every defendant in the McKesson litigation, a final, non-appealable judgment, a voluntary dismissal with prejudice, or final settlement of all claims asserted with respect to the McKesson litigation. In addition, we will be retaining sole and exclusive control over the McKesson litigation.

                      UNAUDITED COMPARATIVE PER SHARE DATA


     The following table presents our historical per share data and our pro forma per share data as if the merger had been completed on the dates set forth in the pro forma condensed consolidated financial information we have included in this proxy statement/prospectus. The table also presents our historical per share data for the balance sheet at March 31, 1999, and for our fiscal year ended March 31, 1998 and our fiscal quarter ended September 30, 1998. The pro forma information presented below assumes, as applicable, that either all of the holders of our $5 Preferred Stock and $4.20 Preferred Stock elect to receive the applicable alternate consideration available for their preferred stock in the merger, or the holders of 50% of each of our $5 Preferred Stock and $4.20 Preferred Stock elect to receive the applicable alternate consideration for their preferred stock in the merger. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results that would actually have been attained had the merger been completed as assumed in the pro forma data.



     You should read the information contained in the table set forth below in conjunction with the pro forma condensed consolidated financial information we have included elsewhere and with our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999 and in our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999, copies of which we are attaching as Annexes E and F, respectively, to this proxy statement/prospectus.



                                SIX MONTHS ENDED     FISCAL YEAR ENDED   SIX MONTHS ENDED     FISCAL YEAR ENDED
                                SEPTEMBER 30, 1999   MARCH 31, 1999      SEPTEMBER 30, 1998   MARCH 31, 1998
                                ------------------   -----------------   ------------------   -----------------
Basic and diluted loss from
  continuing operations per
  share of our common stock:
  Historical..................       $  (1.68)            $ (2.65)            $  (1.49)            $ (7.78)
  Pro forma assuming 100%
     election of alternate
     consideration............       $  (0.77)            $ (0.96)                 N/A                 N/A
  Pro forma assuming 50%
     election of alternate
     consideration............       $  (0.26)            $ (0.30)                 N/A                 N/A
Book value per share of common
  stock outstanding:
  Historical..................       $ (14.92)            $(13.68)            $ (12.84)            $(10.28)
  Pro forma assuming 100%
     election of alternate
     consideration............       $   1.31                 N/A                  N/A                 N/A
  Pro forma assuming 50%
     election of alternate
     consideration............       $   1.22                 N/A                  N/A                 N/A

                                  RISK FACTORS

     You should carefully consider the following important factors, in addition to those discussed elsewhere in this document to determine whether to vote for the merger proposal. Our preferred stockholders should also consider certain of the following risk factors in deciding whether or not to elect to receive the applicable alternate consideration for their preferred stock in the merger.

RISKS RELATED TO THE MERGER





    DEPENDING ON THE NUMBER OF SHARES OF OUR $5 PREFERRED STOCK AND $4.20 PREFERRED STOCK WHOSE HOLDERS ELECT TO RECEIVE THE ALTERNATIVE CONSIDERATION FOR THEIR PREFERRED STOCK IN THE MERGER, OUR PREFERRED STOCKHOLDERS COULD OWN A MAJORITY, AND OUR EXISTING COMMON STOCKHOLDERS COULD OWN A MINORITY, OF THE SHARES OF NEW AVATEX COMMON STOCK OUTSTANDING IMMEDIATELY AFTER THE MERGER.


     Although the merger is fair to our common stockholders, the percentage of the common equity interest in our company owned by our existing holders of common stock could decrease substantially after the merger. The degree of any reduction will depend on the number of shares of $5 Preferred Stock and $4.20 Preferred Stock whose holders elect to receive the alternate consideration for their preferred stock in the merger. For example, if holders of 75% of each of the outstanding shares of $5 Preferred Stock and $4.20 Preferred Stock elect to receive the alternate consideration for their shares in the merger, our common stockholders immediately prior to the merger would own approximately 59.7% of the shares of New Avatex Common Stock outstanding immediately after the merger, and our preferred stockholders immediately prior to the merger would own, in the aggregate, 40.3% of the shares of New Avatex Common Stock outstanding immediately after the merger. If holders of 50% of each of the outstanding shares of $5 Preferred Stock and $4.20 Preferred Stock elect to receive the alternate consideration, our existing common stockholders and our preferred stockholders, in the aggregate, would own approximately 42.6% and 57.4%, respectively, of the shares of New Avatex Common Stock outstanding immediately after the merger.


    OUR OFFICERS, DIRECTORS AND SOME OF OUR STOCKHOLDERS HAVE AGEEMENTS AND OTHER ARRANGEMENTS THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST WITH OUR SHAREHOLDERS REGARDING THE MERGER. SINCE THESE INTERESTS MAY BE DIFFERENT THAN YOURS, YOU SHOULD CONSIDER THAT CERTAIN OF THEIR REASONS FOR FAVORING THE MERGER DO NOT APPLY TO YOU WHEN DECIDING WHETHER OR NOT TO APPROVE THE MERGER.


     When you consider the recommendation of our Board of Directors you should be aware that some of our executive officers and members of our Board of Directors may have interests in the merger that are different from yours. These interests include:

     o options issued under our stock option plan;

     o awards granted under our Performance Incentive Plan;

     o employment and indemnification agreements; and

     o directors' and officers' liability insurance covering our present and former directors and officers for a period of six years following the merger.

     Elliott Associates, Westgate International, Moses Marx, United Equities Commodities Company (an affiliate of Mr. Marx), Momar Corporation (an affiliate of Mr. Marx), Mark S. Zucker and Anvil Investment Partners, L.P. (an affiliate of Mr. Zucker) may also have interests in the merger that are different from, or in addition to, yours. These interests include:

     o a $600,000 payment to Elliott Associates, Westgate International and United Equities for a ten-year standstill arrangement;

     o a $925,000 reimbursement to Elliott Associates for attorneys' and advisory fees it incurred in prosecuting and settling litigation in connection with the proposed original merger into Xetava;

     o the purchase by Phar-Mor of 2,862,400 shares of our common stock beneficially owned by Elliott Associates, Westgate International, United Equities, Momar Corporation and Moses Marx; and

     o a $300,000 payment to Anvil Investment Partners for a ten-year standstill arrangement.


     These interests may create potential conflicts with your interests. Our Board of Directors was aware of these possible conflicts of interest when it approved the merger. You should also review "--Interests of Certain Persons in the Merger" on page I-75.



    AFTER THE MERGER WE WILL HAVE SUBSTANTIAL LEVERAGE THAT COULD ADVERSELY AFFECT US. AS A RESULT, A SUBSTANTIAL PORTION OF OUR FUTURE CASH FLOW MAY HAVE TO BE DEDICATED TO THE REPAYMENT OF THE 6.75% NOTES AND WILL NOT BE AVAILABLE FOR OTHER PURPOSES, INCLUDING FUTURE ACQUISITIONS OR INVESTMENTS.



     Although completion of the merger will eliminate our dividend, sinking-fund and redemption payment obligations with respect to our $5 Preferred Stock and $4.20 Preferred Stock, we will have significant financial obligations in respect of the 6.75% notes. As of September 30, 1999, pro forma for the merger and assuming all of our preferred stockholders elect to receive the alternate consideration for their preferred stock in the merger, our long-term debt and total stockholders' equity would have been approximately $37.5 million and approximately $19.7 million, respectively, and our earnings would have been insufficient to cover our fixed charges by approximately
$6.3 million. See "Historical and Pro Forma Financial Data" beginning on page I-31.


     Our leverage could have important consequences to our future prospects and the holders of the 6.75% notes, including the following:

          o limiting our ability to obtain any necessary financing in the future for working capital, debt service requirements, acquisitions, if any, or other purposes;

          o limiting our flexibility in planning for, or reacting to, changes in market conditions;

          o increasing our vulnerability in the event of a downturn in our business or the economy generally; and

          o requiring that a substantial portion of our cash flow, if any, be dedicated to the payment of principal and interest on our indebtedness, including the 6.75% notes, and not be available for our general corporate needs and other purposes, including future acquisitions or investments or dividends on the New Avatex Common Stock.


    FEDERAL AND STATE FRAUDULENT TRANSFER LAWS PERMIT A COURT, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OUR AND AVATEX FUNDING'S OBLIGATIONS UNDER THE 6.75% NOTES AND REQUIRE OUR PREFERRED STOCKHOLDERS ELECTING TO RECEIVE THE ALTERNATE CONSIDERATION TO RETURN PAYMENTS THEY RECEIVED FROM US IN THE MERGER.


     The merger may be subject to review under federal or state fraudulent transfer or fraudulent conveyance laws. Under these laws, if a court in a lawsuit by a creditor or a representative of creditors of our company, such as a trustee in bankruptcy, were to find that, at the time of, or after giving effect to, the merger and the related transactions, we:

     (i) were insolvent or rendered insolvent thereby;

     (ii) were engaged or about to engage in a business or transaction for which our remaining assets constituted an unreasonably small amount of capital;

     (iii) intended to incur, or believed that we would incur, debts beyond our ability to pay them as they matured; or

     (iv) intended to hinder, delay or defraud current or future creditors,

and, in the case of clauses (i), (ii) and (iii), that we did not receive reasonably equivalent value or fair consideration in the merger, a court could, among other things:

     o void all or a part of the cash payment received by our preferred stockholders in the merger and require those preferred stockholders, including any preferred stockholders exercising appraisal rights, to return such consideration to us or to a fund for the benefit of our creditors;

     o void all or a portion of Avatex Funding's obligations to the holders of the 6.75% notes;

     o void all or a portion of our guarantee of Avatex Funding's obligations under the 6.75% notes and the 6.75% notes indenture;

     o void any payment by us on the 6.75% notes and require the return of that payment to us or to a fund for the benefit of our creditors;

     o void the transfer of our shares of Phar-Mor common stock to Avatex Funding that will be pledged to secure the 6.75% notes; and/or

     o subordinate Avatex Funding's and/or our obligations to the holders of the 6.75% notes to our other existing and future indebtedness, which would entitle these other creditors to be paid in full before any payment could be made on the 6.75% notes.

     If a court were to find that we came within any of clauses (i) through
(iv) above, we, or our creditors or a trustee in bankruptcy, could also seek to avoid the grant of security interests for the benefit of the 6.75% noteholders under the indenture and the security agreement. This would result in an event of default under the indenture for the 6.75% notes that would allow the 6.75% noteholders to accelerate repayment of the 6.75% notes.

     Our management believes that at the time of, and after giving effect to, the merger, we will:

           (a) neither be insolvent nor rendered insolvent thereby;

           (b) be in possession of sufficient capital to run our business effectively; and

           (c) be incurring debts within our ability to pay them as they mature or become due.


     In reaching the foregoing conclusions, our management has relied upon our operating history since fiscal 1997, and our analyses of internal cash flow projections and estimated values of our assets and liabilities after giving effect to the merger. Our Board of Directors also received an opinion from our financial advisor, Houlihan, Lokey, Howard & Zukin, as to certain solvency matters as of May 6, 1999. This opinion contained several assumptions relating to our future operations, including with respect to our bonus compensation decisions, potential severance payments and other benefits to our Co-Chief Executive Officers, Melvyn J. Estrin and Abbey J. Butler, under certain circumstances, and investment strategies and portfolio composition. As part of their consideration of the proposed merger, our Board of Directors reviewed, discussed and acknowledged these assumptions. For a further description of these assumptions, see "--The Merger Transaction--Opinions of Financial Advisor" and a copy of the solvency opinion, a copy of which is attached as Annex D to this proxy statement/prospectus. The solvency opinion would not, however, be binding on a court.



     There can be no assurance that a court would determine that we received fair consideration or reasonably equivalent value for the merger consideration that our preferred stockholders may receive in the merger, or that we were solvent at the time of, or after giving effect to, the merger. We do not believe it is necessary to notify our creditors of the merger and, accordingly, have not done so.



    THE FEDERAL INCOME TAX CONSEQUENCES OF RECEIPT OF THE ALTERNATE CONSIDERATION BY HOLDERS OF OUR $5 PREFERRED STOCK AND $4.20 PREFERRED STOCK IN THE MERGER ARE UNCERTAIN. THERE IS UNCERTAINTY AS TO THE PROPER TREATMENT OF A PERSON'S ENTITLEMENT TO ANY PROCEEDS FROM THE DEFERRED CONTINGENT CASH RIGHTS. IF THE 6.75% NOTES ARE TREATED AS ISSUED AT A DISCOUNT FROM THEIR PRINCIPAL AMOUNT OF MATURITY, THE DISCOUNT WILL ACCRUE OVER THE TERM OF THE 6.75% NOTES AND BE INCLUDIBLE AS INTEREST INCOME PRIOR TO THE RECEIPT OF CASH PAYMENTS ATTRIBUTABLE TO THAT INCOME. IF THE MERGER IS COMPLETED, OUR TAX LOSS AND CREDIT CARRYFORWARDS MAY BE RENDERED UNUSABLE TO OFFSET ANY FUTURE TAXABLE INCOME.


     The federal income tax consequences of receipt of the alternate consideration by holders of our $5 Preferred Stock and $4.20 Preferred Stock electing to receive the alternate consideration for their preferred stock in the merger are complex and, to a significant extent, subject to legal and factual uncertainties. In particular, uncertainty surrounds the proper treatment of a person's entitlement to any proceeds from the deferred contingent cash rights.


     In addition, the 6.75% notes may be treated as issued at a substantial discount from their principal amount at maturity. In such event the discount would accrue over the term of the notes and would be includible as interest income in a holder's gross income for federal income tax purposes prior to the receipt of cash payments attributable to that income.

     The opinion of counsel we have received concerning the federal income tax consequences of the merger does not address the federal income tax consequences of receipt of the alternate consideration and no rulings have been requested from the IRS with respect thereto.
See "--Material Federal Income Tax Consequences of the Merger" on page I-113.


     We anticipate that, upon completion of the merger, we will undergo an ownership change, resulting in a substantial limitation upon the utilization of our tax loss and credit carryforwards. Accordingly, following the merger, it is possible that our tax loss and credit carryforwards may be rendered effectively unusable to offset any future taxable income.


    IF THERE IS A DEFAULT ON THE 6.75% NOTES AND THE NOTEHOLDERS ELECT TO FORECLOSE ON THE PHAR-MOR COMMON STOCK PLEDGED TO SECURE THE 6.75% NOTES, WE COULD LOSE THE BENEFIT THAT WE COULD HAVE REALIZED ON OUR MOST SIGNIFICANT ASSET.



     We have agreed to transfer 3,571,533 shares of Phar-Mor common stock that we own to Avatex Funding. Avatex Funding will in turn pledge these shares as collateral to secure its obligations under the 6.75% notes. If there is an event of default on the 6.75% notes and the 6.75% noteholders elect to foreclose on these shares in accordance with the indenture and the security agreement, the proceeds from a foreclosure sale of these shares would be distributed to first satisfy our obligations under the indenture and the 6.75% notes. Accordingly, as a result of the pledge of these shares, we may lose the benefit that we could have realized on these shares of Phar-Mor common stock.


     As of September 30, 1999, these pledged shares represented 20.0% of the book value of our total assets. In addition, upon the satisfaction of all our obligations under the promissory note that we issued to the trustee for the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company, we are required to cause an additional 1,132,500 shares of Phar-Mor common stock to be pledged to further secure the 6.75% notes. The value of all the Phar-Mor common stock that we own, including the 3,571,533 shares pledged to secure the 6.75% notes and the 1,132,500 shares that are currently pledged to the trustee for the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company, equaled 26.4% of the book value of our total assets at September 30, 1999.


    ALTHOUGH WE BELIEVE THAT THE PROJECTIONS AND FORECASTS OF OUR FUTURE FINANCIAL PERFORMANCE ON WHICH OUR FINANCIAL ADVISOR RELIED TO RENDER THEIR FAIRNESS AND SOLVENCY OPINIONS ARE REASONABLE, ACTUAL RESULTS OF OUR FINANCIAL PERFORMANCE MAY BE MATERIALLY DIFFERENT THAN OUR PROJECTIONS.


     The projections and forecasts that we provided to Houlihan Lokey in connection with their rendering the opinions discussed under "--The Merger Transaction--Opinions of Financial Advisor", while presented with numerical specificity, were based upon a number of estimates and assumptions. These projections and forecasts were also used by Houlihan Lokey in their financial analysis of our company and were part of presentations they made to our Board of Directors in connection with rendering their opinions. Certain materials that Houlihan Lokey delivered to our Board of Directors during these presentations are filed as an exhibit to the Transaction Statement on Schedule 13E-3 that we filed with the SEC in connection with the merger. While we believe the projections and forecasts are based upon reasonable assumptions and estimates, actual results will vary and such variation may be material. Though we consider these projections and forecasts reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and upon assumptions with respect to future business strategies and decisions that are subject to change. Many of these uncertainties, contingencies and assumptions relate to the expected values of our investments, which are inherently uncertain because they are in each case dependent upon, among other things, the future performance of our investees. The projections and forecasts were not prepared with a view toward compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants, any regulatory or professional agency or body, or generally accepted accounting principles. Moreover, our independent auditors did not compile or examine the projections and forecasts and, accordingly, they express no opinion or any other form of assurance with respect to, assume no responsibility for and disclaim any association with the projections and forecasts. Furthermore, we do not intend to update or revise the projections and forecasts to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


    IF WE FAIL TO COMPLETE THE MERGER BECAUSE WE ARE UNABLE TO SATISFY ALL OF THE CONDITIONS TO THE MERGER, WE WILL INCUR SUBSTANTIAL COSTS WITH NO CORRESPONDING BENEFITS FROM THE MERGER, OUR $5 PREFERRED STOCK AND $4.20 PREFERRED STOCK WILL CONTINUE TO REMAIN OUTSTANDING AND IT IS UNLIKELY WE WILL HAVE THE FINANCIAL RESOURCES TO SATISFY THE DIVIDEND, SINKING FUND AND REDEMPTION PAYMENTS DUE ON THESE STOCKS, AND WE WILL NOT BE ABLE TO ACHIEVE AND OUR STOCKHOLDERS WILL NOT BE ABLE TO REALIZE THE POTENTIAL BENEFITS FROM OUR CONSUMMATING THE MERGER.


     The merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock, the holders of at least 66 2/3% of the outstanding shares of our $5 Preferred Stock and the holders of at least 66 2/3% of the outstanding shares of our $4.20 Preferred Stock, each voting separately as a class. Holders of approximately 47.0%, 57.1% and 56.8% of our common stock, $5 Preferred Stock and $4.20 Preferred Stock, respectively, have either agreed to or indicated that they will vote their shares in favor of the merger agreement. However, approval of the merger agreement by our stockholders is not assured.

     The following would be some of the effects of our not completing the merger:


     o we would have incurred substantial financial advisory, legal, tax and accounting expenses (approximately $2.1 million (see "--Merger-Related Expenses)) with no corresponding benefit from the merger;


     o our $5 Preferred Stock and $4.20 Preferred Stock would continue to remain outstanding and it is unlikely we will have the financial resources to make the cumulative dividend, sinking fund and mandatory redemption payments due on these stocks; and

     o we would not be able to achieve the benefits of the merger that we have described below as part of our reasons for the merger (see "--Merger Information Summary--Our Reasons for the Merger").

     The merger agreement contains certain other conditions that, if not satisfied or waived, would result in the merger not being consummated. These include that the opinions rendered by our financial advisor to our Board of Directors are updated and not withdrawn as of the mailing of this proxy statement/prospectus and as of the effective time of the merger, and that only a limited number of holders of $5 Preferred Stock and $4.20 Preferred Stock request to exercise their appraisal rights. In addition, we can terminate the merger agreement for any reason at any time prior to the effective time of the merger. Therefore, there is a risk that the merger will not occur even if the merger agreement is approved by our stockholders. See "--The Merger Agreement-- Conditions to the Completion of the Merger" and "--Termination of the Merger Agreement."

RISKS RELATED TO OUR COMPANY

    WE HAVE NOT BEEN PROFITABLE RECENTLY AND WE MAY CONTINUE TO INCUR LOSSES. THEREFORE, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.


     For each of fiscal 1996, fiscal 1997, fiscal 1998 and fiscal 1999, we reported a net loss of approximately $63.7 million, $279.4 million, $77.5 million and $6.6 million, respectively. In addition, for the six-months ended September 30, 1999, we had a net loss from continuing operations of approximately $6.8 million. We have taken steps to improve and stabilize our financial condition since fiscal 1997. Although we have taken these steps, we cannot assure you that we will obtain profitability in the foreseeable future. If we continue to incur losses we may not be able to continue as a going concern.


     Because we have no directly-owned cash generating assets, our ability to continue as a going concern depends on, among other things, our ability to:

     o realize on certain of our investments;

     o identify new or additional investment opportunities;

     o acquire an operating company; and

     o successfully defend litigation pending against our company.

     Our independent auditors have included an explanatory paragraph in their report on our financial statements. This note states that our recurring losses from operations, pending litigation and stockholders' deficiency raise substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared, and, for the foreseeable future, are expected to continue to be prepared, on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our financial statements do not reflect any adjustments that might result ultimately from the resolution of the uncertainties related to our business.

     You should read Note R of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus.


    WE ARE A HOLDING COMPANY WITH NO OPERATING ASSETS. IF WE DO NOT GENERATE CASH FLOWS FROM OUR SUBSIDIARIES AND INVESTMENTS, WE WILL BE UNABLE TO SATISFY OUR FUTURE OBLIGATIONS, INCLUDING THOSE UNDER THE 6.75% NOTES.


     We are a holding company that directly or through our subsidiaries owns interests in other corporations and partnerships, including Phar-Mor. Our ability to meet our financial obligations as they become due, including our obligations under the 6.75% notes, depends on the amount of cash we have on hand and the flow of cash we receive, if any, from our subsidiaries and investees. If we are unable to generate sufficient cash flow to service our indebtedness, including the 6.75% notes, we may be forced to refinance all or a portion of our existing debt or obtain additional financing. If we cannot refinance our debt or obtain sufficient additional financing, we may be forced to default on the 6.75% notes. This would have a material adverse effect on us, including the possibility of requiring us to seek protection under applicable bankruptcy laws.

     Any cash received from our investments may be in the form of dividends or other distributions on our equity investments. The ability of our subsidiaries or investees to pay dividends or make distributions to us may be restricted by law or loan or other agreements to which these subsidiaries or investees are subject.

     We may be able to generate cash from the disposition of our investments. However, we cannot assure you that any of our investments, including that in Phar-Mor, will have any value or that there will be a suitable purchaser for, or a liquid market in which to sell, any of our investments.

     WE ARE SUBJECT TO SEVERAL LAWSUITS. AN UNFAVORABLE OUTCOME IN ANY OR ALL OF THESE LAWSUITS COULD HAVE A MATERIAL ADVERSE EFFECT ON US, THE VALUE OF THE NEW AVATEX COMMON STOCK AND OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE 6.75% NOTES.

     Our company and certain of our current and former directors and executive officers are subject to several lawsuits. We are also subject to various claims by, and have received various demands from, governmental agencies relating to investigations and remedial actions to address environmental clean-up costs and in some instances have been designated as a potentially responsible party by the Environmental Protection Agency with respect to certain of our former operating units' prior ownership of or relationship with certain contaminated properties. We are vigorously defending, and intend to continue to vigorously defend, ourselves in each of these lawsuits and investigations. However, we cannot assure you that ultimately we will be successful in defending these lawsuits or investigations, or that the advantages of settling any or all of these lawsuits or investigations outweigh the risk and expense of protracted litigation. An unfavorable outcome in any or all of these lawsuits or investigations would likely have a material impact on our financial condition, liability and results of operations and, accordingly, could affect adversely the value of the New Avatex Common Stock and our ability to make the principal and interest payments on the 6.75% notes. Even if all of these lawsuits are resolved in our favor, we will have incurred considerable costs and the efforts of our management will have been diverted significantly to defend these lawsuits and investigations. The incurrence of these costs and diversions of our management's efforts, in and of themselves, also would likely have a material and adverse effect on our financial condition, liability and results of operations. These lawsuits and investigations are described on pages E-7 through E-12 in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus.


     At March 31, 1999, we had reserves of $1.5 million for environmental assessments, remediation activities, penalties or fines at eight sites that may be imposed for non-compliance with such environmental laws or regulations. Although we believe our reserves are adequate, we cannot assure you that this amount will be adequate to cover such known or unknown matters. Reserves are established when it is probable that liability for such costs will be incurred and the amount can be reasonably estimated. The amounts of reserves for environmental liabilities are difficult to estimate due to such factors as the unknown extent of the remedial actions that may be required and, in the case of sites not formerly owned by us, the unknown extent of our probable liability in proportion to the probable liability of other parties. Moreover, we may have environmental liabilities that we cannot, in our judgment, estimate at this time and losses attributable to remediation costs may arise at other sites. A change in the estimated liability could have a material impact on our financial condition and results of operations. Please read Note N of the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus, and Note 6 of the Notes to our Condensed Consolidated Financial Statements contained in our Quarterly Report on
Form 10-Q for our fiscal quarter ended September 30, 1999, a copy of which is attached as Annex F to this proxy statement/prospectus.



     THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK. THERE HAS BEEN NO PRIOR MARKET FOR THE WARRANTS AND THE 6.75% NOTES TO BE ISSUED IN THE MERGER. AS A RESULT, YOU MAY NOT BE ABLE TO LIQUIDATE EASILY YOUR HOLDINGS IN THE SECURITIES YOU RECEIVE IN THE MERGER.


     Prior to February 1, 1999, our common stock traded on the New York Stock Exchange. On January 31, 1999, the New York Stock Exchange formally delisted our common stock from trading. Our common stock is now quoted on Nasdaq's OTC Bulletin Board system. Our common stock is thinly traded. The trading volume of our common stock became even more limited since trading began on the OTC Bulletin Board system. It is more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock on the OTC Bulletin Board system. We cannot assure you that, after completion of the merger, the New Avatex Common Stock will be traded more actively.


     There has been no prior market for the warrants or the 6.75% notes to be issued in the merger. We cannot predict the extent to which investor interest will lead to the development of any active trading market in the warrants or the 6.75% notes or how liquid either market might become. Trading of the New Avatex Common Stock, the warrants and the 6.75% notes will be quoted on the OTC Bulletin Board system. The OTC Bulletin Board system operates as a dealer system. Any security quoted thereon must be sponsored by a participating market maker. We believe that several market makers, including those who presently make a market in our common stock, currently intend to make a market in the New Avatex Common Stock, the warrants and the 6.75% notes following the merger. Market makers are not obligated to make a market in the New Avatex Common Stock, the warrants and the 6.75% notes, and any market-making activity may be discontinued at any time without notice. If any such market making activity is discontinued, we cannot assure you that a liquid trading market will exist for the New Avatex Common Stock, the warrants or the 6.75% notes on the OTC Bulletin Board system or that the 6.75% notes will not trade below their face amount.


     Furthermore, we cannot assure you that we will ever be able to have the New Avatex Common Stock, the warrants or the 6.75% notes listed for trading on a more active trading market such as The Nasdaq SmallCap Market, The Nasdaq National Market System or the New York Stock Exchange. As long as the only trading market for the New Avatex Common Stock, the warrants and the 6.75% notes is the OTC Bulletin Board system, you may find it difficult to dispose of, or obtain accurate quotations as to the price of, these securities.

    WE DO NOT INTEND TO PAY CASH DIVIDENDS ON THE NEW AVATEX COMMON STOCK FOR THE FORESEEABLE FUTURE. YOU WILL NOT RECEIVE ANY PERIODIC INCOME FROM THE NEW AVATEX COMMON STOCK YOU MAY RECEIVE IN THE MERGER OR FROM THE NEW AVATEX COMMON STOCK YOU MAY RECEIVE UPON EXERCISE OF THE WARRANTS.

     We have not paid any cash dividends on our common stock for the past several years and we do not anticipate paying any dividends on the New Avatex Common Stock in the foreseeable future. Accordingly, you should not expect to receive any periodic income from owning shares of New Avatex Common Stock. We intend to retain our earnings, if any, for reinvestment and repayment of indebtedness, including to satisfy our obligations under the 6.75% notes. Therefore, any economic gain on the New Avatex Common Stock in the foreseeable future will be from an appreciation, if any, in the price of the stock. If you receive warrants in the merger, you will not have the right to receive any dividends until you exercise your warrants for shares of New Avatex Common Stock. In addition, applicable provisions of Delaware law may affect our ability to declare and pay dividends on the New Avatex Common Stock.


    ANTI-TAKEOVER PROVISIONS IN OUR CERTIFICATE OF INCORPORATION COULD IMPEDE OR DISCOURAGE A THIRD-PARTY ACQUISITION OF OUR COMPANY. THERE ARE ALSO PROVISIONS IN THE INDENTURE GOVERNING THE 6.75% NOTES THAT RESTRICT OUR ABILITY TO EFFECT A CHANGE-IN-CONTROL TRANSACTION. THIS COULD PREVENT YOU FROM RECEIVING A PREMIUM OVER MARKET PRICE FOR YOUR NEW AVATEX COMMON STOCK.


     We are incorporated under the laws of the State of Delaware. Accordingly, we are subject to the anti-takeover provisions of Delaware law, particularly
Section 203 of the Delaware General Corporation Law. These provisions impose various obstacles to the ability of a third party to acquire control of our company, even if a change in control would be beneficial to its existing stockholders. These Delaware law provisions, along with the provisions described below from our certificate of incorporation and the indenture for the 6.75% notes, could impede a merger, consolidation, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. Anything which makes an acquisition of us more difficult could reduce the value of our common stock.

     Our existing certificate of incorporation, as well as the restatement thereof to be in effect upon the completion of the merger, contains certain provisions that may discourage other persons from attempting to acquire control of our company. These provisions include that:

     o our Board of Directors, without stockholder approval, may designate the terms of one or more series of preferred stock and issue shares of preferred stock;

     o our Board of Directors is elected in "classes", with only one-third of our directors coming up for election each year;

     o the approval of holders of at least 80% of our outstanding common stock is required to approve certain events relating to transactions with interested persons of our company; and

     o the approval of holders of at least 66 2/3% of our outstanding common stock is required to amend our certificate of incorporation.

     The indenture governing the 6.75% notes restricts our ability to effect specified change-of-control transactions. These transactions include our merger with or into another person, and the sale or disposition of all or substantially all of our assets or more than 80% of our capital stock to another person. The indenture will permit the occurrence of any of these change-of-control events if:

     o the person formed or surviving any merger (if other than our company), or to which any sale or disposition of assets or capital stock is made, assumes all of our obligations under the indenture and our guarantee of the 6.75% notes;

     o immediately after giving effect to any such change-of-control event, no default or event of default would exist under the indenture; and

     o the person formed or surviving any merger, or to which any such sale or disposition of assets or capital stock is made, has consolidated net worth immediately after any such change-of-control event of at least our consolidated net worth immediately preceding the change-in-control event.

A failure to comply with these restrictions would result in an event of default under the indenture that could permit acceleration of the 6.75% notes. If this occurs, we may be unable to pay the accelerated principal amount of and interest on the 6.75% notes.


    OUR ABILITY TO SUCCESSFULLY REALIZE ON OUR INVESTMENTS, IMPLEMENT OUR INVESTMENT STRATEGIES AND PROSECUTE THE MCKESSON LITIGATION DEPENDS ON OUR ABILITY TO RETAIN OUR KEY EXECUTIVES.


     Our future success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly our Co-Chairmen of the Board and Co-Chief Executive Officers, Abbey J. Butler and Melvyn J. Estrin. Messrs. Butler and Estrin are involved actively in identifying our investment opportunities and monitoring our investments and in developing liquidation and additional investment strategies for these investments. In addition, because of their active involvement in the sale of our FoxMeyer group to McKesson, our ability to prosecute successfully our litigation against McKesson and others depends in large part on the continued participation therein of Messrs. Butler and Estrin. Our future success also depends on our ability to retain the other members of our existing management team. Although we have entered into employment agreements with Messrs. Butler and Estrin and certain other members of our management team, there can be no assurance that the services of these individuals will continue to be available to us. See "Other Annual Meeting Proposals--Election of Directors--Employment and Indemnification Agreements."

    SOME OF OUR VENDORS AND INVESTEES AND THEIR VENDORS MAY NOT BE YEAR 2000 COMPLIANT, WHICH COULD AFFECT THE VALUE OF THESE INVESTMENTS AND OUR ABILITY TO REALIZE ON THEM.


     We are dependent on information technology and process control systems that employ computers as well as embedded microprocessors. The entities in which we have invested, including Phar-Mor, are also dependent on information technology and process control systems. We, as well as our investees, also depend on the proper functioning of the business systems of third parties. Many computer systems and microprocessors can only process dates in which the year is represented by two digits. As a result, some of these systems and processors may interpret "00" incorrectly as the year 1900 instead of the year 2000, in which event they could malfunction or become inoperable after December 31, 1999. Systems and processors that can properly recognize the year 2000 are referred to as "year 2000 compliant."

     We have assessed our internal systems, both hardware and software, and they are year 2000 compliant. We are currently trying to determine whether our principal vendors and the entities in which we have invested are or expect to be year 2000 compliant by the end of the year. If a critical vendor, such as a utility company or telephone company, is not year 2000 compliant, we may suffer potentially significant disruptions to our overall operations, depending upon the length and severity of the problems. If any of the entities in which we have made a significant investment, or if any critical vendor of these entities, is not year 2000 compliant, the value of that investment may be materially and adversely affected and, correspondingly, so will our results of operations and financial condition. At this time, we are not certain to what extent we may be affected by year 2000 compliance matters relating to these entities.

RISKS RELATED TO THE 6.75% NOTES

    THE VALUE OF THE PHAR-MOR COMMON STOCK SECURING AVATEX FUNDING'S OBLIGATIONS UNDER THE 6.75% NOTES MAY BE INSUFFICIENT TO FULLY SATISFY ALL OF THE OBLIGATIONS DUE TO HOLDERS OF THE 6.75% NOTES.


     If we default on our obligations under the 6.75% notes, the 6.75% noteholders could elect to foreclose on the shares of Phar-Mor common stock that will be pledged to secure our and Avatex Funding's obligations under the 6.75% notes. As of the date of this proxy statement/prospectus, the market value of the 3,571,533 shares of Phar-Mor common stock that will initially secure the 6.75% notes is $15,402,236 (based on the closing sale price of Phar-Mor common stock quoted on The Nasdaq National Market at October 29, 1999). If all of these shares could be sold at the foregoing sales price, that market value would be insufficient to satisfy the principal payment obligations under the 6.75% notes, assuming that $34,000,000 principal amount of 6.75% notes are issued in the merger (i.e., all of our preferred stockholders elect to receive the alternate consideration for their shares of preferred stock in the merger). Accordingly, there can be no assurance that the proceeds from a foreclosure sale of the shares of Phar-Mor common stock securing the 6.75% notes would be sufficient to satisfy all the obligations due under the 6.75% notes, because we cannot assure the market value of these shares.


     In certain circumstances, upon the satisfaction of all of our obligations under the promissory note due October 2000 that we issued to the trustee for the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company, we are required to cause an additional 1,132,500 shares of Phar-Mor common stock, which are currently securing that note, to be pledged to further secure the 6.75% notes. We cannot assure you that, even with the pledge of these additional shares, the value of the pledged shares will be adequate to satisfy all obligations under the 6.75% notes.

     The market value of the shares of the Phar-Mor common stock may be volatile as it is subject to numerous factors, many of which are beyond our control. These factors include the financial performance and condition of Phar-Mor and general economic, financial and industry conditions. General price and volume fluctuations of the stock markets and our inability to predict the perception of Phar-Mor's common stock in the capital markets add to the possible volatility of the market value of the Phar-Mor common stock. Therefore, we cannot assure you what the market value of the shares of Phar-Mor common stock will be at the time of any foreclosure thereon. In addition, we cannot assure you that, upon any foreclosure, a liquid market for the shares of Phar-Mor common stock will exist or the collateral agent will be able to effect a timely and orderly liquidation of such a large number of shares and attain maximum value for them. The sale of a large block of shares at one time or within a short period of time, or the market's perception thereof, could cause the market price of Phar-Mor's common stock to decline. Therefore, the collateral securing the 6.75% notes may not be sufficient to satisfy all of the principal and interest payment obligations of the 6.75% notes.

     Phar-Mor is subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, it files annual, quarterly and special reports, proxy statements and other information. Phar-Mor also issues, from time to time, press releases about its business. We urge you to review publicly available information about Phar-Mor to obtain a better understanding of Phar-Mor's business and financial condition. See "Where You Can Find More Information" on page i of this proxy statement/prospectus. We urge you also to review the financial statements of Phar-Mor and the notes related thereto that we have attached as Annex G to this proxy statement/prospectus.


     OUR GUARANTEE OF THE 6.75% NOTES IS AN UNSECURED OBLIGATION AND IS STRUCTURALLY SUBORDINATED TO ANY SECURED OBLIGATIONS WE MAY HAVE. THEREFORE, DEPENDING ON THE AMOUNT OF OUR SECURED OBLIGATIONS, OUR GUARANTEE MAY BE INADEQUATE.


     Our guarantee of Avatex Funding's obligations under the 6.75% notes will be a general unsecured obligation and will rank pari passu in right of payment with all of our existing and future unsecured indebtedness. Our guarantee, however, will be effectively subordinated to our existing and future secured obligations. By reason of this structural subordination of our guarantee, our secured creditors will have claims with respect to our assets securing their debt that are prior to the claims of the 6.75% noteholders. This may have the effect of reducing the amount of our assets available for payment to the 6.75% noteholders under our guarantee. We are presently not restricted, and the indenture for the 6.75% notes will not restrict us, from incurring additional secured indebtedness. As of the date of this proxy statement/prospectus, our guarantee would only be effectively subordinated to approximately $9,000,000 due on our promissory note to the trustee for the FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates.

RISKS RELATED TO THE DEFERRED CONTINGENT CASH RIGHTS


    DEPENDING ON THE OUTCOME OF THE MCKESSON LITIGATION, DEFERRED CONTINGENT CASH RIGHTS MAY HAVE NO VALUE. IN ADDITION, THE DEFERRED CONTINGENT CASH RIGHTS WILL NOT BE TRANSFERABLE.



     The value, if any, of the deferred contingent cash rights will depend upon the outcome of our litigation against McKesson and certain major pharmaceutical manufacturers. At this time, it is impossible for us to estimate the amount, if any, that we may recover in the McKesson litigation. Any recovery depends on the favorable resolution of many complex factual and legal issues. While we believe that there is factual and legal support for our allegations, we cannot assure you that we will prevail in this action. We cannot assure you that a judge or jury will agree with our interpretation of the facts or our application of the legal theories that we believe support our allegations. Accordingly, we cannot assure you that the deferred contingent cash rights will ultimately have any value resulting in any payment being made on them. For a detailed description of this lawsuit, see "--Description of Deferred Contingent Cash Rights--Description of the McKesson Litigation" on pages I-104 and I-105.

     We will not be obligated under any circumstances to make any payment on the deferred contingent cash rights until there has been, with respect to every defendant in the McKesson litigation, a final, non-appealable judgment, a voluntary dismissal with prejudice of, or final settlement of all claims asserted with respect to the litigation. We cannot assure you when that will occur. We also cannot assure that any recovery will be of any substance, or that any recovery will exceed the expenses we incur in prosecuting this litigation so that there is a net recovery pool from which to make payments on the deferred contingent cash rights.

     The deferred contingent cash rights will NOT:

     o be transferable, except by will or pursuant to the laws of descent and distribution or by operation of law;

     o be evidenced by a certificate or other instrument;

     o possess any voting rights;

     o receive or be entitled to receive any dividends or interest; or

     o represent any equity interest in us or Xetava.

     In view of the many uncertainties concerning the deferred contingent cash rights, when you are deciding whether or not to elect to receive the alternate consideration for your shares of preferred stock in the merger, you should not assume that we will obtain any recovery from the McKesson litigation or that the deferred contingent cash rights will turn out to be of any value.

    EVEN IF THERE IS ANY RECOVERY FROM THE MCKESSON LITIGATION, THE AMOUNT YOU MAY RECEIVE FROM PAYMENTS ON THE DEFERRED CONTINGENT CASH RIGHTS IS CAPPED.

     The merger agreement provides that holders of our $5 Preferred Stock and $4.20 Preferred Stock electing to receive the alternate consideration in the merger for their preferred stock will have for each of their shares of preferred stock a right to a pro rata share of 16% and 84%, respectively, of 20% of the net recovery we actually receive in respect of all claims asserted in the McKesson litigation. However, the 20% of any net recovery may not exceed
$7.5 million. Accordingly, notwithstanding the amount of any net recovery we realize from the McKesson litigation, our payments on the deferred contingent cash rights is capped.


     WE WILL MAINTAIN SOLE AND EXCLUSIVE CONTROL OVER THE LITIGATION AGAINST MCKESSON AND THE OTHER DEFENDANTS, AND YOU WILL HAVE NO RIGHTS OR CLAIMS REGARDING ANY DECISIONS WE MAKE IN THE LITIGATION.


     The merger agreement provides that we will retain sole and exclusive control over the McKesson litigation. Accordingly, we may, among other things, dismiss, settle or cease prosecuting all or any portion of the McKesson litigation at any time, including without obtaining any recovery. Unless we artificially arrange our affairs to avoid or minimize the payment on the deferred contingent cash rights, recipients of the deferred contingent cash rights will have no rights or claims against us for any decision regarding our prosecution of the McKesson litigation, including any decision to settle with any defendant or to cease prosecuting the litigation without any recovery.

            CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, budgets, capital and other expenditures, plans and objectives of our management, markets for our stock and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, amounts on realization of assets, interest costs and income, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this document. The safe harbor provided by the Private Securities Litigation Reform Act of 1995 does not, however, apply to initial public offerings.

     Our investments also face risks associated with currently unforeseen competitive pressures; our ability and the ability of our investees' management to develop, implement and market their products and services; and other such risks. These other risks include decreased consumer spending, customer concentration issues, millennium compliance issues and the effects of general economic conditions.


     The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document, including, among others, our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999 and our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999 attached as Annex E and Annex F, respectively, to this proxy statement/prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                       HISTORICAL AND PRO FORMA FINANCIAL DATA


     We are providing you the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from our consolidated financial statements. The information is only a summary. You should read this information together with our audited historical financial statements and related notes contained in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999 and our unaudited financial statements and related notes contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999. We have attached these documents as Annex E and Annex F, respectively, to this proxy statement/prospectus.


     Xetava did not exist prior to April 8, 1998 and was organized solely for the purpose of completing a merger transaction with us. Xetava has no operations and no assets or liabilities of any significance. Information about Xetava is included in our consolidated amounts and is immaterial on a stand-alone basis. Therefore, no historical data is presented for Xetava.

     Certain rules of the SEC require us to provide you with certain financial information about Phar-Mor. We have excerpted this information from Phar-Mor's Annual Report on Form 10-K for its fiscal year ended July 3, 1999. We have attached this information as Annex G to this proxy statement/prospectus.

                         OUR HISTORICAL FINANCIAL DATA
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                    FOR THE SIX-MONTHS
                                                     FOR THE YEARS ENDED MARCH 31,                  ENDED SEPTEMBER 30,
                                       ---------------------------------------------------------   ---------------------
                                         1995        1996        1997        1998        1999        1998        1999
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
SUMMARY OF OPERATIONS
  Operating costs....................  $   9,662   $   8,069   $   4,999   $  11,433   $   7,326   $   3,960   $   4,275
  Other income (expense).............     43,813      20,179      11,878     (12,267)     (1,799)     (2,390)       (293)
  Interest and dividend income.......        776       1,092         972       1,626       2,052       1,160       1,084
  Interest expense...................      3,550       5,139       4,146       3,048         768         395         379
  Income (loss) from continuing
     operations before National Steel
     Corporation, income tax
     provision, equity in income of
     affiliates and minority
     interest........................     31,377       8,063       3,705     (25,122)     (7,841)     (5,585)     (3,863)
  National Steel Corporation.........      5,445       3,329       9,620     (53,184)         --          --          --
  Income tax provision (benefit).....        315       2,941      29,839         (40)         --          --          --
  Equity in income (loss) of
     affiliates......................        778      (4,575)     (5,658)     (3,495)      1,270        (350)     (2,890)
  Minority interest in results of
     operations of consolidated
     subsidiaries....................         --         416      (2,759)         10          --          --          --
  Income (loss) from continuing
     operations......................     37,285       3,460     (19,413)    (81,771)     (6,571)     (5,935)     (6,753)
  Discontinued operations............      4,329     (67,121)   (259,943)      4,271         (16)        569       8,194
  Net income (loss)..................     41,614     (63,661)   (279,356)    (77,500)     (6,587)     (5,366)      1,441
  Preferred dividends................     19,096      21,108      19,081      25,604      28,178      13,749      15,150
  Net income (loss) applicable to
     common stockholders.............  $  22,518   $ (84,769)  $(298,437)  $(103,104)  $ (34,765)  $ (19,115)  $ (13,709)

COMMON SHARE DATA
  Basic Earnings per share:
     Continuing operations...........  $    1.24   $   (1.07)  $   (2.58)  $   (7.78)  $   (2.65)  $   (1.49)  $   (1.68)
     Discontinued operations.........       0.29       (4.06)     (17.41)       0.31          --        0.04        0.63
     Earnings (loss) per share.......  $    1.53   $   (5.13)  $  (19.99)  $   (7.47)  $   (2.65)  $   (1.45)  $   (1.05)
  Diluted Earnings per share:
     Continuing operations...........  $    1.23   $   (1.07)  $   (2.58)  $   (7.78)  $   (2.65)  $   (1.99)  $   (1.68)
     Discontinued operations.........       0.29       (4.06)     (17.41)       0.31          --       (0.99)      (0.63)
     Earnings (loss) per share.......  $    1.52   $   (5.13)  $  (19.99)  $   (7.47)  $   (2.65)  $   (1.45)  $   (1.05)
  Cash dividends per share...........         --          --          --          --          --          --          --
  Average number of common shares
     outstanding (in thousands):
     Basic...........................     14,711      16,521      14,931      13,806      13,102      13,198      13,005
     Diluted.........................     14,821      16,521      14,931      13,806      13,102      13,198      13,005

                                                                                                    FOR THE SIX-MONTHS
                                                     FOR THE YEARS ENDED MARCH 31,                  ENDED SEPTEMBER 30,
                                       ---------------------------------------------------------   ---------------------
                                         1995        1996        1997        1998        1999        1998        1999
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
FINANCIAL INFORMATION
  Working capital....................  $ 444,525   $ 276,401   $  46,418   $  40,621   $  33,220   $  32,341   $  38,110
  Total assets.......................  1,776,996   1,577,070     167,167     119,303      89,557     112,586      88,961
  Long-term debt.....................    422,751     403,831      27,482      22,923       9,001      32,025       9,346
  Redeemable preferred stock.........    175,019     187,292     189,402     214,996     243,169     228,744     258,319
  Stockholders' equity (deficit).....    304,150     202,463    (113,507)   (141,902)   (177,933)   (166,956)   (194,077)
  Book value per share of common
     stock...........................      18.51       12.15       (8.22)     (10.28)     (13.68)     (12.84)     (14.92)
  Shares of common stock outstanding
     (in thousands)..................     16,432      16,667      13,806      13,806      13,005      13,005      13,005

KEY FINANCIAL RATIOS
  Ratio of earnings to fixed charges
     and preferred dividends (1).....     1.53:1          --          --          --          --          --          --
  Deficiency of earnings to fixed
     charges and preferred dividends
     (1).............................         --   $ (25,165)  $ (15,391)  $ (50,726)  $ (36,019)  $ (19,334)  $ (19,013)
  Redeemable preferred stock and
     long-term debt as a percent of
     total capitalization............      66.3%       74.5%      209.8%      247.8%      339.7%      278.0%      363.7%


------------------


(1) For purposes of this computation, earnings are defined as income (loss) from continuing operations before accounting for our investment in National Steel Corporation, equity in income of affiliates, income tax provision and minority interest plus fixed charges. Fixed charges are the sum of interest expense and accrued dividends on our preferred stock on a pre-tax basis. Historical ratios of earnings to fixed charges for fiscal 1996, 1997, 1998 and 1999, and for the six months ended September 30, 1998 and 1999, were less than one-to-one.

MERGER-RELATED EXPENSES

     The following is an estimate of the costs and expenses incurred or expected to be incurred in connection with the merger:


SEC filing fee................................................................   $    9,014
Financial advisor fees and expenses...........................................      400,000
Legal fees and expenses.......................................................    1,170,000
Accounting fees and expenses..................................................      110,000
Printing and mailing..........................................................      450,000
Litigation settlement fees and expenses.......................................    1,100,000
Consideration for standstill arrangements.....................................      900,000
Miscellaneous.................................................................      100,000
                                                                                 ----------
  Total.......................................................................   $4,239,014
                                                                                 ----------
                                                                                 ----------


     Those expenses not already incurred are reflected in the pro forma financial data presented below.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     In the tables on the pages that follow, we are providing you with our unaudited pro forma condensed consolidated statements of operations, which are based on our historical consolidated statements of operations for the year ended March 31, 1999, adjusted as if the merger had been completed on April 1, 1998, and for the six months ended September 30, 1999, adjusted as if the merger had been completed on April 1, 1999. The pro forma condensed balance sheet is based on our historical balance sheet at September 30, 1999, adjusted to give effect to the merger as of that date. Xetava results and balance sheet are already included in our consolidated amounts as Xetava is a wholly-owned subsidiary of ours. You should read this unaudited pro forma condensed consolidated financial information in conjunction with the historical financial statements and accompanying notes contained in our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999 and our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999, copies of which we are attaching as Annex E and Annex F, respectively, to this proxy statement/prospectus. You should not rely on the unaudited pro forma financial information as an indication of our results of operations or financial position after the completion of the merger. Each of the statements is presented as if the holders of 50% of each series of our preferred stock elected to receive the applicable alternate consideration available for their preferred stock in the merger, and as if 100% of such holders elected the alternate consideration.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   AS IF THE HOLDERS OF 50% OF EACH SERIES OF
              PREFERRED STOCK ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                            FOR THE YEAR ENDED MARCH 31, 1999
                                                                         ----------------------------------------
                                                                          AVATEX       PRO FORMA
                                                                         HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                                         ----------    -----------      ---------
OPERATING COSTS
  Operating costs, including general and administrative costs.........    $  7,283                      $   7,283
  Depreciation and amortization.......................................          43                             43
                                                                          --------      ---------       ---------
TOTAL OPERATING COSTS.................................................      (7,326)                        (7,326)
  Other expense.......................................................      (1,799)                        (1,799)
  Interest and dividend income........................................       2,052      $    (571)(e)       1,481
  Interest expense....................................................         768          1,998 (d)       2,766
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS BEFORE NATIONAL STEEL CORPORATION,
  EQUITY IN INCOME (LOSS) OF AFFILIATES, INCOME TAX PROVISION
  (BENEFIT) AND MINORITY INTEREST.....................................      (7,841)        (2,569)        (10,410)
NATIONAL STEEL CORPORATION
  National Steel Corporation net preferred dividend income............          --                             --
  Loss on National Steel Corporation settlement.......................          --                             --
Equity in income (loss) of affiliates.................................       1,270                          1,270
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION (BENEFIT)
  AND MINORITY INTEREST...............................................      (6,571)        (2,569)         (9,140)
Income tax provision (benefit)........................................          --                             --
Minority interest in results of operations of consolidated
  subsidiaries........................................................          --                             --
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS.......................................      (6,571)        (2,569)         (9,140)
Preferred stock dividends.............................................     (28,178)        28,178 (b)          --
                                                                          --------      ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON
  STOCKHOLDERS........................................................    $(34,749)     $  25,609       $  (9,140)
                                                                          --------      ---------       ---------
                                                                          --------      ---------       ---------
                                                                                --             --              --
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS
  PER SHARE: (g)
  Loss from continuing operations.....................................    $  (2.65)                     $   (0.30)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING...........................      13,102         17,519 (b)      30,621
Ratio of earnings to fixed charges and
  preferred dividends(f)..............................................          (f)                            (f)


      See notes to pro forma condensed consolidated financial information.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

    AS IF 100% OF PREFERRED STOCKHOLDERS ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                            FOR THE YEAR ENDED MARCH 31, 1999
                                                                         ----------------------------------------
                                                                          AVATEX       PRO FORMA
                                                                         HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                                         ----------    -----------      ---------
OPERATING COSTS
  Operating costs, including general and administrative costs.........    $  7,283                      $   7,283
  Depreciation and amortization.......................................          43                             43
                                                                          --------      ---------       ---------
TOTAL OPERATING COSTS                                                       (7,326)                        (7,326)
  Other expense.......................................................      (1,799)                        (1,799)
  Interest and divided income.........................................       2,052           (952)(e)       1,100
  Interest expense....................................................         768          3,995 (d)       4,763
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS BEFORE NATIONAL STEEL CORPORATION,
  EQUITY IN INCOME (LOSS) OF AFFILIATES, INCOME TAX PROVISION
  (BENEFIT) AND MINORITY INTEREST.....................................      (7,841)        (4,947)        (12,788)
NATIONAL STEEL CORPORATION
  National Steel Corporation net preferred dividend
     income...........................................................          --                             --
  Loss on National Steel Corporation settlement.......................          --                             --
Equity in income (loss) of affiliates.................................       1,270                          1,270
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX
  PROVISION (BENEFIT) AND MINORITY INTEREST...........................      (6,571)        (4,947)        (11,518)
Income tax provision (benefit)........................................          --                             --
Minority interest in results of operations of consolidated
  subsidiaries........................................................          --                             --
                                                                          --------      ---------       ---------
LOSS FROM CONTINUING OPERATIONS.......................................      (6,571)        (4,947)        (11,518)
Preferred stock dividends.............................................     (28,178)        28,178 (b)          --
                                                                          --------      ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON
  STOCKHOLDERS........................................................    $(34,749)     $  23,231       $ (11,518)
                                                                          --------      ---------       ---------
                                                                          --------      ---------       ---------
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE:(G)
  Loss from continuing operations.....................................    $  (2.65)                     $   (0.96)
Average number of common shares outstanding...........................      13,102         (1,099)(b)      12,003
Ratio of earnings to fixed charges and preferred
  dividends(f)........................................................             (f)                            (f)


      See notes to pro forma condensed consolidated financial information.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

           AS IF THE HOLDERS OF 50% OF EACH SERIES OF PREFERRED STOCK
                      ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             FOR THE SIX MONTHS ENDED
                                                                               SEPTEMBER 30, 1999
                                                                    ------------------------------------------
                                                                     AVATEX         PRO FORMA
                                                                    HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                                    ----------      -----------      ---------
OPERATING COSTS
  Operating costs, including general and administrative costs....    $  4,254                        $   4,254
  Depreciation and amortization..................................          21                               21
                                                                     --------        ---------       ---------
TOTAL OPERATING COSTS............................................      (4,275)                          (4,275)
  Other expense..................................................        (293)                            (293)
  Interest and dividend income...................................       1,084             (269)(e)         815
  Interest expense...............................................         379              984 (d)       1,363
                                                                     --------        ---------       ---------
LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSS OF
  AFFILIATES.....................................................      (3,863)          (1,253)         (5,116)
Equity in loss of affiliates.....................................      (2,890)                          (2,890)
                                                                     --------        ---------       ---------
LOSS FROM CONTINUING OPERATIONS..................................      (6,753)          (1,253)         (8,006)
Preferred stock dividends........................................     (15,150)          15,150 (b)          --
                                                                     --------        ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON
  STOCKHOLDERS...................................................    $(21,903)       $  13,897       $  (8,006)
                                                                     --------        ---------       ---------
                                                                     --------        ---------       ---------
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE
  Loss from continuing operations................................    $  (1.68)                       $   (0.26)
Average number of common shares outstanding......................      13,005           17,519 (b)      30,524
Ratio of earnings to fixed charges and preferred
  dividends(f)...................................................             (f)                              (f)


           See notes to condensed consolidated financial statements.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

           AS IF THE HOLDERS OF 50% OF EACH SERIES OF PREFERRED STOCK
                      ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                 AT SEPTEMBER 30, 1999
                                                                        ---------------------------------------
                                                                          AVATEX      PRO FORMA
                                                                        HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                        ----------    -----------     ---------
                                ASSETS
CURRENT ASSETS
  Cash and short-term investments.....................................  $   39,587     $ (10,748)(e)  $  28,839
  Receivables-net.....................................................       1,865                        1,865
  Other current assets................................................       1,063                        1,063
                                                                        ----------     ---------      ---------
TOTAL CURRENT ASSETS..................................................      42,515       (10,748)        31,767
INVESTMENTS IN AFFILIATES.............................................      24,141        (2,198)(b)     21,943
PROPERTY AND EQUIPMENT................................................         174                          174
  Less accumulated depreciation and amortization......................          90                           90
                                                                        ----------     ---------      ---------
NET PROPERTY AND EQUIPMENT............................................          84            --             84
MISCELLANEOUS ASSETS..................................................      22,221                       22,221
                                                                        ----------     ---------      ---------
TOTAL ASSETS..........................................................  $   88,961     $ (12,946)     $  76,015
                                                                        ----------     ---------      ---------
                                                                        ----------     ---------      ---------

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable....................................................  $    1,571     $      --      $   1,571
  Other accrued liabilities...........................................       2,834                        2,834
                                                                        ----------     ---------      ---------
TOTAL CURRENT LIBILITIES..............................................       4,405            --          4,405
LONG-TERM DEBT........................................................       9,346        14,063 (d)     23,409
OTHER LONG-TERM LIABILITIES...........................................      10,968                       10,968
COMMITMENTS AND CONTINGENCIES.........................................          --                           --
REDEEMABLE PREFERRED STOCK............................................     258,319      (258,319)(b)         --
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock........................................................      69,032       (68,708)(c)        324
  Capital in excess of par value......................................     119,103        82,671 (c)    201,774
  Warrants outstanding................................................          --           688 (d)        688
  Accumulated other comprehensive loss................................        (615)           --           (615)
  Accumulated deficit.................................................    (379,676)      218,857 (d)   (160,819)
                                                                        ----------     ---------      ---------
                                                                          (192,156)      233,508         41,352
  Less: equity in cost of common stock to the Corporation held by
     Phar-Mor, Inc....................................................      (1,921)       (2,198)(b)     (4,119)
                                                                        ----------     ---------      ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..................................    (194,077)      231,310         37,233
                                                                        ----------     ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..................  $   88,961     $ (12,946)     $  76,015
                                                                        ----------     ---------      ---------
                                                                        ----------     ---------      ---------
Book value per share of common stock..................................  $   (14.92)                   $    1.22
Shares of common stock outstanding....................................      13,005        17,519 (b)     30,524


      See notes to pro forma condensed consolidated financial information.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

    AS IF 100% OF PREFERRED STOCKHOLDERS ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                    FOR THE SIX MONTHS ENDED
                                                                                       SEPTEMBER 30, 1999
                                                                              ------------------------------------
                                                                               AVATEX      PRO FORMA
                                                                              HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                              ----------   -----------   ---------
OPERATING COSTS
  Operating costs, including general and administrative costs...............   $  4,254                  $   4,254
  Depreciation and amortization.............................................         21                         21
                                                                               --------     ---------    ---------
TOTAL OPERATING COSTS.......................................................     (4,275)                    (4,275)
  Other expense.............................................................       (293)                      (293)
  Interest and dividend income..............................................      1,084          (459)(c)       625
  Interest expense..........................................................        379         1,969 (d)     2,348
                                                                               --------     ---------    ---------
LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSS OF AFFILIATES.........     (3,863)       (2,428)      (6,291)
Equity in loss of affiliates................................................     (2,890)           --       (2,890)
                                                                               --------     ---------    ---------
LOSS FROM CONTINUING OPERATIONS.............................................     (6,753)       (2,428)      (9,181)
Preferred stock dividends...................................................    (15,150)       15,150 (b)        --
                                                                               --------     ---------    ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS APPLICABLE TO COMMON
  STOCKHOLDERS..............................................................   $(21,903)    $  12,722    $  (9,181)
                                                                               --------     ---------    ---------
                                                                               --------     ---------    ---------
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE
  Loss from continuing operations...........................................   $  (1.68)                 $   (0.77)
Average number of common shares outstanding.................................     13,005        (1,099)(b)    11,906
Ratio of earnings to fixed charges and preferred dividends(f)...............         (f)                        (f)


           See notes to condensed consolidated financial statements.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    AS IF 100% OF PREFERRED STOCKHOLDERS ELECTED THE ALTERNATE CONSIDERATION
                                  (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               AT SEPTEMBER 30, 1999
                                                                      ----------------------------------------
                                                                        AVATEX      PRO FORMA
                                                                      HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                                      ----------    -----------      ---------
                              ASSETS
CURRENT ASSETS
  Cash and short-term investments..................................   $   39,587     $ (18,373)(e)   $  21,214
  Receivables--net.................................................        1,865                         1,865
  Other current assets.............................................        1,063                         1,063
                                                                      ----------     ---------       ---------
TOTAL CURRENT ASSETS...............................................       42,515       (18,373)         24,142
INVESTMENTS IN AFFILIATES..........................................       24,141        (2,198)(b)      21,943
PROPERTY AND EQUIPMENT.............................................          174                           174
  Less accumulated depreciation and amortization...................           80                            90
                                                                      ----------     ---------       ---------
NET PROPERTY AND EQUIPMENT.........................................           84        --                  84
MISCELLANEOUS ASSETS...............................................       22,221                        22,221
                                                                      ----------     ---------       ---------
TOTAL ASSETS.......................................................   $   88,961     $ (20,571)      $  68,390
                                                                      ----------     ---------       ---------
                                                                      ----------     ---------       ---------
          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable.................................................   $    1,571     $  --           $   1,571
  Other accrued liabilities........................................        2,834                         2,834
                                                                      ----------     ---------       ---------
TOTAL CURRENT LIABILITIES..........................................        4,405        --               4,405
LONG-TERM DEBT.....................................................        9,346        28,126 (d)      37,472
OTHER LONG-TERM LIABILITIES........................................       10,968                        10,968
COMMITMENTS AND CONTINGENCIES......................................       --                            --
REDEEMABLE PREFERRED STOCK.........................................      258,319      (258,319)(b)      --
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock.....................................................       69,032       (68,894)(c)         138
  Capital in excess of par value...................................      119,103        68,894 (c)     187,997
  Warrants outstanding.............................................           --         1,375 (d)       1,375
  Accumulated other comprehensive loss.............................         (615)           --            (615)
  Accumulated deficit..............................................     (379,676)      210,445 (d)    (169,231)
                                                                      ----------     ---------       ---------
                                                                        (192,156)      211,820          19,664
  Less: equity in cost of common stock to the Corporation held by
     Phar-Mor, Inc.................................................       (1,921)       (2,198)(b)      (4,119)
                                                                      ----------     ---------       ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...............................     (194,077)      209,622          15,545
                                                                      ----------     ---------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)...............   $   88,961     $ (20,571)      $  68,390
                                                                      ----------     ---------       ---------
                                                                      ----------     ---------       ---------
Book value per share of common stock...............................   $   (14.92)                    $    1.31
Shares of common stock outstanding.................................       13,005        (1,099)(b)      11,906


      See notes to pro forma condensed consolidated financial information.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


       (a) For the financial statements contained herein, Xetava is consolidated in our balance sheet at September 30, 1999 and with our results of operations for the year ended March 31, 1999 and the six months ended September 30, 1999. The merger will not change any historical results of operations or balance sheet amounts. Avatex Funding is also shown consolidated in the pro forma financial statements.


       (b) As a result of the merger, our preferred stockholders can either become common stockholders of us or elect to receive the alternate consideration for their preferred stock in the merger. In either case, our $5 Preferred Stock and the $4.20 Preferred Stock will be eliminated in the merger. As a result of the elimination of these preferred stocks, any and all rights and preferences of these stocks, including to accrued but unpaid dividends and sinking-fund payment arrearages, will be extinguished automatically.

     If the holders of 50% of each series of preferred stock elect to receive the applicable alternate consideration for their preferred stock, approximately 18,617,670 additional shares of New Avatex Common Stock will be issued in the merger. The total shares of common stock outstanding after the merger, including the 13,806,487 shares of common stock to be held by our existing common stockholders, will be approximately 32,424,157. If all of the preferred stockholders elect to receive the applicable alternate consideration, then the total shares will remain 13,806,487.

       In addition, Phar-Mor owns 2,086,200 shares of our common stock. These shares are treated similarly to treasury stock and are deducted from our shares outstanding in calculating our earnings per share. Our equity in the shares of our common stock that Phar-Mor owns is 38.4% or 801,101 shares. Simultaneously with the completion of the merger, Phar-Mor will acquire an additional 2,862,400 shares of our common stock. As a result of this acquisition, we will reduce the number of shares of our common stock outstanding by 38.4% of this amount, or 1,099,162 shares. We will also reduce our investment in Phar-Mor and increase our treasury stock by 38.4% of the purchase price, or $2,198,323. Total treasury stock will be 1,900,263 shares.

       Shares of our common stock to be outstanding after the merger will be approximately 30,523,894 if the holders of 50% of each series of preferred stock elect to receive the applicable alternate consideration, or 11,906,224 if all of the preferred stockholders elect to receive the applicable alternate consideration.

       (c) As a result of the merger, the par value of our common stock will decrease from $5.00 to $.01 per share. The difference in the par value will be transferred to "capital in excess of par value." The book value of our common stock will not be changed as a result of the merger, except for the adjustment of the par value. In addition, the number of shares of our common stock to be outstanding after the merger is assumed to increase in the pro forma scenario where holders of 50% of each series of our preferred stock elect to receive the applicable alternate consideration. The dollar amount added to equity for New Avatex Common Stock to be issued in the merger is based on the market value of our existing shares of common stock on June 21, 1999, the first business day after our announcement of the merger.


       (d) The difference in the carrying value of the preferred stock, including cumulative unpaid dividends, and the value assigned to the common stock, or the cash, notes, warrants and other consideration that may be issued upon the conversion of the $5 Preferred Stock and $4.20 Preferred Stock in the merger is shown as a reduction to the accumulated deficit.


       The warrants are valued using a Black-Scholes model assuming an expected volatility of 73.9% (based on the last five years' actual volatility), a 5.72% risk-free interest rate, a term of 5 years and 3 months and that no dividends are to be paid on the New Avatex Common Stock. The value based on these assumptions is $.50 for each warrant issued. If all of the preferred stockholders elect to receive the applicable alternate consideration, then approximately 2,750,000 warrants would be issued. If the holders of 50% of each series of preferred stock elect to receive the applicable alternate consideration, then 1,375,000 warrants would be issued.

       The 6.75% notes have been discounted using an interest rate of 14.0% to reflect our management's best estimate of a market rate for a similarly collateralized, below investment grade, low interest coverage note. If all of the preferred stockholders elect to receive the applicable alternate consideration in the merger, then approximately $34,000,000 face amount of 6.75% notes would be issued with a carrying value of approximately $28,125,800. The difference in the carrying value and the face amount would be amortized on an effective yield basis over the life of the notes. If the holders of 50% of each series of preferred stock elect to receive the applicable alternate consideration in the merger, then approximately $17,000,000 face amount of 6.75% notes would be issued with a carrying value of approximately $14,062,900. The statement of operations reflects the interest charge based on the 14.0% effective rate.

       The other component of consideration to be received is the deferred contingent cash rights. In the pro forma statements, we assign no value to the deferred contingent cash rights.


       (e) The interest income and cash accounts were reduced for the cash outlays related to the merger. Approximately $3,793,000 for the year ended March 31, 1999 and $3,123,000 for the six months ended September 30, 1999 will be paid after the date of the financial statements to cover merger related expenses. In addition, approximately $15,250,000 will be paid if all of the preferred stockholders elect to receive the applicable alternate consideration in the merger. If the holders of 50% of each series of preferred stock elect to receive the applicable alternate consideration in the merger, then the additional cash outlay will be approximately $7,625,000.



       (f) For purposes of this computation, earnings are defined as loss before equity in income of affiliates, income tax provision and minority interest plus fixed charges. Fixed charges are the sum of interest expense and accrued dividends on our preferred stock on a pre-tax basis. The deficiencies of earnings to fixed charges for pro forma calculations at March 31, 1999 were $10,410,000, in the case where 50% of the holders of each series of preferred stock elect the applicable alternate consideration, and $12,788,000, in the case where all of the preferred stockholders elect the applicable alternate consideration. At September 30, 1999, the deficiencies of earnings to fixed charges for pro forma calculations were $5,116,000, in the case where 50% of the holders of each series of preferred stock elect the applicable alternate consideration, and $6,291,000, in the case where all of the preferred stockholders elect the applicable alternate consideration.


       (g) In computing diluted earnings per share, no additional shares were added for the 3.9 million options outstanding or for the warrants to be issued since the exercise price for the options and warrants exceeded the market price of our common stock on the first business day after the announcement of the merger.

     RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS


                                                HISTORICAL
                          ------------------------------------------------------       SIX MONTHS ENDED
                                          YEARS ENDED MARCH 31,                          SEPTEMBER 30,
                          ------------------------------------------------------    -----------------------
                           1995       1996        1997        1998        1999        1998           1999
                          ------    --------    --------    --------    --------    --------       --------
Ratio of earnings to
  fixed charges........   1.53:1       --          --          --          --          --             --
Deficiency of earnings
  to fixed charges.....     --      $(25,165)   $(15,391)   $(50,726)   $(36,019)   $(19,334)      $(19,013)



     For purposes of this computation, earnings are defined as income (loss) from continuing operations before accounting for our investment in National Steel Corporation, equity in income (loss) of affiliates, income tax provision and minority interest plus fixed charges. Fixed charges are the sum of interest expense and accrued dividends on our preferred stock on a pre-tax basis. Historical ratios of earnings to fixed charges for fiscal 1996, 1997, 1998 and 1999, and for the six months ended September 30, 1998 and 1999, were less than one-to-one.

                             THE MERGER TRANSACTION

BACKGROUND OF THE MERGER

     The FoxMeyer bankruptcy and our originally proposed merger into Xetava.

     In August 1996, our primary operating unit, FoxMeyer Corporation, was forced to seek relief under chapter 11 of the U.S. Bankruptcy Code, thereby dissipating a significant amount of our value. Shortly after the bankruptcy filing, aggrieved creditors of FoxMeyer challenged our ownership of certain former FoxMeyer assets that were unrelated to FoxMeyer's core pharmaceuticals distribution business. Following these adverse occurrences, we moved quickly to ensure our corporate existence by, among other things, developing and implementing critical strategic priorities aimed at preserving and maximizing the remaining enterprise value.

     On January 10, 1997, we filed a ten count lawsuit against McKesson Corporation and certain major pharmaceutical manufacturers styled FoxMeyer Health Corporation v. McKesson Corporation, et al., in the 95th Judicial District Court of Dallas County, Texas. In November 1998, we filed an amended petition, in which we withdrew three of the counts asserted in our original petition. As so amended, we are alleging, among other things, that McKesson and the pharmaceutical manufacturers conspired to drive our pharmaceutical distribution subsidiary, FoxMeyer Drug Company, out of business, and that McKesson obtained confidential financial and competitive information and used the information to cause damage to us. We are seeking to recover in excess of $400 million in compensatory damages, plus punitive damages. On December 3, 1998, McKesson filed a counterclaim against us and a third-party complaint against Bart A. Brown, Jr., the Chapter 7 Trustee of FoxMeyer Corporation and FoxMeyer Drug Company, and three of our current or former officers, Abbey Butler, Melvyn Estrin and Edward Massman, alleging claims of fraudulent misrepresentation, negligent misrepresentation, breach of letter agreement and inducing breach of contract.

     During our fiscal year ended March 31, 1998, we had significant success in implementing the strategic priorities outlined at our 1997 annual meeting of stockholders. These included:

          1. a significant reduction in operating cash outflows;

          2. the retention of key qualified personnel familiar with our remaining assets and obligations;

          3. the development and prosecution of our litigation against McKesson and certain major pharmaceutical manufacturers;

          4. the settlement with the FoxMeyer bankruptcy trustee of certain claims made against us and the release of our assets from a temporary restraining order;

          5. the restoration of our liquidity and the elimination of substantial healthcare, environmental and other liabilities through a negotiated settlement of our former preferred stock holdings in National Steel Corporation;

          6. the acquisition of all shares of common stock of Phar-Mor held by Hamilton Morgan LLC in order to thereby maximize our flexibility in determining the management of and realization on this asset; and

          7. the elimination of certain other of our or our subsidiaries' material retiree benefit obligations.

     Notwithstanding the success of these actions, however, the financial problems brought about by the FoxMeyer bankruptcy also led us to defer dividends on our $5 Preferred Stock, which has a face value of $50.00 per share, and our $4.20 Preferred Stock, which has a face value of $40.00 per share. These deferrals began with the dividends payable on January 15, 1997. As of April 15, 1998, the dividends accrued and not paid were $4.9 million ($7.50 per share) on the $5 Preferred Stock, and $29 million (approximately $6.73 per share) on the $4.20 Preferred Stock and the redemption value of the $5 Preferred Stock and $4.20 Preferred Stock was $239 million (including the accrued dividends). In addition, as of April 15, 1998, we had not made the sinking fund payments with respect to 88,000 shares of our $5 Preferred Stock scheduled for January 1998. Our

Board, in reviewing our company's financial restraints, believed we could remain a viable entity if given the opportunity to restructure our operations and invest our remaining cash on hand to revitalize our company. With this goal in mind, our Board believed that we would not be in a position to pay preferred dividends for some time, and that accordingly, the accrued but unpaid preferred dividends would continue to grow. Faced with the dilemma of having insufficient cash both to satisfy the obligations to our preferred stockholders and to fund the long-term goal of maximizing the value of our remaining enterprise, our management and our Board began in late 1997 to consider options for the recapitalization of our company with the goal of revitalizing us by realigning the interests of all of our stockholders. We believed this realignment was necessary to our continuing viability because as the preferred stock dividends continued to accrue, the interests of our preferred stockholders would likely favor our liquidation, while the interests of our common stockholders would continue to favor our continuation as a going concern.

     Based on the foregoing, and in determining the appropriate approach for accomplishing our objectives, commencing in early 1998, our Board and management began to consider numerous alternative mechanisms for achieving an equity recapitalization including, among others, the following:

          1. negotiating settlements, in whole or in part, with holders of shares of the $5 Preferred Stock and $4.20 Preferred Stock;

          2. negotiating exchanges, in whole or in part, of our common stock for the $5 Preferred Stock and $4.20 Preferred Stock;

          3. making open-market purchases of $5 Preferred Stock and $4.20 Preferred Stock;

          4. paying a portion of accrued dividends in combination with a merger and/or issuing warrants or options in combination with a merger;

          5. proposing our merger into Xetava; and

          6. a combination of any or all of the above.

     Against this background, our Board continued to consider restructuring options that would appeal to all classes of our stockholders and engaged the investment banking firm of Gordian Group, L.P. In February and March of 1998, our management had several meetings with significant holders of our $5 Preferred Stock and $4.20 Preferred Stock to discuss various alternatives to accomplish our objectives. These holders indicated that they favored full payment of accrued dividends. Our management believed that, given our company's financial position, this would not be possible. The parties were unable to agree on a mutually acceptable form of transaction.

     Our management did not initiate discussions with any potential merger partners at that time. Because of our financial problems, especially those emanating from our obligations to our preferred stockholders, our management did not believe that any third party candidate existed that would be interested in acquiring our company. In addition, our financial problems effectively precluded us from using our common stock as a currency to acquire an operating business. Instead, our management believed our resources would be better spent and all of our stockholders' interests better served by pursuing an equity recapitalization transaction.

     On April 9, 1998, our Board met and formally considered the proposed merger of us into Xetava to recapitalize our company. The original merger proposal was embodied in a merger agreement between us and Xetava approved by our Board on April 9, 1998. Pursuant to the original merger agreement, we would have merged with and into Xetava with Xetava being the surviving corporation in that merger. At the effective time of the original merger, Xetava was to change its name to "Avatex Corporation." Pursuant to the original merger agreement:

     o each issued and outstanding share of our common stock would have been converted into 0.5 share of common stock of Xetava;

     o each issued and outstanding share of our $5 Preferred Stock would have been converted into 4.1249 shares of Xetava common stock;

     o each issued and outstanding share of our $4.20 Preferred Stock would have been converted into 3.7271 shares of Xetava common stock; and

     o each outstanding option to purchase shares of our common stock would have been assumed by Xetava and would be deemed to constitute an option to acquire 0.5 share of Xetava common stock.

     The exchange ratios for the $5 Preferred Stock and the $4.20 Preferred Stock in the original merger reflected accrued, unpaid and undeclared dividends, through the effective time, on the $5 Preferred Stock and $4.20 Preferred Stock, respectively. As a result of the original merger, holders of $5 Preferred Stock and $4.20 Preferred Stock would no longer have been entitled to receive these dividends. If the original merger had been consummated, the holders of our $5 Preferred Stock and $4.20 Preferred Stock would have received, in the aggregate, 73.1% of Xetava common stock, and the holders of our common stock would have received 26.9% of Xetava common stock. Therefore, holders of our common stock would have experienced substantial dilution as a result of the original merger.

     The shares of Xetava common stock that would have been issued in the original merger were to be substantially similar to the shares of our common stock. The major differences between our common stock and the contemplated Xetava common stock were to be that (a) the Xetava common stock was to be subject to a transfer restriction designed to protect our then existing significant tax loss and credit carryforwards and to restrict transfers to any person who was, or as a result of the transfer would become, a holder of five percent of our outstanding common stock, and (b) the Xetava common stock was to have a par value of $0.01 per share.

     Litigation in response to the original Xetava merger.

     In response to our public announcement of the original merger proposal, Elliott Associates, L.P. filed an individual action in the Delaware Court of Chancery styled Elliott Associates, L.P. v. Avatex Corp. Also in response to the public announcement of the original merger proposal, two class action lawsuits were commenced in the Delaware Court of Chancery. These actions were styled as Harbor Finance Partners Ltd. and Anvil Investment Partners, L.P. v. Butler, et al. and Strougo v. Butler. We refer to these class actions as the "DELAWARE CLASS ACTIONS". The Delaware Class Actions were brought on behalf of all holders of $5 Preferred Stock and $4.20 Preferred Stock whose rights and interests would have been affected by the original merger proposal. Each of these lawsuits alleged that:

     o the consideration to be paid to our preferred stockholders in the original merger was grossly inadequate;

     o the approval of the original merger agreement by our Board and the consummation of the original merger proposal constituted breaches of our directors' fiduciary duties;

     o the approvals of the holders of at least two-thirds of the issued and outstanding $5 Preferred Stock and $4.20 Preferred Stock, each voting separately as a class, were required to approve the original merger proposal; and

     o our Board's failure to afford the preferred stockholders separate class votes on the original merger proposal constituted a breach of the certificates of designation for each class of our preferred stock, a breach of the implied covenant of good faith and fair dealing owed by our company to our preferred stockholders, and an anticipatory breach of the certificates of designation for the preferred stock.

Each of the lawsuits sought, among other things, to enjoin the original merger proposal or, in the alternative, to rescind the original merger proposal if consummated and requested unspecified money damages. In its action, Elliott Associates also alleged that the original merger proposal was motivated primarily or solely for the purpose of preserving the tenure of our directors.

     On April 23, 1998, a complaint was filed with the Court of Chancery of the State of Delaware styled as Intrieri, et al. v. Avatex Corporation. The complaint was brought by four individuals, Vincent Intrieri, Daniel Gropper, Ralph DellaCamera, Jr. and Brian Miller, who claimed to have been elected to our Board on April 20, 1998 by the written consent of the holders of a majority of our preferred stock. At the time that complaint was filed, these four individuals were affiliated with Elliott Associates. The plaintiffs contended that the holders of our $5 Preferred Stock and $4.20 Preferred Stock had the right to elect two directors each because of our failure to pay dividends on each series of our preferred stock for six consecutive quarters. The plaintiffs also contended that they were validly elected to our Board. In order to secure a prompt hearing on the preferred stockholder's class voting claims in the lawsuits challenging the original merger, on May 1, 1998, we consented to the election of Vincent Intrieri and Daniel Gropper to our Board by the holders of our $4.20 Preferred Stock. On June 8, 1998, the Delaware Court of Chancery ruled that Ralph DellaCamera, Jr. and Brian Miller were validly elected to our Board by the written consent of a majority of holders of our $5 Preferred Stock and $4.20 Preferred Stock. The size of our Board was thereby increased to eleven directors, four of whom have been elected by holders of our preferred stock.

     On May 22, 1998, the Delaware Class Actions were consolidated under the caption In re Avatex Shareholders Litigation. We refer to the consolidated Delaware Class Actions and the Elliott Associates action jointly as the "DELAWARE ACTIONS."

     On June 3, 1998, the Delaware Chancery Court held a hearing with respect to the allegations in the Delaware Actions that the original merger proposal required the separate approvals of the holders of two-thirds of the $5 Preferred Stock and the $4.20 Preferred Stock and that, without these approvals, we would breach the certificates of designation for our preferred stock by consummating the original merger proposal. In connection with this hearing, plaintiffs conceded that the holders of our $4.20 Preferred Stock were not entitled to a class vote on our original merger proposal. Following this hearing, the Delaware Chancery Court ruled that the holders of our $5 Preferred Stock were not entitled to separate class or series votes with respect to the original merger proposal.

     On June 8, 1998, we advised the Delaware Chancery Court that our Board would meet to determine whether it would be appropriate to reconsider and/or modify the terms of the original proposed merger based on a number of events that had occurred since our Board had approved the original merger proposal. These events included the commencement of the Delaware Actions and potential changes in the values of certain of our assets.

     Elliott Associates and the class plaintiffs in the Delaware Class Actions appealed the June 3, 1998 decision of the Delaware Chancery Court. On August, 28, 1998, the Delaware Supreme Court reversed the Chancery Court's decision and held that consummation of the original merger required the consent of the holders of two-thirds of our $5 Preferred Stock.

     Our Board's considerations after the Delaware Supreme Court decision and our preliminary discussions with the Elliott/Marx Stockholders.

     Following the Delaware Supreme Court's ruling, our management began to reconsider its alternatives to the original merger proposal for achieving the desired equity recapitalization of our company that would appeal to all classes of our stockholders. Any alternative would have to appeal and be fair to our common stockholders given that most alternatives that were considered would require approval by our common stockholders. Among the alternatives our management considered were the following:

          1. restructuring the original merger proposal in a manner that would still not require the approval of our preferred stockholders and be within the parameters set forth in the Delaware Supreme Court's decision;

          2. making open-market purchases of $5 Preferred Stock and/or $4.20 Preferred Stock;

          3. negotiating settlements, in whole or in part, with our preferred stockholders, including Elliott Associates;

          4. negotiating exchanges, in whole or in part, of our common stock for the $5 Preferred Stock and $4.20 Preferred Stock;

          5. seeking protection under the bankruptcy laws; and

          6. a combination of any or all of the above.

     Because of the continued uncertainty concerning our viability emanating from our financial burdens to our preferred stockholders and from the Delaware Actions, our management did not consider a business combination or other strategic transaction as a realistic alternative. No party approached us to consider such a transaction, nor did our management believe there existed any candidate that would be interested in acquiring our company. Instead, our management continued to believe an equity recapitalization would provide the best avenue to preserve and maximize our enterprise value.

     In mid-September 1998, certain members of our management, representatives of Elliott Associates and Moses Marx began to discuss preliminarily alternatives for an equity recapitalization and litigation settlement. Elliott Associates, Moses Marx and entities affiliated or associated with them represented a significant portion of the outstanding shares of our $5 Preferred Stock and $4.20 Preferred Stock. Sometimes we refer to these stockholders as the "Elliott/Marx Stockholders." Discussions with the Elliott/Marx Stockholders continued intermittently through October and into early November 1998. Messrs. Daniel Gropper and Vincent Intrieri were two of the representatives of Elliott Associates that participated in these discussions. They are also two of the four directors elected to our Board of Directors by our preferred stockholders. Beginning in early October 1998, Mr. Intrieri ceased participating in the discussions between the Elliott/Marx Stockholders and us. Mr. Gropper, however, continued to actively participate, as one of the representatives of the Elliott/Marx Stockholders, in the negotiation of the terms of a potential transaction. These discussions focused on consideration alternatives that could be offered to our preferred stockholders in an equity recapitalization that would still be acceptable to our common stockholders. These discussions were primarily structural in nature. During this period, the parties were unable to agree on an acceptable recapitalization framework. By early November 1998, it appeared unlikely that the parties would be able to negotiate an acceptable transaction framework, as the proposals made to us would, in our management's opinion, significantly impair our viability or force a liquidation of our assets. In addition, our management believed that none of these proposals would be supported by our common stockholders.

     Discussions with the Elliott/Marx Stockholders establishing a framework of potential transactions.

     In an attempt to revitalize the discussions with the Elliott/Marx Stockholders, on November 24, 1998 our Co-Chairmen of the Board and Co-Chief Executive Officers, Abbey Butler and Melvyn Estrin, met with Daniel Gropper, a representative of Elliott Associates, and Moses Marx. By the conclusion of the meeting, the parties agreed conceptually to basic elements of an overall framework for an equity recapitalization. These elements included affording our preferred stockholders the opportunity in a recapitalization transaction to choose between receiving our common stock or a package of alternative types of consideration. This alternative consideration would include a four-part combination of cash, warrants, a debt instrument or a preferred equity security that would be convertible into debt that, in either case, would be issued by a newly-formed, special purpose subsidiary and secured by shares of Phar-Mor common stock, and a participation in any recovery we obtain from our McKesson litigation. Our management indicated that any negotiated transaction would be conditioned upon the settlement of the Delaware Actions. Elliott Associates informed us that, as part of the settlement of their action, we would have to agree to reimburse Elliott Associates for the attorneys' and advisory fees that it had incurred and will incur in connection with the prosecution and settlement of their litigation. Our management agreed to this concept. In addition, our management requested that the Elliott/Marx Stockholders agree to a standstill arrangement, which would, among other things, require these stockholders to dispose of the shares of our common stock that they owned. The Elliott/Marx Stockholders requested that we purchase or find another person who would be interested in purchasing the shares of our common stock beneficially owned by them. The meeting resulted in a potentially acceptable framework for an equity recapitalization that would appeal to our preferred and common stockholders and potentially acceptable specific values that would be attributed to, or amounts of the possible different components of, consideration issuable in a transaction. At the conclusion of the meeting, the parties agreed to continue discussions to refine the structure of, and identify and resolve issues related to, such a potential recapitalization transaction and to consult their legal advisors.

     In late November and early December 1998, Messrs. Butler and Estrin discussed the framework emanating from the November 24 meeting with our legal advisors and other members of our management. In addition, during the first week of December 1998, our management contacted Gordian Group, which acted as our financial advisor in the original merger proposal, to discuss the possible transaction framework. Specifically, we asked Gordian to consider the structure and potential consideration values and amounts to see if they thought they would be able to render fairness opinions to our Board in the event we decided to proceed with the contemplated transaction. In addition, we asked Gordian to consider their ability to opine as to our solvency prior to and after giving effect to the contemplated transaction. The Elliott/Marx Stockholders, as well as our management, believed it was appropriate to request the solvency opinion in the context of the transaction structure being considered. The parties agreed that any transaction would be conditioned upon our Board receiving a solvency opinion and appropriate fairness opinions.

     During December 1998, our legal advisors had intermittent discussions with the legal advisors of the Elliott/Marx Stockholders to continue to identify and resolve open issues and to negotiate in greater detail the conceptual transaction framework emanating from the November 24 meeting, including the scope of a standstill arrangement from the Elliott/Marx Stockholders.

     Initial discussions regarding Phar-Mor's potential purchase of shares of our common stock owned by the Elliott/Marx Stockholders.

     Simultaneous with our management's continued discussions with the Elliott/Marx Stockholders, in early December 1998, Messrs. Butler and Estrin, who are also the Co-Chairmen of the Board and the Co-Chief Executive Officers of Phar-Mor, informally discussed with certain of Phar-Mor's directors and management and its general counsel and outside legal counsel the possibility of Phar-Mor purchasing the shares of our common stock beneficially owned by the Elliott/Marx Stockholders. Messrs. Butler and Estrin believed that this purchase would be a good investment for Phar-Mor given Phar-Mor's then existing equity interest in our company, as well as our company's equity interest in Phar-Mor. The purchase would help Avatex's ability to achieve its equity recapitalization, which would help stabilize our company, and thereby reduce the volatility of Phar-Mor's equity investment in us. In this context, Messrs. Butler and Estrin suggested that Phar-Mor consider the proposed purchase of shares of our common stock from the Elliott/Marx Stockholders. On behalf of the Elliott/Marx Stockholders, Phar-Mor was asked to consider a possible purchase price in the $2.35 per share range. Phar-Mor's representatives indicated that they would consider the proposal in more detail and consult with their outside legal counsel, who were not our legal counsel.

     Our considerations in determining to continue to negotiate with the Elliott/Marx Stockholders.

     Our management and Board of Directors believed that an equity recapitalization was the best course of action to follow to ensure the future viability of our company. Although our management and Board considered the possibility of seeking protection under the bankruptcy laws, they concluded that this would not solve the financial burdens facing our company, which emanated from our equity holders and not our creditors. Against this background, our management believed it was advisable and in our company's, as well as all of our stockholders', best interests to settle the Delaware Actions in the context of proposing an overall equity recapitalization that would be supported by and fair to our preferred stockholders and also fair to our common stockholders. After consultation with our legal advisors, our management believed it would be imprudent to attempt to restructure the original merger proposal in a manner that would avoid a vote by our preferred stockholders and potentially lead to further litigation. Our management further believed that it would be impractical to effect an equity recapitalization without the support of the Elliott/Marx Stockholders, who, given the size of their holdings, would likely be able to block the approval of any transaction proposed to our preferred stockholders. Accordingly, in the spirit of trying to achieve the desired equity recapitalization and avoid future litigation, our management believed it was appropriate to continue to discuss with the Elliott/Marx Stockholders possible structures for an equity recapitalization.

     Our management's discussions and negotiations with the Elliott/Marx Stockholders did not preclude it from negotiating with other preferred stockholders. However, since no other significant preferred stockholder initiated serious discussions with our management and the Elliott/Marx Stockholders were willing to discuss formulating a transaction framework that would satisfy our management's objectives and that our management would be willing to propose to our Board as well as our common and preferred stockholders, our management believed it was appropriate to negotiate the proposed transaction with them.

     Preliminary analysis of the proposed transaction by our former financial advisor and our retention of Houlihan Lokey.

     On December 22, 1998, our legal advisors and certain members of our management participated in a telephonic conference with representatives of Gordian and its counsel. The purpose of the conference call was to discuss preliminarily whether, based on the proposed transaction framework presented to Gordian, it might be able to render opinions as to the fairness of the proposed transaction to our common and preferred stockholders and as to our solvency after giving effect to the transaction. Gordian indicated that it believed that the solvency and fairness opinions were linked because of the potential cash payments and debt incurrence contemplated by the possible transaction structure. Gordian further indicated that it believed that the solvency analysis and opinion were predicates to and subsets of the fairness analyses. Gordian's representatives explained the three generic tests for solvency: (i) the ability of a company to pay its debts as they become due; (ii) that the capital of a company after a proposed transaction would not be unreasonably small; and (iii) that on a pro forma basis the fair value and fair saleable value of a company's assets would exceed its stated and identified contingent liabilities. Gordian's representatives went on to explain that any transaction would have to satisfy each of these generic tests to be able to render a solvency opinion. Based on Gordian's preliminary review and analysis of the financial information and assumptions about us that it possessed at that time, which were as of June 1998, and after discussing the same with certain members of our management, the representatives of Gordian indicated to us that, based on the parameters of the potential transaction structure presented to them and without further detailed analysis, Gordian probably would not be in a position to deliver the requested solvency opinion.

     Following the December 22 conference call with Gordian, our management decided to seek the advice of and potentially engage a different financial advisor. After interviewing several potential financial advisors, our management decided to engage Houlihan Lokey Howard & Zukin Financial Advisors as our financial advisor in connection with the possible recapitalization transaction. Houlihan Lokey was formally retained as of January 8, 1999 to render the fairness opinions and solvency opinions described above. Houlihan Lokey was selected because it is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, restructurings and reorganizations, and valuations for corporate and other purposes. Houlihan Lokey was known to our management to have particular experience and expertise in assessing the solvency of companies. In the middle of January 1999, Houlihan Lokey commenced its due diligence and financial analysis of our company in the context of their engagement.

     Initial meeting of Phar-Mor's Board of Directors to consider Phar-Mor purchasing shares of our common stock from the Elliott/Marx Stockholders.

     We were advised that, on February 10, 1999, Phar-Mor's Board of Directors, including Messrs. Butler and Estrin, met to consider, among other things, a potential purchase of shares of our common stock beneficially owned by the Elliott/Marx Stockholders. At this meeting, the Phar-Mor Board indicated that it would not consider a purchase of the shares from the Elliott/Marx Stockholders at $2.35 per share, but would be willing to further consider a possible purchase at $2.00 per share. In addition, we were advised that the Phar-Mor Board created a special committee of its independent directors to further consider and make a recommendation on the matter. Neither

Mr. Butler nor Mr. Estrin were members of this special committee. We understand that the special committee would not make any recommendation without obtaining the advice of an investment banking firm with respect to the fairness of any stock purchase. We understand that shortly after this meeting the special committee retained CIBC Oppenheimer Corp. to evaluate the fairness to Phar-Mor of a possible stock purchase at $2.00 per share.

     Following the February 10th Phar-Mor meeting, Messrs. Butler and Estrin notified the Elliott/Marx Stockholders of the formation of Phar-Mor's special committee and the committee's determination to retain an investment banking firm. Furthermore, Messrs. Butler and Estrin informed the Elliott/Marx Stockholders that the special committee would be evaluating the proposed sale within the context of a $2.00 per share purchase price. The Elliott/Marx Stockholders indicated that price would be acceptable.

     Continued negotiations between our management and the Elliott/Marx Stockholders and discussions to settle the Delaware Actions.

     Throughout January and early February 1999, our legal advisors continued to refine the terms of the transaction framework, including the terms of the settlement of the Delaware Actions. In addition, our legal advisors continued to address and attempt to resolve various tax, Federal securities and Delaware corporate law issues related to the possible transaction structure. In addition, in the interest of avoiding any potential challenge to the adequacy of the stockholder approval of any possible recapitalization transaction, we decided to condition the consummation of any transaction upon the separate approval thereof by the holders of two-thirds of each of our $5 Preferred Stock and $4.20 Preferred Stock.

     On February 12, 1999, our legal advisors circulated initial drafts of the transaction documents for the proposed recapitalization to the Elliott/Marx Stockholders and their legal advisors, including a draft of the merger agreement. On March 15, 1999, our legal advisors and our general counsel met with a representative of the Elliott/Marx Stockholders and one of their legal advisors to further negotiate the terms of the proposed transaction and the transaction documents. Throughout March 1999, our management and our legal advisors had frequent discussions with the Elliott/Marx Stockholders and their legal advisors to identify and resolve open issues. During these negotiations, the Elliott/Marx Stockholders requested they receive a separate cash payment at the closing of the merger in consideration of the ten-year standstill arrangement to which they would agree to be subject. While our management agreed conceptually to this, the amount of any cash consideration was not agreed to by the parties at that time.

     On April 5, 1999, our legal advisors distributed revised drafts of the transaction documents to the Elliott/Marx Stockholders and their legal advisors. In early April 1999, a representative of the Elliott/Marx Stockholders contacted the class plaintiffs in the Delaware Class Actions and their counsel to discuss the proposed framework for a recapitalization/settlement transaction. On April 14, 1999, our legal advisors distributed revised drafts of the transaction documents to the Elliott/Marx Stockholders and their legal advisors and to the class plaintiffs and their legal advisors. Throughout the remainder of April 1999, our management and legal advisors had frequent and extensive discussions with representatives of the Elliott/Marx Stockholders and their legal advisors and the legal advisors to the class plaintiffs to resolve the remaining open issues and to negotiate the final terms of the proposed transaction and the transaction documents.

     Throughout February, March and April 1999, Houlihan Lokey continued to perform its due diligence review and financial analysis of our company.

     We understand that, throughout March and April 1999, CIBC Oppenheimer, on behalf of the special committee of Phar-Mor's Board of Directors, conducted a financial analysis of our company in the context of their evaluating the fairness to Phar-Mor of Phar-Mor's possible purchase of our common stock from the Elliott/Marx Stockholders.

     By the end of April 1999, each of Houlihan Lokey and CIBC Oppenheimer had concluded their financial analyses, and our legal advisors and management had resolved the major open issues with the Elliott/Marx Stockholders and their legal advisors. By this time, we and the Elliott/Marx

Stockholders had finalized the negotiations as to the specific values that would be attributed to and the aggregate amounts of each of the different components of the merger consideration if the transaction structure was approved by our Board, including, with respect to the components of the alternate consideration that would be offered to our preferred stockholders, the:

     o total amount of cash payable;

     o total principal amount of notes to be issued by Avatex Funding, the interest rate for these notes and the maturity of these notes;

     o total number of shares of New Avatex Common Stock issuable upon the exercise of the warrants;

     o exercise price for the warrants;

     o percentage of any net recovery from the McKesson litigation that payments on the deferred contingent cash rights would be made; and

     o total amount payable on the deferred contingent cash rights.

In addition, our management had calculated the exchange ratios for the merger consideration that would be offered to our preferred stockholders and our common stockholders within the framework of the proposed merger transaction. By this time, our management believed it was appropriate to present and recommend the proposed transaction structure to our Board for their consideration. However, at that time, the class plaintiffs still had certain open issues regarding the transaction documents. These issues included the terms of a voting agreement with certain of the class plaintiffs, including with respect to the terms of a proposed release and a standstill agreement to be contained in the voting agreement.

     At the same time we were trying to negotiate the framework of the proposed transaction, we determined that it would also be prudent for us to settle the Delaware Actions. Accordingly, we discussed the parameters of a settlement of the Delaware Actions with the plaintiffs in those actions, including Elliott Associates. These plaintiffs indicated that any settlement would have to include Avatex reimbursing them for the legal costs incurred in prosecuting these lawsuits. Our management indicated that they would agree to these payments so long as the plaintiffs would agree to vote in favor of the proposed transaction and that any payments would be contingent on any proposed transaction being consummated. As part of negotiated terms of the settlement of the Delaware Actions, our management ultimately agreed to reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in connection with the prosecution and settlement of its action and to pay up to $175,000 in attorneys' fees to the counsel for the plaintiffs in the Delaware Class Actions. In the context of the overall settlement of these lawsuits, our management believed these payments were reasonable.

     During our discussions with the Elliott/Marx Stockholders, our management also negotiated the terms of a stockholders' agreement that these stockholders would enter into with us. These stockholders would agree to vote in favor of the proposed transaction, elect to receive the alternate consideration alternative for their shares of preferred stock, and waive certain rights that they have in respect of the merger and release claims they may have against us. In addition, these stockholders would agree to a ten-year standstill arrangement that, among other things, would prohibit them from acquiring additional equity securities of us or seeking to influence or control our management or policies. Our management believed that the standstill would help preserve the negotiated agreements we reached with the Elliott/Marx Stockholders. The standstill would also provide greater assurance that these stockholders would not in the future influence our company in an unsolicited manner and should alleviate the threat, in many instances, of future litigation being brought against our company by these stockholders. However, through their holdings of the 6.75% notes and the warrants, these stockholders will continue to have an interest in our company, but that interest will be less significant than what they currently have. In light of the benefits that our company would derive from the standstill, our management believed that the $600,000 that we ultimately agreed to pay to the Elliott/Marx Stockholders for their standstill was reasonable. For the same reasons, we ultimately also agreed to pay $300,000 to Anvil Investment Partners, one of the named plaintiffs in the Delaware Class Actions, in consideration for the 10-year standstill agreement to which it agreed.

     Meetings of Phar-Mor's Special Committee and Board of Directors to approve Phar-Mor's purchase of shares of our common stock from the Elliott/Marx Stockholders.

     The special committee of Phar-Mor's Board met on May 6, 1999 to consider further Phar-Mor's possible purchase of the shares of our common stock owned by the Elliott/Marx Stockholders. We were advised that, at this meeting, CIBC Oppenheimer made a presentation to the special committee regarding the fairness to Phar-Mor of the possible purchase of 2,862,400 shares of our common stock from the Elliott/Marx Stockholders at a purchase price of $2.00 per share and rendered its opinion to that effect. We understand that the special committee was also advised by its legal advisors, who were different from our legal advisors, regarding the possible stock purchase.

     Following this special committee meeting, the Phar-Mor Board of Directors convened a special meeting to consider the possible stock purchase. We were informed that, after considering the opinion of CIBC Oppenheimer and after consulting its legal advisors, the Phar-Mor Board of Directors authorized and approved Phar-Mor's purchase of 2,862,400 shares of our common stock beneficially owned by the Elliott/Marx Stockholders at a purchase price of $2.00. The purchase, however, was conditioned upon the consummation of the merger. Neither Mr. Butler nor Mr. Estrin were members of Phar-Mor's special committee that was charged with considering the purchase, and neither of them participated in, or were present for, the Phar-Mor Board's deliberation and eventual approval of the purchase from the Elliott/Marx Stockholders. Other than Messrs. Butler and Estrin, none of our directors were involved in Phar-Mor's consideration of purchasing the shares of our common stock from the Elliott/Marx Stockholders. However, after the February 10, 1999 meeting of the Phar-Mor Board and until the May 6th Phar-Mor meetings, Messrs. Butler and Estrin intermittently helped facilitate the negotiations between the Phar-Mor special committee and the Elliott/Marx Stockholders. However, they were not involved in the negotiation of the terms of the purchase agreement between the Elliott/Marx Stockholders and Phar-Mor.

     Our Board of Directors meeting to approve the merger.

     On May 6, 1999, our Board held a special meeting to consider, among other things, the proposed merger transaction with Xetava. At this meeting, four of our directors, Messrs. Daniel Gropper, Vincent Intrieri, Ralph Della Camera, Jr. and Brian Miller, abstained from our Board's discussion and consideration of, and vote on, the merger and the merger agreement. As described above, these directors were elected by a majority of the holders of each of our $5 Preferred Stock and the $4.20 Preferred Stock pursuant to the terms of the respective Certificates of Designation for these stocks. These directors informed us that, after consultation with their counsel, they were abstaining because they may be deemed to have a conflict of interest from their current or past affiliation with Elliott Associates. As described above, Elliott Associates, a holder of $5 Preferred Stock and $4.20 Preferred Stock, participated in the negotiation of the terms of the merger and was to enter into a stockholders' agreement with us. In addition, Phar-Mor was to purchase a total of 833,900 shares of our common stock from Elliott Associates and Westgate International for a purchase price of $2.00 per share. See "--Agreements with Certain Stockholders--Elliott/Marx Stockholders' Agreement."

     At that May 6 Board meeting our management reviewed the history of the negotiations leading up to the Board's consideration of the proposed merger, including those negotiations between the Elliott/Marx Stockholders and our management. Our legal advisors summarized and explained the proposed terms of the merger and reviewed and described the terms of the proposed merger agreement and related transaction agreements, including the stockholders' agreement with the Elliott/Marx Stockholders. The discussion of proposed stockholders' agreement included a review of the standstill agreement contained therein and the contemplated payment in consideration thereof that we would make to the Elliott/Marx Stockholders. Our legal advisors also reviewed with the Board the terms of the proposed settlement of the Delaware Actions. This discussion included the scope of the release of claims in the settlement and our obligations to pay the fees of counsel to the class plaintiffs up to $175,000 and to reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred and will incur in connection with the prosecution and settlement of its action. Our legal counsel advised the Board that the proposed transaction documents and settlement agreement were in substantially final form. Our counsel indicated, however, that there were still some open issues with the class plaintiffs in the Delaware Class Actions. Among the open issues were the terms of a release and standstill agreement that would be contained in a voting agreement between our company and certain of the class plaintiffs. In addition, our legal advisors made a presentation to our Board on our directors' fiduciary duties with respect to the proposed merger transaction and the related transactions.

     At the May 6 Board meeting Houlihan Lokey made a presentation regarding the financial analyses it performed in connection with its opinions. Houlihan Lokey rendered to our Board oral opinions (which were subsequently confirmed in writing) to the effect that, as of May 6, 1999, (a) the consideration that the holders of our common stock would receive pursuant to the proposed merger agreement is fair to such holders from a financial point of view; (b) the consideration that the holders of our $5 Preferred Stock and the $4.20 Preferred Stock would receive pursuant to the proposed merger agreement is within a reasonable range of fair value of the $5 Preferred Stock and the $4.20 Preferred Stock, as applicable; and (c) upon completion of the proposed merger and after giving effect to it: (i) on a pro forma basis, the fair value and present fair saleable value of our assets would exceed our stated liabilities and identified contingent liabilities; (ii) we should be able to pay our debts as they become absolute and mature; and (iii) our capital remaining after the merger would not be unreasonably small for the business in which we engage, as our management has indicated it is now conducted and is proposed to be conducted following the completion of the merger. Houlihan Lokey and our legal advisors advised the Board that the proposed merger agreement required Houlihan Lokey to update and confirm their opinions as of the date of the mailing of this proxy statement/prospectus and as of the effective time of the merger.

     Our Board discussed Houlihan Lokey's presentation and reviewed the limitations, assumptions and qualifications contained in Houlihan Lokey's opinions, including, among others, that the solvency opinion was predicated on our company either obtaining a $4 million line of credit or selling its real estate investments for an amount greater than $10 million and that Houlihan Lokey attributed no value to the deferred contingent cash rights. Our Board also reviewed and discussed certain assumptions in the solvency opinion relating to our future operations, including with respect to our bonus compensation decisions, potential severance payments to Messrs. Butler and Estrin under certain circumstances and investment strategies and portfolio composition. For a detailed description of each of the foregoing assumptions, please read Houlihan Lokey's solvency opinion, a copy of which is attached as Annex D to this proxy statement/prospectus. Please also see "Opinions of Financial Advisor--Solvency Opinion" and "Opinions of Financial Advisor--Financial Analyses."

     Houlihan Lokey and our Board of Directors were aware that the Elliott/Marx Stockholders had agreed to sell their shares of our common stock to Phar-Mor for $2.00 per share. That purchase is contingent upon the closing of the merger and, accordingly, upon there no longer being any shares of our preferred stock outstanding. However, neither Houlihan Lokey nor our Board factored in the terms of that agreement into their respective analyses of the fairness of the consideration to be received by our other common shareholders, from a financial point of view, because the Phar-Mor agreement could not be consummated unless and until the merger was consummated and because the Phar-Mor agreement was not a transaction we could participate in, control or make the benefits of available to our other common stockholders.

     After discussing the terms and merits of the proposed merger and the opinions received by Houlihan Lokey, our Board, including each of our independent directors, concluded at that May 6 Board meeting that the proposed merger and the related transactions involving our company were fair to and in the best interests of our company and all of our stockholders. Our Board, including each of our independent directors, voted to approve the proposed merger and the merger consideration to be offered to all of our stockholders, to authorize the execution of the proposed merger agreement and the related transaction agreements, and to recommend that our common and preferred stockholders approve the adoption of the merger agreement, subject to our management's resolving to their satisfaction the remaining open issues with the class plaintiffs in the Delaware Class Actions.


     Sale of Our Real Estate Holdings


     On May 12, 1999, we announced that we had entered into an agreement to sell our interests in our three remaining real estate developments. On May 27, 1999, one property was sold to a third party and our interests in the partnerships that owned the other two properties were sold to the other partners or their affiliates. As a result of these sales, we received $11.4 million in cash and a one-year, $0.6 million secured note. The note is secured by our former interests in the two partnerships that were sold to our partners or their affiliates.

     Resolution of open issues and announcement of merger.

     During the period between May 7, 1999 and June 17, 1999, our legal advisors and management and representatives of the Elliott/Marx Stockholders had frequent discussions with certain of the class plaintiffs and their counsel to resolve all of the remaining open issues and to finalize all of the transaction documents. On June 17, 1999, these negotiations were finalized and all open issues were resolved to the satisfaction of our management.

     On June 17, 1999, our counsel, counsel for Elliott Associates and counsel for the class plaintiffs entered into a Stipulation of Settlement relating to the settlement of the Delaware Actions.


     On June 18, 1999, (i) Anvil Investment Partners and Mark S. Zucker entered into a voting agreement with our company, (ii) the Elliott/Marx Stockholders entered into a stockholders' agreement with our company, and (iii) the merger agreement was executed. In addition, on June 18, 1999, the Elliott/Marx Stockholders entered into the stock purchase agreement with Phar-Mor. For a description of the voting agreement, the stockholders' agreement and the stock purchase agreement, see "--Agreements with Certain Stockholders" beginning on page I-82.


     On June 18, 1999, we issued a press release announcing the merger, the execution of the merger agreement and the proposed settlement of the Delaware Actions. On June 18, 1999, Phar-Mor announced its agreement to purchase, upon the consummation of the merger, 2,862,400 shares of our common stock from the Elliott/Marx Stockholders at a purchase price of $2.00 per share.

     On June 21, 1999, counsel for the class plaintiffs filed the Stipulation of Settlement of the Delaware Actions with the Court of Chancery in the State of Delaware.

     On August 6, 1999, our Board met by telephonic conference to, among other things, approve the filing of the preliminary versions of this proxy statement/prospectus and the other related documents with the Securities and Exchange Commission and to authorize our executive officers to finalize this proxy statement/prospectus and the related filings.

     Procedural fairness assurances.

     Our Board of Directors and management believe that the following helped ensure the procedural fairness of the proposed merger to our common and preferred stockholders:

     o our Board obtained an opinion from Houlihan Lokey that the consideration to be received in the merger by our common stockholders is fair to them from a financial point of view;

     o our Board obtained an opinion from Houlihan Lokey that the consideration to be received in the merger by the holders of our $5 Preferred Stock and our $4.20 Preferred Stock is within a reasonable range of fair value of the $5 Preferred Stock and the $4.20 Preferred Stock, respectively;

     o our Board was made aware and, in connection with their approval of the merger, considered that the Elliott/Marx Stockholders, with whom our management negotiated the terms of the proposed merger, and Anvil Investment Partners, one of the named plaintiffs in the Delaware
       Class Actions, would receive a cash payment from our company in consideration of these stockholders agreeing to a 10-year standstill agreement;

     o our Board was made aware and, in connection with their approval of the merger, considered that Avatex would pay a total of $1,100,000 to the plaintiffs in the Delaware Actions (or their counsel) for legal and financial advisor expenses that were incurred in connection with the prosecution and settlement of the Delaware Actions;

     o each of our Board's independent directors approved the merger;

     o the four directors that were elected by our preferred stockholders, each of whom are or were previously associated with Elliott Associates, did not participate in the discussion and consideration of, or vote on, the merger at our Board's May 6, 1999 meeting;

     o the terms of the proposed merger emanated principally from arm's-length negotiations between our management, whose interests were aligned with our common stockholders to the extent that they are holders of our common stock or of options exercisable into our common stock, and the Elliott/Marx Stockholders, whose interests were aligned with those of preferred stockholders; and the merger consideration to be received by the Elliott/Marx Stockholders for their shares of preferred stock under the merger agreement is the same that may be received by all of our other preferred stockholders;

     o the merger will afford our preferred stockholders the choice to receive an alternate consideration package in the merger rather than solely shares of New Avatex Common Stock;

     o the terms of the proposed merger were not determined at a time when the market prices of our common and preferred stock were unusually depressed, as the market prices of our common and preferred stock throughout our negotiations with the Elliott/Marx Stockholders were in line with the range of market prices for our common and preferred stock during our fiscal year 1999 and fiscal year 2000 through the announcement of the proposed merger;

     o under Delaware law, appraisal rights will be available to holders of our $5 Preferred Stock and $4.20 Preferred Stock in the merger;

     o the merger will be submitted to our common and preferred stockholders for approval, including the separate approvals by at least 66 2/3% of the outstanding shares of our $5 Preferred Stock and by at least 66 2/3% of the outstanding shares of our $4.20 Preferred Stock, allowing for an informed vote of all classes of our stockholders on the merits of the merger;

     o following the merger, a public market will continue to exist for the securities that our common and preferred stockholders will receive in the merger; and

     o following the merger, we will remain subject to the reporting requirements of the Securities Exchange Act of 1934; therefore, our security holders following the merger will be afforded the protections under the federal securities laws.

     The fact that the terms of the merger that were proposed to our Board resulted from arm's-length bargaining between the Elliott/Marx Stockholders and our management is of great importance. The terms of the merger, as well as the different transaction documents, including the indenture for the 6.75% notes, were intensely negotiated over an eight-month period of time. These arm's-length negotiations minimized the risk that any proposed transaction would be designed to accommodate the interests of affiliated parties.

     Our Board decided not to form a special committee to represent either our common stockholders or our preferred stockholders. Our Board and management believed that the Elliott/Marx Stockholders adequately represented the interests of our preferred stockholders. The Elliott/Marx Stockholders were represented during the negotiations by their own legal counsel. In addition, our preferred stockholders had already elected four directors to our Board. Our Board also believed that the non-preferred directors and our management would adequately protect the interests of our common stockholders during the negotiations of any recapitalization transaction to the extent they were also common stockholders and/or held options to purchase common stock.

     Alternatives if the merger is not consummated.



     If the merger is not completed, we will evaluate other strategic alternatives to achieve an equity recapitalization. At this time, however, we do not have a specific alternative planned if that should occur.


OUR REASONS FOR THE MERGER

     Our Board of Directors believes that the consummation of the merger is the optimal method for achieving an equity recapitalization and restoring our viability and business prospects. Our Board believes that, among other benefits, the merger will:

     o align the interests of all of our equity owners through the creation of one principal equity security;

     o make our common stock more attractive to the financial markets and more liquid by eliminating our preferred stock and simplifying our capital structure;

     o alleviate the uncertainty concerning our viability by eliminating the payment obligations of our preferred stock;

     o allow us to save costs and reallocate resources that we would have otherwise incurred or allocated to defending the Delaware Actions;

     o enable us to protect, develop and realize upon our existing investments, and afford us with the opportunity to prosecute and realize upon our litigation against McKesson and certain major pharmaceutical manufacturers;

     o improve our perception as a viable purchaser, investor and/or business partner, as the merger will stabilize our capital structure, eliminate the uncertainty regarding our ability to satisfy our obligations to our preferred stockholders, eliminate the disruption to our business caused by our ongoing conflict with our preferred stockholders and eliminate the uncertainty as to whether our preferred stockholders would seek to gain control of our company; and

     o stabilize our financial condition so that we will continue to be able to retain highly qualified management and employees.

     In addition to the foregoing, the reasons that our Board selected the merger over the alternatives we described above include, among others, the following:

          1. our lack of sufficient liquid financial resources and our desire to preserve a reasonable asset base with reasonable leverage from which to operate and expand;

          2. our limited amount of "surplus" under Delaware law;

          3. the need for a transaction that would appeal to all classes of our stockholders and, thus, limit our exposure to dissenting holders and to the impairment of our asset base and liquidity; and

          4. the incremental time and expense required to implement the various alternatives, including defending the Delaware Actions or proceeding with a transfer not supported by all classes of our stockholders, including our common stockholders.

     Neither Houlihan Lokey nor any other financial advisor, including our former financial advisor, Gordian Group, was retained by us to solicit third party indications of interests in acquiring all or any part of our company or recommend strategic or other alternatives to the proposed merger. However, in assessing the fairness of the proposed merger, Houlihan Lokey, as well as our Board of Directors considered strategic alternatives to the transactions. Houlihan Lokey, our management and our Board believed that no strategic alternative was feasible given the nature of our business and the makeup of our assets, as well as our financial condition, the pending Delaware Actions and the uncertainty surrounding our company emanating from our obligations with respect to our preferred stock.

     Finally, our Board of Directors approved the consideration to be received by our common and preferred stockholders in the merger after evaluating our management's discussions with Houlihan Lokey regarding factors to be considered in estimating a reasonable range of fair value for the exchange of our common stock and preferred stock.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, OUR BOARD

     As we described above, at the special meeting of our Board of Directors held on May 6, 1999, after due consideration, our Board:

     o determined that the terms of the merger, as contemplated by the merger agreement, are advisable and fair to and in the best interests of our company and all of our stockholders;

     o approved the merger, the merger agreement and the related transactions;
       and

     o recommended that our common and preferred stockholders approve the adoption of the merger agreement.

     In reaching its decision to approve the merger, the merger agreement and the related transactions, and to recommend that our common and preferred stockholders approve the adoption of the merger agreement, our Board of Directors consulted with our management and our financial and legal advisors and considered certain factors, including the following:

     o Our Board's knowledge of our financial condition, business and prospects, and the assurances provided by management with respect to our assets and liabilities.

     o The opinions delivered by our financial advisor to our Board. Copies of these opinions are attached as Annexes B, C and D to this proxy statement/prospectus. See "--The Merger Transaction--Opinions of Financial Advisor."

     o Our Board's recognition that, following the merger, the Surviving Corporation would carry on our operations and business, and the assets and liabilities of the Surviving Corporation would be substantially the same as ours, except that the Surviving Corporation would not have outstanding shares of $5 Preferred Stock or $4.20 Preferred Stock.

     o That the terms of the merger and the transactions related to the merger that were presented to our Board for approval were negotiated on an arm's-length basis between our management and our legal advisors and representatives of the Elliott/Marx Stockholders and their legal advisors.

     o That the interests in the merger that certain preferred stockholders may have that are different from those of our other stockholders. For example, we have agreed to pay the Elliott/Marx Stockholders and Anvil Investment Partners a total of $900,000 following the merger for their ten-year standstill agreements. These standstill agreements help preserve the negotiated agreements concerning the merger we reached with these stockholders. The standstill agreements also provide greater assurance that these stockholders will not in the future influence our company in an unsolicited manner and should alleviate the threat, in many instances, of future litigation being brought against our company by these stockholders. These stockholders, however, will hold 6.75% Notes and warrants after the merger, which will give them a continuing, but smaller, interest in our company. In light of the benefits that our company would derive from the standstill agreements, our management and Board of Directors believe the amounts we will pay these stockholders in consideration for their standstill agreements are reasonable and fair to our company. We have also agreed to reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in commencing, prosecuting and settling litigation against us challenging our originally proposed merger into Xetava. Furthermore, we have agreed to pay the fees of counsel for the class plaintiffs in the Delaware Class Actions up to $175,000 as part of the settlement of these actions. In the context of the overall settlement of these lawsuits, which allows our company to proceed with the desired equity recapitalization, our management and Board of Directors believe these payments are reasonable and fair to our company. In addition, our affiliate, Phar-Mor, has agreed to purchase, simultaneously with the closing of the merger, all of the 2,862,400 shares of our common stock beneficially owned by the Elliott/Marx Stockholders for a purchase price of $2.00 per share. These interests are more fully described herein under "--Interests of Certain Persons in the Merger" and "--The Merger Transaction--Agreements with Certain Stockholders."

     o The merger would be submitted to our common and preferred stockholders for approval. Further, the merger agreement is conditioned upon obtaining the approval of a majority of the outstanding shares of our common stock, at least 66 2/3% of the outstanding shares of our $5 Preferred Stock and at least 66 2/3% of the outstanding shares of our $4.20 Preferred Stock. This is offset in part by the fact that holders of approximately 57.1% and 56.8% of our $5 Preferred Stock and $4.20 Preferred Stock, respectively, have agreed to vote in favor of the merger, and holders of approximately 47% of our common stock have either agreed or indicated an intent to vote in favor of the merger.

     o The settlement of the Delaware Actions brought by certain preferred stockholders challenging our originally proposed merger into Xetava.

     o Our holders of $5 Preferred Stock and $4.20 Preferred Stock would be provided the choice to receive an alternate consideration package in the merger rather than solely shares of New Avatex Common Stock. This would provide our preferred stockholders two alternatives to exit their preferred stock investment, with the ability to determine the extent to which they wish to continue their investment in us. Although we will be required to make cash payments in the merger and we probably will be required to make interest payments on and satisfy the principal obligations of the Avatex Funding 6.75% notes, the merger will free us from the financial burdens associated with our preferred stock, which include liquidation preferences, preferred dividends and sinking fund and mandatory redemption payments. Our Board concluded that the potential benefits from the different components of the consideration being offered to holders of our preferred stock outweighed any negative effect on them.

     o Our Board's recognition that its members and our management do not have any interests that are materially different from the interests of our common stockholders generally. All of our executive officers, and our directors who approved and recommended the merger, own shares of our common stock and/or hold options to purchase shares of our common stock and, to that extent, their interest in the merger is the same as that of our common stockholders. As in most transactions of this type, however, certain members of our Board and management have certain interests that may be viewed different from your interests generally. For example, certain members of our Board and management have been issued options pursuant to our stock option plan. If certain events occur with respect to the composition of our Board of Directors or if a stockholder acquires a large block of our common stock, a "change of control" under our stock option plan may be deemed to occur, in which event the options issued to the members of our Board and management will become immediately exercisable. The merger in and of itself will not, however, result in a change in control under our option plan. See "Information Regarding Avatex-Avatex Stock Option Plan."

     Our Board of Directors also considered the following potential adverse consequences relating to the merger and the related transactions:

     o the risk that the merger will not be consummated;


     o the limitations, qualifications and assumptions that Houlihan Lokey set forth in its solvency opinion to our Board (see "--The Merger Transaction--Opinions of Financial Advisor--Solvency Opinion" on page I-62);


     o the risk that we will not have the financial resources to repay the 6.75% notes at their maturity; and

     o the other risks described under "--Risk Factors" beginning on page I-18.

     The foregoing discussion of the information and factors considered and given weight by our Board is not intended to be exhaustive, but includes the factors considered material by it. Our Board also relied on the experience and expertise of Houlihan Lokey, its financial advisor, for the fairness and solvency issues discussed in its opinions. See "Opinions of Financial Advisor" below. In reaching its decision to approve the merger agreement, the merger and the related transactions and to recommend our common and preferred stockholders approval of the adoption of the merger agreement and the related transactions, our Board did not find it practicable to, and did not, quantify or otherwise assign any relative or specific weights to the various factors considered. Instead, our Board conducted an overall analysis of the factors described above, including through discussions with and asking questions of our management and legal and financial advisors. In considering the factors described above, individual directors may have given different weight to different factors, including the opinions delivered by Houlihan Lokey. Also of importance was the fact that the merger would be presented to our preferred stockholders, as well as our common stockholders for approval, and that the Delaware Actions were being settled in connection with the merger.

     In connection with our Board approving the merger and determining it to be fair to our common and preferred stockholders, it reviewed the analyses of Houlihan Lokey supporting its opinions. As part of its analysis of our company, Houlihan Lokey estimated a range of values for us using the adjusted book value methodology. Houlihan Lokey marked our assets and liabilities (including identified contingent liabilities) to their estimated fair market values. The difference between the estimated fair market value of our assets and the estimated fair market value of our liabilities (including identified contingent liabilities) is the estimated value of our net equity on a control basis.

     Our Board also relied on Houlihan Lokey's valuation of our $5 Preferred Stock and our $4.20 Preferred Stock using the hypothetical restructuring approach and the historical trading approach. The hypothetical restructuring approach estimated the proceeds that would be received by holders of our $5 Preferred Stock and $4.20 Preferred Stock in a hypothetical negotiated financial restructuring. The historical trading approach compared the historical trading value of our $5 Preferred Stock and $4.20 Preferred Stock to the historical trading value of our common stock. In considering the fairness of the merger to our preferred stockholders, our Board also relied on Houlihan Lokey's valuation analysis of the merger consideration to be received by our preferred stockholders. The 6.75% notes were valued using discount rates in line with required rates of return for similar risk securities. The warrants were valued based on the Black-Scholes option pricing model. No value was attributed to the deferred contingent cash rights.

     In determining the fairness of the merger to our common stockholders, our Board relied on Houlihan Lokey's valuation analysis of our common stock, which included references to our common stock's then current market prices and historical trading prices.

     For a more detailed discussion of Houlihan Lokey's analyses, see "--Opinions of Financial Advisor--Financial Analyses."

     Neither our Board nor Houlihan Lokey considered the fairness of the merger to our common stockholders or our preferred stockholders in relation to the liquidation value or going concern value of our company. As described above, Houlihan Lokey valued our company based on an adjusted book value methodology. Since this methodology is premised on valuing our assets and liabilities on an individual basis, it is similar to a liquidation valuation. A liquidation valuation would, however, result in a lower estimate of value for our company to the extent of the estimated costs that would be associated with an orderly liquidation of our assets. A going-concern valuation of our company is inappropriate because we have no direct operating assets. We are a holding company whose assets consist primarily of investments.

     For the reasons discussed above, our Board has approved and deemed advisable and in our common and preferred stockholders' best interests the adoption of the merger agreement, the merger and the related transactions and recommends that our common and preferred stockholders vote FOR approval of the adoption of the merger agreement for the reasons described above. Four of our directors, Messrs. Daniel Gropper, Vincent Intrieri, Ralph Della Camera, Jr. and Brian Miller, abstained from our Board's discussion and consideration of, and vote on, the merger and the merger agreement for the reasons described above. See "--Background of the Merger".

OPINIONS OF FINANCIAL ADVISOR

     Houlihan Lokey has acted as our financial advisor in connection with the merger. Houlihan Lokey is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, restructurings and reorganizations, private placements and valuations for corporate and other purposes. In addition to acting as our financial advisor in connection with the merger, Houlihan Lokey has provided certain financial advisory services to a former Canadian subsidiary of FoxMeyer Corporation in 1996 in connection with an acquisition, for which they received customary compensation.

     In connection with Houlihan Lokey's engagement, we requested that Houlihan Lokey evaluate:

     o the fairness of the consideration to be received by our common stockholders in the merger from a financial point of view;

     o a reasonable range of fair value for the consideration to be received by our preferred stockholders in the merger; and

     o factors affecting our "solvency" after the merger is consummated.

     The full text of Houlihan Lokey's written opinions to our Board, each dated as of May 6, 1999, and the updates thereto as of the date of this proxy statement/prospectus, which set forth the procedures followed, the qualifications and assumptions made, the scope of matters considered and the limitations on the review undertaken by Houlihan Lokey in rendering such opinions, are attached as Annexes B, C and D to this proxy statement/prospectus and are incorporated herein by reference. You are urged to read these opinions carefully in their entirety. Houlihan Lokey's opinions are directed to our Board only and relate only to (1) the fairness of the merger consideration to our common stockholders from a financial point of view, (2) a reasonable range of fair value for the merger consideration to be received by our preferred stockholders, and (3) factors affecting our solvency after completion of the merger. The opinions do not address any other aspect of the merger or any related transaction and do not constitute a recommendation to any stockholder as to how you should vote at the annual meeting. The summary of the opinions of Houlihan Lokey set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinions contained in Annexes B, C and D to this proxy statement/prospectus. Houlihan Lokey has consented to the disclosure of each of its opinions in this proxy statement/prospectus.

Fairness Opinions

     At a meeting of our Board held on May 6, 1999, Houlihan Lokey rendered to the Board its oral opinions (which were subsequently confirmed in written opinions dated as of the same date), that, as of such date and based upon and subject to certain assumptions, qualifications and limitations contained in those opinions:

     o the consideration to be received in the merger by our common stockholders is fair to them from a financial point of view; and

     o the consideration to be received in the merger by the holders of our $5 Preferred Stock and our $4.20 Preferred Stock is within a reasonable range of fair value of the $5 Preferred Stock and the $4.20 Preferred Stock, respectively.

     In connection with rendering these opinions, Houlihan Lokey, among other things:

     o reviewed our Annual Report on Form 10-K for our fiscal year ended
       March 31, 1998 and our Quarterly Report on Form 10-Q for the nine-month period ended December 31, 1998;

     o reviewed copies of employment agreements and amendments thereto, real estate appraisals and the Certificate of Designation for each of the $5 Preferred Stock and the $4.20 Preferred Stock;

     o reviewed the general terms and conditions of settlement between us and certain of our preferred stockholders;

     o reviewed drafts of the transaction documents related to the merger;

     o held discussions with members of our senior management regarding our operations, financial condition, future prospects and projected operations and performance;

     o visited certain of our facilities and business offices;

     o reviewed forecasts and projections prepared by our management with respect to us for the period March 1999 to May 2003;

     o reviewed the historical market prices and trading volume for our publicly traded securities;

     o reviewed other publicly available financial data for us and certain of our publicly-held investments; and

     o performed such other studies, analyses and investigations as it considered appropriate.

     In connection with its review, Houlihan Lokey did not assume any responsibility for independent verification of the accuracy and completeness of the information supplied to it. With respect to the financial forecasts and projections provided to it, Houlihan Lokey relied upon and assumed, without independent verification, that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates of our management as to our future financial results and condition, and that there had been no material change in our assets, financial condition, business or prospects since the date of the most recent financial statements made available to it. Houlihan Lokey's opinions were necessarily based upon information available to, and business, economic, market and other conditions as they existed and could be evaluated by, Houlihan Lokey on the date of its opinions. Houlihan Lokey did not make any physical inspection or independent appraisal of any of our properties or assets or those of our investees. Houlihan Lokey did not express any opinion as to our business decision to effectuate the merger, it did not solicit third party indications of interest in acquiring all or any part of our corporation, and it did not express an opinion as to whether we or our assets would in fact be sold for the consideration it believes is our fair value. Houlihan Lokey was not requested to, and did not, negotiate the terms of the merger or advise us regarding possible alternatives thereto.


     Pursuant to the merger agreement, Houlihan Lokey has updated its analyses related to, and affirmed, the fairness and fair value opinions referred to above as of the date of the mailing of this proxy statement/prospectus. In addition, Houlihan Lokey will update its analyses related to, and affirm, these opinions as of the effective date of the merger.


Solvency Opinion

     At a meeting of our Board held on May 6, 1999, Houlihan Lokey rendered to the Board its oral opinion (which was subsequently confirmed in a written opinion dated as of the same date), that, as of such date and based upon and subject to certain assumptions, qualifications and limitations contained in such opinion, immediately after giving effect to the merger:

     o on a pro forma basis, the fair value and present fair saleable value of our assets would exceed our stated liabilities and identified contingent liabilities;

     o we should be able to pay our debts as they become absolute and mature;
       and

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

     o our capital remaining after the merger would not be unreasonably small for the business in which we are engaged, as our management has indicated it is now conducted and is proposed to be conducted following completion of the merger.

     Houlihan Lokey predicated its opinion, among other things, on the occurrence of one of the following events occurring prior to the closing of the merger:

     o we obtain a line of credit (or overdraft availability) of at least $4,000,000 from a financial institution; or

     o we complete the sale of our real estate investments for an amount greater than $10,000,000.

On May 27, 1999, we sold our real estate holdings for a total of $12,000,000, of which $11,400,000 was paid in cash and $600,000 is evidenced by a one-year promissory note. Because the sales price was in line with Houlihan Lokey's and our management's estimation of the fair value of the property, $11 million and $12 million respectively, Houlihan Lokey considered that the transaction did not adversely affect Houlihan Lokey's fairness determination.

     Houlihan Lokey's solvency opinion valued us as a going-concern (including goodwill), on a pro forma basis, immediately after and giving effect to the merger and the associated indebtedness. For purposes of their solvency opinion, Houlihan Lokey defined "fair value" as the amount at which we would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both. Houlihan Lokey defined "present fair saleable value" as the amount that may be realized if our aggregate assets (including goodwill) are sold as an entirety with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by Houlihan Lokey. Houlihan Lokey defined "identified contingent liabilities" as the stated amount of contingent liabilities identified to Houlihan Lokey and valued by responsible officers of our company. Houlihan Lokey relied upon such valuations of identified contingent liabilities without independent verification and did not consider any other contingent liabilities. Being "able to pay our debts as they become absolute and mature" was defined by Houlihan Lokey to mean that, assuming the merger is completed as proposed, and including our cash balances after the closing of the merger, our financial forecasts for the period 1999 to 2003 indicate positive cash flow for such period, including (and after giving effect to) proceeds from asset sales and the payment of installments due under loans made pursuant to the indebtedness incurred in the merger, as such installments are scheduled at the close of the merger. In rendering its opinion, Houlihan Lokey made no representation as to any legal matters or as to the sufficiency of the preceding definitions for any purpose other than setting forth the scope of Houlihan Lokey's opinion.

     In connection with rendering this opinion, Houlihan Lokey, among other things:

     o reviewed our Annual Report on Form 10-K for our fiscal year ended
       March 31, 1998 and our Quarterly Report on Form 10-Q for the nine-month period ended December 31, 1998, and our internal, unaudited results through February 28, 1999;

     o reviewed copies of employment agreements and amendments thereto, certain real estate appraisals and the Certificate of Designation for each of the $5 Preferred Stock and the $4.20 Preferred Stock;

     o reviewed the general terms and conditions of settlement between us and certain of our preferred stockholders;

     o reviewed drafts of the transaction documents related to the merger;

     o held discussions with members of our senior management regarding our operations, financial condition, future prospects and projected operations and performance;

     o visited certain of our facilities and business offices;

     o reviewed forecasts and projections prepared by our management with respect to us for the period March 1999 to May 2003;

     o reviewed other publicly available financial data for us and certain of our publicly-held investments; and

     o performed such other studies, analyses and investigations as it considered appropriate.

     In connection with its review, Houlihan Lokey did not assume any responsibility for independent verification of the accuracy and completeness of the information supplied to it. With respect to the financial forecasts and projections provided to it, Houlihan Lokey relied upon and assumed, without independent verification, that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates as to our future financial results and condition, and that there has been no material change in our assets, financial condition, business or prospects since the date of the most recent financial statements made available to it. Houlihan Lokey's opinion was necessarily based upon information available to, and business, economic, market and other conditions as they existed and could be evaluated by, Houlihan Lokey on the date of its opinion. Houlihan Lokey did not make any physical inspection or independent appraisal of any of our properties or assets. Although Houlihan Lokey evaluated the "fair value" and the "present fair saleable value" of our assets, Houlihan Lokey was not requested to, and did not, identify prospective purchasers or ascertain the actual prices at which and terms on which our corporation or its assets could currently be sold. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, Houlihan Lokey expressed no opinion as to whether we or our assets would actually be sold for the amount Houlihan Lokey believes to be our fair value and present fair saleable value.


     Pursuant to the merger agreement, Houlihan Lokey has updated its analyses related to, and affirmed, the solvency opinion referred to above as of the date of the mailing of this proxy statement/prospectus. In addition, Houlihan Lokey will update its analyses related to, and affirm, this opinion as of the effective date of the merger.


     In addition to the assumptions listed above, in connection with rendering its solvency opinion, Houlihan Lokey assumed, among other things, the following:

     o Bonuses. We will make no distribution of cash bonuses until the first anniversary of the merger, and after that we will limit employee cash bonuses to certain specified limits based on, among other things, our cash flows and the satisfaction of our obligations under the $8,000,000 promissory note due in October 2000 that we issued to the trustee in the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company. However, these limitations shall not apply to bonuses related to litigation income as defined in our Performance Incentive Plan.

     o Severance and Other Benefits. Our employment agreements with Messrs. Butler and Estrin will be amended to limit or defer certain potential severance payments and other benefits to them if their employment with us is terminated without just cause.

     o Investments in Non-Publicly Traded Securities. We will limit our investments in certain additional non-publicly traded securities to certain specified limits that were based on, among other things, our actual cash flows, cash balances and the satisfaction of our obligations under the $8,000,000 promissory note due in October 2000 that we issued to the trustee in the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company.

     Messrs. Butler and Estrin have agreed to amend their respective employment agreements to address the second assumption. See "Other Annual Meeting Proposals--Election of Directors--Employment and Indemnification
Agreements--Avatex" on page III-9. As discussed above, at its May 6, 1999 meeting, our Board of Directors reviewed, discussed and acknowledged these assumptions when approving the merger.

     The foregoing assumptions are described in greater detail in Houlihan Lokey's solvency opinion, a copy of which is attached to this proxy statement/prospectus as Annex D. We urge you to read this opinion in its entirety.

Financial Analyses

     In preparing its opinions to our Board, Houlihan Lokey performed a variety of financial and comparative analyses, including those described below. The summary of the analyses of Houlihan Lokey set forth below describes the material analyses performed by Houlihan Lokey but does not purport to be a complete description of the analyses underlying the opinions of Houlihan Lokey. The preparation of both a fairness opinion and a solvency opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such opinions are not readily susceptible to partial analysis or summary description. In arriving at its opinions, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor they considered. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinions. In its analyses, Houlihan Lokey made numerous assumptions with respect to us, including industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond our control. No company, transaction or business used in such analyses as a comparison is identical to us or the merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operational characteristics and other factors that could affect the acquisition, public trading, fair value, present fair saleable value, or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analysis relating to the value of businesses or securities do not purport to be appraisals or to reflect or predict the prices at which businesses or securities actually may be sold currently or in the future. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The opinions and financial analyses of Houlihan Lokey were only one of many factors considered by our Board in its evaluation of the merger and should not be viewed as determinative of the views of our Board or our management with respect to the fairness of the merger consideration to the common stockholders from a financial point of view, the reasonable range of fair value of the merger consideration to be received by the preferred stockholders or the factors affecting our solvency upon completion of the merger.

     Subject to the limitations mentioned above, the following is a summary of the material financial analyses reviewed by Houlihan Lokey in its presentation to the Board with regard to their oral opinions on May 6, 1999.

     Valuation Analysis of Our Corporation

     As part of its analysis, Houlihan Lokey estimated a range of values for our corporation, using the adjusted book value methodology. The purpose of the adjusted book value analysis was to calculate our net worth. Houlihan Lokey marked our assets and liabilities (including contingent liabilities that our management identified to Houlihan Lokey) to their estimated fair market values, based primarily on publicly available financial data for us and certain of our publicly-held investments and also on information that our management supplied to Houlihan Lokey. The difference between the estimated fair market value of our assets and the estimated fair market value of our liabilities (including identified contingent liabilities) is the estimated value of our net equity on a control basis.

     Houlihan Lokey estimated that, as of April 28, 1999, and prior to giving any effect to the consummation of the merger, the fair market value of our assets was in the range of $105 million to $121 million, and the fair market value of our liabilities was in the range of $33 million to $35 million. Thus, without giving effect to the consummation of the merger, Houlihan Lokey calculated the estimated fair market value of our net equity on a control basis to be in the range of $73 million to $86 million.

     Valuation Analysis of Our Preferred Stock

     Houlihan Lokey also estimated a range of value for the $4.20 Preferred Stock and the $5 Preferred Stock, using two distinct approaches:

     o hypothetical restructuring approach, and

     o historical trading approach.

Houlihan Lokey conducted these two tests to determine what share of the aggregate value of our company should be received by each class of our preferred stock.

     Houlihan Lokey considered our $4.20 Preferred Stock and $5 Preferred Stock to have approximately the same value as a percentage of their liquidation value, due to their similar rights and privileges as well as their relative public market trading patterns.

     Hypothetical Restructuring Approach. Houlihan Lokey estimated the proceeds to be received by the holders of our $4.20 Preferred Stock and $5 Preferred Stock in a hypothetical negotiated financial restructuring. The purpose of the hypothetical restructuring approach was to estimate the value of the consideration our preferred stockholders would likely receive in an arm's-length transaction. Houlihan Lokey concluded that, despite the liquidation preferences of our $4.20 Preferred Stock and $5 Preferred Stock, the holders of the preferred stock would receive substantially less than 100% of the available net asset value of our corporation in a negotiated financial restructuring, because of their inability to control or dictate our corporate policy and their inability to force a restructuring transaction upon us. In addition, in a negotiated restructuring transaction, the assets available to the holders of the preferred stock would not include amounts of cash that would have to be paid to certain of our senior executives under change of control provisions in their employment agreements. Houlihan Lokey estimated that the aggregate fair value of the outstanding shares of our $4.20 Preferred Stock and $5 Preferred Stock, using the hypothetical restructuring approach, was in the range of $45.6 million to $49.2 million.

     Historical Trading Approach. Houlihan Lokey also considered the historical trading values of our $4.20 Preferred Stock and $5 Preferred Stock relative to the historical trading value of our common stock. The purpose of the historical trading approach was to compare the prices at which our common stock has traded and compare those prices to the value of our company as a whole. Aggregating the total trading values of all of the outstanding shares of our $4.20 Preferred Stock, $5 Preferred Stock and common stock, Houlihan Lokey calculated our aggregate total equity value ("ATEV"). Houlihan Lokey calculated that, since January 1, 1997, the aggregate value of all outstanding shares of our preferred stock as a percentage of our ATEV has ranged from 51% to 80%, with a median of approximately 71%. Applying this ratio to the estimated fair market value of our net equity on a minority interest basis, Houlihan Lokey estimated the aggregate value of all outstanding shares of our preferred stock, using the historical trading approach, to be in the range of $38.4 million to $39.3 million.

     Based primarily on these two approaches, Houlihan Lokey estimated the aggregate value of the outstanding shares of our preferred stock to be in the range of $41 million to $47 million. Houlihan Lokey then used historical trading patterns to determine the relative values of our $4.20 Preferred Stock and $5.00 Preferred Stock. Houlihan Lokey calculated that, since January 1, 1997, the aggregate trading value of our $4.20 Preferred Stock has ranged from 74% to 93% of the aggregate trading value of our preferred stock, with a median proportion of approximately 84%. Applying this ratio to the estimated aggregate value of all outstanding shares of our preferred stock,

Houlihan Lokey estimated the aggregate value of the $4.20 Preferred Stock to be in the range of $34.4 million to $39.5 million, and the aggregate value of the $5.00 Preferred Stock to be in the range of $6.6 million to $7.5 million.

     Valuation Analysis of the Merger Consideration to be Received by the Holders of Our Preferred Stock

     In the merger the holders of our preferred stock are allowed to choose between alternative forms of consideration in exchange for their shares of preferred stock. See "--Merger Information Summary--What Our Preferred Stockholders Will Receive."

     The purpose of valuing the merger consideration to be received by the holders of our preferred stock was to determine a value for that consideration to compare it to the fair value of our preferred stock which was calculated using the hypothetical restructuring approach and the historical trading approach. As part of its analysis, Houlihan Lokey analyzed the non-cash components of the $4.20 Preferred Stock Alternate Consideration and of the $5 Preferred Stock Alternate Consideration. Houlihan Lokey estimated the aggregate value of the 6.75% notes to be in the range of $25 million to $28 million, using discount rates in line with required rates of return for similar risk securities. Houlihan Lokey estimated the value of the warrants to purchase shares of New Avatex Common Stock to be in the range of $0.7 million to $1.0 million, based on the Black-Scholes option pricing model using assumptions that Houlihan Lokey deemed reasonable and appropriate. Based on their discussions of the McKesson litigation with our management, specifically regarding the uncertainties concerning any amount that we may recover in the McKesson litigation as any such recovery is dependent on the favorable resolution of many complex factual and legal issues, Houlihan Lokey attributed no value to the $4.20 Preferred Deferred Contingent Cash Right or the $5 Preferred Deferred Contingent Cash Right. Houlihan Lokey estimated the aggregate value of the $4.20 Preferred Stock Alternate Consideration and the $5 Preferred Stock Alternate Consideration, including both cash and non-cash components, to be in the range of $41.6 million to $44.3 million.

     Houlihan Lokey also analyzed the value of the merger consideration to be received by those holders of our preferred stock choosing the shares of New Avatex Common Stock. Houlihan Lokey estimated the value of this form of merger consideration utilizing the merger's exchange ratios for outstanding shares of preferred stock (i.e., 7.253 shares of New Avatex Common Stock for each outstanding share of $4.20 Preferred Stock and 9.134 shares of New Avatex Common Stock for each outstanding share of $5.00 Preferred Stock). Utilizing these exchange ratios and its estimate of the post-merger value of our corporation on a net equity basis, Houlihan Lokey estimated the aggregate value of this form of merger consideration to be in the range of $44.7 million to $68.1 million.

     Valuation Analysis of the Merger Consideration to be Received by the Holders of Our Common Stock

     The purpose of valuing the merger consideration to be received by the holders of our common stock was to determine a value for that consideration to compare it to the fair value of the common stock calculated using the net worth analysis and various other alternatives including the status quo. In determining the fairness of the merger to holders of our common stock from a financial point of view, Houlihan Lokey considered, among other things, the estimated value of our common stock prior to the merger and the estimated value of the New Avatex Common Stock after consummation of the transaction.

     On April 28, 1999, our common stock's trading price closed at $0.75 per share. The average closing price of our common stock for the 30 immediately preceding trading days was $0.91 per share, and the average closing price during the six months prior to April 28, 1999 was $0.88 per share.

     In estimating the value of shares of New Avatex Common Stock after the consummation of the merger, Houlihan Lokey considered, among other things, the estimated value of the merger consideration being offered to the holders of our preferred stock, the minimum and maximum percentages of holders of preferred stock that can elect the various forms of merger consideration being offered to them if the conditions to the completion of the merger are to be satisfied, the estimated value of our corporation on a net equity basis, and the post-merger lack of control over our corporation of the individual holders of New Avatex Common Stock.

     Analysis of Certain Factors Affecting Our "Solvency" After the Merger

     As part of its analysis, Houlihan Lokey analyzed our financial condition as a going-concern (including goodwill), assuming that the merger is consummated and giving effect to the merger, using the following three tests: a balance sheet test; a cash flow test; and a reasonable capital test. Houlihan Lokey predicated its analysis, among other things, on the assumption that all of our holders of $4.20 Preferred Stock would elect the $4.20 Preferred Stock Alternate Consideration and that all of our holders of $5 Preferred Stock would elect the $5 Preferred Stock Alternate Consideration.

     Balance Sheet Test

     The balance sheet test analyzed our historical and projected financial performance, our publicly and privately held assets, our management's estimation of the fair market value of our assets and liabilities, our capital structure and debt, our non-operating assets and our contingent liabilities that our management identified to Houlihan Lokey. The purpose of the balance sheet test was to evaluate the equity cushion remaining in our company after the merger.

     Using the balance sheet test, Houlihan Lokey compared, on a pro forma basis giving effect to the merger, the fair value and the present fair saleable value of our assets to our stated liabilities and contingent liabilities that our management identified to Houlihan Lokey. This analysis was based on the adjusted book value methodology. Houlihan Lokey attributed fair market values to our assets, stated liabilities and identified contingent liabilities. Houlihan Lokey estimated that, immediately after the merger, the fair value and present fair salable value of our assets would range between $88 million and $98 million, and estimated that our net equity would range between $21 million and $29 million on a controlling interest basis.

     Cash Flow Test

     The purpose of the cash flow test was to analyze whether we should be able to repay our debts as they become absolute and mature including our debts incurred in connection with the merger. The cash flow test examines the consistency of the projections made by our management in the certified forecast with our historical performance, current marketing strategies and operating cost structure and it tests the sensitivity of these projections against the possibility that we could experience unexpected downturns in our ability to generate cash flow.

     Using the cash flow test, Houlihan Lokey analyzed, giving effect to the merger, whether we should be able to pay our debts as they become absolute and mature immediately after the merger. In its analysis, Houlihan Lokey relied on a financial forecast for the period March 1999 through May 2003 prepared and certified by our management for Houlihan Lokey. This certified forecast estimated the future values of our assets and liabilities and our cash inflows and expenditures during that period. Houlihan Lokey analyzed the reasonableness of, and conducted sensitivity analyses regarding, certain assumptions in the certified forecast.

     The majority of our cash inflows in the certified forecast would result from asset divestitures. Given the uncertainty associated with the timing and net proceeds from future divestitures, Houlihan Lokey assumed that we would either establish a credit facility with a financial institution or liquidate certain real properties prior to the consummation of the merger to enhance our liquidity. Houlihan Lokey also assumed we would act in accordance with the assumptions described in the section above entitled "Solvency Opinion" relating to cash bonus payments, severance and other benefit payments, and investments in non-publicly traded securities while our outstanding indebtedness remains in place after the merger.

     Reasonable Capital Test

     The purpose of the reasonable capital test was to analyze whether our equity remaining after the merger would be unreasonably small for the business in which we engage, as our management indicated to Houlihan Lokey we now conduct it and as it is proposed to be conducted after the merger. In this analysis, Houlihan Lokey considered whether, assuming the merger is consummated, our equity remaining after the merger would be sufficient to meet our anticipated capital needs as estimated by our management in the certified forecast. In this regard Houlihan Lokey analyzed: (a) our overall net equity capital as estimated using the balance sheet test; (b) the degree of sensitivity in the cash flow test; (c) the volatility in value of our assets and liabilities; (d) the maturity schedule of our obligations and our ability to refinance those obligations; (e) the timing, magnitude and nature of the contingent liabilities that our management identified to Houlihan Lokey; and (f) the nature of our business and the impact that financial leverage has on our operations. Houlihan Lokey also compared certain of our leverage ratios to those of other holding and investment companies.

Miscellaneous

     Pursuant to the terms of their engagement, we have agreed to pay Houlihan Lokey for their financial advisory services in connection with the merger an aggregate fee of $300,000, of which $175,000 has already been paid. We have also agreed to reimburse Houlihan Lokey for reasonable out-of-pocket expenses incurred by Houlihan Lokey in performing their services, including the fees and expenses of legal counsel retained by Houlihan Lokey, and to indemnify Houlihan Lokey and certain related persons against certain liabilities arising out of the engagement of Houlihan Lokey.

     Houlihan Lokey has in the past provided financial services to our affiliates unrelated to the merger, for which services Houlihan Lokey has received compensation. In the ordinary course of business, Houlihan Lokey and its affiliates may actively trade the debt and equity securities of us and our affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

     The merger will be accounted for as a combination of entities under common control. Xetava has no operations and no assets or liabilities of any significance. Information about Xetava is already included in our consolidated financial statements and is immaterial on a stand-alone basis.

APPRAISAL RIGHTS

     We are a Delaware corporation. Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") under certain circumstances to stockholders of a Delaware corporation that is involved in a merger transaction.

     Holders of our common stock are not entitled to appraisal rights under
Section 262 in connection with the merger because the common stock is held of record by more than 2,000 holders and holders of our common stock will only be entitled to receive shares of New Avatex Common Stock (and cash in lieu of fractional shares) in the merger and, at the effective date of the merger, the New Avatex Common Stock will be held of record by more than 2,000 holders. Record holders of our $5 Preferred Stock and $4.20 Preferred Stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights under
Section 262 in connection with the merger.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH WE HAVE REPRINTED IN ITS ENTIRETY AS ANNEX H TO THIS PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN
SECTION 262 TO A "STOCKHOLDER" AND IN THIS DISCUSSION TO A "RECORD HOLDER" OR A "HOLDER OF OUR $5 PREFERRED STOCK OR $4.20 PREFERRED STOCK" ARE TO THE RECORD HOLDER OF THE SHARES OF OUR $5 PREFERRED STOCK AND $4.20 PREFERRED STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under the Delaware General Corporation Law, record holders of our $5 Preferred Stock and $4.20 Preferred Stock who follow the procedures set forth in
Section 262 and who have not voted in favor of the approval and adoption of the merger agreement will be entitled to have their preferred shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of our annual meeting, not less than 20 days prior to the meeting, we must notify each of our stockholders entitled to appraisal rights that appraisal rights are available and include in each such notice a copy of Section 262. THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES NOTICE TO THE HOLDERS OF OUR $5 PREFERRED STOCK AND $4.20 PREFERRED STOCK THAT APPRAISAL RIGHTS ARE AVAILABLE TO THEM.

     Any holder of $5 Preferred Stock and/or $4.20 Preferred Stock who wishes to exercise appraisal rights or wishes to preserve such holder's right to do so should review the following discussion and Annex H carefully. Failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under Delaware General Corporation Law.

     A holder of our $5 Preferred Stock and/or $4.20 Preferred Stock wishing to exercise its appraisal rights must deliver to us, before the vote on the approval and adoption of the merger agreement at our annual meeting, a written demand for appraisal of such holder's $5 Preferred Stock and/or $4.20 Preferred Stock which must reasonably inform us of the identity of the holder of record as well as the intention of the holder to demand an appraisal of the fair value of the shares held. In addition, a holder of our $5 Preferred Stock and/or $4.20 Preferred Stock wishing to exercise appraisal rights or wishing to preserve such holder's right to do so must hold of record such shares on the date the written demand for appraisal is made, must continue to hold such shares through the effective time of the merger and must either vote against or abstain from voting on the approval and adoption of the merger agreement. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

     Only a holder of record of $5 Preferred Stock and/or $4.20 Preferred Stock is entitled to assert appraisal rights for shares of $5 Preferred Stock and/or $4.20 Preferred Stock registered in such holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such holder intends thereby to demand appraisal of such holder's shares of our $5 Preferred Stock and/or $4.20 Preferred Stock in connection with the merger.

     If the shares of our $5 Preferred Stock and/or $4.20 Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares of our $5 Preferred Stock and/or $4.20 Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds our $5 Preferred Stock and/or $4.20 Preferred Stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of $5 Preferred Stock and/or $4.20 Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of $5 Preferred Stock and/or $4.20 Preferred Stock held for other beneficial owners. In such case, however, the written demand should set forth the number of shares of $5 Preferred Stock and/or $4.20 Preferred Stock as to which appraisal is sought. If no number of shares of $5 Preferred Stock and/or $4.20 Preferred Stock is expressly mentioned, the demand will be presumed to cover all $5 Preferred Stock and/or $4.20 Preferred Stock held in the name of the record owner. Holders of $5 Preferred Stock and/or $4.20 Preferred Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for making of a demand for appraisal by such nominee.

     All written demands for appraisal of $5 Preferred Stock or $4.20 Preferred Stock should be mailed or delivered to us at 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206, Attention: Robert H. Stone, Corporate Secretary, so as to be received before the vote on the approval and adoption of the merger agreement at our annual meeting.

     Within 10 days after the effective time of the merger, we must send a notice as to the effectiveness of the merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we, or any holder of $5 Preferred Stock or $4.20 Preferred Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. We are not under any obligation, and have no present intention, to file a petition with respect to the appraisal of the fair value of the $5 Preferred Stock or $4.20 Preferred Stock. Accordingly, it is the obligation of the holders of the $5 Preferred Stock or $4.20 Preferred Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the effective time of the merger, any record holder of $5 Preferred Stock or $4.20 Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled to request in writing a statement from us setting forth the aggregate number of shares of $5 Preferred Stock or $4.20 Preferred Stock that were not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after we have received the written request or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

     If a holder of $5 Preferred Stock or $4.20 Preferred Stock timely files a petition for appraisal and serves a copy of such petition upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and that have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of $5 Preferred Stock or $4.20 Preferred Stock who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

     After determining the holders of $5 Preferred Stock and/or $4.20 Preferred Stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares of $5 Preferred Stock and $4.20 Preferred Stock, as applicable, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their $5 Preferred Stock or $4.20 Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the merger if they did not seek appraisal of their $5 Preferred Stock or $4.20 Preferred Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from the stockholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of $5 Preferred Stock or $4.20 Preferred Stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of $5 Preferred Stock or $4.20 Preferred Stock in connection with an appraisal, including, among others, reasonably attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of $5 Preferred Stock or $4.20 Preferred Stock entitled to appraisal.

     Any holder of $5 Preferred Stock or $4.20 Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote such shares of $5 Preferred Stock or $4.20 Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of $5 Preferred Stock or $4.20 Preferred Stock as of a date prior to the effective time of the merger).


     If any holder of $5 Preferred Stock or $4.20 Preferred Stock who demands appraisal of such holder's shares of $5 Preferred Stock or $4.20 Preferred Stock under Section 262 fails to perfect, or effectively withdraws or loses such holder's right to appraisal, as provided in the Delaware General

Corporation Law, the $5 Preferred Stock or $4.20 Preferred Stock of such holder will be converted into New Avatex Common Stock in accordance with the merger agreement (without interest), as more fully described under "--The Merger Agreement--Merger Consideration." A holder of $5 Preferred Stock or $4.20 Preferred Stock will fail to perfect, or will effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A holder may withdraw a demand for appraisal by delivering to us a written withdrawal of the demand for appraisal and an acceptance of the merger. Any such attempt to withdraw made more than 60 days after the effective time of the merger will, however, require our written approval. Further, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.


     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A HOLDER OF $5 PREFERRED STOCK OR $4.20 PREFERRED STOCK WILL BE ENTITLED TO RECEIVE ONLY THE CONSIDERATION SET FORTH IN THE MERGER AGREEMENT FOR EACH SHARE OF $5 PREFERRED STOCK OR $4.20 PREFERRED STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OF THE MERGER OWNED BY SUCH HOLDER).

FEDERAL SECURITIES LAWS CONSEQUENCES

     The shares of New Avatex Common Stock, the warrants to purchase shares of New Avatex Common Stock (including the shares underlying the warrants) and the 6.75% notes that may be received by our stockholders in the merger will be freely transferable under the Federal securities laws, except that, if any persons who are deemed to be our "affiliates" under the Securities Act of 1933 at the time of our annual meeting receive any such securities, those persons may resell those securities only in transactions permitted by Rule 145 under the Securities Act of 1933, or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be our affiliates for such purposes generally include individuals or entities that control, are controlled by or are under common control with us and may include our directors and executive officers, as well as certain of our principal stockholders (including Phar-Mor).

     This registration statement and proxy statement/prospectus, as it relates to the warrants and the shares of New Avatex Common Stock underlying the warrants, constitutes a reoffer prospectus with respect to resales of the warrants and the shares of New Avatex Common Stock underlying the warrants. Pursuant to applicable Federal securities laws, we will be obligated, from time to time, to update the registration statement and/or this proxy statement/prospectus to the extent it is a prospectus for the warrants and the shares of New Avatex Common Stock underlying the warrants.

REGULATORY REQUIREMENTS

     Except for (a) the stockholder approvals of the merger, (b) the effectiveness under the Securities Act of 1933 of the registration statement containing this proxy statement/prospectus, (c) the filing of a Certificate of Merger with the Secretary of State of Delaware, and (d) the qualification of the issuance of the New Avatex Common Stock, the warrants and 6.75% notes in certain states where we are required to do so, no other federal, state or other regulatory requirements must be complied with or approvals obtained in connection with the merger prior to completion of the merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Trading of our common stock, $5 Preferred Stock and $4.20 Preferred Stock is quoted on the OTC Bulletin Board system under the symbols "AVAX," "AVAXP" and "AVAXO," respectively.


     The following table sets forth the high and low sales prices for a share of our common stock, $5 Preferred Stock and $4.20 Preferred Stock, and the dividends declared, for the periods indicated. At October 25, 1999, there were 5,601, 75 and 807 holders of record of our common stock, $5 Preferred Stock and $4.20 Preferred Stock, respectively. Prior to February 1, 1999, our common stock and preferred stock were traded on the New York Stock Exchange and the prices presented for such periods were as reported on the New York Stock Exchange Composite Transactions Tape. After January 31, 1999, the prices presented are bid prices which represent bid prices quoted by broker-dealers and do not necessarily reflect prices from actual transactions.


     We did not declare dividends on our common stock, $5 Preferred Stock or $4.20 Preferred Stock in fiscal 1998, fiscal 1999 and to date in fiscal 2000. Both series of our preferred stock provide for cumulative dividends which have been accrued as if declared. For the $5 Preferred Stock, cumulative unpaid dividends due at September 30, 1999 were $9.7 million (approximately $15.00 per share). For the $4.20 Preferred Stock, cumulative unpaid dividends due at September 30, 1999 were $62.9 million (approximately $14.59 per share).

     On June 18, 1999, the last full trading day prior to the public announcement of the merger, the last bid prices quoted on the OTC Bulletin Board system for our common stock, $5 Preferred Stock and $4.20 Preferred Stock were $0.75 per share, $3.00 per share and $3.00 per share, respectively. We publicly announced the proposed merger after the close of trading on June 18, 1999.

STOCK PRICES FOR FISCAL 2000, 1999 AND 1998

                                               MARKET PRICE RANGE                                 DIVIDENDS DECLARED PER
                                    -----------------------------------------                              SHARE
                                        FISCAL 2000         FISCAL 1999           FISCAL 1998    --------------------------
                                    ------------------  -------------------   ------------------  FISCAL   FISCAL    FISCAL
                                      HIGH      LOW       HIGH       LOW       HIGH       LOW      2000     1999      1998
                                    -------   --------  --------   --------   -------   --------  -----    ------    -----
Common Stock
  1st Quarter...................    $1 3/16   $0 17/32  $2 11/16   $1 13/16   $ 1 1/2   $0 3/4    $0        $0        $0
  2nd Quarter...................     1 5/16    0  7/8    2  1/16    0  7/8      2 1/8    0 15/16   0         0         0
  3rd Quarter...................                         1  3/16    0  5/8      2 1/8    1  1/4              0         0
  4th Quarter...................                         1  3/8     0  1/2      2 5/16   1 3/16              0         0

$5.00 Preferred Stock
  1st Quarter...................     6 3/4     2 3/8     21         14 1/2      10 3/8   9  3/4    0         0         0
  2nd Quarter...................    10 3/4     6         16         12          13 1/4   10        0         0         0
  3rd Quarter...................                         12 1/2      5          16 1/2   12 1/16             0         0
  4th Quarter...................                          6          2          15 1/2   13 15/16            0         0

$4.20 Preferred Stock
  1st Quarter...................     5 1/2     2 7/8     16 7/8      11 3/4      8 1/2    6 7/8    0         0         0
  2nd Quarter...................     7         4 3/4     13 3/8       8         11        7 15/16  0         0         0
  3rd Quarter...................                          8           3 5/16    13 1/2    9 1/2              0         0
  4th Quarter...................                          4 1/2       2 3/4     15       12 7/16             0         0

     Since October 1, 1999, the high and low bid prices for a share of our common stock, $5 Preferred Stock and $4.20 Preferred Stock quoted on the OTC Bulletin Board system were as follows:


                                                                                      HIGH       LOW
                                                                                     ------     ------
Common Stock......................................................................    1 7/32    0 13/16
$5 Preferred Stock................................................................    7 1/2     7
$4.20 Preferred Stock.............................................................    6 1/4     5 9/16

     On October 29, 1999, the most recent available date prior to the mailing of this proxy statement/prospectus, the last bid prices quoted on the OTC Bulletin Board system for our common stock, $5 Preferred Stock and $4.20 Preferred stock were $0.8125 per share, $7.00 per share and $5.5625 per share, respectively. In addition, on October 29, 1999, the most recent available date prior to the mailing of this proxy statement/prospectus, there were 13,806,487, 652,273, and 4,312,352 outstanding shares of our common stock, $5 Preferred Stock and $4.20 Preferred Stock, respectively.


     WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL

     In considering the recommendation of our Board of Directors in favor of the merger, all of our stockholders should be aware that certain members of our Board and management and certain of our stockholders have interests in the merger that may be viewed different from, and in addition to, their interests. Our Board was aware of such interests and considered them, among other matters, when voting to approve the merger.

STOCK OPTION PLAN

     Certain members of our Board and management have been issued options pursuant to our option plan. If certain events occur with respect to the composition of our Board or if a stockholder acquires a large block of our common stock, a "change of control" under our option plan may be deemed to occur, in which event these options will become immediately exercisable. The merger in and of itself will not, however, result in a change of control. See "Information Regarding Avatex--Avatex Stock Option Plan" on page IV-4.

PERFORMANCE INCENTIVE PLAN

     Pursuant to our performance incentive plan, we have granted members of our management awards which total 17.5% of any future income generated from our litigation against McKesson and certain major pharmaceutical manufacturers. Our performance incentive plan provides that these grants cannot be changed in any manner unless the participant voluntarily terminates his or her employment with us or is terminated for cause. See "Information Regarding Avatex--Avatex Performance Incentive Plan" on page IV-9.

MAINTENANCE OF BENEFITS

     Under the merger agreement, all of our rights and obligations under all employment agreements and other benefit plans covering our employees will continue to be the rights and obligations of the Surviving Corporation. For a description of these employment agreements and benefit plans,see "Other Annual Meeting Proposals--Election of Directors--Employment and Indemnification Agreements" on page III-9 and "Other Annual Meeting Proposals--Election of Directors--Compensation of Directors" on page III-1 of this proxy statement/prospectus.

DIRECTORS AND OFFICERS

     The merger agreement provides that our directors and officers at the effective time of the merger will be the initial directors of the Surviving Corporation for the remainder of their terms of office. The directors will not include Messrs. Gropper, Intrieri, DellaCamera and Miller, each of whom will resign as directors immediately prior to the effective time of the merger.

INDEMNIFICATION AND INSURANCE

     Under the merger agreement, we will:

     o indemnify and advance expenses to our present and former officers and directors and any person that becomes one of our officers or directors prior to the effective time of the merger for liabilities arising from the fact that they are or were acting in those capacities pertaining to matters existing or occurring at or prior to the effective time of the merger;

     o for six years after the effective time of the merger, provide director and officer liability insurance that provides at least $30 million of coverage on behalf of our present and former officers and directors and other similar coverage as our current policies provide; this policy must be no less favorable concerning matters existing or occurring at or prior to the effective time of the merger, except that if the cost of this insurance is more than twice the cost related to similar coverage in place prior to June 17, 1999, then we will maintain only that director and officer liability insurance coverage that costs twice the cost of the insurance in place on June 17, 1999; and

     o for six years after the effective time of the merger, maintain provisions in our Certificate of Incorporation and By-laws relating to indemnification and advancement of expenses; these provisions must be no less favorable than the rights to indemnification and advancement of expenses that existed in our Certificate of Incorporation or By-laws on June 17, 1999.

INTERESTS OF CERTAIN PREFERRED STOCKHOLDERS

     Elliot Associates, Westgate International and Moses Marx and his affiliates, Momar Corporation and United Equities Commodities Company, may also be deemed to have interests in the merger that may be different from, or in addition to, yours. Following the closing of the merger, we will pay a total of $600,000 to these persons for the ten-year standstill arrangement to which they have agreed to be subject. In addition as part of the settlement of litigation brought by Elliott Associates challenging the original merger, we will reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in connection with the litigation. Phar-Mor has agreed to purchase, simultaneously with the closing of the merger, the shares of our common stock beneficially owned by Elliott Associates, Westgate International, Moses Marx, Momar Corporation and United Equities Commodities Company for a purchase price of $2.00 per share.

     Anvil Investment Partners, L.P. may also be deemed to have interests in the merger that may be different from, or in addition to, yours. Following the closing of the merger, we will pay $300,000 to Anvil Investment Partners for the ten-year standstill agreement to which it and certain of its affiliates have agreed to be subject.

                              THE MERGER AGREEMENT


     The description of the merger agreement set forth below describes the material terms but does not purport to describe all the terms of the merger agreement. The full text of the merger agreement (including the amendment thereto) is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference. Since a summary cannot provide you with every detail, you are strongly urged to read the entire merger agreement, so that you will have a complete understanding of its terms.

STRUCTURE OF THE MERGER

     Under the merger agreement, Xetava will merge with and into us. We will continue as the surviving corporation.

EFFECTIVE TIME AND CLOSING

     The merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. The closing of the merger will occur on a date following the satisfaction or waiver of the conditions to the merger. We expect that this will occur promptly following the annual meeting of stockholders.

CORPORATE MATTERS

     The merger agreement provides that our directors immediately prior to the effective time of the merger will be the initial directors of the Surviving Corporation and that our officers immediately prior to the effective time will be the initial officers of the Surviving Corporation.

     Our Certificate of Incorporation will be restated as provided in the Certificate of Merger. The principal effects of this restatement will be to eliminate the certificates of designation related to our $5 Preferred Stock and $4.20 Preferred Stock and to authorize another series of our preferred stock, and to change the par value of our common stock from $5.00 to $0.01 per share. Our Certificate of Incorporation, as so restated, will become the Certificate of Incorporation of the Surviving Corporation.

     Our By-laws in effect immediately prior to the effective time of the merger will be the By-laws of the Surviving Corporation.

MERGER CONSIDERATION

     Our Common Stock

     Each share of our common stock will be converted into one share of New Avatex Common Stock.

     $5 Preferred Stock

     Each share of $5 Preferred Stock will be converted into the right to receive:

     o 9.134 shares of New Avatex Common Stock; or

     o AT THE ELECTION OF THE HOLDER THEREOF, the $5 Preferred Stock Alternate Consideration.

     $4.20 Preferred Stock

     Each share of $4.20 Preferred Stock will be converted into the right to receive:

     o 7.253 shares of New Avatex Common Stock; or

     o AT THE ELECTION OF THE HOLDER THEREOF, the $4.20 Preferred Stock Alternate Consideration.

     If all of our preferred stockholders elect to receive the applicable alternate consideration, they will receive a total of $15,250,000 in cash, $34,000,000 principal amount of 6.75% notes and warrants to purchase 2,750,000 shares of New Avatex Common Stock. The proceeds to pay the cash portion of the merger consideration and related costs and expenses of the transaction will be obtained from our cash on hand.

DEFERRED CONTINGENT CASH RIGHTS


     For a description of the provisions in the merger agreement relating to the deferred contingent cash rights, see "--Description of Deferred Contingent Cash Rights" on page I-103.


TREATMENT OF OUR STOCK OPTIONS; OTHER STOCK-BASED AWARDS

     At the effective time of the merger, each outstanding option to purchase our common stock will be assumed by the Surviving Corporation and converted into an option to purchase shares of New Avatex Common Stock. Following the effective time of the merger, each option will continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the effective time, except that the stock options will become exercisable for shares of New Avatex Common Stock.

ELECTION PROCEDURE

     We will appoint an exchange agent for the payment of the merger consideration. Along with this proxy statement/prospectus, our preferred stockholders will receive the following:

     o an election form providing for holders of shares of $5 Preferred Stock or $4.20 Preferred Stock to make the $5 Preferred Stock Alternate Consideration election and/or the $4.20 Preferred Stock Alternate Consideration election, as applicable; and

     o a letter of transmittal for delivery of stock certificates.


     The deadline for holders of $5 Preferred Stock and $4.20 Preferred Stock to make an election shall be no later than 5:00 p.m., New York City time, on December 2, which is the second business day immediately preceding the date of our annual meeting of stockholders, or at some other time and date as we determine (the "ELECTION DEADLINE"). If a holder of $5 Preferred Stock or $4.20 Preferred Stock has not submitted to the exchange agent an effective, properly completed election form before the Election Deadline, he, she or it will be deemed not to have made the $5 Preferred Stock Alternate Consideration election or $4.20 Preferred Stock Alternate Consideration election, as applicable.


     Record holders of $5 Preferred Stock or $4.20 Preferred Stock that hold shares as nominees, trustees or in some other representative capacity may submit multiple election forms. If a nominee or representative submits multiple election forms they must certify that each form of election covers all shares held by the representative for a particular beneficial owner.

     An alternate consideration election will be valid only if the exchange agent has received a properly completed and signed election form, accompanied by the corresponding certificates and a duly executed letter of transmittal before the Election Deadline. We will use our reasonable best efforts to make the election form and letter of transmittal and this proxy statement/prospectus available to all persons who become record holders of the $5 Preferred Stock and the $4.20 Preferred Stock during the period between the record date and the Election Deadline.

     Any election form submitted to the exchange agent may be revoked by the stockholder who submitted it by sending written notice in form and substance reasonably satisfactory to the exchange agent, or by delivering a revised election form to the exchange agent received (1) before the Election Deadline or
(2) after the date of this proxy statement/prospectus, but only if the exchange agent is legally required to permit revocations and the effective time of the merger has not occurred prior to the date of revocation. All election forms will be automatically revoked if the merger is abandoned. If an election form is revoked, the certificate or certificates representing the $5 Preferred Stock or the $4.20 Preferred Stock to which the election form relates will be returned promptly to the stockholder revoking the election.

     Our good faith determination of whether an alternate consideration election was properly made or revoked and when an election and/or revocation was received will be binding. If we make a good faith determination that a preferred stockholder did not properly make an alternate consideration election, that stockholder will automatically receive New Avatex Common Stock in exchange for his, her or its preferred stock.

     The election form we deliver to our preferred stockholders will contain an acknowledgment that:

     o we will retain control over the McKesson litigation;

     o holders of deferred contingent cash rights have no rights against us or our officers, directors, attorneys, agents or advisors regarding the conduct or disposition of the McKesson litigation, subject to our not artificially arranging our affairs to avoid or minimize payment on the deferred contingent cash rights; and

     o our good faith determination of the amount of net recovery from the McKesson litigation will be conclusive and binding on holders of deferred contingent cash rights.

EXCHANGE OF SHARES


     It will not be necessary for our common stockholders to exchange their existing stock certificates for stock certificates of New Avatex Common Stock. Each stock certificate representing shares of Old Avatex Common Stock as of the effective time of the merger will be deemed for all purposes to evidence ownership of, and to represent, the same number of shares of New Avatex Common Stock into which the shares of Old Avatex Common Stock formerly evidenced by those existing stock certificates have been converted in the merger. The registered owner on our or our transfer agent's books and records of any existing stock certificates evidencing shares of Old Avatex Common Stock will have and be entitled to exercise all voting and other rights with respect to, and receive any and all dividends and other distributions upon, the shares of New Avatex Common Stock evidenced by those existing common stock certificates. Accordingly, outstanding stock certificates representing Old Avatex Common Stock should not be destroyed or sent to us.



     Soon after the closing of the merger, if you are a preferred stockholder that has not made an alternate consideration election, you will receive a letter of transmittal for use to exchange and surrender stock certificates representing our $5 Preferred Stock and $4.20 Preferred Stock.



     Holders of unexchanged shares of our $5 Preferred Stock and $4.20 Preferred Stock will not be entitled to receive any dividends or other distributions on the New Avatex Common Stock until their existing stock certificates are surrendered. When a certificate is surrendered, the person surrendering the certificate will be paid, without interest, (1) any dividends, payments or other distributions previously paid on the shares of New Avatex Common Stock as of any record or other applicable determination or payment date subsequent to the effective time of the merger but prior to the surrender, and
(2) any dividends, payments or other distributions with respect to record or other applicable determination dates occurring after the effective time but prior to such surrender and a payment date subsequent to such surrender.


     If any stock portion of the merger consideration is to be delivered to a person other than the person in whose name the stock certificate surrendered in exchange thereof is registered, it is a condition to the delivery of certificates representing stock that the certificate surrendered be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer. Furthermore, the transfer must otherwise be proper and the person requesting the transfer must pay our exchange agent any transfer or other taxes payable because of the transfer, or satisfy the exchange agent that such taxes have been paid or are not required to be paid.

     We will not issue any fractional shares of New Avatex Common Stock in the merger. Holders of our capital stock will receive a check for any fractional shares in an amount based on the average of the last reported sales price (or the average of the quoted closing bid and ask prices if there were no sales) of a share of our common stock quoted on the OTC Bulletin Board system during the 30 consecutive trading days ending on the trading day one day before the effective time of the merger.


     Any portion of the merger consideration in the possession of the exchange agent that remains undistributed to our stockholders for six months after the effective time of the merger will be delivered to the Surviving Corporation. After that time, holders of our $5 Preferred Stock and $4.20 Preferred Stock who have not complied with the exchange provisions of the merger agreement may receive their merger consideration only from the Surviving Corporation.


     Any shares of our common stock, $5 Preferred Stock or $4.20 Preferred Stock held by us as treasury stock will be cancelled without consideration.

APPRAISAL RIGHTS


     A record holder of $5 Preferred Stock and/or $4.20 Preferred Stock may exercise dissenter's rights of appraisal if the holder is not satisfied with the consideration being paid for such stock. For more information about appraisal rights available to holders of our preferred stock, see "--The Merger Transaction--Appraisal Rights" on page I-70.


PRINCIPAL COVENANTS

     Registration Statement; Proxy Statement/Prospectus

     We will use our reasonable best efforts to complete the merger, including to prepare and file a registration statement (including this proxy statement/prospectus) and all necessary filings with the SEC with respect to the New Avatex Common Stock, the warrants (including the New Avatex Common Stock issuable upon the exercise of such warrants) and the 6.75% notes. We are required to maintain the effectiveness of the registration statement as it relates to the warrants (including the shares of New Avatex Common Stock underlying the warrants) covered by the registration statement until the earlier of when (1) all the warrants have been exercised or (2) the exercise period for the warrants expires.

     Stockholder Approval

     Our Board of Directors will call a meeting of our stockholders and recommend they approve the adoption of the merger agreement. Our Board will use its best efforts to obtain the necessary approvals by our stockholders of the merger agreement and the related transactions.

     OTC Bulletin Board System Listing

     We have agreed to use our best efforts to list or cause to be quoted the New Avatex Common Stock, the warrants (including the shares of New Avatex Common Stock issuable upon the exercise of the warrants) and the 6.75% notes to be issued in the merger on the OTC Bulletin Board system or on another trading facility.

     Fees and Expenses

     All costs and expenses incurred in connection with the merger agreement and the related transactions will be paid by the party incurring the costs and expenses.

     Fairness and Solvency Opinions

     We will use our reasonable best efforts:


     o to have updated, as of the date of mailing of this proxy statement/prospectus and as of the effective time of the merger, the opinions of Houlihan Lokey that our Board of Directors received on May 6, 1999 that (1) the consideration that the holders of our common stock are entitled to receive pursuant to the merger is fair to such holders from a financial point of view, and (2) the consideration that the holders of the $5 Preferred Stock and the $4.20 Preferred Stock are entitled to receive pursuant to the merger is, in the aggregate, within a reasonable range of fair value of the $5 Preferred Stock or the $4.20 Preferred Stock, as applicable; and



     o to have updated, as of the date of mailing of this proxy statement/prospectus and as of the effective time of the merger, the opinion of Houlihan Lokey that our Board of Directors received on May 6, 1999 as to our solvency after giving effect to the merger.


     Organization and Capitalization of Avatex Funding

     Prior to the effective time of the merger, we will organize Avatex Funding as a direct, wholly-owned subsidiary. Prior to the closing of the merger, we will transfer to Avatex Funding 3,571,533 shares of Phar-Mor common stock that will secure the 6.75% notes.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Our obligation to complete the merger is subject to the satisfaction of or, to the extent legally permissible, to the waiver of the following conditions:

     o the approval of the merger agreement by a majority of the outstanding shares of our common stock, voting separately as a class;

     o the approval of the merger agreement by at least two-thirds of the outstanding shares of each of the $5 Preferred Stock and the $4.20 Preferred Stock, each voting separately as a class;

     o the absence of any writ, order, decree or injunction prohibiting or restricting the completion of the merger;

     o the approval for quotation on the OTC Bulletin Board system or on another trading facility of the shares of New Avatex Common Stock to be issued in the merger;

     o the registration statement that includes this proxy statement/prospectus is effective and not subject to any stop order by the SEC;

     o the delivery to us of a legal opinion relating to certain federal income tax consequences of the merger;

     o Houlihan Lokey has delivered to our Board and not modified, withdrawn or revoked its fairness and solvency opinions, including the updates thereof as of the date of this proxy statement/prospectus and as of the effective date of the merger;

     o each of Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr. and Brian Miller has resigned as a director effective immediately prior to the effective time of the merger;

     o the litigation in Delaware challenging our originally proposed merger into Xetava has been settled pursuant to the settlement agreement we entered into and the settlement receives court approval;

     o the agreements that we entered into with certain of our preferred stockholders continue to be in full force and effect and the stockholders party to these agreements have not breached any provision thereof;

     o the dissenting shares of $5 Preferred Stock do not constitute more than 5% of the outstanding $5 Preferred Stock;

     o the dissenting shares of $4.20 Preferred Stock do not constitute more than 5% of the outstanding $4.20 Preferred Stock; and

     o the stockholders party to the agreements with us described above have delivered a release of certain claims that they have against us as of the effective time of the merger.

TERMINATION OF THE MERGER AGREEMENT

     We can terminate the merger agreement if:

     o the holders of at least 50.1% of each of the shares of $5 Preferred Stock and $4.20 Preferred Stock outstanding immediately prior to the Election Deadline have not validly made (and not revoked) a $5 Preferred Stock Alternate Consideration election or $4.20 Preferred Stock Alternate Consideration election, as applicable; or

     o the dissenting shares of $5 Preferred Stock or $4.20 Preferred Stock constitute more than 5% of the outstanding $5 Preferred Stock or $4.20 Preferred Stock, as applicable.

     We can also terminate the merger agreement for any reason at any time prior to the effective time of the merger, even if it was previously approved by our stockholders.

AMENDMENTS

     The merger agreement may be amended at any time before stockholder approval is obtained. After our stockholders have approved the adoption of the merger agreement, we may not amend the merger agreement in a manner that requires further approval by our stockholders without their approval.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     For a description of provisions in the merger agreement relating to indemnification of and insurance for our directors and officers, see "--The Merger Transaction--Interests of Certain Persons in the Merger."

                      AGREEMENTS WITH CERTAIN STOCKHOLDERS

SETTLEMENT AGREEMENT

     Following the announcement in April 1998 of our originally proposed merger transaction with Xetava, Elliott Associates filed in the Delaware Court of Chancery an individual action styled as Elliott Associates, L.P. v. Avatex Corp. Also in response to the public announcement of the original merger proposal, two class action lawsuits were commenced in the Delaware Court of Chancery. These actions were styled as Harbor Finance Partners, Ltd. and Anvil Investment Partners, L.P. v. Butler, et al. and Strongo v. Butler, and were eventually consolidated as In re Avatex Shareholders Litigation. Harbor Finance is an affiliate of Mr. Stephen Mizel and Anvil Investment Partners is an affiliate of Mr. Mark S. Zuker. Each of these lawsuits, among other things, challenged the proposed original merger transaction and alleged that the holders of the $5 Preferred Stock and $4.20 Preferred Stock had the right to vote separately as a class on the proposed merger. On August 28, 1998, the Delaware Supreme Court ordered that the proposed original merger could not be consummated without the consent of the holders of at least two-thirds of the $5 Preferred Stock.


     As part of the merger, we have agreed to settle these lawsuits. The plaintiffs in these lawsuits have agreed to the settlement based upon the increased consideration in the merger as compared to the original merger transaction. The plaintiffs have also agreed to vote their shares of our capital stock in favor of the merger agreement and to waive and not exercise their appraisal rights with respect to their shares of $5 Preferred Stock and $4.20 Preferred Stock. The settlement agreement provides for a general release of us and our affiliates, directors, officers, attorneys and advisors from all claims of any kind or nature whatsoever that were, could have been or could be brought by or on behalf of any of our preferred stockholders in the lawsuits and that relate in any way to the original merger transaction, the merger, the stock purchase agreement between Phar-Mor and Elliott Associates, Westgate International and Moses Marx, the fairness and solvency opinions rendered by Houlihan Lokey, and this proxy statement/prospectus and any other proxy material, public filing or prospectus. The release is not applicable to the lawsuits styled Stephen Mizel IRA, et al. v. Butler, et al., filed on June 5, 1998 in the Supreme Court of the State of New York, County of New York, and Zuckerman, et al. v. FoxMeyer Health Corp., filed in the United States District Court for the Northern District of Texas. For a description of these proceedings, see pages E-8 through E-10 of our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus. In addition, the release does not prohibit preferred stockholders other than the named plaintiffs from exercising their appraisal rights relating to the amended merger.


     In the settlement agreement, we agreed to pay up to $175,000 in attorneys' fees to counsel for the plaintiffs in the two class actions. We will also reimburse Elliott Associates $925,000 for attorneys' and advisory fees it incurred in connection with the prosecution of its action. In addition, we agreed to pay Elliott Associates and Westgate International a total of $300,000 for the ten-year standstill arrangement which they agreed to. We have also agreed to pay Anvil Investment Partners, L.P. $300,000 for the ten-year standstill arrangement which they agreed to. For a description of these standstill arrangements see "--Elliott/Marx Stockholders' Agreement" and "--Zucker Voting Agreement" below.

     The settlement agreement is subject to court approval and completion of the merger.

ELLIOTT/MARX STOCKHOLDERS' AGREEMENT

     General

     Concurrently with the execution of the merger agreement, we entered into a stockholders' agreement (the "ELLIOTT/MARX STOCKHOLDERS AGREEMENT") with Elliott Associates, Westgate International and certain of their respective affiliates and Moses Marx and his affiliates, Momar Corporation and United Equities Commodities Company. The Elliott/Marx Stockholders generally agreed to vote their shares of preferred stock for adoption of the merger agreement, the merger and any related action reasonably required in furtherance thereof. As of June 18, 1999, the Elliott/Marx Stockholders collectively owned approximately 55.3% of the outstanding shares of $4.20 Preferred Stock and 50% of the outstanding shares of $5 Preferred Stock.

     As of the date of this proxy statement/prospectus, Elliott Associates owned 111,637 shares of $5 Preferred Stock and 547,613 shares of $4.20 Preferred Stock, and Westgate International owned 661,797 shares of $4.20 Preferred Stock. As of the date of this proxy statement/prospectus, Moses Marx owned 10,100 shares of $5 Preferred Stock and 493,200 shares of $4.20 Preferred Stock, Momar Corporation owned 26,000 shares of $5 Preferred Stock and 257,026 shares of $4.20 Preferred Stock, and United Equities Commodities Company owned 178,300 shares of $5 Preferred Stock and 425,974 shares of $4.20 Preferred Stock.

     Certain Agreements with Respect to the Merger

     The Elliott/Marx Stockholders agreed:

     o to vote their shares of preferred stock against any action or agreement that would result in a material breach of any of our covenants, representations or warranties in the merger agreement;

     o to vote their shares of preferred stock against any action or agreement that is inconsistent with, or could impede or interfere with, the merger;

     o to make an irrevocable and unconditional $5 Preferred Stock Alternate Consideration election and/or $4.20 Preferred Stock Alternate Consideration election with respect to all of their preferred stock;

     o to appoint us their proxy to vote their preferred stock in favor of the adoption of the merger;

     o to appoint us their attorney-in-fact to make an irrevocable and unconditional $5 Preferred Stock Alternate Consideration Election and/or $4.20 Preferred Stock Alternate Consideration Election with respect to all of their preferred stock;

     o to waive their appraisal rights with respect to any shares of preferred stock owned by them;

     o effective as of the effective time of the merger, to settle and dismiss (or cause to be settled and dismissed) with prejudice, the lawsuits relating to our originally proposed merger into Xetava in accordance with the Settlement Agreement described above;

     o except pursuant to the Elliott/Marx Stockholders' Agreement or the merger agreement, not to, directly or indirectly, sell, pledge, hypothecate, encumber, grant a participation in, place in trust, grant a proxy or enter into any voting agreement with respect to, transfer or otherwise dispose of, or enter into any contract or other arrangement with respect to any of the actions set forth above, of any preferred stock beneficially owned by such stockholders other than (1) the 2,862,400 shares of our common stock that the Elliott/Marx Stockholders have agreed to sell to Phar-Mor, and (2) the irrevocable proxy granted to Phar-Mor by each such stockholder to vote those same shares of our common stock;

     o to use reasonable efforts to assist and cooperate with the parties to the merger agreement to complete the merger and the related transactions; and

     o not to take any action that would or is reasonably likely to result in any of the conditions to the merger agreement not being satisfied.

     The proxies granted by the Elliott/Marx Stockholders may be revoked if the merger agreement is amended or modified, or if any provision of the merger agreement is waived or not complied with, in a manner that could adversely affect the merger consideration to be received in the merger by the Elliott/Marx Stockholders.

     Standstill Agreement

     The Elliott/Marx Stockholders agreed from the date of the Elliott/Marx Stockholders' Agreement until the tenth anniversary of the closing of the merger, not to do any of the following without the prior written consent of our Board of Directors:

     o subject to certain exceptions for certain hedging and other similar transactions for trading purposes only, acquire any of our equity securities or options, rights, warrants or securities to acquire any equity securities (other than in connection with the merger);

     o other than with respect to the merger, propose to enter into, directly or indirectly, a merger or other business combination involving us, or to purchase, directly or indirectly, a material portion of our assets;

     o make or participate in any solicitation of proxies to vote, consent or seek to advise or influence any person or entity with respect to the voting of, or granting any consent with respect to, any of our equity securities;

     o form, join or participate in a "group" (as defined under the Exchange
       Act) for the purpose of acquiring, holding, voting or disposing of any of our equity securities;

     o act, alone or with others, to seek to control or influence in any public manner or public forum our management or policies;

     o disclose any intention, plan or arrangement inconsistent with the foregoing;

     o advise, assist or encourage any other person or entity in connection with any of the foregoing;

     o request, directly or indirectly, that we or any of our agents amend or waive any of these prohibitions; or

     o other than with respect to the Elliott/Marx Stockholders' Agreement or the completion of the merger, take any action which might require us to make a public announcement regarding the possibility of a transaction between such stockholder and us or any of our affiliates.

     In consideration for this ten-year standstill agreement, we will pay
(1) an affiliate of Moses Marx $300,000 in cash, and (2) each of Elliott Associates and Westgate International $150,000 in cash, within one business day following the effective time of the merger.

     Release of Claims

     The Elliott/Marx Stockholders agreed to irrevocably waive, release and discharge, and not to assert, any claim, known or unknown, they have or may have against us or any of our directors, officers, employees, affiliates, representatives, successors and assigns based upon:

     o the original merger agreement between us and Xetava;

     o the approval or adoption of the merger agreement or the completion of the merger or the related transactions, including, any registration statement, prospectus, proxy statement, public filing or statement relating to the merger agreement or the merger; or

     o their investment in and/or ownership of our common stock, $5 Preferred Stock or $4.20 Preferred Stock at any time prior to June 18, 1999.

     The release does not constitute a waiver, release or discharge of any claim or action that any Elliott/Marx Stockholder may have against us based upon any non-compliance by us or Avatex Funding with any document or agreement comprising the merger consideration.

     It is a condition to our obligation to complete the merger that the Elliott/Marx Stockholders execute and deliver a release, effective upon the effectiveness of the merger, that contains substantially the terms described above.

     Moses Marx also unconditionally withdrew his previous demand for the nomination of Messrs. Charles K. MacDonald and Donald Press for election to our Board of Directors.

     Termination

     The Elliott/Marx Stockholders' Agreement will terminate on the earliest to occur of:

     o the mutual consent of the Elliott/Marx Stockholders and us;

     o the termination of the merger agreement before the merger is completed;
       and

     o the tenth anniversary of the closing of the merger.

     The Elliott/Marx Stockholders, acting unanimously, can terminate the Elliott/Marx Stockholders' Agreement if:

     o the effective time of the merger does not occur on or before December 15, 1999, provided that none of them are in breach of the Elliott/Marx Stockholders' Agreement;

     o the merger agreement is amended or modified, or a provision is waived, in a manner that adversely affects the merger consideration to be received by them in the merger; or

     o Phar-Mor does not purchase their shares of our common stock at $2.00 per share pursuant to their stock purchase agreement with Phar-Mor.

     Stock Purchase Agreement among the Elliott/Marx Stockholders and Phar-Mor

     We have been informed that the Elliott/Marx Stockholders have entered into a stock purchase agreement with Phar-Mor. Phar-Mor will purchase a total of 2,862,400 shares of our common stock from the Elliott/Marx Stockholders for $2.00 per share. The purchase is expected to close simultaneously with the closing of the merger. The Elliott/Marx Stockholders have granted Phar-Mor a proxy to vote the shares being purchased. Phar-Mor is contractually bound to vote these shares in favor of the merger agreement.

ZUCKER VOTING AGREEMENT

     Concurrently with the execution of the merger agreement, we entered into a voting agreement (the "ZUCKER VOTING AGREEMENT") with Mark S. Zucker and his affiliates, Anvil Investment Partners, L.P. and Anvil Investors, Inc. (collectively, the "ZUCKER STOCKHOLDERS").

     The Zucker Voting Agreement contains many of the same provisions as the Elliott/Marx Stockholders' Agreement. The following is a list of the material differences in the Zucker Voting Agreement:

     o the Zucker Stockholders did not agree at this time that they would elect to receive the alternate consideration for their preferred stock in the merger;

     o the Zucker Stockholders have no arrangement to sell any of their shares of our capital stock to Phar-Mor;

     o the standstill provisions contained in the Zucker Voting Agreement do not apply to the claims presently asserted in the derivative lawsuit against certain of our directors styled Stephen Mizel IRA and Anvil Investment Partners, L.P. v. Butler, et al. pending in the Supreme Court of the State of New York, County of New York;

     o we will pay Anvil Investment Partners $300,000 in consideration for the ten-year standstill agreement in the Zucker Voting Agreement;

     o the release contained in the Zucker Voting Agreement does not apply to the derivative action referred to above or the lawsuit styled Zuckerman, et al. v. FoxMeyer Health Corporation, et al. pending in the United States District Court for the Northern District of Texas, Dallas Division; and

     o the Zucker Voting Agreement will not prejudice the rights of the Zucker Stockholders with respect to the claims presently asserted in the derivative action and will not affect the Zucker Stockholders' ability to continue to prosecute the derivative action.

     The Zucker Voting Agreement will terminate on the earliest to occur of:

     o the mutual consent of the Zucker Stockholders and us; and

     o the termination of the merger agreement before the merger is completed.

     The Zucker Stockholders, acting unanimously, can terminate the Zucker Voting Agreement if the merger has not become effective on or before the later of:

     o December 31, 1999, provided that no Zucker Stockholder has breached the Zucker Voting Agreement; and

     o the day on which the settlements of each of the lawsuits in Delaware relating to our originally proposed merger into Xetava become final and non-appealable.

     In addition, the Zucker Stockholders, acting unanimously, can terminate the Zucker Voting Agreement if the merger agreement is amended or modified, or a provision is waived, in a manner that adversely affects the merger consideration to be received by the Zucker Stockholders in the merger.

                            DESCRIPTION OF WARRANTS

     The warrants will be issued pursuant to a warrant agreement between us and American Stock Transfer and Trust Company, as warrant agent. The material provisions of the warrant agreement are summarized below. The statements under this caption relating to the warrants and the warrant agreement are summaries only, however, and do not purport to be complete. Such summaries make use of terms defined in the warrant agreement and are qualified in their entirety by express reference to the warrant agreement, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

EXERCISE PROVISIONS

     Each warrant will entitle its holder to purchase one (1) share of New Avatex Common Stock at a price of $2.25 per share. The exercise price and the number of shares of New Avatex Common Stock issuable upon exercise of the warrants are both subject to adjustment in certain cases. See "--Adjustments" below. The exercise price may be paid either (1) by certified or official bank or bank cashier's check or (2) by wire transfer to an account designated by the warrant agent for our benefit.

     The warrants are exercisable at any time on or after three months after the closing of the merger. Unless the warrants are exercised, they will expire at 5:00 p.m., New York City time, on the fifth anniversary of the date that is three months after the closing of the merger.

     We will not issue any fractional shares of New Avatex Common Stock upon the exercise of any warrant. Warrantholders will receive a check for any fractional shares in an amount based on the market value of New Avatex Common Stock on the business day immediately preceding the date the warrant is presented for exercise.

SPECIAL PROVISION LIMITING OWNERSHIP PERCENTAGE

     Warrantholders will not be permitted to acquire shares of New Avatex Common Stock upon exercise of warrants if that exercise would result in the total number of shares of New Avatex Common Stock deemed beneficially owned by that holder, together with all shares of New Avatex Common Stock deemed beneficially owned by such holder's affiliates that would be aggregated for purposes of determining a group under the Exchange Act, exceeding 9.9% of the total issued and outstanding shares of New Avatex Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Notwithstanding the preceding sentence, each holder, upon 61 days' prior written notice to us and the warrant agent:

     (1) will have the right to reduce or increase its Restricted Ownership Percentage or otherwise waive, in whole or in part, the restrictions described above;

     (2) may eliminate or reinstate this limitation at any time and from time to time; and

     (3) can make subsequent adjustments pursuant to (1) above any number of times from time to time.

NO RIGHTS AS STOCKHOLDERS

     Holders of unexercised warrants are not entitled to any rights whatsoever as one of our stockholders.

MERGER, SALE OF ASSETS, ETC.

     If we consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets, or sell, transfer or dispose of all of our capital stock, each warrant will become exercisable for the right to receive the greatest amount of securities, cash or other property to which its holder would have been entitled as a result of the consolidation, merger or sale had the warrants been exercised immediately prior thereto. If we enter into a transaction described in this paragraph prior to three months after the date of the warrant agreement, the warrants will become exercisable during that period.

ADJUSTMENTS

     The number of shares of New Avatex Common Stock issuable upon the exercise of the warrants and the exercise price will be subject to adjustment if certain events occur, including:

     o we distribute dividend payments or other distributions on the shares of New Avatex Common Stock in shares of New Avatex Common Stock;

     o we subdivide, combine or reclassify the New Avatex Common Stock; and

     o we distribute to holders of New Avatex Common Stock evidences of indebtedness, shares of another class of our capital stock or assets (excluding cash dividends payable out of earnings or out of surplus legally available for dividends) or rights to purchase shares of New Avatex Common Stock.

     No adjustment will be required unless that adjustment would require an increase or decrease of at least 1% in the exercise price.

DELIVERY OF PROSPECTUS

     We will provide the warrant agent copies of the prospectus relating to the New Avatex Common Stock deliverable upon the exercise of warrants. The warrant agent will deliver the prospectus to the exercising warrantholder prior to or concurrently with the delivery of the New Avatex Common Stock issuable upon such exercise.

AMENDMENT

     The warrant agent and we may, without the consent of the warrantholders, amend or supplement the warrant agreement for certain purposes, including curing defects or inconsistencies or making changes that do not adversely affect the rights of any holder. Any amendment or supplement to the warrant agreement that will have an adverse effect on the interests of the warrantholders will require us to obtain the consent of the holders of a majority of the then outstanding warrants.

                    DESCRIPTION OF THE AVATEX FUNDING 6.75% NOTES


     The 6.75% notes will be issued under an indenture among us, Avatex Funding and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE"). We refer to this indenture as the "6.75% NOTES INDENTURE." The material provisions of the 6.75% notes and the 6.75% Notes Indenture are summarized below. However, the statements under this caption relating to the 6.75% notes and the 6.75% Notes Indenture are summaries only and do not purport to be complete. These summaries make use of terms defined in the 6.75% Notes Indenture and are qualified in their entirety by express reference to the 6.75% Notes Indenture, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.


     Avatex Funding is a new wholly-owned subsidiary of us whose purpose will be to issue the 6.75% notes and to initially own 3,571,533 shares of common stock of Phar-Mor. Prior to the closing of the merger, we will contribute the shares of Phar-Mor common stock to the capital of Avatex Funding. Avatex Funding will pledge these shares to secure the 6.75% notes.

GENERAL

     The 6.75% notes:

     o will mature on the date that is three years after the date on which the merger closes;

     o will bear interest at the annual rate of 6.75% to be paid semiannually until maturity or earlier redemption; and

     o will be pari passu in right of payment with all existing and future indebtedness of Avatex Funding that is not by its terms subordinated to the 6.75% notes; however, Avatex Funding will have no indebtedness other than the 6.75% notes and will be prohibited under the 6.75% Notes Indenture from incurring additional indebtedness.

     Avatex Funding will compute interest on the 6.75% notes on the basis of a 360-day year of twelve 30-day months.


     Principal and interest on the 6.75% notes will be payable and all of the 6.75% notes will be exchangeable and transferable at the Trustee's office or agency in the City of Minneapolis, State of Minnesota located at Sixth and Marquette, M.S. 0069, Minneapolis, Minnesota 55479-0069, or, at Avatex Funding's option, interest may be paid by check mailed to the address of the person entitled to payment as its address appears in the security register.


CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the 6.75% Notes Indenture. We urge you to read the 6.75% Notes Indenture for the full definition of all of these terms.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, and the terms "controlling" and "controlled" have the correlative meanings.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, and, in any event with respect to this clause (ii), to the extent that any such series of preferred stock is not treated or classified as a liability on such Person's balance sheet in accordance with GAAP, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the 6.75% Notes Indenture in the book value of any asset owed by such Person or a consolidated Subsidiary of such Person, and (y) all unamortized debt discount and expenses and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.


     "Collateral Agent" means Norwest Bank Minnesota, National Association, in its capacity as collateral agent under the Security Agreement.


     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, with respect to the 6.75% notes issuable or issued in whole or in part in global form, DTC, until a successor has been appointed and become such pursuant to the applicable provision of the Indenture, and, thereafter, "Depository" means or includes such successor.

     "Extraordinary Dividend" means any dividend or other payment or distribution declared by Phar-Mor to all holders of Phar-Mor common stock other than a Regular Dividend.

     "FoxMeyer Trustee Note" means that certain promissory note payable to Bart
A. Brown, Jr., as trustee under chapter 7 title 11 of the United States Code of FoxMeyer Corporation, et al. in the original principal amount of $8,000,000.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness, including the 6.75% notes.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledged Collateral" means, collectively, the 3,571,533 shares of Phar-Mor common stock that will be pledged to secure Avatex Funding's obligations under the 6.75% Notes Indenture and the 6.75% notes and, subject to the provisions of the Security Agreement, all products and proceeds of these shares, and the additional 1,132,500 shares of Phar-Mor common stock that we are required, in certain circumstances under the Security Agreement and the Subrogation Agreement upon the satisfaction of our obligations under the FoxMeyer Trustee Note, to cause to be pledged to further secure Avatex Funding's obligations under the 6.75% Notes Indenture and the 6.75% notes and, subject to the provisions of the Security Agreement, all products and proceeds of these shares.

     "Regular Dividend" means any regular quarterly cash dividend declared by Phar-Mor to all holders of Phar-Mor common stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend by 10%.

     "Security Agreement" means the Pledge and Security Agreement to be entered into simultaneously with the 6.75% Notes Indenture among Avatex Funding, the Trustee, the Collateral Agent and us, as the same may be amended, amended and restated, supplemented or modified from time to time, relating to the pledge of the Pledged Collateral to the Collateral Agent to secure Avatex Funding's obligations under the 6.75% Notes Indenture and the 6.75% notes.

     "Subrogation Agreement" means that certain Subrogation Agreement to be entered into simultaneously with the 6.75% Notes Indenture by and between Bart
A. Brown, Jr., as trustee under chapter 7 of title 11 of the United States Code of FoxMeyer Corporation, FoxMeyer Drug Company, Healthcare Transportation System, Inc., Merchandise Coordinator Services Corporation, FoxMeyer Software, Inc. and Health Mart, Inc. and their respective estates, as their interests may appear, and the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

     (2) any partnership:

          (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or

          (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

GUARANTEE BY AVATEX

     We will guarantee Avatex Funding's obligations under the 6.75% notes. Our guarantee will be a general unsecured obligation and will rank pari passu in right of payment with all of our existing and future unsubordinated indebtedness. Our guarantee, however, will be effectively subordinated to our secured obligations, including our obligations under the FoxMeyer Trustee Note, to the extent of the assets securing such obligations. As of the date of this proxy statement/prospectus, our guarantee would have only been effectively subordinated to the FoxMeyer Trustee Note. For a more detailed description of this promissory note, see page E-43 of our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus.

     Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to all of our other debts if, among other things, at the time we incurred the indebtedness evidenced by the guarantee we:

     o received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     o were insolvent or rendered insolvent by reason of that incurrence;

     o were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that we would incur, debts beyond its ability to pay such debts as they mature.


     In the event that the guarantee would constitute or result in a violation of federal bankruptcy law or any applicable fraudulent conveyance or similar law of any relevant jurisdiction, our liability under our guarantee will be reduced to the maximum amount permissible under the applicable fraudulent conveyance or similar law. As described above, our Board of Directors has obtained an opinion as to our solvency after giving effect to the merger. See "--The Merger Transaction--Opinions of Financial Advisor" on page I-61.


     Since we will guarantee the 6.75% notes and Avatex Funding will have no assets other than the Phar-Mor common stock securing the 6.75% notes, we will be required to make capital contributions to Avatex Funding so it can satisfy its interest and principal obligations on the notes.

     The 6.75% Notes Indenture limits our ability to merge or consolidate or sell all of or substantially all of our assets, or sell or dispose of more than 80% of our capital stock unless (other than with respect to a merger between us and a Subsidiary other than Avatex Funding):

     o the surviving corporation in the merger or consolidation, or the Person to whom the sale shall have been made, assumes all of our obligations under our guarantee and the Indenture;

     o immediately after giving effect to such transaction, no Default or Event of Default exists; and

     o except in the case of a merger of us with and into one of our Subsidiaries, we or the Person formed by or surviving the consolidation or merger, or to whom the sale was made, has Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction.

     Upon the sale of all or substantially all of our assets in compliance with the preceding paragraph, we will be released from our obligations under our guarantee.

TRANSFER AND EXCHANGE

     Noteholders will be able to transfer or exchange their 6.75% notes in accordance with the 6.75% Notes Indenture. The registrar and the Trustee may require them to furnish, among other things, appropriate endorsements and transfer documents and noteholders may be required to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any 6.75% notes selected for redemption. We are not required to transfer or exchange any 6.75% note for a period of 15 business days before a selection of notes to be redeemed.

     The registered holder of a registered 6.75% note will be treated as the owner of the registered 6.75% note for all purposes.

SPECIAL COMPLIANCE CERTIFICATE

     On each day that Avatex Funding is required to pay interest on the 6.75% notes, it will deliver to the Trustee an officer's certificate certifying to, among other things, the following;

     o that it has maintained separate and distinct accounts, books, records and financial statements;

     o that it has not commingled its funds with those of others;

     o that it is not subject to a bankruptcy proceeding;


     o except for our obligations under our guarantee and for certain matters under the Subrogation Agreement described below on page I-101, that none of Avatex Funding's affiliates has guaranteed or become obligated for its debts;


     o except for capital contributions from us, that it has paid its liabilities from its own separate assets;

     o that it has conducted its business solely in its own name;

     o that it has not incurred liabilities of, become liable for or guaranteed the debts or obligations of any other person, except as may be contemplated under the Subrogation Agreement; and

     o that it has maintained an arm's-length relationship with its affiliates, except for capital contributions made to it by us.

OPTIONAL REDEMPTION

     Avatex Funding may redeem the 6.75% notes, in whole or in part, at any time or from time to time. If Avatex Funding chooses this optional redemption, it is required to mail a notice of the redemption not less than 30 nor more than 60 days before the date of redemption to each holder of notes to be redeemed. Avatex Funding will redeem the 6.75% notes at a redemption price equal to 100% of the principal amount of the 6.75% notes to be redeemed, plus accrued but unpaid interest to the redemption date.

     If Avatex Funding chooses to redeem less than all the 6.75% notes, the Trustee will select the notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. If any 6.75% note is to be redeemed in part only, the notice of redemption relating to that note shall state the portion of the principal amount of that note to be redeemed. The holder of the redeemed 6.75% note will receive a new 6.75% note in principal amount equal to the unredeemed portion of that note upon cancellation of the original note.

OPTION TO PURCHASE UPON EXTRAORDINARY DIVIDEND

     If Avatex Funding receives an Extraordinary Dividend on the Pledged Collateral, it may use all or part of the proceeds from the Extraordinary Dividend to make an offer to all noteholders to purchase their notes at a price equal to 100% of the principal amount of the 6.75% notes, plus accrued but unpaid interest to the date of purchase. If the aggregate principal amount of 6.75% notes surrendered by noteholders in an Extraordinary Dividend Offer exceeds the amount of Extraordinary Dividend Proceeds being used in the Extraordinary Dividend Offer, the Trustee will select the 6.75% notes to be purchased on a pro rata basis.


     Avatex Funding must make this offer to all holders and keep it open for at least 20 business days (the "OFFER PERIOD"). No later than five business days after the termination of the Offer Period, Avatex Funding will purchase the amount of 6.75% notes that it offered to purchase pursuant to the Extraordinary Dividend Offer (the "OFFER AMOUNT"). If less than the Offer Amount is tendered, all 6.75% notes tendered will be purchased. Payments for 6.75% notes purchased with the proceeds of an Extraordinary Dividend will be made in the same manner as interest payments are made.


     If the date of purchase is on or after an interest record date and on or before the related interest payment date, Avatex Funding will pay any accrued and unpaid interest to the registered holders of 6.75% notes at the close of business on such record date.

     Avatex Funding will give notice to the Trustee and each of the holders of the Extraordinary Dividend Offer. This notice will contain all instructions and materials necessary to allow holders to tender 6.75% notes pursuant to an Extraordinary Dividend Offer, and will include, among other things, the following:

     o the length of time the Extraordinary Dividend Offer will remain open;


     o the Offer Amount, purchase price and purchase date (which must be no later than five business days after termination of the Offer Period);


     o that any 6.75% note neither tendered nor accepted for payment will continue to accrue interest;

     o that, unless Avatex Funding fails to make the payment, any 6.75% note accepted for payment pursuant to the Extraordinary Dividend Offer will cease to accrue interest after the purchase date;

     o that pursuant to certain procedures, a holder is entitled to withdraw its election;

     o that, if the aggregate principal amount of 6.75% notes tendered exceeds the Offer Amount, the Trustee will select the 6.75% notes to be purchased on a pro rata basis; and

     o that holders whose 6.75% notes are purchased in part will be issued new 6.75% notes equal in principal amount to the unpurchased portion of the 6.75% notes tendered.

MATERIAL OPERATING RESTRICTIONS

  Summary

     In general, subject to several exceptions, the 6.75% Notes Indenture will limit, among other things:

     o the incurrence of additional debt or liabilities by Avatex Funding;

     o the creation of liens by Avatex Funding;

     o the corporate activities of Avatex Funding; and

     o consolidations, mergers or transfers of any assets of Avatex Funding.

     The bullet-point summary above and the summaries set forth below discuss only material provisions of some of the covenants applicable to the 6.75% notes. WE URGE YOU TO READ THE 6.75% NOTES INDENTURE AND THE MORE DETAILED DESCRIPTION OF THESE TERMS SET FORTH BELOW.

  Limitation on Incurrence of Indebtedness

     Avatex Funding may not create, incur, issue, assume, guarantee or otherwise become, directly or indirectly, liable, contingently or otherwise, with respect to any indebtedness or liability. This limitation will not apply to the incurrence of any of the following indebtedness or liabilities:

     (1) indebtedness or liabilities incurred under, or in connection with any of the transactions contemplated by, or to comply with, the 6.75% notes, the 6.75% Notes Indenture, the Security Agreement and the FoxMeyer Trustee Note (as contemplated by the Subrogation Agreement), in each case after the date of the Indenture;

     (2) indebtedness or liabilities arising after the date of the 6.75% Notes Indenture for fees and expenses of (a) the Trustee or the Collateral Agent, and (b) Avatex Funding's outside counsel or accountants or other outside agents or representatives, in connection with the interpretation of, compliance with, or completion of the transactions contemplated by the 6.75% Notes Indenture and the related documents, the Security Agreement, the Subrogation Agreement or the FoxMeyer Trustee Note; and

     (3) indebtedness or liabilities in an aggregate principal amount that does not exceed $7,500 per calendar year, for incidentals and administrative services supplied to Avatex Funding.

  Limitation on Liens

     Avatex Funding may not, directly or indirectly, create, assume or suffer to exist any Lien on any of its properties or assets, except for:

     (1) Liens in favor of Avatex Funding;

     (2) Liens with respect to or contemplated by the Security Agreement and the Subrogation Agreement;

     (3) any Lien securing taxes, assessments or other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and which are not being foreclosed;

     (4) any statutory Lien of a landlord or Lien of a carrier, warehouseman, mechanic, materialman, supplier, repairman or other similar Lien for a sum not yet due, or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted; and

     (5) any Lien being contested in good faith and diligently that:

          (A) is not incurred in connection with the borrowing of money or the obtaining of advances or credit by Avatex Funding; and

          (B) does not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of Avatex Funding's business;

provided, however, that, with respect to clauses (4) and (5), to the extent any such Liens are on the Pledged Collateral, such Liens are removed or released within 60 days after Avatex Funding is notified of the existence thereof, or to the extent any such Liens are not on the Pledged Collateral, such Liens are removed or released within 120 days after Avatex Funding is notified of the existence thereof.

  Corporate Existence; Corporate Actions

     Avatex Funding will engage only in acts or activities, directly or indirectly, related to the following:

     o owning the Pledged Collateral and other capital contributions;

     o entering into the 6.75% Notes Indenture and the Security Agreement;

     o complying with, and performing its obligations under, the 6.75% Notes Indenture, the 6.75% notes, the issuance of the 6.75% notes, the Security Agreement, the merger agreement, the merger, the Subrogation Agreement and the FoxMeyer Trustee Note;

     o investing the proceeds derived from the ownership of the Pledged Collateral or other contributed capital, but only in bank certificates of deposit, money market instruments or securities issued by the United States government (as long as such investments mature prior to the maturity of the 6.75% notes);

     o executing, delivering and performing any agreement required in connection with the activities listed above; and

     o engaging in any lawful act or activity and exercising powers permitted to a Delaware corporation that, in each case, are incidental or necessary to accomplish the acts and activities listed above.

     Notwithstanding any provision of Avatex Funding's certificate of incorporation, Avatex Funding will not:

     (1) engage in any business or activity other than as described in the paragraph above or its certificate of incorporation;

     (2) increase or reclassify its capital stock or issue any additional shares of its capital stock; or

     (3) delete, amend or otherwise modify any provision of its charter, or delete, amend or otherwise supplement any provision of its by-laws to frustrate the provisions of its certificate of incorporation.

     Avatex Funding will at all times:

     o avoid becoming involved in the day-to-day management of any other person;

     o maintain financial statements, books and records separate from any other person;

     o insure that any consolidated financial statements that include Avatex Funding have notes clearly stating that Avatex Funding is a separate corporate entity;

     o maintain its assets separately from the assets of any other person;

     o conduct all business correspondence and communications in its own name;

     o avoid acting as agent of any other person; and

     o manage its liabilities separately from those of any other person.

     Avatex Funding will not declare or pay any dividend or make any other payment or distribution on account of its capital stock.

     Avatex Funding will be allowed to use the proceeds from the Pledged Collateral, including the proceeds of any Regular or Extraordinary Dividend, and from any capital contributions to pay the principal of and interest on the 6.75% notes or to purchase, redeem or otherwise acquire or retire the 6.75% notes. If the proceeds of an Extraordinary Dividend exceed $2.3 million, Avatex Funding may not use an amount greater than $2.3 million or 50% of such Extraordinary Dividend to pay interest on the 6.75% notes.

  Merger, Consolidation or Sale of Assets

     Without the consent of the holders of at least 66 2/3% in principal amount of 6.75% notes then outstanding, Avatex Funding will not merge or consolidate, and will not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its assets, or sell, transfer or dispose of any of its capital stock, unless:

     (1) either (A) Avatex Funding will be the surviving corporation in the merger or consolidation, or (B) the surviving corporation in the merger or consolidation, or the person to whom the sale, assignment, transfer, lease, conveyance or other disposition is made, assumes all the obligations of Avatex Funding under the 6.75% notes and the 6.75% Notes Indenture; and

     (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

  Provision of Reports

     The 6.75% Notes Indenture provides that, for so long as any 6.75% notes are outstanding, Avatex Funding will provide to the Trustee:

     (1) annual reports and other reports which Avatex Funding is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or

     (2) if Avatex Funding does not remain subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Avatex Funding will nevertheless continue to furnish to the Trustee and file with the SEC, any such supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

     Avatex Funding will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

EVENTS OF DEFAULT

     Each of the following will be an Event of Default under the 6.75% Notes
Indenture:

     (1) Avatex Funding fails to pay interest on the 6.75% notes when due and the failure continues for a period of 15 days;


     (2) Avatex Funding fails to pay principal on the 6.75% notes when due and the failure continues for a period of five days;


     (3) Avatex Funding fails or we fail, as applicable, to comply with the provisions of the 6.75% Notes Indenture relating to:

          (A) the limitation on incurrence of indebtedness;

          (B) the limitation on Liens;

          (C) the limitation on mergers or consolidations of, or sales of assets by, Avatex Funding; and

          (D) the limitation on mergers or consolidations of, or sales of assets by, us;

     (4) Avatex Funding fails to comply for 21 days after written notice with its other agreements or covenants contained in the 6.75% Notes Indenture, the 6.75% notes or the Security Agreement, other than those referred to in clause (3) above;

     (5) any of Avatex Funding's representations or warranties contained in the Security Agreement fails to be true in all material respects and the failure continues for a period of 21 days after written notice thereof;

     (6) we fail to perform any of our covenants contained in our guarantee;

     (7) we repudiate any of our obligations under our guarantee;

     (8) our guarantee becomes unenforceable against us; and

     (9) certain events of bankruptcy or insolvency occur with respect to Avatex Funding.

     A default under clause (6), (7) or (8) is not an Event of Default if we have no indebtedness for borrowed money outstanding at such time or any time thereafter.

     If an Event of Default, other than an Event of Default under clause (9) above, occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 6.75% notes, may declare all unpaid principal of and accrued interest on the 6.75% notes then outstanding to be due and payable immediately.

     If an Event of Default with respect to Avatex Funding specified in clause
(9) above occurs, all unpaid principal of and interest on the 6.75% notes shall become and be due and payable immediately, without any further action.

     If an Event of Default occurs and is continuing, the Trustee may, or may direct the Collateral Agent to, pursue any available remedy to collect payment of all unpaid principal of and interest on the 6.75% notes or to enforce any provision of the 6.75% notes, the 6.75% Notes Indenture or the Security Agreement.

     Subject to certain restrictions, the holders of a majority in principal amount of the then outstanding 6.75% notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent.

     Except to enforce the right to receive payment of principal or interest, when due, no holder of 6.75% notes may institute any proceeding with respect to the 6.75% Notes Indenture or for any remedy thereunder, unless:

     (1) the holder has previously given the Trustee written notice that an event of default is continuing;

     (2) holders of at least 25% in principal amount of the then outstanding 6.75% notes have requested in writing that the Trustee pursue the remedy;

     (3) the Trustee has not complied with the request within 15 days after the receipt of the request; and

     (4) the holders of a majority in principal amount of the then outstanding 6.75% notes have not given the Trustee a direction inconsistent with the request within that 15-day period.

     The 6.75% Notes Indenture provides that, if a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the default within 30 days after it occurs. Except in the case of a default in the payment of principal of or interest on any 6.75% note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, Avatex Funding is required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether those who execute the certificate know of any default that occurred during the previous year. Avatex Funding is also required to deliver to the Trustee, promptly after becoming aware thereof, written notice of any Default or Event of Default and what action it is taking or proposes to take in respect thereof.

COLLATERAL AND SECURITY

     The 6.75% notes will be secured by a pledge of 3,571,533 shares of Phar-Mor common stock (i.e., the "PLEDGED COLLATERAL"). The Pledged Collateral will be pledged to the Collateral Agent in accordance with the Security Agreement. Prior to the closing of the merger, we will contribute these shares to the capital of Avatex Funding.


     Pursuant to the Security Agreement, the Pledged Collateral will be increased to include an additional 1,132,500 shares of Phar-Mor common stock under certain circumstances. We pledged the Additional Shares to the FoxMeyer Trustee to secure the FoxMeyer Trustee Note. We issued this note in connection with the settlement in October 1997 of certain litigation with the FoxMeyer Trustee. We have agreed under the Security Agreement that once all of our obligations under the FoxMeyer Trustee Note are satisfied and the lien on the Additional Shares is released, we will contribute the Additional Shares to the capital of Avatex Funding. Avatex Funding will then deliver the Additional Shares to the Collateral Agent so that they will be added to the Pledged Collateral securing the 6.75% notes. See also "--Subrogation Agreement" on page I-101.


     The Pledged Collateral will secure the prompt and complete payment and performance when due of all of Avatex Funding's obligations under the 6.75% Notes Indenture and the 6.75% notes.

     If an Event of Default does not exist, Avatex Funding will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral and to receive all Regular Dividends paid in respect of the Pledged Collateral. Avatex Funding, however, will be required to continue to comply with the provisions of the Indenture that would be otherwise applicable to the foregoing.

     If an Event of Default exists:

     (1) the Collateral Agent and not Avatex Funding will have voting and consensual rights pertaining to the Pledged Collateral, which the Collateral Agent shall exercise at the direction of the Trustee or the holders of a majority in principal amount of the then outstanding 6.75% notes; and

     (2) the Collateral Agent and not Avatex Funding will have the right to receive all dividends and other distributions payable in respect of the Pledged Collateral.

     In addition to the rights and remedies available under applicable law, if an Event of Default has occurred and is continuing, the Collateral Agent may sell or cause to be sold the Pledged Collateral at prices that it deems best. The proceeds of any sale of the Pledged Collateral will be applied by the Collateral Agent in the following order of priorities:

     (1) the payment of expenses of the sale and unreimbursed fees and expenses due to the Collateral Agent under the Security Agreement;

     (2) the payment of sums due to the Trustee under the 6.75% Notes Indenture;

     (3) the ratable payment of any accrued and unpaid interest on the then outstanding 6.75% notes;

     (4) the ratable payment of unpaid principal of the then outstanding 6.75% notes;

     (5) the ratable payment of any other obligations due under the 6.75% Notes Indenture or the 6.75% notes; and

     (6) the payment to Avatex Funding.

     Upon the full and final payment and performance of interest, principal and other obligations under the 6.75% notes, the 6.75% Notes Indenture and the Security Agreement, including the payment of the Trustee's and the Collateral Agent's fees and expenses, the Security Agreement will terminate and the Pledged Collateral and the Liens under the Indenture and the Security Agreement on the Pledged Collateral will be released.

PROCEDURES TO AMEND, SUPPLEMENT OR WAIVE THE INDENTURE

     Modifications and amendments of the 6.75% Notes Indenture, the 6.75% notes, our guarantee and the Security Agreement may be made by Avatex Funding, us and the Trustee without the consent of any holder of 6.75% notes:

     (1) to cure any manifest error, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to comply with the provisions of the 6.75% Notes Indenture regarding our guarantee;

     (4) to provide additional rights or benefits to holders of the 6.75% notes;

     (5) to make any change that does not adversely affect the legal rights of any holder of 6.75% notes under the 6.75% Notes Indenture;

     (6) to comply with the requirements of the SEC to effect or maintain the qualification of the 6.75% Notes Indenture under the Trust Indenture Act of 1939; or

     (7) to enter into additional or supplemental security documents.

     In addition, subject to certain provisions of the 6.75% Notes Indenture, modifications and amendments of, and waivers with respect to, the 6.75% Notes Indenture, the 6.75% notes, our guarantee and the Security Agreement may be made with the consent of the holders of a majority in principal amount of the then outstanding 6.75% notes (excluding, as part of such majority, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the 6.75% notes). However, modifications and amendments of, and waivers with respect to, the restrictive covenants in the Indenture limiting Avatex Funding's corporate activities, incurrence of indebtedness and incurrence of Liens and restricting Avatex Funding's merger or consolidating or selling of its assets may only be made with the consent of the holders of at least 66 2/3% in principal amount of the 6.75% notes then outstanding (excluding, as part of such 66 2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the 6.75% notes).

     Subject to certain provisions of the following paragraph, the holders of a majority in aggregate principal amount of the 6.75% notes then outstanding can waive compliance by Avatex Funding in any particular instance with any provision of the 6.75% notes, the 6.75% Notes Indenture, our guarantee or the Security Agreement.

     Except in the case of a continuing default or event of default in the payment of interest on, or principal of, the 6.75% notes, and except in connection with a purchase of, or a tender offer or exchange offer for, the 6.75% notes, the holders of a majority in aggregate principal amount of the 6.75% notes then outstanding may waive any existing default or event of default and its consequences under the 6.75% Notes Indenture. Notwithstanding the previous sentence, the consent of holders of at least 66 2/3% in principal amount of the 6.75% notes then outstanding (excluding, as part of such 66 2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the 6.75% notes) shall be required for any amendment or supplement of, or waiver of any existing default or event of default with respect to Avatex Funding's non-compliance with the restrictive covenants in the 6.75% Notes Indenture relating to permitted corporate activities, the incurrence of indebtedness, the incurrence of Liens and the merger or consolidation or sale of assets or capital stock of Avatex Funding.

     Notwithstanding the four preceding paragraphs, no amendment or waiver may, without the consent of the holder of each then outstanding 6.75% note affected thereby:

     (1) reduce the percentage in principal amount of the outstanding 6.75% notes whose holders must consent to an amendment, supplement or waiver;

     (2) change the stated maturity of the principal of any 6.75% note or reduce the principal amount of any 6.75% note;

     (3) reduce the rate of interest on any 6.75% note or change the time for payment of interest;

     (4) waive a Default or Event of Default in the payment of principal of or interest on the 6.75% notes (except a rescission of acceleration of the 6.75% notes by the holders of a majority in aggregate principal amount of 6.75% notes and a waiver of the payment default that resulted from such acceleration);

     (5) change the currency in which any 6.75% note or the interest on any 6.75% note is payable;

     (6) modify any provisions in the 6.75% Notes Indenture relating to the waiver of past defaults or relating to the rights of holders of the 6.75% notes to receive payment of principal of and interest on any 6.75% note on or after the respective due dates, or to bring suit for the enforcement of any such payment on or after such respective dates;

     (7) except as otherwise permitted by the 6.75% Notes Indenture or in accordance with the terms of our guarantee, release us from our obligations under our guarantee, or make any change to our guarantee that would adversely affect the holders of the 6.75% notes;


     (8) change any of the provisions in Article 8 of the 6.75% Notes Indenture relating to amendments and waivers; or



     (9) release any portion of the Pledged Collateral from the Lien of the 6.75% Notes Indenture or the Security Agreement, except as contemplated by the 6.75% Notes Indenture or the Security Agreement.


     It will not be necessary for the holders to approve the particular form of any proposed amendment, but it will be sufficient if they approve the substance of the proposed amendment.

PAYMENTS FOR CONSENTS

     No consideration may be paid, directly or indirectly, to any noteholder for, or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms of the 6.75% notes, the 6.75% Notes Indenture or the Security Agreement, unless the consideration is to be paid to all noteholders bound by such consent, waiver or amendment, whether or not such noteholders consent, waive or agree to amend or tender.

DETERMINING THE OUTSTANDING NOTES

     Any 6.75% notes owned by Avatex Funding or any of its Subsidiaries or Affiliates or any immediate family member of any such Affiliates will not be considered outstanding for the purposes of determining whether the holders of the required principal amount of the 6.75% notes have concurred in any direction, waiver or consent.

GOVERNING LAW

     The 6.75% Notes Indenture, the 6.75% notes, our guarantee and the Security Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

FORM OF REGISTERED NOTES

     The certificates representing the registered notes will be issued in fully registered form, without coupons and only in denominations of $1.00 and integral multiples of $1.00. Except as described in the next paragraph, the registered notes will initially be deposited with, or on behalf of, the Depository Trust Company, and registered in the name of Cede & Co., as DTC's nominee in the form of a global note. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

     Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if:

     (1) DTC notifies Avatex Funding that it is unwilling or unable to continue as Depository and Avatex Funding fails to appoint a successor Depository within 90 days; or

     (2) Avatex Funding, at its option, notifies the Trustee in writing that it elects to cause the issuance of the 6.75% notes in certificated form.

SUBROGATION AGREEMENT

     We have filed a copy of the Subrogation Agreement as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

  General

     Concurrently with the execution of the 6.75% Notes Indenture, Bart A. Brown, Jr., as trustee under chapter 7 title 11 of the United States Code of FoxMeyer Corporation et al. (the "FoxMeyer Trustee"), and the trustee under the 6.75% Notes Indenture and as collateral agent under the Security Agreement, will enter into a Subrogation Agreement. We will also be a party to the Subrogation Agreement.

     On October 9, 1997, we settled certain litigation with the FoxMeyer Trustee, and, in connection therewith, executed and delivered to the FoxMeyer Trustee the following documents:

     (1) a promissory note payable to the FoxMeyer Trustee in the original principal amount of $8 million; and

     (2) a pledge and security agreement.

     Pursuant to the pledge and security agreement, we granted the FoxMeyer Trustee a security interest in, among other things, 1,132,500 shares of Phar-Mar common stock that we own (the "Trustee Note Collateral") to secure payment of the FoxMeyer Trustee Note. As we described above in this proxy statement/prospectus, we intend to transfer to Avatex Funding 3,571,533 shares of Phar-Mor common stock that we own to secure payment on the 6.75% notes. To further secure the 6.75% notes, after all of the obligations under the FoxMeyer Trustee Note are satisfied and the lien on the Trustee Note Collateral is released, we will transfer the Trustee Note Collateral to Avatex Funding to further secure the 6.75% notes.

  Agreement Relating to Purchasing the FoxMeyer Bankruptcy Trustee Note

     A group of holders of 6.75% notes consisting entirely of original noteholders each holding at least 5% of the aggregate principal amount of the 6.75% notes initially issued (an "ELIGIBLE GROUP") may elect at any time to pay the FoxMeyer Trustee an amount equal to all of the obligations under the FoxMeyer Trustee Note. To the extent this payment occurs, the security interest in all collateral securing the FoxMeyer Trustee Note other than the Trustee Note Collateral would be terminated.

     An Eligible Group may elect to cause us and/or the collateral agent under the Security Agreement to use reasonable best efforts, effective upon satisfaction of the obligations to the FoxMeyer Trustee, to amend, settle and waive the applicable provisions of the Security Agreement and the 6.75% Notes Indenture to cause the Trustee Note Collateral to secure the 6.75% notes as well as the obligations under the FoxMeyer Trustee Note (which obligations would thereafter run either to the Eligible Group or the collateral agent under the Security Agreement by virtue of subrogation (a "SECURITY RESTRUCTURING")). While it is not required, the Subrogation Agreement contemplates that following the completion of a Security Restructuring, the FoxMeyer Trustee Note would be amended to substitute Avatex Funding as the maker of the FoxMeyer Trustee Note, and we would guaranty the obligations of Avatex Funding under the FoxMeyer Trustee Note under substantially the same terms as our guarantee of the 6.75% notes in the 6.75% Notes Indenture. Neither Avatex Funding nor we will be required to consent to the foregoing substitution and guaranty if it would necessitate registration of any of our securities (including our guaranty), and/or securities of Avatex Funding under the Securities Act of 1933. Furthermore, we would not be required to consent to have a default under the FoxMeyer Trustee Note in and of itself constitute a default under the 6.75% Notes Indenture.

     The FoxMeyer Trustee will confirm in writing any transfer of the obligations under the FoxMeyer Trustee Note as described in the preceding paragraph and consent in writing to any Security Restructuring effected under and in compliance with the Subrogation Agreement, provided that:

     o the obligations to the FoxMeyer Trustee have been, or simultaneously will be, satisfied in full; and

     o the FoxMeyer Trustee will have no further obligations in connection with the FoxMeyer Trustee Note or the pledge and security agreement in favor of the FoxMeyer Trustee.

     In the case where more than one Eligible Group wishes to make a payment to the FoxMeyer Trustee on account of all of the obligations under the FoxMeyer Trustee Note as described above, the FoxMeyer Trustee may accept payment from any Eligible Group, and not from others, in its sole discretion.

     The FoxMeyer Trustee's obligations under the Subrogation Agreement will be subject to the prior approval of the United States Bankruptcy Court for the District of Delaware.

     Nothing contained in the Subrogation Agreement will prevent the FoxMeyer Trustee and us from restructuring the FoxMeyer Trustee Note or the security arrangements that secure the obligations under the FoxMeyer Trustee Note.

                 CERTIFICATE OF INCORPORATION OF AVATEX FUNDING

     The material provisions of Avatex Funding's Certificate of Incorporation that will be effective at the effective time of the merger are summarized below. These are summaries only and do not purport to be complete. We have filed this Certificate of Incorporation as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

     Avatex Funding was organized by us for the sole purpose of issuing the 6.75% notes. For this reason, Avatex Fundings's Certificate of Incorporation that will be in effect as of the effective time of the merger will contain provisions that limit Avatex Funding's corporate purposes and restrict its corporate activities. Specifically, its Certificate of Incorporation contains covenants that mirror the restrictive covenants contained in the 6.75% Notes Indenture limiting:

     o the incurrence of indebtedness and liabilities by Avatex Funding;

     o the creation of liens by Avatex Funding; and

     o the corporate purposes and corporate actions of Avatex Funding.

     We have summarized these covenants above under "--Description of the Avatex Funding 6.75% Notes."

     As long as any of the 6.75% notes remain outstanding, one of Avatex Fundings's directors must be one of our independent, non-management directors. Avatex Funding's initial directors will be Melvyn J. Estrin, Abbey J. Butler and John L. Wineapple.

     The Avatex Funding Certificate of Incorporation provides that as long as any of the 6.75% notes remain outstanding, neither Avatex Funding nor its board of directors will take any corporate action without the unanimous approval of its board of directors.

     The Avatex Funding Certificate of Incorporation may only be amended or modified with the approval of holders of at least 66 2/3% in principal amount of the 6.75% notes then outstanding.

                 DESCRIPTION OF DEFERRED CONTINGENT CASH RIGHTS

     The provisions governing the deferred contingent cash rights are contained in the merger agreement, a copy of which we have attached as Annex A to this proxy statement/prospectus. We are setting forth below a summary of these provisions. However, this is a summary and does not purport to be complete. We urge you to review the provisions relating to the deferred contingent cash rights in the merger agreement in their entirety.

GENERAL

     Pursuant to the terms of the merger agreement, holders of $5 Preferred Stock and $4.20 Preferred Stock that make either a $5 Preferred Stock Alternate Consideration election or a $4.20 Preferred Stock Alternate Consideration election will be entitled to $5 Preferred Deferred Contingent Cash Rights or $4.20 Preferred Deferred Contingent Cash Rights, respectively. A DEFERRED CONTINGENT CASH RIGHT WILL NOT:

     o BE TRANSFERABLE BY ANY RECIPIENT THEREOF, EXCEPT BY WILL OR PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION OR BY OPERATION OF LAW;

     o BE EVIDENCED BY A CERTIFICATE OR OTHER INSTRUMENT;

     o POSSESS ANY VOTING RIGHTS;

     o RECEIVE OR BE ENTITLED TO RECEIVE ANY DIVIDENDS OR INTEREST; OR

     o REPRESENT ANY EQUITY INTEREST IN US, XETAVA OR THE SURVIVING CORPORATION.

     We will maintain books of record of the recipients of deferred contingent cash rights based on the information made available to us in connection with the merger.

     ANY VALUE OF THE DEFERRED CONTINGENT CASH RIGHTS DEPENDS UPON THE OUTCOME OF OUR PENDING LITIGATION AGAINST MCKESSON HBOC, INC. AND CERTAIN MAJOR PHARMACEUTICAL MANUFACTURERS, WHICH WE DESCRIBE BELOW. AT THIS TIME, IT IS IMPOSSIBLE FOR US TO ESTIMATE ANY AMOUNT WE MAY RECOVER IN CONNECTION WITH THE MCKESSON LITIGATION. ANY RECOVERY IS DEPENDENT ON THE FAVORABLE RESOLUTION OF MANY COMPLEX FACTUAL AND LEGAL ISSUES. WE CANNOT ASSURE YOU THAT THE DEFERRED CONTINGENT CASH RIGHTS WILL ULTIMATELY HAVE ANY VALUE RESULTING IN ANY PAYMENT BEING MADE ON THEM. IN VIEW OF THE MANY UNCERTAINTIES CONCERNING THE DEFERRED CONTINGENT CASH RIGHTS, IF YOU ARE A PREFERRED STOCKHOLDER DECIDING WHETHER OR NOT TO ELECT TO RECEIVE THE ALTERNATE CONSIDERATION FOR YOUR SHARES OF PREFERRED STOCK IN THE MERGER, YOU SHOULD NOT ASSUME THAT WE WILL OBTAIN ANY RECOVERY FROM THE MCKESSON LITIGATION OR THAT THE DEFERRED CONTINGENT CASH RIGHTS WILL TURN OUT TO BE OF ANY VALUE.

     For the purposes of the discussion of the deferred contingent cash rights and the definitions of "McKesson Litigation" and "Net Recovery" in this proxy statement/prospectus, the terms "Avatex" and "Surviving Corporation" shall include in each case any of their respective subsidiaries.

DESCRIPTION OF THE MCKESSON LITIGATION

     On January 10, 1997, we filed a ten-count lawsuit against McKesson and certain major pharmaceutical manufacturers styled FoxMeyer Health Corporation v. McKesson Corporation, et al., in the 95th Judicial District Court of Dallas County, Texas (the "MCKESSON LITIGATION"). In November 1998, we filed an amended petition, in which we withdrew three of the counts asserted in our original petition. As so amended, we are alleging, among other things, that McKesson and the pharmaceutical manufacturers conspired to drive our pharmaceutical distribution subsidiary, FoxMeyer Drug Company, out of business, and that McKesson obtained confidential financial and competitive information and used the information to cause damage to us. We are seeking to recover in excess of $400 million in compensatory damages, plus punitive damages. In February 1997, certain defendants removed the lawsuit to the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and moved to transfer the McKesson Litigation to the United States Bankruptcy Court for the District of Delaware as a proceeding related to the Chapter 11 case of FoxMeyer Drug Company. On August 27, 1997, the Dallas Bankruptcy Court entered an order denying the defendants' motion to transfer and, on November 17, 1998, the Court granted our motion to remand the McKesson Litigation back to Texas state court. As a result of a decision by the Delaware Bankruptcy Court (described below), the Dallas Bankruptcy Court also dismissed counts one, two and three of the Texas lawsuit to the extent that the claims were brought by us. On May 18, 1999, the United States District Court for the Northern District of Texas, Dallas Division, affirmed the Dallas Bankruptcy Court's decision to remand the McKesson Litigation back to Texas state court and denied as moot its decision not to transfer the McKesson Litigation to the Delaware Bankruptcy Court. The District Court has not yet ruled on our cross-appeal of the Dallas Bankruptcy Court's order dismissing counts one, two and three. On June 16, 1999, certain of the defendants filed a notice of appeal of the portion of the District Court's decision that denied as moot the appeal of the Dallas Bankruptcy Court's decision not to transfer the McKesson Litigation to the Delaware Bankruptcy Court. On October 4, 1999 the appeal was dismissed at the defendants' request.

     In addition, on December 3, 1998, McKesson filed a counterclaim against us and a third-party complaint against Bart A. Brown, Jr., the trustee of FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates, and three of our current or former officers, Abbey Butler, Melvyn Estrin and Edward Massman, alleging claims of fraudulent misrepresentation, negligent misrepresentation, breach of letter agreement and inducing breach of contract. We and the third-party officer defendants believe that the counterclaim and the third-party claims are without merit and will vigorously defend ourselves against such claims.


     On February 26, 1997, the Official Unsecured Creditors' Committee of the FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates filed a lawsuit against us in the

Delaware Bankruptcy Court. In this lawsuit, the committee sought (a) a declaration that the claims asserted by us in the McKesson Litigation were property of the FoxMeyer Corporation and FoxMeyer Drug Company estates and
(b) an injunction barring us from continuing to prosecute the McKesson Litigation. The trustee of the FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates has succeeded to the interests of the committee, and McKesson and the other defendants subsequently intervened in the committee's lawsuit. McKesson filed its own complaint and asserted that (1) as of the commencement of the FoxMeyer Corporation and FoxMeyer Drug Company chapter 11 bankruptcy cases in August 1996, the claims asserted in the McKesson Litigation were property of the FoxMeyer Corporation and FoxMeyer Drug Company estates, and (2) as of November 1996, when McKesson purchased substantially all of the assets of FoxMeyer Drug Company, the claims were transferred to McKesson. On August 24, 1998, the Delaware Bankruptcy Court denied the Texas defendants' first motion for summary judgment and ruled that the parties should return to Texas and move the McKesson Litigation forward as much as possible. On November 12 and 16, 1998, the Delaware Bankruptcy Court granted in part and denied in part the Texas defendants' second motion for summary judgment and ruled that we are judicially estopped from pursuing counts one, two and three of the Texas lawsuit (for fraud, negligent misrepresentation and conspiracy). The Delaware Bankruptcy Court also indicated that, if discovery shows that there is "substantial overlap" between the factual allegations underlying counts one, two and three and those underlying the remaining counts (for breach of confidential relationship, tortuous interference with contract, interference with business and business disparagement), those counts may be barred as well. On August 6, 1999, the Delaware Bankruptcy Court denied the Texas defendants' renewed motion for summary judgment with respect to the remaining four counts of our lawsuit, and ruled that "the parties should proceed to discovery and trial in Texas." Discovery is now underway before the Texas state court, and the McKesson Litigation is set for trial in September 2000. In addition, we have recently entered into settlement agreements with two of the manufacturer defendants in the McKesson Litigation, under which we received, or will receive, confidential settlement payments.


CALCULATION OF NET RECOVERY AND NET RECOVERY PARTICIPATION CAP

     Recipients of the $5 Preferred Deferred Contingent Cash Rights will be entitled to receive 16% of the Net Recovery Participation Cap (as defined below) divided by the total number of shares of $5 Preferred Stock outstanding immediately prior to the effective time of the merger. Recipients of the $4.20 Preferred Deferred Contingent Cash Rights will be entitled to 84% of the Net Recovery Participation Cap divided by the total number of shares of $4.20 Preferred Stock outstanding immediately prior to the effective time of the merger.

     "NET RECOVERY PARTICIPATION CAP" is an amount, if any, equal to 20% of the Net Recovery (as defined below), up to a maximum of $7.5 million. "NET RECOVERY" is an amount, if any, equal to:

     (1) all of the cash payments, if any, we actually receive in respect of a final, nonappealable judgment in, a voluntary dismissal with prejudice of, or any and all final settlements of, all claims, counterclaims, third-party claims and other claims asserted in or with respect to the McKesson Litigation (for ease of reference we refer to any and all such cash payments as, the "CASH PAYMENT"); minus

     (2) the sum of the following:

          (A) the aggregate out-of-pocket expenses we incurred up to and after the date of the merger agreement in prosecuting the McKesson Litigation and obtaining any such Cash Payment (including any contingent fee payable to any attorney); plus

          (B) any payments, offsets or settlements we make on or with respect to any counterclaims, third-party claims and other claims with respect to the McKesson Litigation; plus

          (C) an amount equal to any portion of the Cash Payment includible in our income for federal income tax purposes multiplied by our effective income tax rate applicable for the taxable year in which the obligation to pay us the Cash Payment becomes fixed (which amount will be determined taking into account federal, state and local taxes and all deductions and credits claimed by us with respect to such taxable year, and with appropriate adjustments, including, as to the applicable tax rate, to account for any actual or imputed interest in respect of the Cash Payment) (for ease of reference we refer to such amount as the "ACTUAL TAX AMOUNT").

     The Actual Tax Amount will be determined by our independent accountants in good faith. That determination will be final and binding on all parties.

PAYMENT ON THE DEFERRED CONTINGENT CASH RIGHTS

     Subject to the third paragraph of this subsection, any payment on the deferred contingent cash rights will be made to the registered recipients of deferred contingent cash rights within 30 days of the date on which we receive the full Cash Payment. However, if the Cash Payment is to be received by us in more than one installment, we will make interim payments on the deferred contingent cash rights within 30 days of the date on which we actually receive any portion of the full Cash Payment, individually or in the aggregate with other Cash Payments with respect to which an interim payment has not yet been paid, that would result in our being able to make a payment on the deferred contingent cash rights of at least $500,000 (for ease of reference we refer to any such payment as an "INTERIM PAYMENT").

     We will not be obligated under any circumstances to make any payment on the deferred contingent cash rights until there has been, with respect to each and every defendant in the McKesson Litigation, a final, non-appealable judgment, a voluntary dismissal with prejudice of, or final settlement of all claims, counterclaims, third-party claims and other claims asserted with respect to the McKesson Litigation.

     For the purposes of calculating an actual payment on the deferred contingent cash rights, we will exclude from the Cash Payment an amount equal to any portion of such Cash Payment that is includible in our income for federal income tax purposes multiplied by the highest, combined marginal rate of federal, state and local income taxes that is likely to be applicable to us for the taxable year in which the obligation to pay the Cash Payment to us became fixed (for ease of reference we refer to such amount as the "RETAINED DCCR PAYMENT AMOUNT"). The Retained DCCR Payment Amount will be determined by our independent accountants in good faith and may include appropriate adjustments, including to account for any actual or imputed interest that is likely to be includible in income in respect of the Cash Payment. This determination will be final and binding on all parties. If the Retained DCCR Payment Amount exceeds the Actual Tax Amount with respect to the Cash Payment upon which such payment on the deferred contingent cash rights is based, the amount of such excess will be paid pro rata to the registered recipients of deferred contingent cash rights (for ease of reference we refer to such payment as the "EXCESS PAYOUT"). The Excess Payout, including interest thereon at a rate of 5% per annum accruing from the date on which we receive the Cash Payment upon which such payment on the deferred contingent cash rights is based to the date of the actual payment of the Excess Payout, will be made not later than 30 days following the later of:

       (1) the date on which we actually file all of our federal, state and local income tax returns for the taxable year in which the obligation to pay the Cash Payment to us became fixed; or

       (2) the date on which we actually receive the Cash Payment upon which such payment on the deferred contingent cash rights is based.

     Any payments on the deferred contingent cash rights will be made to the registered recipients of deferred contingent cash rights at their respective addresses in our books of record. Other than as set forth in this paragraph and the 5% interest on the Excess Payout described above, a recipient of a deferred contingent cash right will not be entitled to any interest for the period of time between the date on which we receive any portion of the Cash Payment and the date on which timely payment is made on the deferred contingent cash rights. Any payments made on the deferred contingent cash rights after expiration of the 30-day periods referred to above will include interest thereon at a rate of 8% per annum accruing from the first day following the expiration of such applicable 30-day period to the date of the actual applicable payment on deferred contingent cash rights. However, in no event shall interest accrue on any portion of the Retained DCCR Payment Amount until after the expiration of the 30-day payment period applicable to the payment of the Excess Payout, or on any payment made on the deferred contingent cash rights during either such 30-day period as long as the applicable payment was made to the registered recipient of the deferred contingent cash right at its address on our books and records.

CONTROL OVER THE MCKESSON LITIGATION

     The merger agreement provides that:

          (i) we will retain sole and exclusive control of the McKesson Litigation and may, among other things, dismiss, settle or cease prosecuting all or any portion of the McKesson Litigation at any time, including without obtaining any cash or other recovery;

          (ii) no recipient of deferred contingent cash rights will have any rights against us or our directors, officers, agents, attorneys, representatives, stockholders or affiliates for any decision regarding the conduct or disposition of the McKesson Litigation, including any decision to dispose or cease the prosecution of all or any portion of the McKesson Litigation without a cash recovery by us (except for any claim for violation or breach of the covenant described below not to artificially arrange our affairs); and

          (iii) our good faith determination of the amounts of the Net Recovery and the Net Recovery Participation Cap will be final, conclusive and binding on the recipients of deferred contingent cash rights.

     In addition, in the event that any applicable law, rule, regulation or order limits or prevents the distribution of all or any portion of the Net Recovery, we will have no obligation whatsoever to make any payment in excess of any allowable amount. Consequently, if all or any portion of the required payments on the deferred contingent cash rights is in excess of the allowable amount at the time such payment is to be made, we will not make all or any portion of the payment, as the case may be, in excess of the allowable amount at such time or at any future time.

     Each of our preferred stockholders electing to receive the alternate consideration for their shares in the merger will be required to acknowledge and agree to the provisions of the two preceding paragraphs, and, in connection therewith, each election form to be signed by such record holders will contain such acknowledgment and agreement.

     We have agreed not to artificially arrange our affairs to avoid or minimize the payment on the deferred contingent cash rights (including arranging for some payment of goods or services, directly or indirectly, from the McKesson Litigation defendants outside of a settlement thereof).

RELATIONSHIP WITH OUR PERFORMANCE INCENTIVE PLAN

     No provision of our Performance Incentive Plan will affect any payment on the deferred contingent cash rights. However, if we amend the Performance Incentive Plan in a manner that accelerates when payments may be made under our Performance Incentive Plan with respect to Litigation Income (i.e., net income generated in connection with the McKesson Litigation), the terms of the merger agreement will be deemed amended to the extent necessary so that the time when we become obligated to make any payments on the deferred contingent cash rights will occur concurrently with the time that we first become obligated to make payments under our Performance Incentive Plan with respect to Litigation Income.

     We have also agreed to calculate Litigation Income under our Performance Incentive Plan in the same manner as Net Recovery is to be calculated, except that the provisions described in the third bullet in the definition of Net Recovery above will not be applicable to the definition of Litigation Income or otherwise with respect to the calculation or payment of any amount payable under our Performance Incentive Plan from Litigation Income.

     There is a description of our Performance Incentive Plan on page IV-9 of this proxy statement/ prospectus.

                        COMPARISON OF STOCKHOLDER RIGHTS


     After the merger, all of our common stockholders and our preferred stockholders that do not make an alternate consideration election will become common stockholders of the Surviving Corporation. Their rights will be governed by our restated Certificate of Incorporation that will be in effect immediately upon the effectiveness of the merger. This restated Certificate of Incorporation will be substantially similar to our current Certificate of Incorporation. The par value of the New Avatex Common Stock will be $0.01 per share as compared to the $5.00 par value per share of our existing common stock. Except for that, there will be no substantive difference between the rights of holders of New Avatex Common Stock and the rights of holders of our existing common stock. For a description of the rights of holders of New Avatex Common Stock, see "--Description of New Avatex Common Stock" on page I-111.



     The merger will effect a recapitalization of our capital stock resulting in the elimination of our $5 Preferred Stock and $4.20 Preferred Stock. We have not declared or paid any dividends on either the $5 Preferred Stock or the $4.20 Preferred Stock since October 15, 1996. The dividends on both series of preferred stock are cumulative. The cumulative dividends accrued and not paid as of September 30, 1999, are $9.7 million (approximately $15.00 per share) and $62.9 million (approximately $14.59 per share) on the $5 Preferred Stock and $4.20 Preferred Stock, respectively. In addition, we did not make the sinking fund payments of $4.4 million with respect to 88,000 shares of the $5 Preferred Stock that were scheduled for each of January 1998 and January 1999.


     We have not declared or paid dividends on either series of our preferred stock for more than six consecutive quarterly periods. As a result, the Certificate of Designation of the $4.20 Preferred Stock entitles its holders, voting separately as a class, to elect two directors to our Board. In addition, the Certificate of Designation of the $5 Preferred Stock entitles its holders, voting separately as a class with the holders of the $4.20 Preferred Stock, to elect two directors to our Board. As a result of these provisions, Messrs. Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr. and Brian Miller were elected to our Board in April 1998. It is a condition to the completion of the merger that each of these directors resign from our Board immediately prior to the effective time of the merger.

     As a result of the elimination of the $5 Preferred Stock and the $4.20 Preferred Stock in the merger, any and all rights and preferences of these stocks, including to any accumulated dividends or sinking fund arrearage, liquidation preference, and the election of directors under certain circumstances, will be extinguished automatically upon the effectiveness of the merger.

     THE FOLLOWING SUMMARY OF CERTAIN TERMS OF THE $5 PREFERRED STOCK AND THE $4.20 PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO OUR CURRENT CERTIFICATE OF INCORPORATION. COPIES OF OUR CHARTER WILL BE SENT TO HOLDERS OF OUR STOCK UPON REQUEST. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE i.

$4.20 PREFERRED STOCK

     Dividends

     Holders of the $4.20 Preferred Stock are currently entitled to receive cumulative dividends at an annual rate of $4.20 per share, payable quarterly in arrears. Prior to October 15, 1996, these dividends were payable, at our option, by the issuance of additional shares of $4.20 Preferred Stock with a liquidation preference equal to the aggregate dollar value of the dividends to be paid on such date, rather than in cash. Dividends are payable on these additional shares. Since October 15, 1996, we are required to pay these dividends in cash. Whenever the dividends payable on the $4.20 Preferred Stock are in arrears, as they currently are, we may not declare or pay any dividend on any shares of a class junior to the $4.20 Preferred Stock or on the $5 Preferred Stock until all dividends on shares of $4.20 Preferred Stock have been paid in full. In addition, as long as any shares of $4.20 Preferred Stock are outstanding, we cannot redeem or purchase any shares of the $5 Preferred Stock or any other class or series of our stock ranking on a parity with the $4.20 Preferred Stock, nor may we make sinking-fund redemption payments or purchase of any such shares unless, in each such instance, we have paid or set aside for payment all dividends payable for all past dividend periods on all outstanding shares of $4.20 Preferred Stock.

     Liquidation Rights

     If we liquidate, dissolve or otherwise wind-up our company, the holders of $4.20 Preferred Stock will rank senior to the right of the holders of any shares ranking junior to the $4.20 Preferred Stock (including our common stock) and on a parity with the $5 Preferred Stock with respect to dividends and distribution of assets. Furthermore, taking into account such ranking, holders of $4.20 Preferred Stock would receive $40 per share, plus all accrued and unpaid dividends thereon to the date of distribution or payment. If, upon any such liquidation, dissolution or other winding-up, our assets distributable among the holders of the $4.20 Preferred Stock and the $5 Preferred Stock are insufficient to permit full payment to such holders of the amounts to which they are entitled, the distributable assets would then be distributed among holders of the outstanding $4.20 Preferred Stock, $5 Preferred Stock and any other preferred stock ranking pari passu with the $4.20 Preferred Stock upon liquidation, dissolution or winding up ratably in proportion to the amounts to which they are respectively entitled.

     Redemption

     To the extent permissible under Delaware law, we are required to redeem for cash the $4.20 Preferred Stock on November 30, 2003. The $4.20 Preferred Stock is currently redeemable at our option in whole or in part for cash at a redemption price equal to $40 per share plus accrued and unpaid dividends thereon (whether or not declared) to the date fixed for redemption.

     Optional Exchange

     The $4.20 Preferred Stock is exchangeable at our option in whole but not in part, on any dividend payment date into 10 1/2% Subordinated Notes of Avatex due 2003 (the "EXCHANGE NOTES"). We may only require such an exchange if, so long as on or prior to the date of exchange, we have paid, or declared and set aside for payment, all accrued and unpaid dividends on shares of the $4.20 Preferred Stock through the date of exchange. Holders of outstanding $4.20 Preferred Stock are entitled to receive, in exchange for their shares of $4.20 Preferred Stock, a principal amount of Exchange Notes equal to the liquidation value of such holder's shares of $4.20 Preferred Stock which is currently $40 per share plus accrued and unpaid dividends. After any exchange, the rights of the holder of the $4.20 Preferred Stock as a stockholder would cease (except the right to exchange), and the person or persons entitled to receive the Exchange Notes issuable upon exchange are treated for all purposes as the registered holder or holders of Exchange Notes. The Exchange Notes would be issued pursuant to the terms of an indenture. The Exchange Notes would mature on November 20, 2003 and bear interest at the rate of 10 1/2% per annum payable quarterly. We would be able to redeem the Exchange Notes at our option in whole or in part, at a redemption price equal to 100% of principal amount thereof. Upon any redemption, all accrued but unpaid interest to the date of redemption would need to be paid. No Exchange Notes are currently outstanding.

     Voting Rights

     The holders of the $4.20 Preferred Stock are not entitled to any voting rights except as otherwise provided in our current Certificate of Incorporation, the Certificate of Designation of the $4.20 Preferred Stock or as required by law. The affirmative vote of the holders of at least two-thirds of the outstanding shares of the $4.20 Preferred Stock, voting separately as a class, is necessary to authorize, issue, create, or increase the authorized or issued amount of any class or series of stock ranking prior to the $4.20 Preferred Stock. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the $4.20 Preferred Stock, voting separately as a class, is necessary to amend, alter, waive or repeal our Certificate of Incorporation or the Certificate of Designation of the $4.20 Preferred Stock, if the change would adversely affect any preference, right, privilege, voting powers, or special rights of the $4.20 Preferred Stock.

     In the event that dividends on the $4.20 Preferred Stock are in arrears and unpaid for six full quarterly dividend periods, which they are currently, the holders of the $4.20 Preferred Stock, voting separately as a class, are entitled to elect two directors until such cumulative dividends have been paid in full. These voting rights and the term of office of such two directors ceases when all dividends in arrears have been paid in full, or when we have redeemed the $4.20 Preferred Stock in full in accordance with its Certificate of Designation.

$5 PREFERRED STOCK

     Dividends

     Holders of the $5 Preferred Stock are currently entitled to receive cumulative dividends at the annual rate of $5.00 per share, payable quarterly in arrears. Whenever quarterly dividends payable on the $5 Preferred Stock are in arrears, as they currently are, we may not declare or pay any dividends on the $4.20 Preferred Stock or on any shares of a class junior to the $5 Preferred Stock, until all dividends, including accrued dividends, on shares of $5 Preferred Stock, have been paid in full. No dividends may be declared on any other series or classes of stock ranking on a parity with the $5 Preferred Stock as to dividends for any quarterly dividend period unless we have paid or declared like dividends on all shares of the $5 Preferred Stock at the time outstanding for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates per annum fixed therefor.

     Liquidation Rights

     If we liquidate, dissolve or otherwise wind-up our company, the holders of $5 Preferred Stock will be entitled to receive, before any distribution or payment is made upon any shares ranking junior to the $5 Preferred Stock (including our common stock), $50 per share together with an amount equal to all accrued and unpaid dividends thereon to the date of distribution or payment. If, upon any such liquidation, dissolution or other winding-up, our assets distributable among the holders of the $5 Preferred Stock and the $4.20 Preferred Stock are insufficient to permit the full payment to such holders of the amounts to which they are entitled, the distributable assets would then be distributed among the holders of the $4.20 Preferred Stock and the $5 Preferred Stock then outstanding ratably in proportion to the amounts to which they are respectively entitled.

     Sinking Fund

     On or prior to the business day preceding January 15 in each of the years 1994 through and including 2002, we are required to set aside for a mandatory sinking fund on each such January 15, $4,400,000 to redeem 88,000 shares of $5 Preferred Stock at a redemption price of $50 per share. In addition, on or before January 15, 2003, we are required to set aside $11,000,000 to redeem 220,000 shares of $5 Preferred Stock.

     Redemption

     The $5 Preferred Stock is redeemable at any time at our option, in whole or in part, at a redemption price equal to $50 per share plus accrued and unpaid dividends thereon (whether or not declared) to the date fixed for redemption.

     Conversion

     The $5 Preferred Stock is currently convertible, at the option of the holders, into shares of our common stock at a conversion price of $25.80 per share.

     Voting Rights

     The holders of the $5 Preferred Stock are not entitled to any voting rights except as otherwise provided in our current Certificate of Incorporation, the Certificate of Designation of the $5 Preferred Stock or as required by law. The consent of the holders of at least two-thirds of the outstanding shares of the $5 Preferred Stock, voting separately as a class with the holders of any other pari passu preferred stock is necessary to authorize the issuance, creation or increase of any class or series of stock ranking prior to the $5 Preferred Stock. In addition, the consent of the holders of at least two-thirds of the outstanding shares of the $5 Preferred Stock, voting separately as a class with the holders of any other pari passu preferred stock is necessary to amend, alter or repeal, whether by merger, consolidation or otherwise, of any provision of the Certificate of Incorporation or the Certificate of Designation of the $5 Preferred Stock, which would materially and adversely affect any right, preference, privilege or voting power of the $5 Preferred Stock.

     In the event that dividends on the $5 Preferred Stock are in arrears and unpaid for six full quarterly dividend periods, which they currently are, the holders of the $5 Preferred Stock, voting separately as a class with the holders of any other pari passu preferred stock, will be entitled to elect two additional directors at the next annual meeting of stockholders until such cumulative dividends have been paid in full. These voting rights and the term of office of such two directors ceases when all dividends in arrears have been paid in full, or when we have declared such dividends and an amount sufficient to pay the full amount of such dividends has been irrevocably set aside for payment.

                     DESCRIPTION OF NEW AVATEX COMMON STOCK

     The following summary of certain terms of the New Avatex Common Stock does not purport to be complete and is qualified in its entirety by reference to our restated Certificate of Incorporation that will be in effect at the effective time of the merger. A copy of this restated Certificate of Incorporation is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. See "Where You Can Find More Information" on page i.

     As discussed above, except for the reduction in the par value of our common stock from $5.00 to $0.01 per share and the elimination of the Certificates of Designation of our currently designated preferred stocks, our restated Certificate of Incorporation will be substantially similar to our current Certificate of Incorporation.


     It will not be necessary for our common stockholders to exchange their existing stock certificates for stock certificates of New Avatex Common Stock. Each stock certificate representing shares of Old Avatex Common Stock as of the effective time of the merger will be deemed for all purposes to evidence ownership of, and to represent, the same number of shares of New Avatex Common Stock into which the shares of Old Avatex Common Stock formerly evidenced by those existing stock certificates have been converted in the merger. The registered owner on our or our transfer agent's books and records of any existing stock certificates evidencing shares of Old Avatex Common Stock will have and be entitled to exercise all voting and other rights with respect to, and receive any and all dividends and other distributions upon, the shares of New Avatex Common Stock evidenced by those existing common stock certificates.

     General

     We will be authorized to issue 60 million shares of capital stock, consisting of 50 million shares of New Avatex Common Stock and 10 million shares of preferred stock. Our Board will have authority to issue, without any stockholder action, one or more series of preferred stock. Our Board will determine at the time of issuance of any series the rights and preferences of that series, including dividend rate, liquidation priority, and conversion and voting rights, if any.

     Dividends

     Subject to any preferential rights of any outstanding series of our preferred stock created by our Board, holders of New Avatex Common Stock will be entitled to receive such dividends as may be declared from time to time by our Board from funds legally available therefor.

     Voting Rights

     Holders of New Avatex Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board with respect to any series of preferred stock issued by us, holders of New Avatex Common Stock possess all voting power. Our restated charter does not provide for cumulative voting in the election of directors.

     Our restated Certificate of Incorporation will require (a) the affirmative vote of 80% in voting power of record holders of our capital stock to approve certain events relating to transactions with interested stockholders, and
(b) the affirmative vote of holders of record of at least 66 2/3% in voting power of the total number of shares of our capital stock at any time issued and outstanding to amend our Certificate of Incorporation.

     Liquidation

     Subject to any preferential rights of any outstanding series of our preferred stock created by our Board, holders of New Avatex Common Stock, upon liquidation, will be entitled to receive, after payment of all our debts and liabilities and other payments, if any, all of our assets available for distribution. Such stockholders would be entitled to participate ratably in the net assets available for distribution.

     Transfer Agent

     American Stock Transfer & Trust Company will be the transfer agent and registrar for shares of New Avatex Common Stock.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material federal income tax consequences of the merger, including the receipt of the applicable alternate consideration by holders of our preferred stock that elect to receive it (for purposes of this section we refer to such shares as the "ELECTING SHARES"). This discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the "IRS") in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The following discussion does not purport to address (a) foreign, state or local tax consequences or (b) the federal income tax consequences to special classes of taxpayers, such as dealers in securities or currencies, foreign persons, tax-exempt organizations, real estate investment trusts, insurance companies, other financial institutions, pass-through entities, regulated investment companies, foreign stockholders, stockholders holding our capital stock as part of a conversion transaction or a hedging transaction, or as a position in a straddle for tax purposes, or stockholders who acquired their shares of our capital stock pursuant to the exercise of employee stock options or otherwise as compensation. The discussion below concerning the federal income tax consequences of the alternate consideration is generally limited to initial holders of the alternate consideration.

     No rulings have been requested from the IRS with respect to any of the tax aspects of or relating to the merger. As set forth below, we and Xetava have received from our counsel, Weil, Gotshal & Manges LLP, an opinion regarding certain federal income tax consequences of the merger to us, Xetava and our stockholders (other than holders of Electing Shares). However, that opinion is not binding on the IRS. In addition, the federal income tax consequences of receipt of the alternate consideration pursuant to the merger is uncertain. In particular, the presence of the deferred contingent cash rights as a component of the alternate consideration may affect, for federal income tax purposes, the timing and/or character of the gain or loss that would be recognized by a holder of Electing Shares pursuant to the merger, as well as the timing and/or character of any gain or loss with respect to any amounts that may be payable under the deferred contingent cash rights or upon the disposition, termination or expiration of such deferred contingent cash rights.

     The following discussion assumes that our capital stock is, and that any shares of New Avatex Common Stock, 6.75% notes, warrants and deferred contingent cash rights to be received pursuant to the merger will be, held as capital assets within the meaning of Section 1221 of the Code.

     THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     A. CONSEQUENCES OF THE MERGER (OTHER THAN TO HOLDERS OF ELECTING SHARES)

     We and Xetava have received an opinion of our counsel, Weil, Gotshal & Manges LLP, to the effect that, for federal income tax purposes:

       (1) the exchange of our capital stock for shares of New Avatex Common Stock pursuant to the merger will constitute a reorganization of us within the meaning of Section 368(a) of the Code;

       (2) no gain or loss will be recognized by us or Xetava pursuant to the merger (other than possibly with respect to the deferred contingent cash rights);

       (3) no gain or loss will be recognized by a holder of our capital stock upon the exchange of such shares solely for shares of New Avatex Common Stock pursuant to the merger (except with respect to any cash received in lieu of fractional shares and any shares of

           New Avatex Common Stock received by a holder of $5 Preferred Stock or $4.20 Preferred Stock on account of dividend arrearages);

       (4) the aggregate tax basis of the shares of New Avatex Common Stock received by a holder of our capital stock in the merger will be the same as the aggregate tax basis of shares of our capital stock surrendered in exchange therefor (increased by the fair market value of any New Avatex Common Stock received on account of dividend arrearages and decreased by the amount of such tax basis allocable to fractional shares for which cash is received);

       (5) a holder's holding period in such shares of New Avatex Common Stock (other than to the extent received on account of dividend arrearages) will include its holding period in our existing shares of capital stock, provided the shares of our capital stock were held as a capital asset on the date of the merger; and

       (6) any shares of New Avatex Common Stock received pursuant to the merger in exchange for $5 Preferred Stock or $4.20 Preferred Stock will be treated as received on account of dividend arrearages to the extent (if any) that the fair market value of the shares of New Avatex Common Stock at the effective time of the merger received exceeds the issue price of the $5 Preferred Stock or the $4.20 Preferred Stock exchanged therefor.


     In rendering its opinion, Weil, Gotshal & Manges LLP has relied upon representations made by us and Xetava. The foregoing opinion does not address the federal income tax consequences of the merger to holders of Electing Shares. See "Treatment of Holders of Electing Shares," on page I-115.


     With respect to opinion (6) above, we do not anticipate that the fair market value of the New Avatex Common Stock to be received in exchange for the $5 Preferred Stock and the $4.20 Preferred Stock in the merger will exceed the issue price of such preferred stock. Accordingly, we do not expect any holder of shares of our capital stock to recognize gain or loss with respect to the receipt of New Avatex Common Stock in the merger.

     Cash received by a stockholder of ours in lieu of a fractional share will be treated as received in exchange for such fractional share, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the shares of our capital stock allocable to such fractional share. Such gain or loss will be capital gain or loss, and will be long term capital gain or loss if the shares of our capital stock have been held for more than one year at the effective time of the merger.

     The tax treatment of the deferred contingent cash rights is uncertain. We currently intend to take the position that the grant of the deferred contingent cash rights is a distribution of a contractual obligation of ours for federal income tax purposes and, accordingly, that no gain would be recognized by us upon the completion of the merger. In the event that the foregoing is determined not to be the appropriate federal income tax treatment of the deferred contingent cash rights, we may be required to recognize gain upon the consummation of the merger in an amount equal to the excess of the fair market value of the deferred contingent cash rights over our tax basis, if any, in the deferred contingent cash rights. As a result of the existing limitations on our tax loss and credit carryforwards, it is unclear to what extent, if any, our NOLs would be available to offset any such gain.

     Along with our consolidated subsidiaries, we have claimed substantial tax loss and credit carryforwards for federal income tax purposes which are subject to significant limitations under the Code and remain subject to examination and adjustment by the IRS. In particular, Section 382 of the Code imposes an annual limitation upon the amount of a corporation's tax carryforwards that may be used to reduce future taxable income or offset future tax liability of the corporation and its consolidated subsidiaries following an "ownership change" of the corporation. We believe that we underwent an ownership change in our 1995 fiscal year and again between January and April 1998, and that, as a result, our ability to utilize our tax loss and credit carryforwards has been severely

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
limited. See Note M to our Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus.

     Moreover, we anticipate that, upon completion of the merger, we will undergo a new ownership change, resulting in a further limitation upon the utilization of our tax loss and credit carryforwards (including any tax losses incurred since the date of its previous ownership change). Whether an ownership change actually occurs depends on the extent to which holders of $5 Preferred Stock and $4.20 Preferred Stock elect the alternate consideration. The more holders that so elect, the more likely an ownership change will occur. Accordingly, following the merger, it is possible that our tax loss and credit carryforwards may be rendered effectively unusable to offset our future taxable income.

     B. TREATMENT OF HOLDERS OF ELECTING SHARES

     Pursuant to the merger, holders of our preferred stock can elect to receive the $5 Preferred Stock Alternate Consideration and/or the $4.20 Preferred Stock Alternate Consideration. The receipt of the alternate consideration will be a taxable event to holders who elect to receive it. As discussed below, the federal income tax consequences of the merger to holders of Electing Shares, including the timing and character of any gain or loss recognized, depend on a number of factors, including the extent to which the alternate consideration is treated as received in "exchange" for the Electing Shares or, alternatively, as a "distribution" under Section 301 of the Code in respect of a holder's actual or constructive continuing stock ownership in us, and the federal income tax treatment of the deferred contingent cash rights.

       HOLDERS OF ELECTING SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM. SUCH CONSEQUENCES ARE COMPLEX AND, TO A SIGNIFICANT EXTENT, SUBJECT TO LEGAL AND FACTUAL UNCERTAINTIES.

     1. Characterization of Transaction; Exchange Versus Distribution
Treatment. The receipt of the alternate consideration by holders of Electing Shares pursuant to the merger generally will be treated as an "exchange" of the Electing Shares--rather than as a distribution of the alternate consideration in respect of such holder's actual or constructive continuing stock ownership in us--if the amount received is "substantially disproportionate" or otherwise "not essentially equivalent to a dividend" with respect to the holder (the
"Section 302 tests"). These tests are discussed more fully below.

     For purposes of these tests, a holder of Electing Shares must take into account in determining its stock ownership of us before and after the merger not only shares actually owned by the holder, but also any shares constructively owned pursuant to Sections 318 and 302(c) of the Code. Accordingly, a holder generally is treated as constructively owning (i) shares that are actually owned (and, in some cases, constructively owned) by certain related individuals or entities and (ii) shares that may be acquired by exercise of an option or by conversion (such as pursuant to a conversion of the $5 Preferred Stock or the exercise of the warrants, whether or not currently exercisable or economically advantageous).

     In addition, substantially contemporaneous dispositions and acquisitions of our capital stock or shares of New Avatex Common Stock or warrants by a holder of Electing Shares and related individuals or entities (including market purchases and sales) may be deemed to be part of a single integrated transaction with the merger and taken into account in determining whether any of the
Section 302 tests has been satisfied.

     The Section 302 tests are as follows:

          (1) SUBSTANTIALLY DISPROPORTIONATE TEST. The receipt of the alternate consideration by a holder of Electing Shares will be "substantially disproportionate" with respect to the holder if the percentage of the outstanding shares of New Avatex Common Stock actually and constructively owned by the holder immediately following the exchange of Electing Shares pursuant to the merger is less than 80% of the percentage of the outstanding voting stock of ours actually and constructively owned by the holder immediately before the merger. Voting stock for this purpose means stock whose holders are entitled to vote for the election of one or more directors. Accordingly, given that both classes of our preferred stock currently entitle their holders to vote for the election of one or more directors and that the $5 Preferred Stock is convertible into our common stock, such classes of stock, in addition to our common stock, should be taken into account for purposes of determining the percentage of our outstanding voting stock actually and constructively owned immediately before the merger.

          (2) NOT ESSENTIALLY EQUIVALENT TO A DIVIDEND TEST. The receipt of the alternate consideration by a holder of Electing Shares will be "not essentially equivalent to a dividend" if the holder's exchange of our capital stock pursuant to the merger results in a "meaningful reduction" in the holder's interest in Avatex (both actual and constructive) as compared to such holder's interest immediately before the merger. Whether the receipt of the alternate consideration by a holder will be "not essentially equivalent to a dividend" will depend upon the individual holder's facts and circumstances. The IRS has indicated that even a small reduction in the proportionate common stock interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." In a published ruling, the IRS held that a reduction in the percentage ownership interest of a common stockholder in a publicly held corporation from .0001118% to .0001081% (only a 3.3% reduction of the stockholder's prior percentage ownership interest) constituted a "meaningful reduction."

     In furtherance of our information reporting obligations to the holders of Electing Shares and the IRS, and the significance to us of the treatment of a holder's receipt of the alternate consideration, each holder shall be requested in the letter of transmittal to indicate the number of shares of each class of our capital stock it owns both actually and constructively. Such information will be relied upon by us for purposes of our information and tax reporting. Each holder should therefore consult its tax advisor to ensure accurate information is provided.

     (a) Consequences of "Exchange" Treatment. If either of the Section 302 tests is satisfied, the receipt of the alternate consideration by holders of Electing Shares will be treated as a taxable "exchange" of the Electing Shares. Accordingly, the holder generally will recognize capital gain or loss (subject to the "wash sale" rules discussed below) equal to the difference between the amount realized in respect of its Electing Shares and its tax basis in the Electing Shares exchanged therefor pursuant to the merger. The "amount realized" by a holder generally will equal the sum of the amount of cash received, the issue price of the 6.75% notes received and the fair market value of the warrants and the deferred contingent cash rights received. See "Treatment of the 6.75% Notes," below. The computation of gain or loss is done on a share-by-share basis; accordingly, a holder may recognize gain on the exchange of some shares and loss on the exchange of other shares. Any gain or loss recognized will be long term capital gain or loss if the exchanged shares are held for more than one year at the effective time of the merger.

     To the extent a loss would otherwise be recognizable on the exchange by a holder of $5 Preferred Stock, such loss may be deferred under the "wash sale" rules of the Code. Section 1091(a) of the Code provides for the disallowance of a loss on the sale or other disposition of shares of stock or securities where it appears that, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquired (or has entered into a contract or option to acquire) substantially identical stock or securities. If the $5 Preferred Stock and the New Avatex Common Stock receivable upon exercise of the warrants are considered "substantially identical" and the exchange of the $5 Preferred Stock by a holder pursuant to the merger would result in a loss to the holder, such loss would be partially disallowed and added to the tax basis of the warrants received therefor.

     A holder generally will have a tax basis in the 6.75% notes received equal to their issue price and in the warrants and deferred contingent cash rights received equal to their respective fair market values. As discussed in the prior paragraph, to the extent (if any) that the "wash sale" rules apply to such exchange, a holder's tax basis in the warrants received would be increased by the amount of the tax loss that is disallowed by reason of such provision. A holder's holding period in the 6.75% notes, warrants and deferred contingent cash rights received generally will begin the day after such holder receives the 6.75% notes and the warrants. However, with respect to any warrants received in exchange for $5 Preferred Stock as to which the "wash sale" rules apply, a holder's holding period in the warrants received would include the holder's holding period in the $5 Preferred Stock exchanged therefor.

     As indicated above, gain or loss in respect of a holder's exchange of its Electing Shares pursuant to the merger generally will be determined with reference to the amount realized by the holder, including the fair market value of the deferred contingent cash rights. This assumes that the deferred contingent cash rights have a readily ascertainable fair market value when issued pursuant to the merger. In the event that it is determined that the deferred contingent cash rights do not have a readily ascertainable fair market value when issued, the amount, timing and character of a holder's gain or loss may differ from that described above.

     (b) Consequences of "Distribution" Treatment. If a holder does not satisfy either of the Section 302 tests, the holder will be treated as receiving the alternate consideration as a "distribution" under Section 301 of the Code in respect of its actual or constructive continuing stock ownership in us. The amount of such distribution would be equal to the sum of the cash and the fair market value of the other alternate consideration received. Such distribution would be treated as a "dividend" for federal income tax purposes to the extent (if any) of our earnings and profits for the taxable year of the distribution or our accumulated earnings and profits. We cannot predict whether, for the taxable year in which the merger occurs, it will have any current earnings and profits. The availability of current earnings and profits will depend upon numerous factors, including our profitability during the taxable year in which the merger occurs.

     To the extent the amount of the distribution exceeds our earnings and profits, the distribution generally will be treated first as a return of capital, reducing the holder's adjusted tax basis in its shares of our capital stock (including any of our common stock). Any amount in excess of the holder's adjusted tax basis is treated as capital gain from the sale or exchange of its shares of our capital stock. To the extent that any portion of a holder's adjusted tax basis in its shares of our capital stock remains, such holder's remaining tax basis in its shares of our capital stock will become the aggregate tax basis of any New Avatex Common Stock actually held by it or, assuming the holder holds no New Avatex Common Stock, likely would increase the holder's tax basis in the warrants received.

     In general, a holder who is treated as receiving the alternate consideration as a distribution will have a tax basis in the alternate consideration received equal to its fair market value at the time of the distribution, and the holding period for such alternate consideration will begin the day after the distribution.

     The federal income tax treatment of the deferred contingent cash rights is uncertain. See "Ownership and Disposition of Deferred Contingent Cash Rights," below. We currently intend to take the position (and the foregoing discussion generally assumes) that the distribution of the deferred contingent cash rights is a distribution at the effective time of the merger of a contractual obligation of ours.

     Under Section 243 of the Code, dividends received by corporate shareholders may be eligible for the 70% dividends-received deduction, to the extent they are made out of current or accumulated earnings and profits. However, the applicability of the dividends-received deduction is subject to certain holding period limitations set forth in Section 246 of the Code. Moreover, under
Section 246A of the Code, if a corporate stockholder has incurred indebtedness "directly" attributable to an investment in our capital stock, the 70% dividends-received deduction may be reduced or eliminated. In addition, President Clinton's fiscal year 2000 budget contains a proposal which would cause the 70% dividends-received deduction to be reduced or eliminated if a corporate stockholder has "indirectly" financed an investment in our capital stock. The proposal would be effective for shares of our capital stock acquired on or after the date of enactment of the proposal. Furthermore, Section 1059 of the Code requires a corporate shareholder to reduce its basis (but not below zero) in its shares of our capital stock by the "nontaxed portion" of any "extraordinary dividend" if the corporate shareholder has not held its stock for more than two years as of the date the amount or payment of such dividend is announced, declared or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount of the dividends-received deduction. The extent (if any) by which the nontaxed portion of an extraordinary dividend exceeds the holder's tax basis in its shares of our capital stock would be treated as current gain from the sale or exchange of such shares. Also, in the case of any redemption of stock which would not have been treated (in whole or in part) as a dividend if any options had not been taken into account under Section 318(a)(4) of the Code, any amount treated as a dividend with respect to such redemption would be treated as an extraordinary dividend without regard to the period the taxpayer held such stock. Corporate shareholders should also consider the possible reduction or elimination of the benefit of the dividends-received deduction due to the corporate alternative minimum tax provisions of the Code.

     2. Treatment of the 6.75% Notes. Although not free from doubt, we believe, and the discussion herein of the federal income tax consequences to holders of Electing Shares assumes, that the 6.75% notes will be respected as debt for federal income tax purposes.

     (a) Interest and Original Issue Discount. The 6.75% notes provide for stated interest at 6.75% per annum. Accordingly, a holder of the 6.75% notes generally will be required to include in its gross income for federal income tax purposes the stated interest in accordance with the holder's method of tax accounting.

     In addition, the 6.75% notes may be issued with original issue discount. Subject to a de minimis exception, the original issue discount will equal the excess, if any, of (i) the "stated redemption price at maturity" of the 6.75% notes over (ii) the "issue price" of the 6.75% notes.

     The "stated redemption price at maturity" of the 6.75% notes will include all payments to be made in respect of such 6.75% notes other than "qualified stated interest payments." A "qualified stated interest" payment includes any stated interest payment on a note that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between interest payments. Avatex expects that all payments of stated interest on the 6.75% notes will be "qualified stated interest payments" and that, accordingly, the stated redemption price at maturity of the 6.75% notes would be equal to its principal amount.

     Because the Electing Shares are traded "over the counter," the issue price of the 6.75% notes will be equal to (or approximate) the fair market value of the 6.75% notes at the effective time of the merger. Under governing Treasury Regulations, our determination of the issue price is binding on all holders (other than a holder that explicitly discloses otherwise on its federal income tax return in accordance with such regulations).

     If the 6.75% notes are determined to be issued with original issue discount, an initial holder of the 6.75% notes must accrue the original issue discount into income over the term of the 6.75% notes using the constant yield method (regardless of the holder's normal method of accounting). As a result, the holders of the 6.75% notes generally will include amounts in gross income for federal income tax purposes in advance of the receipt of cash in respect of such income.

     In general, a holder's tax basis in the 6.75% notes will be increased by the amount of original issue discount that is included in such holder's income pursuant to the foregoing rules and will be decreased by the amount of any cash payments received, other than payments of qualified stated interest.

     (b) Bond Premium. If a holder of the 6.75% notes has an adjusted tax basis in the 6.75% notes that exceeds the sum of all remaining amounts then payable under the 6.75% notes other than qualified stated interest (which, at the time of issuance, would be the "stated redemption price at maturity" of the 6.75% notes), the holder does not include any of the original issue discount in income. Moreover, the holder may elect to deduct such "bond premium" over the period from its acquisition of the 6.75% notes to the maturity date of such 6.75% notes (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

     If such bond premium is amortized, the amount of stated interest on the 6.75% notes that must be included in the holder's income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury Regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the 6.75% note's yield to maturity. If such an election to amortize bond premium is not made, a holder will receive a tax benefit from the premium only in computing such holder's gain or loss upon the sale or other taxable disposition of the 6.75% notes, or upon the full or partial payment of principal.

     An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includible in the holder's gross income and that are held at, or acquired after, the beginning of the holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS. A holder who elects to amortize bond premium must reduce its adjusted basis in the 6.75% notes by the amount of such allowable amortization.

     (c) Acquisition Premium. A complimentary concept to bond premium is acquisition premium. A debt is acquired at an "acquisition premium" if the holder's adjusted tax basis in the debt exceeds the adjusted issue price of the debt but is less than or equal to the sum of all remaining amounts then payable under the 6.75% notes other than qualified stated interest. If a holder acquires the debt at an acquisition premium, the amount of original issue discount includible in the holder's gross income generally is reduced in each period in proportion to the percentage of the unamortized original issue discount at the date of acquisition represented by the acquisition premium. Alternatively, a holder may elect to accrue the discount on a constant yield basis.

     (d) Market Discount. If instead of a premium a holder of the 6.75% notes acquires the 6.75% notes at a "market discount," some or all of any gain recognized by the holder upon a subsequent sale or other disposition of the 6.75% notes, or upon the full or partial payment of principal, may be treated as ordinary income, and not capital gain. Subject to a statutory de minimis exception, "market discount" is the excess (if any) of (i) the stated redemption price at maturity of a debt obligation (less any original issue discount) over
(ii) the taxpayer's adjusted tax basis in such debt obligation immediately after its acquisition.

     A holder of a 6.75% note acquired at a market discount may elect to amortize the market discount into income, through the use of either the straight-line inclusion method or the elective constant yield method. The election will apply to all notes and other obligations acquired by the electing holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the holder will be increased by the market discount thereon as it is included in income.

     Unless a holder who acquires a 6.75% note at a market discount elects to amortize the market discount into income, such holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such 6.75% note in an amount not exceeding the deferred income, until such income is realized.

     President Clinton's fiscal year 2000 budget contains a proposal which would require accrual method holders to include market discount in income as it accrues. The proposal would be effective for debt instruments acquired on or after the date of enactment of the proposal.

     (e) Sale or Redemption. The sale, exchange, redemption (including pursuant to an offer by the Surviving Corporation) or other disposition of the 6.75% notes generally will be a taxable event for federal income tax purposes. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the 6.75% notes (other than in respect of accrued and unpaid interest thereon) and (ii) the holder's adjusted tax basis in such 6.75% notes (other than any tax basis attributable to accrued and unpaid interest). Subject to the discussion above under the caption "Market Discount", such gain or loss will be capital gain or loss and will be long term capital gain or loss if the 6.75% notes will have been held by the holder for more than one year.

     3. Ownership and Disposition of Warrants. A holder of a warrant to purchase shares of New Avatex Common Stock will not recognize gain or loss upon the exercise of the warrant (except possibly in respect of any cash received in lieu of fractional shares). The holder's tax basis in the shares of New Avatex Common Stock received upon exercise of a warrant would be equal to the sum of the holder's tax basis in the warrant and the exercise price (less the sum of the portion of the holder's tax basis allocable to any fractional share and the exercise price paid for the fractional share, as discussed below). The holding period of the shares of New Avatex Common Stock received upon exercise of a warrant would commence on the date following the date of the exercise of such warrant. Upon the lapse or disposition of the warrant, the holder generally should recognize gain or loss equal to the difference between the amount received (nothing in the case of a lapse) and its tax basis in the warrant. In general, such gain or loss should be a capital gain or loss, long-term or short-term depending on whether the requisite holding period was satisfied.

     If a holder receives cash in lieu of a fractional share upon exercise of a warrant, such holder will recognize gain or loss equal to the difference between the amount of cash received and the sum of the exercise price paid for the fractional share and the portion of such holder's tax basis in the warrant allocable to such fractional share.

     4. Tax Treatment of the Deferred Contingent Cash Rights

     The federal income tax treatment of the deferred contingent cash rights is subject to significant uncertainty. Given the wholly contingent nature and uncertain term of the deferred contingent cash rights, we intend to take the position, that the deferred contingent cash rights are a contractual obligation of ours that is not a "debt instrument" for federal income tax purposes. In addition, we intend to take the position, absent future clarification, that any amounts ultimately paid under the deferred contingent cash rights (to the extent in excess of a holder's tax basis in the deferred contingent cash rights) should be taxed independently of, and not treated as further consideration for, the Electing Shares.

     So treated, it appears that any amounts received under a deferred contingent cash right in excess of a person's adjusted tax basis in such deferred contingent cash right generally would be ordinary income, unless the receipt of the payment terminates all rights of the recipient under the deferred contingent cash right. Where the receipt of a payment terminates all rights of the recipient under the deferred contingent cash right, any gain or loss attributable to the payment generally would be capital gain or loss under
Section 1234A of the Code. It is not clear whether the same treatment would apply to a partial payment. Any such income, gain or loss would be calculated with reference to the recipient's adjusted tax basis in the deferred contingent cash right (which, as discussed above, would equal the fair market value of the deferred contingent cash right at the effective time of the merger, assuming the deferred contingent cash rights have a readily ascertainable fair market value at such time). The timing of such income, gain or loss depends upon, among other things, whether the settlement or resolution of the litigation's underlying payments with respect to the deferred contingent cash right occurs at one time or over an extended period of time, and upon the structuring of any settlement or resolution. If a recipient receives a payment that is less than its basis in the deferred contingent cash right, the recipient may not be allowed a loss until it is determined that no further payments will be made. If identifiable events occur which establish the worthlessness of the deferred contingent cash rights, a deferred contingent cash right recipient would be entitled to deduct as a capital loss, in the year of such identifiable event, such recipient's adjusted tax basis in its deferred contingent cash rights.

     There can be no assurance that the IRS will not take a contrary position to ours. If, contrary to our position, payments under the deferred contingent cash rights are treated, in the case of holders who are considered to have had a taxable "exchange" of their Electing Shares, as additional payments under a single contract for the sale or exchange of the Electing Shares, a portion of such payments may be treated as imputed interest under Section 483 of the Code with the remainder treated as additional amount realized in respect of each holder's sale of its Electing Shares.

     Alternatively, if the deferred contingent cash rights constitute "debt instruments" for federal income tax purposes, the character of a holder's income in respect of the receipt of the deferred contingent cash rights, and the timing and character of a recipient's income in respect of payment under the deferred contingent cash rights, may differ, regardless of whether the recipient is considered to receive the alternate consideration in exchange for its Electing Shares or as a shareholder "distribution." In such instance, each recipient may be required to accrue imputed interest income (on a projected basis) over time with the result that interest income may be recognized earlier than the actual receipt of a payment, and that the excess of any payment received over the amount of interest imputed would be treated as additional interest income.

     In addition, in the event it is determined that the deferred contingent cash rights do not have a readily ascertainable fair market value, the amount, timing and character of a recipient's gain or loss with respect to both the receipt of the deferred contingent cash rights and any payments thereunder also may differ from that described above.

     5. Backup Withholding.

     A holder of Electing Shares may be subject to backup withholding at the rate of 31% with respect to the receipt of the alternate consideration. Backup withholding generally applies if the holder (a) fails to furnish a taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

     6. Reporting Requirements.

     Information returns (including statements on Form 1099) will be made annually or otherwise as may be required to the IRS and state taxing authorities and to the holders of record that are not excepted from such reporting requirements with respect to the distribution of the alternate consideration and thereafter with respect to the 6.75% notes, warrants and deferred contingent cash rights (including, but not limited to, the amortization of original issue discount).

     As discussed above, each holder shall be requested, in the letter of transmittal, for certain stock ownership information (relating to both actual and constructive ownership) which information will be relied on by us for purposes of our information and tax reporting. See "--Characterization of
Transaction: Exchange Versus Distribution Treatment," above.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS OF OUR CAPITAL STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGES MADE BY THEM PURSUANT TO THE MERGER IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

            STOCK EXCHANGE LISTING; DELISTING OF OUR PREFERRED STOCK


     We believe that certain market makers who participate in the OTC Bulletin Board system, including those who presently make a market in the Old Avatex Common Stock, $5 Preferred Stock and $4.20 Preferred Stock, intend to quote and cause to be traded on the OTC Bulletin Board system the New Avatex Common Stock, the warrants and the 6.75% Notes to be issued in the merger. If the merger is completed, both the $5 Preferred Stock and the $4.20 Preferred Stock will cease to be quoted on the OTC Bulletin Board system. With respect to the New Avatex Common Stock, the 6.75% notes and the warrants, we will continue to be subject to the information and reporting requirements of Sections 13 and 15 of the Exchange Act.


                                 LEGAL MATTERS


     The validity of the New Avatex Common Stock, the warrants and the 6.75% notes to be issued in connection with the merger is being passed upon for us by Weil, Gotshal & Manges LLP. It is a condition to the completion of the merger that we receive an opinion from Weil, Gotshal & Manges LLP relating to certain federal income tax consequences of the merger. See "--The Merger Agreement--Conditions to the Completion of the Merger" on page I-81 and "--Material Federal Income Tax Consequences of the Merger" on page I-113.


                                    EXPERTS

     The consolidated financial statements of Avatex Corporation for the fiscal year ended March 31, 1999 and the related financial statement schedules included in Annex E to this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report also appearing in Annex E to this proxy statement/prospectus (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Avatex Corporation's ability to continue as a going concern and an explanatory paragraph regarding the restatement as described in Note T), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements and the related consolidated financial statement schedule of Phar-Mor, Inc. and subsidiaries included in this Avatex Corporation Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report also appearing in Annex G to this proxy statement/prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             CHAPTER TWO--INFORMATION ABOUT THE MEETING AND VOTING
                               THE ANNUAL MEETING


     Our Board is using this document to solicit proxies from the holders of our common stock, $5 Preferred Stock and $4.20 Preferred Stock for use at our annual meeting. We are first mailing this proxy statement/prospectus and accompanying form of proxy to stockholders on or about November 3, 1999.


WHEN AND WHERE THE ANNUAL MEETING WILL BE HELD


     The meeting will be held on Monday, December 6, 1999, at 11:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 1615 L Street N.W., Suite 700, Washington, D.C.


WHAT WILL BE VOTED UPON

     At our annual meeting, holders of our $5 Preferred Stock and $4.20 Preferred Stock will be asked to consider and vote upon the adoption of the merger agreement.

     Our common stockholders will be asked to consider and vote upon the following proposals:

     o to consider and vote upon the adoption of the merger agreement;

     o to elect two directors to serve until our year 2001 annual meeting;

     o to elect two directors to serve until our year 2002 annual meeting; and

     o to act upon any other matters properly coming before the annual meeting and any adjournment or postponement of the meeting.


ONLY STOCKHOLDERS OF RECORD AS OF OCTOBER 25, 1999 ARE ENTITLED TO VOTE



     Stockholders who hold their stock of record as of the close of business on October 25, 1999 are entitled to receive notice of the annual meeting and to vote on the matters for which they have a vote at the annual meeting. On the record date, there were approximately 13,806,487 shares of our common stock, 652,273 shares of $5 Preferred Stock and 4,312,352 shares of $4.20 Preferred Stock outstanding and entitled to vote, as appropriate, at the annual meeting.


LIST OF STOCKHOLDERS


     A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for purposes germane to the meeting during normal business hours at our offices at 5910 North Central Expressway, Suite 1780, Dallas, Texas. We will begin to make this list available on or about November 22, 1999, and the list will also be available for examination by stockholders present at the meeting.


QUORUM

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy of holders of shares representing 40% of votes entitled to be cast by holders of our issued and outstanding common stock entitled to vote at the meeting is a quorum with respect to our common stock. The presence in person or by proxy of holders of shares representing 50% of votes entitled to be cast by holders of issued and outstanding shares of each or our $5 Preferred Stock and $4.20 Preferred Stock entitled to vote at the meeting is a quorum with respect to each class of our preferred stock.

     Abstentions and broker "non-votes" count as present for establishing a quorum. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given.

SHARES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PHAR-MOR


     On October 29, 1999, Melvyn J. Estrin and Abbey J. Butler, our Co-Chairmen and Co-Chief Executive Offers, and their respective affiliates, owned and were entitled to vote 1,507,811 shares of our common stock, or approximately 11% of the outstanding shares of our common stock. In addition, on October 29, 1999, Phar-Mor was entitled to vote 4,948,600 shares of our common stock (including the shares it has agreed to purchase from Elliott Associates, Westgate International


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

and Moses Marx and his affiliates, Momar Corporation and United Equities Commodities Company, as described above), or approximately 35.8% of the outstanding shares of our common stock.


     These persons and entities, who will be entitled to vote, in the aggregate, approximately 47% of the shares of our common stock at the annual meeting, have indicated that they will vote in favor of the merger proposal and for each of the directors nominated for election to our Board. However, only Phar-Mor, with respect to the 2,862,400 shares of our common stock it has agreed to purchase from the Elliott/Marx Stockholders, has formally agreed to vote in favor of adoption of the merger agreement.

VOTE NECESSARY TO APPROVE MERGER PROPOSAL

     The merger proposal must be approved by the affirmative vote of the following, each voting separately as a class:

     o holders of a majority of the outstanding shares of our common stock,

     o holders of at least two-thirds of the outstanding shares of $5 Preferred Stock; and

     o holders of at least two-thirds of the outstanding shares of $4.20 Preferred Stock.

     Each share of our common stock, $5 Preferred Stock and $4.20 Preferred Stock is entitled to one vote on the merger proposal. The failure to vote or a vote to abstain has the same effect as a vote against the adoption of the merger agreement.

     If your broker holds your shares in its name, your broker may not vote your shares on the merger proposal absent instruction from you. Without your voting instructions, a broker non-vote will occur on the merger proposal and will have the effect of a vote against the adoption of the Merger Agreement.

VOTE NECESSARY TO ELECT DIRECTORS

     A nominee for director must receive a plurality of the votes cast by holders of our common stock to be elected. Each share of our common stock is entitled to one vote for each nominee. Cumulative voting is not permitted. Holders of $5 Preferred Stock and $4.20 Preferred Stock are NOT entitled to vote for the election of directors at the meeting.

     The election of directors is not conditioned upon approval of the merger proposal. Accordingly, a vote against the merger agreement will have no effect on the vote to elect directors.

PROXIES

  Voting Your Proxy

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

  How to Vote by Proxy

     You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope.

  Revoking Your Proxy

     You may revoke your proxy before it is voted by:

     o sending in a new proxy with a later date;

     o notifying our Secretary in writing before the meeting that you have revoked your proxy; or

     o voting in person at the meeting.

     You will not revoke your proxy by simply attending the annual meeting unless you complete a ballot.

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
  Voting in Person


     If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares on October 25, 1999, the record date for voting.


  How Proxies Are Counted

     If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by our Board. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the annual meeting. A properly executed proxy card marked "abstain" will not be voted. However, it may be counted to determine whether there is a quorum present. Accordingly, since the affirmative vote of a majority of our common stock and at least two-thirds of each class of our preferred stock outstanding and entitled to vote at the annual meeting is required to approve the merger proposal, a proxy marked "abstain" will have the effect of a vote against the merger proposal. Abstentions are not counted in determining the number of shares voted for or against any nominee for director.

  Confidential Voting

     Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

  Proxy Solicitation

     We will pay the costs of soliciting proxies.

     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy by mail without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

     Unless you are making an alternate consideration election for your preferred stock, you should not send in any stock certificates with your proxy card. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for our stock to stockholders as soon as practicable after the completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by the chairman of the meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. If the meeting is postponed or adjourned for any reason, when it is reconvened all proxies will be voted in the same manner as they would have been voted at the original convening of the annual meeting (except proxies that have been effectively withdrawn or revoked). If any other matters are properly presented at the meeting for consideration, the persons named in your proxy card will have discretion on how to vote on such matters in their best judgment. We do not currently intend to seek an adjournment of our meeting.


     Each year, a stockholder may submit proposals to be included in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the SEC. We will announce the deadline for submitting stockholder proposals to be included in the proxy materials for our year 2000 annual meeting in one of our future quarterly reports on Form 10-Q that will be filed before such meeting.


     Our bylaws provide that if you intend to nominate a candidate for election as a director, you must deliver written notice of your intention to our Secretary. The notice must be delivered at least 45 days before the date of a stockholders meeting. The notice must contain the following information:

     o your name and address and the name and address of the nominee for election as a director;

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
     o a representation by you that you are a record holder of our stock entitled to vote at the meeting to nominate the specified nominee;

     o a description of any arrangements between you and the nominee and any other person regarding the nomination; and

     o such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee.

     In addition, the notice must include the nominee's consent to serve as a director if elected.

                 CHAPTER THREE--OTHER ANNUAL MEETING PROPOSALS
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     Our Board of Directors manages our business. It establishes the overall policies and standards for us and reviews management's performance. The directors are kept informed of our operations at meetings of our Board and committees of our Board and through reports and analyses and discussions with management.

     Our Board of Directors meets on a regularly scheduled basis and also holds special meetings. During 1998, they met on four occasions. Significant communications between our directors and us also occur apart from regularly scheduled meetings of our Board and our board committees. Accordingly, management does not regard attendance at meetings to be the primary criterion in evaluating the contributions a director makes. Each of our directors attended all meetings of the Board and committee meetings during the time he was a member of the Board or a committee during our fiscal year ended March 31, 1999.

     Our fiscal year ends on March 31. All references to fiscal 1999, fiscal 1998, etc. herein refer to our fiscal year ending on March 31 of that year.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Board of Directors established three standing committees and assigned certain responsibilities to each of those committees.

     Audit Committee. The Audit Committee reviews the work of our independent auditors and management to ensure that each is properly discharging its responsibilities in the area of financial controls and reporting. This committee is presently comprised of Mr. Fred S. Katz, who is the Chairman, and Mr. John L. Wineapple. This committee did not meet during fiscal 1999. This committee last met on September 15, 1999.

     Executive and Nominating Committee. The Executive and Nominating Committee has the authority to exercise substantially all of the powers of the Board of Directors in our management and business affairs, except it does not have the authority to declare dividends, authorize the issuance of common stock, modify our certificate of incorporation or by-laws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of our assets or our dissolution. In addition, this committee recommends prospective nominees for election to the Board of Directors. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Butler and Estrin. This committee did not meet in fiscal 1999.

     Finance and Personnel Committee. The Finance and Personnel Committee (the "FINANCE COMMITTEE") reviews and monitors our financial planning and structure and our management's performance. The Finance Committee also determines the compensation of our management and makes recommendations with respect to the establishment of management compensation plans. The Finance Committee is presently comprised of Mr. Wineapple, who is the Chairman, and Messrs. Katz and William A. Lemer. This committee did not meet during fiscal 1999. This committee last met on September 15, 1999.

COMPENSATION OF OUR DIRECTORS

     Non-employee directors who are not members of the Executive and Nominating Committee receive an annual fee of $22,500. They also receive $1,000 for each meeting of the Board or of a committee of the Board (other than the Executive and Nominating Committee) they attend. The Chairman of each of the committees receives an additional $1,000 for each meeting of the committee they attend. Employee directors are not paid for serving on our Board or any of the Board committees. Directors are reimbursed for travel and lodging expenses in connection with board and committee meetings.

                                     III-1

     Under the terms of our 1993 Restated Stock Option and Performance Award Plan, non-employee directors are automatically granted options to purchase 15,000 shares of our common stock when they are first elected. In addition, in each year a director continues to serve as a member of the Board, he is granted options to purchase 1,000 shares of our common stock following our annual stockholders' meeting.

     We maintain a Director's Retirement Plan that provides for the payment of retirement benefits to directors who have a minimum number of years of service, other than directors who are, or at any time subsequent to December 31, 1975 have been, officers for us or any affiliated corporation. Each qualifying director is entitled, at the later of retirement or age 60, to receive a monthly benefit for a period equal to his years of service or 15 years, whichever is less. Such monthly benefit is equal to one-twelfth ( 1/12) of the highest annual fee in effect for a director during such director's years of service on the Board of Directors.

     Each of the directors who was elected to the Board by our common stockholders is also a party to an indemnification agreement with us dated as of October 23, 1997, the terms of which are substantially the same as the indemnification agreements between us and our executive officers. See "--Employment and Indemnification Agreements" on page III-9.

     One of our outside directors, Dr. Hyman H. Frankel, has also served as a business consultant to us since February 1992. We are parties to a written agreement with Dr. Frankel that is terminable by either party on thirty days prior written notice. Under the agreement, we paid Dr. Frankel a monthly consulting fee of $7,500 until March 31, 1999, after which it was reduced to $3,750.

ELECTION OF OUR DIRECTORS

     Our Board is divided into three classes. Each class of directors is elected for a three-year term. The term of one class of directors expires each year. Currently, our Board consists of eleven members, seven elected by our common stockholders and four elected by our preferred stockholders. However, it is a condition to the completion of the merger that these four members of our Board, Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr., and Brian Miller, will resign from the Board effective immediately prior to the effectiveness of the merger.

     Because we did not hold an annual meeting in 1998, no directors were elected in 1998. Therefore, two classes of directors will be elected at the meeting:

     o one class of directors to serve until our annual meeting in 2001; and

     o one class of directors to serve until our annual meeting in 2002.

     William A. Lemer and John L. Wineapple are nominated for election by our Board to serve until our annual meeting in 2001 or when their successors are elected and qualified. Abbey J. Butler and Melvyn J. Estrin are nominated for election by our Board to serve until our annual meeting to be held in 2002 or when their successors have been elected and qualified. The remaining members of our Board are Hyman H. Frankel, Fred S. Katz, and Charles C. Pecarro, who were previously elected to serve until our year 2000 annual meeting.

     Pursuant to the Elliot/Marx Stockholders' Agreement, Moses Marx unconditionally withdrew his previous demand to nominate Messrs. Charles K. MacDonald and Donald Press for election to our Board.

     We will vote properly executed proxies received from our common stockholders in response to this solicitation. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board to vote FOR the re-election of Messrs. Lemer, Wineapple, Butler and Estrin. Any common stockholder who does not wish its shares to be voted for particular nominees, should identify the exceptions in the designated space provided on the proxy card. Directors will be elected by a plurality of the votes cast by our common stockholders. Any shares not voted (by abstention, broker non-vote or otherwise) have no impact on the vote.

     If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Executive and Nominating Committee or, if none, the size

                                     III-2
of our Board will be reduced. Our Board knows of no reason why any of the nominees will be unavailable or unable to serve.

     YOUR BOARD RECOMMENDS THAT OUR COMMON STOCKHOLDERS VOTE FOR ALL NOMINEES.

BIOGRAPHICAL INFORMATION OF OUR DIRECTORS

     The following provides information about the nominees for directors as well as our other directors. The first seven directors listed were elected by our common stockholders. The last four were elected by our preferred stockholders in April 1998. At the time of their election to the Board, these four directors were employed by Stonington Management Corp. Stonington Management Corp. is controlled by Mr. Paul Singer, who also controls Elliott Associates and Westgate International. Those entities taken together are significant holders of both our common and preferred stock.

     Abbey J. Butler, age 62, has served as a director since 1990. Mr. Butler has also served as Co-Chairman of the Board since March 1991 and was appointed Co-Chief Executive Officer in October 1991. He also serves as Co-Chairman of the Board and Co-Chief Executive Officer of Phar-Mor; as managing partner of Centaur Partners, L.P., an investment partnership with ownership interests in us; and as the President and a director of C.B. Equities Corp., a private investment company. Mr. Butler presently serves as a director and a member of the Executive Committee of GrandBanc, Inc., the holding company of Grand Bank, Maryland, and, in connection with investments by us and our subsidiaries, as a director of Carson, Inc., RAS Holding Corp., Caring Technologies, Inc., HPD Holdings Corp. and Cyclone, Incorporated, and as a member of the Board of Managers of Chemlink Laboratories LLC. Mr. Butler is a trustee and a member of the Executive Committee of the Board of Trustees of The American University, and a director of the Starlight Foundation, a charitable organization. He was appointed by President George Bush to serve on the President's Advisory Committee on the Arts, and he now serves as President of the National Committee for the Performing Arts, John F. Kennedy Center, Washington, D.C. Mr. Butler also served as Co-Chairman of the Board of FoxMeyer Corporation since March 1991 and was Co-Chief Executive Officer of FoxMeyer Corporation from May 1993 to November 1996, and also served as Co-Chairman of the Board of Ben Franklin Retail Stores, Inc. from November 1991 until March 1997. FoxMeyer Corporation, FoxMeyer Drug Company and Ben Franklin Retail Stores, Inc. each filed for relief under the Bankruptcy Code in 1996.

     Melvyn J. Estrin, age 57, has served as a director since 1990. Mr. Estrin has also served as Co-Chairman of the Board since March 1991 and was appointed Co-Chief Executive Officer in October 1991. He also serves as Co-Chairman of the Board and Co-Chief Executive Officer of Phar-Mor; as managing partner of Centaur Partners, L.P., an investment partnership; and has served as Chairman of the Board and Chief Executive Officer of Human Service Group, Inc., a private management and investment firm, since 1983. Mr. Estrin presently serves as a director and a member of the Executive Committee of GrandBanc, Inc. as a director of Washington Gas Light Company and, in connection with investments by us and our subsidiaries, as a director of Carson, Inc., RAS Holding Corp., Caring Technologies, Inc., and HPD Holdings Corp., and as a member of the Board of Managers of Chemlink Laboratories LLC. Mr. Estrin also served as a Trustee of the University of Pennsylvania and was appointed by President George Bush to serve as Commissioner of the National Capital Planning Commission. Mr. Estrin also served as Co-Chairman of the Board of FoxMeyer Corporation since March 1991 and was Co-Chief Executive Officer of FoxMeyer Corporation from May 1993 to November 1996, and also served as Co-Chairman of the Board of Ben Franklin Retail Stores, Inc. from November 1991 until March 1997. FoxMeyer Corporation, FoxMeyer Drug Company and Ben Franklin Retail Stores, Inc. each filed for relief under the Bankruptcy Code in 1996.

     Hyman H. Frankel, Ph.D., age 79, has served as a director since February 1997. Dr. Frankel holds a Ph.D. in Sociology, and has served as a consultant to us since 1992. See "-Compensation of Directors." He has served as President and a director of Human Service Group, Inc., a private management and investment firm, and was also a founder and has served as an executive officer and a director of University Research Co, LLC since 1965. Both of these companies are controlled

                                     III-3
by Mr. Estrin. Dr. Frankel has also served as Chairman of the Board of The Center for Human Service, Inc., a non-profit health and education research organization, and as Vice President and a director of American Health Services, an operator of general and psychiatric hospitals and nursing homes. Dr. Frankel has held teaching and research positions in social sciences at a number of universities throughout the United States during the past 35 years, and has served in various capacities in connection with a number of government commissions and other programs.

     Fred S. Katz, age 61, has served as a director since February 1997.
Mr. Katz is President of First Taconic Capital Corporation, a private merchant banking and consulting firm, since 1996. Mr. Katz has also served as a Managing Director of Whale Securities, L.P., a registered broker-dealer and member of the National Association of Securities Dealers, Inc., from June 1991 to December 1996, and as Chairman of the Board of Cyclone, Incorporated, a former business unit of USX Corporation, since 1994. Mr. Katz is also a director of UNSI Corporation. In 1994 and 1995, a subsidiary of ours, M & A Investments, Inc., invested in UNSI Corporation and Cyclone. See "-Compensation Committee Interlocks and Insider Participation." Mr. Katz has over 30 years of diversified investment and merchant banking experience specializing in investments in emerging growth companies and industries through private placements or public offerings of securities.

     William A. Lemer, age 58, has served as a director since February 1997.
Mr. Lemer is a private investor and real estate developer. He has served as President of Bethesda Avenue Photo, Inc. and Pentagon Concourse Photo, Inc., franchisees of One Hour Moto Photo, since June 1992. Since April 1988, he has been the general partner of Metro Associates Limited Partnership, which owns a shopping center in Woodbridge, Virginia. Until March 1997, Mr. Lemer also served as a director of Ben Franklin Retail Stores, Inc., which filed for protection under the Bankruptcy Code in July 1996. Mr. Lemer is the brother-in-law of Mr. Estrin.

     Charles C. Pecarro, age 61, has served as a director since February 1997. Mr. Pecarro is the Chief Financial Officer of Human Service Group, Inc. and President of University Research Co, LLC, both of which are companies controlled by Mr. Estrin. Mr. Pecarro has worked for the companies since 1972, and he has been a certified public accountant since 1968. Mr. Pecarro also serves on the Board of Directors of the Center for Technical Cooperation, a private non-profit corporation.

     John L. Wineapple, age 59, has served as a director since February 1997. Mr. Wineapple has been the principal of John Wineapple Associates, Inc., a marketing and business development consulting firm that has advised such clients as Regent International, Inc., Fleet Street, Ltd., Kellwood Company, Chateau International, Moretz, Inc., Sara Lee Corporation, Wal-Mart Stores, Inc., Mondani, Inc. and Fabrictex, Inc. From 1988 to 1995, he served as Senior Vice President and Partner of ScotchMaid, Inc., a division of Sara Lee Corporation engaged in mass market distribution to large retailers. Mr. Wineapple also served as an independent director of FoxMeyer Funding, Inc., a subsidiary of FoxMeyer Corporation, during a portion of fiscal 1997.

     Daniel Gropper, age 28, has served as a director since April 1998.
Mr. Gropper joined Stonington Management Corp. as an Analyst in 1995 and is currently a Portfolio Manager, working on a variety of projects, including bankruptcies, restructurings, liquidations, activist positions and distressed high-yield situations. Prior to joining Stonington Management Corp., Mr. Gropper was an Associate in the Investment Banking Department of Interstate/Johnson Lane, where he worked on public offerings and merger transactions. Prior to his position with Interstate/Johnson Lane, Mr. Gropper was an Analyst in the Financial Institutions Group of the Investment Banking Division of Goldman, Sachs & Co. Mr. Gropper also serves as a director of Atlantic Gulf Communities Corp. Mr. Gropper has a Bachelor of Science in Commerce with Distinction from the University of Virginia.

     Vincent Intrieri, age 42, has served as a director since April 1998.
Mr. Intrieri is a portfolio manager at a New York investment firm. Prior thereto, Mr. Intrieri was a Portfolio Manager with Stonington Management Corp. since 1995, where he analyzed investments and managed a portfolio of stocks and high-yield bonds in a variety of industries. Prior to joining Stonington Management Corp., Mr. Intrieri was a Partner in the Corporate Recovery Services Group in the Chicago office

                                     III-4
of Arthur Andersen & Co., where he had extensive experience in accounting, finance and consulting services for major Fortune 500 corporations. Prior to Arthur Andersen & Co., Mr. Intrieri was a Director in the Bankruptcy and Reorganization Services Group of PricewaterhouseCoopers. Mr. Intrieri has a Bachelor of Science in Accounting with Distinction from Pennsylvania State University, and was previously a director of Australian Food and Fiber Limited, Marvel Holdings, Inc. and Marvel (Parent) Holding, Inc.

     Ralph DellaCamera, Jr., age 45, has served as a director since June 1998. Mr. DellaCamera is currently President and Chief Executive Officer of Brean Murray & Co., Inc., a New York City-based brokerage firm that is a member of the New York Stock Exchange. Prior thereto, Mr. DellaCamera was employed by Stonington Management Corp., most recently as Head Trader and Senior Risk Manager where he was responsible for managing investments in distressed securities, equities, commodities and currencies. Mr. DellaCamera holds a Bachelor of Science in Business Administration from the University of New Haven.

     Brian Miller, age 33, has served as a director since June 1998. Mr. Miller joined Stonington Management Corp. as a trader in 1991 and is currently a Portfolio Manager specializing in equity arbitrage strategies. Prior to joining Stonington Management Corp., Mr. Miller was employed by Yamaichi International as a derivatives trader. Mr. Miller has a Bachelor of Science in Economics with Honors from Albany State University.

BIOGRAPHICAL INFORMATION OF OUR EXECUTIVE OFFICERS

     The following provides information about our executive officers (other than the Co-Chairmen of the Board and Co-Chief Executive Officers, whose biographies are set forth above). Executive officers are typically elected by the Board at our annual meeting and hold office until the next annual meeting or until their successors have been duly elected and qualified. All of these individuals were also formerly officers of FoxMeyer Corporation and FoxMeyer Drug Company, which filed for relief under Chapter 11 of the Bankruptcy Code in 1996.

     John G. Murray, age 45, has served as Vice President--Finance since July 1997. Prior thereto, he was a consultant to us from July 1996 to July 1997 and served as our Vice President and Assistant Treasurer from April 1996 to July 1996 and as Director of Special Projects and Assistant Treasurer from August 1993 to March 1996. He also served as Vice President and Assistant Treasurer of FoxMeyer Corporation and FoxMeyer Drug Company from April 1996 to November 1996, and as Director of Special Projects and Assistant Treasurer from August 1993 to March 1996. Mr. Murray was Senior Vice President and Treasurer of Phoenix Ventures, Inc., a venture capital firm, from April 1989 to August 1993.
Mr. Murray also serves as a member of the Board of Managers of Chemlink Laboratories, LLC.

     Grady E. Schleier, age 47, has served as Vice President and Treasurer since November 1995. Effective as of June 28, 1999, Mr. Schleier also became our Chief Financial Officer and, effective September 15, 1999, his title was changed to Senior Vice President, Chief Financial Officer and Treasurer. He also served as Vice President and Treasurer of FoxMeyer Corporation and FoxMeyer Drug Company from November 1995 to November 1996 and, prior thereto, as Director of Project Finance since June 1993. He also served as Treasurer of FoxMeyer Canada Inc., a former subsidiary of ours, until October 1996. Mr. Schleier was the Chief Financial Officer and a director of American EnviroTech, Inc., a hazardous waste management company, from February 1988 to September 1992. Mr. Schleier also serves as a director of Presby Corp., a subsidiary of RAS Holding Corp.

     Robert H. Stone, age 39, has served as our Vice President, General Counsel and Secretary since November 1996. From November 1994 to November 1996, he served as Associate General Counsel and Assistant Secretary of us, FoxMeyer Corporation and FoxMeyer Drug Company. Mr. Stone was an attorney with the law firm of Jones, Day, Reavis & Pogue from 1986 to November 1994.

                                     III-5
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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and 10% owners are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

     Based only upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to us, or written representations that no year-end Form 5 filings were required for transactions occurring during fiscal 1999, we believe that our directors, executive officers and 10% owners complied with
Section 16(a) filing requirements during fiscal 1999 and prior fiscal years, except that United Equities Commodities Company, Momar Corporation and Moses Marx (collectively, "United") is a 10% owner which increased their beneficial ownership of our common stock, $5 Preferred Stock and $4.20 Preferred Stock during fiscal 1999 and did not furnish us with a Form 4 with respect to that increase.

EXECUTIVE COMPENSATION

     The following table sets forth information about the compensation of our Co-Chief Executive Officers and our next three most highly compensated executive officers:

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                ---------------------
                                           ANNUAL COMPENSATION(A)
                                 -------------------------------------------      AWARDS
                                                                   OTHER        ----------    PAYOUTS
                                                                   ANNUAL       SECURITIES    -------    ALL OTHER
                                                                   COMPENSA-    UNDERLYING     LTIP      COMPENSA-
           NAME AND              FISCAL                  BONUS     TION         OPTIONS/      PAYOUTS      TION
      PRINCIPAL POSITION         YEAR      SALARY($)      ($)       ($)          SARS(#)        ($)       ($)(B)
------------------------------   ------    ---------    -------    ---------    ----------    -------    ---------

Abbey J. Butler(C) ...........    1999      933,939     305,653       --          220,000           0     125,830
  Co-Chairman of the              1998      686,317     953,500       --          810,000     451,404     143,542
  Board and Co-Chief              1997      649,765           0       --          994,640           0      17,773
  Executive Officer

Melvyn J. Estrin(C) ..........    1999      933,939     305,653       --          220,000           0     172,392
  Co-Chairman of the              1998      686,317     953,500       --          810,000     451,404     111,242
  Board and Co-Chief              1997      649,765           0       --          994,640           0       7,274
  Executive Officer

Edward L. Massman(D) .........    1999      300,000     100,000       --                0           0       6,170
  Former Senior Vice President    1998      237,500     600,000       --          400,000     341,973       7,410
  and Chief Financial Officer     1997      203,364     500,000       --           52,000           0       4,184

Robert H. Stone(E) ...........    1999      200,000           0       --                0           0       5,741
  Vice President, General         1998      158,333     300,000       --          100,000     177,826       6,728
  Counsel and Secretary           1997      129,200      80,400       --           21,834           0       2,360

Grady E. Schleier(F) .........    1999      200,000           0       --                0           0       5,643
  Senior Vice President,          1998      158,333     200,000       --          100,000     177,826       6,784
  Chief Financial Officer and     1997      153,168      82,500       --           20,000           0       3,199
  Treasurer

------------------
(A) The amounts listed under fiscal 1999 consist of compensation we paid during fiscal 1999 and that Phar-Mor paid during its fiscal year ended July 3, 1999. The amounts listed under fiscal 1998 consist of compensation we paid during fiscal 1998 and Phar-Mor paid during its fiscal year ended June 27, 1998. No amounts are provided under the column entitled "Other Annual Compensation" because the aggregate amount of perquisites and personal benefits did not exceed the lesser of $50,000 or 10 percent of such executive officer's total salary and bonus for the fiscal year.

                                              (Footnotes continued on next page)

                                     III-6

(Footnotes continued from previous page)

(B) In fiscal 1999, All Other Compensation consisted of: (v) for Mr. Butler,
    (i) $7,094 for company-paid split-dollar life insurance, (ii) $1,656 for company-paid term life insurance, (iii) $4,905 in company matching contributions to its Employees' Savings and Profit Sharing Plan (the
    "401(k) PLAN"), (iv) $101,372 in Phar-Mor-paid insurance premiums, and
    (v) $10,803 in Phar-Mor contributions to its non-qualified deferred compensation plan; (w) for Mr. Estrin, (i) $6,435 for company-paid split-dollar life insurance, (ii) $1,656 for company-paid term life insurance, (iii) $153,498 in Phar-Mor-paid insurance premiums, and
    (iv) $10,803 in Phar-Mor contributions to its non-qualified deferred compensation plan; (x) for Mr. Massman, (i) $4,928 in company matching contributions to the 401(k) Plan and (ii) $1,242 for company-paid term life insurance, (y) for Mr. Stone, (i) $4,913 in company matching contributions to the 401(k) Plan and (ii) $828 for company-paid term life insurance; and
    (z) for Mr. Schleier, (i) $4,856 in company matching contributions to the 401(k) Plan and (ii) $787 for company-paid term life insurance. In fiscal 1998, All Other Compensation consisted of: (v) for Mr. Butler, (i) $17,897 for company-paid split-dollar life insurance, (ii) $1,268 for company-paid term life insurance, (iii) $7,586 in company matching contributions to the 401(k) Plan, (iv) $111,691 in Phar-Mor-paid insurance premiums, and
    (v) $5,100 in Phar-Mor contributions to its non-qualified deferred compensation plan; (w) for Mr. Estrin, (i) $5,796 for company-paid split-dollar life insurance, (ii) $1,268 for company-paid term life insurance, (iii) $99,078 in Phar-Mor-paid insurance premiums, and
    (iv) $5,100 in Phar-Mor contributions to its non-qualified deferred compensation plan; (w) for Mr. Massman, (i) $6,553 in company matching contributions to the 401(k) Plan and (ii) $857 for company-paid term life insurance; (y) for Mr. Stone, (i) $6,163 in company matching contributions to the 401(k) Plan and (ii) $565 for company-paid term life insurance; and
    (z) for Mr. Schleier, (i) $6,192 in company matching contributions to the 401(k) Plan and (ii) $592 for company-paid term life insurance. In fiscal 1997, All Other Compensation consisted of: (x) for Mr. Butler (i) $13,619 for company-paid split-dollar life insurance and (ii) $4,154 in company matching contributions to FoxMeyer Corporation's 401(k) plan; (y) for Mr. Estrin, (i) $3,120 for company-paid split-dollar life insurance and
    (ii) $4,154 in company matching contributions by FoxMeyer Corporation to its 401(k) plan through November 1996; and (z) for Messrs. Massman, Stone and Schleier, matching contributions by FoxMeyer Corporation to its 401(k) plan through November 1996. The de minimis amounts of FoxMeyer Corporation paid term life insurance during fiscal 1997 are not readily available to us and are not included in the table.

(C) In fiscal 1999, we paid Mr. Butler and Mr. Estrin each $475,000 in salary, and Phar-Mor paid each of them $458,939 in salary and a $305,653 bonus and granted each of them options to purchase 220,000 shares of Phar-Mor common stock. In fiscal 1998, we paid Mr. Butler and Mr. Estrin each $370,833 in salary, a $750,000 bonus and a $451,404 LTIP payout and granted each of them options to purchase 400,000 shares of our common stock, and Phar-Mor paid each of them $315,484 in salary and a $203,900 bonus and granted each of them options to purchase 410,000 shares of Phar-Mor common stock. In fiscal 1997, Mr. Butler and Mr. Estrin each received $350,000 from us, $231,314 from FoxMeyer Corporation, and $68,451 from Ben Franklin Retail Stores, Inc., and all of the options to purchase 994,640 shares of our common stock that were previously granted to each of Mr. Butler and Mr. Estrin, including options to purchase 99,440 shares of our common stock that expired in fiscal 1997, were repriced and/or replaced by us. In addition, in fiscal 1997, Mr. Butler and Mr. Estrin received severance payments from McKesson, which assumed FoxMeyer Corporation's obligations under their respective employment agreements with FoxMeyer Corporation in connection with McKesson's acquisition of substantially all of the assets of FoxMeyer Corporation and FoxMeyer Drug Company.

    In addition, Mr. Butler and Mr. Estrin have each received compensation for serving as outside directors of the following companies in which we own an interest. In fiscal 1999, (i) Carson, Inc. awarded Mr. Butler 22,125 shares and Mr. Estrin 10,125 shares of restricted stock and granted each of them options to purchase 5,000 shares of common stock and (ii) Caring Technologies, Inc. granted Mr. Estrin options to purchase 20,000 shares of common stock. In fiscal 1998, (i) Phar-Mor paid each of Mr. Butler and Mr. Estrin $12,500 as his pro rata portion of annual director fees, plus per meeting fees, and granted

                                              (Footnotes continued on next page)

                                     III-7

(Footnotes continued from previous page)

    each of them options to purchase 10,000 shares of common stock and credited each with 7,703 shares of common stock under its Phantom Stock Plan,
    (ii) Imagyn Medical Technologies, Inc. paid each of Mr. Butler and
    Mr. Estrin $21,000 in director fees and granted each of them options to purchase 7,500 shares of common stock, (iii) Carson, Inc. awarded each of Mr. Butler and Mr. Estrin 2,710 shares of restricted stock and options to purchase 5,000 shares of common stock, and (iv) Caring Technologies, Inc. granted Mr. Estrin options to purchase 10,000 shares of common stock. In fiscal 1997, (i) Phar-Mor paid each of Mr. Butler and Mr. Estrin $25,000 in annual director fees, plus per meeting fees, and granted each of them options to purchase 5,000 shares of common stock and credited each with 4,050 shares of common stock under its Phantom Stock Plan, (ii) Imagyn Medical Technologies, Inc. paid each of Mr. Butler and Mr. Estrin $11,000 and $10,000 in director fees, respectively, and granted each of them options to purchase 7,500 shares of common stock, and (iii) Carson, Inc. granted each of Mr. Butler and Mr. Estrin options to purchase 1,500 shares of common stock. In addition, Mr. Butler served as an outside director of CST Entertainment, Inc. during fiscal 1997, and we have been unable to obtain any information from CST Entertainment, Inc. regarding director fees because it liquidated its assets and filed for relief under Chapter 7 of the Bankruptcy Code during fiscal 1997.

(D) FoxMeyer Drug Company paid all compensation through November 1996, including $100,000 pursuant to an August 8, 1996 incentive agreement. In fiscal 1997, we paid $300,000 and assigned to Mr. Massman a 50% interest in all amounts received by us from the proceeds of any sale of any assets of, or our interests in, the Alumet Partnership. As of the date of the assignment, its fair market value was estimated to be $100,000. Certain mineral rights of the Alumet Partnership were subsequently sold in fiscal 1998, thereby increasing the value of the assignment. Mr. Massman was separated from us effective as of June 28, 1999.

(E) FoxMeyer Drug Company paid all compensation through November 1996, including a $5,400 stay pay bonus.

(F) FoxMeyer Drug Company paid all compensation through November 1996, including a $7,500 stay pay bonus.

OPTION/SAR GRANTS IN FISCAL YEAR 1999 TO OUR EXECUTIVE OFFICERS

     We did not grant any options during fiscal 1999 to any of our executive officers.

AGGREGATE OPTIONS/SAR-EXERCISES IN FISCAL 1999 BY EXECUTIVE OFFICERS AND FISCAL YEAR-END OPTION/SAR VALUES

     The executive officers named in the Summary Compensation Table did not exercise any options during fiscal 1999. Because the market value of our common stock on March 31, 1999 was less than the exercise price of all of the outstanding options held by the named executive officers, there were no in-the-money unexercised options held at the end of fiscal 1999.

                                                                         NUMBER OF SECURITIES UNDERLYING
                                                                     UNEXERCISED OPTIONS/SAR'S AT FY-END (#)
                                                 --------------------------------------------------------------------------------
                     NAME                              EXERCISABLE                              UNEXERCISABLE
----------------------------------------------   --------------------------------------    --------------------------------------
Abbey J. Butler...............................                  1,127,973                                  266,667
Melvyn J. Estrin..............................                  1,127,973                                  266,667
Edward L. Massman.............................                    185,333                                  266,667
Robert H. Stone...............................                     55,167                                   66,667
Grady E. Schleier.............................                     53,333                                   66,667

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     Our Performance Incentive Plan (the "INCENTIVE PLAN") previously provided for the distribution of amounts to participants based on specified percentages of (a) Net Income (as defined in the Incentive Plan) and (b) Litigation Income, which consists of net income generated in

                                     III-8
connection with the McKesson litigation. In fiscal 1998, we granted awards which total 17.5% of any future Litigation Income to all participants, and the Incentive Plan provides that neither the percentage of Litigation Income nor the percentage award levels applicable to such participants can be changed in any manner whatsoever, irrespective of when Litigation Income is accrued or received by us, unless the participant has voluntarily terminated his or her employment with us or is terminated by us for cause. Thus, although the Incentive Plan has not been renewed with respect to Net Income for the fiscal year beginning
April 1, 1999, the Incentive Plan continues to be effective with respect to Litigation Income. See "Information Regarding Avatex-Avatex Performance Incentive Plan" for a description of the operation of the Incentive Plan.

EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

  Avatex

     Abbey J. Butler and Melvyn J. Estrin, our Co-Chairmen and Co-Chief Executive Officers, each has an employment agreement with us dated as of February 27, 1995, and amended effective as of February 1, 1998. The agreements are each for a rolling three-year term at a minimum annual base salary of $475,000, subject to periodic increases by our Board. Mr. Butler and Mr. Estrin are also entitled to participate in the benefits generally available to our senior executives, and are permitted to engage in activities with other companies, ventures or investments, provided that such activities do not unreasonably impede the performance of his duties for us, and to retain any compensation and other benefits he may receive in such capacity. If either
Mr. Butler's or Mr. Estrin's employment with us is terminated "Without Just Cause" (as such term is defined in the agreements, including, among other things, in the event of a change of control of our corporation), Mr. Butler or Mr. Estrin, as the case may be, will be entitled to receive a one-time lump sum payment equal to one hundred fifty percent (150%) of the full amount of his monthly base salary and cash bonus awards that otherwise would have been earned by him during the full term of his agreement, plus payment of certain allocated office overhead expenses, payment of premiums payable by us for life insurance policies applicable to Mr. Butler or Mr. Estrin, as the case may be, and certain tax adjustment payments in respect of any amounts that constitute excess parachute payments under federal tax laws. In addition, the Butler and Estrin employment agreements provide that if:

     (1) any "person" (as such term is defined in Section 13(d) of the Exchange
         Act) is or becomes the beneficial owner, directly or indirectly, of either

          (x) thirty-five percent (35%) of the outstanding shares of our common stock, or

          (y) securities representing thirty-five percent (35%) of the combined voting power of our then outstanding voting securities; or

     (2) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board cease, at any time after the beginning of such period, for any reason to constitute a majority of our Board, unless each new director was nominated, or the election of such director was ratified, by at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, then Mr. Butler or Mr. Estrin shall have the right to elect to treat such event as constituting a termination "Without Just Cause" under their respective employment agreements.

     Each of Messrs. Butler and Estrin have agreed to amend their respective employment agreements concurrently with the closing of the merger to defer payment of severance or other benefits if his employment with us terminated without just cause, provided that (i) the deferral will not apply to any termination resulting from the change-in-control events described in clauses (1) and (2) of the preceding paragraph (other than as a result of the merger, in which case no severance or other benefits will be paid or deferred, or actions involving Phar-Mor or other entities affiliated with Mr. Butler or Mr. Estrin, in which case severance and other benefits will be deferred), and
(ii) any severance and other benefits that are deferred will be paid after the promissory note due October 2000 that we issued to the trustee for the bankruptcy estates of

                                     III-9

FoxMeyer Corporation and FoxMeyer Drug Company and the 6.75% notes are paid or otherwise satisfied.

     Edward L. Massman, our former Senior Vice President and Chief Financial Officer, entered into a Separation Agreement with us, effective as of June 28, 1999. As of June 28, 1999, Mr. Massman was no longer an employee of ours. In full satisfaction of our obligations under Mr. Massman's prior employment agreement with us, Mr. Massman was paid $50,000 as a prorated portion of his contractual bonus that would otherwise be payable in November 1999. We are also obligated to pay Mr. Massman a bonus of $150,000 for each of the next two years. We have already paid the first $150,000 payment to Mr. Massman. In addition, for each of our fiscal years ending on March 31, 2000 and March 31, 2001 (or, in certain limited circumstances, for the fiscal year ending on March 31, 2002), we will pay Mr. Massman an amount equal to the total amount of bonuses paid and/or accrued by us with respect to our General Counsel and our Chief Financial Officer for the applicable fiscal year. Mr. Massman will also generally retain his existing options to purchase our common stock, which will be exercisable until their expiration dates in 2002, and his existing 2.86% interest in Litigation Income under our Performance Incentive Plan.

     Grady E. Schleier, our Senior Vice President, Chief Financial Officer and Treasurer, has an employment agreement with us dated as of November 12, 1996, as amended by amendments effective as of February 1, 1998 and September 1, 1999. Under his agreement, which expires on January 31, 2002, Mr. Schleier's minimum annual base salary is $250,000, and he is also entitled to participate in the benefits generally available to our senior executives. If Mr. Schleier's employment with us is terminated "Without Cause" (as such term is defined in the agreement), he would be entitled to receive, at his option (1) a single lump-sum severance payment equal to the amount of total compensation that would otherwise have been paid during the forthcoming twelve months or (2) monthly severance payments for a period of twenty-four months. In addition, under his agreement, in fiscal 1997 we paid Mr. Schleier $75,000 in respect of his agreement to be employed by us and thereby forego additional compensation and severance benefits to which he was entitled under his Employment Agreement with FoxMeyer Corporation, which had been assumed by McKesson.

     Robert H. Stone, our Vice President, General Counsel and Secretary, and John G. Murray, our Vice President--Finance, each has an employment agreement with us that is substantively identical to the employment agreement described above between us and Mr. Schleier, except that the minimum annual base salary for Mr. Stone and Mr. Murray is $230,000.

     Each executive officer has entered into an indemnification agreement with us dated as of October 23, 1997. Each agreement terminates upon the later of
(1) ten years following the date that such officer ceases to serve in his capacity with us, any of our majority-owned subsidiaries, other of our enterprises or an employee benefit plan or trust related thereto on which such officer served at our request and (2) the final termination of any proceeding to which indemnification or advancement of expenses relates pursuant to such agreements. Under each indemnification agreement, the executive officer is entitled to indemnification for damages and expenses in any proceeding involving us (whether or not brought by or in our right), subject to certain conditions and limitations, depending on the circumstances of the proceeding and conduct of such officer. In addition, each executive officer is entitled to be advanced expenses in connection with any such proceeding upon request by such executive officer and subject to certain conditions.

     If there is a change of control (as defined in each indemnification agreement), upon the request of any executive officer in connection with any proceedings for which indemnification or advancement of expenses is provided, we are required to create a trust and fund such trust in an amount sufficient to cover any expenses (as determined by an independent counsel appointed in accordance with the terms of the indemnification agreement) incurred by such executive officer relating to such proceeding.

                                     III-10

 Phar-Mor

     Mr. Butler and Mr. Estrin each has an employment agreement with Phar-Mor. The agreements are each for a rolling three-year term commencing on October 1, 1997 that provide for Messrs. Butler and Estrin to serve as Co-Chief Executive Officers and Co-Chairmen of the Board. The initial annual base salary of each of Messrs. Butler and Estrin is $425,000, subject to annual increases of 8%. For the contract year ending September 30, 2000, the annual base salary of each of Messrs. Butler and Estrin is $495,720. The agreements provide for an annual incentive bonus under a company-sponsored bonus plan (if a bonus plan is approved, or otherwise as provided under a separate agreement between Phar-Mor and each of Messrs. Butler and Estrin), if reasonable performance objectives approved by the Phar-Mor Board are achieved, with a maximum bonus of 60% and a minimum bonus of 21% of annual base salary, commencing in Phar-Mor's fiscal year; provided, however, that if the performance objectives are exceeded, then such bonus will be increased to a level commensurate with the amount of bonuses payable to senior officers of Phar-Mor who are situated similarly to Messrs. Butler and Estrin.

     Each of Messrs. Butler and Estrin has also been granted options to purchase 200,000 shares of common stock of Phar-Mor at an exercise price of $6.84375 per share under the Phar-Mor Stock Incentive Plan, which options vest with respect to 33.34% of the underlying shares on the date of grant (October 1, 1997), and with respect to an additional 33.33% on each of the first and second anniversaries of the date of grant. The term of the options is seven years and, unless Messrs. Butler and Estrin elect otherwise, to the fullest extent permitted by law and under the plan, such options will be treated and reported as incentive stock options. Each of Messrs. Butler and Estrin was granted incentive stock options to purchase 200,000 shares of common stock of Phar-Mor at an exercise price of $9.625 per share on June 23, 1998, and 200,000 shares of common stock of Phar-Mor at an exercise price of $4.28125 per share on June 29, 1999, on terms similar to the earlier grants.

     Pursuant to their respective employment agreements, Messrs. Butler and Estrin are permitted to engage in activities (except certain activities that are competitive with Phar-Mor's business), in addition to serving as Co-Chief Executive Officers and Co-Chairmen of the Board, and pursue other investments (except ownership of more than a 10% interest in an entity that derives more than 50% of its gross revenues from the retail sale, at a discount, of pharmaceuticals, unless Messrs. Butler and Estrin or their respective immediate families owned or controlled, directly or indirectly, an ownership interest of at least 1% in the entity as of October 1, 1997). The agreements do not require Messrs. Butler and Estrin to provide services at Phar-Mor's principal locations.

     The employment agreements with Messrs. Butler and Estrin also provide for long-term performance payouts to each of them, commencing with the three-year period ending September 30, 2000 and each third year thereafter during the term of the employment agreement, in an amount (subject to the offset referred to in the last sentence of this paragraph) equal to 1.5% of any excess of (1) the aggregate market value of the publicly-traded shares of common stock of Phar-Mor based on the average closing price for the thirty (30)-day period ending on the last day of the subject period (less the sum of (a) the proceeds from the exercise during such period of any options or warrants plus (b) any cash or property consideration actually received by Phar-Mor during such period from the issuance of any shares of its common stock) over (2) the aggregate market value of the publicly traded shares of common stock of Phar-Mor based on the average closing price for the thirty (30)-day period ending on the last day of the immediately prior subject period (provided that for the first day of the period ending on September 30, 2000, such average closing price is deemed to be $6.84375 per share). One-half of the aggregate annual bonuses paid or payable in respect of the applicable three-year period will be offset against the long-term payout amount.

     The employment agreements with Messrs. Butler and Estrin further provide for various employee benefits and perquisites, including, among others, payment, on a tax reimbursed, "grossed-up" basis, for a $1.5 million whole life insurance policy on Messrs. Butler and Estrin's lives or, at the election of either of them, a term policy requiring an equivalent premium; disability insurance adequate to pay Messrs. Butler and Estrin 60% of their respective base salaries until age

                                     III-11

75; reimbursement of all medical, hospitalization and dental costs for Messrs. Butler and Estrin and their families; the use of a car owned or leased by Phar-Mor and the provision of other transportation for Messrs. Butler's and Estrin's travel requirements, such as the lease of an aircraft; and business expenses at locations other than Phar-Mor's headquarters.

     Each of the agreements with Messrs. Butler and Estrin provides that, if their employment is terminated without cause (as defined), such officer will be entitled to the present value of his base salary, discounted at 5%, for the remaining contract term, annual and long-term incentive payments payable for the remainder of the term, all compensation, benefits, stock options, health and disability benefits accruing under the agreement for the remainder of the term (or, at their option, the value of such stock options determined in accordance with the "Black-Scholes' Formula"), tax reimbursement in respect of any termination payments that constitute excess parachute payments under federal income tax laws, and the accelerated vesting (and extended post-termination exercise periods) of all stock options. Under each agreement, termination with cause by Phar-Mor is limited to the entry of a felony conviction, voluntary resignation, death, or permanent disability (as defined in each agreement).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Finance Committee of our Board performs the functions of a compensation committee. The Finance Committee is comprised of three directors: Mr. John L. Wineapple, who is the Chairman, and Messrs. Fred S. Katz and William A. Lemer. Mr. Katz also serves as Chairman of the Board and is a shareholder of Cyclone, Incorporated. Abbey J. Butler is our Co-Chairman and Co-Chief Executive Officer and serves in the same capacity for our subsidiary, M&A Investments, Inc.
Mr. Butler is also a director of Cyclone Incorporated.

REPORT OF THE FINANCE AND PERSONNEL COMMITTEE

     The Finance Committee is comprised of three directors: Mr. John L. Wineapple, who is the Chairman, and Messrs. Fred S. Katz and William A. Lemer.

  Executive Compensation

     Compensation for our executive officers consists of base salary, annual performance incentive payments, long-term incentive awards, stock option grants, and participation in our 401(k) Plan and other employee health and welfare benefit plans. Executive officers are also eligible to receive discretionary bonuses as an incentive for superior performance. The goals of our executive compensation policy are to motivate and reward our executive officers for overseeing and managing our operations and investments, contributing towards long-term strategic planning and improving long-term stockholder value, and to attract and retain high-quality executive talent.

     The Finance Committee's philosophy regarding executive compensation also attempts to recognize our unique financial history during the past three years, as well as the extensive knowledge of our executive officers with respect to the events and circumstances which occurred during that time. Absent the continued employment of and involvement by these individuals, the Finance Committee believes that we would be significantly hindered, if not entirely precluded, from moving forward effectively on our most critical strategies and initiatives. In particular, these individuals have extensive and critical knowledge and experience regarding the facts and circumstances underlying:

     (a) the McKesson litigation;

     (b) the consolidated class action shareholder lawsuits pending against us in federal and state court in Dallas, which relate to actions of ourselves and FoxMeyer Corporation that occurred in 1995 and 1996; and

     (c) the FoxMeyer Trustee's lawsuits against certain third parties that significantly harmed the FoxMeyer entities, of which 30% of the proceeds are payable to us and are pledged as collateral by us to secure our $8 million obligation to the FoxMeyer Trustee.

                                     III-12

In addition, a number of the executive officers were instrumental in bringing certain investment opportunities to our attention. The Finance Committee believes that the involvement of these and other executive officers is and will continue to be essential to the ongoing development of, and ultimate realization of value from, these investments.

     During fiscal 1999, each of our officers and key employees was paid a specified salary pursuant to the terms of his or her employment agreement with us. All of these employment agreements were executed and/or amended prior to fiscal 1999. Except with respect to a contractual bonus paid to our former Senior Vice President and Chief Financial Officer and fiscal 1998 bonuses that were paid in May 1998, the Finance Committee did not approve, and we did not pay, any bonus to any of our officers and key employees for fiscal 1999.

     Our officers and key employees were also covered by the Incentive Plan during fiscal 1999. The Incentive Plan, which was adopted and approved by the Finance Committee beginning in fiscal 1997, provided for a fixed percentage of our Net Income and Litigation Income (as such terms are defined in the Incentive
Plan) to be paid to such officers and employees based on a fixed allocation schedule. There was no Net Income or Litigation Income under the Incentive Plan during fiscal 1999 and, accordingly, no amounts were awarded or paid to any persons thereunder. With respect to fiscal 2000, the Finance Committee has recently determined that the Incentive Plan provisions regarding Net Income will not be renewed, and that bonuses, if any, should be awarded and paid on a discretionary basis. The Incentive Plan's provisions regarding Litigation Income, however, provide that awards granted in prior fiscal years may not be changed. Accordingly, to the extent that we receive any net recovery from the McKesson litigation in fiscal 2000 and future years, our executive officers and key employees will receive incentive payments based on awards granted in fiscal 1998.

  Co-Chief Executive Officers

     The finance committee also makes compensation decisions regarding Abbey J. Butler and Melvyn J. Estrin, our Co-Chief Executive Officers. During fiscal 1999, in accordance with amendments to their respective employment agreements entered into in fiscal 1998, we paid each of Messrs. Butler and Estrin an annual salary of $475,000. With respect to other annual compensation, Messrs. Butler and Estrin were treated substantially the same as our other executive officers. The Finance Committee did not approve, and we did not pay, any bonus to either Mr. Butler or Mr. Estrin for fiscal 1999, whether under the Incentive Plan or otherwise.

     Section 162(m) of the Code limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan that is performance related, non-discriminatory and has been approved by stockholders. Because the compensation of certain executive officers may exceed $1 million in any one year, the Code may limit the deductibility of such compensation unless an exception to such limitation is available. In such event, and because of the uncertainties surrounding the application and interpretation of these limits, no assurance can be given that any such compensation will be fully deductible. In addition, we and each of Messrs. Butler and Estrin have entered into amendments to their respective employment agreements that contain certain severance provisions applicable in the event of a change of control of our corporation. To the extent benefits received by Messrs. Butler or Estrin pursuant to such severance provisions equal or exceed 300% of his average annual taxable compensation (as defined in the applicable regulations), the full amount of such excess ("parachute payments") will not be deductible by us and the amount of the parachute payments will reduce the $1 million limit under Section 162(m).

                                          JOHN L. WINEAPPLE (CHAIRMAN)
                                          FRED S. KATZ
                                          WILLIAM A. LEMER

                                     III-13

PERFORMANCE GRAPH

     The following table compares the performance of our common stock, the Standard & Poor's 500 Index and the Standard & Poor's SmallCap 600 Index for our last five fiscal years. The table assumes that $100 was invested on April 1, 1994, and that all dividends were reinvested.

                                   [GRAPH]

                                                                FISCAL YEAR ENDED MARCH 31,
                                                  --------------------------------------------------------
                                       4/1/94       1995        1996        1997        1998        1999
                                      --------    --------    --------    --------    --------    --------
Avatex.............................   $ 100.00    $ 121.09    $ 113.28    $   6.25    $  12.89    $   6.25
S&P 500 Index......................     100.00      115.57      152.67      182.93      270.74      320.71
S&P SmallCap 600...................     100.00      105.28      138.11      149.70      221.07      186.08

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of October 25, 1999 with respect to the beneficial ownership of our common stock by:


     o persons believed by us to be the beneficial owners of more than 5% of the outstanding shares of our common stock;
     o all directors and nominees for election as directors;
     o each of the named executive officers; and
     o all directors and named executive officers as a group.


     The number of shares of our common stock beneficially owned by each individual set forth below is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days of the date of November 1, 1999, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of our common stock set forth in the following table.


                                     III-14

                                                                                  NUMBER
                                                                                OF SHARES
                                  NUMBER OF                      NUMBER           OF NEW       PERCENTAGE OF   PERCENTAGE OF
                                  SHARES OF     PERCENTAGE    OF SHARES THAT    COMMON STOCK   OUTSTANDING     OUTSTANDING
                                 COMMON STOCK      OF         MAY BE ACQUIRED      TO BE        SHARES          SHARES
NAME AND ADDRESS                 BENEFICIALLY   OUTSTANDING   WITHIN SIXTY      BENEFICIALLY   ASSUMING 50%    ASSUMING 75%
OF BENEFICIAL OWNER(1)            OWNED(2)      SHARES(3)       DAYS(2)          OWNED(4)      ELECTION(5)     ELECTION(6)
-------------------------------  ------------   -----------   ---------------   ------------   -------------   -------------
The Centaur Group(8)
  c/o Centaur Partners IV
  17 Battery Place, Suite 709
  New York, New York 10004.....    1,504,055         8.6%                0        1,504,055          4.2%            5.7%


DIRECTORS AND NOMINEES FOR
DIRECTOR (INCLUDING THOSE WHO
ARE ALSO EXECUTIVE OFFICERS):
-------------------------------
Abbey J. Butler(9).............    2,765,361        15.8%        1,261,306        2,765,361          7.8%           10.6%
Melvyn J. Estrin(9)............    2,769,117        15.8%        1,261,306        2,769,117          7.8%           10.6%
Hyman H. Frankel...............       16,000           *            16,000           16,000            *               *
Fred S. Katz...................       16,000           *            16,000           16,000            *               *
William A. Lemer...............       16,000           *            16,000           16,000            *               *
Charles C. Pecarro.............       16,000           *            16,000           16,000            *               *
John L. Wineapple..............       21,000           *            16,000           21,000            *               *
Ralph DellaCamera, Jr.(10).....            0         0.0%                0                0            0%              0%
Daniel Gropper(10).............            0         0.0%                0                0            0%              0%
Vincent Intrieri(10)...........            0         0.0%                0                0            0%              0%
Brian Miller(10)...............            0         0.0%                0                0            0%              0%


NAMED EXECUTIVE OFFICERS:
-------------------------------
Edward L. Massman..............      318,666         1.8%          318,666          318,666            *             1.2%
Robert H. Stone................       88,500           *            88,500           88,500            *               *
Grady E. Schleier..............       86,666           *            86,666           86,666            *               *
All Directors and Named
  Executive Officers as a
  Group........................    4,609,255        26.3%        3,096,444        4,609,255         13.0            17.6%


OTHER HOLDERS(11):
-------------------------------
BEA Associates
  153 East 53rd Street
  New York, NY 10022...........      712,000         4.1%                0          712,000          2.0%            2.7%
Elliott Associates,
  L.P.(10)(13)
  712 Fifth Ave. 36th Floor
  New York, NY 10019...........      633,951         3.6%          216,351                0            0%              0%
Westgate International,
  L.P.(10)(13)
  712 Fifth Avenue, 36th Floor
  New York, NY 10019...........      416,300         2.4%                0                0            0%              0%
National Intergroup, Inc.
  Retirement Program and
  Davenport, Inc. Pension
  Plan.........................    1,361,500         7.8%                0        1,361,500          3.8%            5.2%
Phar-Mor, Inc.(13)
  20 Federal Plaza West
  P O Box 400
  Youngstown, Ohio 44501.......    2,086,200        11.9%                0        4,948,600         13.9%           18.9%
United Equities Commodities
  Company, et. al.(12)(13)
  160 Broadway
  New York, NY 10038...........    2,444,003        13.9%          415,503                0            0%              0%


                                 PERCENTAGE OF
                                 OUTSTANDING
                                  SHARES
NAME AND ADDRESS                 ASSUMING 100%
OF BENEFICIAL OWNER(1)           ELECTION(7)
-------------------------------  -------------
The Centaur Group(8)
  c/o Centaur Partners IV
  17 Battery Place, Suite 709
  New York, New York 10004.....        8.9%

DIRECTORS AND NOMINEES FOR
DIRECTOR (INCLUDING THOSE WHO
ARE ALSO EXECUTIVE OFFICERS):
-------------------------------
Abbey J. Butler(9).............       16.4%
Melvyn J. Estrin(9)............       16.4%
Hyman H. Frankel...............          *
Fred S. Katz...................          *
William A. Lemer...............          *
Charles C. Pecarro.............          *
John L. Wineapple..............          *
Ralph DellaCamera, Jr.(10).....          0%
Daniel Gropper(10).............          0%
Vincent Intrieri(10)...........          0%
Brian Miller(10)...............          0%

NAMED EXECUTIVE OFFICERS:
-------------------------------
Edward L. Massman..............        1.9%
Robert H. Stone................          *
Grady E. Schleier..............          *
All Directors and Named
  Executive Officers as a
  Group........................       27.3%

OTHER HOLDERS(11):
-------------------------------
BEA Associates
  153 East 53rd Street
  New York, NY 10022...........        4.2%
Elliott Associates,
  L.P.(10)(13)
  712 Fifth Ave. 36th Floor
  New York, NY 10019...........          0%
Westgate International,
  L.P.(10)(13)
  712 Fifth Avenue, 36th Floor
  New York, NY 10019...........          0%
National Intergroup, Inc.
  Retirement Program and
  Davenport, Inc. Pension
  Plan.........................        8.1%
Phar-Mor, Inc.(13)
  20 Federal Plaza West
  P O Box 400
  Youngstown, Ohio 44501.......       29.3%
United Equities Commodities
  Company, et. al.(12)(13)
  160 Broadway
  New York, NY 10038...........          0%

------------------
  * Indicates less than 1%.

                                              (Footnotes continued on next page)

                                     III-15

(Footnotes continued from previous page)

 (1) Except as provided in the table, the business address of the directors and executive officers, the National Intergroup, Inc. Retirement Program, and the Davenport, Inc. Pension Plan is c/o Avatex Corporation, 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206.


 (2) Includes shares of common stock underlying $5 Preferred Stock and options that are exercisable within 60 days of November 1, 1999.



 (3) Percentages are based on a total of 17,534,785 shares of common stock, which consists of (a) 13,806,487 shares outstanding as of July 31, 1999,
(b) 3,096,444 shares underlying options that are exercisable within 60 days of November 1, 1999 held by directors and named executive officers, and
(c) 631,854 shares into which the $5 Preferred Stock held by the entities listed in the Table is convertible.


 (4) These amounts assume that the merger and Phar-Mor's purchase of a total of 2,862,400 shares of our common stock from Elliott Associates, Westgate International, Moses Marx, Momar Corporation and United Equities Commodities Company are completed, and exclude warrants to purchase New Avatex Common Stock.


 (5) Assumes that holders of 50% of the $5 Preferred Stock elect to receive the $5 Preferred Stock Alternate Consideration and holders of 50% of the $4.20 Preferred Stock elect to receive the $4.20 Preferred Stock Alternate Consideration. Percentages are based on 35,520,603 shares of common stock outstanding, which consists of (a) 13,806,487 shares outstanding as of the record date, (b) 3,096,444 shares underlying options that are exercisable within 60 days of November 1, 1999, (c) 2,978,931 shares issuable in exchange for 326,136.5 shares of $5 Preferred Stock (i.e., one-half of the outstanding shares of $5 Preferred Stock), and (d) 15,638,741 shares issuable in exchange for 2,156,176 shares of $4.20 Preferred Stock (i.e., one-half of the outstanding shares of $4.20 Preferred Stock).



 (6) Assumes that holders of 75% of $5 Preferred Stock elect to receive the $5 Preferred Stock Alternate Consideration and holders of 75% of the $4.20 Preferred Stock elect to receive the $4.20 Preferred Stock Alternate Consideration. Percentages are based on 26,211,766 shares of common stock outstanding, which consists of (a) 13,806,487 shares outstanding as of November 1, 1999 (b) 3,096,444 shares underlying options that are exercisable within 60 days of November 1, 1999, (c) 1,489,465 shares issuable in exchange for 163,068 shares of $5 Preferred Stock (i.e., one-quarter of the outstanding shares of $5 Preferred Stock), and (d) 7,819,370 shares issuable in exchange for 1,078,088 shares of $4.20 Preferred Stock (i.e., one-quarter of the outstanding shares of $4.20 Preferred Stock).



 (7) Assumes that holders of 100% of the $5 Preferred Stock elect to receive the $5 Preferred Stock Alternate Consideration and holders of 100% of the $4.20 Preferred Stock elect to receive the $4.20 Preferred Stock Alternate Consideration. Percentages are based on 16,902,931 shares of common stock outstanding, which consists of (a) 13,806,487 shares outstanding as of November 1, 1999 and (b) 3,096,444 shares underlying options that are exercisable within 60 days of November 1, 1999.


 (8) The Centaur Group is comprised of Messrs. Butler and Estrin, Centaur Partners IV, a New York general partnership, Estrin Equities Limited Partnership, a Maryland limited partnership ("ESTRIN EQUITIES"), and Butler Equities II, L.P., a Delaware limited partnership ("BUTLER EQUITIES"). The general partners of Centaur Partners IV are Estrin Equities and Butler Equities. AB Acquisition Corp. is the sole general partner of Butler Equities, and Mr. Butler owns all of the outstanding capital stock of AB Acquisition Corp.
HSG Acquisition Co. is the general partner, and Human Service Group, Inc. is the largest limited partner, of Estrin Equities, and Mr. Estrin owns all of the outstanding capital stock of HSG Acquisition Co. and Human Service Group, Inc.

    The Centaur Group in the aggregate holds 1,504,055 shares of our common stock, which are held directly by the persons and entities described above as follows:
    o Centaur Partners IV, 1,000 shares;
    o Mr. Butler, 1,185,600 shares;
    o Mr. Estrin, 310,455 shares (including 18,080 shares held in two trusts for which Mr. Estrin is a co-trustee, the beneficial ownership of which he disclaims); and
    o Estrin Equities, 7,000 shares.
    Pursuant to the terms of the Centaur Partners IV partnership agreement, neither Estrin Equities nor Butler Equities may acquire or dispose of shares of our common stock without the consent of Centaur Partners IV. In addition, pursuant to the Centaur Partners IV partnership agreement, Estrin Equities and Butler Equities must vote all shares of our common stock owned by each such entity as directed by Centaur Partners IV. Accordingly, Centaur Partners IV, which directly holds 1,000 shares, may be deemed to share the power to direct the voting and disposition of the 7,000 shares held by Estrin Equities.

    Estrin Equities has designated Mr. Estrin and Butler Equities has designated Mr. Butler to act as a "Coordinating Person" pursuant to the Centaur Partners IV partnership agreement. Messrs. Estrin and Butler, acting together, manage the affairs of Centaur Partners IV and have the authority to make all decisions concerning Centaur Partners IV's interest in our common stock.

    Estrin Equities disclaims beneficial ownership of the shares of our common stock owned by Mr. Butler individually, and Butler Equities disclaims beneficial ownership of the shares of our common stock owned by Estrin Equities and Mr. Estrin individually.

                                              (Footnotes continued on next page)

                                     III-16

(Footnotes continued from previous page)

 (9) Includes beneficial ownership of our common stock through The Centaur Group and, for Mr. Estrin, 3,756 shares of our common stock owned through FoxMeyer Corporation's 401(k) plan.

(10) Elliott Associates and Westgate International stated in filings with the SEC that Paul E. Singer and Braxton Associates, L.P., which is controlled by
Mr. Singer, are the general partners of Elliott Associates and that Hambledon, Inc. is the sole general partner of Westgate International. Messrs. Gropper and Miller are employees of Stonington Management Corp., and Messrs. DellaCamera and Intrieri were formerly employees of Stonington Management Corp. Stonington Management Corp. is also controlled by Mr. Singer. Elliott Associates, Westgate International and Martley International, Inc. have acted as a group (within the meaning of Rule 13d-1 of the Exchange Act) for the purpose of acquiring our securities. Martley International, Inc. is the investment advisor for Westgate International. Martley International, Inc. disclaims equitable ownership of and pecuniary interest in our common stock. Mr. Singer is the president of Martley International, Inc. The business address of Messrs. Gropper and Miller is Elliott Associates, L.P., 712 Fifth Ave., 36th Floor, New York, NY 10019. The business address of Mr. DellaCamera is Brean Murray & Co. Inc., 570 Lexington Avenue, New York, NY 10002. The address of Mr. Intrieri is 235 East
95th Street, Apt. 17B-C, New York, NY 10128.

(11) The information provided for "Other Holders" is based on Schedule 13D and
Schedule 13G reports filed with the SEC and other written information provided to us.

(12) United stated in filings with the SEC that Moses Marx, as a result of his position with and ownership interest in United Equities Commodities Company and Momar Corporation, could be deemed to have voting and/or investment power with respect to our shares beneficially owned by those entities.

(13) We have been advised that Elliott Associates, Westgate International and United have entered into a stock purchase agreement, dated June 18, 1999, with Phar-Mor. Subject to the completion of the merger, Phar-Mor has agreed to purchase the 2,862,400 shares of our common stock owned by Elliott Associates, Westgate International and United for $2.00 per share, with the closing to occur simultaneously with the closing of the merger. The remaining shares of our common stock that are beneficially owned by Elliott Associates, Westgate Internationaland United are based on their respective ownership of $5 Preferred Stock. Pursuant to the Elliott/Marx Stockholders' Agreement, the holders of these shares will make alternate consideration elections.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     With respect to Hyman H. Frankel, Ph.D., who is a director of ours, see "--Compensation of Directors." With respect to Fred S. Katz, who is a director of ours, see "--Compensation Committee Interlocks and Insider Participation."

     In April 1998, 13 persons and entities (the "PURCHASERS") committed to purchase a total of $3 million of Series B preferred stock of RAS Holding Corp. The securities were purchased in three separate closings that occurred in April 1998, July 1998 and February 1999. The Purchasers also received warrants to purchase additional shares of Series B convertible preferred stock for an aggregate exercise price of $2 million. The Purchasers included us; Cabot Noble, Inc., which is a wholly-owned subsidiary of Phar-Mor; all of our executive officers and our Director of Accounting (and/or their designees); one of our non-officer directors, Charles Pecarro; and two additional parties related to, or referred to by, Abbey Butler or Melvyn Estrin. Of the total amount invested, our share was approximately 46.7%, Cabot Noble Inc.'s share was 25%, the officers/designees' share was 19.8%, the non-officer director's share was 1% and the related parties' share was approximately 7.5%. The largest share invested by an officer or director of ours (or his designee) was 5% of the total amount invested. Mr. Butler and Mr. Estrin are directors of RAS Holding Corp., and
Mr. Butler and Mr. Schleier are directors of Presby Corp., a RAS Holding Corp. subsidiary.

     In April 1999, RAS Holding Corp. distributed to its stockholders, including the Purchasers, shares of common stock in two RAS Holding Corp. subsidiaries, PC Lens Corp. and Medical Internet Technologies, Inc. These stockholders also purchased additional shares of common stock of these entities based on the number of shares they were entitled to purchase had they exercised their warrants to purchase RAS Holding Corp. preferred stock. The purchase price for these shares was based on their $.001 par value per share. In addition, we are a party to a consulting agreement with RAS Holding Corp., under which we provide certain financial, accounting and other management consulting services to RAS Holding Corp. and also license to RAS Holding Corp. a portion of the office space leased by us in Dallas, Texas.

                                     III-17

     In April 1998, Cabot Noble, Inc. and we each purchased $1.25 million of preferred stock of HPD Holdings Corp. in connection with the acquisition by a HPD Holdings Corp. subsidiary of certain assets of Block Drug Company, Inc. used in or related to the manufacture, sale or distribution of its household product lines. In addition, Cabot Noble, Inc. and we each acquired 2.5% of the common stock of HPD Holdings Corp. as part of the transaction. The largest shareholder of HPD Holdings Corp. is HPD Holdings Corp. Partners, LP, a Delaware limited partnership, and Mr. Butler and Mr. Estrin are limited partners of HPD Partners, LP and directors of HPD Holdings Corp.

     In March and December 1998, certain persons and entities purchased a total of $7.2 million of membership interests in Chemlink Acquisition Company, LLC, which in turn purchased a total of 50% of the membership interests in Chemlink Laboratories LLC. These persons and entities included us; Phar-Mor; four of our officers, Mr. Butler, Mr. Estrin, Mr. Massman and Mr. Schleier (and/or their designees); one of our non-officer directors, Mr. Pecarro; and five additional parties related to, or referred to by, Mr. Butler or Mr. Estrin. Of the total amount invested in Chemlink Acquisition Company, LLC, our share was approximately 41.1%, Phar-Mor's share was approximately 35.8%, the officers/designees' share was approximately 14.4%, the non-officer director's share was approximately 0.7%, and the related parties' share was approximately 8.0%. The largest share invested by an officer or director of ours (or his designee) was approximately 6.1% of the total amount invested. In May 1999, each of the members of Chemlink Acquisition Company, LLC, along with the other members of Chemlink Laboratories LLC (or their respective stockholders), loaned a total of $250,000 to Chemlink Laboratories LLC on a pro rata basis based on their ultimate ownership interests in Chemlink Laboratories LLC, in the form of one-year interest bearing notes. Messrs. Butler, Estrin, Murray and Massman are members of the Board of Managers of Chemlink Laboratories LLC. In addition, we are a party to a consulting agreement with Chemlink Laboratories LLC, under which we provide certain financial, accounting and other management consulting services to Chemlink Laboratories LLC.

     We, along with six of our officers and seven additional parties related to or referred by Mr. Butler, Mr. Estrin or Mr. Massman, currently own Series B Preferred Stock of Caring Technologies, Inc., and Mr. Butler and Mr. Estrin are directors of Caring Technologies, Inc. In May 1999, we purchased a $1 million secured promissory note from Caring Technologies, Inc. Certain other preferred stockholders, including Mr. Butler, subsequently exercised their rights under Caring's Stockholders' Agreement to purchase notes on the same terms and conditions as the note purchased by us. In June 1999, Mr. Massman became the Chief Executive Officer of Caring Technologies, Inc. In September 1999, we purchased an additional $150,000 secured promissory note from Caring Technologies, Inc. and, in connection with the purchase, we license to Caring Technologies, Inc. a portion of the office space leased by us in Dallas, Texas, along with certain personal property, and we are parties to a Consulting Agreement under which we provide certain financial and accounting services to Caring in exchange for a monthly fee.

     Through a number of wholly-owned subsidiaries, we previously engaged in the buying, holding, operating and disposing of real estate, notes secured by real estate and other similar investments. These activities were conducted through limited partnerships in which one or more of our subsidiaries is a general and/or limited partner. The other partner in each of the limited partnerships was an affiliate of The Bernstein Companies, a real estate development firm based in Washington, D.C. Mr. Estrin, our Co-Chairman and our Co-Chief Executive Officer, is a director of each of our development subsidiaries. Mr. Estrin is the brother of Wilma E. Bernstein and the brother-in-law of Stuart A. Bernstein, owners of The Bernstein Companies.

     In March 1999, along with our real estate subsidiaries, we entered into a letter agreement with The Bernstein Companies under which (1) a hotel and related property located in northwest Washington, D.C., owned by one of the limited partnerships, would be sold and (2) upon the sale of the Washington, D.C. property, The Bernstein Companies would purchase the subsidiaries' interests in the other two limited partnerships, which own a hotel located in the Scott Circle area of Washington, D.C. and a hotel and an adjoining office building located in Annapolis, Maryland. As

                                     III-18
contemplated by the letter agreement, in May 1999, the Washington, D.C. property was sold to a third party, and our subsidiaries sold their interests in the limited partnerships and the stock of one of the subsidiaries to affiliates of The Bernstein Companies. As a result of these transactions, we and the remaining development subsidiaries received a total of $12 million, of which $11.4 million was in cash and $600,000 is evidenced by a one-year promissory note and a guaranty executed by The Bernstein Companies and certain of its affiliates, the payment of which is secured by the partnership interests that were sold by our subsidiaries to affiliates of The Bernstein Companies. As of May 31, 1999, our only remaining investment involving an affiliate of The Bernstein Companies was a $200,000 investment made in 1995 in one non-real estate joint venture.


     In 1994, our subsidiary, M&A Investments, Inc., was issued a five-year, $500,000 senior subordinated convertible payment-in-kind debenture by UNSI Corporation. Thereafter, UNSI Corporation encountered significant financial difficulties, and the debenture, like the other debentures issued by UNSI Corporation at that time, was not paid at maturity on May 31, 1999. We then analyzed the current financial statements of UNSI Corporation, which reflected that its liabilities significantly exceeded its assets. We also retained outside litigation counsel to assist us in evaluating our remedies to recover the amount owed under the debenture, including the filing of a lawsuit against UNSI Corporation and certain of its affiliates. Based on our analysis, in October 1999, we and First Taconic Capital Corporation arranged for the sale of the debenture for $200,000. One of our directors, Fred S. Katz, is also the President of First Taconic Capital Corporation and a director of UNSI Corporation.


OTHER MATTERS

     Our Board of Directors does not intend to bring any matters before our annual meeting other than those listed in the notice of the annual meeting and does not know of any other matters to be brought before our annual meeting by others. If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote any proxies we receive as recommended by our Board of Directors.

                                     III-19

                   CHAPTER FOUR--INFORMATION REGARDING AVATEX
                                    BUSINESS

     We are a holding company that, along with our subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, our 38% owned affiliate, we are involved in operating a chain of discount retail drugstores.

     We were incorporated in Delaware on September 27, 1982, to effect a corporate restructuring of National Steel Corporation and its subsidiaries in which National Steel Corporation's steel industry assets were separated from its non-steel assets. On September 13, 1983, National Steel Corporation merged into our subsidiary and stockholders of National Steel Corporation became our stockholders. We sold substantially all of our investment in National Steel Corporation and related metals operations by fiscal 1991 and invested in distribution businesses, principally FoxMeyer Corporation. On August 27, 1996, our subsidiary, FoxMeyer Corporation, filed for protection under chapter 11 of the U.S. Bankruptcy Code. On November 8, 1996, the Bankruptcy Court approved the sale of the principal assets of FoxMeyer Corporation and FoxMeyer Drug Company to McKesson. On March 18, 1997, the chapter 11 cases were converted into chapter 7 liquidation cases. In September 1995 and September 1997, we directly and indirectly acquired certain equity investments in Phar-Mor and currently own approximately 38.4% of Phar-Mor's outstanding common stock.

EQUITY INVESTMENT IN PHAR-MOR

     We own approximately 38.4% of Phar-Mor's outstanding common stock.

     Phar-Mor operates a chain of 138 discount retail drugstores in 24 states, under the names "Phar-Mor," "Pharmhouse" and "The Rx Place," devoted to the sale of prescription and over-the-counter drugs, health and beauty care products, and other general merchandise and grocery items. Approximately 40% of Phar-Mor's stores are located in Pennsylvania, Ohio and West Virginia; 20% are located in Virginia, North Carolina and South Carolina; and 14% are located in New York and New Jersey.

     During fiscal 1999, Phar-Mor acquired 2,086,200 shares of our common stock (15.1% of the currently issued shares of common stock) at a cost of approximately $5.0 million. Pursuant to the stock purchase agreement between Phar-Mor and Elliott Associates, Westgate International and United that we described above, Phar-Mor will acquire an additional 2,862,400 shares of our common stock (20.7% of the currently issued shares) at $2.00 per share upon completion of the merger.

OTHER

     We hold an approximate 11.4% common stock interest in Carson, Inc., a global manufacturer and marketer of ethnic hair-care products.

     At March 31, 1999, we had an approximate 3.2% common stock interest in JW Genesis Financial Corp., a full service securities broker and investment banking firm that provides securities transaction processing and other related services. We have since sold our interest at then prevailing market prices.

     We have an approximate 5.0% common stock interest in Imagyn Medical Technologies, Inc., a developer, manufacturer and distributor for the urology, minimally invasive and general surgery, and gynecology markets. In May 1999, Imagyn consented to the entry of an order of relief in a Chapter 11 bankruptcy proceeding and indicated that holders of its outstanding common stock would likely receive no distributions as a result of any reorganization plan.

     We hold the equivalent of an approximate 12.9% fully-diluted interest in RAS Holding Corp., assuming conversion of all the outstanding RAS Holding preferred stock and the exercise of all the outstanding RAS Holding options and warrants. RAS Holding is a privately held corporation involved in the development and distribution of medical optical devices.

     We hold the equivalent of an approximate 6.3% interest in Caring Technologies, Inc., a privately held corporation that develops, manufactures and markets miniature continuous-wear vital signs monitors that combine proprietary sensor and wireless data transmission technologies. In addition, in May 1999, we made a one year, secured loan of $1.0 million to Caring Technologies, Inc. and received five-year warrants to purchase 1.0 million shares of its common stock at $1.30 per share and, in September 1999, we made a 15-month, secured loan of $150,000 to Caring Technologies, Inc. and received five-year warrants to purchase 150,000 shares of its common stock at $1.30 per share.

     We hold through a limited liability company the equivalent of an approximate 20.5% interest in Chemlink Laboratories LLC, which is principally engaged in the development, manufacture and distribution of effervescent tablet formulations for use in cleaning, disinfectant and sterilization applications as well as in various household products.

     We have an approximate 12.3% indirect ownership interest in AM Cosmetics, Inc., a leading privately held manufacturer of low cost cosmetics. Subsequent to the fiscal year end, AM Cosmetics, Inc. undertook a reorganization plan which has reduced our ownership interest to approximately 3.9%.

     We own $1.25 million of preferred stock of HPD Holdings Corp., which is a privately held corporation whose subsidiary manufactures, sells and distributes household product lines. We also own 2.5% of the common stock of HPD Holdings.

     The interests in Chemlink Laboratories, HPD Holdings and RAS Holding described above are our direct interests and do not give effect to Phar-Mor's investments in these same companies. Phar-Mor has an approximate 6.9% interest in RAS Holding on a fully-diluted basis, a 17.9% interest in Chemlink Laboratories, and also owns $1.25 million of preferred stock and 2.5% of the common stock of HPD Holdings.

     We owned 17.4% of Ben Franklin Retail Stores, Inc. which filed for protection under the Bankruptcy Code in July 1996 and subsequently liquidated its assets under chapter 7 of the Bankruptcy Code. We wrote off our investment in Ben Franklin Retail Stores in fiscal 1997 as a result of the bankruptcy filing.

OUR FORMER REAL ESTATE HOLDINGS

     We previously made certain investments in real estate through limited partnerships. Certain of our wholly-owned subsidiaries controlled those limited partnerships and held 50% of the partnership interests. The limited partnerships were engaged in the buying, holding, operating and disposing of real estate. At March 31, 1999, we owned interests in three real estate developments consisting of hotels and an office building. On May 12, 1999, we announced that we reached an agreement to sell our interests in these three real estate developments. At the closing of the sale on May 27, 1999, we received $11.4 million in cash and a one-year, secured note in the amount of $0.6 million.

ADDITIONAL INFORMATION


     For more detailed information concerning our business operations, we have attached our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999 and our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999, as Annex E and Annex F, respectively, to this proxy statement/prospectus.



     Specifically, for a description of our properties see page E-6 of Annex E and for a description of legal proceedings that we have either commenced or are subject to see pages E-7 through E-12 of Annex E and pages F-10, F-11 and F-19 of Annex F.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     For our Management's Discussion and Analysis of Financial Condition and Results of Operations, see pages E-15 through E-22 of our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus, and pages F-13 through F-18 of our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999, a copy of which is attached as Annex F to this proxy statement/prospectus.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     For our quantitative and qualitative disclosures about market risk, see page E-23 of our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


     Our financial statements and supplementary data, including our statements of comprehensive loss and consolidated statements of cash flows for each of the three fiscal years ended March 31, 1999, and our consolidated balance sheets and statements of stockholders' equity interest at March 31, 1999 and March 31, 1998 and the notes related thereto, are located on pages E-24 through E-65 of our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999, a copy of which is attached as Annex E to this proxy statement/prospectus. Our financial statements and supplementary data, including our statements of operations and comprehensive income (loss) and consolidated statements of cash flows for the three months ended September 30, 1999 and September 30, 1998, and our consolidated balance sheets and statements of stockholders' equity interest at September 30, 1999 and March 31, 1999 and the notes related thereto, are located in our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999, a copy of which is attached as Annex F to this proxy statement/prospectus.


     Certain rules of the SEC require us to include in this proxy statement/prospectus certain financial information about Phar-Mor. We have excerpted this information from Phar-Mor's Annual Report on Form 10-K for its fiscal year ended July 3, 1999. We have attached this information as Annex G to this proxy statement/prospectus.

                            AVATEX STOCK OPTION PLAN

GENERAL

     Terms

     We have adopted an option plan (the "OPTION PLAN") with respect to 4,000,000 shares of our common stock. Our obligations under the Option Plan will be assumed by the Surviving Corporation.

     The Option Plan became effective on July 21, 1993 and will remain in effect until July 21, 2003.

     Shares Subject to the Option Plan

     The total number of options which may be granted under the Option Plan is 4,000,000, subject to adjustments in order to prevent dilution or enlargement of rights. If an option or award of restricted shares is terminated unexercised, other than in connection with the exercise of a stock appreciation right, or is forfeited, the unpurchased or forfeited shares will be available for future awards.

     Eligibility

     All of our officers, key employees and all of our non-employee directors are eligible to receive options under the Option Plan. Officers and other employees are also eligible to receive:

     o stock appreciation rights;

     o performance shares;

     o restricted shares; and

     o performance units.

     The Finance Committee determines which employees will be granted awards and the number of shares subject to such awards. Grants of options to non-employee directors are automatic. When elected to serve on our Board, a director will receive options to purchase 15,000 shares as well as options to purchase 1,000 shares in each year that the Option Plan is in effect following our annual meeting of stockholders. It is not possible to predict the number, names or positions of employees who may be selected for participation or the extent of their participation within the Option Plan's limitations, since no determination has been made with respect to these matters. Seven current employees and two former employees are currently eligible to participate in the Option Plan.

     Option Price

     The option price is established by the Finance Committee at the time of grant. The option price cannot be less than 100% of the fair market value of our common stock on the date of grant for options granted to outside directors. For grants of incentive stock options to employees, the option price cannot be less than 100% of the fair market value of our common stock, unless the employee possesses more than 10% of the total combined voting power of all classes of our stock, in which case the option price cannot be less than 110% of the fair market value. The option price is payable at the time of exercise in cash or, at the discretion of the Finance Committee, by delivery of other shares of our common stock already owned by the optionee. In the case of the cashless exercise, the shares surrendered will be valued at their fair market value on the day preceding the date of the exercise of the options.

     Change of Control

     Pursuant to the Option Plan, a "change of control" is deemed to have occurred if:

     o any "person" (as such term is defined in Section 13(d) of the Exchange
       Act) is or becomes the beneficial owner, directly or indirectly, of either

          o a majority of our outstanding shares of common stock; or

          o securities of ours representing a majority of the combined voting power of our then outstanding voting securities; or

     o during any two-year period, individuals, who at the beginning of that period constitute our Board, cease, at any time after the beginning of that period, for any reason, to constitute a majority of our Board, unless each new director was nominated or the election of such director was ratified by at least two-thirds of the directors still in office who were directors at the beginning of the two-year period.

     In the event of a change of control, all options previously issued pursuant to the Option Plan become immediately exercisable. Notwithstanding the previous sentence, in the event of a merger between us and another corporation in which we are not the surviving entity, any options or other plan awards issued pursuant to the Option Plan which have not been exercised will, in the sole discretion of the Finance Committee, either (1) be cancelled and replacement awards will be issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Exchange Act or (2) all such options will become immediately exercisable.

     Our Board does not believe, as of the date of this proxy statement/prospectus, that the merger will, at the present time, result in any of the events set forth above and, thus, the merger, in and of itself, would not constitute a change of control under the Option Plan.

     Terms and Conditions of Options

     Options granted under the Option Plan to employees may be either options which are intended to satisfy the definitional requirements for incentive options under Section 422(b) of the Code or non-qualified options, which are options that do not satisfy those requirements. Non-employee directors may only be granted non-qualified options. No option granted under the Option Plan to an employee or a non-employee director is transferable other than by will or by the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by the optionee. Options expire no later than 10 years from the date of grant to an employee and no later than five years from the date of grant to a non-employee director and no later than five years from the date of grant in the case of incentive stock options.

     In the event of the death, permanent disability or retirement of a non-employee director or an employee, all outstanding options become exercisable and may be exercised by the estate of such optionee or such optionee, as the case may be, for one year after the date of death, disability or retirement. Notwithstanding the previous sentence, in the case of retirement, incentive options must be exercised within three months. If the employment of the optionee is terminated for good cause or the optionee voluntarily terminates employment without our consent, his option rights will terminate immediately, except as to shares already purchased. If the employment of the optionee is terminated for any other reason, the optionee has 30 days after the date of the termination (or three months in the case of an incentive option) to exercise the option with respect only to the number of shares which the optionee was entitled to purchase immediately prior to the termination; provided, however, that our Finance Committee has complete discretion to amend any option previously granted to an optionee so as to extend the period during which his or her option is exercisable and/or remove any restrictions applicable to such option, including the acceleration of the vesting thereof. In no event may any option be exercised after the expiration date of that option.

     Each option granted to an employee requires the optionee to remain in our or one of our subsidiaries' employ for at least six months from the date of grant before any part of the option may be exercised. Except in the event of the death, permanent disability or retirement of an optionee, each option granted to employees is exercisable in various installments as may be determined by the Finance Committee at the time of grant. Fifty percent of the options granted to non-employee directors become exercisable one year after the date of grant, with the remainder becoming exercisable two years after the date of grant. The right to purchase shares is cumulative so that when the right to purchase any shares has accrued, those shares or any part of those shares may be purchased at any time thereafter until the expiration or termination of the option.

     Stock Appreciation Rights

     In connection with the grant of any option to an employee under the Option Plan, the Finance Committee, either at the time of grant or by amendment, may include a stock appreciation right. Stock appreciation rights entitle the optionee to surrender to us, unexercised, a portion or all of the related option, or any portion of the related option in exchange for that number of shares having an aggregate value equal to:

     (x) the excess of the fair market value of one share, on the date preceding the surrender of the option, less

     (y) the option price per share, multiplied by the number of shares called for by the option, or portion of the option, which is surrendered.

No fractional shares may be issued and the number of shares received may not exceed the number of shares called for by the option. Each stock appreciation right relates to and is subject to the terms and conditions of the specific option granted under the Option Plan. The Finance Committee has the choice of setting our obligation arising out of the exercise of stock appreciation rights in cash, or part in cash and part in shares.

     Performance Shares, Restricted Shares and Performance Units

     Awards of performance shares, restricted shares or performance units may be granted either separately or in combination with other awards authorized by the Option Plan to employee participants.

     The duration of the restriction is determined by the Finance Committee at the time each grant is made. More than one grant may be outstanding at any time and performance periods may be of different lengths. At the time of each grant, the Finance Committee establishes the performance targets at which performance shares or units are earned or times at which restrictions placed on restricted shares or units lapse. Performance measures and targets may vary among grants but, once established for a grant, may not be modified with respect to that grant, except in the event of a change in our common stock or in the capital stock of our subsidiaries by reason of a reorganization, recapitalization, stock dividend, stock split or other corporate change and except that, with respect to performance shares and performance units, the Finance Committee may, in its sole discretion, make such adjustments to performance targets, the number of performance shares or the number or value of performance units which may be earned, or such other changes as it deems necessary or advisable in the event of material changes in the criteria used for establishing performance targets which would result in the dilution or enlargement of an award outside the goals intended by the Finance Committee at the time of grant.

     The Finance Committee may provide that amounts equivalent to dividends are payable with respect to performance or restricted shares or performance units. These amounts are credited to the participant's performance account and are payable at the time that restrictions on the award are removed and the award is distributed.

     Performance or restricted shares and performance units may not be sold or transferred during any restriction period, provided that if a holder thereof dies, becomes disabled, retires or terminates employment with the consent of the Finance Committee, the number of performance or restricted shares or performance units earned will be determined by the Finance Committee. If a holder's employment is terminated for any other reason, all shares or units subject to restrictions are forfeited.

FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal federal income tax consequences of awards under the Option Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

       Incentive Stock Options. Incentive stock options ("ISOs") granted under the Option Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by us from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the shares of stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares of stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period--thereby making a "disqualifying disposition"--the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering shares of stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. We will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

       Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the Option Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period") for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of our equity securities of the Company. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, we may satisfy the liability in whole or in part by withholding shares of stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to us in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction.

       Other Awards. With respect to other awards under the Option Plan that are settled either in cash or in shares of stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the shares of stock received. With respect to awards under the Option Plan that are settled in shares of stock that are restricted as to transferability or subject to a substantial risk of forfeiture--absent a written election pursuant to
Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")--an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of stock or other property under the Option Plan will be subject to both wage withholding and other employment taxes. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Dividends and Dividend Equivalents. To the extent awards under the Option Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Option Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

     Change in Control

     As described above, upon a Change of Control of our corporation, all options previously issued under the Option Plan will become immediately exercisable, except that with respect to certain mergers, the Finance Committee, in its discretion, has the right, with respect to outstanding options or other awards under the Option Plan to (a) cancel such options or other plan awards and arrange for issuance by the surviving entity in the merger of replacement awards or (b) permit such options or other plan awards to become immediately exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of our corporation (as defined in Section 280G of the Code), including payments upon the exercise of options under the

Option Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to us and the recipient would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation

     With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a non-qualified option or the disqualifying disposition of stock purchased pursuant to an incentive option).

     The Option Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                       AVATEX PERFORMANCE INCENTIVE PLAN

     We had adopted our Performance Incentive Plan to motivate and reward high-performing executives, focus executive attention on achieving key objectives for each fiscal year, and be a material component of a total competitive pay structure. The participants in the Performance Incentive Plan presently consist of our executive officers and certain key employees. Under the Performance Incentive Plan, amounts are distributed to participants based on specified percentages of (i) our net income, which is calculated in accordance with generally accepted accounting principles, after all applicable taxes but before accrual of any dividends on our preferred stock, and exclusive of any activities relating to our relationship with National Steel Corporation and our settlement with the trustee for the FoxMeyer Corporation and FoxMeyer Drug Company bankruptcy estates, and (ii) Litigation Income, which consists of net income generated in connection with our litigation against McKesson and certain major pharmaceutical manufacturers. Although Performance Incentive Plan distributions may be made on an annual basis, our Performance Incentive Plan is intended to serve as an incentive for performance to occur over a period longer than one fiscal year, particularly with respect to Litigation Income. Our Performance Incentive Plan has not been renewed with respect to net income for our fiscal year beginning April 1, 1999, but it remains effective with respect to Litigation Income.

                                    ANNEXES


ANNEX A   Amended and Restated Agreement and Plan of Merger

ANNEX B   Fairness Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc. with respect to Avatex common stock

ANNEX C   Fairness Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc. with respect to Avatex
            $5 cumulative convertible preferred stock and $4.20 cumulative exchangeable series A preferred stock

ANNEX D   Solvency Opinion of Houlihan Lokey Howard and Zukin Financial Advisors, Inc.

ANNEX E   Our Annual Report on Form 10-K/A for our fiscal year ended March 31, 1999

ANNEX F   Our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 1999

ANNEX G   Certain financial statements of Phar-Mor, Inc. excerpted from Phar-Mor's Annual Report on Form 10-K for its fiscal year ended July 3, 1999

ANNEX H   Section 262 of the General Corporation Law of the State of Delaware

                                                                         ANNEX A





                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                               AVATEX CORPORATION
                                      AND
                               XETAVA CORPORATION
                           DATED AS OF JUNE 18, 1999,
                                 AS AMENDED BY
                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF OCTOBER 19, 1999

                               TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE I -- THE MERGER..................................................................................     A-5
     SECTION 1.1         The Merger......................................................................     A-5
     SECTION 1.2         Effective Time..................................................................     A-5
     SECTION 1.3         Effects of the Merger...........................................................     A-5
     SECTION 1.4         Certificate of Incorporation....................................................     A-5
     SECTION 1.5         By-Laws.........................................................................     A-5
     SECTION 1.6         Directors.......................................................................     A-5
     SECTION 1.7         Officers........................................................................     A-5
ARTICLE II -- CONVERSION OF SHARES.......................................................................     A-5
     SECTION 2.1         Conversion of Shares............................................................     A-5
     SECTION 2.2         Alternate Consideration Elections...............................................     A-8
     SECTION 2.3         Exchange of Shares..............................................................     A-9
     SECTION 2.4         Closing of Transfer Books.......................................................    A-12
     SECTION 2.5         Stock Options...................................................................    A-12
     SECTION 2.6         Employment Agreements and Related Arrangements..................................    A-12
     SECTION 2.7         Certain Matters Relating to Deferred Contingent Cash Rights.....................    A-13
     SECTION 2.8         Dissenting Shares...............................................................    A-15
ARTICLE III -- COVENANTS.................................................................................    A-15
     SECTION 3.1         Registration Statement; Proxy Statement/Prospectus..............................    A-15
     SECTION 3.2         Stockholder Approval............................................................    A-16
     SECTION 3.3         OTCBB/Other Exchange Listing....................................................    A-16
     SECTION 3.4         Fees and Expenses...............................................................    A-16
     SECTION 3.5         Fairness and Solvency Opinions..................................................    A-16
     SECTION 3.6         Organization and Capitalization of Newco........................................    A-16
     SECTION 3.7         Newco Certificate of Incorporation..............................................    A-16
     SECTION 3.8         Authorization of Issuance of Merger Consideration...............................    A-17
ARTICLE IV -- CONDITIONS TO THE OBLIGATIONS OF AVATEX AND XETAVA.........................................    A-17
     SECTION 4.1         Stockholder Approval............................................................    A-17
     SECTION 4.2         Certain Proceedings.............................................................    A-17
     SECTION 4.3         Listing of New Avatex Common Stock..............................................    A-17
     SECTION 4.4         Registration Statement..........................................................    A-17
     SECTION 4.5         Blue Sky Laws...................................................................    A-17
     SECTION 4.6         Tax Opinion.....................................................................    A-17
     SECTION 4.7         Fairness and Solvency Opinions..................................................    A-17
     SECTION 4.8         Resignations of Certain Directors...............................................    A-17
     SECTION 4.9         Settlements of Certain Litigation...............................................    A-18
     SECTION 4.10        Stockholders' Agreement; Voting Agreement.......................................    A-18
     SECTION 4.11        Dissenting Shares...............................................................    A-18
     SECTION 4.12        Releases........................................................................    A-18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                            PAGE
ARTICLE V -- CLOSING.....................................................................................    A-18
     SECTION 5.1         Time and Place..................................................................    A-18
     SECTION 5.2         Filings at the Closing..........................................................    A-18
ARTICLE VI -- TERMINATION................................................................................    A-18
     SECTION 6.1         Termination.....................................................................    A-18
ARTICLE VII -- MISCELLANEOUS.............................................................................    A-19
     SECTION 7.1         Amendment and Modification......................................................    A-19
     SECTION 7.2         Indemnification.................................................................    A-19
     SECTION 7.3         Assignment......................................................................    A-20
     SECTION 7.4         Governing Law...................................................................    A-20
     SECTION 7.5         Counterparts....................................................................    A-20
     SECTION 7.6         Interpretation; Definitions.....................................................    A-20
     SECTION 7.7         Entire Agreement................................................................    A-22

                             EXHIBITS AND SCHEDULES

Exhibit A--Form of Stockholders' Agreement
Exhibit B--Form of Voting Agreement
Exhibit C--Certificate of Merger of Xetava Corporation with and into Avatex Corporation
Exhibit D--Form of 6.75% Notes Indenture Exhibit
Exhibit E--Form of Warrant Agreement Exhibit
Exhibit G--Form of Certificate of Incorporation of Avatex Funding, Inc. Exhibit
Exhibit H--Form of Closing Releases
Schedule 2.6--Employment Agreements, Benefit Plans

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 18, 1999 (as amended by Amendment No. 1 dated as of October 19,
1999), by and between AVATEX CORPORATION, a Delaware corporation ("Avatex"), and XETAVA CORPORATION, a Delaware corporation ("Xetava"). Avatex and Xetava are sometimes collectively referred to herein as the "Constituent Corporations".


                              W I T N E S S E T H:

     WHEREAS, the Constituent Corporations have entered into an Agreement and Plan of Merger, dated as of April 9, 1998 (the "Original Merger Agreement");

     WHEREAS, the Constituent Corporations wish to amend and restate the Original Merger Agreement in its entirety as hereinafter set forth;

     WHEREAS, Avatex has authorized capital stock consisting of (i) 50,000,000 shares of common stock, $5.00 par value per share (the "Old Avatex Common Stock"), of which 13,806,375 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Preferred Stock, $5.00 par value, of which
(a) 652,273 shares of $5 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and (b) 4,312,352 shares of $4.20 Cumulative Exchangeable Series A Preferred Stock (the "Series A Preferred Stock" and together with the Old Avatex Common Stock and the Convertible Preferred Stock, the "Avatex Shares") are issued and outstanding as of the date hereof;

     WHEREAS, Xetava is a direct, wholly-owned subsidiary of Avatex;

     WHEREAS, in connection with the consummation of the transactions contemplated hereby, Avatex will organize Avatex Funding, Inc., a Delaware corporation, as a direct, wholly-owned subsidiary of Avatex ("Newco");

     WHEREAS, the Board of Directors of Avatex and Xetava believe it is in the best interest of each respective corporation and their respective stockholders to consummate the merger of Xetava with and into Avatex (the "Merger") pursuant to the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL");

     WHEREAS, concurrently with the execution of this Agreement and in order to induce Avatex and Xetava to enter into this Agreement, certain holders of Avatex Shares have executed and delivered an agreement, substantially in the form of Exhibit A hereto, pursuant to which, among other things, such stockholders granted to Avatex their proxy to vote all of the votes entitled to be cast by such stockholders with respect to the Avatex Shares that they own in favor of the adoption of this Agreement, and such stockholders have agreed, among other things, that, in connection with the Merger, they will elect to receive the Convertible Preferred Stock Alternate Consideration (as defined in Section 2.1 hereof) and the Series A Preferred Stock Alternate Consideration (as defined in
Section 2.1 hereof), as applicable (the "Stockholders' Agreement");

     WHEREAS, concurrently with the execution of this agreement and in order to induce Avatex and Xetava to enter into this Agreement, certain holders of Avatex Shares have executed and delivered an agreement, substantially in the form of Exhibit B hereto, pursuant to which, among other things, such stockholders have agreed to vote all Avatex Shares that they own in favor of the adoption of this Agreement (the "Voting Agreement");

     WHEREAS, the Board of Directors of Avatex, pursuant to the applicable provisions of the DGCL, has declared the Merger advisable, has approved this Agreement, and has recommended adoption of this Agreement by the stockholders of Avatex entitled to vote thereon;

     WHEREAS, the Board of Directors of Xetava, pursuant to the applicable provisions of the DGCL, has declared the Merger advisable, has approved this Agreement and has recommended adoption of this Agreement by its sole stockholder; and

     WHEREAS, capitalized and other defined terms used in this Agreement are defined in Section 7.6 hereof.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the termsand subject to the conditions hereof and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2 hereof) Xetava shall be merged with and into Avatex in accordance with the applicable provisions of the DGCL, and the separate corporate existence of Xetava shall thereupon cease. Following the Merger, Avatex shall continue as the surviving corporation (hereinafter referred to for periods from and after the Effective Time as the "Surviving Corporation") under the laws of the State of Delaware under the name "Avatex Corporation." Unless the context requires otherwise, any references herein to Avatex with respect to periods from and after the Effective Time shall be deemed to refer to Avatex as the Surviving Corporation.

     SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by and shall be effective at the time (the "Effective Time") of the filing with the Secretary of State of the State of Delaware of a certificate of merger substantially in the form annexed as Exhibit C hereto (the "Certificate of Merger"), or in such other form as is required by the relevant provisions of the DGCL, and executed in accordance with the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL (which filings shall be made as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV hereof).

     SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Avatex shall be amended in its entirety to read as set forth in the Restated Certificate of Incorporation of Avatex attached as Annex A to the Certificate of Merger, and as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with the terms thereof and the DGCL.

     SECTION 1.5 BY-LAWS. The By-Laws of Avatex, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the terms thereof and of the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

     SECTION 1.6 DIRECTORS. The directors of Avatex at the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time for the duration of their terms of office and until their respective successors are thereafter duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.7 OFFICERS. The officers of Avatex immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are thereafter duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE II
                              CONVERSION OF SHARES

     SECTION 2.1 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Avatex or Xetava or their respective stockholders:

          (i) Each share of Old Avatex Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) share (the "Common Stock

     Exchange Ratio") of class A common stock, par value $0.01 per share (the "New Avatex Common Stock"), of the Surviving Corporation.

          (ii) (A) Each share of Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Convertible Preferred Stock Electing Shares (as defined below), which shall be converted as described in clause (B) below, and other than Dissenting Shares (as defined below), which shall be converted as described in
     Section 2.8 below) shall automatically be converted into 9.134 shares (the "Convertible Preferred Exchange Ratio") of New Avatex Common Stock, and
     (B) each share of Convertible Preferred Stock issued and outstanding with respect to which a Convertible Preferred Stock Alternate Consideration Election (as defined below) has been effectively made and not revoked on or prior to the Election Deadline (as defined below) pursuant to Section 2.2 below (the "Convertible Preferred Stock Electing Shares") shall be automatically converted into the right to receive the Convertible Preferred Stock Alternate Consideration (as defined in subparagraph (I) below).

                 (I) For the purposes of this Agreement, the term "Convertible
            Preferred Stock Alternate Consideration" shall mean, for each Convertible Preferred Stock Electing Share, (1) $ 3.7408 in cash,
            (2) $ 8.340 (rounded to the nearest whole dollar) principal amount of 6.75% Notes due 2002 of Newco (the "6.75% Notes"), which 6.75% Notes shall be issued in accordance with and governed by an Indenture substantially in the form annexed hereto as Exhibit D (the "6.75% Notes Indenture") and will be guaranteed by the Surviving Corporation as provided in the 6.75% Notes Indenture, (3) warrants to purchase 0.67456 shares (rounded to the nearest whole share) of New Avatex Common Stock exercisable on or after the day that is the three-month anniversary of the Closing Date (except as otherwise set forth in the Warrant Agreement (as defined below)) and until the day that is the five-year and three-month anniversary of the Closing Date at a price per share equal to $2.25, which warrants shall be issued pursuant to a Warrant Agreement substantially in the form annexed hereto as Exhibit E (the "Warrant Agreement"), and (4) a deferred contingent cash right (rounded to the nearest whole number) (a "Convertible Preferred Deferred Contingent Cash Right") equal to 16% of the Net Recovery Participation Cap (as defined in subparagraph (II) below) divided by the total number of shares of Convertible Preferred Stock outstanding immediately prior to the Effective Time.

                 (II) For the purposes of this Agreement, the term "Net Recovery
            Participation Cap" shall mean an amount equal to 20% of the Net Recovery (as defined below), provided that the Net Recovery Participation Cap shall in no event exceed $7.5 million; and the term "Net Recovery" shall mean the amount obtained from the following equation: (1) all of the cash payments, if any, actually received by the Surviving Corporation in respect of a final, non-appealable judgment in, a voluntary dismissal with prejudice of, or any and all final settlements of, all claims, counterclaims, third-party claims and other claims asserted in or with respect to the lawsuit styled FoxMeyer Health Corporation v. McKesson Corporation, et al., Case No. 9700311, filed by Avatex on January 10, 1997, in the 95th Judicial District Court of Dallas County, Texas (the "McKesson Litigation") (any and all such cash payments are hereinafter referred to collectively (if applicable) as, the "Cash Payment"); minus (2) the sum of the following:
            (x) the aggregate out-of-pocket expenses incurred previously and hereafter by Avatex in prosecuting the McKesson Litigation and obtaining any such Cash Payment (including, but not limited to, any contingent fee payable to any attorney); (y) any payments, offsets or settlements made by the Surviving Corporation on or with respect to any counterclaims, third-party claims and other claims in connection with or with respect to the McKesson Litigation; and
            (z) an amount (the "Actual Tax Amount") equal to any portion of the Cash Payment includible in income by the Surviving Corporation for federal Income Tax (as defined below) purposes multiplied by the effective Income Tax rate applicable to the Surviving Corporation for the taxable year in which the obligation to pay the Cash Payment to the Surviving Corporation becomes fixed (determined taking into account federal, state and local taxes and all deductions and credits claimed by the Surviving Corporation with respect to such taxable year, and with appropriate adjustments, including, but not limited to, as to the applicable tax rate, to account for any actual or imputed interest in respect of the Cash Payment). The Actual Tax Amount shall be determined by the Surviving Corporation's independent accountants in good faith and such determination shall be final and binding on all parties. For the purposes of this Agreement, the term "Income Tax" shall mean any tax on or measured by income or gross receipts.

          (iii) (A) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Series A Preferred Stock Electing Shares (as defined below, which shall be converted as described in clause (B) below, and other than Dissenting Shares, which shall be converted as described in Section 2.8 below) shall automatically be converted into 7.253 shares (the "Series A Preferred Exchange Ratio") of New Avatex Common Stock, and (B) each share of Series A Preferred Stock issued and outstanding with respect to which a Series A Preferred Stock Alternate Consideration Election (as defined below) has been effectively made and not revoked on or prior to the Election Deadline pursuant to
     Section 2.2 below (the "Series A Preferred Stock Electing Shares") shall be automatically converted into the right to receive the Series A Preferred Stock Alternate Consideration (as defined in subparagraph (I) below).

                 (I) For the purposes of this Agreement, the term "Series A
            Preferred Stock Alternate Consideration" shall mean, for each Series A Preferred Stock Electing Share, (1) $ 2.9705 in cash, (2) $ 6.623 (rounded to the nearest whole dollar) principal amount of 6.75% Notes, which 6.75% Notes shall be issued in accordance with and governed by the 6.75% Notes Indenture and will be guaranteed by the Surviving Corporation as provided in the 6.75% Notes Indenture, (3) warrants to purchase 0.53567 shares (rounded to the nearest whole share) of New Avatex Common Stock exercisable on or after the day that is the three-month anniversary of the Closing Date (except otherwise set forth in the Warrant Agreement) and until the day that is the five-year and three-month anniversary of the Closing Date at a price per share equal to $2.25, which warrants shall be issued pursuant to the Warrant Agreement, and (4) a deferred contingent cash right (rounded to the nearest whole number) (a "Series A Preferred Deferred Contingent Cash Right") equal to 84% of the Net Recovery Participation Cap divided by the total number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time.

          (iv) The Series A Preferred Contingent Cash Rights and the Convertible Preferred Contingent Cash Rights are hereinafter referred to, collectively, as the "Deferred Contingent Cash Rights". The shares of New Avatex Common Stock, the Convertible Preferred Stock Alternate Consideration and/or the Series A Preferred Stock Alternate Consideration to be received in the Merger are sometimes hereinafter referred to, collectively, as the "Merger Consideration."

          (v) Notwithstanding the foregoing, each share of Old Avatex Common Stock, each share of Convertible Preferred Stock and each share of Series A Preferred Stock that immediately prior to the Effective Time is held in the treasury of Avatex shall be cancelled by virtue of the Merger without any payment of any consideration therefor and shall cease to exist, and no shares of New Avatex Common Stock or other consideration shall be delivered in exchange for such shares.

          (vi) Each share of common stock, $0.01 par value per share, of Xetava issued and outstanding immediately prior to the Effective Time shall automatically be cancelled by virtue of the Merger without any payment of any consideration therefor and shall cease to exist.

     (b) Between the date hereof and immediately prior to the Effective Time,
(i) the outstanding shares of Old Avatex Common Stock, Convertible Preferred Stock or Series A Preferred Stock shall not be changed into a different number of shares by reason of any reclassification, split-up, combination or exchange of shares, and (ii) no dividend payable in stock or other securities shall be declared thereon with a record date within such period.

     SECTION 2.2 ALTERNATE CONSIDERATION ELECTIONS. (a) Each person who, on or prior to the Election Deadline (as defined in Section 2.2(c) below), is a record holder of shares of Convertible Preferred Stock shall be entitled to make an unconditional election (the "Convertible Preferred Stock Alternate Consideration Election") with respect to any or all of such person's shares of Convertible Preferred Stock (such shares thereby becoming Convertible Preferred Stock Electing Shares, subject to the provisions of this Section 2.2) on or prior to the Election Deadline to receive, for each Convertible Preferred Stock Electing Share of such person, Convertible Preferred Stock Alternate Consideration.

     (b) Each person who, on or prior to the Election Deadline, is a record holder of shares of Series A Preferred Stock shall be entitled to make an unconditional election (the "Series A Preferred Stock Alternate Consideration Election") with respect to any or all of such person's shares of Series A Preferred Stock (such shares thereby becoming Series A Preferred Stock Electing Shares, subject to the provisions of this Section 2.2) on or prior to the Election Deadline to receive, for each Series A Preferred Stock Electing Share of such person, Series A Preferred Stock Alternate Consideration.

     (c) Avatex shall prepare and mail a form of election (the "Form of Election") and a letter of transmittal (which shall specify that delivery of the certificates representing shares of Convertible Preferred Stock or Series A Preferred Stock shall be effected, and risk of loss and title to such certificates shall pass only upon proper delivery of such certificates to the Exchange Agent, and shall contain or request any information that Avatex may reasonably require) with the Proxy Statement (as defined in Section 3.1 below) to the record holders of Convertible Preferred Stock and Series A Preferred Stock as of the record date (the "Record Date") for the Stockholders' Meeting (defined in Section 3.2(a) below), which Form of Election shall be used by each record holder of shares of Convertible Preferred Stock or Series A Preferred Stock who wishes to make a Convertible Preferred Stock Alternate Consideration Election or a Series A Preferred Stock Alternate Consideration Election, as applicable, and shall contain therein the acknowledgment and agreement referred to in Section 2.7(e) below and may request any other information that Avatex may reasonably require. Avatex will use reasonable best efforts to make the Form of Election, a letter of transmittal and the Proxy Statement available to all persons who become record holders of Convertible Preferred Stock or Series A Preferred Stock during the period between the Record Date and the Election Deadline. Any election by any such record holder of Convertible Preferred Stock or Series A Preferred Stock to receive Convertible Preferred Stock Alternate Consideration or Series A Preferred Stock Alternate Consideration, respectively, shall have been properly made only if such record holder has affirmatively made an election on the Form of Election to receive the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration, as the case may be, and the Exchange Agent (as defined in Section 2.3 below) shall have received at its designated office, by 5:00 p.m., New York City time, on the second business day next preceding the date of the Stockholders' Meeting (or such other time and date as Avatex shall determine, including, but not limited to, as a result of any adjournment or postponement of the Stockholders' Meeting, the "Election Deadline"), a Form of Election properly completed and signed and accompanied by the stock certificates representing the Convertible Preferred Stock Electing Shares or the Series A Preferred Stock Electing Shares, as the case may be, to which such Form of Election relates, and a duly executed letter of transmittal. Holders of record of shares of Convertible Preferred Stock or Series A Preferred Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all of the shares of Convertible Preferred Stock or Series A Preferred Stock held by each Representative for a particular beneficial owner.

     (d) Any Form of Election submitted to the Exchange Agent may be revoked or changed by the stockholder submitting it to the Exchange Agent only by written notice in form and substance reasonably satisfactory to the Exchange Agent, or by a revised, duly executed, Form of Election received by the Exchange Agent (i) prior to the Election Deadline or (ii) after the date of the Proxy Statement, if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time of the Merger shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Avatex that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates representing the Convertible Preferred Stock Electing Share or the Series A Preferred Stock Electing Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

     (e) The good faith determination of Avatex as to whether or not a Convertible Preferred Stock Alternate Consideration Election or a Series A Preferred Stock Alternate Consideration Election has been properly made or revoked pursuant to this Section 2.2 with respect to Convertible Preferred Stock Electing Shares or Series A Preferred Stock Electing Shares and when elections and/or revocations were received by it shall be binding. If Avatex determines in good faith that any Convertible Preferred Stock Alternate Consideration Election or Series A Preferred Stock Alternate Consideration Election was not properly made with respect to shares of Convertible Preferred Stock or Series A Preferred Stock, as the case may be, such shares shall be treated by the Exchange Agent as shares which were not Convertible Preferred Stock Electing Shares or Series A Preferred Stock Electing Shares, as the case may be, at the Election Deadline, and such shares will be automatically converted into shares of New Avatex Common Stock in accordance with, and pursuant to, clause (A) of Section 2.1(a)(ii) or clause (A) of Section 2.1(a)(iii), as applicable. The Exchange Agent may, with the agreement of Avatex, make such rules as are consistent with this
Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections. Avatex, in its sole discretion, may, but in no circumstance will be obligated to, accept any Form of Election received by it or the Exchange Agent after the Election Deadline.


     SECTION 2.3 EXCHANGE OF SHARES. (a) Prior to the mailing to the record holders of capital stock of Avatex entitled to vote at the Stockholders' Meeting, Avatex shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") in connection with the Merger. Except as otherwise contemplated by Section 2.3(j) below with respect to shares of Old Avatex Common Stock, promptly following the Effective Time, Avatex shall take all steps necessary to enable and cause the Exchange Agent to deliver the applicable Merger Consideration as and when certificates for Avatex Shares are properly surrendered in accordance with this Section 2.3 and the provisions of the letter of transmittal referred to in Section 2.3(b) below. Notwithstanding anything herein to the contrary, New Avatex Common Stock into which Avatex Shares shall be converted in the Merger, or the Convertible Preferred Stock Alternate Consideration or Series A Preferred Stock Alternate Consideration into which Convertible Preferred Stock Electing Shares or Series A Preferred Stock Electing Shares shall be converted in the Merger, shall be deemed to have been received, issued and/or paid as of the Effective Time. Subject to the provisions of
Section 2.3(j) below, no dividends, payments or other distributions with a record or other applicable determination or payment date after the Effective Time with respect to shares of New Avatex Common Stock, or, if applicable, 6.75% Notes or Deferred Contingent Cash Rights, shall be paid to the holder of any unsurrendered stock certificate previously representing shares of Convertible Preferred Stock or Series A Preferred Stock (in any such case, a "Certificate") with respect to which shares of New Avatex Common Stock, or, if applicable, Convertible Preferred Stock Alternate Consideration or Series A Preferred Stock Alternate Consideration, shall be issuable in the Merger until such Certificate shall be surrendered for exchange as provided herein, but (i) upon such surrender there shall be paid, without interest, to the person in whose name the Certificates representing such shares of New Avatex Common Stock, or, if applicable, 6.75% Notes or Deferred Contingent Cash Rights, shall be issued the amount of dividends, payments or other distributions theretofore paid with respect to such shares of New Avatex Common Stock, or, if applicable, 6.75% Notes or Deferred Contingent Cash Rights, as of any record or other applicable determination or payment date subsequent to the Effective Time (but prior to such surrender) and the amount of any cash payable to such person in lieu of fractional shares of New Avatex Common Stock, pursuant to this Section 2.3, and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends, payments or other distributions with a record or other applicable determination date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of New Avatex Common Stock, or, if applicable, 6.75% Notes or Deferred Contingent Cash Rights, subject in any case to any applicable abandoned property, escheat or similar laws.



     (b) Promptly after the Effective Time, Avatex shall cause the Exchange Agent to mail to each former record holder of shares of Convertible Preferred Stock or Series A Preferred Stock (other than holders of Convertible Preferred Stock Electing Shares and Series A Preferred Stock Electing Shares), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent, and shall contain or request any information that Avatex may reasonably require) and instructions for use in effecting the surrender of the Certificates.


     (c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal and, if applicable, a Form of Election, duly executed and completed in accordance with the instructions thereto, and such other documents as may be requested, the holder of such Certificate shall, following the Effective Time, be entitled to receive in exchange therefor the applicable Merger Consideration deliverable in respect of the Avatex Shares formerly evidenced by such Certificate or Certificates (together with any cash in lieu of fractional shares of New Avatex Common Stock, if applicable, pursuant to
Section 2.3(e)) and any other amounts payable pursuant to
Section 2.3(a) hereof, and such Certificate or Certificates shall forthwith be cancelled. Until surrendered in accordance with the provisions of this
Section 2.3, each Certificate shall represent for all purposes the right to receive the applicable Merger Consideration and the right to receive cash in lieu of fractional shares of New Avatex Common Stock, if applicable, and any other amounts payable pursuant to Section 2.3(a) hereof. If a Certificate or Certificates formerly evidencing more than one Avatex Share shall be surrendered for exchange as provided in this Agreement at one time by the same holder,
(x) certificates representing the number of full shares of New Avatex Common Stock, or, in the case of Convertible Preferred Stock Electing Shares or Series A Preferred Stock Electing Shares, the amount of Convertible Preferred Stock Alternate Consideration or Series A Preferred Stock Alternate Consideration,
(y) the amount of cash in lieu of fractional shares of New Avatex Common Stock, if applicable, and (z) any other amounts payable pursuant to
Section 2.3(a) hereof deliverable upon the surrender thereof shall be computed on the basis of the aggregate number of Avatex Shares formerly evidenced by such Certificates so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Avatex Shares for any Merger Consideration or any other consideration payable pursuant to this Article II delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) If any stock portion of the applicable Merger Consideration is to be delivered to a person other than the person in whose name the Certificate surrendered in exchange thereof is registered, it shall be a condition to the delivery of such certificates representing stock that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (e) Notwithstanding anything herein to the contrary, no certificates representing fractional shares of New Avatex Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Section 2.3, and no fractional shares of New Avatex Common Stock shall be issued in the Merger. Such fractional share interests shall not entitle the holder thereof to vote or to any rights as a security holder of Avatex or the Surviving Corporation. In lieu of any fractional shares of New Avatex Common Stock, each person who otherwise would have been entitled to receive any such fractional shares shall be entitled to receive at the time Merger Consideration is paid pursuant to this Article II, an amount in cash equal to the product obtained by multiplying the fractional share interest to which such person would otherwise be entitled by the average of the last reported sales prices (or the average of the quoted closing bid and ask prices if there were no sales) of a share of Old Avatex Common Stock quoted on the OTC Bulletin Board System (the "OTCBB") (or any other stock exchange, over-the-counter market or trading facility (in any such case, an "Other Exchange") on which the Old Avatex Common Stock is primarily listed or admitted for trading) during the 30 consecutive Trading Days (as defined below) ending on the Trading Day next preceding the Effective Time. For the purposes of this paragraph, the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any of such days on which securities are generally not traded or quoted on the OTCBB or the applicable Other Exchange.

     (f) As soon as practicable after the determination of the amount of the applicable Merger Consideration to be received, paid and/or issued to the persons who would otherwise have been entitled to such amounts, without interest, shall be received, paid and/or issued to such persons; provided, however, that no such amount will be received, paid and/or issued to any such person prior to the surrender by such person of the Certificates formerly representing such person's Avatex Shares. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable for any cash proceeds delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Promptly following the date that is six months after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all certificates, instruments or documents representing or otherwise evidencing the Merger Consideration issuable pursuant to this Article II in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing an Avatex Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or similar laws) receive in exchange therefor Shares of New Avatex Common Stock issuable pursuant to this Article II, any cash in lieu of fractional shares, if applicable, pursuant to the terms hereof and any other amounts payable pursuant to Section 2.3(a) hereof.

     (h) Notwithstanding anything to the contrary contained in the Agreement, in the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue (or cause the Exchange Agent to issue) in exchange for such lost, stolen or destroyed certificate, certificates or other instruments representing the applicable Merger Consideration, any cash in lieu of fractional shares, if applicable, and any other amounts payable pursuant to Section 2.3(a) hereof, deliverable in respect thereof as determined in accordance with this Article II; provided, however, that the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (i) The issuance and/or payment of Merger Consideration in accordance with the terms of this Article II shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to the Avatex Shares theretofore represented by such Certificates representing such Avatex Shares.


     (j) Notwithstanding anything in this Agreement to the contrary, as of the Effective Time, each stock certificate theretofore representing issued and outstanding shares of Old Avatex Common Stock (the "Existing Common Stock Certificates") shall be deemed for all purposes to evidence ownership of, and to represent, the same number of shares of New Avatex Common Stock into which the shares of Old Avatex Common Stock formerly evidenced by the Existing Common Stock Certificates have been converted as provided in Section 2.1(a)(i) above. The registered owner on the books and records of Avatex or its transfer agent of any such Existing Common Stock Certificates shall have and be entitled to exercise any and all voting and other rights with respect to, and receive any and all dividends and other distributing upon, the shares of New Avatex Common Stock evidenced by any such Existing Common Stock Certificates.



     SECTION 2.4 CLOSING OF TRANSFER BOOKS. After the Effective Time there shall be no transfers on the stock transfer books of Avatex of the Avatex Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Existing Common Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates or other instruments representing the applicable Merger Consideration, any cash in lieu of fractional shares, if applicable, as provided in this Article II and any other amounts payable pursuant to
Section 2.3(a) hereof.


     SECTION 2.5 STOCK OPTIONS. At the Effective Time and without limiting the generality of the matters referred to in Section 1.3, Avatex's obligations with respect to each outstanding option to purchase shares of Old Avatex Common Stock (collectively, the "Stock Options") granted pursuant to Avatex's 1993 Stock Option and Performance Award Plan, as amended (the "Avatex Option Plan"), or any of Avatex's other stock option plans or agreements (the "Avatex Stock Option Plans") shall continue to be obligations of the Surviving Corporation. The Stock Options shall continue to have, and be subject to, the same terms and conditions set forth in the Avatex Stock Option Plans and agreements pursuant to which such Stock Options were issued as in effect immediately prior to the Effective Time, except that the Stock Options shall thereupon be exercisable for shares of New Avatex Common Stock and (a) the number of shares for which such Stock Option shall be exercisable shall equal the product of the Common Stock Exchange Ratio and the number of shares of Old Avatex Common Stock subject to the Stock Option immediately prior to the Effective Time (rounded to the nearest whole number), and (b) the per share exercise price for the shares of New Avatex Common Stock issuable upon the exercise of such assumed Stock Option shall be equal to the aggregate exercise price for the shares of Old Avatex Common Stock subject to the Stock Option, divided by the number of shares of New Avatex Common Stock deemed to be purchasable pursuant to the Stock Option. The date of grant shall be the date on which the Stock Option was originally granted. The Surviving Corporation shall (i) reserve for issuance the number of shares of New Avatex Common Stock that will become issuable upon the exercise of such Stock Options pursuant to this Section 2.5 and (ii) at the Effective Time, execute a document acknowledging the Surviving Corporation's obligations with respect thereto under this Section 2.5. Nothing in this Section 2.5 shall affect the schedule of the vesting (or the acceleration thereof) with respect to the Stock Options, in accordance with the terms thereof, to be assumed by the Surviving Corporation as provided in this Section 2.5.

     SECTION 2.6 EMPLOYMENT AGREEMENTS AND RELATED ARRANGEMENTS. (a) At the Effective Date and without limiting the generality of the matters referred to in
Section 1.3 hereof, all of Avatex's rights and obligations under the employment agreements and other benefit plans and arrangements applicable to or covering current employees of Avatex listed on Schedule 2.6 hereto shall continue to be the rights and obligations of the Surviving Corporation.

     (b) Without limiting the generality of the matters referred to in Section
1.3 or 2.6(a) hereof, after the Effective Time, Avatex's Performance Incentive Plan, effective as of January 1, 1997 (as amended by Amendment No. 1 thereto, effective as of June 23, 1997, and by Amendment No. 2 thereto, effective as of January 22, 1998, and as the same may be further amended, supplemented or modified from time to time, the "Incentive Plan"), shall continue in effect after the Effective Time as a benefit plan of the Surviving Corporation and the rights and obligations of Avatex thereunder shall continue after the Effective Time to be the rights and obligations of the Surviving Corporation in accordance with, and pursuant to, this Section 2.6. For the purposes of clarification, it is understood that, for the purposes of determining any amount payable under the Incentive Plan with respect to Litigation Income (as such term is defined in the Incentive Plan), Litigation Income shall be calculated in the same manner as Net Recovery is to be calculated herein, provided that the provisions of
Section 2.1 (a)(ii) (II) (z) hereof shall not be deemed applicable with respect to the definition of Litigation Income or otherwise with respect to the calculation or payment of any amounts payable under the Incentive Plan with respect to Litigation Income.

     SECTION 2.7  CERTAIN MATTERS RELATING TO DEFERRED CONTINGENT CASH RIGHTS.
(a) No Deferred Contingent Cash Right shall (i) be transferable by any recipient thereof in connection with the Merger, except by will or pursuant to the laws of descent and distribution or by operation of law, (ii) be evidenced by a certificate or other instrument, (iii) possess any voting rights, (iv) receive or be entitled to receive any dividends or interest, or (v) represent any equity interest in Avatex, Xetava or the Surviving Corporation.

     (b) The Surviving Corporation will maintain (or cause to be maintained) books of record of the recipients of Deferred Contingent Cash Rights in the Merger as provided by this Agreement. Such books of record shall show the names and addresses of the respective recipients of Deferred Contingent Cash Rights, as the same are made available to Avatex in connection with the consummation of the Merger.

     (c) Notwithstanding anything to the contrary contained herein or in the Incentive Plan, no provision of the Incentive Plan shall affect or be deemed to affect any payment on the Deferred Contingent Cash Rights hereunder; provided, however, that if the Surviving Corporation amends the Incentive Plan in such a manner that accelerates when payments under the Incentive Plan with respect to Litigation Income may be made, the terms of this Agreement shall be deemed amended to the extent necessary so that the time at which the Surviving Corporation becomes obligated to make any payments on the Deferred Contingent Cash Rights hereunder shall occur concurrently with the time that the Surviving Corporation first becomes obligated to make payments under the Incentive Plan with respect to Litigation Income.

     (d) (i) Subject to subparagraph (ii) below, payment, if any, on the Deferred Contingent Cash Rights shall be made to the registered recipients thereof as of a date that is not later than 30 days following the date on which the Surviving Corporation receives the full Cash Payment; provided, however, that, if the Cash Payment is to be received by the Surviving Corporation in more than one installment, the Surviving Corporation shall make interim payments on the Deferred Contingent Cash Rights not later than 30 days following the date on which the Surviving Corporation actually receives any portion of the full Cash Payment, individually or in the aggregate with other Cash Payments with respect to which an Interim Payment (as defined below) has not yet been paid, that would result in the Surviving Corporation being able to make, in accordance with the applicable provisions of Sections 2.1(a)(ii)(I), 2.1(a)(ii)(II) and 2.1(b)(iii)(I) hereof and this Section 2.7, a payment on the Deferred Contingent Cash Rights at such time of at least $500,000 (each of any such payments, an "Interim Payment"). Notwithstanding anything to the contrary herein and to avoid any confusion herein, under no circumstances will the Surviving Corporation be obligated to make any payment on the Deferred Contingent Cash Rights until such time as there has been, with respect to each and every defendant in the McKesson Litigation, a final, non-appealable judgment, a voluntary dismissal with prejudice of, or final settlement of all claims, counterclaims, third-party claims and other claims asserted in or with respect to the McKesson Litigation.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, for the purposes of calculating an actual payment on the Deferred Contingent Cash Rights, Avatex shall exclude from the Cash Payment upon which such payment on the Deferred Contingent Cash Rights is to be based an amount equal to any portion of such Cash Payment that is includible in income by the Surviving Corporation for federal Income Tax purposes multiplied by the highest, combined marginal rate of federal, state and local Income Taxes that is likely to be applicable to the Surviving Corporation for the taxable year in which the obligation to pay the Cash Payment to the Surviving Corporation became fixed (such amount, the "Retained DCCR Payment Amount"), which Retained DCCR Payment Amount shall be determined by the Surviving Corporation's independent accountants in good faith and may include appropriate adjustments, including, but not limited to, to account for any actual or imputed interest that is likely to be includible in income in respect of the Cash Payment, and such determination shall be final and binding on all parties. If the Retained DCCR Payment Amount exceeds the Actual Tax Amount with respect to the Cash Payment upon which such payment on the Deferred Contingent Cash Rights is based, the amount of such excess shall be paid pro rata to the registered recipients of Deferred Contingent Cash Rights (such payment, the "Excess Payout"). The Excess Payout, including interest thereon at a rate of 5% per annum accruing from the date on which the Surviving Corporation receives the Cash Payment upon which such payment on the Deferred Contingent Cash Rights is based to the date of the actual payment of the Excess Payout, shall be made not later than 30 days following the later of (x) the date on which the Surviving Corporation actually files all of its federal, state and local Income Tax returns for the taxable year in which the obligation to pay the Cash Payment to the Surviving Corporation became fixed, and (y) the date on which the Surviving Corporation actually receives the Cash Payment upon which such payment on the Deferred Contingent Cash Rights is based.

          (iii) Any payments on the Deferred Contingent Cash Rights shall be made to the registered recipients of Deferred Contingent Cash Rights at their respective addresses in the books of record of the Surviving Corporation. A recipient of a Deferred Contingent Cash Right shall not be entitled to any interest for the period of time between the date on which the Surviving Corporation receives any portion of the Cash Payment and the date on which timely payment is made on the Deferred Contingent Cash Rights in accordance with the terms hereof; provided, however, that any payments made on the Deferred Contingent Cash Rights after expiration of the 30-day periods referred to in the subparagraphs (i) and (ii) above shall include interest thereon at a rate of 8% per annum accruing from the first day following the expiration of such applicable 30-day period to the date of the actual applicable payment on Deferred Contingent Cash Rights in accordance with the terms hereof; provided further, however, that such interest shall in no event accrue on any portion of the Retained DCCR Payment Amount until after the expiration of the 30-day payment period applicable to the payment of the Excess Payout referred to in subparagraph
     (ii) above, or on any payment made on the Deferred Contingent Cash Rights during either such 30-day period so long as such applicable payment was made to the registered recipient of Deferred Contingent Cash Rights at their respective addresses in the books and records of the Surviving Corporation.

     (e) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) the Surviving Corporation shall retain sole and exclusive control of the McKesson Litigation and may, among other things, dismiss, settle or cease prosecuting all or any portion of the McKesson Litigation at any time, including, without limitation, without obtaining any cash or other recovery,
(ii) no recipient of Deferred Contingent Cash Rights shall have any rights against the Surviving Corporation or its directors, officers, agents, attorneys, representatives, stockholders or affiliates for any decision regarding the conduct or disposition of the McKesson Litigation, including, without limitation, any decision to dispose or cease the prosecution of all or any portion of the McKesson Litigation without a cash recovery by the Surviving Corporation (except for any claim for violation or breach of Section 2.7(f) below), and (iii) the Surviving Corporation's good faith determination of the amounts of the Net Recovery and the Net Recovery Participation Cap will be final, conclusive and binding on the recipients of Deferred Contingent Cash Rights. In addition, in the event that any applicable law, rule, regulation or order limits or prevents the distribution of all or any portion of the Net Recovery, the Surviving Corporation shall have no obligation whatsoever to make any payment in excess of the allowable amount, if any. Consequently, should all or any portion of the payments on the Deferred Contingent Cash Rights required by this Agreement be in excess of the allowable amount at the time such payment is to be made, the Surviving Corporation will not make all or any portion of the payment, as the case may be, in excess of the allowable amount at such time or at any future time. Each record holder of shares of Convertible Preferred Stock or Series A Preferred Stock electing to receive the Convertible Preferred Stock Alternate Consideration or the Series A Preferred Stock Alternate Consideration, as applicable, in accordance with this Agreement will be required to acknowledge and agree to the foregoing provisions of this Section 2.7(e), and, in connection therewith, each Form of Election to be signed by such record holders will contain such acknowledgment and agreement.

     (f) Avatex agrees and covenants not to artificially arrange its affairs so as to avoid or minimize the payment on the Deferred Contingent Cash Rights (including, without limitation, arranging for some payment of goods or services, directly or indirectly, from the McKesson Litigation defendants outside of a settlement thereof).

     SECTION 2.8 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, the shares of Convertible Preferred Stock and Series A Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall be entitled to perfect appraisal rights pursuant to Section 262 of the DGCL and who have fully complied with all of the requirements of Section 262 of the DGCL for perfecting appraisal rights (any such shares, the "Dissenting Shares"), shall not be converted into or represent the right to receive the applicable Merger Consideration unless such stockholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such stockholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of
Section 262 of the DGCL. If, after the Effective Time, any such stockholder fails to perfect, withdraws or loses its right to appraisal, such shares of Convertible Preferred Stock and Series A Preferred Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the applicable Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Convertible Preferred Stock or Series A Preferred Stock in the manner set forth in Section 2.1.

                                  ARTICLE III
                                   COVENANTS

     SECTION 3.1 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. After the execution of this Agreement, Avatex and Newco shall prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (the "Registration Statement") with respect to the New Avatex Common Stock, warrants to purchase shares of New Avatex Common Stock (including the shares of New Avatex Common Stock issuable upon the exercise of such warrants) and the 6.75% Notes to be issued in the Merger and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Avatex also shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of New Avatex Common Stock, warrants to purchase shares of New Avatex Common Stock (including the shares of New Avatex Common Stock issuable upon the exercise of such warrants) and the 6.75% Notes pursuant to the Merger, and Avatex, Xetava and Newco shall furnish all information concerning Avatex, Xetava and Newco and the holders of Avatex Shares and shall take such other action as may be reasonably requested by the SEC. Avatex shall maintain the effectiveness of the Registration Statement as it relates to the warrants to purchase shares of New Avatex Common Stock (including the shares of New Avatex Common Stock issuable upon the exercise of such warrants) covered thereunder until the earlier of when (i) all of such warrants have been exercised or (ii) the exercise period for the exercise of such warrants under the Warrant Agreement has expired. Avatex shall prepare for inclusion in the Registration Statement, shall file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the time the Registration Statement is filed as provided above, and shall use all reasonable efforts to have cleared by the SEC, a proxy statement with respect to the meeting of stockholders of Avatex as provided in Section 3.2 below (the "Proxy Statement"), and shall mail the Proxy Statement to such stockholders as promptly as practicable after clearance of the Proxy Statement with the SEC. The Proxy Statement shall include the recommendation of the Board of Directors of Avatex in favor of adoption of this Agreement and the Merger.

     SECTION 3.2 STOCKHOLDER APPROVAL. (a) Avatex shall take all steps necessary to call, give notice of in accordance with the DGCL, convene and hold a meeting of its stockholders entitled to vote on the Merger (the "Stockholders' Meeting") as soon as practicable for the purpose of adopting this Agreement, approving the Merger and for such other purposes as may be necessary or desirable.

     (b) The Board of Directors of Avatex shall recommend to its stockholders the adoption of this Agreement and shall use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

     SECTION 3.3 OTCBB/OTHER EXCHANGE LISTING. Avatex and Newco shall use their respective reasonable best efforts to effect, at or before the Effective Time, approval for quotation or listing on the OTCBB or an Other Exchange, upon official notice of issuance, of the New Avatex Common Stock, warrants to purchase shares of New Avatex Common Stock (including the shares of New Avatex Common Stock issuable upon the exercise of such warrants) and the 6.75% Notes to be issued pursuant to the Merger.

     SECTION 3.4 FEES AND EXPENSES. Each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     SECTION 3.5 FAIRNESS AND SOLVENCY OPINIONS. (a) The Board of Directors of Avatex shall use its reasonable best efforts to have updated in form and substance satisfactory to the Board of Directors of Avatex, as of the time of the mailing of the Proxy Statement and as of the Effective Time, the opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Board of Directors of Avatex (the "HL"), that the Board of Directors of Avatex received to the effect that (i) the consideration that the holders of the Old Avatex Common Stock are entitled to receive pursuant to the Merger is fair to such holders from a financial point of view, and (ii) the consideration that the holders of the Convertible Preferred Stock and the Series A Preferred Stock are entitled to receive pursuant to the Merger is, in the aggregate, within a reasonable fair value of the Convertible Preferred Stock or the Series A Preferred Stock, as applicable (such opinions as of the date hereof and as so updated, collectively, the "Fairness Opinions").

     (b) The Board of Directors of Avatex shall use its reasonable best efforts to have updated in form and substance satisfactory to the Board of Directors of Avatex, as of the time of the mailing of the Proxy Statement and as of the Effective Time, the opinion of HL that the Board of Directors of Avatex received as to the solvency of the Surviving Corporation after giving effect to the Merger and the consummation of the other transactions contemplated herein (such opinion as of the date hereof and as so updated, the "Solvency Opinion").

     SECTION 3.6 ORGANIZATION AND CAPITALIZATION OF NEWCO. (a) Prior to the Effective Time, Avatex will organize Newco as a direct, wholly-owned subsidiary of Avatex. At all times after such organization and prior to the transfer of the Phar-Mor Stock (as defined below) contemplated by this Section 3.6, Newco will have no assets or liabilities of any kind whatsoever and will not have conducted any business operations of any kind whatsoever, other than the activities associated with its incorporation, its authorization of any agreement, document or instrument it is to execute or be subject to in connection with the consummation of the transactions contemplated by this Agreement, and its consummation of transactions contemplated by this Agreement.

     (b) On or prior to the tenth business day after the Election Deadline, Avatex shall, in the form of a contribution to the capital of Newco, assign, transfer, convey and deliver to Newco, and Newco shall acquire and accept from Avatex, free and clear of all liens, claims and encumbrances (other than those created under the 6.75% Notes Indenture and the Pledge and Security Agreement contemplated thereby) all of Avatex's right, title and interest in and to 3,571,533 shares of common stock, par value $0.01 per share, of Phar-Mor, Inc., a Pennsylvania corporation (the "Phar-Mor Stock").

     SECTION 3.7 NEWCO CERTIFICATE OF INCORPORATION. Prior to the Effective Time, Avatex shall cause Newco to file with the Secretary of State of the State of Delaware the Newco Certificate of Incorporation substantially in the form annexed hereto as Exhibit G.

     SECTION 3.8 AUTHORIZATION OF ISSUANCE OF MERGER CONSIDERATION. Avatex shall use reasonable efforts to obtain any authorizations and consents necessary, and shall use reasonable efforts to take such further actions as may be required, for the payment and/or issuance of the Merger Consideration to holders of Avatex Shares pursuant to the terms of this Agreement.

                                   ARTICLE IV
                    CONDITIONS TO THE OBLIGATIONS OF AVATEX
                                   AND XETAVA

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     SECTION 4.1 STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the affirmative vote of the holders (collectively, the "Stockholder Approval") of (i) at least a majority of the outstanding shares of Old Avatex Common Stock, (ii) at least two thirds of the outstanding shares of Convertible Preferred Stock, and (iii) at least two thirds of the outstanding shares of Series A Preferred Stock, in each case, voting separately as a class, at the Stockholders' Meeting or any other meeting of Avatex stockholders, and by written consent of the sole stockholder of Xetava.

     SECTION 4.2 CERTAIN PROCEEDINGS. Neither Avatex nor Xetava shall be subject to any writ, order, decree or injunction of a court of competent jurisdiction prohibiting or restricting the consummation of the Merger.

     SECTION 4.3 LISTING OF NEW AVATEX COMMON STOCK. The New Avatex Common Stock to be issued in the Merger shall have been approved for quotation or listing on the OTCBB, subject to official notice of issuance, or on an Other Exchange as so provided for in Section 3.3.

     SECTION 4.4 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, shall be effective at the Effective Time, and no stop order suspending such effectiveness or the use of the Proxy Statement shall have been issued or proceedings for either such purpose shall have been instituted.

     SECTION 4.5 BLUE SKY LAWS. Avatex shall have received all Blue Sky authorizations necessary to issue the Merger Consideration.

     SECTION 4.6 TAX OPINION. Avatex and Xetava shall have received an opinion of their counsel, Weil, Gotshal & Manges LLP, to the effect that, for federal income tax purposes, (i) the Merger will constitute a recapitalization of Avatex within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by Avatex or Xetava pursuant to the Merger (other than possibly with respect to the issuance of Deferred Contingent Cash Rights); and (iii) no gain or loss will be recognized by a holder of Avatex Shares upon the exchange of such shares solely for shares of New Avatex Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares and any New Avatex Common Stock received by a holder of Series A Preferred Stock or Convertible Preferred Stock on account of dividend arrearages). In rendering such opinion, Weil, Gotshal & Manges LLP may receive and rely upon representations contained in certificates.

     SECTION 4.7 FAIRNESS AND SOLVENCY OPINIONS. The Fairness Opinions and the Solvency Opinion, including the updates thereof referred to in Section 3.5 above, shall have been received and shall not have been modified, withdrawn or revoked (i) as of the time of the mailing of the Proxy Statement to the stockholders of Avatex or (ii) before the Effective Time.

     SECTION 4.8 RESIGNATIONS OF CERTAIN DIRECTORS. Each of Messrs. Daniel Gropper, Vincent Intrieri, Ralph DellaCamera, Jr. and Brian Miller shall have delivered a written letter to Avatex providing for the resignation of each of them as directors of Avatex effective immediately prior to the Effective Time.

     SECTION 4.9 SETTLEMENTS OF CERTAIN LITIGATION. The lawsuits, filed in April 1998 in the Delaware Chancery Court, styled Harbor Finance Partners Ltd., et. al. v. Butler, et al., C.A. No. 16334 and Strougo v. Butler, et. al., C.A. No. 16345, each of which lawsuits was consolidated by the Delaware Chancery Court in May 1998 under the caption In re: Avatex Corporation Shareholders Litigation, C.A. No. 16334, and Elliott Associates, L.P. v. Avatex Corporation, et. al., C.A. No. 16336, shall be settled pursuant to a settlement agreement with terms and provisions satisfactory to Avatex and such settlement agreement shall be approved by a court of competent jurisdiction and, in connection therewith, such litigation shall be dismissed with prejudice, and such settlement, approval and dismissal shall be final and non-appealable.

     SECTION 4.10 STOCKHOLDERS' AGREEMENT; VOTING AGREEMENT. Neither the Stockholders' Agreement nor the Voting Agreement shall have terminated or been terminated, and no notice of any such termination shall have been delivered to Avatex by any stockholder party thereto. There shall not have been a breach of the Stockholders' Agreement or the Voting Agreement by any of the stockholders of Avatex party thereto.

     SECTION 4.11 DISSENTING SHARES. On the Closing Date, shares of Convertible Preferred Stock that constitute Dissenting Shares shall aggregate no more than 5% of the then outstanding shares of Convertible Preferred Stock, or shares of Series A Preferred Stock that constitute Dissenting Shares shall aggregate no more than 5% of the then outstanding shares of Series A Preferred Stock.

     SECTION 4.12 RELEASES. Each of the stockholders of Avatex party to the Stockholders' Agreement or the Voting Agreement, for themselves and each of their respective affiliates, shall have executed and delivered to Avatex a written release, substantially in the form of Exhibit H hereto, which release shall be as of, and effective upon, the effectiveness of the Merger.

                                   ARTICLE V
                                    CLOSING

     SECTION 5.1 TIME AND PLACE. The closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on a date agreed to by Avatex and Xetava following satisfaction or waiver by Avatex or Xetava, as the case may be, of the conditions set forth in Article IV. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     SECTION 5.2 FILINGS AT THE CLOSING. Avatex and Xetava shall immediately after the Closing (a) file with the Delaware Secretary of State the Certificate of Merger and (b) take all such other and further actions as may be required by law to make the Merger effective.

                                   ARTICLE VI
                                  TERMINATION

     SECTION 6.1 TERMINATION. Avatex may terminate this Agreement (a) if holders of at least 50.1% of each of the shares of Convertible Preferred Stock and Series A Preferred Stock outstanding as of immediately prior to the Election Deadline have not effectively made (and not revoked) prior to the Election Deadline a Convertible Preferred Stock Alternate Consideration Election or Series A Preferred Stock Alternate Consideration Election, as the case may be, pursuant to Section 2.2 hereof, or (b) if shares of Convertible Preferred Stock that constitute Dissenting Shares shall aggregate more than 5% of the then outstanding shares of Convertible Preferred Stock or shares of Series A Preferred Stock that constitute Dissenting Shares shall aggregate more than 5% of the then outstanding shares of Series A Preferred Stock. In addition, this Agreement may be terminated at any time prior to the Effective Time, whether before or after Stockholder Approval, by the Board of Directors of either of Avatex or Xetava, including, without limitation, because of the non-fulfillment of any of the conditions set forth in Article IV hereof. In the event of termination of the Merger pursuant to the foregoing sentences, this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto.

                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented, before or after Stockholder Approval, only by written agreement of Avatex and Xetava at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this Agreement is adopted by Avatex's stockholders pursuant to Section 3.2, no such amendment or modification shall be made that by law requires further approval by the stockholders of Avatex entitled to vote thereon without the further approval of such stockholders.

     SECTION 7.2 INDEMNIFICATION. (a) The Surviving Corporation shall maintain, for a period of at least six years from the Effective Time, (i) director and officer liability insurance providing at least $30 million of coverage with respect to Avatex's present and former officers and directors and other similar coverage as the current policies maintained by or on behalf of Avatex, and containing terms and conditions which are no less advantageous with respect to matters existing or occurring at or prior to the Effective Time, and in the event any claim is made against present or former directors or officers of Avatex that is covered, in whole or in part, or potentially so covered by insurance, the Surviving Corporation shall not do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim; provided, however, that if the cost of maintaining such insurance exceeds twice the current cost related to providing such insurance (the "Current Cost"), then the Surviving Corporation shall maintain such director and officer liability insurance with the maximum amount of coverage obtainable at twice such Current Cost, and (ii) provisions in its certificate of incorporation and by-laws relating to indemnification, exculpation and advancement of expenses no less favorable than the rights to indemnification, exculpation and advancement of expenses now existing in favor of the present and former directors and officers of Avatex and its subsidiaries as provided in its certificate of incorporation or by-laws or otherwise in effect on the date hereof; provided, however, that with respect to any claim asserted, made or originated prior to the expiration of such six-year period until the final disposition of such Claim (as hereinafter defined), and that during such period, the Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended to reduce or limit the rights of indemnity or advancement of expenses of the present and former directors or officers of Avatex, or the ability of the Surviving Corporation to indemnify (or advance expenses to) them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or advancement of expenses or the ability to indemnify or advance expenses.

     (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Avatex against all losses, claims, damages, costs, expenses or liabilities, or in connection with any claim, action, suit, proceeding or investigation (a "Claim"), arising out of the fact that such person is or was an officer or director of Avatex (or out of any action taken by any such person on behalf of Avatex), pertaining to any matter existing or occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, or at or after, the Effective Time. In each case such indemnification shall be to the fullest extent that a corporation is permitted under applicable law to indemnify its own directors and officers, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each such present or former director or officer of Avatex seeking indemnification hereunder to the full extent permitted by law).

     (c) Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification under this
Section 7.2, it shall direct, at
the election of the director or officer of Avatex seeking indemnification hereunder, that the determination of any such approval shall be made by independent counsel acceptable to the Surviving Corporation selected by such present or former director or officer of Avatex seeking indemnification hereunder.

     (d) This Section 7.2 shall survive the consummation of the Merger. The provisions of this Section 7.2 are intended to be for the benefit of, and shall be enforceable by the present and former directors and officers of Avatex. The rights provided under this Section 7.2 shall be in addition to, and not in lieu of, any rights to which any party may have under the Certificate of Incorporation or By-Laws of Avatex or the Surviving Corporation, any other agreements or otherwise.

     SECTION 7.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     SECTION 7.4 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     SECTION 7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.6 INTERPRETATION; DEFINITIONS. (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation; and (iii) the term "business day" shall mean any day of the week other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. Terms defined herein in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (b) Each of the following terms shall have the respective meaning ascribed such term in the section of this Agreement set forth opposite such term below:

TERM                                                           SECTION
------------------------------------------------------------   -------------------------
Actual Tax Amount                                              2.1(a)(ii)(A)(II)
Agreement                                                      Introductory Paragraph
Avatex                                                         Introductory Paragraph
Avatex Option Plan                                             2.5
Avatex Shares                                                  Recitals
Avatex Stock Option Plans                                      2.5
Cash Payment                                                   2.1(a)(ii)(A)(II)
Certificate                                                    2.3(a)
Certificate of Merger                                          1.2
Claim                                                          7.2(b)
Closing                                                        5.1
Closing Date                                                   5.1
Code                                                           4.6
Common Stock Exchange Ratio                                    2.1(a)(i)

TERM                                                           SECTION
------------------------------------------------------------   -------------------------
Constituent Corporations                                       Introductory Paragraph
Convertible Preferred Deferred Contingent Cash Right           2.1(a)(ii)(A)(I)
Convertible Preferred Exchange Ratio                           2.1(a)(ii)
Convertible Preferred Stock                                    Recitals
Convertible Preferred Stock Alternate Consideration            2.1(a)(ii)(A)(I)
Convertible Preferred Stock Alternate Consideration Election   2.2(a)
Convertible Preferred Stock Electing Shares                    2.1(a)(ii)
Current Cost                                                   7.2(a)
Deferred Contingent Cash Rights                                2.1(a)(iv)
DGCL                                                           Recitals
Dissenting Shares                                              2.8
Effective Time                                                 1.2
Election Deadline                                              2.2(c)
Excess Payout                                                  2.7(d)
Exchange Act                                                   3.1
Exchange Agent                                                 2.3(a)
Existing Common Stock Certificates                             2.3(j)
Fairness Opinion                                               3.5(a)
Form of Election                                               2.2(c)
HL                                                             3.5(a)
Incentive Plan                                                 2.6(b)
Interim Payment                                                2.7(d)
Income Tax                                                     2.1(a)(ii)(A)(II)
Litigation Income                                              2.6(b)
McKesson Litigation                                            2.1(a)(ii)(A)(II)
Merger                                                         Recitals
Merger Consideration                                           2.1(a)(iv)
Net Recovery                                                   2.1(a)(ii)(A)(II)
Net Recovery Participation Cap                                 2.1(a)(ii)(A)(II)
New Avatex Common Stock                                        2.1(a)(i)
Newco                                                          Recitals
Old Avatex Common Stock                                        Recitals
Original Merger Agreement                                      Recitals
Other Exchange                                                 2.3(e)
OTCBB                                                          2.3(e)
Phar-Mor Stock                                                 3.6(b)
Proxy Statement                                                3.1
Record Date                                                    2.2(c)
Registration Statement                                         3.1
Retained DCCR Payment Amount                                   2.7(d)
Representative                                                 2.2(c)
SEC                                                            3.1
Securities Act                                                 3.1
Series A Preferred Deferred Contingent Cash Right              2.1(a)(iii)(A)(I)
Series A Preferred Exchange Ratio                              2.1(a)(iii)(A)
Series A Preferred Stock                                       Recitals
Series A Preferred Stock Alternate Consideration               2.1(a)(iii)(A)(I)
Series A Preferred Stock Alternate Consideration Election      2.2(b)
Series A Preferred Stock Electing Shares                       2.1(a)(iii)(A)
6.75% Notes                                                    2.1(a)(ii)(A)(I)

TERM                                                           SECTION
------------------------------------------------------------   -------------------------
6.75% Notes Indenture                                          2.1(a)(ii)(A)(I)
Solvency Opinion                                               3.5(b)
Stock Options                                                  2.5
Stockholder Approval                                           4.1
Stockholders' Agreement                                        Recitals
Stockholders' Meeting                                          3.2
Surviving Corporation                                          1.1
Trading Day                                                    2.3(e)
Voting Agreement                                               Recitals
Warrant Agreement                                              2.1(a)(ii)(A)(I)
Xetava                                                         Introductory Paragraph


     SECTION 7.7 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto and the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter, including the Original Merger Agreement.

     IN WITNESS WHEREOF, Avatex and Xetava have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.

                                          AVATEX CORPORATION

                                          By: /s/ Abbey J. Butler
                                              -------------------------------
                                              Abbey J. Butler,
                                              Co-Chief Executive Officer

                                          XETAVA CORPORATION

                                          By: /s/ Melvyn J. Estrin
                                              -------------------------------
                                              Melvyn J. Estrin,
                                              Co-Chief Executive Officer

                [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]


                                                                         ANNEX B

May 6, 1999

To The Board of Directors of
  Avatex Corporation

Dear Directors:

     We understand that Avatex Corporation (hereinafter the "Company") is considering a merger with Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Xetava"), or another transaction, pursuant to which (x) shares of the Company's common stock, par value $5.00 per share (the "Old Avatex Common Stock"), will be converted into common shares of the surviving company in such merger or other transaction; and (y) (1) shares of the Company's $4.20 Cumulative Exchangeable Series A Preferred Stock (the "$4.20 Preferred") and shares of the Company's $5.00 Cumulative Convertible Preferred Stock (the "$5.00 Preferred") will be converted into common shares of the surviving company in such merger or other transaction, or (2) holders of shares of the $4.20 Preferred and $5.00 Preferred could elect to receive in such merger or other transaction for their shares of $4.20 Preferred and/or $5.00 Preferred a pro rata share of (i) a cash amount, (ii) debt and/or other securities of the Company or of a subsidiary of the Company, and/or (iii) a portion of any recovery the Company receives from certain litigation. The foregoing or any other transaction pursuant to which the Company or any other party issues cash or debt or equity securities in exchange for or in consideration of, or the purchase or redemption, directly or indirectly, by the Company or any other party, of all or a substantial portion of the Old Avatex Common Stock, the $4.20 Preferred and the $5.00 Preferred, is referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it. We understand that the terms and conditions of the Transaction have not been finalized. Our Opinion is necessarily based on the latest available information as of the date of this Opinion.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

           1. reviewed the Company's form 10-K for the fiscal year ended March 31, 1998, the Company's form 10-Q for the nine month period ending December 31, 1998, and the Company's internal, unaudited results through February 28, 1999, which the Company's management has identified as the most current information available;

           2. reviewed copies of the following agreements: Employment Agreements and Amendments, Real Estate Appraisals, Certificate of Designation of $5.00 Cumulative Preferred Stock, Certificate of Designation of the $4.20 Cumulative Exchangeable Series A Preferred Stock;

           3. reviewed the General Terms and Conditions of Settlement Between Avatex Corp. and Certain Preferred Shareholders;

           4. reviewed the Company's Draft Stockholders Agreement, the Draft Amended and Restated Agreement And Plan of Merger, Draft Pledge and Security Agreement, Draft Voting Agreement, Draft Warrant Agreement, and Draft Promissory Note;

           5. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

           6. visited certain facilities and business offices of the Company;

           7. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the period March 1999 to May 2003;

           8. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

           9. reviewed other publicly available financial data for the Company and certain publicly-held investments of the Company; and

          10. conducted such other studies, analyses and investigations as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by public common stockholders of the Company, pursuant to the Transaction, is fair to them from a financial point of view.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

                                                                         ANNEX C

May 6, 1999

To The Board of Directors of
  Avatex Corporation

Dear Directors:

     We understand that Avatex Corporation (hereinafter the "Company") is considering a merger with Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Xetava"), or another transaction, pursuant to which (x) shares of the Company's common stock, par value $5.00 per share (the "Old Avatex Common Stock"), will be converted into common shares of the surviving company in such merger or other transaction; and (y) (1) shares of the Company's $4.20 Cumulative Exchangeable Series A Preferred Stock (the "$4.20 Preferred") and shares of the Company's $5.00 Cumulative Convertible Preferred Stock (the "$5.00 Preferred") will be converted into common shares of the surviving company in such merger or other transaction, or (2) holders of shares of the $4.20 Preferred and $5.00 Preferred could elect to receive in such merger or other transaction for their shares of $4.20 Preferred and/or $5.00 Preferred a pro rata share of (i) a cash amount, (ii) debt and/or other securities of the Company or of a subsidiary of the Company, and/or (iii) a portion of any recovery the Company receives from certain litigation. The foregoing or any other transaction pursuant to which the Company or any other party issues cash or debt or equity securities in exchange for or in consideration of, or the purchase or redemption, directly or indirectly, by the Company or any other party, of all or a substantial portion of the Old Avatex Common Stock, the $4.20 Preferred and the $5.00 Preferred, is referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it. We understand that the terms and conditions of the Transaction have not been finalized. Our Opinion is necessarily based on the latest available information as of the date of this Opinion.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

           1. reviewed the Company's form 10-K for the fiscal year ended March 31, 1998, the Company's form 10-Q for the nine month period ending December 31, 1998, and the Company's internal, unaudited results through February 28, 1999, which the Company's management has identified as the most current information available;

           2. reviewed copies of the following agreements: Employment Agreements and Amendments, Real Estate Appraisals, Certificate of Designation of $5.00 Cumulative Preferred Stock, Certificate of Designation of the $4.20 Cumulative Exchangeable Series A Preferred Stock;

           3. reviewed the General Terms and Conditions of Settlement Between Avatex Corp. and Certain Preferred Shareholders;

           4. reviewed the Company's Draft Stockholders Agreement, the Draft Amended and Restated Agreement And Plan of Merger, Draft Pledge and Security Agreement, Draft Voting Agreement, Draft Warrant Agreement, and Draft Promissory Note;

           5. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

           6. visited certain facilities and business offices of the Company;

           7. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the period March 1999 to May 2003;

           8. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

           9. reviewed other publicly available financial data for the Company and certain publicly-held investments of the Company; and

          10. conducted such other studies, analyses and investigations as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the $4.20 Preferred shareholders, pursuant to the Transaction, is within a reasonable range of fair value of the $4.20 Preferred; and the consideration to be received by the $5.00 Preferred shareholders, pursuant to the Transaction, is within a reasonable range of fair value of $5.00 Preferred.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

                                                                         ANNEX D

May 6, 1999

To The Board of Directors
  of Avatex Corporation

Dear Directors:

     We understand that Avatex Corporation (hereinafter the "Company") is considering a merger with Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Xetava"), or another transaction, pursuant to which (x) shares of the Company's common stock, par value $5.00 per share (the "Old Avatex Common Stock"), will be converted into common shares of the surviving company in such merger or other transaction; and (y) (1) shares of the Company's $4.20 Cumulative Exchangeable Series A Preferred Stock (the "$4.20 Preferred") and shares of the Company's $5.00 Cumulative Convertible Preferred Stock (the "$5.00 Preferred") will be converted into common shares of the surviving company in such merger or other transaction, or (2) holders of shares of the $4.20 Preferred and $5.00 Preferred could elect to receive in such merger or other transaction for their shares of $4.20 Preferred and/or $5.00 Preferred a pro rata share of (i) a cash amount, (ii) debt and/or other securities of the Company or of a subsidiary of the Company, and/or (iii) a portion of any recovery the Company receives from certain litigation. The foregoing or any other transaction pursuant to which the Company or any other party issues cash or debt or equity securities in exchange for or in consideration of, or the purchase or redemption, directly or indirectly, by the Company or any other party, or all or a substantial portion of the Old Avatex Common Stock, the $4.20 Preferred and the $5.00 Preferred, is referred to collectively herein as the "Transaction." It is our understanding that the initial cash requirements for the Transaction will be obtained from the Company's currently existing cash balances.

     You have requested our written opinion (the "Opinion") as to the matters set forth below. This Opinion values the Company as a going-concern (including goodwill), on a pro forma basis, immediately after and giving effect to the Transaction and the associated indebtedness. For purposes of this Opinion, "fair value" shall be defined as the amount at which the Company would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and "present fair saleable value" shall be defined as the amount that may be realized if the Company's aggregate assets (including goodwill) are sold as an entirety with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"). We have used the same valuation methodologies in determining fair value and present fair saleable value for purposes of rendering this Opinion. The term "identified contingent liabilities" shall mean the stated amount of contingent liabilities identified to us and valued by responsible officers of the Company, upon whom we have relied upon without independent verification; no other contingent liabilities will be considered. Being "able to pay its debts as they become absolute and mature" shall mean that, assuming the Transaction has been consummated as proposed, and including the Company's cash balances after the close of the Transaction, the Company's financial forecasts for the period 1999 to 2003 indicate positive cash flow for such period, including proceeds from asset sales (and after giving effect to) the payment of installments due under loans made pursuant to the indebtedness incurred in the

Transaction, as such installments are scheduled at the close of the Transaction. It is Houlihan Lokey's understanding, upon which it is relying, that the Company's Board of Directors and any other recipient of the Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Houlihan Lokey's Opinion hereunder.

     Notwithstanding the use of the defined terms "fair value" and "present fair saleable value," we have not been engaged to identify prospective purchasers or to ascertain the actual prices at which and terms on which the Company can currently be sold, and we know of no such efforts by others. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the Company would actually be sold for the amount we believe to be its fair value and present fair saleable value.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Company's form 10-K for the fiscal year ended
     March 31, 1998, the Company's form 10-Q for the nine month period ending December 31, 1998, and the Company's internal, unaudited results through February 28, 1999, which the Company's management has identified as the most current information available;

          2. reviewed copies of the following agreements: Employment Agreements and Amendments, certain real estate appraisals, Certificate of Designation of $5.00 Cumulative Preferred Stock, Certificate of Designation of the $4.20 Cumulative Exchangeable Series A Preferred Stock;

          3. reviewed the General Terms and Conditions of Settlement Between Avatex Corp. and Certain Preferred Shareholders, the Draft Amended and Restated Merger Agreement, Draft Shareholders Agreement, Draft Warrant Agreement, and Draft Promissory Note;

          4. reviewed the Company's Performance Incentive Plan;

          5. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

          6. visited certain facilities and business offices of the Company;

          7. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the period March 1999 to May 2003 ("Certified Forecast");

          8. reviewed other publicly available financial data for the Company and certain publicly-held investments of the Company; and

          9. conducted such other studies, analyses and investigations as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material adverse change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. In addition, we have assumed the following:

          1. The Company will limit employee cash bonuses to 25% of the cumulative excess, after tax, cash flow from the sale of assets (or from other sources not included in the forecast) since the Transaction settlement in excess of the cumulative estimated, after tax, cash proceeds projected for the respective period subsequent to the Transaction in the Certified Forecast. Further, the Company will make no distribution of cash bonuses until the 1-year anniversary of the Transaction. In addition, the Company will make no cash bonuses if the Company's cash balance after payment of such cash bonuses is less than $10 million prior to the extinguishment of the Foxmeyer Bankruptcy Trustee note ("Trustee Note" hereinafter). Once the Trustee Note is extinguished, the Company will make no cash bonuses if the Company's cash balance after payment of such cash bonuses is less than $5 million. Upon extinguishment of the Trustee Note and the 6.75% note to the Company's pre-Transaction preferred shareholders ("Preferred Note" hereinafter), the above limitations on the Company's cash bonuses will be terminated. In addition, the above limitations shall not apply to Litigation Income related bonuses as defined in the Company's Performance Incentive Plan;

          2. The Company and Mssrs. Butlers and Estrin will enter into additional amendments to their respective employment agreements under which Messrs. Butler or Estrin, as the case may be, will agree to the deferred payment of severance or other benefits if he is terminated without just cause under Section 5(d) of his employment agreement, provided that
     (i) the agreement to defer payment will not apply to any termination pursuant to the terms of the paragraph immediately preceding Section 6 of the employment agreement (other than as a result of the Transaction, in which case no severance or other benefits will be paid of deferred, or actions involving Phar-Mor or other entities affiliated with Mr. Butler or Mr. Estrin, in which case severance and other benefits will be deferred), and (ii) any severance and other benefits that are deferred will be paid after the Trustee note and the Preferred Note are paid or otherwise satisfied.

          3. The Company will limit investments in non-publicly traded securities (not included in the Certified Forecast) to the greater of $2 million or 50% of the cumulative excess, after tax, cash flow from the sale of assets (or from other sources not included in the forecast) since the Transaction settlement in excess of the cumulative estimated, after tax, cash proceeds projected for the respective period subsequent to the Transaction in the Certified Forecast until the Trustee Note is extinguished. However, the Company will make no cash investments in non-publicly traded securities (not included in the Certified Forecast) if the Company's aggregate cash balances (excluding cash related to the Company's real estate interests) after such investments is less than $10 million before the Trustee Note is extinguished. Once the Trustee Note is extinguished, the Company will not make investments in non-publicly traded securities (not included in the Certified Forecast) if the cash balance after such investments is less than $5 million. Upon extinguishment of the Trustee Note and the 6.75% note to the Company's pre-Transaction preferred shareholders ("Preferred Note" hereinafter), the above limitations on the Company's investments in non-publicly traded securities (not included in the Certified Forecast) will be terminated.

     In addition, our analysis was predicated on the one of the following events occurring prior to closing:

          a) The Company obtaining a line of credit (or overdraft availability) of at least $4MM from a financial institution; or

          b) The Company completing the sale of its real estate investments for an amount greater than $10MM before the transaction closing.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion as of the date of this letter that, assuming the Transaction had been consummated as proposed, immediately after and giving effect to the Transaction: (a) on a pro forma basis, the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified contingent liabilities; (b)the Company should be able to pay its debts as they become absolute and mature; and

(c) the capital remaining in the Company after the Transaction would not be unreasonably small for the business in which the Company is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Transaction.

     This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated January 8, 1999, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                                                         ANNEX E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                  FORM 10-K/A
                                AMENDMENT NO. 2

               [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE FISCAL YEAR ENDED MARCH 31, 1999

             [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-8549

                               AVATEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 DELAWARE                                                25-1425889
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

         5910 NORTH CENTRAL EXPRESSWAY, SUITE 1780, DALLAS, TEXAS                           75206
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 214-365-7450

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                              TITLE OF EACH CLASS

                      Common Stock, par value $5 per share

                   $5 Cumulative Convertible Preferred Stock

             $4.20 Cumulative Exchangeable Series A Preferred Stock

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing
requirements for the past 90 days.   Yes /x/   No / /

     Indicate by check mark if disclosure of delinquent filers pursuant to

Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to the Form 10-K.   / /

     On October 1, 1999, the aggregate value of voting stock held by non-affiliates of the registrant was approximately $12,132,000.

     On October 1, 1999, there were 13,806,487 shares of the registrant's common stock outstanding before deducting 801,101 shares which represent the Corporation's 38.4% equity interest in common stock of the Corporation owned by Phar-Mor, Inc.

                        DOCUMENTS INCORPORATED BY REFERENCE:

     The financial statements of Phar-Mor, Inc. as reported in their Annual Report on Form 10-K for the fiscal year ended July 3, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Amendment No. 2 on Form 10-K/A to the Annual Report of Avatex Corporation hereby amends, in its entirety, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1999. This Amendment reflects the restatement of the Corporation's financial statements to report the operations of the Corporation's real estate segment as a discontinued operation. Subsequent to the issuance of the Corporation's fiscal 1999 financial statements and the filing of its fiscal 1999 Form 10-K with the Securities and Exchange Commission, management determined that it should restate its fiscal 1999 financial statements and related disclosures to reflect its real estate segment as a discontinued operation. For comparative purposes, the statements of operations, for all periods presented, have been restated to reflect the income from real estate operations in "Gain (loss) from discontinued operations, net of taxes." The balance sheet at March 31, 1999 reflects the assets and liabilities related to the real estate segment as "Net assets of discontinued operations held for sale." This restatement does not change the Corporation's net loss or loss per share. The significant effects of the restatement are presented in Note T to the consolidated financial statements.

                                     PART I

ITEM 1. BUSINESS

     Avatex Corporation is a holding company that, along with its subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, Inc. ("Phar-Mor"), its 38% owned affiliate, the Corporation is involved in operating a chain of discount retail drugstores.

     The Corporation was incorporated in Delaware on September 27, 1982, to effect a corporate restructuring of National Steel Corporation ("NSC") and its subsidiaries in which NSC assets pertaining to the steel industry were separated from its non-steel assets. On September 13, 1983, NSC was merged into a subsidiary of the Corporation and the stockholders of NSC became stockholders of the Corporation. The Corporation sold substantially all of its investment in NSC and related metals operations by fiscal 1991 and invested in distribution businesses, principally FoxMeyer Corporation ("FoxMeyer"). On August 27, 1996, the Corporation's subsidiary, FoxMeyer, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On November 8, 1996, the Bankruptcy Court approved the sale of the principal assets of FoxMeyer and FoxMeyer Drug Company ("FoxMeyer Drug") to McKesson Corporation ("McKesson"). On March 18, 1997, the Chapter 11 cases were converted into Chapter 7 liquidation cases. In September 1995 and September 1997, the Corporation directly and indirectly acquired certain equity investments in Phar-Mor and currently owns approximately 38.4% of Phar-Mor's outstanding common stock.

     On June 18, 1999, the Corporation announced that it had reached an agreement with the holders of a majority of its two series of preferred stock on the terms of a revised merger between the Corporation and Xetava Corporation ("Xetava"), a wholly-owned subsidiary of the Corporation, and the settlement of three lawsuits brought by certain holders of the Corporation's preferred stock against the Corporation and Xetava relating to a prior merger transaction announced in April 1998. See disclosures in Items 3, 7 and 8 concerning the proposed merger and its impact on the Corporation.

                            DESCRIPTION OF BUSINESS

     Cautionary Statement under the Private Securities Litigation Reform Act of 1995: This Annual Report on Form 10-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the assumptions, beliefs and opinions of the Corporation's management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks and uncertainties, including, but not limited to, the risk that the Corporation may be unable to implement its strategies to reduce the possibility it may not continue as a going concern. In industries in which the Corporation operates or invests, it also faces risks associated with currently unforeseen competitive pressures; the ability of the Corporation's and investees' management to develop, implement and market their products and services; and other such risks. These other risks include decreased consumer spending, customer concentration issues, millennium compliance issues and the effects of general economic conditions. In addition, the Corporation's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Corporation's reports and statements filed from time to time with the Securities and Exchange Commission, including this report. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. The forward-looking statements made in this document speak only to the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

     The Corporation's fiscal year ends on March 31; therefore, references to fiscal 1999, fiscal 1998, etc. herein refer to the Corporation's fiscal year ending on March 31 of that year.

REAL ESTATE

     The Corporation made certain investments in real estate through limited partnerships. These limited partnerships were controlled by wholly-owned subsidiaries of the Corporation which held 50% partnership interests in these limited partnerships. The limited partnerships were engaged in the buying, holding, operating and disposing of real estate. At March 31, 1999, the Corporation owned interests in three real estate developments consisting of hotels and an office building. On May 12, 1999, the Corporation announced it had reached an agreement to sell its interests in these three real estate developments. At the closing of the sale on May 27, 1999, the Corporation received $11.4 million in cash and a one-year, secured note in the amount of $0.6 million. See "Item 7. Overview" and Note S to the consolidated financial statements. The real estate developments were as follows:

     A 38,510 square foot office building and 150 room hotel located in Annapolis, Maryland. Both properties were purchased in November 1993 and refurbished. The office building was approximately 84% occupied and the hotel was approximately 63% occupied during fiscal 1999.

     A 194 room hotel located in Washington, D.C. in the Watergate area. A partnership in which the Corporation is a general partner assumed operating control of the hotel in November 1995 and had refurbished the property. The fiscal 1999 occupancy rate was approximately 78%.

     A 103,000 square foot office building with adjoining townhouse located in the Scott Circle area of Washington, D.C. was purchased in May 1996. The townhouse was sold in January 1998. The office building was renovated into a 156 room hotel which opened in October 1998. The occupancy rate since opening has been approximately 65%.

     As a result of the sale of all of the Corporation's interest in the above properties, the real estate activities of the Corporation are accounted for on a discontinued basis.

EQUITY INVESTMENT IN PHAR-MOR, INC.

     The Corporation owns approximately 38.4% of Phar-Mor's outstanding common stock.

     Phar-Mor operates a chain of 138 discount retail drugstores in 24 states, under the names "Phar-Mor", "Pharmhouse" and "The Rx Place", devoted to the sale of prescription and over-the-counter drugs, health and beauty care products, and other general merchandise and grocery items. Approximately 40% of Phar-Mor stores are located in Pennsylvania, Ohio and West Virginia; 20% are located in Virginia, North Carolina and South Carolina; and 14% are located in New York and New Jersey.

     During fiscal 1999, Phar-Mor acquired 2,086,200 shares of the Corporation's common stock (15.1% of the currently issued shares of common stock) at a cost of approximately $5.0 million. The Corporation has been advised by Phar-Mor that it will acquire, from certain preferred stockholders of the Corporation, an additional 2,862,400 shares of the Corporation's common stock (20.7% of the currently issued shares) at $2.00 per share upon consummation of the proposed Avatex and Xetava merger. See "Item 7. Overview" and Note S to the consolidated financial statements.

OTHER

     The Corporation holds an approximate 11.4% common stock interest in Carson, Inc. ("Carson"), a global manufacturer of ethnic hair care products.


     At March 31, 1999, the Corporation had an approximate 3.2% common stock interest in JW Genesis Financial Corp., a full service securities broker and investment banking firm providing securities transaction processing and other related services. The Corporation sold all of its interest during April, May and June 1999 at prevailing market prices.


     The Corporation has an approximate 5.0% common stock interest in Imagyn Medical Technologies, Inc. ("Imagyn"), a developer, manufacturer and distributor for the urology, minimally invasive and general surgery, and gynecology markets. In May 1999, Imagyn consented to the entry of an order of relief in a Chapter 11 bankruptcy proceeding. Under its proposed plan of reorganization, Imagyn's common stockholders will not receive any distributions. The Corporation subsequently wrote off its investment in Imagyn in fiscal 2000 as a result of the bankruptcy filing.

     The Corporation holds the equivalent of an approximate 12.9% fully-diluted interest in RAS Holding Corp. ("RAS"), assuming conversion of all the outstanding RAS preferred stock and the exercise of all the outstanding RAS options and warrants. RAS is a privately held corporation involved in the development and distribution of medical optical devices.

     The Corporation holds the equivalent of an approximate 6.3% interest in Caring Technologies, Inc. ("Caring"), which is a privately held corporation that develops, manufactures and markets miniature continuous-wear vital signs monitors that combine proprietary sensor and wireless data transmission technologies. In addition, in May 1999, the Corporation made a one year, secured loan for $1.0 million to Caring and also received five-year warrants to purchase
1.0 million shares of common stock at $1.30 per share.

     The Corporation, through a limited liability company, holds the equivalent of an approximate 20.5% interest in Chemlink Laboratories LLC ("Chemlink"), which is principally engaged in the development, manufacture and distribution of effervescent tablet formulations for use in cleaning, disinfectant and sterilization applications as well as in various household products.

     The Corporation has an approximate 12.3% indirect ownership interest in AM Cosmetics, Inc. ("AM"), a leading privately held manufacturer of low cost cosmetics. Subsequent to the fiscal year end, AM undertook a reorganization plan which has reduced the Corporation's ownership interest to approximately 3.9%.

     The Corporation owns $1.25 million of preferred stock of HPD Holdings Corp. ("HPD"), which is a privately held corporation whose subsidiary manufactures, sells and distributes household product lines. The Corporation also owns 2.5% of the common stock of HPD.

     The interests in Chemlink, HPD and RAS noted above are the Corporation's direct interest and do not give effect to Phar-Mor's investments in these same companies. Phar-Mor has an approximate 6.9% interest in RAS on a fully-diluted basis, a 17.9% interest in Chemlink, and also owns $1.25 million of preferred stock and 2.5% of the common stock of HPD.

     The Corporation owned 17.4% of Ben Franklin Retail Stores, Inc. ("Ben Franklin") which filed for protection under the Bankruptcy Code in July 1996 and subsequently liquidated its assets under Chapter 7 of the Bankruptcy Code. The Corporation wrote off its investment in Ben Franklin in fiscal 1997 as a result of the bankruptcy filing.

                            ENVIRONMENTAL REGULATION

     The Corporation, like many other enterprises, is subject to federal, state and local laws and regulations governing environmental matters. Such laws and regulations primarily affect the Corporation's previously sold or discontinued operations where the Corporation retained all or part of any environmental liabilities on conditions existing at the date of sale.

     It is anticipated that compliance with statutory requirements related to environmental quality will continue to necessitate cash outlays by the Corporation for certain of its former operations. The amounts of these liabilities are difficult to estimate due to such factors as the unknown extent of the remedial actions that may be required and, in the case of sites not owned by the Corporation, the unknown extent of the Corporation's probable liability in proportion to the probable liability of other parties. Moreover, the Corporation may have environmental liabilities that the Corporation cannot, in its judgment, estimate at this time and that losses attributable to remediation costs may arise at other sites. Management recognizes that additional work may need to be performed to ascertain the ultimate liability for such sites, and that further information may ultimately change management's current assessment. See Note N to the consolidated financial statements of the Corporation and "Item 3. Legal Proceedings" contained herein for a discussion of outstanding environmental actions involving the Corporation.

                                   EMPLOYEES

     The number of persons employed by the Corporation and its consolidated subsidiaries was 13 at March 31, 1999. This number does not include 151 employees of the real estate limited partnerships who were employed at March 31, 1999 by their respective management companies.

ITEM 2. PROPERTIES

     The Corporation's executive office, located at 5910 North Central Expressway, Suite 1780, Dallas, Texas, contains approximately 8,997 square feet of space under a lease agreement that expires in December 2001. The Corporation licenses approximately 57% of such office space to other entities in which the Corporation has invested.

     The following additional information is provided for the real estate properties discussed in Item 1 under the caption "Real Estate". As stated in
Item 1, the Corporation sold its interests in these properties on May 27, 1999 and has accounted for its real estate investments on a discontinued basis.

     The Corporation had an investment in a hotel and office building located in Annapolis, Maryland that had a book value of $4.9 million and was encumbered by a $5.1 million loan. The occupancy rate for the hotel for fiscal 1995 through fiscal 1999 was 43%, 65%, 64%, 66% and 63%, respectively. The occupancy rate at year end for the office building for fiscal 1995 through fiscal 1999 was 95%, 100%, 100%, 91% and 84%, respectively. The loan was assumed by the other partner in the development when the Corporation's interest in the property was sold to that partner in May 1999. The office building had two tenants which occupied more than 10% of the 38,510 net rentable square feet. Fleet Business School occupied approximately 29% and NationsBank approximately 16% of the lease space. The average rental per square foot at the office building was $22.46 at March 31, 1999. The following table sets forth the lease expirations at the office building for all current tenants:

 FISCAL
  YEAR      NUMBER OF TENANTS    LEASE IN SQUARE FEET    ANNUAL RENTAL    % OF ANNUAL RENTAL
---------   -----------------    --------------------    -------------    ------------------
  2000              4                   21,119             $ 493,359             72.9%
  2002              1                    2,900                63,800              9.4%
  2003              4                    6,114               119,744             17.7%

     The Corporation had an investment in a hotel located in the Watergate area of Washington, D.C. that had a book value of $8.4 million and was encumbered by two loans totaling $7.3 million. The occupancy rate for the hotel since its acquisition in fiscal 1995 was 66%, 62%, 79% and 78%, respectively, for fiscal 1996 through fiscal 1999. The loans were repaid when the property was sold in May 1999.

     The Corporation had an investment in another hotel located in the Scott Circle area of Washington, D.C. that had a book value of $16.9 million and was encumbered by a construction loan of $13.2 million. The occupancy rate since the opening of the hotel in October 1998 was approximately 65%. The partnership that owns the property redeemed the Corporation's partnership interest in May 1999, and the lenders agreed to release the Corporation's subsidiary from liability on the construction loan.

ITEM 3. LEGAL PROCEEDINGS

MCKESSON/VENDOR LITIGATION

     On January 10, 1997, the Corporation filed a ten count lawsuit against McKesson and certain major pharmaceutical manufacturers styled FoxMeyer Health Corporation v. McKesson Corporation, et al., Cause No. 9700311, in the 95th Judicial District Court of Dallas County, Texas (the "McKesson Litigation"). In November 1998, the Corporation filed an amended petition, in which it withdrew three of the counts asserted in its original petition. As so amended, the Corporation alleges in the McKesson Litigation, among other things, that McKesson and the pharmaceutical manufacturers conspired to drive the Corporation's pharmaceutical distribution subsidiary, FoxMeyer Drug, out of business, and that McKesson obtained confidential financial and competitive information and used the information to cause damage to the Corporation. The Corporation seeks to recover in excess of $400 million in compensatory damages, plus punitive damages. In February 1997, certain defendants removed the lawsuit to the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and moved to transfer the McKesson Litigation to the United States Bankruptcy Court for the District of Delaware as a proceeding related to the Chapter 11 case of FoxMeyer Drug. On August 27, 1997, the Dallas Bankruptcy Court entered an order denying the defendants' motion to transfer and, on November 17, 1998, the Court granted the Corporation's motion to remand the McKesson Litigation back to Texas state court. As a result of a decision by the Delaware Bankruptcy Court (described below), the Dallas Bankruptcy Court also dismissed counts one, two and three of the Texas lawsuit to the extent that the claims were brought by the Corporation. On May 18, 1999, the United States District Court for the Northern District of Texas, Dallas Division, affirmed the Dallas Bankruptcy Court's decision to remand the McKesson Litigation back to Texas state court and denied as moot its decision not to transfer the McKesson Litigation to the Delaware Bankruptcy Court. The District Court has not yet ruled on the Corporation's cross-appeal of the Dallas Bankruptcy Court's order dismissing counts one, two and three. On June 16, 1999, certain of the defendants filed a notice of appeal of the portion of the District Court's decision that denied as moot the appeal of the Dallas Bankruptcy Court's decision not to transfer the McKesson Litigation to the Delaware Bankruptcy Court. On October 4, 1999, the appeal was dismissed at the defendants' request.

     In addition, on December 3, 1998, McKesson filed a counterclaim against the Corporation and a third party complaint against Bart A. Brown, Jr., the Chapter 7 Trustee (the "Trustee") of FoxMeyer and FoxMeyer Drug, and three of the Corporation's current or former officers, Abbey Butler, Melvyn Estrin and Edward Massman, alleging claims of fraudulent misrepresentation, negligent misrepresentation, breach of letter agreement and inducing breach of contract. The Corporation and the third party officer defendants believe that the counterclaim and the third party claims are without merit and will vigorously defend themselves against such claims.

     On February 26, 1997, the Official Unsecured Creditors' Committee of the FoxMeyer and FoxMeyer Drug bankruptcy estates (the "Committee") filed a lawsuit against the Corporation in the Delaware Bankruptcy Court under Adversary No. 97-20. In the Delaware lawsuit, the Committee sought a declaration that the claims asserted by the Corporation in the McKesson Litigation are property of the FoxMeyer and FoxMeyer Drug estates and an injunction barring the Corporation from continuing to prosecute the McKesson Litigation. The Trustee has succeeded to the interests of the Committee, and McKesson and the other Texas defendants subsequently intervened in the Committee's lawsuit. McKesson filed its own complaint and asserted that (a) as of the commencement of the Chapter 11 cases in August 1996, the claims asserted in the McKesson Litigation were property of the FoxMeyer and FoxMeyer Drug estates, and (b) as of November 1996, when McKesson purchased substantially all of the assets of FoxMeyer Drug, the claims were transferred to McKesson. On August 24, 1998, the Delaware Bankruptcy Court denied the Texas defendants' first motion for summary judgment and ruled that the parties should return to Texas and move the McKesson Litigation forward as much as possible. On November 12 and 16, 1998, the Delaware Bankruptcy Court granted in part and denied in part the Texas defendants' second motion for summary judgment and ruled that the Corporation is judicially estopped from pursuing counts one, two and three of the Texas lawsuit (for fraud, negligent misrepresentation and conspiracy). The Delaware Bankruptcy Court also indicated that, if discovery shows that there is "substantial overlap" between the factual allegations underlying counts one, two and three and those underlying the remaining counts (for breach of confidential relationship, tortious interference with contract, interference with business and business disparagement), those counts may be barred as well. In response, the Texas defendants filed a renewed motion for summary judgment with respect to the remaining four counts of the lawsuit. On August 6, 1999, the Delaware Bankruptcy Court denied the renewed motion, ruling that "the parties should proceed to discovery and trial in Texas." Discovery is now underway before the Texas State Court, and the case is set for trial in September 2000. In addition, the Corporation has recently entered into a settlement agreement with one of the manufacturer defendants in the McKesson Litigation, under which the Corporation received a confidential settlement payment.

1994 MERGER LITIGATION

     On March 1, 1994, the Corporation and FoxMeyer announced that the Corporation had proposed a merger in which FoxMeyer would be merged with and into a wholly-owned subsidiary of the Corporation, making FoxMeyer a wholly-owned subsidiary of the Corporation. Shortly after the announcement, class action lawsuits were filed against the Corporation, FoxMeyer and certain of FoxMeyer's officers and directors in the Delaware Court of Chancery. Following a number of procedural matters, and the execution (and subsequent withdrawal) of a Memorandum of Understanding dated June 30, 1994 under which the litigation would be dismissed, the litigation was consolidated and an amended complaint was filed on February 13, 1996. The amended complaint alleged that the defendants breached their fiduciary duties to FoxMeyer's shareholders by agreeing to the merger at an unfair price and at a time designed so that the Corporation could take advantage of, among other things, an alleged substantial growth in the business of FoxMeyer. The complaint also alleged that the proxy statement issued in connection with the merger failed to disclose certain matters relating to the proposed merger. In fiscal 1999, the parties reached a tentative settlement of the lawsuit in which the Corporation will pay the class the amount of $1,450,000, a portion of which will be paid by the directors' insurance carrier. The settlement is subject to definitive documentation and approval by the Delaware Court of Chancery.

1996 SHAREHOLDER LITIGATION

     The Corporation and certain of its current and former officers and directors have been named in a series of purported class action lawsuits that were filed and subsequently consolidated under Zuckerman, et al. v. FoxMeyer Health Corporation, et al., in the United States District Court for the Northern District of Texas, Dallas Division, Case No. 396-CV-2258-T. The lawsuit purports to be brought on behalf of purchasers of the Corporation's common and its Series A and convertible preferred stocks during the period July 19, 1995 through August 27, 1996. On May 1, 1997, plaintiffs in the lawsuit filed a consolidated amended class action complaint, which alleges that the Corporation and the defendant officers and directors made misrepresentations of material facts in public statements or omitted material facts from public statements, including the failure to disclose purportedly negative information concerning its National Distribution Center and Delta computer systems and the resulting impact on the Corporation's existing and future business and financial condition. On March 31, 1998, the Court denied the Corporation's motion to dismiss the amended complaint in the lawsuit. Discovery is proceeding in the lawsuit, and the parties are awaiting a ruling on the plaintiffs' class certification motion. The Corporation intends to continue to vigorously defend itself in the lawsuit.

     The Corporation and its Co-Chairmen and Co-Chief Executive Officers have also been named as defendants in Grossman v. FoxMeyer Health Corp., et al., Cause No. 96-10866-J, in the 191st Judicial Court of Dallas County, Texas. As initially filed, the lawsuit purports to be brought on behalf of all holders of the Corporation's common stock during the period October 30, 1995 through July 1, 1996, and seeks unspecified money damages. Plaintiff asserts claims of common law fraud and negligent misrepresentation, based on allegations that she was induced not to sell her shares by supposed misrepresentations and omissions that are substantially the same as those alleged in the Zuckerman action described above. On September 28, 1997, the Court denied the Corporation's motion for summary judgment in the lawsuit. On August 10, 1999, however, the Court entered an Order Denying
Class Certification, in which it ruled that only some elements necessary for class certification were met and denied the plaintiff's motion to certify a class of holders of the Corporation's stock for purposes of the litigation. The Corporation intends to continue to vigorously defend itself in the lawsuit.

PREFERRED STOCKHOLDER LITIGATION

     In April 1998, three lawsuits were filed by certain of the Corporation's preferred stockholders relating to the proposed merger of the Corporation into Xetava. First, on April 23, 1998, Elliott Associates, L.P. ("Elliott") filed a lawsuit against the Corporation, Xetava and seven of the Corporation's directors in the Delaware Court of Chancery. In this lawsuit, Elliott sought to enjoin the proposed merger by alleging that (i) the proposed merger required the consent of the holders of the Corporation's preferred stock, (ii) the individual defendants' actions in approving the merger breached their fiduciary duties of care and loyalty, and (iii) the individual defendants further breached their fiduciary duties by structuring the merger in a manner calculated to entrench themselves in office. Second, on April 23, 1998, Harbor Finance Partners, Ltd. and Anvil Investment Partners, L.P. (collectively, "Harbor") filed a purported class action lawsuit, allegedly on behalf of the holders of the Corporation's two series of preferred stock, against the Corporation and the same seven individual defendants in the Delaware Court of Chancery. In this lawsuit, Harbor alleged the same allegations contained in the first two counts of the Elliott lawsuit, and further alleged that (i) the defendants breached the implied covenant of good faith in the "organic corporate documents" applicable to the preferred stock and (ii) the defendants' actions constituted an anticipatory breach of such documents. Third, on April 29, 1998, Robert Strougo filed a lawsuit against the Corporation and the seven individual defendants in the Delaware Court of Chancery, which was substantially identical to the Harbor lawsuit. In August 1998, the Delaware Supreme Court ruled in these lawsuits that the holders of the Corporation's convertible preferred stock have the right to vote separately as a class on the proposed merger of the Corporation into Xetava, as it was structured and announced by the Corporation on April 14, 1998. On June 18, 1999, the Corporation announced an agreement with the plaintiffs to settle and dismiss the lawsuits in connection with the revised proposed merger of Xetava into the Corporation. The settlement of the lawsuits is subject to various conditions, including the approval of the Delaware Court of Chancery and the closing of the proposed merger transaction, which in turn is subject to various conditions, including the approval of the transaction by the Corporation's common and two series of preferred stockholders, voting separately as a class. See Note S to the consolidated financial statements.

DERIVATIVE LITIGATION

     On June 5, 1998, Steven Mizel IRA and Anvil Investment Partners, L.P. filed a lawsuit, allegedly on behalf of the Corporation, against seven of the Corporation's current directors and three of its former directors who were members of its Personnel and Compensation Committee, under No. 602773198 in the Supreme Court of New York, County of New York. The plaintiffs were originally two holders of the Corporation's Series A preferred stock, and the lawsuit relates primarily to agreements and transactions between the Corporation and its Co-Chairmen and Co-Chief Executive Officers, Abbey Butler and Melvyn Estrin. The plaintiffs allege that, in connection with such agreements and transactions, (i) the defendants breached their fiduciary duty to the Corporation's stockholders,
(ii) the compensation arrangements between the Corporation and Messrs. Butler and Estrin constitute corporate waste, and (iii) the defendants caused the Corporation's subsidiaries and affiliates to improperly purchase the Corporation's common stock based on confidential non-public information. The plaintiffs seek damages, injunctive relief and an accounting. In January 1999, a stipulation was executed providing that the litigation, insofar as brought by Stephen Mizel IRA, was voluntarily discontinued with prejudice. In April 1999, the Court denied the remaining plaintiff's motion to amend its complaint to allege additional claims. In October 1999, the defendants moved for summary judgment, and a hearing on the motion is set on

November 30, 1999. The Corporation has been paying the defense costs of the defendants in accordance with Delaware General Corporation Law, the Corporation's charter and by-laws, and the terms and conditions of Indemnification Agreements between the Corporation and certain of the defendants.

NATIONAL ALUMINUM CORPORATION

     During the fiscal year ended March 31, 1990, the Corporation disposed of the operating assets of its subsidiary, National Aluminum Corporation ("NAC"). In connection with the disposition of such assets, the Corporation retained responsibility for certain environmental matters, as described in paragraphs (a) through (g) below:

     (a) DIAZ. In June 1988, NAC received notification that it was considered to be one of several hundred potentially responsible parties ("PRPs") for the clean-up of a site known as the Diaz Refinery located in Diaz, Arkansas. In September 1989, a complaint was filed against NAC and others in the Chancery Court of Jackson County, Arkansas, styled Grantors to the Diaz Refinery PRP Committee Site Trust, et al. v. Rheem Manufacturing Company, et al., in which a PRP steering committee sought a declaratory judgment relating to cleanup liability and cost recovery at the site. In January 1990, NAC was dismissed as a defendant and realigned as a plaintiff, and thereby joined the PRP steering committee that is participating in site remediation activities. Assuming final approval of the cleanup by the State of Arkansas, NAC does not anticipate any additional material costs at the site.

     (b) FISHER-CALO. In October 1990, the Environmental Protection Agency (the "EPA") sent a Special Notice Letter to approximately 350 PRPs, including NAC, demanding payment of the EPA's past costs and requesting voluntary participation in performing or financing the remedial design/remedial action at the Fisher-Calo Chemical and Solvent Recovery Site located in Kingsbury, Indiana. In August 1991, approximately 52 PRPs, including NAC, executed a Consent Decree to perform the remedial design/remedial action. Under the Consent Decree and Cost Sharing Agreement among the PRPs, NAC paid its allocated share of approximately $890,000 of the estimated $25 to $35 million total cost of the cleanup. Excluding any potential cost overruns, funding of the contribution action against the non-participating PRPs and annual administrative fees of approximately $4,000, NAC does not anticipate any additional material costs at the site.

     (c) GRANVILLE SOLVENTS. In May 1995, a complaint was filed against NAC and others in the United States District Court for the Southern District of Ohio styled AT&T Global v. Union Tank Car Co., in which a PRP group seeks to recover costs incurred relating to the Granville Solvents site located in Granville, Ohio. In August 1995, NAC was dismissed as a defendant following its payment of approximately $18,000 for its allocated share of past costs and agreement to join the PRP group and participate in funding the remedial work at the site. NAC also signed an Administrative Order on Consent with the EPA. The total cost of the remedial work at the site is estimated to be approximately $8.5 million, and NAC's allocated share is likely to be approximately 1.0% of the total cost and the related litigation assessments for cost recovery actions against non-participating PRPs.

     (d) GREEN RIVER. In January 1992, the EPA notified NAC that it was considered to be one of a number of PRPs with respect to the disposal of allegedly hazardous substances at the Green River Disposal Site located in Davies County, Kentucky. With respect to costs associated with the investigation and remediation of the site, including but not limited to the remedial investigation/feasibility study ("RI/FS") and the remedial action, NAC has paid a total of approximately $267,000 of the total estimated costs, and expects to pay in the future a small amount each year for operating and maintenance costs. In 1997, NAC and a number of other parties received a demand from the EPA to recover certain of its costs incurred at the site, estimated at $1.2 million. NAC is supporting efforts of the PRPs that previously paid the costs to investigate and remediate the site to have the EPA's costs paid by non-participating PRPs. In any event, NAC believes that its share of such costs is unlikely to exceed $60,000 based on a volumetric allocation. In addition, at the direction of the EPA, the PRPs have agreed to undertake limited groundwater monitoring in an attempt to establish that groundwater remediation is unnecessary. Should groundwater remediation be necessary, NAC would allegedly be responsible for its volumetric share of the costs, which costs cannot be estimated at this time.

     (e) HASTINGS/AMERIMARK. In April 1992, the United States District Court for the Western District of Michigan ruled in favor of Amerimark Building Products, the successor to Hastings Building Products, Inc., that NAC was liable for 50% of all future costs of removal or remedial action related to the mask wash contamination of soil and groundwater in the vicinity of a former NAC plant located in Hastings, Michigan. Thereafter, the court entered an amended ruling that NAC was liable for 75% of response costs incurred to date and any further response costs related to mask wash contamination that are not inconsistent with the national contingency plan. NAC has paid approximately $530,000 of response costs incurred to date at the site, and expects to pay at least $300,000 depending on the status of the water treatment plan at the site, plus ongoing operating and maintenance costs.

     (f) NORTHEAST GRAVEL. NAC is one of 25 PRPs participating in a RI/FS at the Northeast Gravel Site located in Plainfield, Michigan. Based on its 0.19% allocated share among the PRP group, NAC had paid its $955 share of the $300,000 total cost of the RI/FS at the site. The PRP group has completed the remedy at the site and expects to receive the final settlement agreement in the near future. NAC does not anticipate any additional material costs at the site.

     (g) ORGANIC CHEMICAL. In March 1991, NAC received notification that its former Hastings Aluminum Products division was considered to be one of a number of PRPs for wastes present at the Organic Chemical Site located near Grandville, Michigan. In the notice, the EPA requested NAC's voluntary participation in certain remedial actions and, in January 1992, the EPA issued an Administrative Order requiring NAC and approximately 150 other PRPs to perform remediation of operating unit one at the site. A group of PRPs, including NAC, is performing the first remediation at the operating unit one and, in March 1999, executed a Consent Decree with respect to remediation of operating unit two. NAC anticipates that its remaining costs at the site will consist of (i) NAC's 2.0% allocated percentage of at least $500,000 in ongoing pump and treatment costs at operating unit one to be paid over a number of years, (ii) approximately $66,000 of costs attributable to NAC's share of operating unit two remediation costs,
(iii) NAC's 2.0% allocated percentage of future EPA oversight costs permitted under the Consent Decree, which NAC estimates are likely to be de minimus, and
(iv) NAC's share of assessments attributable to cost recovery action brought against non-participating PRPs.

BULL MOOSE TUBE COMPANY

     In August 1988, the Corporation sold all of the outstanding stock of Bull Moose Tube Company to Caparo, Inc. (collectively, "Caparo"). Caparo has indicated that it will seek indemnification from the Corporation for the costs of removing dioxin contaminated soil at a facility located in Gerald, Missouri, at which plant roads were allegedly sprayed with dioxin contaminated oil in 1973 and 1977. The contamination has been remediated under an EPA plan. By letter dated September 14, 1999, Caparo advised the Corporation that (i) the EPA had demanded payment from Caparo of $217,652.02, plus interest, for the costs of removal and transportation (but not incineration) of contaminated soil at the facility and (ii) Caparo was seeking indemnification from the Corporation for such amounts. Caparo had previously estimated that these costs would be approximately $305,000. The Corporation is attempting to determine if this latest amount includes all costs for which Caparo will seek indemnity and the extent to which the Corporation has valid defenses to the indemnity request.

FOXMEYER CORPORATION

     In April 1998, the Trustee filed a lawsuit against the five former directors of FoxMeyer, alleging that the defendants breached their fiduciary duties in connection with the June 19, 1996 dividend of certain assets to the Corporation. The defendants have denied liability in the lawsuit and, in connection with the October 1997 settlement of a separate lawsuit brought by the Trustee against the Corporation relating to the dividend, the defendants received covenants not to execute from the Trustee. The Corporation is paying the initial defense costs of the defendants in the lawsuit by reason of the fact that they may have been serving at the request of the Corporation as a director or officer of FoxMeyer.

BEN FRANKLIN RETAIL STORES, INC.

     In 1997, the bankruptcy trustee and certain creditors of the Corporation's 17%-owned subsidiary, Ben Franklin, filed lawsuits against certain former officers and directors of Ben Franklin, the Corporation and certain current and former officers and directors of the Corporation. The Corporation and its officers and directors have since been dropped as defendants in the lawsuits. In connection with paying its own defense costs and those of its officers and directors, the Corporation also initially paid a portion of the defense costs of certain individuals who are named as defendants in these lawsuits by reason of the fact that they may have been serving at the request of the Corporation as a director or officer of Ben Franklin. On October 13, 1998, the United States Bankruptcy Court for the Northern District of Illinois issued Memorandum Opinions that dismissed two of the lawsuits against all of the defendants except David Brainard. On December 1, 1998, the Bankruptcy Court denied a motion to reconsider one of these opinions, and the plaintiffs have filed objections to both opinions with the United States District Court for the Northern District of Illinois. In the third lawsuit, pending in Illinois state court, the court struck the plaintiffs' second amended complaint and ordered a third amended complaint to be filed. The plaintiffs complied with the Court's order by filing a third amended complaint, and the defendants have again filed a motion to dismiss the complaint. The Court has scheduled a hearing on the motion in October 1999. If liability is ever imposed in any of the lawsuits, the Corporation may, if appropriate, agree at a future date to indemnify certain of the remaining defendants in the lawsuit in accordance with Delaware law.

OTHER

     The Corporation also is a party to various other lawsuits arising in the ordinary course of business. The Corporation, however, does not believe that the outcome of these lawsuits, individually or in the aggregate, will have a material adverse effect on its business or financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

                                    PART II

ITEM 5. MARKET FOR CORPORATION'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Corporation's common stock is traded on the OTC Bulletin Board system. Prior to February 1, 1999, the Corporation's common and its two series of preferred stocks traded on the New York Stock Exchange ("NYSE"). At May 31, 1999, the Corporation had 5,688 common stock holders of record. Information concerning the high and low market prices of the Corporation's common and preferred stocks and dividends declared on such stocks for each quarter in the last two fiscal years are shown below. Prior to February 1, 1999, the prices presented are the high and low sales price as reported on the NYSE Composite Tape. After January 31, 1999, the prices presented are bid prices which represent prices quoted by broker-dealers on the OTC Bulletin Board system and do not necessarily reflect prices from actual transactions.

STOCK PRICES FOR FISCAL 1999 AND 1998

                                                       MARKET PRICE RANGE               DIVIDENDS
                                            -----------------------------------------   DECLARED
                                                                                        PER SHARE
                                                FISCAL 1999           FISCAL 1998     --------------
                                           --------------------    ------------------ FISCAL FISCAL
                                             HIGH        LOW        HIGH       LOW     1999   1998
                                           --------    --------    -------   -------- ------ -------
Common Stock (Symbol: AVAX)
  1st Quarter............................. $2 11/16    $1 13/16    $1 1/2    $0 3/4     $0     $0
  2nd Quarter.............................  2 1/16      0 7/8       2 1/8     0 15/16    0      0
  3rd Quarter.............................  1 3/16      0 5/8       2 1/8     1 1/4      0      0
  4th Quarter.............................  1 3/8       0 1/2       2 5/16    1 3/16     0      0
                                           --------    --------    -------   -------- ------ -------
Convertible Preferred Stock (Symbol:
  AVAXP)
  1st Quarter............................. 21          14 1/2      10 3/8     9 3/4      0*     0*
  2nd Quarter............................. 16          12          13 1/4    10          0*     0*
  3rd Quarter............................. 12 1/2       5          16 1/2    12 1/16     0*     0*
  4th Quarter.............................  6           2          15 1/2    13 15/16    0*     0*
                                           --------    --------    -------   -------- ------ -------
Preferred Stock Series A (Symbol: AVAXO)
  1st Quarter............................. 16 7/8      11 3/4       8 1/2     6 7/8      0*     0*
  2nd Quarter............................. 13 3/8       8          11         7 15/16    0*     0*
  3rd Quarter.............................  8           3 5/16     13 1/2     9 1/2      0*     0*
  4th Quarter.............................  4 1/2       2 3/4      15        12 7/16     0*     0*
                                           --------    --------    -------   -------- ------ -------
                                           --------    --------    -------   -------- ------ -------

------------------

     * Dividends were not declared. Both series of preferred stock provide for cumulative dividends which have been accrued as if declared. For the Convertible Preferred Stock, cumulative unpaid dividends due at March 31, 1999 were $12.50 per share. For the Preferred Stock Series A, cumulative unpaid dividends due at March 31, 1999 were approximately $11.83 per share.

     Information with respect to restrictions on the payment of dividends on the common stock, the unpaid cumulative dividends on the preferred stock and the proposed merger with Xetava are incorporated herein by reference to Note I to the consolidated financial statements contained herein in Item 8.

     On January 28, 1999, the NYSE informed the Corporation that it no longer met the continued listing requirements of the NYSE and that trading of its common (symbol AAV), convertible preferred (symbol AAVPr) and Series A preferred (symbol AAVA) stocks would be suspended prior to the opening of the NYSE on Monday, February 1, 1999. The Corporation's common and preferred stocks now trade on the OTC Bulletin Board system under the symbols set forth in the table.

ITEM 6. SELECTED FINANCIAL DATA

     The following summary should be read in conjunction with the consolidated financial statements contained herein:
                         AVATEX CORPORATION AND SUBSIDIARIES
                  FIVE-YEAR FINANCIAL SUMMARY AND RELATED DATA
               (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                    FOR THE YEARS ENDED MARCH 31,
                                                        -----------------------------------------------------
                                                          1999       1998       1997       1996        1995
                                                        --------    -------    -------    -------    --------
SUMMARY OF OPERATIONS
  Operating costs....................................   $    7.3    $  11.4    $   5.0    $   8.1    $    9.7
  Other income (expense).............................       (1.8)     (12.3)      11.9       20.2        43.8
  Interest and dividend income.......................        2.1        1.6        1.0        1.1         0.8
  Interest expense...................................        0.8        3.0        4.2        5.1         3.5
  Income (loss) from continuing operations before
     National Steel Corporation, income tax
     provision, equity in income of affiliates and
     minority interest...............................       (7.8)     (25.1)       3.7        8.1        31.4
  National Steel Corporation.........................         --      (53.2)       9.6        3.3         5.4
  Income tax provision...............................         --         --       29.8        3.0         0.3
  Equity in income (loss) of affiliates..............        1.2       (3.5)      (5.7)      (4.6)        0.8
  Minority interest in results of operations of
     consolidated subsidiaries.......................         --         --       (2.8)       0.4          --
  Income (loss) from continuing operations...........       (6.6)     (81.8)     (19.4)       3.4        37.3
  Discontinued operations............................         --        4.3     (260.0)     (67.1)        4.3
  Net income (loss)..................................   $   (6.6)   $ (77.5)   $(279.4)   $ (63.7)   $   41.6
COMMON SHARE DATA
  Basic Earnings per share:
     Continuing operations...........................   $  (2.65)   $ (7.78)   $ (2.58)   $ (1.07)   $   1.24
     Discontinued operations.........................         --       0.31     (17.41)     (4.06)       0.29
     Earnings (loss) per share.......................   $  (2.65)   $ (7.47)   $(19.99)   $ (5.13)   $   1.53
  Diluted Earnings per share:
     Continuing operations...........................   $  (2.65)   $ (7.78)   $ (2.58)   $ (1.07)   $   1.23
     Discontinued operations.........................         --       0.31     (17.41)     (4.06)       0.29
     Earnings (loss) per share.......................   $  (2.65)   $ (7.47)   $(19.99)   $ (5.13)   $   1.52
  Cash dividends per share...........................         --         --         --         --          --
  Average number of common shares outstanding (in
     thousands):
     Basic...........................................     13,102     13,806     14,931     16,521      14,711
     Diluted.........................................     13,102     13,806     14,931     16,521      14,821
FINANCIAL INFORMATION
  Working capital....................................   $   33.2    $  40.6    $  46.4    $ 276.4    $  444.5
  Total assets.......................................       89.6      119.3      167.2    1,577.1     1,777.0
  Capital expenditures...............................       12.4        5.6       34.7       40.8        59.1
  Long-term debt.....................................        9.0       22.9       27.5      403.8       422.8
Redeemable preferred stock...........................      243.2      215.0      189.4      187.3       175.0
  Stockholders' equity (deficit).....................     (177.9)    (141.9)    (113.5)     202.5       304.2
KEY FINANCIAL RATIOS
  Current ratio......................................      10.87:1     5.36:1     4.80:1     1.38:1      1.57:1
  Long-term debt as a percent of total
     capitalization..................................       12.1%      23.9%      26.6%      50.9%       46.9%

     The above Summary of Operations and Common Share Data have been restated to reflect the Corporation's real estate segment as a discontinued operation. See Note T to the consolidated financial statements.

     The comparability of the information presented above is affected by acquisitions, dispositions, and other transactions which are described in the accompanying footnotes to the consolidated financial statements which should be read in conjunction with this five-year financial summary.

Securities and Exchange Commission regulations require that capitalization ratios also be shown with the redeemable preferred stock included in debt. On this basis, long-term debt as a percentage of total capitalization would be 339.7%, 247.8%, 209.8%, 74.5%, and 66.3%, respectively, for each of the five years ended March 31.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                      AVATEX CORPORATION AND SUBSIDIARIES
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 MARCH 31, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

OVERVIEW

     The Corporation is a holding company that, along with its subsidiaries, owns interests in hotels, an office building and other corporations and partnerships. Through Phar-Mor, its 38% owned affiliate, the Corporation is involved in operating a chain of discount retail drugstores.

     Subsequent to the issuance of the Corporation's fiscal 1999 financial statements and the filing of its fiscal 1999 Form 10-K with the Securities and Exchange Commission, management decided that it should restate its fiscal 1999 financial statements and related disclosures to reflect its real estate segment as a discontinued operation. For comparative purposes, the statements of operations, for all periods presented, have been restated to reflect the income from real estate operations in "Gain (loss) from discontinued operations, net of taxes." The balance sheet at March 31, 1999 reflects the assets and liabilities related to the real estate segment as "Net assets of discontinued operations held for sale." This restatement does not change the Corporation's net loss or loss per share. The significant effects of the restatement are presented in Note T to the consolidated financial statements and have been reflected herein.

     On June 18, 1999, the Corporation announced that it had entered into an Amended and Restated Agreement and Plan of Merger (the "Revised Merger Agreement") with its wholly-owned subsidiary, Xetava. The Revised Merger Agreement amends and restates the Agreement and Plan of Merger between the Corporation and Xetava dated April 9, 1998. Under the Revised Merger Agreement, which was approved by the Corporation's Board of Directors, Xetava will merge with and into the Corporation, and the Corporation's existing preferred stockholders will receive new Class A common stock of the Corporation or, alternately, a combination of cash, secured notes, warrants and other consideration. The Corporation's common stockholders will receive new Class A common stock of the Corporation on a one-for-one basis for their current common stock. Consummation of the proposed merger is subject to, among other things,
(i) the approval of the merger by holders of a majority of the Corporation's common stock and by the holders of at least two-thirds of each series of preferred stock, voting separately as a class, (ii) the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the Class A shares, the notes and warrants described below, and
(iii) the dismissal of Delaware lawsuits filed in connection with the April 1998 merger agreement. The Corporation anticipates a stockholder meeting to approve the merger will take place in the fall of 1999.

     Under the Revised Merger Agreement, each share of existing convertible preferred stock will be converted into 9.134 shares of Class A common stock of the Corporation or, at the election of the holder, into $3.7408 in cash, $8.34 principal amount of a 6.75% note to be issued by Avatex Funding, Inc. ("Funding"), a new wholly-owned subsidiary of the Corporation, and warrants to purchase 0.67456 shares of Class A common at $2.25 per share. Each share of Series A preferred stock will be converted into 7.253 shares of Class A common stock of the Corporation or, at the election of the holder, into $2.9705 in cash, $6.623 principal amount of a 6.75% note, and warrants to purchase 0.53567 shares of Class A common at $2.25 per share. In addition, the shareholders of the two series of preferred stock who elect the cash, note and warrant option will receive a deferred contingent right to a portion of any net recovery, up to $7,500, that the Corporation may receive in certain litigation brought by the Corporation against McKesson and a number of large pharmaceutical manufacturers. The amount will be equal to 20% of such net recovery, up to $7,500, with 84% of such recovery available to all the Series A preferred stockholders and 16% available to all the convertible preferred stockholders, with the per share amount to be received by each preferred stockholder equal to its pro rata share of an amount that is calculated based on the total number of shares of preferred stock outstanding immediately before the merger.

     Funding will be a new subsidiary whose purpose will be to issue the new 6.75% notes and to own 3,571,533 shares of common stock of Phar-Mor, which are now owned by the Corporation. The shares of Phar-Mor will be pledged to secure the notes. The principal of the notes will be due in three years from the date of issuance, and the interest will be payable semi-annually in cash. The Corporation will also guarantee the notes. The warrants to be issued in the merger will expire 5 years and 3 months after closing of the proposed merger.

     Assuming each of the preferred stockholders elects to receive the cash, note and warrant option in the proposed merger, the Corporation will be required to pay approximately $15,250 in cash and issue warrants to purchase approximately 2,750,000 shares of Class A common stock. Funding will be required to issue approximately $34,000 principal amount of the 6.75% notes. Under one of the agreements discussed below, stockholders who represent approximately 50% of the convertible preferred and 55.3% of the Series A preferred stock outstanding have agreed to elect this cash, note and warrant option.

     The Corporation has also entered into settlement, stockholder and voting agreements with the preferred stockholder plaintiffs in the three Delaware lawsuits pending against the Corporation, Xetava and certain of their directors. Under the Stipulation of Settlement entered into by the Corporation and the plaintiffs in the class action lawsuits on behalf of all holders of existing preferred stock and for the plaintiff in the non-class action lawsuit, subject to court approval and effective upon the closing of the merger, all three Delaware lawsuits will be settled and the Corporation will pay up to $1,100 in plaintiffs' attorneys' fees. Under a voting agreement with one of the named plaintiffs in one of the class action lawsuits, such plaintiff and its affiliates have agreed to vote in favor of the proposed merger and to waive any appraisal rights in connection with the proposed merger. Such plaintiff will also receive $300 in exchange for a ten year standstill agreement, a general release of liabilities (subject to certain specified exceptions) and other consideration. Under a separate agreement with the plaintiff in the third Delaware lawsuit and another party, these parties and their affiliates and associated companies have agreed to vote in favor of the merger, to elect to receive the cash, note and warrant option and to waive any appraisal rights in connection with the proposed merger. These parties will also receive $600 in exchange for a ten year standstill agreement, a general release of liabilities and other consideration. In addition, these parties have entered into a stock purchase agreement with Phar-Mor, under which, subject to the consummation of the proposed merger, Phar-Mor has agreed to purchase 2,862,400 shares of the Corporation's common stock from these parties at $2.00 per share with closing to occur at the same time as the Xetava merger. Phar-Mor has been granted a proxy to vote these shares of the Corporation's common stock in favor of the merger.

     During the fiscal year ended March 31, 1999, the Corporation made private equity investments in three entities. A brief description of these investments follows.

     In April 1998, the Corporation invested in RAS by purchasing 10% Series B convertible preferred stock ("Series B Stock"). In July 1998 and February 1999, the Corporation made additional purchases of the Series B Stock after RAS met certain performance goals. The Corporation's total investment was approximately $1,400. The Corporation also received two-year warrants to purchase additional Series B Stock for an additional investment of $934. On a fully-diluted basis, assuming the exercise of all convertible preferred stock, warrants and options outstanding, the Corporation would own approximately 12.9% of the common stock of RAS. RAS, through its wholly-owned subsidiary Presby Corp., has developed a surgical technique called the Surgical Reversal of Presbyopia ("SRP"), which uses a patented medical device, the Scleral Expansion Band ("SEB"), to treat presbyopia in the human eye. Presbyopia is, in general, the loss of the ability of the human eye to focus on near objects due to aging. RAS is in the process of marketing the SEBs in certain international markets where the SEB has received regulatory approval. The Corporation has been advised that in March 1999 RAS received conditional approval from the FDA to begin its SRP clinical trials in the United States, but that the outcomes of the trials and achieving commercial success of the technique are each highly uncertain. The Corporation has a consulting contract with RAS and also licenses office space at its Dallas, Texas office to RAS.

     In March and December 1998, the Corporation invested a total of $3.0 million to acquire a 41% interest in a Delaware limited liability company, Chemlink Acquisition Company LLC ("CLAC"), which in turn acquired a 50% interest in Chemlink. Chemlink is a privately held Atlanta based company that develops and manufactures products that use a proprietary, and often patented, effervescent formulation. These products include specialty cleaning, disinfecting and sterilant products for the medical and dental professions and certain other consumer and commercial products which are under development. The effervescent formulation will supposedly allow easier packaging, less costly shipping and potentially higher effectiveness of enzyme products than pre-mixed solutions. The Corporation has been advised that Chemlink believes that it will be able to enter into several new distribution and/or marketing agreements during the Corporation's next fiscal year, but that Chemlink has not yet achieved commercial success with its product lines and such success remains uncertain. The Corporation has a consulting contract with Chemlink.

     In April 1998, the Corporation invested $1,250 in preferred and common stock of HPD. The Corporation acquired 2.5% of the common stock of HPD. HPD Laboratories ("HPD Labs"), a wholly-owned subsidiary of HPD, purchased the assets associated with Block Drug Company's household product lines. The Corporation has been advised that HPD Labs intends to continue and extend the current product lines and expand into compatible lines.

     On May 12, 1999, the Corporation announced that it had entered into an agreement to sell its interests in its three remaining real estate developments. On May 27, 1999, one property was sold to a third party and the Corporation's interests in the partnerships that owned the other two properties were sold to the other partners or their affiliates. As a result of these sales, the Corporation received $11,400 in cash and a one-year, $600 secured note. The note is secured by the Corporation's former interests in the two partnerships that were sold to its partners or their affiliates. As a result of these transactions, the Corporation will recognize a gain in fiscal 2000 of approximately $6,175 ($5,565 net of taxes).

     On January 28, 1999, the NYSE informed the Corporation that it no longer met the continued listing requirements of the NYSE and that trading of its common (symbol AAV), convertible preferred (symbol AAVPr) and Series A preferred (symbol AAVA) stocks would be suspended prior to the opening of the NYSE on Monday, February 1, 1999. The Corporation's common and preferred stocks started trading on the OTC Bulletin Board system effective February 1, 1999 under the following symbols: AVAX for the common stock, AVAXP for the convertible preferred stock and AVAXO for the Series A preferred stock.

                             RESULTS OF OPERATIONS
                       YEAR ENDED MARCH 31, 1999 COMPARED
                          TO YEAR ENDED MARCH 31, 1998

OPERATING COSTS

     For the year ended March 31, 1999, operating costs, including general and administrative and depreciation and amortization, increased $639 to $7,326 compared to $6,687 for the year ended March 31, 1998. Increased expenses were primarily the result of the costs associated with the proposed merger with Xetava as well as increased legal, insurance and certain other operating costs, partially offset by lower expenses for compensation, pensions, consultants and travel. The consummation of the merger with Xetava and the settlement with preferred stockholders may result in reductions in legal and consulting expenses associated with the merger and accompanying lawsuits. The extent of the savings depends on the timing of the settlement and the costs associated with the final negotiations in fiscal 2000. In fiscal 1999, these expenses were approximately $2,170.

     Unusual items for the year ended March 31, 1998 consisted of $33,292 in charges incurred in connection with the settlement reached in litigation with the Trustee, as discussed in Note N to the consolidated financial statements. This charge was partially offset by $1,715 in income from the settlement of litigation, principally from payments received from insurance carriers related to the settlement of environmental liability claims, and $26,831 in gains in connection with the settlement of certain pension and other postretirement benefit obligations for former officers and employees.

OTHER EXPENSE

     Other expense of $1,799 for the year ended March 31, 1999 related to a $3,386 reduction in the carrying value of certain of the Corporation's investments, including a $1,795 reduction in the carrying value of Imagyn, partially offset by $1,587 in gains primarily from recoveries on investments which had been written-off in prior years and a royalty payment from a property sold in the prior fiscal year. In the year ended March 31, 1998, other expense of $12,267 related primarily to the $12,938 reduction in the carrying value of the Corporation's investment in Imagyn to its market value, partially offset by $671 in gains principally from the sale of other assets.

INTEREST AND DIVIDEND INCOME

     Interest and dividend income increased $426 to $2,052 for the year ended March 31, 1999 compared to $1,626 for the year ended March 31, 1998. The increase was the result of $238 in dividends received in fiscal 1999 on preferred stock investments made during the year which did not exist in the prior year. These investments were made in HPD and RAS. Interest income increased $188 due to the increase in average amount of funds invested compared to the prior year due to cash received in November 1997 from the NSC settlement and the sale of US HealthData Interchange, Inc. ("USHDI") and interest earned on the note received as part of the NSC settlement (see Notes B and G to the consolidated financial statements).

INTEREST EXPENSE

     Interest expense decreased $2,280 to $768 for the year ended March 31, 1999 compared to $3,048 for the year ended March 31, 1998. The decrease is due primarily to the termination or settlement of certain employee deferred compensation plans and other benefit plans of subsidiaries of the Corporation, which obligations had originally been recorded at a discount, and the repayment of a secured debt facility during fiscal 1998. This decline in interest expense was partially offset by additional interest expense related to the note payable to the Trustee.

NATIONAL STEEL CORPORATION RESULTS

     The decrease in net preferred dividend income as compared to the prior year and the "Loss on National Steel Corporation settlement" are due to the November 1997 redemption by NSC of the NSC preferred stock and the settlement of all related liabilities (see Note G to the consolidated financial statements).

EQUITY IN INCOME (LOSS) OF AFFILIATES

     Equity in income was $1,270 for the year ended March 31, 1999 compared to an equity in loss of $3,495 for the year ended March 31, 1998. The increase was primarily due to an improvement in Phar-Mor's operating results for the current year compared to the prior year. For the most part, the improved results related to severance expense paid to Phar-Mor's former chief executive officer and a write-down of fixed assets both of which occurred in the prior fiscal year.

INCOME TAXES

     The Corporation recorded no federal income tax provision for the current or prior year. Any income tax benefit related to the current or prior year's loss was offset by a corresponding change in the deferred tax asset valuation allowance. The fiscal 1998 amount reflects a $40 refund of federal income taxes.

MINORITY INTEREST IN RESULTS OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES

     There was no minority interest recorded in the current year. The prior year minority interest related to the Corporation's investment in Phar-Mor through Hamilton Morgan LLC ("Hamilton Morgan"). In September 1997, the Corporation acquired the minority interest in Hamilton Morgan (see Note B to the consolidated financial statements).

DISCONTINUED OPERATIONS

     Gain on discontinued operations decreased $568 to a loss of $16 in the year ended March 31, 1999 compared to a gain of $552 for the year ended March 31, 1998. These amounts related only to the real estate segment that was discontinued at March 31, 1999. The decrease was due mainly to lower operating and other income partially offset by lower interest expense. The decrease in operating income was the result of the sale of a hotel in March 1998 partially offset by operations of a new hotel opened in October 1998. Other income decreased primarily as a result of the gain on the sale of property in March 1998. Interest expense decreased as a result of the hotel sold in March 1998 partially offset by interest expense on the hotel opened in October 1998.

     The gain on the disposal of discontinued operations for the year ended March 31, 1998 resulted from the sale of USHDI in November 1997.

PREFERRED STOCK DIVIDENDS

     Preferred stock dividends have increased to $28,178 for the year ended March 31, 1999 compared to $25,604 for the year ended March 31, 1998. The increase was due to an increase of $407 in the amortization of discount on the Series A preferred stock, and an increase of $2,167 in the dividend on the Series A preferred stock attributable to the required compounding of dividends on previously unpaid amounts. If the proposed merger with Xetava is consummated in fiscal year 2000, the Corporation will no longer be obligated to pay such preferred stock dividends.

                             RESULTS OF OPERATIONS
                       YEAR ENDED MARCH 31, 1998 COMPARED
                          TO YEAR ENDED MARCH 31, 1997

OPERATING COSTS

     Operating costs, consisting of general and administrative costs and depreciation and amortization increased $1,688 to $6,687 for the year ended March 31, 1998 compared to $4,999 for the year ended March 31, 1997. The increase in operating costs related primarily to increased compensation, pension, legal and insurance costs during fiscal year 1998 as compared to the prior fiscal year. Depreciation and amortization decreased as a result of the write-off of goodwill related to Phar-Mor at the end of the prior fiscal year.

     Unusual items for the year ended March 31, 1998 consisted of $33,292 in charges incurred in connection with the settlement reached in litigation with the Trustee. This charge was partially offset by $1,715 in income from the settlement of litigation, principally from payments received from insurance carriers related to the settlement of environmental liability claims, and $26,831 in gains in connection with the settlement of certain pension and other postretirement benefit obligations for former officers and employees.

OTHER INCOME (EXPENSE)

     Other income (expense) was an expense of $12,267 for the year ended March 31, 1998 compared to income of $11,878 for the year ended March 31, 1997. In fiscal 1998, the loss was primarily related to a $12,938 reduction in the carrying value of Imagyn to its market value, partially offset by $671 in gains principally from the sale of other assets. In fiscal 1997, the Corporation recognized a gain of $34,019 from the sale of FoxMeyer Canada Inc. ("FoxMeyer Canada"). The gain was partially offset by the write-down of the Corporation's investment in Phar-Mor of $13,394, the write-off of the Corporation's investment in Ben Franklin of $2,043 and $6,704 in other losses primarily from marketable securities (including $4,830 in losses related to Imagyn).

INTEREST AND DIVIDEND INCOME

     Interest and dividend income increased $654 to $1,626 for the year ended March 31, 1998 compared to $972 for the year ended March 31, 1997. The increase was due primarily to increased income from additional cash invested by the Corporation from proceeds from the NSC settlement and the USHDI sale and from funds previously held in escrow that were used in the settlement with the Trustee.

INTEREST EXPENSE

     Interest expense decreased $1,098 to 3,048 for the year ended March 31, 1998 from $4,146 for the year ended March 31, 1997. Such decrease was attributable to repayments of the secured and revolving debt of the Corporation from proceeds of asset sales and the NSC settlement, partially offset by interest expense on the note payable incurred in connection with the settlement with the Trustee.

NATIONAL STEEL CORPORATION RESULTS

     The net preferred income from NSC was $5,854 for the year ended March 31, 1998, compared to $9,620 for the prior period. The decrease was primarily due to the redemption of the preferred stock in November 1997 as part of the NSC settlement compared to a full year of net preferred income in the prior year. The $59,038 loss in connection with the NSC settlement is explained in Note G to the consolidated financial statements.

EQUITY IN LOSS OF AFFILIATES

     The equity in loss of affiliates decreased $2,163 to a loss of $3,495 for the year ended March 31, 1998, compared to a loss of $5,658 for the year ended March 31, 1997. The decrease in the equity loss of affiliates resulted principally from the sale in the prior year of the Corporation's equity investment in FoxMeyer Canada, which had been incurring losses, and a decrease in the equity loss of Phar-Mor. While Phar-Mor had a greater net loss in fiscal 1998 than in fiscal 1997, primarily as a result of severance costs to its former chief executive officer and the write-down of fixed assets, the fiscal 1997 amount also included a write-down of the Corporation's investment in Phar-Mor.

INCOME TAXES

     The Corporation recorded an income tax refund of $40 for the year ended March 31, 1998. The Corporation recorded an income tax provision of $29,839 for the year ended March 31, 1997. The provision for fiscal 1997 was primarily due to an increase in the deferred tax asset valuation allowance resulting from the loss of FoxMeyer's anticipated taxable income in future years due to FoxMeyer's bankruptcy filing.

MINORITY INTEREST IN RESULTS OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES

     The minority interest in net income of consolidated subsidiaries was $10 for the year ended March 31, 1998, compared to a minority interest in net loss of $2,759 for the year ended March 31, 1997. The minority interest related to the Corporation's investment in Hamilton Morgan LLC. The increase in the minority interest resulted from the purchase of the minority interest in Hamilton Morgan LLC in the 1998 fiscal year, eliminating the impact of the Phar-Mor losses subsequent to the purchase. The fiscal 1997 loss also reflected the write-down of the Corporation's investment in Phar-Mor.

DISCONTINUED OPERATIONS

     The income (loss) from discontinued operations for fiscal 1998 was income of $552 compared to a loss of $13,888 for fiscal 1997. Income from discontinued operations represents the operating results of real estate operations in fiscal 1998. The loss from discontinued operations for fiscal 1997 represented FoxMeyer's operating loss of $17,467 to June 30, 1996, the effective date for treating FoxMeyer as a discontinued operation, USHDI's loss from operations of $3,590 through March 31, 1997, the effective date for treating USHDI as a discontinued operation, and a $7,169 gain from operations from real estate sold in fiscal 1997. The gain for the real estate segment for fiscal 1997 is substantially higher than for fiscal 1998 due to sales of real estate properties and loans during fiscal 1997 as discussed in Note B to the consolidated financial statements.

     The gain on disposal of discontinued operations for the year ended March 31, 1998 represented the gain on the sale of USHDI. The loss on disposal of discontinued operations for the year ended March 31, 1997, represented estimated losses related to discontinuing the operations of FoxMeyer ($254,472) and USHDI ($4,932) partially offset by a gain on the sale of the Corporation's pharmacy benefit management operations ($13,349).

PREFERRED STOCK DIVIDENDS

     Preferred stock dividends increased to $25,604 for the year ended March 31, 1998, compared to $19,081 for the year ended March 31, 1997. The increase for the year was primarily due to the Series A preferred stock's 1998 fiscal year charge to equity based on the cash dividend that would have been paid if declared being substantially higher than the 1997 fiscal year charge based on the market value of the additional preferred stock issued as a pay-in-kind dividend.

                        LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1999, the Corporation had cash and short-term investments of approximately $27,159. During the fiscal year, the Corporation committed approximately $5,004 to new investments and $1,650 to real estate development.

     As of March 31, 1999, the debt of the Corporation consisted of the note payable to the Trustee and the debt of real estate partnerships, which debt was without recourse to the parent company, Avatex Corporation and reflected in net assets of discontinued operations held for sale. The debt related to real estate operations was either repaid, transferred to or assumed by another party in connection with the sale of all the Corporation's real estate in May 1999. See Note H to the consolidated financial statements.

     The Corporation has two series of redeemable preferred stock outstanding. Beginning with the quarterly payments due January 15, 1997, the Corporation has not declared nor paid any cash dividends on its Series A preferred stock or its convertible preferred stock. The Corporation also did not make the annual sinking fund payments on the convertible preferred stock due January 1998 and January 1999. See the "Overview" section above for a discussion of a proposed merger of the Corporation with its Xetava subsidiary. If the proposed merger is consummated as proposed, the preferred stockholders would receive New Class A common stock in exchange for their preferred stock or, at their election, the preferred stockholders may receive a combination of cash, a 6.75% note, warrants to purchase common stock of the merged company and other consideration. The issuance of the notes will require Funding to pay interest semi-annually in cash with the principal balance due in three years from the date of issuance. Since the Corporation will guarantee the 6.75% notes and Funding will have no assets other than the Phar-Mor common stock securing the notes, the Corporation may be required to make capital contributions to Funding so it can satisfy its interest and principal obligations on the notes. The potential cash outlay, if the merger is consummated as currently contemplated and all preferred stockholders elect the package of cash, notes and warrants, will be approximately $17,250 at the time of the merger and $1,148 semi-annually for interest on the notes.

     For corporate operations, cash requirements include the funding of monthly operating activities, the payment of benefit obligations, and the funding of environmental liabilities of previously owned businesses, the amounts and timing of which are uncertain. The next fiscal year will require funding any cash to be paid to preferred stockholders as a result of the proposed merger as well as interest payments on any notes issued in that transaction. The Corporation received $11,400 in cash from the sale of real estate in May 1999, and expects to receive cash from collection of receivables and interest income it earns on its investments.

     The Corporation continuously evaluates current and potential investments in connection with an ongoing review of its investment strategies and, as opportunities arise, may continue to invest in publicly and privately held companies which the Corporation believes would be a strategic fit. The Corporation, from time to time, may decide to liquidate those investments which no longer fit its investment criteria. The Corporation may also pursue the acquisition of an operating company. In addition, there may be restrictions imposed on the Corporation's ability to make certain types of investments and on other activities as a result of the proposed merger with Xetava.

     The Corporation will rely on cash on hand and, if necessary, the sale of investments to meet its future obligations. For a discussion of current litigation which, if the Corporation were to lose, would have a material impact on the Corporation's financial condition, liquidity and results of operations, see Note N to the consolidated financial statements and "Item 3. Legal Proceedings".

     The Corporation's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments that might ultimately result from the resolution of the uncertainties discussed in Note R to the consolidated financial statements.

                                     OTHER

     The Corporation has approximately $1,471 in reserves in connection with environmental claims relating to businesses that were disposed of or discontinued (see Note N to the consolidated financial statements and "Item 3. Legal Proceedings"). During fiscal 1999, the Corporation paid approximately $357 with respect to environmental claims and related legal fees.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal years beginning after June 15, 2000. Therefore, the Corporation will be required to adopt SFAS No. 133 for its fiscal year beginning April 1, 2001. The Corporation believes there will be no material impact on the financial results or condition of the Corporation due to the adoption of SFAS No. 133.

     What is commonly referred to as the "Year 2000" issue relates, in part, to many hardware and software systems that use only two digits to represent the year being unable to recognize dates beyond 1999. The Corporation's internal systems, both hardware and software, are Year 2000 compliant in all material respects. The Year 2000 readiness of the Corporation's vendors, and companies in which the Corporation has invested, however may vary. The Corporation is currently trying to ascertain and monitor the Year 2000 readiness of these companies. If any of the companies in which the Corporation has made a significant investment are not Year 2000 compliant, there may be a material impact on the value of that investment and, correspondingly, on the Corporation's results of operations and financial condition. If certain vendors are not Year 2000 compliant, especially vendors that provide electricity, telephone services and management services, the Corporation may suffer potentially significant disruptions to its overall operations, depending upon the length and severity of the problems. At this time, it is still uncertain to what extent the Corporation may be affected by such matters at these other entities.

     The foregoing Year 2000 discussion and the information contained therein are provided as a "Year 2000 Readiness Disclosure" and contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's best current estimates, which were derived from numerous assumptions about future events, including the continued availability of certain resources, representations received from third parties and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors which might cause such material differences include, but are not limited to, the ability to identify and remediate all relevant systems; adequate resolution of Year 2000 issues by government agencies, businesses and other third parties who are outsourcing service providers, suppliers and vendors of the Corporation; the adequacy of Year 2000 remediation by investees; and the adequacy and ability to implement contingency plans. The forward-looking statements made in the foregoing Year 2000 discussion speak only to the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     On Balance Sheet Financial Instruments (in thousands except interest rates):

                                                               EXPECTED MATURITY DATE
                                                   -----------------------------------------------              FAIR
                                                   2000    2001    2002   2003   2004   THEREAFTER    TOTAL    VALUE(3)
                                                   ----   ------   ----   ----   ----   ----------   -------   --------
Assets
  Securities available for sale (1)
  Fixed Rate......................................  --        --    --     --     --     $  2,651    $ 2,651    $2,651
  Average interest rate...........................  --        --    --     --     --        12.4%      12.4%
Liabilities
  Long-term debt (2)
  Fixed Rate......................................  $--   $   --    $--    $--    $--    $     --    $    --    $   --
  Average interest rate...........................  --        --    --     --     --           --         --        --
  Variable Rate...................................  $--   $9,001    --     --     --           --    $ 9,001    $8,611
  Average interest rate...........................  --      7.8%    --     --     --           --       7.8%

------------------
(1) Maturities of redeemable preferred stock held for sale were based on the first redemption date available to the Corporation. The Corporation also holds investments in various other available for sale equity securities and is subject to price risk arising from ownership of these investments. The market value of these securities at March 31, 1999 was $9.5 million.
(2) Maturities were based on debt agreements with no redemption prior to actual maturity being assumed. Variable rates were based on rates in effect on March 31, 1999. Actual rates in the future could vary.
(3) Fair value is based on the estimated current market value for redeemable preferred stock issued by similar companies and on borrowing rates currently available for debt instruments with similar terms and maturities.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
Independent Auditors' Report..............................................................................   E-25
Consolidated Statements of Operations--For the Three Years Ended March 31, 1999...........................   E-26
Consolidated Statements of Comprehensive Loss--For the Three Years Ended March 31, 1999...................   E-27
Consolidated Balance Sheets--March 31, 1999 and 1998......................................................   E-28
Consolidated Statements of Stockholders' Equity (Deficit)--For the Three Years Ended March 31, 1999.......   E-29
Consolidated Statements of Cash Flows--For the Three Years Ended March 31, 1999...........................   E-30
Notes to Consolidated Financial Statements--For the Three Years Ended March 31, 1999......................   E-31

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Avatex Corporation
Dallas, Texas

We have audited the accompanying consolidated balance sheets of Avatex Corporation and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for each of the three years in the period then ended. Our audits also included the financial statement schedules listed in the Index at Item 14. These financial statements and financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Avatex Corporation and subsidiaries at March 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period then ended, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as whole, present fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note R to the financial statements, the Corporation's recurring losses from operations, pending litigation and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note R. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note T, the accompanying consolidated financial statements have been restated.

                                          DELOITTE & TOUCHE LLP

Dallas, Texas
April 30, 1999
(except for Note S, which is
  as of June 18, 1999 and
  Note T, which is as of
  October 8, 1999)

                      AVATEX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              FOR THE YEARS ENDED MARCH 31,
                                                                            ----------------------------------
                                                                              1999        1998         1997
                                                                            --------    ---------    ---------
                                                                                (AS RESTATED - SEE NOTE T)
OPERATING COSTS
  General and administrative costs.......................................   $  7,283    $   6,646    $   4,465
  Depreciation and amortization..........................................         43           41          534
  Unusual items..........................................................         --        4,746           --
                                                                            --------    ---------    ---------
TOTAL OPERATING COSTS....................................................     (7,326)     (11,433)      (4,999)
  Other income (expense).................................................     (1,799)     (12,267)      11,878
  Interest and dividend income...........................................      2,052        1,626          972
  Interest expense.......................................................        768        3,048        4,146
                                                                            --------    ---------    ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NATIONAL STEEL
  CORPORATION, EQUITY IN INCOME (LOSS) OF AFFILIATES, INCOME TAX
  PROVISION (BENEFIT) AND MINORITY INTEREST..............................     (7,841)     (25,122)       3,705
NATIONAL STEEL CORPORATION
  National Steel Corporation net preferred dividend income...............         --        5,854        9,620
  Loss on National Steel Corporation settlement..........................         --      (59,038)          --
Equity in income (loss) of affiliates....................................      1,270       (3,495)      (5,658)
                                                                            --------    ---------    ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION (BENEFIT) AND
  MINORITY INTEREST......................................................     (6,571)     (81,801)       7,667
Income tax provision (benefit)...........................................         --          (40)      29,839
Minority interest in results of operations of consolidated
  subsidiaries...........................................................         --           10       (2,759)
                                                                            --------    ---------    ---------
LOSS FROM CONTINUING OPERATIONS..........................................     (6,571)     (81,771)     (19,413)
DISCONTINUED OPERATIONS
  Gain (loss) from discontinued operations, net of tax...................        (16)         552      (13,888)
  Gain (loss) on disposal of discontinued operations,
     net of tax..........................................................         --        3,719     (246,055)
                                                                            --------    ---------    ---------
NET LOSS.................................................................     (6,587)     (77,500)    (279,356)
Preferred stock dividends................................................     28,178       25,604       19,081
                                                                            --------    ---------    ---------
LOSS APPLICABLE TO COMMON STOCKHOLDERS...................................   $(34,765)   $(103,104)   $(298,437)
                                                                            --------    ---------    ---------
                                                                            --------    ---------    ---------
BASIC AND DILUTED LOSS PER SHARE:
  Loss from continuing operations........................................   $  (2.65)   $   (7.78)   $   (2.58)
  Discontinued operations................................................         --         0.31       (17.41)
                                                                            --------    ---------    ---------
LOSS PER SHARE...........................................................   $  (2.65)   $   (7.47)   $  (19.99)
                                                                            --------    ---------    ---------
                                                                            --------    ---------    ---------
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING..............................     13,102       13,806       14,931
                                                                            --------    ---------    ---------
                                                                            --------    ---------    ---------

                See notes to consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                           (IN THOUSANDS OF DOLLARS)

                                                                                FOR THE YEARS ENDED MARCH 31,
                                                                               --------------------------------
                                                                                1999        1998        1997
                                                                               -------    --------    ---------
NET LOSS....................................................................   $(6,587)   $(77,500)   $(279,356)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
  Foreign currency translation adjustment...................................        --          --           17
  Reclassification adjustment for losses included in net loss...............        --          --           21
                                                                               -------    --------    ---------
     Net foreign currency translation adjustment............................        --          --           38
  Unrealized gains (losses) on securities...................................       685       1,168         (854)
  Reclassification adjustment for (gains) losses included in net loss.......       (33)         --          871
                                                                               -------    --------    ---------
     Net unrealized gains...................................................       652       1,168           17
  Minimum pension liability adjustment......................................        --      (6,187)      (8,897)
  Loss on plan termination from National Steel
     Corporation settlement included in net loss............................        --      79,718           --
                                                                               -------    --------    ---------
     Net minimum pension liability adjustment...............................        --      73,531       (8,897)
                                                                               -------    --------    ---------
     TOTAL OTHER COMPREHENSIVE INCOME (LOSS)................................       652      74,699       (8,842)
                                                                               -------    --------    ---------
COMPREHENSIVE LOSS..........................................................   $(5,935)   $ (2,801)   $(288,198)
                                                                               -------    --------    ---------
                                                                               -------    --------    ---------

                See notes to consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)


                                                                                               MARCH 31,
                                                                                      ---------------------------
                                                                                          1999            1998
                                                                                      --------------    ---------
                                                                                      (AS RESTATED -
                                                                                       SEE NOTE T)
                                      ASSETS
Current assets
  Cash and short-term investments..................................................     $   27,159      $  34,193
  Receivables, less allowance for possible losses of $15 in 1999 and $27 in 1998...          2,526         11,783
  Net assets of discontinued operations held for sale..............................          5,552             --
  Other current assets.............................................................          1,348          3,971
                                                                                        ----------      ---------
Total current assets...............................................................         36,585         49,947
Investment in affiliates...........................................................         27,038         25,343
Property and equipment.............................................................            214         20,657
  Less accumulated depreciation and amortization...................................             92          1,630
                                                                                        ----------      ---------
Net property and equipment.........................................................            122         19,027

Other assets.......................................................................         25,812         24,986
                                                                                        ----------      ---------
Total assets.......................................................................     $   89,557      $ 119,303
                                                                                        ----------      ---------
                                                                                        ----------      ---------

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable.................................................................     $    1,435      $   2,665
  Other accrued liabilities........................................................            870          2,368
  Salaries, wages and employee benefits............................................          1,060          3,801
  Long-term debt due within one year...............................................             --            492
                                                                                        ----------      ---------
Total current liabilities..........................................................          3,365          9,326
Long-term debt.....................................................................          9,001         22,923
Other long-term liabilities........................................................         11,955         13,402
Minority interest in consolidated subsidiaries.....................................             --            558
Commitments and contingencies......................................................             --             --
Redeemable preferred stock.........................................................        243,169        214,996
Stockholders' deficit
  Common stock $5.00 par value; authorized 50,000,000 shares; issued 13,806,487
     shares in 1999 and 13,806,375 shares in 1998..................................         69,032         69,032
  Capital in excess of par value...................................................        119,103        119,100
  Accumulated other comprehensive income...........................................          1,820          1,168
  Accumulated deficit..............................................................       (365,967)      (331,202)
                                                                                        ----------      ---------
                                                                                          (176,012)      (141,902)
  Less: equity in cost of common stock of the Corporation held by
     Phar-Mor, Inc.................................................................         (1,921)            --
                                                                                        ----------      ---------
Total stockholders' deficit........................................................       (177,933)      (141,902)
                                                                                        ----------      ---------
Total liabilities and stockholders' deficit........................................     $   89,557      $ 119,303
                                                                                        ----------      ---------
                                                                                        ----------      ---------

                See notes to consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                           (IN THOUSANDS OF DOLLARS)

                                                                  ACCUMULATED                                  COMMON STOCK
                                                    CAPITAL IN       OTHER         ACCUMULATED                  HELD BY
                                         COMMON     EXCESS OF     COMPREHENSIVE     EARNINGS      TREASURY     PHAR-MOR,
                                         STOCK      PAR VALUE     INCOME (LOSS)    (DEFICIT)        STOCK         INC.
                                        --------    ----------    -------------    -----------    ---------    -------------
Balance at March 31, 1996............   $120,940     $209,613       $ (64,689)      $  70,469     $(133,870)      $    --
  Net loss...........................                                                (279,356)
  Dividends declared--Convertible
    Preferred--$5.00 per share.......                                                  (1,771)
  Dividends declared--Series A
    Preferred--paid in additional
    stock............................                                                  (4,354)
  Dividends in arrears on Convertible
    Preferred and Series A
    Preferred........................                                                 (10,806)
  Amortization of discount on Series
    A Preferred......................                                                  (2,150)
  Purchase and cancellation of
    preferred stock..................                   6,355
  Purchase of treasury stock.........                                                               (16,726)
  Cancellation of treasury stock.....   (51,910)      (96,807)                                      148,717
  Net unrealized holding gain on
    securities.......................                                      17
  Recognition of additional minimum
    pension liability................                                  (8,897)
  Stock options exercised............                     (69)                           (130)        1,879
  Foreign currency translation
    adjustment.......................                                      38
                                        --------     --------       ---------       ---------     ---------       -------
Balance at March 31, 1997............    69,030       119,092         (73,531)       (228,098)           --            --
  Net loss...........................                                                 (77,500)
  Dividends in arrears on Convertible
    Preferred and Series A
    Preferred........................                                                 (23,101)
  Amortization of discount on Series
    A Preferred......................                                                  (2,503)
  Conversion of preferred stock......         2             8
  Net unrealized holding gain on
    securities.......................                                   1,168
  Reduction in additional minimum
    pension liability................                                  73,531
                                        --------     --------       ---------       ---------     ---------       -------
Balance at March 31, 1998............    69,032       119,100           1,168        (331,202)           --            --
  Net loss...........................                                                  (6,587)
  Dividends in arrears on Convertible
    Preferred and Series A
    Preferred........................                                                 (25,268)
  Amortization of discount on Series
    A Preferred......................                                                  (2,910)
  Net unrealized holding gain on
    securities.......................                                     652
  Conversion of preferred stock......                       3
  Equity in cost of common stock of
    the Corporation held by Phar-Mor,
    Inc..............................                                                                              (1,921)
                                        --------     --------       ---------       ---------     ---------       -------
Balance at March 31, 1999............   $69,032      $119,103       $   1,820       $(365,967)    $      --       $(1,921)
                                        --------     --------       ---------       ---------     ---------       -------
                                        --------     --------       ---------       ---------     ---------       -------

                See notes to consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                 FOR THE YEARS ENDED MARCH 31,
                                                                                ---------------------------------
                                                                                  1999        1998        1997
                                                                                --------    --------    ---------
                                                                                   (AS RESTATED--SEE NOTE T)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.....................................................................   $ (6,587)   $(77,500)   $(279,356)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES:
  Equity in loss (income) of affiliates......................................     (1,270)      3,495        5,658
  Depreciation and amortization..............................................         43          41          534
  Net preferred income from National Steel Corporation.......................         --      (5,854)      (9,620)
  Loss on National Steel Corporation settlement..............................         --      59,038           --
  Loss (gain) on disposal of discontinued operations.........................         --      (3,719)     246,055
  Loss (gain) on investments.................................................      1,755      11,368      (21,141)
  Other non-cash charges (credits)...........................................       (892)    (25,952)       2,167
  Minority interest in results of operations of consolidated subsidiaries....         --          10       (2,759)
  Deferred income tax provision..............................................         --          --       29,836
  Depreciation and amortization, provision for losses on accounts receivable
     and other items related to discontinued operations......................      1,239         968       88,461
  Cash provided (used) by working capital items, net of acquisitions:
     Receivables.............................................................      9,308       2,468       20,802
     Inventories.............................................................         --          --       26,018
     Other assets and restricted cash........................................         52      32,883      (37,146)
     Accounts payable and accrued liabilities................................     (5,728)     (8,545)     (14,687)
  Other......................................................................         20          20          110
                                                                                --------    --------    ---------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.............................     (2,060)    (11,279)      54,932
                                                                                --------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Reduction in cash from reclassification to discontinued operations.........       (834)         --      (24,366)
  Purchase of property, plant and equipment..................................    (12,374)     (5,593)     (34,748)
  Purchase of investments....................................................     (5,004)    (15,315)      (6,366)
  Proceeds from the disposition of investments...............................      3,011      64,149      104,355
  Acquisitions, net of cash acquired.........................................         --      (7,399)          --
  Other......................................................................        (38)      2,192          250
                                                                                --------    --------    ---------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES.............................    (15,239)     38,034       39,125
                                                                                --------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities...............................         --          --      447,492
  Repayments under revolving credit facilities...............................         --          --     (326,883)
  Proceeds from the issuance of long-term debt...............................     11,055      18,613       14,520
  Debt repayments............................................................       (489)    (18,660)    (212,486)
  Debt issuance costs........................................................       (101)       (388)      (8,140)
  Purchase of treasury stock.................................................         --          --      (16,726)
  Purchase of preferred stock................................................         --          --       (8,845)
  Investment by minority interest............................................         --         800           --
  Dividends paid on redeemable preferred stock...............................         --          --       (2,697)
  Dividends paid to minority interest........................................       (200)       (100)      (1,786)
  Exercise of stock options..................................................         --          --        1,680
                                                                                --------    --------    ---------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES.............................     10,265         265     (113,871)
                                                                                --------    --------    ---------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS...................     (7,034)     27,020      (19,814)
  Cash and short-term investments, beginning of year.........................     34,193       7,173       26,987
                                                                                --------    --------    ---------
CASH AND SHORT-TERM INVESTMENTS, END OF YEAR.................................   $ 27,159    $ 34,193    $   7,173
                                                                                --------    --------    ---------
                                                                                --------    --------    ---------

                See notes to consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE A--SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

     DESCRIPTION OF BUSINESS: Avatex Corporation is a holding company that, along with its subsidiaries, owns interests in hotels, an office building and other corporations and partnerships. Through Phar-Mor, Inc. ("Phar-Mor"), its 38% owned affiliate, the Corporation is involved in operating a chain of discount retail drugstores.

     BASIS OF PRESENTATION: The preparation of the consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during such reporting periods. Actual results could differ from these estimates.

     The consolidated financial statements include the accounts of all majority-owned subsidiaries and partnerships in which the Corporation has a controlling interest. Investments in other companies and partnerships in which the Corporation has significant influence but does not have a controlling interest are accounted for on the equity basis. All significant intercompany balances and transactions have been eliminated.

     The Corporation sold its real estate operations in May 1999, as discussed in Note B, and has presented its real estate segment as a discontinued operation in the accompanying financial statements. For comparative purposes, the statements of operations, for all periods presented, have been restated to reflect the income from real estate operations in "Gain (loss) from discontinued operations, net of taxes". The balance sheet at March 31, 1999 reflects the assets and liabilities related to the real estate segment as "Net assets of discontinued operations held for sale". This restatement, however, does not change the Corporation's net loss or loss per share.

     CASH AND SHORT-TERM INVESTMENTS: Cash and short-term investments consist principally of amounts held in demand deposit accounts and amounts invested in financial instruments having a maturity of three months or less at the time of purchase and are recorded at cost. These temporary cash investments may subject the Corporation to a concentration of credit risk. To lessen this risk, the Corporation placed substantially all of its temporary cash investments with major financial institutions and diversified money market mutual funds. Use of approximately $0.3 million of cash included in "Other current assets" at March 31, 1998 was restricted in connection with certain real estate loans (see Note H).

     INVESTMENTS: The Corporation's investments in debt securities, and in equity securities that have a readily determinable fair value, are classified as either "available for sale" or "trading" and are carried at fair value. The classification of the security is determined at its acquisition date and is reviewed periodically. Unrealized gains or losses result from the difference in the fair market value and the cost of securities. For securities classified as available for sale, unrealized gains or losses are shown as a component of the stockholders' deficit. For trading securities, the unrealized gains or losses are reported in the results of operations as other income (expense). The Corporation periodically reviews its investments where fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the security is written down to fair value. The amount of any write-down would be

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE A--SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS--(CONTINUED) included in other income (expense) as a realized loss. Realized gains and losses resulting from the sale of securities are determined using the average cost method. See Note F.

     PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Gains or losses on properties retired or disposed of are included in results of operations. The cost of maintenance and repairs is charged against results of operations as incurred. Depreciation of property and equipment is provided using the straight-line method at rates designed to distribute the cost of properties over their estimated service lives of 5 to 40 years for buildings and building improvements and 3 to 10 years for equipment and furniture. Amortization of leasehold improvements is included in depreciation and amortization and is based on the shorter of the minimum term of the lease or the asset's estimated useful life. Depreciation for income tax purposes is computed using both the straight-line and accelerated methods.

     Property and equipment consisted of the following (in thousands of dollars):

                                                                          MARCH 31,
                                                                     --------------------
                                                                      1999         1998
                                                                     -------      -------
Land..............................................................   $    --      $ 5,631
Buildings and building improvements...............................        --       10,677
Leasehold improvements............................................        15           61
Equipment and furniture...........................................       199          697
Construction in progress..........................................        --        3,591
                                                                     -------      -------
                                                                     $   214      $20,657
                                                                     -------      -------
                                                                     -------      -------

     LONG-LIVED ASSETS: The Corporation reviews long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be used in the business is measured by a comparison of the total future undiscounted cash flows generated by the asset to its carrying value. If the carrying value of the asset is more than its undiscounted expected future cash flows, an impairment exists which is measured by the difference between the carrying value and the estimated fair value of the asset. Assets to be disposed of are reported at the lower of their carrying value or fair value less costs to sell.

     MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES: Minority interest in results of operations of consolidated subsidiaries represents the minority shareholders' or partners' proportionate share of the net income (loss) of various consolidated subsidiaries (see Note B). The minority interest in the consolidated balance sheets reflects the proportionate interest in the equity of consolidated subsidiaries.

     INCOME TAXES: Deferred tax assets and liabilities are established for temporary differences between financial statement carrying amounts and the taxable basis of assets and liabilities using rates currently in effect. A valuation allowance is established for any portion of the deferred tax asset for which realization is not likely. The deferred tax asset is reviewed periodically to determine the amount considered realizable.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE A--SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS--(CONTINUED)
     STOCK-BASED COMPENSATION: As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation", the Corporation continued to apply the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees" and adopted only the disclosure requirements of SFAS
No. 123. Accordingly, no compensation costs were recognized in connection with the Corporation's stock option plans (see Note J).

     COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) is the change in the equity of a business enterprise during a period from transactions and other events from nonowner sources. Changes in balances of items that are reported directly in a separate component of stockholders' equity (foreign currency translation adjustments, unrealized gains and losses and minimum pension liability adjustments) are added or subtracted from net income (loss) to arrive at comprehensive income (loss). See Note C.

     NEWLY ISSUED ACCOUNTING STANDARDS: In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal years beginning after June 15, 2000. Therefore, the Corporation will be required to adopt SFAS No. 133 for its fiscal year beginning April 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments that require every derivative to be recorded on the balance sheet as an asset or liability measured at its fair value. The statement also defines the accounting for the change in the fair value of derivatives depending on their intended use. The Corporation believes that the adoption of SFAS No. 133 will not have a material impact on the financial condition or results of operations of the Corporation.

     RECLASSIFICATIONS: Certain previously reported amounts were reclassified to conform to current year presentations.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE A--SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS--(CONTINUED)
     EARNINGS (LOSS) PER SHARE: The amounts used in the calculation of earnings per share from continuing operations were as follows (amounts in thousands, except per share amounts):


                                                                  FOR THE YEARS ENDED MARCH 31,
                                                               -----------------------------------
                                                                 1999         1998          1997
                                                               --------     ---------     --------
Loss from continuing operations............................    $ (6,571)    $ (81,771)    $(19,413)
Deduct dividends on preferred shares.......................      28,178        25,604       19,081
                                                               --------     ---------     --------
Loss from continuing operations applicable to common
  stockholders for BASIC earnings per share................     (34,749)     (107,375)     (38,494)
Effect of dilutive securities:
  Dividends on convertible preferred shares, unless
     anti-dilutive.........................................          --            --           --
                                                               --------     ---------     --------
Loss from continuing operations applicable to common
  stockholders for DILUTED earnings per share..............    $(34,749)    $(107,375)    $(38,494)
                                                               --------     ---------     --------
Shares
Weighted average number of common shares outstanding for
  calculation of BASIC earnings per share..................      13,102        13,806       14,931
Conversion of preferred stock, unless anti-dilutive .......          --            --           --
Outstanding options, unless anti-dilutive..................          --            --           --
                                                               --------     ---------     --------
Weighted average number of common shares outstanding for
  calculation of DILUTED earnings per share................      13,102        13,806       14,931
                                                               --------     ---------     --------
Loss from continuing operations
  Basic....................................................    $  (2.65)    $   (7.78)    $  (2.58)
  Diluted..................................................    $  (2.65)    $   (7.78)    $  (2.58)
                                                               --------     ---------     --------
                                                               --------     ---------     --------


     Options to purchase approximately 3.9 million, 3.9 million and 2.2 million shares were outstanding at March 31, 1999, 1998 and 1997, respectively (see Note
J). The options were not included in the computation of diluted earnings per share because the effect of including the options in the calculation would be anti-dilutive. Conversion of the convertible preferred stock outstanding was also not included in the calculation of diluted earnings per share as it would also have been anti-dilutive.

NOTE B--ACQUISITIONS AND DISPOSITIONS

FOXMEYER CORPORATION

     In fiscal 1997, the Board of Directors of the Corporation approved a plan to divest its drug distribution subsidiary, FoxMeyer Drug Company ("FoxMeyer Drug"), the primary operating unit of the Corporation. The subsidiary and its parent, FoxMeyer Corporation ("FoxMeyer"), were

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE B--ACQUISITIONS AND DISPOSITIONS--(CONTINUED) treated as a discontinued operation as of the measurement date of June 30, 1996. The Corporation recognized a loss from discontinued operations of FoxMeyer of $17.5 million, net of taxes, for the three months ended June 30, 1996. In addition, the Corporation recognized a loss of $254.5 million from the write-off of its investment in FoxMeyer. Revenues included in results of discontinued operations were $1.4 billion for the three months ended June 30, 1996. The loss from discontinued operations was net of applicable income tax benefit of $4.6 million in 1997.

     The unaudited balance sheet of FoxMeyer at June 30, 1996 was as follows (in thousands of dollars):

Current assets.........................   $  828,784   Current liabilities....................   $  679,912
Property, plant and equipment..........      144,746   Long-term debt.........................      318,954
Goodwill and other intangibles ........      209,699   Other long-term liabilities............        4,605
Other assets...........................       72,924   Stockholder's equity...................      252,682
                                          ----------                                             ----------
                                                       Total liabilities and stockholder's
Total assets...........................   $1,256,153   equity.................................   $1,256,153
                                          ----------                                             ----------
                                          ----------                                             ----------

     Commencing in mid-July 1996, a group of FoxMeyer Drug's most significant vendors began reducing their credit lines. Despite positive cash flow projections, the liquidity offered by a new credit facility and FoxMeyer Drug's history of timely debt payments, the group of vendors eliminated approximately $100 million of liquidity from FoxMeyer Drug's operations over a forty-five day period by shortening repayment terms or requiring prepayment for inventory purchases. In addition, during July and August 1996, FoxMeyer Drug made certain prepayments to its suppliers for shipments of critical orders where, after receiving payment, the vendors refused to release the product. In August 1996, FoxMeyer Drug met with certain key vendors requesting a reinstatement of credit lines to previous levels, however, an agreement could not be reached. As a result of these events, FoxMeyer and most of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code on August 27, 1996. On November 8, 1996, the U.S. Bankruptcy Court for the District of Delaware approved a sale of the principal assets of FoxMeyer and FoxMeyer Drug to McKesson Corporation ("McKesson"). On March 18, 1997, the Chapter 11 cases were converted into Chapter 7 liquidation cases.

     In connection with McKesson's purchase of FoxMeyer's and FoxMeyer Drug's assets, McKesson paid approximately $23 million in cash to debtors, paid off approximately $500 million in secured debt and assumed an additional
$75 million in other liabilities. The Corporation received no proceeds from the sale of FoxMeyer's and FoxMeyer Drug's assets to McKesson.

OTHER DISCONTINUED OPERATIONS

     In July 1995, the Corporation adopted a plan to dispose of certain of FoxMeyer's managed care and information service operations. On August 2, 1996, the remaining operation was sold for $30.5 million with an additional minimum payment of $2.5 million due and payable at any time subsequent to August 2, 1997. The additional payment may increase to a maximum of $5.0 million

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE B--ACQUISITIONS AND DISPOSITIONS--(CONTINUED) based on certain criteria. The August 1996 transaction resulted in a gain on disposal of discontinued operations of approximately $13.3 million.

     In April 1997, the Corporation adopted a plan to dispose of US HealthData Interchange, Inc. ("USHDI"), its medical claims processing operation. As a result, a $3.6 million loss from discontinued operations was recognized to the measurement date of March 31, 1997. The Corporation also recorded a $4.9 million loss on disposal of discontinued operations. The $4.9 million loss was based on management's best estimate of the amounts of future operating losses and proceeds to be realized on the sale or other disposition of this operation. On November 19, 1997, the Corporation sold substantially all of the assets of USHDI for $4.0 million in cash, subject to certain adjustments. The Corporation recognized a $3.7 million gain on discontinued operations as a result of the sale.

     Revenues for the year ended March 31, 1997 for these discontinued operations were $1.5 million. The loss from discontinued operations was net of tax benefits of $0.3 million for the year ended March 31, 1997.

     Certain subsidiaries of the Corporation (collectively, "Development") are controlling partners in various limited partnerships engaged in the buying, holding, operating and disposing of real estate and real estate loans. While all of these subsidiaries have not been sold, all the investments held by these subsidiaries were sold on May 27, 1999. See Note S for a discussion of the sale of Development's interest in real estate properties. The condensed balance sheet for the real estate segment at March 31, 1999 was as follows:

Current assets.............................................   $ 1,550
Property, plant and equipment..............................    30,152
Other assets...............................................     1,513
                                                              -------
Total assets...............................................    33,215
Current liabilities........................................     1,895
Long-term debt and minority interest ......................    25,768
                                                              -------
Net assets held for sale...................................   $ 5,552
                                                              -------
                                                              -------

     During fiscal 1997, Development sold its ownership interest in certain real estate limited partnerships for $9.9 million. The transactions resulted in a gain of approximately $6.0 million.

     On June 5, 1997, one of the partnerships acquired the remaining 65.5% of certain improved real property not already owned by the partnership for approximately $7.4 million, net of cash acquired in the acquisition. The partnership accounted for the acquisition using the purchase method of accounting. On March 31, 1998, the Corporation sold its 50% interest in the partnership for $1.8 million, including $0.4 million in cash and a $1.4 million short-term note receivable, resulting in a gain of $0.7 million.

     Revenues for the real estate segment for the last three fiscal years were $10.5 million for 1999, $12.2 million for 1998 and $12.5 million for 1997. The amounts shown in gain (loss) from

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE B--ACQUISITIONS AND DISPOSITIONS--(CONTINUED) discontinued operations are net of taxes of $0.0 million in 1999, $0.1 million in 1998 and $0.0 million in 1997.

  Ben Franklin Retail Stores, Inc.

     As a result of a bankruptcy filing on July 26, 1996, by Ben Franklin Retail Stores, Inc. ("Ben Franklin"), the Corporation wrote off the book value of its 17.4% investment in Ben Franklin of approximately $2.0 million at June 30, 1996. Ben Franklin's assets were subsequently liquidated under Chapter 7 of the Bankruptcy Code.

  Phar-Mor, Inc.

     The Corporation accounts for its 38.4% investment in Phar-Mor's common stock on an equity basis. Phar-Mor operates a chain of discount retail drugstores devoted to the sale of prescription and over-the-counter drugs, health and beauty care products, and other general merchandise and grocery items. The book value of Phar-Mor was $24.4 million at March 31, 1999 (with a market value of $27.6 million based on its closing stock price at March 31, 1999, on the NASDAQ National Market). In addition, Phar-Mor owns 2,086,200 shares of the Corporation's common stock which were acquired through open market purchases at a cost of approximately $5.0 million (see Note I). See Note S for a discussion of additional purchases of the Corporation's common stock that Phar-Mor may make.

     In fiscal 1996, the Corporation acquired a 69.8% interest in Hamilton Morgan LLC ("Hamilton Morgan"). Hamilton Morgan subsequently acquired an approximate 30.9% common stock interest in Phar-Mor. On September 19, 1997, the Corporation acquired from Hamilton Morgan, under an agreement among Hamilton Morgan, the owner of the minority interest in Hamilton Morgan and certain other parties, all of Phar-Mor's common stock held by Hamilton Morgan in exchange for $6.1 million and other non-cash consideration. The transaction was treated as a purchase of the minority interest in Hamilton Morgan. The acquisition price was approximately equal to the book value of the minority interest acquired.

     At March 31, 1997, the Corporation determined that there had been a decline in the value of its investment in Phar-Mor that was other than temporary and recorded a charge of $13.6 million (net of the minority interest in Hamilton Morgan), including the write-off of goodwill related to the original acquisition of Hamilton Morgan. The reduction in value was based on management's best estimate of the fair value of its investment in Phar-Mor at March 31, 1997.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE B--ACQUISITIONS AND DISPOSITIONS--(CONTINUED)
     Summarized unaudited financial information for Phar-Mor was as follows for the three years ended March 27, 1999 (in thousands of dollars):

                                                             52 WEEKS      52 WEEKS      52 WEEKS
                                                              ENDED         ENDED         ENDED
                                                            MARCH 27,     MARCH 28,     MARCH 29,
           CONDENSED STATEMENTS OF OPERATIONS                  1999          1998          1997
---------------------------------------------------------   ----------    ----------    ----------
Net sales................................................   $1,132,317    $1,081,164    $1,084,325
Operating earnings.......................................       21,958         3,712         4,901
Net income (loss)........................................        4,077        (9,092)       (5,378)
                                                            ----------    ----------    ----------
                                                            ----------    ----------    ----------

                                                                 MARCH 27,     MARCH 28,
                   CONDENSED BALANCE SHEETS                        1999          1998
--------------------------------------------------------------   ---------     ---------
Current assets................................................   $ 272,714     $ 266,626
Property and equipment........................................      93,534        74,407
Other assets..................................................      39,040        13,629
                                                                 ---------     ---------
Total assets..................................................   $ 405,288     $ 354,662
                                                                 ---------     ---------
                                                                 ---------     ---------
Current liabilities...........................................   $ 157,083     $ 116,892
Long-term obligations.........................................     163,482       155,714
Stockholders' equity..........................................      84,723        82,056
                                                                 ---------     ---------
Total liabilities and stockholders' equity....................   $ 405,288     $ 354,662
                                                                 ---------     ---------
                                                                 ---------     ---------

  Chemlink Acquisition Company LLC

     In March and December 1998, the Corporation invested a total of $3.0 million to acquire a 41% interest in a Delaware limited liability company, Chemlink Acquisition Company LLC ("CLAC"), which in turn acquired a 50% interest in Chemlink Laboratories, LLC ("Chemlink"). The Corporation accounts for its investment in CLAC, and CLAC accounts for its investment in Chemlink, using the equity method of accounting. CLAC has no investments or business other than its investment in Chemlink. Chemlink is an Atlanta based company that develops and manufactures products that use a proprietary, and often patented, effervescent formulation. These products include specialty cleaning, disinfecting and sterilant products for the medical and dental professions and certain other consumer and commercial products which are under development. The effervescent formulation will supposedly allow easier packaging, less costly shipping and potentially higher effectiveness of enzyme products than pre-mixed solutions. The Corporation has a consulting contract with Chemlink. The acquisition of the equity interest in Chemlink by CLAC was accounted for by the purchase method of accounting. The $6.7 million difference between CLAC's purchase price and the net book value of Chemlink's assets acquired less liabilities assumed was allocated to patents controlled by Chemlink. The amount allocated to the patents is being amortized to expense over their average remaining life. The Corporation's equity investment in CLAC had a carrying value of $2.7 million at March 31, 1999.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE B--ACQUISITIONS AND DISPOSITIONS--(CONTINUED)
  FoxMeyer Canada Inc.

     On October 7, 1996, the Corporation sold all of its interest in FoxMeyer Canada Inc. ("FoxMeyer Canada"). The net proceeds from the sale were $37.4 million. In connection with the sale, the Corporation recognized a gain of approximately $34.0 million which was included in "Other income (expense)" in the consolidated statements of operations. FoxMeyer Canada was a 39% owned affiliate of the Corporation at the time of its sale and was accounted for on the equity basis.

NOTE C--ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) AND SUPPLEMENTAL COMPREHENSIVE INCOME (LOSS) INFORMATION

     Accumulated other comprehensive income (loss) in the consolidated statements of stockholders' equity (deficit) included the following components (in thousands of dollars):


                                                                                  MARCH 31,
                                                                         ----------------------------
                                                                          1999      1998       1997
                                                                         ------    ------    --------
Unrealized gains on securities........................................   $1,820    $1,168    $     --
Minimum pension liability.............................................       --        --     (73,531)
                                                                         ------    ------    --------
Total accumulated other comprehensive income (loss)...................   $1,820    $1,168    $(73,531)
                                                                         ------    ------    --------
                                                                         ------    ------    --------


     Amounts charged to the minimum pension liability in prior periods were reversed upon the termination of the Corporation's liability with respect to the Weirton pension plan as a result of the settlement with National Steel Corporation (see Note G). In the consolidated statement of comprehensive loss for the year ended March 31, 1998, the reversal was shown in the caption "Loss on plan termination from National Steel Corporation settlement included in net loss".

     As a result of the Corporation's income tax position (see Note M), income tax provisions (benefits) were not allocated to any of the components of other comprehensive income (loss) for the three years ended March 31, 1999.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE D--SUPPLEMENTAL CASH FLOW AND BALANCE SHEET INFORMATION

     The following supplemental cash flow information is provided for interest and income taxes paid and for non-cash transactions (in thousands of dollars):

                                                                       FOR THE YEARS ENDED MARCH 31,
                                                                       -----------------------------
                                                                        1999       1998       1997
                                                                       -------    -------    -------
Interest paid.......................................................   $ 1,590    $ 3,179    $18,738
Income taxes paid...................................................        36         40         34
Non-cash transactions:
  Note received as part of National Steel Corporation settlement....        --      9,442         --
  Notes received on sale of other investments.......................        --      1,350      2,315
  Payment of dividends in kind on Series A Preferred Stock..........        --         --      4,354
  Cumulative dividends accrued but not paid.........................    25,268     23,101     10,806
                                                                       -------    -------    -------
                                                                       -------    -------    -------

     The following supplemental information is provided for other long-term assets and other long-term liabilities (in thousands of dollars):

                                                                            MARCH 31,
                                                                        ------------------
                                                                         1999       1998
                                                                        -------    -------
Other assets:
  Prepaid pension cost...............................................   $10,900    $ 9,440
  Securities available for sale......................................    12,134      7,212
  Other investments, at cost.........................................     1,438      6,028
  Other..............................................................     1,340      2,306
                                                                        -------    -------
     Total...........................................................   $25,812    $24,986
                                                                        -------    -------
                                                                        -------    -------
Other long-term liabilities:
  Pension and postretirement benefits................................   $ 4,902    $ 5,290
  Environmental liabilities..........................................     1,357      1,417
  Liabilities related to discontinued operations.....................     3,486      4,334
  Other..............................................................     2,210      2,361
                                                                        -------    -------
     Total...........................................................   $11,955    $13,402
                                                                        -------    -------
                                                                        -------    -------

NOTE E--UNUSUAL ITEMS AND OTHER INCOME (EXPENSE)

     In 1998, unusual items consisted of a $33.3 million charge from the settlement of certain litigation with the FoxMeyer Bankruptcy Trustee (see Note
N), a gain of $1.7 million from the settlement of litigation, principally from payments received from insurance carriers related to the settlement of environmental liabilities (see Note N), and a gain of $26.9 million for the settlement or termination of certain pension and other postretirement benefits for former officers and employees (see Notes L and N).

     In 1999, other expense consisted of a loss of $1.8 million related to a $3.4 million reduction in the carrying value of certain of the Corporation's investments, including a $1.8 million reduction in the carrying value of Imagyn Medical Technologies, Inc. ("Imagyn"), partially offset by $1.6 million in gains primarily from recoveries on investments which had been written-off in prior years and a royalty payment from a property sold in the prior fiscal year. In 1998, other expense consisted of a loss of $12.9 million during the year from the adjustment in the carrying value of

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE E--UNUSUAL ITEMS AND OTHER INCOME (EXPENSE)--(CONTINUED)
Imagyn to its market value, partially offset by $0.6 million in gains primarily from the sale of other investments. In 1997, other income consisted of a gain of $34.0 million on the sale of FoxMeyer Canada, partially offset by the write-down of the Corporation's investment in Phar-Mor of $13.4 million, the write-off of the investment in Ben Franklin of $2.0 million and $6.7 million in other losses primarily from marketable securities (including $4.8 million in losses related to Imagyn).

NOTE F--INVESTMENTS IN MARKETABLE SECURITIES

     The Corporation's investments in debt securities, and in equity securities that have a readily determinable market value, were classified as either "available for sale" or "trading". The carrying value and gross unrealized gains and losses for available for sale securities were as follows (in thousands of dollars):

                                                                            MARCH 31,
                                                                         -----------------
                                                                          1999       1998
                                                                         -------    ------
Carrying value........................................................   $12,134    $7,212
Unrealized gains......................................................     2,045     1,168
Unrealized losses.....................................................       225        --
                                                                         -------    ------
                                                                         -------    ------

     Available for sale securities are included in "Other assets". Trading securities of $1.1 million and $2.9 million were included in "Other current assets" at March 31, 1999 and 1998, respectively.

     The gross proceeds and realized gains and losses from the sale of available for sale securities and the change in unrealized gains (losses) on available for sale and trading securities were as follows (in thousands of dollars):

                                                                             FOR THE YEARS ENDED
                                                                                 MARCH 31,
                                                                         ---------------------------
                                                                          1999      1998       1997
                                                                         ------    -------    ------
Available for sale securities:
  Proceeds from sales.................................................   $1,413    $    --    $    6
  Realized gains......................................................       33         --        --
  Realized losses.....................................................       --         --       871
  Net unrealized gains................................................      652      1,168        17
Trading securities:
  Net unrealized losses included in net income........................   (1,795)   (11,856)   (6,552)
                                                                         ------    -------    ------
                                                                         ------    -------    ------

NOTE G--INVESTMENT IN NATIONAL STEEL CORPORATION

     In January 1984, the Corporation, through its then wholly-owned subsidiary National Steel Corporation ("NSC"), sold substantially all of the assets of the Weirton Steel Division ("Weirton") to Weirton Steel Corporation. In connection with the sale, NSC retained certain liabilities arising out of the operation of Weirton prior to May 1, 1983, including certain environmental liabilities, a note payable to the NSC pension trust (the "NSC Note") and employee benefits for Weirton employees, which consisted principally of pension benefits for active employees based on service prior to May 1, 1983, and pension, life and health insurance benefits for retired employees (the "Weirton Liabilities"). As a result of transactions which occurred in

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE G--INVESTMENT IN NATIONAL STEEL CORPORATION--(CONTINUED)
August 1984 and June 1990, the Corporation sold all but 13% of its common stock investment in NSC to NKK Corporation. As part of the 1984 transaction, the Corporation agreed to provide NSC sufficient funds for payment of, and to indemnify NSC against, all Weirton Liabilities and for certain environmental liabilities related to the former operations of NSC. As part of the 1990 transaction, the Corporation received newly issued NSC redeemable Series B preferred stock (the "NSC Preferred Stock") and $146.6 million in cash. The cash was transferred to NSC in exchange for NSC releasing the Corporation from an equivalent amount of its indemnification liability with respect to the Weirton Liabilities (the "Released Liabilities"). In January 1994, the Corporation disposed of its remaining investment in the common stock of NSC.

     In addition, under the terms of the 1990 transaction agreement, the Corporation committed that all NSC Preferred Stock dividends and redemption amounts were to be used to satisfy the Weirton Liabilities, excluding the Released Liabilities (the "Remaining Liabilities"), before any funds were available to the Corporation for general corporate purposes. As a result, the Corporation reflected its dividend income from the NSC Preferred Stock, interest accretion and pension charges on the Remaining Liabilities and premium amortization of the NSC Preferred Stock as a single net amount in its consolidated statements of operations.

     On November 25, 1997, NSC, certain of its affiliates and the Corporation entered into an agreement whereby the Corporation received $59.0 million in cash and a non-interest bearing $10.0 million note (with an estimated discounted value of $9.4 million) in exchange for the redemption of the NSC Preferred Stock owned by the Corporation and, in addition, NSC also released the Corporation from the Weirton Liabilities as well as various environmental liabilities related to NSC and Weirton sites (the "NSC Settlement"). The note received was paid in installments over the next twelve months following the NSC Settlement. At March 31, 1998, the note receivable had a book value of $7.2 million and was included in "Receivables" in the consolidated balance sheet. In addition, the Corporation assigned to NSC all of the Corporation's rights to assert pre-1987 environmental claims against insurers of both NSC and the Corporation, and the Corporation released its share of any settlement proceeds related to such claims as well as all amounts remaining in escrow from prior payments made by the Corporation to NSC for environmental liabilities. As a result of the NSC Settlement, the Corporation recognized a $59.0 million loss. However, in connection with the Corporation's contractual obligation to NSC relating to the Weirton Retirement Program, the Corporation had previously recorded a $79.7 million charge as of November 1997 to the accumulated deficit to recognize the minimum pension liability adjustment associated with the pension obligation. As a result of the NSC Settlement, the Corporation reversed the charge. The reversal of the minimum pension liability, net of the loss on the NSC Settlement, resulted in an improvement in the Corporation's accumulated deficit of $20.7 million.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE H--LONG-TERM DEBT

     Long-term debt was as follows (in thousands of dollars):

                                                                                       MARCH 31,
                                                                                   ------------------
                                                                                    1999       1998
                                                                                   -------    -------
Trustee note....................................................................   $ 9,001    $ 8,322
Development notes with various maturities.......................................        --     15,093
                                                                                   -------    -------
                                                                                     9,001     23,415
Long-term debt due within one year..............................................        --        492
                                                                                   -------    -------
Long-term debt..................................................................   $ 9,001    $22,923
                                                                                   -------    -------
                                                                                   -------    -------

     In connection with the settlement of certain litigation with the FoxMeyer Chapter 7 Bankruptcy Trustee (the "Trustee") (see Note N), on October 9, 1997, the Corporation executed an $8.0 million three year note payable to the Trustee. The note is secured by 1,132,500 shares of Phar-Mor common stock and a 30% interest, up to the greater of $10.0 million or the amount owed under the note, in the net proceeds from certain litigation that has been brought by the Trustee against specified third parties. Interest accrues on the note at the prime rate and is compounded annually. The accrued interest and the principal balance of the note are due at maturity on October 8, 2000; however, proceeds from any sale of the Phar-Mor stock held as collateral, or the successful resolution of the litigation brought by the Trustee against third parties, must first be used to satisfy the note.

     The limited partnerships controlled by Development, and included in the consolidated financial statements for fiscal 1999 as discontinued operations, have incurred $25.7 million in indebtedness in connection with the acquisition of real estate (the "Development Notes"). The Development Notes were shown net of the assets of these real estate partnerships in the consolidated balance sheet at March 31, 1999 in the caption "Net assets of discontinued operations held for sale." The Development Notes generally require (i) monthly payments of principal and interest and (ii) that a percentage of revenues be escrowed which may later be used to reimburse the partnership for capital expenditures or maintenance of the property. The indebtedness is typically non-recourse and secured by the underlying assets; however, certain Development Notes may also be guaranteed by entities related to the minority partners, or Development subsidiaries. The Development Notes, with maturities ranging from 2000 to 2022, bear interest at fixed rates from 9.25% to 10.19% except for a construction loan which bears interest at 1.75% over LIBOR with a term up to January 2000. One of the Development Notes has a balloon payment of $6.3 million in 2004. The Development Notes also limit the amount of dividends or other distributions to the partners. These notes were either repaid, transferred to or assumed by the other partners, or their affiliates, in May 1999 as part of a sale of these properties (see Note S).

     One of Development's limited partnerships entered into a interest rate swap agreement as a hedge against the variable rate construction loan. This swap was transferred with the debt in the partnership as part of the sale of this property (see Note S).


     Maturity and approximate sinking fund requirements on all long-term debt of the Corporation by fiscal year are as follows: $9.0 million in 2001.


NOTE I--CAPITAL STOCK

     COMMON STOCK SHARE REPURCHASE: Under various share repurchase programs approved by the Corporation's Board of Directors, 2,966,800 shares of common stock were purchased by the

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE I--CAPITAL STOCK--(CONTINUED)
Corporation during the period from July 1996 to September 1996 when the last repurchase program was suspended. The Corporation canceled these and all other previously acquired treasury shares in September 1996 with a corresponding reduction in common stock and capital in excess of par value of $148.7 million.

     REDEEMABLE PREFERRED STOCK: The Corporation is authorized to issue 10,000,000 shares of preferred stock. At March 31, 1999, there were two series of redeemable preferred stock outstanding.

     At March 31, 1999 and 1998, the Corporation had 652,273 and 652,331 shares, respectively, of cumulative convertible preferred stock outstanding at a stated price of $50.00 per share. Each share of this preferred stock is entitled to a cumulative annual dividend of $5.00 and is convertible into common stock of the Corporation at a conversion price of $25.80 per share. The Corporation has reserved 1,264,095 shares of its common stock for issuance upon the conversion of this preferred stock. The shares are redeemable at a price of $50.00 per share. The Corporation did not declare, nor did it pay, any of the dividends due since October 15, 1996. Cumulative dividends unpaid for the convertible preferred stock at March 31, 1999 were $8.2 million or $12.50 per share. The Corporation is also required to make sinking fund payments in each year to 2002 in an amount sufficient to redeem 88,000 shares annually and 220,000 shares in 2003. The Corporation did not make the required sinking fund payment for 88,000 shares each in January 1998 and 1999. In addition, the Corporation is prohibited from redeeming any shares of this series of preferred stock as long as any cumulative dividends remain unpaid on the other series of preferred stock discussed below.

     At both March 31, 1999 and 1998, the Corporation had 4,312,351 shares of $4.20 Cumulative Exchangeable Series A Preferred Stock, par value $5 per share, with a liquidation preference of $40 (the "Series A Preferred Stock") outstanding. The Series A Preferred Stock is redeemable at $40 per share on November 30, 2003. The Series A Preferred Stock may be redeemed at the option of the Corporation, in whole or in part, at its liquidation preference plus unpaid dividends thereon. Dividends due since October 15, 1996 have not been declared or paid. The amount of cumulative dividends unpaid for the Series A Preferred Stock at March 31, 1999 was $51.0 million or $11.83 per share. The amount of the cumulative dividend accrued each quarter, if any dividends remain unpaid, increases as if additional shares of the Series A Preferred Stock had been issued in lieu of the cash dividend and such additional shares were outstanding on each succeeding dividend date until such unpaid dividends have been declared and paid in cash.

     Dividends paid on or prior to October 15, 1996 on the Series A Preferred Stock were paid in additional shares of the Series A Preferred Stock. The difference in the Series A Preferred Stock's liquidation preference and the recorded value when the original and additional shares were issued is being amortized on an effective yield basis as additional preferred stock dividends and charged to retained earnings over the remaining life of the Series A Preferred Stock.

     In addition, if all cumulative unpaid dividends have been paid, the Series A Preferred Stock is exchangeable, at the option of the Corporation, in whole but not in part, and on any dividend payment date, for the Corporation's 10.5% Subordinated Notes due 2003 (the "Exchange Notes") with a principal amount equal to the aggregate liquidation value of the outstanding Series A Preferred Stock. The Exchange Notes would mature on November 30, 2003. If issued, the Exchange Notes may be redeemed, at the option of the Corporation, in whole or in part, at a redemption price equal to the principal amount plus any unpaid interest thereon. The payments of

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE I--CAPITAL STOCK--(CONTINUED)
principal and interest on the Exchange Notes would be subordinated to all senior indebtedness of the Corporation.

     The amount of cumulative unpaid dividends accrued is reflected in the consolidated statements of operations as if they had been declared with a corresponding charge to retained earnings. The liability for the cumulative unpaid dividends has been added to the carrying value of the redeemable preferred stock in the consolidated balance sheets.

     After dividends on the convertible preferred stock and the Series A Preferred Stock are in arrears for six full quarterly dividend periods, the holders of the preferred stocks can elect four new directors until such cumulative unpaid dividends have been paid in full. The voting rights and the term of office of these directors shall cease at such time as all dividends in arrears have been paid in full, or at such time as such dividends have been declared and an amount sufficient to pay the full amount of such dividends has been irrevocably set aside for payment. Four directors representing the preferred stockholders were elected in 1999 and added to the Board of Directors.

     On April 14, 1998, the Corporation announced that it would merge with and into its wholly-owned subsidiary, Xetava Corporation ("Xetava"). Under the proposed merger, the Corporation's existing common and preferred stockholders would have received new common stock of Xetava. In late April 1998, a preferred stockholder of the Corporation and a putative class of preferred stockholders filed a total of three lawsuits in the Delaware Court of Chancery (the "Delaware Court") against the Corporation, Xetava and seven of the Corporation's directors. In May 1998, the Delaware Court consolidated the lawsuits under the caption In re Avatex Corporation Shareholders Litigation, C.A. No. 16334. The lawsuits challenged the merger of the Corporation with and into Xetava and contended that the merger is subject to a separate class vote by the holders of the Corporation's preferred stock and that the exchange ratios for the merger are unfair to the preferred stockholders. Plaintiffs sought a declaration that the defendant directors have breached their fiduciary duties, injunctive relief and damages and costs. In August 1998, the Delaware Supreme Court ruled that the holders of the Corporation's convertible preferred stock have the right to vote separately as a class on the proposed merger of the Corporation into Xetava, as it was structured and announced by the Corporation on April 14, 1998. As a result of these events, the Board of Directors has reconsidered the appropriate course of action to take with respect to the merger and has entered into an agreement with certain large holders of its preferred stock on the terms of a revised merger between the Corporation and Xetava and the settlement of the preferred stockholders' litigation against the Corporation. See Note S for a discussion of the new agreements.

     COMMON STOCK: At March 31, 1999 and 1998, the Corporation had 13,806,487 and 13,806,375 shares, respectively, of common stock issued. The Corporation has also reserved 3,853,114 shares of its common stock for issuance under its stock option and performance award plans (see Note J). As long as there are cumulative unpaid dividends outstanding on the preferred stock, as discussed above, no dividends may be paid on the common stock.

     See Note S for a discussion of potential additional common stock and common stock warrants that may be issued as a result of the merger and settlement with preferred stockholders as discussed above.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999


NOTE I--CAPITAL STOCK--(CONTINUED)


     As of March 31, 1999, Phar-Mor had acquired 2,086,200 shares of the Corporation's common stock during the current fiscal year through open market purchases at a cost of approximately $5.0 million. The Corporation accounts for its investment in Phar-Mor on an equity basis (see Note B) and treats Phar-Mor's investment in the Corporation's common stock similar to treasury stock, with a charge to the stockholders' deficit of $1.9 million and a reduction in the number of shares outstanding for calculating earnings per share of 801,101. The charge to the stockholders' deficit and the reduction in shares for calculating earnings per share is equal to the Corporation's 38.4% ownership in the cost and number of shares of its common stock held by Phar-Mor. See Note S for a discussion of additional purchases of the Corporation's common stock that Phar-Mor may make.

     On January 28, 1999, the New York Stock Exchange ("NYSE") informed the Corporation that it no longer met the continued listing requirements of the NYSE and that trading of its common, convertible preferred and Series A preferred stocks would be suspended prior to the opening of the NYSE on Monday, February 1, 1999. The Corporation's common and preferred stocks now trade on the OTC Bulletin Board system.

NOTE J--EMPLOYEE COMPENSATION PLANS

     The Corporation maintains the 1993 Restated Stock Option and Performance Award Plan (the "Plan"). The Plan provides for the granting of incentive options and non-qualified options to purchase shares of the common stock of the Corporation to certain officers and key employees of the Corporation and its subsidiaries and for the granting of non-qualified stock options to the outside directors on an automatic basis. The Plan also permits the granting of performance shares, restricted shares and performance units to participants (other than outside directors). Under the Plan, the Finance and Personnel Committee of the Board of Directors of the Corporation determines the price at which options are to be granted, the period over which options are exercisable, the duration of performance or restriction periods and performance targets over which performance shares shall be earned. Options for an aggregate of 4,000,000 shares of the Corporation's common stock may be granted under the Plan. At
March 31, 1999, options for 100,078 shares were still available for grant under the Plan.

     The Corporation has a Performance Incentive Plan which provides for participants to receive (i) 17.5% of the Corporation's net income (before the charge for the plan and after certain adjustments) and (ii) 17.5% of the net proceeds from litigation, if any, related to the Corporation's lawsuit against McKesson and various other defendants. Approximately $1.9 million in incentive bonuses was earned under the net income portion of the plan for the year ended March 31, 1998. No amounts were earned for the years ended March 31, 1999 or March 31, 1997. The net income portion of the plan has not been extended beyond March 31, 1999. The litigation portion of the plan does not expire nor can the percentage award or the participants be changed unless the participant has voluntarily terminated his employment or been terminated with cause.

     The following table summarizes the information with respect to stock options for the three years ended March 31, 1999. No options were granted during 1999. The exercise price of options

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE J--EMPLOYEE COMPENSATION PLANS--(CONTINUED) granted in prior years was at least equal to the published market price of the Corporation's common stock on the date of grant.

                                                                                    OUTSTANDING
                                                                            ---------------------------
                                                                                          WEIGHTED
                                                                                          AVERAGE
                                                                                          EXERCISE
                                                      EXERCISABLE SHARES     SHARES        PRICE
                                                      ------------------    ---------    --------------
March 31, 1996.....................................        1,329,669        3,165,297        $17.52
Granted............................................                         4,932,786          7.13
Exercised..........................................                           105,586         15.91
Canceled or forfeited..............................                         5,753,591         14.90
                                                                            ---------
March 31, 1997.....................................           40,792        2,238,906          1.45
Granted............................................                         1,655,000          1.13
Exercised..........................................                                --            --
Canceled or forfeited..............................                            40,792         15.11
                                                                            ---------
March 31, 1998.....................................        1,452,909        3,853,114          1.16
Granted............................................                                --            --
Exercised..........................................                                --            --
Canceled or forfeited..............................                                --            --
                                                                            ---------
March 31, 1999.....................................        2,750,611        3,853,114          1.16
                                                                            ---------
                                                                            ---------

     The Corporation accounts for stock-based compensation using the intrinsic value method of APB 25 (see Note A). Accordingly, no compensation expense was recognized. If the Corporation had used the fair value of options at the grant dates, as defined by SFAS No. 123, to recognize compensation cost for the three years ended March 31, 1999, the Corporation's net loss and loss per common share would have been as follows on a pro forma basis (in thousands of dollars, except per share amounts):

                                                                     1999        1998        1997
                                                                    -------    --------    ---------
As reported
  Loss from continuing operations................................   $(6,571)   $(81,771)   $ (19,413)
  Net loss.......................................................    (6,587)    (77,500)    (279,356)
Pro forma
  Loss from continuing operations................................   $(7,258)   $(82,964)   $ (19,175)
  Net loss.......................................................    (7,274)    (78,693)    (279,118)
As reported for both basic and diluted earnings per share
  Loss per share from continuing operations......................   $ (2.65)   $  (7.78)   $   (2.58)
  Net loss per share.............................................     (2.65)      (7.47)      (19.99)
Pro forma for both basic and diluted earnings per share
  Loss per share from continuing operations......................   $ (2.71)   $  (7.86)   $   (2.56)
  Net loss per share.............................................     (2.71)      (7.55)      (19.97)

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE J--EMPLOYEE COMPENSATION PLANS--(CONTINUED)
     The fair value of each option grant was estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used for grants during the three years ended March 31, 1999 (no grants were made during 1999):

                                                                                   1999    1998    1997
                                                                                   ----    ----    ----
Expected dividend yield (%).....................................................    --      0.0     0.0
Expected volatility (%).........................................................    --     60.8    43.7
Risk-free interest rates (%)....................................................    --      6.2     6.3
Expected option lives (years)...................................................    --      4.0     4.5

     The weighted-average fair values of options granted during 1998 and 1997 were $0.58 and $1.57, respectively.

     The following table summarizes information about significant option groups outstanding and exercisable as of March 31, 1999 and related weighted-average exercise price and weighted-average contractual life remaining:

                                                  OUTSTANDING           EXERCISABLE
OPTIONS WITH EXERCISE PRICES                   ------------------    ------------------    REMAINING
RANGING FROM:                                   SHARES      PRICE     SHARES      PRICE     LIFE
--------------------------------------------   ---------    -----    ---------    -----    ---------
$1.125 to $1.3125...........................   3,853,114    $1.16    2,750,611    $1.18       3.0

NOTE K--RETIREMENT PLANS

     The Corporation and its subsidiaries have retirement plans consisting of both defined benefit and defined contribution plans. Pension benefits under the defined benefit plans are generally based upon years of service or a combination of remuneration and years of service. No current employee is covered under a defined benefit plan. The Corporation's funding policy for defined benefit plans is to make payments to the pension trusts in accordance with the funding requirements of federal laws and regulations. The outside directors of the Corporation are covered under a non-qualified and unfunded defined benefit plan.

     The Corporation has maintained an employees' savings plan under
Section 401(k) of the Internal Revenue Code for all employees since April 1997. Under the plan, employees generally may elect to exclude up to 15% of their compensation from amounts subject to income tax as a salary deferral contribution. The Corporation makes a matching contribution to each employee, which immediately vests, in an amount equal to 50% of the first 6% of the employee's contribution. For 1997, a subsidiary of the Corporation, FoxMeyer, maintained an employees' savings and profit sharing plan under
Section 401(k) which covered substantially all the Corporation's employees prior to the acquisition of FoxMeyer's assets by McKesson in November 1996 (see
Note B).

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE K--RETIREMENT PLANS--(CONTINUED)
     Pension income for continuing operations under the Corporation's retirement plans for the three years ended March 31, 1999, are presented in the table below (in thousands of dollars):

                                                                        FOR THE YEARS ENDED MARCH 31,
                                                                        -----------------------------
                                                                         1999       1998       1997
                                                                        -------    -------    -------
Net periodic pension cost (income) for defined benefit plans:
Service cost--benefits earned for the year...........................   $    61    $    78    $    44
Interest cost on projected benefit obligation........................     3,603      4,098      4,364
Expected return on plan assets.......................................    (4,795)    (4,387)    (5,681)
Net amortization and deferral........................................      (197)       (57)      (100)
                                                                        -------    -------    -------
Net periodic pension cost (income)...................................    (1,328)      (268)    (1,373)
Pension cost for defined contribution plans..........................        21         39         20
                                                                        -------    -------    -------
Total pension cost (income)..........................................   $(1,307)   $  (229)   $(1,353)
                                                                        -------    -------    -------
                                                                        -------    -------    -------

     The net periodic pension income for defined benefit plans was determined by assuming a weighted average expected long-term rate of return on plan assets of 7.8% for the year ended March 31, 1999, 8.5% for the year ended March 31, 1998, and 10.0% for the year ended March 31, 1997.

     As a result of agreements with certain former officers and employees who elected lump sum payments in lieu of continuing payments from certain unfunded plans, two plans were terminated and a third plan was partially settled (see Note N) during 1998.

     The following table sets forth the funded status of the Corporation's defined benefit pension plans and amounts recognized in the Corporation's consolidated balance sheets at March 31, 1999 and 1998 utilizing a weighted average discount rate of 7.0% in both 1999 and 1998 (in thousands of dollars):

                                                                            MARCH 31,
                                                                        ------------------
                                                                         1999       1998
                                                                        -------    -------
Change in benefit obligation:
  Projected benefit obligation, beginning of year....................   $53,780    $56,231
  Service cost.......................................................        61         78
  Interest cost......................................................     3,603      4,098
  Actuarial losses (gains)...........................................        98      2,816
  Curtailment gain...................................................        --     (3,202)
  Benefits paid......................................................    (5,116)    (6,241)
                                                                        -------    -------
  Projected benefit obligation, end of year..........................    52,426     53,780
                                                                        -------    -------

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE K--RETIREMENT PLANS--(CONTINUED)

                                                                            MARCH 31,
                                                                        ------------------
                                                                         1999       1998
                                                                        -------    -------
Change in plan assets:
  Fair value of plan assets, beginning of year.......................    64,179     53,911
  Actual return on plan assets.......................................     1,914     14,705
  Benefits paid......................................................    (4,869)    (4,437)
                                                                        -------    -------
  Fair value of plan assets, end of year.............................    61,224     64,179
                                                                        -------    -------
Funded status........................................................     8,798     10,399
Unrecognized transition asset........................................      (540)      (724)
Unrecognized net actuarial loss (gain)...............................     1,725     (1,267)
                                                                        -------    -------
Net prepaid pension cost.............................................   $ 9,983    $ 8,408
                                                                        -------    -------
                                                                        -------    -------

     The projected benefit obligation and accumulated benefit obligation of the unfunded plans was $1.0 million as of March 31, 1999 and $1.0 million as of March 31, 1998. The prepaid pension cost in the table above was shown net of accrued benefit liabilities of approximately $0.9 million at March 31, 1999 and $1.0 million at March 31, 1998.

     At March 31, 1999, the assets of the Corporation's defined benefit pension plans were comprised of approximately 20% bonds, 62% stocks and 18% other. Included in pension plans assets were approximately 1.4 million shares of the Corporation's common stock with a market value of $1.4 million at March 31, 1999.

NOTE L--POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Corporation has a plan for retired employees that provides for postretirement health care and life insurance benefits. Health benefits include major medical insurance with deductible and coinsurance provisions. Life insurance benefits are usually for a flat benefit. The plan provides that retirees pay for a portion of their coverage. The plan is not funded. The Corporation pays all benefits on a current basis. No current employees are covered under the plan.

     In March 1998, one inactive subsidiary of the Corporation, which had no ongoing operations since 1990, exercised its right to terminate coverage of its retiree healthcare and life insurance plans, as provided in the plan documents. In addition, another subsidiary of the Corporation, which had no ongoing operations since 1983 and no resources to pay its liabilities, was dissolved in March 1998. As a consequence, this subsidiary's retiree healthcare and life insurance plans were effectively discontinued. Most retirees covered by these plans elected to participate in a transition assistance payment plan and executed releases in favor of the applicable subsidiary and its affiliates. A gain of approximately $21.3 million, net of such payments and certain remaining claim reserves, was included in "Unusual items" in the consolidated statements of operations as a result of the termination or discontinuance of these plans.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE L--POSTRETIREMENT BENEFITS OTHER THAN PENSIONS--(CONTINUED)
     The net periodic postretirement benefit cost for continuing operations for the three years ended March 31, 1999 was as follows (in thousands of dollars):

                                                                 FOR THE YEARS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                              1999      1998       1997
                                                              ----     ------     ------
Service cost--benefits earned for the year.................   $ --     $   --     $   --
Interest cost..............................................    157      1,501      1,565
Amortization of prior service cost and net gain............    (72)      (464)      (440)
                                                              ----     ------     ------
Total postretirement benefit cost..........................   $ 85     $1,037     $1,125
                                                              ----     ------     ------
                                                              ----     ------     ------

     The following table sets forth the funded status of the postretirement health care and life insurance plans and amounts recognized in the consolidated balance sheets at March 31, 1999 and 1998 utilizing a weighted average discount rate of 7.0% for both 1999 and 1998 (in thousands of dollars):

                                                                             MARCH 31,
                                                                         -----------------
                                                                          1999      1998
                                                                         ------    -------
Accumulated postretirement benefit obligation, beginning of year......   $2,330    $19,871
Service cost..........................................................       --         --
Interest cost.........................................................      157      1,501
Plan participants' contributions......................................       29        489
Benefits paid.........................................................     (175)    (1,749)
Actuarial loss........................................................      376        286
Settlement gain.......................................................       --    (18,068)
                                                                         ------    -------
Accumulated postretirement benefit obligation, end of year............    2,717      2,330
Unrecognized net gain.................................................      830      1,278
                                                                         ------    -------
Amount of postretirement benefit obligation included in the
  consolidated balance sheet..........................................   $3,547    $ 3,608
                                                                         ------    -------
                                                                         ------    -------

     The 1998 reduction in plan liabilities reflects the plan settlements discussed above.

     Medical costs were assumed to increase at a rate of 8.5% during 1999 and then to decline over a period of 8 years to a rate of 5%. To demonstrate the volatility of the valuation results based on this assumption, the impact of a 1% increase or a 1% decrease in the cost of health care would result in a 9.8% increase or a 8.3% decrease in the postretirement benefit obligation and a 19.1% increase or a 16.2% decrease in postretirement benefit cost for the plan.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE M--INCOME TAXES

     The provision for income taxes consisted of the following for the three years ended March 31, 1999 (in thousands of dollars):

                                                                  FOR THE YEARS ENDED
                                                                      MARCH 31,
                                                              ---------------------------
                                                              1999      1998       1997
                                                              ----     ------     -------
Federal
  Current..................................................   $--      $  (40)    $    --
  Deferred.................................................    --          --      24,557
State
  Current..................................................    --          --           3
  Deferred.................................................    --          --       5,279
                                                              ----     ------     -------
Income tax provision.......................................   $--      $  (40)    $29,839
                                                              ----     ------     -------
                                                              ----     ------     -------

     The Corporation recorded no federal income tax benefit in 1999 because of the uncertainty of realizing its deferred tax assets. The Corporation adjusted its valuation allowance to maintain a full valuation allowance against its net deferred tax assets.

     The Corporation recorded a benefit for federal income tax purposes in 1998 relating to a tax refund. Because of the uncertainty of realizing its deferred tax assets, the Corporation adjusted its valuation allowance in 1998 to maintain a full valuation allowance against its net deferred tax assets.

     The Corporation recorded a federal income tax provision of $24.6 million in 1997. The federal income tax provision was primarily attributable to the establishment of a full valuation allowance against its net deferred tax assets in recognition of the impact of the FoxMeyer bankruptcy filing (see Note B).

     The reasons for the difference between the total tax provision and the amount computed by applying the statutory federal income tax rate to income
(loss) from continuing operations before income taxes and minority interest were as follows (in thousands of dollars):

                                                           FOR THE YEARS ENDED MARCH 31,
                                                          -------------------------------
                                                           1999        1998        1997
                                                          -------    --------    --------
Statutory rate applied to pre-tax income (loss)........   $(2,300)   $(28,630)   $  2,683
Change in deferred tax asset valuation allowance.......     3,112      (6,621)     26,702
Corporate dividend-received deduction..................       (44)     (1,520)     (1,976)
State income taxes (net of federal tax effect).........        --          --       3,433
Weirton interest expense...............................        --          --      (1,063)
Capital losses.........................................        --        (296)    (11,726)
NSC Settlement.........................................        --      20,995          --
FoxMeyer bankruptcy settlement.........................        --      11,652          --
Market adjustments to investments......................     1,185       4,528       7,569
Equity in affiliates...................................      (548)      1,168       1,820
Other items............................................    (1,405)     (1,316)      2,397
                                                          -------    --------    --------
Total tax provision....................................   $    --    $    (40)   $ 29,839
                                                          -------    --------    --------
                                                          -------    --------    --------

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE M--INCOME TAXES--(CONTINUED)
     The Corporation's current and noncurrent deferred taxes, which net to a zero balance as of March 31,1999 and 1998, consisted of the following temporary differences and net operating losses at the statutory rate, tax credits, and valuation allowance (in thousands of dollars):

                                                                               MARCH 31,
                                                                           ------------------
                                                                            1999       1998
                                                                           -------    -------
Deferred tax assets:
  Tax net operating losses..............................................   $83,056    $79,005
  Other liabilities.....................................................     4,611      4,781
  Tax credits...........................................................     7,451      7,595
                                                                           -------    -------
Total deferred tax assets...............................................    95,118     91,381
Deferred tax liabilities:
  Retirement plans......................................................    (4,311)    (3,733)
  Other.................................................................      (482)      (435)
                                                                           -------    -------
Deferred tax liability..................................................    (4,793)    (4,168)
Valuation allowance.....................................................   (90,325)   (87,213)
                                                                           -------    -------
Deferred tax asset, net.................................................   $    --    $    --
                                                                           -------    -------
                                                                           -------    -------

     The net change in the valuation allowance for 1999 was an increase of approximately $3.1 million.

     At March 31, 1999, the Corporation had, for federal income tax purposes, operating loss, capital loss, and investment credit carryforwards of approximately $237.4 million, $30.4 million, and $0.5 million, respectively, subject to the limits discussed below. Operating loss carryforwards available for utilization in the Corporation's consolidated income tax return expire as follows: 2003--$15.8 million, 2004--$58.3 million, 2006--$94.0 million,
2008--$0.5 million, 2009--$1.0 million, 2011--$31.6 million,
2012--$12.6 million, 2013--$15.5 million, and 2014--$8.1 million. The capital loss carryforwards available for utilization in the Corporation's consolidated income tax return will expire in 2003. Investment credit carryforwards will expire during the years 2000 through 2002. The Corporation also has alternative minimum tax credit carryforwards of $7.0 million, which are available to offset the future regular income tax liability of the Corporation. Alternative minimum tax credit carryforwards do not expire.

     The losses and tax credits referred to in the preceding paragraph have not been examined by the U.S. Internal Revenue Service and, therefore, may be subject to adjustment. The availability of such loss and tax credit carryforwards to reduce the Corporation's future consolidated federal income tax liability are subject to various limitations under the Internal Revenue Code of 1986, as amended (the "Code"), including limitations upon the utilization of loss and tax credit carryforwards in the event of an ownership change (as defined in the Code) of the Corporation. The Corporation believes that an ownership change occurred in 1995 and that another ownership change occurred between January and April 1998. Consequently, except in connection with the disposition of certain assets occurring in the next four years, utilization of loss and tax credit carryforwards incurred prior to the latest ownership change will be severely limited. The Corporation believes that, as a result of the ownership change, the Corporation will be prevented from utilizing a significant amount of its operating and capital loss and tax credit carryforwards incurred prior to the current fiscal year.

NOTE N--COMMITMENTS AND CONTINGENCIES

     The Corporation leases various types of properties, primarily corporate office space and equipment, through noncancelable operating leases. Rental expense for continuing operations under

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE N--COMMITMENTS AND CONTINGENCIES--(CONTINUED) operating leases totaled $0.2 million in 1999, $0.1 million in 1998, and $1.1 million in 1997. Minimum rental payments under operating leases with initial or remaining terms of one year or more at March 31, 1999 total
$0.5 million with payments due of $0.2 million in 2000, $0.2 million in 2001 and $0.1 in million in 2002.

     On October 9, 1997, the United States Bankruptcy Court for the District of Delaware approved a settlement (the "FoxMeyer Settlement") of certain litigation between the Corporation and the Chapter 7 Trustee of FoxMeyer and certain of its subsidiaries (see Note B). The litigation concerned the validity of the transfer of certain property from FoxMeyer to the Corporation as a dividend on June 19, 1996. Under the FoxMeyer Settlement, (i) the pending litigation by the Trustee against the Corporation was dismissed, (ii) the Corporation paid the Trustee approximately $25.8 million from a previously established escrow account, and
(iii) the Corporation executed a three year, $8.0 million promissory note payable to the Trustee (see Note H). As a result of the FoxMeyer Settlement, the Corporation recognized a $33.3 million charge which is included in "Unusual items" in the consolidated statements of operations in 1998.

     The Corporation has retained responsibility for certain potential environmental liabilities attributable to former operating units. As a result of the NSC Settlement, the Corporation has been released from responsibility for claims resulting from its prior ownership of NSC or Weirton (see Note G). The Corporation is still subject to federal, state and local environmental laws, rules and regulations, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and similar state superfund statutes related to sites of other former operating units. These statutes generally impose joint and several liability on present and former owners and operators, transporters and generators for remediation of contaminated properties regardless of fault. The Corporation and its subsidiaries received various claims and demands from governmental agencies relating to investigations and remedial actions to address environmental clean-up costs and in some instances have been designated as a potentially responsible party by the Environmental Protection Agency.

     At March 31, 1999, the Corporation had reserves of $1.5 million for environmental assessments, remediation activities, penalties or fines at eight sites that may be imposed for non-compliance with such laws or regulations. Reserves are established when it is probable that liability for such costs will be incurred and the amount can be reasonably estimated. The Corporation's estimates of these costs are based upon currently available facts, existing technology, presently enacted laws and regulations and the professional judgment of consultants and counsel. Where the available information is sufficient to estimate the amount of the liability, that estimate has been used. Where the information is only sufficient to establish a range of probable liability and no point within the range is more likely than the other, the lower end of the range was used.

     The amounts of reserves for environmental liabilities are difficult to estimate due to such factors as the unknown extent of the remedial actions that may be required and, in the case of sites not formerly owned by the Corporation, the unknown extent of the Corporation's probable liability in proportion to the probable liability of other parties. Moreover, the Corporation may have environmental liabilities that the Corporation cannot, in its judgment, estimate at this time and losses attributable to remediation costs may arise at other sites. Management recognizes that additional work may need to be performed to ascertain the ultimate liability for such sites, and further information could ultimately change management's current assessment. A change in the estimated liability could have a material impact on the financial condition and results of operations of the Corporation.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999


NOTE N--COMMITMENTS AND CONTINGENCIES--(CONTINUED)


     In connection with litigation claims by the Corporation and certain other plaintiffs against various insurance carriers for coverage of certain environmental liabilities, the Corporation received a $1.6 million cash settlement in 1998 for certain of these claims which was included in the consolidated statements of operations in "Unusual items". In connection with the NSC Settlement in November 1997, the Corporation assigned to NSC its right to assert pre-1987 environmental claims against the insurance carriers and released to NSC its share of any settlement proceeds related to such claims.

     In November 1997, the Corporation entered into lump sum payment agreements with certain former officers and employees who were receiving supplemental pension and other payments from the Corporation or its subsidiaries. As a result of the agreements, the Corporation paid approximately $2.1 million to these individuals for the termination of the Corporation's payment obligations and recognized a gain of approximately $5.6 million which was included in "Unusual items" in the 1998 consolidated statement of operations. Approximately
$3.2 million of the gain was associated with certain retirement plans discussed in Note K.

     On April 14, 1998, the Corporation announced that it would merge with and into its wholly-owned subsidiary, Xetava. Under the proposed merger, the Corporation's existing common and preferred stockholders would have received new common stock of Xetava. In late April 1998, a preferred stockholder of the Corporation and a putative class of preferred stockholders filed a total of three lawsuits in the Delaware Court against the Corporation, Xetava and seven of the Corporation's directors. In May 1998, the Delaware Court consolidated the lawsuits under the caption In re Avatex Corporation Shareholders Litigation, C.A. No. 16334. The lawsuits challenged the merger of the Corporation with and into Xetava and contended that the merger is subject to a separate class vote by the holders of the Corporation's preferred stock and that the exchange ratios for the merger are unfair to the preferred stockholders. Plaintiffs sought a declaration that the defendant directors have breached their fiduciary duties, injunctive relief and damages and costs. In August 1998, the Delaware Supreme Court ruled that the holders of the Corporation's convertible preferred stock have the right to vote separately as a class on the proposed merger of the Corporation into Xetava, as it was structured and announced by the Corporation on April 14, 1998. As a result of these events, the Corporation has entered into agreements with certain large holders of its preferred stock on the terms of a revised merger between the Corporation and Xetava and the settlement of the preferred stockholders' litigation against the Corporation. See Note S for a discussion of the new agreements.

     On March 1, 1994, the Corporation and FoxMeyer announced that the Corporation had proposed a merger in which FoxMeyer would be merged with and into a wholly-owned subsidiary of the Corporation, making FoxMeyer a wholly-owned subsidiary of the Corporation. Shortly after the announcement, class action lawsuits were filed against the Corporation, FoxMeyer and certain of FoxMeyer's officers and directors in the Delaware Court. Following a number of procedural matters, and the execution (and subsequent withdrawal) of a Memorandum of Understanding dated June 30, 1994 under which the litigation would be dismissed, the litigation was consolidated and an amended complaint was filed on February 13, 1996. The amended complaint alleged that the defendants breached their fiduciary duties to FoxMeyer's shareholders by agreeing to the merger at an unfair price and at a time designed so that the Corporation could take advantage of, among other things, an alleged substantial growth in the business of FoxMeyer. The complaint also alleged that the proxy statement issued in connection with the merger failed to disclose certain matters relating to the proposed merger. In fiscal 1999, the parties reached a tentative settlement of the lawsuit in which the Corporation will pay the class the amount of approximately $1.4 million, a

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999


NOTE N--COMMITMENTS AND CONTINGENCIES--(CONTINUED)

portion of which will be paid by the directors' insurance carrier. The settlement is subject to definitive documentation and approval by the Delaware Court.

     The Corporation and certain of its current and former officers and directors have been named in a series of purported class action lawsuits that were filed and subsequently consolidated under Zuckerman, et al. v. FoxMeyer Health Corporation, et al., in the United States District Court for the Northern District of Texas, Dallas Division, Case No. 396-CV-2258-T. The lawsuit purports to be brought on behalf of purchasers of the Corporation's common and its Series A and convertible preferred stocks during the period July 19, 1995 through August 27, 1996. On May 1, 1997, plaintiffs in the lawsuit filed a consolidated amended class action complaint, which alleges that the Corporation and the defendant officers and directors made misrepresentations of material facts in public statements or omitted material facts from public statements, including the failure to disclose purportedly negative information concerning its National Distribution Center and Delta computer systems and the resulting impact on the Corporation's existing and future business and financial condition. On March 31, 1998, the court denied the Corporation's motion to dismiss the amended complaint in the lawsuit. The Corporation intends to continue to vigorously defend itself in the lawsuit. The Corporation is unable at this time to estimate the possible loss, if any, which may accrue from this lawsuit.

     The Corporation and its Co-Chairmen and Co-Chief Executive Officers have also been named as defendants in Grossman v. FoxMeyer Health Corp., et al., Cause No. 96-10866-J, in the 191st Judicial Court of Dallas County, Texas. The lawsuit purports to be brought on behalf of all holders of the Corporation's common stock during the period October 30, 1995 through July 1, 1996, and seeks unspecified money damages. Plaintiff asserts claims of common law fraud and negligent misrepresentation, based on allegations that she was induced not to sell her shares by supposed misrepresentations and omissions that are substantially the same as those alleged in the Zuckerman action described above. On September 28, 1997, the court denied the Corporation's motion for summary judgment in the lawsuit. The Corporation intends to continue to vigorously defend itself in the lawsuit. The Corporation is unable at this time to estimate the possible loss, if any, which may accrue from this lawsuit.

     In 1997, the bankruptcy trustee and certain creditors of the Corporation's 17%-owned subsidiary, Ben Franklin, filed lawsuits against certain former officers and directors of Ben Franklin, the Corporation and certain current and former officers and directors of the Corporation. The Corporation and its officers and directors have since been dropped as defendants in the lawsuits. In connection with paying its own defense costs and those of its officers and directors, the Corporation also initially paid a portion of the defense costs of certain individuals who are named as defendants in these lawsuits by reason of the fact that they may have been serving at the request of the Corporation as a director or officer of Ben Franklin. On October 13, 1998, the United States Bankruptcy Court for the Northern District of Illinois issued Memorandum Opinions that dismissed two of the lawsuits against all but one of the defendants. On December 1, 1998, the Court denied a motion to reconsider one of these opinions, and the plaintiffs have filed objections to both opinions with the United States District Court for the Northern District of Illinois. In the third lawsuit, pending in Illinois state court, the court struck the plaintiffs' second amended complaint and ordered a third amended complaint to be filed. If liability is ever imposed in any of the lawsuits, the Corporation may, if appropriate, agree at a future date to indemnify certain of the remaining defendants in the lawsuit in accordance with Delaware law.

     In April 1998, the Trustee filed a lawsuit against the five former directors of FoxMeyer, in which the Trustee alleges that the defendants breached their fiduciary duty in connection with the

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999


NOTE N--COMMITMENTS AND CONTINGENCIES--(CONTINUED)

June 19, 1996 dividend of certain assets to the Corporation. In October 1997, in connection with the settlement of a separate lawsuit brought by the Trustee against the Corporation, the Corporation was released by the Trustee from all liability and the director-defendants in this lawsuit received covenants not to execute from the Trustee. The Corporation has agreed to pay the initial defense costs of the individuals who are named as defendants in the lawsuit by reason of the fact that they may have been serving at the request of the Corporation as a director or officer of FoxMeyer.

     On June 5, 1998, Steven Mizel IRA and Anvil Investment Partners, L.P. filed a lawsuit, allegedly on behalf of the Corporation, against seven of the Corporation's current directors and three of its former directors who were members of its Personnel and Compensation Committee, under No. 602773198 in the Supreme Court of New York, County of New York. The plaintiffs are holders of the Corporation's Series A preferred stock, and the lawsuit relates primarily to agreements and transactions between the Corporation and its Co-Chairmen and Co-Chief Executive Officers, Abbey Butler and Melvyn Estrin. The plaintiffs allege that, in connection with such agreements and transactions, (i) the defendants breached their fiduciary duty to the Corporation's stockholders, (ii) the compensation arrangements between the Corporation and Messrs. Butler and Estrin constitute corporate waste, and (iii) the defendants caused the Corporation's subsidiaries and affiliates to improperly purchase the Corporation's common stock based on confidential non-public information. The plaintiffs seek damages, injunctive relief and an accounting. In January 1999, a stipulation was executed providing that the litigation, insofar as brought by Stephen Mizel IRA, was voluntarily discontinued with prejudice. In April 1999, the Court denied the remaining plaintiff's motion to amend its complaint to allege additional claims. Discovery is proceeding in the lawsuit. The Corporation has been paying the defense costs of the defendants in accordance with Delaware General Corporation Law, the Corporation's charter and by-laws, and the terms and conditions of Indemnification Agreements between the Corporation and certain of the defendants.

     There are various other pending claims and lawsuits arising out of the normal conduct of the Corporation's businesses. In the opinion of management, the ultimate outcome of these claims and lawsuits will not have a material effect on the consolidated financial condition or results of operations of the Corporation.

NOTE O--ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments was determined by the Corporation based on available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Corporation might realize in a current market exchange. The use of different market assumptions and/or estimation methodologies might have had a material effect on the estimated fair value at March 31, 1999 or 1998, respectively.

     The carrying amounts of cash and short-term investments, accounts and notes receivable, accounts payable and other accrued liabilities were reasonable estimates of their fair value. The carrying value of net assets of discontinued operations held for sale is less than its market value of $12.0 million (see Note S).

     The carrying value of long-term debt was $9.0 million and $23.4 million at March 31, 1999 and 1998, respectively, while the estimated fair value was $8.6 million and $23.4 million, respectively, based upon interest rates available to the Corporation for issuance of similar debt with similar terms and remaining maturities.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE O--ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)
     Debt and equity securities classified as "available for sale" or "trading" were carried at their estimated fair value (see Notes A and F).

     The fair value of the Corporation's redeemable preferred stock, based on quoted market prices at March 31, 1999 and 1998, was $14.5 million and $69.3 million, respectively.

     An investment in a partnership, with a book value of $3.0 million, held publicly traded securities with a market value of $12.7 million at March 31, 1998.

     The carrying value of other investments was estimated to be at fair value, or it was not practicable to estimate their fair value without incurring substantial costs. The carrying value of these investments at March 31, 1999 and 1998 was $1.4 million and $3.0 million, respectively.

     The fair value estimates were based on pertinent information available to management as of March 31, 1999 and 1998. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

NOTE P--SEGMENT INFORMATION

     The Corporation currently operates in only one segment as defined under SFAS No. 131 which consists of owning interests in other corporations and partnerships. Management reviews the results of each of its investments in other entities, reviews new investment opportunities and allocates resources to these or new investments based on this review and the Corporation's current financial situation.

     The Corporation has no foreign source revenues. Interest and dividend income and other income are derived principally from investments the Corporation has made. Revenues from services are for consulting services provided to a company in which the Corporation has invested.

NOTE Q--QUARTERLY DATA (UNAUDITED)

     The following is a quarterly tabulation of the results of continuing operations for the two years ended March 31, 1999 (in thousands of dollars, except per share amounts). The table presents the information as originally reported and as restated to reflect the real estate segment as a discontinued operation for fiscal years 1999 and 1998, as explained in Note T, and the change in the number of shares outstanding for fiscal 1999, as explained below:

                                                                                     QUARTER
                                                                   -------------------------------------------
                                                                    FIRST      SECOND      THIRD       FOURTH
                                                                   --------    -------    --------    --------
1999:
Revenues
  As restated...................................................   $      0    $     0    $      0    $      0
  As previously reported........................................      2,576      2,353       2,615       2,965
Operating Loss
  As restated...................................................     (1,991)    (1,969)     (1,747)     (1,619)
  As previously reported........................................     (1,199)    (1,535)     (1,594)     (1,445)
Loss from continuing operations before National Steel
Corporation, equity in income of affiliates, income tax
provision and minority interest
  As restated...................................................     (3,293)    (2,292)     (1,594)       (662)
  As previously reported........................................     (2,751)    (2,119)     (1,908)     (1,013)
Loss from continuing operations
  As restated...................................................     (3,036)    (2,899)       (304)       (332)
  As previously reported........................................     (2,582)    (2,784)       (638)       (583)

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE Q--QUARTERLY DATA (UNAUDITED)--(CONTINUED)

                                                                                     QUARTER
                                                                   -------------------------------------------
                                                                    FIRST      SECOND      THIRD       FOURTH
                                                                   --------    -------    --------    --------
Net loss
  As restated...................................................     (2,582)    (2,784)       (638)       (583)
  As previously reported........................................     (2,582)    (2,784)       (638)       (583)
Loss per common share from continuing operations after preferred stock dividends:
  Basic and Diluted, as restated................................      (0.73)     (0.76)      (0.57)      (0.59)
  Basic and Diluted, as previously reported.....................      (0.68)     (0.71)      (0.56)      (0.61)
Net loss per common share
  Basic and Diluted, as restated................................      (0.70)     (0.75)      (0.60)      (0.61)
  Basic and Diluted, as previously reported.....................      (0.68)     (0.71)      (0.56)      (0.61)
                                                                   --------    -------    --------    --------
                                                                   --------    -------    --------    --------

1998:
  Revenues
  As restated...................................................   $      0    $     0    $      0    $      0
  As previously reported........................................      3,163      3,660       2,974       2,431
Operating Loss
  As restated...................................................    (34,519)       276       3,726      19,084
  As previously restated........................................    (33,472)       850       3,777      19,267
Income (loss) from continuing operations before National Steel
Corporation, equity in income of affiliates, income tax
provision and minority interest
  As restated...................................................    (39,780)      (880)     (2,029)     17,567
  As previously reported........................................    (39,223)      (872)     (2,534)     18,190
Income (loss) from continuing operations
  As restated...................................................    (37,399)    (1,530)    (58,602)     15,760
  As previously reported........................................    (36,946)    (1,585)    (59,176)     16,488
Net loss
  As restated...................................................    (36,946)    (1,585)    (55,457)     16,488
  As previously reported........................................    (36,946)    (1,585)    (55,457)     16,488
Earnings (loss) per common share from continuing operations
after preferred stock dividends:
  Basic, as restated............................................      (3.16)     (0.57)      (4.71)       0.66
  Basic, as previously reported.................................      (3.12)     (0.57)      (4.76)       0.71
  Diluted, as restated..........................................      (3.16)     (0.57)      (4.71)       0.61
  Diluted, as previously reported...............................      (3.12)     (0.57)      (4.76)       0.66
Net loss per common share
  Basic, as restated............................................      (3.12)     (0.57)      (4.49)       0.71
  Basic, as previously reported.................................      (3.12)     (0.57)      (4.49)       0.71
  Diluted, as restated..........................................      (3.12)     (0.57)      (4.49)       0.66
  Diluted, as previously reported...............................      (3.12)     (0.57)      (4.49)       0.66
                                                                   --------    -------    --------    --------
                                                                   --------    -------    --------    --------


     As a result of the investment by Phar-Mor in the common stock of the Corporation during fiscal 1999, the Corporation had increased its stockholders' deficit by its equity in the $5.0 million cost of that investment (see Note I). The Corporation did not reduce the number of shares outstanding in calculating earnings per share for the financial statements on Form 10-Q for the

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE Q--QUARTERLY DATA (UNAUDITED)--(CONTINUED) quarters ending June 30, 1998, September 30, 1998 or December 31, 1998. The Corporation has determined that the effect of Phar-Mor's investment in the Corporation reduces the Corporation's weighted average number of shares outstanding by 427,407 shares, 786,843 shares and 801,101 shares, respectively, for each of the first three quarters of fiscal 1999.

     In addition to those items discussed below, the Corporation's quarterly results were significantly affected by the realized and unrealized gains or losses on securities and other investments.

     During the fourth quarter of 1998, the Corporation recognized a gain of $21.3 million on the termination and settlement of retiree healthcare and life insurance benefits (Note L). In the third quarter of 1998, the Corporation recognized a loss of $59.0 million on the NSC Settlement (Note G) and a gain of $5.6 million on the settlement of certain pension and other postretirement benefit claims of former officers and employees (Note N). In the second quarter of 1998, the Corporation recognized $1.7 million in gains on the settlement of litigation, primarily the settlement of certain environmental liability claims (see Note N). In the first quarter of 1998, the Corporation recognized a $33.3 million charge related to the FoxMeyer Settlement with the Trustee (see Note N).

     Per share amounts were computed independently for each quarter based on the average number of shares outstanding during that quarter . As a result, the sum of the quarterly per share amounts may not equal the per share amount for the entire year.

NOTE R--GOING CONCERN

     During the year ended March 31, 1998, the Corporation had significant success in resolving a number of matters which threatened its existence including: (i) a significant reduction in operating cash outflows; (ii) the settlement with the FoxMeyer Trustee of certain claims against the Corporation and the release of the Corporation's assets from a temporary restraining order and injunction; (iii) the restoration of the Corporation's liquidity and the elimination of substantial healthcare, environmental and other liabilities through an aggressively negotiated settlement of the Corporation's preferred stock investment in NSC; and (iv) the elimination of certain other material benefit obligations owed by the Corporation or its subsidiaries. Nevertheless, the Corporation will likely continue to report operating losses, which together with a continuing common stockholders' deficiency and various pending claims and litigation as described in Note N, raise substantial doubt as to the Corporation's ability to continue as a going concern. Building on these successes, management has turned its full attention to the remaining issues.

     The following specific actions are planned: (i) to overcome the operating losses, management will continually review and assess its investment portfolio in order to identify those investments which should be liquidated and those which merit new or additional investment (see discussion below) and may seek to identify and acquire an operating company; (ii) to address its common stockholders' deficiency, the Corporation's Board of Directors has approved a merger with Xetava which would eliminate the preferred stock obligation (see Note S); and (iii) to address its pending litigation, management remains firm in its belief that such claims are without merit and will continue its vigorous defense of the matters.

     As part of this plan to overcome the remaining issues, the Corporation made several investments in fiscal 1999. These include investments in RAS Holding Corp. ("RAS"), Chemlink and HPD Holdings Corp. ("HPD"). Details concerning these investments follow. The Corporation also decided to sell its real estate holdings (see Note S).

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE R--GOING CONCERN--(CONTINUED)
     In April 1998, the Corporation invested in RAS by purchasing 10% Series B convertible preferred stock ("Series B Stock"). In July 1998 and February 1999, the Corporation made additional purchases of the Series B Stock after RAS met certain performance goals. The Corporation's total investment was approximately $1.4 million. The Corporation also received two-year warrants to purchase additional Series B Stock for an additional investment of $0.9 million. On a fully-diluted basis, assuming the exercise of all convertible preferred stock, warrants and options outstanding, the Corporation would own approximately 12.9% of the common stock of RAS. RAS, through its wholly-owned subsidiary Presby Corp., has developed a surgical technique called the Surgical Reversal of Presbyopia ("SRP"), which uses a patented medical device, the Scleral Expansion Band ("SEB"), to treat presbyopia in the human eye. Presbyopia is, in general, the loss of the ability of the human eye to focus on near objects due to aging. RAS is in the process of marketing the SEBs in certain international markets where the SEB has received regulatory approval. The Corporation has been advised that in March 1999 RAS received conditional approval from the FDA to begin its SRP clinical trials in the United States, but that the outcomes of the trials and achieving commercial success of the technique are each highly uncertain. The Corporation has a consulting contract with RAS and also licenses office space at its Dallas, Texas office to RAS.

     See Note B for a discussion of the Chemlink investment.

     In April 1998, the Corporation invested $1.25 million in preferred and common stock of HPD. The Corporation acquired 2.5% of the common stock of HPD. HPD Laboratories ("HPD Labs"), a wholly-owned subsidiary of HPD, purchased the assets associated with Block Drug Company's household product lines. The Corporation has been advised that HPD Labs intends to continue and extend the current product lines and expand into compatible lines.

     The Corporation's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments that might ultimately result from the resolution of these uncertainties.

NOTE S--SUBSEQUENT EVENTS

     On June 18, 1999, the Corporation announced that it had entered into an Amended and Restated Agreement and Plan of Merger (the "Revised Merger Agreement") with its wholly-owned subsidiary, Xetava. The Revised Merger Agreement amends and restates the Agreement and Plan of Merger between the Corporation and Xetava dated April 9, 1998. Under the Revised Merger Agreement, which was approved by the Corporation's Board of Directors, Xetava will merge with and into the Corporation, and the Corporation's existing preferred stockholders will receive new Class A common stock of the Corporation or, alternately, a combination of cash, secured notes, warrants and other consideration. The Corporation's common stockholders will receive new Class A common stock of the Corporation on a one-for-one basis for their current common stock. Consummation of the proposed merger is subject to, among other things,
(i) the approval of the merger by holders of a majority of the Corporation's common stock and by the holders of at least two-thirds of each series of preferred stock, voting separately as a class, (ii) the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the Class A shares, the notes and warrants described below, and
(iii) the dismissal of Delaware lawsuits filed in connection with the April 1998 merger agreement. The Corporation anticipates a stockholder meeting to approve the merger will take place in the fall of 1999.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE S--SUBSEQUENT EVENTS--(CONTINUED)
     Under the Revised Merger Agreement, each share of existing convertible preferred stock will be converted into 9.134 shares of Class A common stock of the Corporation or, at the election of the holder, into $3.7408 in cash, $8.34 principal amount of a 6.75% note to be issued by Avatex Funding, Inc. ("Funding"), a new wholly-owned subsidiary of the Corporation, and warrants to purchase 0.67456 shares of Class A common at $2.25 per share. Each share of Series A Preferred Stock will be converted into 7.253 shares of Class A common stock of the Corporation or, at the election of the holder, into $2.9705 in cash, $6.623 principal amount of a 6.75% note, and warrants to purchase 0.53567 shares of Class A common at $2.25 per share. In addition, the shareholders of the two series of preferred stock who elect the cash, note and warrant option will receive a deferred contingent right to a portion of any net recovery, up to $7.5 million, that the Corporation may receive in certain litigation brought by the Corporation against McKesson and a number of large pharmaceutical manufacturers. The amount will be equal to 20% of such net recovery, up to $7.5 million, with 84% of such recovery available to all the stockholders of the Series A Preferred Stock and 16% available to all the stockholders of the convertible preferred stock, with the per share amount to be received by each preferred stockholder equal to its pro rata share of an amount that is calculated based on the total number of shares of preferred stock outstanding immediately before the merger.

     Funding will be a new subsidiary whose purpose will be to issue the new 6.75% notes and to own 3,571,533 shares of common stock of Phar-Mor, which are now owned by the Corporation. The shares of Phar-Mor will be pledged to secure the notes. The principal of the notes will be due in three years from the date of issuance, and the interest will be payable semi-annually in cash. The Corporation will also guarantee the notes. The warrants to be issued in the merger will expire 5 years and 3 months after closing of the proposed merger.

     Assuming each of the preferred stockholders elects to receive the cash, note and warrant option in the proposed merger, the Corporation will be required to pay approximately $15.3 million in cash and issue warrants to purchase 2,750,000 shares of the Class A common stock. Funding will be required to issue approximately $34.0 million principal amount of the 6.75% notes. Under one of the agreements discussed below, stockholders who represent approximately 50% of the convertible preferred and 55.3% of the Series A preferred stock outstanding have agreed to elect this cash, note and warrant option.

     The Corporation has also entered into settlement, stockholder and voting agreements with the preferred stockholder plaintiffs in the three Delaware lawsuits pending against the Corporation, Xetava and certain of their directors. Under the Stipulation of Settlement entered into by the Corporation and the plaintiffs in the class action lawsuits on behalf of all holders of existing preferred stock and for the plaintiff in the non-class action lawsuit, subject to court approval and effective upon the closing of the merger, all three Delaware lawsuits will be settled and the Corporation will pay up to $1.1 million in plaintiffs' attorneys' fees. Under a voting agreement with one of the named plaintiffs in one of the class action lawsuits, such plaintiff and its affiliates have agreed to vote in favor of the proposed merger and to waive any appraisal rights in connection with the proposed merger. Such plaintiff will also receive $0.3 million in exchange for a ten year standstill agreement, a general release of liabilities (subject to certain specified exceptions) and other consideration. Under a separate agreement with the plaintiff in the third Delaware lawsuit and another party, these parties and their affiliates and associated companies have agreed to vote in favor of the merger, to elect to receive the cash, note and warrant option and to waive any appraisal rights in connection with the proposed merger. These parties will also receive $0.6 million in exchange for a ten year standstill agreement, a general release of liabilities and

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE S--SUBSEQUENT EVENTS--(CONTINUED)
other consideration. In addition, these parties have entered into a stock purchase agreement with Phar-Mor, under which, subject to the consummation of the proposed merger, Phar-Mor has agreed to purchase 2,862,400 shares of the Corporation's common stock from these parties at $2.00 per share with closing to occur at the same time as the Xetava merger. Phar-Mor has been granted a proxy to vote these shares of the Corporation's common stock in favor of the merger. Phar-Mor will control, if the proposed purchase is made, 35.8% of the Corporation's common stock outstanding. The purchase will result in a charge to the stockholders' deficit of approximately $2.2 million and will also reduce the common stock outstanding for calculating earnings per share by approximately 1,099,000 shares. These reductions represent the Corporation's 38.4% equity in its common stock that Phar-Mor has agreed to purchase.

     On May 12, 1999, the Corporation announced that it had entered into an agreement to sell its interests in its three remaining real estate developments. On May 27, 1999, one property was sold to a third party and the Corporation's interests in the partnerships that owned the other two properties were sold to the other partners or their affiliates. The Corporation received $11.4 million in cash and a one-year, $0.6 million secured note. The note is secured by the Corporation's former interests in the two partnerships that were sold to its partners or their affiliates. As a result of these transactions, the Corporation will recognize a gain on disposal of discontinued operations in fiscal 2000 of approximately $6.2 million ($5.6 million net of taxes). The real estate segment has been treated as a discontinued operation in these financial statements (see Note T).

NOTE T--RESTATEMENT

     Subsequent to the issuance of the Corporation's fiscal 1999 financial statements and the filing of its fiscal 1999 Form 10-K with the Securities and Exchange Commission, management determined that it should restate its fiscal 1999 financial statements and related disclosures to reflect its real estate segment as a discontinued operation. The balance sheet at March 31, 1999 reflects the assets and liabilities related to the real estate segment as "Net assets of discontinued operations held for sale". This restatement does not change the Corporation's net loss or loss per share.

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE T--RESTATEMENT--(CONTINUED)
     A summary of the significant effects of the restatement is as follows:

FOR THE YEAR ENDED MARCH 31, 1999:                                           AS PREVIOUSLY REPORTED    AS RESTATED
--------------------------------------------------------------------------   ----------------------    -----------
Revenues..................................................................         $   10,509           $       0
Loss from continuing operations before National Steel Corporation, equity
  in income of affiliates, income tax provision and minority interest.....             (7,791)             (7,841)
Loss from continuing operations...........................................             (6,587)             (6,571)
Discontinued operations...................................................                 --                 (16)
Net loss..................................................................             (6,587)             (6,587)
Preferred stock dividends.................................................             28,178              28,178
Net loss applicable to common stockholders................................         $  (34,765)          $ (34,765)
Basic and diluted loss per share:
  Loss from continuing operations.........................................         $    (2.65)          $   (2.65)
  Loss per share..........................................................         $    (2.65)          $   (2.65)
                                                                                   ----------           ---------
                                                                                   ----------           ---------


AT MARCH 31, 1999:                                                           AS PREVIOUSLY REPORTED    AS RESTATED
--------------------------------------------------------------------------         ----------           ---------
Current Assets............................................................         $   32,583           $  36,585
Property and equipment....................................................             30,274                 122
Other assets..............................................................             27,325              25,812
Total assets..............................................................            117,220              89,557
Current liabilities.......................................................              5,260               3,365
Long-term debt............................................................             34,268               9,001
Other long-term liabilities...............................................             12,046              11,955
Redeemable preferred stock................................................            243,169             243,169
Stockholders' deficit.....................................................         $ (177,933)          $(177,933)
                                                                                   ----------           ---------
                                                                                   ----------           ---------

                      AVATEX CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE T--RESTATEMENT--(CONTINUED)
     In order to present comparative information for all periods in the statements of operations, the results for the two years ended March 31, 1998 and 1997 were also restated to reflect the real estate segment as a discontinued operation.

FOR THE YEAR ENDED MARCH 31, 1998:                                           AS PREVIOUSLY REPORTED    AS RESTATED
--------------------------------------------------------------------------   ----------------------    -----------
Revenues..................................................................         $   12,228           $       0
Loss from continuing operations before National Steel Corporation, equity
  in income of affiliates, income tax provision and minority interest.....            (24,439)            (25,122)
Loss from continuing operations...........................................            (81,219)            (81,771)
Discontinued operations...................................................              3,719               4,271
Net loss..................................................................            (77,500)            (77,500)
Preferred stock dividends.................................................             25,604              25,604
Net loss applicable to common stockholders................................         $ (103,104)          $(103,104)
Basic and diluted loss per share:
  Loss from continuing operations.........................................         $    (7.74)          $   (7.78)
  Income from discontinued operations.....................................                .27                 .31
  Loss per share..........................................................         $    (7.47)          $   (7.47)
                                                                                   ----------           ---------
                                                                                   ----------           ---------


FOR THE YEAR ENDED MARCH 31, 1997:                                           AS PREVIOUSLY REPORTED    AS RESTATED
--------------------------------------------------------------------------         ----------           ---------
Revenues..................................................................         $   12,463           $       0
Income from continuing operations before National Steel Corporation, equity in income of affiliates, income tax provision and minority
  interest................................................................             12,099              (3,705)
Loss from continuing operations...........................................            (12,244)            (19,413)
Discontinued operations...................................................           (267,112)           (259,943)
Net loss..................................................................           (279,356)           (279,356)
Preferred stock dividends.................................................             19,081              19,081
Net loss applicable to common stockholders................................         $ (298,437)          $(298,437)
Basic and diluted loss per share:
  Loss from continuing operations.........................................         $    (2.10)          $   (2.58)
  Loss from discontinued operations.......................................             (17.89)             (17.41)
  Loss per share..........................................................         $   (19.99)          $  (19.99)
                                                                                   ----------           ---------
                                                                                   ----------           ---------

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The Board of Directors of the Corporation consists of seven directors elected by the holders of the Corporation's common stock and four directors elected by the holders of the Corporation's two series of preferred stock. The first seven directors identified below were elected by the holders of the Corporation's common stock. The last four directors were elected by the written consent of a majority of the holders of the Corporation's two series of preferred stock in April 1998. At the time of their election to the Board, these four directors were employed by Stonington Management Corp. ("Stonington"). Stonington is controlled by Mr. Paul Singer, who also controls Elliott and Westgate International, L.P., which collectively are significant holders of the Corporation's common and preferred stock. The following sets forth, with respect to each member of the Corporation's Board of Directors, his name, age, period served as director, present position, if any, with the Corporation and other business experience.

                             THE BOARD OF DIRECTORS

     Abbey J. Butler, age 62, has served as a director of the Corporation since 1990. Mr. Butler has also served as Co-Chairman of the Board of the Corporation since March 1991 and was appointed Co-Chief Executive Officer of the Corporation in October 1991. He also serves as Co-Chairman of the Board and Co-Chief Executive Officer of Phar-Mor; as managing partner of Centaur Partners, L.P., an investment partnership with ownership interests in the Corporation; and as the President and a director of C.B. Equities Corp., a private investment company. Mr. Butler presently serves as a director and a member of the Executive Committee of GrandBanc, Inc. ("GrandBanc"), the holding company of Grand Bank, Maryland, and, in connection with investments by the Corporation and its subsidiaries, as a director of Carson, RAS, Caring, HPD and Cyclone, Incorporated ("Cyclone"), and as a member of the Board of Managers of Chemlink. Mr. Butler is a trustee and a member of the Executive Committee of the Board of Trustees of The American University, and a director of the Starlight Foundation, a charitable organization. He was appointed by President George Bush to serve on the President's Advisory Committee on the Arts, and he now serves as President of the National Committee for the Performing Arts, John F. Kennedy Center, Washington, D.C. Mr. Butler also served as Co-Chairman of the Board of FoxMeyer since March 1991 and was Co-Chief Executive Officer of FoxMeyer from May 1993 to November 1996, and also served as Co-Chairman of the Board of Ben Franklin from November 1991 until March 1997. FoxMeyer, FoxMeyer Drug and Ben Franklin each filed for relief under the Bankruptcy Code in 1996.

     Melvyn J. Estrin, age 57, has served as a director of the Corporation since 1990. Mr. Estrin has also served as Co-Chairman of the Board of the Corporation since March 1991 and was appointed Co-Chief Executive Officer of the Corporation in October 1991. He also serves as Co-Chairman of the Board and Co-Chief Executive Officer of Phar-Mor; as managing partner of Centaur Partners, L.P., an investment partnership; and has served as Chairman of the Board and Chief Executive Officer of Human Service Group, Inc., a private management and investment firm, since 1983. Mr. Estrin presently serves as a director and a member of the Executive Committee of GrandBanc, as a director of Washington Gas Light Company and, in connection with investments by the Corporation and its subsidiaries, as a director of Carson, RAS, Caring, and HPD, and as a member of the Board of Managers of Chemlink. Mr. Estrin also served as a Trustee of the University of Pennsylvania and was appointed by President George Bush to serve as Commissioner of the National Capital Planning Commission. Mr. Estrin also served as Co-Chairman of the Board of FoxMeyer since March 1991 and was Co-Chief Executive Officer of FoxMeyer from May 1993 to November 1996, and also served as Co-Chairman of the Board of Ben Franklin from November 1991 until March 1997. FoxMeyer, FoxMeyer Drug and Ben Franklin each filed for relief under the Bankruptcy Code in 1996.

     Hyman H. Frankel, Ph.D., age 79, has served as a director of the Corporation since February 1997. Dr. Frankel holds a Ph.D. in Sociology, and has served as a consultant to the Corporation since 1992. See "COMPENSATION OF DIRECTORS" below. He has served as President and a director of Human Service Group, Inc., a private management and investment firm, and was also a founder and has served as an executive officer and a director of University Research Co, LLC since 1965. Both of these companies are controlled by Mr. Estrin.
Dr. Frankel has also served as Chairman of the Board of The Center for Human Service, Inc., a non-profit health and education research organization, and as Vice President and a director of American Health Services, an operator of general and psychiatric hospitals and nursing homes. Dr. Frankel has held teaching and research positions in social sciences at a number of universities throughout the United States during the past 35 years, and has served in various capacities in connection with a number of government commissions and other programs.

     Fred S. Katz, age 61, has served as a director of the Corporation since February 1997. Mr. Katz is President of First Taconic Capital Corporation ("First Taconic"), a private merchant banking and consulting firm, since 1996. Mr. Katz has also served as a Managing Director of Whale Securities, L.P., a registered broker-dealer and member of the National Association of Securities Dealers, Inc., from June 1991 to December 1996, and as Chairman of the Board of Cyclone, a former business unit of USX Corporation, since 1994. Mr. Katz is also a director of UNSI Corporation ("UNSI"). In 1994 and 1995, a subsidiary of the Corporation, M & A Investments, Inc. ("M&A"), invested in UNSI and Cyclone. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" below. Mr. Katz has over 30 years of diversified investment and merchant banking experience specializing in investments in emerging growth companies and industries through private placements or public offerings of securities.

       William A. Lemer, age 58, has served as a director of the Corporation since February 1997. Mr. Lemer is a private investor and real estate developer. He has served as President of Bethesda Avenue Photo, Inc. and Pentagon Concourse Photo, Inc., franchisees of One Hour Moto Photo, since June 1992. Since April 1988, he has been the general partner of Metro Associates Limited Partnership, which owns a shopping center in Woodbridge, Virginia. Until March 1997, Mr. Lemer also served as a Director of Ben Franklin, which filed for protection under the Bankruptcy Code in July 1996. Mr. Lemer is the brother-in-law of Mr. Estrin.

     Charles C. Pecarro, age 61, has served as a director of the Corporation since February 1997. Mr. Pecarro is the Chief Financial Officer of Human Service Group, Inc. and President of University Research Co, LLC, both of which are companies controlled by Mr. Estrin. Mr. Pecarro has worked for the companies since 1972, and he has been a certified public accountant since 1968.
Mr. Pecarro also serves on the Board of Directors of the Center for Technical Cooperation, a private non-profit corporation.

     John L. Wineapple, age 59, has served as a director of the Corporation since February 1997. Mr. Wineapple has been the principal of John Wineapple Associates, Inc., a marketing and business development consulting firm that has advised such clients as Regent International, Inc., Fleet Street, Ltd., Kellwood Company, Chateau International, Moretz, Inc., Sara Lee Corporation, Wal-Mart Stores, Inc., Mondani, Inc. and Fabrictex, Inc. From 1988 to 1995, he served as Senior Vice President and Partner of ScotchMaid, Inc., a division of Sara Lee Corporation engaged in mass market distribution to large retailers.
Mr. Wineapple also served as an independent director of FoxMeyer Funding, Inc., a subsidiary of FoxMeyer, during a portion of fiscal 1997.

     Daniel Gropper, age 28, has served as a director of the Corporation since April 1998. Mr. Gropper joined Stonington as an Analyst in 1995 and is currently a Portfolio Manager, working on a variety of projects including bankruptcies, restructurings, liquidations, activist positions and distressed high yield situations. Prior to joining Stonington, Mr. Gropper was an Associate in the Investment Banking Department of Interstate/Johnson Lane, where he worked on public offerings and merger transactions. Prior to his position with Interstate/Johnson Lane, Mr. Gropper was an Analyst in the Financial Institutions Group of the Investment Banking Division of Goldman, Sachs & Co. Mr. Gropper has a Bachelor of Science in Commerce with Distinction from the University of Virginia.

     Vincent Intrieri, age 42, has served as a director of the Corporation since April 1998. Mr. Intrieri is a portfolio manager at a New York investment firm. Prior thereto, Mr. Intrieri was a Portfolio Manager with Stonington since 1995, where he analyzed investments and managed a portfolio of stocks and high yield bonds in a variety of industries. Prior to joining Stonington, Mr. Intrieri was a Partner in the Corporate Recovery Services Group in the Chicago office of Arthur Anderson & Co., where he had extensive experience in accounting, finance and consulting services for major Fortune 500 corporations. Prior to Arthur Anderson & Co., Mr. Intrieri was a Director in the Bankruptcy and Reorganization Services Group of Price Waterhouse. Mr. Intrieri has a Bachelor of Science in Accounting with Distinction from Pennsylvania State University, and was previously a director of Australian Food and Fiber Limited, Marvel Holdings, Inc. and Marvel (Parent) Holding, Inc.

     Ralph DellaCamera, Jr., age 45, has served as a director of the Corporation since June 1998. Mr. DellaCamera is currently President and Chief Executive Officer of Brean, Murray & Co., Inc., a New York City based brokerage firm that is a member of the New York Stock Exchange. Prior thereto, Mr. DellaCamera was employed by Stonington, most recently as Head Trader and Senior Risk Manager where he was responsible for managing investments in distressed securities, equities, commodities and currencies. Mr. DellaCamera holds a Bachelor of Science in Business Administration from the University of New Haven.

     Brian Miller, age 33, has served as a director of the Corporation since June 1998. Mr. Miller joined Stonington as a trader in 1991 and is currently a Portfolio Manager specializing in equity arbitrage strategies. Prior to joining Stonington, Mr. Miller was employed by Yamaichi International as a derivatives trader. Mr. Miller has a Bachelor of Science in Economics with Honors from Albany State University.

                               EXECUTIVE OFFICERS

     A brief biography of each executive officer of the Corporation (other than the Co-Chairmen of the Board and Co-Chief Executive Officers, whose biographies are set forth above) who served during fiscal 1999 is provided below. Executive officers are typically elected by the Board of Directors at its annual meeting and hold office until the next annual meeting of the Board of Directors or until their successors have been duly elected and qualified. All of these individuals were also formerly officers of FoxMeyer and FoxMeyer Drug, which filed for relief under Chapter 11 of the Bankruptcy Code in 1996.

     Edward L. Massman, age 40, has served as Senior Vice President and Chief Financial Officer of the Corporation since May 1996. Prior thereto, he served the Corporation as Senior Vice President of Finance and Controller since February 1996, as Vice President and Controller since July 1994 and as Controller since July 1993. He also served as Senior Vice President and Chief Financial Officer of FoxMeyer and FoxMeyer Drug from May 1996 to September 1996 and, prior thereto, as Vice President and Controller from September 1994 to February 1996 and as Director of Accounting since September 1990. Mr. Massman was employed by Deloitte & Touche LLP from January 1983 to September 1990, serving most recently as Senior Audit Manager. Mr. Massman and the Corporation have entered into a separation agreement under which he will be separated from the Corporation effective June 28, 1999 (see EMPLOYMENT AND INDEMNIFICATION AGREEMENTS below).

     John G. Murray, age 45, has served as Vice President--Finance of the Corporation since July 1997. Prior thereto, he was a consultant to the Corporation from July 1996 to July 1997 and served as Vice President and Assistant Treasurer of the Corporation from April 1996 to July 1996 and as Director of Special Projects and Assistant Treasurer from August 1993 to March 1996. He also served as Vice President and Assistant Treasurer of FoxMeyer and FoxMeyer Drug from April 1996 to November 1996, and as Director of Special Projects and Assistant Treasurer from August 1993 to March 1996. Mr. Murray was Senior Vice President and Treasurer of Phoenix Ventures, Inc., a venture capital firm, from April 1989 to August 1993.

     Grady E. Schleier, age 47, has served as Vice President and Treasurer since November 1995. Effective as of June 28, 1999, Mr. Schleier will also be Chief Financial Officer of the Corporation. Effective as of September 1, 1999,
Mr. Schleier's title was changed to Senior Vice President, Chief Financial Officer and Treasurer of the Corporation. He also served as Vice President and Treasurer of FoxMeyer and FoxMeyer Drug from November 1995 to November 1996 and, prior thereto, as Director of Project Finance since June 1993. He also served as Treasurer of FoxMeyer Canada Inc., a former subsidiary of the Corporation, until October 1996. Mr. Schleier was the Chief Financial Officer and a director of American EnviroTech, Inc., a hazardous waste management company, from February 1988 to September 1992.

     Scott E Peterson, age 47, has served as Vice President--Finance and Controller of the Corporation since November 1996. He served as Vice President and Controller of FoxMeyer and FoxMeyer Drug from March 1996 to November 1996 and, prior thereto, as Assistant Controller since May 1995. Mr. Peterson served in various capacities, most recently Vice President, Controller, Assistant Secretary and Treasurer, for Tom Thumb Food & Drugs, Inc. from February 1993 to July 1994. Prior thereto, he was Vice President and Treasurer of Tom Thumb Stores, Inc. from September 1989 to January 1993. Mr. Peterson and the Corporation have entered into a separation agreement under which his employment with the Corporation will terminate effective June 30, 1999.

     Robert H. Stone, age 39, has served as Vice President, General Counsel and Secretary of the Corporation since November 1996. From November 1994 to November 1996, he served as Associate General Counsel and Assistant Secretary of the Corporation, FoxMeyer and FoxMeyer Drug. Mr. Stone was an attorney with the law firm of Jones, Day, Reavis & Pogue from 1986 to November 1994.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Corporation's directors, executive officers and persons who beneficially own more than 10 percent of a registered class of the Corporation's equity securities ("10% Owners") to file reports of beneficial ownership of the Corporation's securities and changes in such beneficial ownership with the Securities and Exchange Commission (the "Commission"). Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish the Corporation with copies of all forms they file pursuant to
Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to the Corporation, or written representations that no year-end Form 5 filings were required for transactions occurring during fiscal 1999, the Corporation believes that its directors, executive officers and 10% Owners complied with Section 16(a) filing requirements applicable to them during fiscal 1999 and prior fiscal years, except that United Equities Commodities Company, Momar Corporation and Moses Marx (collectively, "United"), which is a 10% Owner, increased its beneficial ownership of common stock, Series A preferred stock and convertible preferred stock during fiscal 1999 and did not furnish the Corporation a Form 4 with respect thereto.

ITEM 11. EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the three fiscal years ended March 31, 1999 received by the Corporation's Co-Chief Executive Officers and the next three most highly compensated executive officers of the Corporation for fiscal 1999:

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                             --------------------
                                                                               AWARDS
                                              ANNUAL COMPENSATION (A)        ----------   PAYOUTS
                                          --------------------------------   SECURITIES   -------
                                                              OTHER ANNUAL   UNDERLYING    LTIP     ALL OTHER
                                 FISCAL   SALARY     BONUS    COMPENSATION   OPTIONS/     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)       ($)       ($)           SARS(#)       ($)       ($)(B)
-------------------------------  ------   -------   -------   ------------   ----------   -------   ------------
Abbey J. Butler (C) ...........   1999    933,339   305,653        --          220,000          0      125,830
  Co-Chairman of the              1998    686,317   953,900        --          810,000    451,404      143,542
  Board and Co-Chief              1997    649,765         0        --          994,640          0       17,773
  Executive Officer

Melvyn J. Estrin (C) ..........   1999    933,939   305,653        --          220,000          0      172,392
  Co-Chairman of the              1998    686,317   953,900        --          810,000    451,404      111,242
  Board and Co-Chief              1997    649,765         0        --          994,640          0        7,274
  Executive Officer

Edward L. Massman (D) .........   1999    300,000   100,000        --                0          0        6,170
  Former Senior Vice              1998    237,500   600,000        --          400,000    341,973        7,410
  President and                   1997    203,364   500,000        --           52,000          0        4,184
  Chief Financial Officer

Robert H. Stone (E) ...........   1999    200,000         0        --                0          0        5,741
  Vice President, General         1998    158,333   300,000        --          100,000    177,826        6,728
  Counsel and Secretary           1997    129,200    80,400        --           21,834          0        2,360

Grady E. Schleier (F) .........   1999    200,000         0        --                0          0        5,643
  Senior Vice President, Chief    1998    158,333   200,000        --          100,000    177,826        6,784
  Financial Officer and           1997    153,168    82,500        --           20,000          0        3,199
  Treasurer

------------------
(A) The amounts listed under fiscal 1999 consist of compensation paid by the Corporation during fiscal 1999 and compensation paid by Phar-Mor during its fiscal year ended July 3, 1999. The amounts listed under fiscal 1998 consist of compensation paid by the Corporation during fiscal 1998 and paid by Phar-Mor during its fiscal year ended June 27, 1998. No amounts are provided under the column entitled "Other Annual Compensation" because the aggregate amount of perquisites and personal benefits did not exceed the lesser of $50,000 or 10 percent of such executive officer's total salary and bonus for the fiscal year.

(B) In fiscal 1999, All Other Compensation consisted of for Mr. Butler (i) $7,094 for company-paid split-dollar life insurance, (ii) $1,656 for company-paid term life insurance, (iii) $4,905 in company matching contributions to its Employees' Savings and Profit Sharing Plan (the "401(k) Plan"), (iv) $101,372 for Phar-Mor-paid insurance premiums, and
    (v) $10,803 in Phar-Mor contributions to its non-qualified deferred compensation plan; for Mr. Estrin (i) $6,435 for company-paid split-dollar life insurance, (ii) $1,656 for company-paid term life insurance,
    (iii) $153,498 for Phar-Mor-paid insurance premiums, and (iv) $10,803 in Phar-Mor contributions to its non-qualified deferred compensation plan; for Mr. Massman (i) $4,928 in company matching contributions to the 401(k) Plan and (ii) $1,242 for company-paid term life insurance; for Mr. Stone
    (i) $4,913 in company matching contributions to the 401(k) Plan and
    (ii) $828 for company-paid term life insurance; and for Mr. Schleier
    (i) $4,856 in company

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) matching contributions to the 401(k) Plan and (ii) $787 for company-paid term life insurance. In fiscal 1998, All Other Compensation consisted of for Mr. Butler (i) $17,897 for company-paid split-dollar life insurance,
    (ii) $1,268 for company-paid term life insurance, (iii) $7,586 in company matching contributions to the 401(k) Plan, (iv) $111,691 in Phar-Mor-paid insurance premiums, and (v) $5,100 in Phar-Mor contributions to its non-qualified deferred compensation plan; for Mr. Estrin (i) $5,796 for company-paid split-dollar life insurance, (ii) $1,268 for company-paid term life insurance, (iii) $99,078 in Phar-Mor-paid insurance premiums, and
    (iv) $5,100 in Phar-Mor contributions to its non-qualified deferred compensation plan; for Mr. Massman (i) $6,553 in company matching contributions to the 401(k) Plan and (ii) $857 for company-paid term life insurance; for Mr. Stone (i) $6,163 in company matching contributions to the 401(k) Plan and (ii) $565 for company-paid term life insurance; and for Mr. Schleier (i) $6,192 in company matching contributions to the 401(k) Plan and (ii) $592 for company-paid term life insurance. In fiscal 1997, All Other Compensation consisted of for Mr. Butler (i) $13,619 for company-paid split dollar life insurance and (ii) $4,154 in company matching contributions to FoxMeyer's 401(k) plan; for Mr. Estrin, (i) $3,120 for company-paid split-dollar life insurance and (ii) $4,154 in company matching contributions by FoxMeyer to its 401(k) plan through November 1996; and for Messrs. Massman, Stone and Schleier, matching contributions by FoxMeyer to its 401 (k) plan through November 1996. The de minimis amounts of FoxMeyer paid term life insurance during fiscal 1997 are not readily available to the Corporation and are not included in the table.

(C) In fiscal 1999, the Corporation paid Mr. Butler and Mr. Estrin each $475,000 in salary, and Phar-Mor paid each of them $458,939 in salary and a $305,653 bonus and granted each of them options to purchase 220,000 shares of Phar-Mor common stock. In fiscal 1998, the Corporation paid Mr. Butler and Mr. Estrin each $370,833 in salary, a $750,000 bonus and a $451,404 LTIP payout and granted each of them options to purchase 400,000 of the Corporation's common stock and Phar-Mor paid each of them $315,484 in salary and a $203,900 bonus and granted each of them options to purchase 410,000 shares of Phar-Mor common stock. In fiscal 1997, Mr. Butler and Mr. Estrin each received $350,000 from the Corporation, $231,314 from FoxMeyer, and $68,451 from Ben Franklin, and all of the options to purchase 994,640 shares of common stock that were previously granted to each of Mr. Butler and Mr. Estrin, including options to purchase 99,440 shares of common stock that expired in fiscal 1997, were repriced and/or replaced by the Corporation. In addition, in fiscal 1997, Mr. Butler and Mr. Estrin received severance payments from McKesson, which assumed FoxMeyer's obligations under their respective employment agreements with FoxMeyer in connection with McKesson's acquisition of substantially all of the assets of FoxMeyer and FoxMeyer Drug.

    In addition, Mr. Butler and Mr. Estrin have each received compensation for serving as outside directors of the following companies in which the Corporation owns an interest. In fiscal 1999, (i) Carson awarded Mr. Butler 22,125 shares and Mr. Estrin 10,125 shares of restricted stock and granted each of them options to purchase 5,000 shares of common stock and
    (ii) Caring granted Mr. Estrin options to purchase 20,000 shares of common stock. In fiscal 1998, (i) Phar-Mor paid each of Mr. Butler and Mr. Estrin $12,500 as his pro rata portion of annual director fees, plus per meeting fees, and granted each of them options to purchase 10,000 shares of common stock and credited each with 7,703 shares of common stock under its Phantom Stock Plan, (ii) Imagyn paid each of Mr. Butler and Mr. Estrin $21,000 in director fees and granted each of them options to purchase 7,500 shares of common stock, (iii) Carson awarded each of Mr. Butler and Mr. Estrin 2,710 shares of restricted stock and options to purchase 5,000 shares of common stock and (iv) Caring granted Mr. Estrin options to purchase 10,000 shares of common stock. In fiscal 1997, (i) Phar-Mor paid each of Mr. Butler and

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
    Mr. Estrin $25,000 in annual director fees, plus per meeting fees, and granted each of them options to purchase 5,000 shares of common stock and credited each with 4,050 shares of common stock under its Phantom Stock Plan, (ii) Imagyn paid each of Mr. Butler and Mr. Estrin $11,000 and $10,000 in director fees, respectively, and granted each of them options to purchase 7,500 shares of common stock, and (iii) Carson granted each of Mr. Butler and Mr. Estrin options to purchase 1,500 shares of common stock. In addition, Mr. Butler served as an outside director of CST Entertainment, Inc. ("CST") during fiscal 1997, and the Corporation has been unable to obtain any information from CST regarding director fees because it liquidated its assets and filed for relief under Chapter 7 of the Bankruptcy Code during fiscal 1997.

(D) FoxMeyer Drug paid all compensation through November 1996, including $100,000 pursuant to an August 8, 1996 incentive agreement. In fiscal 1997, the Corporation paid $300,000 and assigned to Mr. Massman a 50% interest in all amounts received by the Corporation from the proceeds of any sale of any assets of, or its interests in, the Alumet Partnership. As of the date of the assignment, its fair market value was estimated to be $100,000. Certain mineral rights of the Partnership were subsequently sold in fiscal 1998, thereby increasing the value of the assignment. Mr. Massman will be separated from the Corporation effective as of June 28, 1999.

(E) FoxMeyer Drug paid all compensation through November 1996, including a $5,400 stay pay bonus.

(F) FoxMeyer Drug paid all compensation through November 1996, including a $7,500 stay pay bonus.

          OPTION/SAR GRANTS IN FISCAL YEAR 1999 TO EXECUTIVE OFFICERS

     The Corporation did not grant any options during fiscal 1999 to any of its executive officers.

      AGGREGATE OPTIONS/SAR EXERCISES IN FISCAL 1999 BY EXECUTIVE OFFICERS
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The executive officers named in the Summary Compensation Table did not exercise any options during fiscal 1999. Because the market value of the Corporation's common stock on March 31, 1999 was less than the exercise price of all of the outstanding options held by the named executive officers, there were no in-the-money unexercised options held at the end of fiscal 1999.

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING
                                                     UNEXERCISED OPTIONS/SAR'S
                                                           AT FY-END (#)
                                                   -----------------------------
NAME                                               EXERCISABLE     UNEXERCISABLE
------------------------------------------------   -----------     -------------
Abbey J. Butler.................................     1,127,973         266,667
Melvyn J. Estrin................................     1,127,973         266,667
Edward L. Massman...............................       185,333         266,667
Robert H. Stone.................................        55,167          66,667
Grady E. Schleier...............................        53,333          66,667

                       LONG-TERM INCENTIVE PLANS--AWARDS
                              IN LAST FISCAL YEAR

     The Corporation previously adopted a Performance Incentive Plan (the "Incentive Plan") that provided for the distribution of amounts to participants based on specified percentages of (a) Net Income (as defined in the Incentive
Plan) and (b) Litigation Income, which consists of net income generated in connection with the Corporation's lawsuit against McKesson and various other defendants. In fiscal 1998, the Corporation granted awards which total 17.5% of any future Litigation Income to all participants, and the Incentive Plan provides that neither the percentage of Litigation Income nor the percentage award levels applicable to such participants can be changed in any manner whatsoever, irrespective of when Litigation Income is accrued or received by the Corporation, unless the participant has voluntarily terminated his or her employment with the Corporation or is terminated by the Corporation for cause. Thus, although the Incentive Plan has not been renewed with respect to Net Income for the fiscal year beginning April 1, 1999, the Incentive Plan continues to be effective with respect to Litigation Income.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of the Corporation or one of its subsidiaries or members of the Executive and Nominating Committee receive an annual fee of $22,500. They also receive $1,000 for each meeting of the Board of Directors or of a committee of the Board of Directors (other than the Executive and Nominating Committee) they attend. The Chairman of each of the committees receive an additional $1,000 for each meeting of the committee they attend. Directors are reimbursed for travel and lodging expenses in connection with board and committee meetings.

     Under the terms of the 1993 Restated Stock Option and Performance Award Plan, directors who are not officers or employees of the Corporation or one of its subsidiaries are automatically granted options to purchase 15,000 shares of the Corporation's common stock when first elected to serve on the Board of Directors and, in each year each director continues to serve as a member of the Board of Directors, options to purchase 1,000 shares of common stock on the third trading date following the later of (i) the date on which the annual meeting of the Corporation's stockholders, or any adjournment thereof, is held each year or (ii) the date on which the Corporation's earnings for the fiscal quarter immediately preceding the date of such annual meeting are released to the public.


     The Corporation also maintains a Director's Retirement Plan that provides for the payment of retirement benefits to directors who have a minimum number of years of service, other than directors who are, or at any time subsequent to December 31, 1975 have been, officers of the Corporation or any affiliated corporation. Each qualifying director is entitled, at the later of retirement or age 60, to receive a monthly benefit for a period equal to his years of service or 15 years, whichever is less. Such monthly benefit is equal to one-twelfth
( 1/12) of the highest annual fee in effect for directors during such director's years of service on the Board of Directors.


     Each of the directors who served on the Board of Directors during fiscal 1998 is also a party to an indemnification agreement with the Corporation dated as of October 23, 1997, the terms of which are substantially the same as the indemnification agreements between the Corporation and its executive officers. See EMPLOYMENT AND INDEMNIFICATION AGREEMENTS below.

     One of the outside directors of the Corporation, Hyman H. Frankel, has also served as a business consultant to the Corporation since February 1992.
Dr. Frankel and the Corporation are parties to a written agreement that is terminable by either party on thirty days prior written notice. Under the agreement, the Corporation paid Dr. Frankel a monthly consulting fee of $7,500 until March 31, 1999, after which it was reduced to $3,750.

                   EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

THE CORPORATION

     Abbey J. Butler and Melvyn J. Estrin, the Co-Chairmen and Co-Chief Executive Officers of the Corporation, each has an employment agreement with the Corporation dated as of February 27, 1995, and amended effective as of February 1, 1998. The agreements are each for a rolling three year term at a minimum annual base salary of $475,000, subject to periodic increases by the Corporation's Board of Directors. Mr. Butler and Mr. Estrin are also entitled to participate in the benefits generally available to senior executives of the Corporation, and are permitted to engage in activities with other companies, ventures or investments, provided that such activities do not unreasonably impede the performance of his duties for the Corporation, and to retain any compensation and other benefits he may receive in such capacity. If either
Mr. Butler's or Mr. Estrin's employment with the Corporation is terminated "Without Just Cause" (as such term is defined in the agreements, including but not limited to in the event of a change of control of the Corporation), Mr. Butler or Mr. Estrin, as the case may be, will be entitled to receive a one-time lump sum payment equal to one hundred fifty percent (150%) times the full amount of his monthly base salary and cash bonus awards that otherwise would have been earned by him during the full term of his agreement, plus payment of certain allocated office overhead expenses, payment of premiums payable by the Corporation for life insurance policies applicable to Mr. Butler or Mr. Estrin, as the case may be, and certain tax adjustment payments in respect of any amounts that constitute excess parachute payments under federal tax laws. In addition, the Butler and Estrin employment agreements provide that if (i) any "person" (as such term is defined in Section 13(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of either (x) thirty-five percent (35%) of the outstanding shares of the Corporation's common stock or (y) securities of the Corporation representing thirty-five percent (35%) of the combined voting power of the Corporation's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease, at any time after the beginning of such period, for any reason to constitute a majority of the Board of Directors of the Corporation, unless each new director was nominated, or the election of such director was ratified, by at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, then Mr. Butler or Mr. Estrin shall have the right to elect to treat such event as constituting a termination "Without Just Cause" under their respective employment agreements.

     Edward L. Massman, the former Senior Vice President and Chief Financial Officer of the Corporation, entered into a Separation Agreement with the Corporation, effective as of June 28, 1999. Under the agreement, Mr. Massman will be separated from the Corporation as of June 28, 1999. In full satisfaction of the Corporation's obligations under Mr. Massman's prior employment agreement with the Corporation, Mr. Massman will be paid $50,000 as a pro-rated portion of his contractual bonus that would otherwise be payable in November 1999, and will also be paid $150,000 for each of the next two years. In addition, for each of the Corporation's fiscal years ending on March 31, 2000 and March 31, 2001 (or, in certain limited circumstances, for the fiscal year ending on March 31, 2002), the Corporation will pay Mr. Massman an amount equal to the total amount of bonuses paid and/or accrued by the Corporation with respect to its General Counsel and its Chief Financial Officer for the applicable fiscal year.
Mr. Massman will also generally retain his existing options to purchase the Corporation's common stock, which will be exercisable until their expiration dates in 2002, and his existing 2.86% interest in Litigation Income under the Incentive Plan.

     Grady E. Schleier, the Senior Vice President, Chief Financial Officer and Treasurer of the Corporation, has an employment agreement with the Corporation dated as of November 12, 1996, as amended by amendments effective as of February 1, 1998 and September 1, 1999. Under the agreement, which expires on January 31, 2002, Mr. Schleier's minimum annual base salary is $250,000, and he is also entitled to participate in the benefits generally available to senior executives of the Corporation. If Mr. Schleier's employment with the Corporation is terminated "Without Cause" (as such term is defined in the agreement), he would be entitled to receive, at his option (i) a single lump sum severance payment equal to the amount of total compensation that would otherwise have been paid during the forthcoming twelve months or (ii) monthly severance payments for a period of twenty-four months. In addition, under the agreement, in 1996 the Corporation paid Mr. Schleier $75,000 in respect of his agreement to be employed by the Corporation and thereby forego additional compensation and severance benefits to which he was entitled under his Employment Agreement with FoxMeyer, which had been assumed by McKesson.

     Robert H. Stone, the Vice President, General Counsel and Secretary of the Corporation, and John G. Murray, the Vice President--Finance of the Corporation, each has an employment agreement with the Corporation that is substantively identical to the employment agreement described above between the Corporation and Mr. Schleier, except that the minimum annual base salary for Mr. Stone and Mr. Murray is $230,000.

     Each executive officer has entered into an indemnification agreement with the Corporation dated as of October 23, 1997. Each agreement terminates upon the later of (i) ten years following the date that such officer ceases to serve in his capacity with the Corporation, any majority-owned subsidiary, other enterprise of the Corporation or an employee benefit plan or trust related thereto which such officer served at the Corporation's request and (ii) the final termination of any proceeding to which indemnification or advancement of expenses relates pursuant to such agreements. Under each indemnification agreement, the executive officer is entitled to indemnification for damages and expenses in any proceeding involving the Corporation (whether or not brought by or in the right of the Corporation) subject to certain conditions and limitations depending on the circumstances of the proceeding and conduct of such officer. In addition, each executive officer is entitled to be advanced expenses in connection with any such proceeding upon request by such executive officer and subject to certain conditions.

     If there is a change of control (as defined in each indemnification agreement), upon the request of any executive officer in connection with any proceedings for which indemnification or advancement of expenses is provided, the Corporation is required to create a trust and fund such trust in an amount sufficient to cover any expenses (as determined by an independent counsel appointed in accordance with the terms of the indemnification agreement) incurred by such executive officer relating to such proceeding.

PHAR-MOR

     Mr. Butler and Mr. Estrin each has an employment agreement with Phar-Mor. The agreements are each for a rolling three-year term commencing on October 1, 1997 that provide for Messrs. Butler and Estrin to serve as Co-Chief Executive Officers and Co-Chairmen of the Board. The initial annual base salary of each of Messrs. Butler and Estrin is $425,000, subject to annual increases of 8%. For the contract year ending September 30, 2000, the annual base salary of each of Messrs. Butler and Estrin is $495,720. The agreements provide for an annual incentive bonus under a company-sponsored bonus plan (if a bonus plan is approved, or otherwise as provided under a separate agreement between Phar-Mor and each of Messrs. Butler and Estrin), if reasonable performance objectives approved by the Board are achieved, with a maximum bonus of 60% and a minimum bonus of 21% of annual base salary, commencing in Phar-Mor's fiscal year; provided, however, that if the performance objectives are exceeded, then such bonus will be increased to a level commensurate with the amount of bonuses payable to senior officers of Phar-Mor who are situated similarly to Messrs. Butler and Estrin.

     Each of Messrs. Butler and Estrin was also been granted options to purchase 200,000 shares of common stock of Phar-Mor at an exercise price of $6.84375 per share under the Phar-Mor Stock Incentive Plan, which options vest with respect to 33.34% of the underlying shares on the date of grant (October 1, 1997), and with respect to an additional 33.33% on each of the first and second anniversaries of the date of grant. The term of the options is seven years and unless Messrs. Butler and Estrin elect otherwise, to the fullest extent permitted by law and under the plan, such options shall be treated and reported as incentive stock options. Each of Messrs. Butler and Estrin were granted incentive stock options to purchase 200,000 shares of common stock of Phar-Mor at an exercise price of $9.625 per share on June 23, 1998, and 200,000 shares of common stock of Phar-Mor at an exercise price of $4.28125 per share on June 29, 1999, on terms similar to the earlier grants.

     Pursuant to their respective employment agreements, Messrs. Butler and Estrin are permitted to engage in activities (except certain activities that are competitive with Phar-Mor's business), in addition to serving as Co-Chief Executive Officers and Co-Chairmen of the Board, and pursue other investments (except ownership of more than a 10% interest in an entity that derives more than 50% of its gross revenues from the retail sale, at a discount, of pharmaceuticals, unless Messrs. Butler and Estrin or their respective immediate families owned or controlled, directly or indirectly, an ownership interest of at least 1% in the entity as of October 1, 1997). The agreements do not require Messrs. Butler and Estrin to provide services at Phar-Mor's principal locations.

     The employment agreements with Messrs. Butler and Estrin also provide for long-term performance payouts to each of them, commencing with the three-year period ending September 30, 2000 and each third year thereafter during the term of the employment agreement, in an amount

(subject to the offset referred to in the last sentence of this paragraph) equal to 1.5% of any excess of (i) the aggregate market value of the publicly-traded shares of common stock of Phar-Mor based on the average closing price for the thirty (30)-day period ending on the last day of the subject period (less the sum of (a) the proceeds from the exercise during such period of any options or warrants plus (b) any cash or property consideration actually received by Phar-Mor during such period from the issuance of any shares of its common stock) over (ii) the aggregate market value of the publicly traded shares of common stock of Phar-Mor based on the average closing price for the thirty (30)-day period ending on the last day of the immediately prior subject period (provided that for the first day of the period ending on September 30, 2000, such average closing price shall be deemed to be $6.84375 per share). One-half of the aggregate annual bonuses paid or payable in respect of the applicable three-year period will be offset against the long-term payout amount.

     The employment agreements with Messrs. Butler and Estrin further provide for various employee benefits and perquisites, including but not limited to, payment, on a tax reimbursed, "grossed-up" basis, for a $1.5 million whole life insurance policy on Messrs. Butler and Estrin's lives or, at the election of either of them, a term policy requiring an equivalent premium; disability insurance adequate to pay Messrs. Butler and Estrin 60% of their respective base salaries until age 75; reimbursement of all medical, hospitalization and dental costs for Messrs. Butler and Estrin and their families; the use of a car owned or leased by Phar-Mor and the provision of other transportation for Messrs. Butler's and Estrin's travel requirements such as the lease of an aircraft; and business expenses at locations other than Phar-Mor's headquarters.

     Each of the agreements with Messrs. Butler and Estrin provides that, if it is terminated without cause (as defined), such officer will be entitled to the present value of his base salary, discounted at 5%, for the remaining contract term, annual and long-term incentive payments payable for the remainder of the term, all compensation, benefits, stock options, health and disability benefits accruing under the agreement for the remainder of the term (or, at their option, the value of such stock options determined in accordance with the "Black Scholes' Formula"), tax reimbursement in respect of any termination payments that constitute excess parachute payments under federal income tax laws, and the accelerated vesting (and extended post-termination exercise periods) of all stock options. Under each agreement, termination with cause by Phar-Mor is limited to the entry of a felony conviction, voluntary resignation, death, or permanent disability (as defined in each agreement).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Finance and Personnel Committee (the "Finance Committee") of the Corporation's Board of Directors performs the functions of a compensation committee. The Finance Committee is comprised of three directors: Mr. John L. Wineapple, who is the Chairman, and Messrs. Fred S. Katz and William A. Lemer. Mr. Katz also serves as Chairman of the Board and is a shareholder of Cyclone. Abbey J. Butler, is the Co-Chairman and Co-Chief Executive Officer of the Corporation and of a subsidiary of the Corporation, M&A, and is also a director of Cyclone.

                 REPORT OF THE FINANCE AND PERSONNEL COMMITTEE

     The Finance Committee is comprised of three directors: Mr. John L. Wineapple, who is the Chairman, and Messrs. Fred S. Katz and William A. Lemer.

EXECUTIVE COMPENSATION

     Compensation for the Corporation's executive officers consists of base salary, annual performance incentive payments, long-term incentive awards, stock option grants, and participation in the 401(k) Plan and other employee health and welfare benefit plans. Executive officers are also eligible to receive discretionary bonuses as an incentive for superior performance. The goals of the Corporation's executive compensation policy are to motivate and reward its executive officers for overseeing and managing the Corporation's operations and investments, contributing towards long-term strategic planning and improving long-term stockholder value, and to attract and retain high-quality executive talent.

     The Finance Committee's philosophy regarding executive compensation also attempts to recognize the unique financial history of the Corporation during the past three years, as well as the extensive knowledge of the Corporation's executive officers with respect to the events and circumstances which occurred during that time. Absent the continued employment of and involvement by these individuals, the Finance Committee believes that the Corporation would be significantly hindered, if not entirely precluded, from moving forward effectively on its most critical strategies and initiatives. In particular, these individuals have extensive and critical knowledge and experience regarding the facts and circumstances underlying (i) the McKesson Litigation, which is being prosecuted in Texas state court and is also the subject of an injunction action in Delaware, (ii) the consolidated class action shareholder lawsuits pending against the Corporation in federal and state court in Dallas, which relate to actions of the Corporation and FoxMeyer that occurred in 1995 and 1996, and (iii) the Trustee's lawsuits against certain third parties that significantly harmed the FoxMeyer entities, of which 30% of the proceeds are payable to the Corporation and are pledged as collateral by it to secure its $8 million obligation to the Trustee. In addition, a number of the executive officers were instrumental in bringing certain investment opportunities to the Corporation's attention. The Finance Committee believes that the involvement of these and other executive officers is and will continue to be essential to the ongoing development of, and ultimate realization of value from, these investments.

     During fiscal 1999, each of the Corporation's officers and key employees was paid a specified salary pursuant to the terms of his or her employment agreement with the Corporation. All of these employment agreements were executed and/or amended prior to fiscal 1999. Except with respect to a contractual bonus paid to the Corporation's former Senior Vice President and Chief Financial Officer and fiscal 1998 bonuses that were paid in May 1998, the Finance Committee did not approve, and the Corporation did not pay, any bonus to any of the Corporation's officers and key employees for fiscal 1999.

     The Corporation's officers and key employees were also covered by an Incentive Plan during fiscal 1999. The Incentive Plan, which was adopted and approved by the Finance Committee beginning in fiscal 1997, provided for a fixed percentage of the Corporation's Net Income and Litigation Income (as such terms are defined in the Incentive Plan) to be paid to such officers and employees based on a fixed allocation schedule. There was no Net Income or Litigation Income under the Incentive Plan during fiscal 1999 and, accordingly, no amounts were awarded or paid to any persons thereunder. With respect to fiscal 2000, the Committee has recently determined that the Incentive Plan provisions regarding Net Income will not be renewed, and that bonuses, if any, should be awarded and paid on a discretionary basis. The Incentive Plan's provisions regarding Litigation Income, however, provide that awards granted in prior fiscal years may not be changed. Accordingly, to the extent that the Corporation receives any net recovery from the McKesson Litigation in fiscal 2000 and future years, the Corporation's executive officers and key employees will receive incentive payments based on awards granted in fiscal 1998.

CO-CHIEF EXECUTIVE OFFICERS

     The Finance Committee also makes compensation decisions regarding Abbey J. Butler and Melvyn J. Estrin, the Co-Chief Executive Officers of the Corporation. During fiscal 1999, in accordance with amendments to their respective employment agreements entered into in fiscal 1998, the Corporation paid each of Messrs. Butler and Estrin an annual salary of $475,000. With respect to other annual compensation, Messrs. Butler and Estrin were treated substantially the same as the Corporation's other executive officers, as the Finance Committee did not approve, and the Corporation did not pay, any bonus to either Mr. Butler or Mr. Estrin for fiscal 1999, whether under the Incentive Plan or otherwise.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the deductibility on the Corporation's tax return of compensation over $1 million to any of its named executive officers unless, in general, the compensation is paid pursuant to a plan that is performance related, non-discriminatory and has been approved by shareholders. Because the compensation of certain executive officers may exceed $1 million in any one year, the Code may limit the deductibility of such compensation unless an exception to such limitation is available. In such event, and because of the uncertainties surrounding the application and interpretation of these limits, no assurance can be given that any such compensation will be fully deductible. In addition, the Corporation and each of Messrs. Butler and Estrin have entered into amendments to their respective employment agreements that contain certain severance provisions applicable in the event of a change of control of the Corporation. To the extent benefits received by Messrs. Butler or Estrin pursuant to such severance provisions equal or exceed 300% of his average annual taxable compensation (as defined in the applicable regulations), the full amount of such excess ("parachute payments") will not be deductible by the Corporation and the amount of the parachute payments will reduce the $1 million limit under Section 162(m).

                                          John L. Wineapple (Chairman)
                                          Fred S. Katz
                                          William A. Lemer

     The foregoing report is not incorporated by reference in any prior or future filings of the Corporation under the Securities Act or under the Exchange Act directly or by reference to the incorporation of proxy statements of the Corporation, unless the Corporation specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Corporation's common stock, the Standard & Poor's 500 Index and the Standard & Poor's SmallCap 600 Index for the Corporation's last five fiscal years. The graph assumes that the value of the investment in the Corporation's common stock and in each index was $100 on April 1, 1994, and that all dividends were reinvested.

                                   [GRAPH]

                                                                     FISCAL YEAR ENDED MARCH 31,
                                                         ---------------------------------------------------
                                              4/1/94      1995       1996       1997       1998       1999
                                              -------    -------    -------    -------    -------    -------
The Corporation............................   $100.00    $121.09    $113.28    $  6.25    $ 12.89    $  6.25
S&P 500 Index..............................    100.00     115.57     152.67     182.93     270.74     320.71
S&P SmallCap 600...........................    100.00     105.28     138.11     149.70     221.07     186.08

     The foregoing graph is not incorporated in any prior or future filings of the Corporation under the Securities Act or the Exchange Act, directly or by reference to the incorporation of proxy statements of the Corporation, unless the Corporation specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 14, 1999 with respect to the beneficial ownership of the Corporation's common stock by (i) persons believed by the Corporation to be the beneficial owners of more than 5% of the outstanding shares of the Corporation's common stock, (ii) all directors and nominees for election as directors of the Corporation, (iii) each of the named executive officers of the Corporation, and (iv) all directors and named executive officers as a group.

     The number of shares of the Corporation's common stock beneficially owned by each individual set forth below is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days of the date of June 29, 1999 (the date on which this report is due at the Commission, the "Due Date"), has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of the Corporation's common stock set forth in the following table.

                                                                                                  NUMBER OF
                                                            NUMBER OF SHARES                     SHARES THAT MAY
                                                            OF COMMON STOCK     PERCENTAGE OF    BE ACQUIRED
                                                            BENEFICIALLY        OUTSTANDING      WITHIN SIXTY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNED(2)          SHARES(3)          DAYS(2)
---------------------------------------------------------   ----------------    -------------    ---------------
The Centaur Group(4)
  c/o Centaur Partners IV
  17 Battery Place, Suite 709
  New York, New York 10004...............................       1,504,055             8.6%                  0

DIRECTORS AND NOMINEES FOR DIRECTOR
  (INCLUDING THOSE WHO ARE ALSO EXECUTIVE OFFICERS):
Abbey J. Butler(5).......................................       2,765,361            15.8%          1,261,306
Melvyn J. Estrin(5)......................................       2,769,117            15.8%          1,261,306
Hyman H. Frankel.........................................          16,000           *                  16,000
Fred S. Katz.............................................          16,000           *                  16,000
William A. Lemer.........................................          16,000           *                  16,000
Charles C. Pecarro.......................................          16,000           *                  16,000
John L. Wineapple........................................          21,000           *                  16,000
Ralph DellaCamera, Jr.(6)................................               0             0.0%                  0
Daniel Gropper(6)........................................               0             0.0%                  0
Vincent Intrieri(6)......................................               0             0.0%                  0
Brian Miller(6)..........................................               0             0.0%                  0

NAMED EXECUTIVE OFFICERS:
Edward L. Massman........................................         318,666             1.8%            318,666
Robert H. Stone..........................................          88,500           *                  88,500
Grady E. Schleier........................................          86,666           *                  86,666
All Directors and Named Executive Officers as a Group....       4,609,255            26.3%

OTHER HOLDERS(7):
BEA Associates
  153 East 53rd Street
  New York, NY 10022.....................................         712,000             4.1%                  0
Elliott Associates, L.P. (6)(9)
  712 Fifth Ave. 36th Floor
  New York, NY 10019.....................................       1,050,251             6.0%            216,351
National Intergroup, Inc. Retirement Program and
  Davenport, Inc. Pension Plan...........................       1,361,500             7.8%                  0
Phar-Mor, Inc. (9)
  20 Federal Plaza West
  P O Box 400
  Youngstown, Ohio 44501.................................       2,086,200            11.9%                  0
United Equities Commodities Company,
  et al. (8)(9)
  160 Broadway
  New York, NY 10038.....................................       2,444,003            13.9%            415,503

------------------
 * Indicates less than 1%.

                                              (Footnotes continued on next page)

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(Footnotes continued from previous page)

(1) Except as provided in the Table, the business address of the directors and executive officers, the National Intergroup, Inc. Retirement Program, and the Davenport, Inc. Pension Plan is c/o Avatex Corporation, 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206.

(2) Includes shares of common stock underlying Convertible Preferred Stock and options that are exercisable within 60 days of the Due Date.

(3) Percentages are based on a total of 17,515,406 shares of common stock, which consists of (i) 13,806,487 shares outstanding as of June 14, 1999, (ii) 3,096,444 shares underlying options that are exercisable within 60 days of the Due Date held by directors and named executive officers, and
    (iii) 612,475 shares into which the convertible preferred stock held by the entities listed in the Table is convertible.

(4) The Centaur Group is comprised of Messrs. Butler and Estrin, Centaur Partners IV, a New York general partnership ("Centaur IV"), Estrin Equities Limited Partnership, a Maryland limited partnership ("Estrin Equities"), and Butler Equities II, L.P., a Delaware limited partnership ("Butler Equities"). The general partners of Centaur IV are Estrin Equities and Butler Equities. AB Acquisition Corp. is the sole general partner of Butler Equities, and Mr. Butler owns all of the outstanding capital stock of AB Acquisition Corp. HSG Acquisition Co. is the general partner, and Human Service Group, Inc. is the largest limited partner, of Estrin Equities, and Mr. Estrin owns all of the outstanding capital stock of HSG Acquisition Co. and Human Service Group, Inc.

    The Centaur Group in the aggregate holds 1,504,055 shares of common stock, which are held directly by the persons and entities described above as follows: Centaur IV, 1,000 shares; Mr. Butler, 1,185,600 shares;
    Mr. Estrin, 310,455 shares (including 18,080 shares held in two trusts for which Mr. Estrin is a co-trustee, the beneficial ownership of which he disclaims), and Estrin Equities, 7,000 shares. Pursuant to the terms of the Centaur IV partnership agreement, neither Estrin Equities nor Butler Equities may acquire or dispose of shares of common stock without the consent of Centaur IV. In addition, pursuant to the Centaur IV partnership agreement, Estrin Equities and Butler Equities must vote all shares of common stock owned by each such entity as directed by Centaur IV. Accordingly, Centaur IV, which directly holds 1,000 shares, may be deemed to share the power to direct the voting and disposition of the 7,000 shares held by Estrin Equities.

    Estrin Equities has designated Mr. Estrin and Butler Equities has designated Mr. Butler to act as a "Coordinating Person" pursuant to the Centaur IV partnership agreement. Messrs. Estrin and Butler, acting together, manage the affairs of Centaur IV and have the authority to make all decisions concerning Centaur IV's interest in common stock.

    Estrin Equities disclaims beneficial ownership of the shares of common stock owned by Mr. Butler individually, and Butler Equities disclaims beneficial ownership of the shares of common stock owned by Estrin Equities and Mr. Estrin individually.

(5) Includes beneficial ownership of common stock through The Centaur Group and, for Mr. Estrin, 3,756 shares of common stock owned through FoxMeyer's 401(k) plan.

(6) Elliott and Westgate International, L.P. stated in filings with the Commission that Paul E. Singer and Braxton Associates, L.P., which is controlled by Mr. Singer, are the general partners of Elliott and that Hambledon, Inc. is the sole general partner of Westgate International, L.P. Messrs. Gropper and Miller are employees of Stonington, and Messrs. DellaCamera and Intrieri are former employees of Stonington. Stonington is also controlled by Mr. Singer. The business address of Messrs. Gropper and Miller is Elliott Associates, L.P., 712 Fifth Ave., 36th Floor, New York, NY 10019, the business address of Mr. DellaCamera is Brean Murray & Co. Inc., 570 Lexington Avenue, New York, NY 10002, and the address of Mr. Intrieri is 235 East 95th Street, Apt. 17B-C, New York, NY 10128.

(7) The information provided for "Other Holders" is based on Schedule 13D and
    Schedule 13G reports filed with the Commission and other written information provided to the Corporation.

                                              (Footnotes continued on next page)

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
(Footnotes continued from previous page)

(8) United stated in filings with the Commission that Moses Marx, as a result of his position with and ownership interest in United Equities Commodities Company and Momar Corporation, could be deemed to have voting and/or investment power with respect to shares of the Corporation beneficially owned by them.

(9) The Corporation has been advised that Elliott, Mr. Marx and their respective affiliates and associated companies have entered into a Stock Purchase Agreement, dated June 18, 1999, with Phar-Mor. Subject to the consummation of the proposed merger of Xetava into the Corporation, Phar-Mor has agreed to purchase the 2,862,400 shares of the Corporation's common stock owned by Elliott, Mr. Marx and their respective affiliates and associated companies for $2.00 per share, with the closing to occur simultaneously with the closing of the proposed merger. The remaining shares of the Corporation's common stock that are beneficially owned by Elliott, Mr. Marx and their respective affiliates and associated companies are based on their ownership of the Corporation's convertible preferred stock. Pursuant to a Stockholders' Agreement executed in connection with the proposed merger, the holders of these shares will elect to receive cash, notes, warrants and other consideration, rather than new common stock, under the proposed merger.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     With respect to Hyman H. Frankel, Ph.D., who is a director of the Corporation, see "COMPENSATION OF DIRECTORS" above. With respect to Fred S. Katz, who is a director of the Corporation, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" above.

     In April 1998, 13 persons and entities (the "Purchasers") committed to purchase a total of $3 million of Series B preferred stock of RAS. The securities were purchased in three separate closings that occurred in April 1998, July 1998 and February 1999. The Purchasers also received warrants to purchase additional shares of Series B convertible preferred stock for an aggregate exercise price of $2 million. The Purchasers included the Corporation; Cabot Noble, Inc. ("Cabot Noble"), which is a wholly-owned subsidiary of Phar-Mor; all of the Corporation's executive officers and its Director of Accounting (and/or their designees); one non-officer director of the Corporation, Charles Pecarro; and two additional parties related to, or referred to by, Abbey Butler or Melvyn Estrin. Of the total amount invested, the Corporation's share was approximately 46.7%, Cabot Noble's share was 25%, the officers/designees' share was 19.8%, the non-officer director's share was 1% and the related parties' share was approximately 7.5%. The largest share invested by an officer or director of the Corporation (or his designee) was 5% of the total amount invested. Mr. Butler and Mr. Estrin are directors of RAS, and Mr. Butler and Mr. Schleier are directors of a RAS subsidiary, Presby Corp.

     In April 1999, RAS distributed to its stockholders, including the Purchasers, shares of common stock in two RAS subsidiaries, PC Lens Corp. and Medical Internet Technologies, Inc. These stockholders also purchased additional shares of common stock of these entities based on the number of shares they were entitled to purchase had they exercised their warrants to purchase RAS preferred stock. The purchase price for these shares was their $.001 par value per share. In addition, the Corporation is a party to a consulting agreement with RAS, under which the Corporation provides certain financial, accounting and other management consulting services to RAS, and also licenses to RAS a portion of the office space leased by the Corporation in Dallas, Texas.

     In April 1998, the Corporation and Cabot Noble each purchased
$1.25 million of preferred stock of HPD in connection with the acquisition by a HPD subsidiary of certain assets of Block Drug Company, Inc. used in or related to the manufacture, sale or distribution of its household product lines. In addition, the Corporation and Cabot Noble each acquired 2.5% of the common stock of HPD as part of the transaction. The largest shareholder of HPD is HPD Partners, LP, a Delaware limited partnership, and Mr. Butler and Mr. Estrin are limited partners of HPD Partners, LP and directors of HPD.

     In March and December 1998, certain persons and entities purchased a total of $7.2 million of membership interests in CLAC, which in turn purchased a total of 50% of the membership interests in Chemlink. These persons and entities included the Corporation; Phar-Mor; four of the Corporation's officers, Mr. Butler, Mr. Estrin, Mr. Massman and Mr. Schleier (and/or their designees); one non-officer director of the Corporation, Mr. Pecarro; and five additional parties related to, or referred to by, Mr. Butler or Mr. Estrin. Of the total amount invested in CLAC, the Corporation's share was approximately 41.1%, Phar-Mor's share was approximately 35.8%, the officers/designees' share was approximately 14.4%, the non-officer director's share was approximately 0.7%, and the related parties' share was approximately 8.0%. The largest share invested by a Corporation officer or director (or his designee) was approximately 6.1% of the total amount invested. In May 1999, each of the members of CLAC, along with the other members of Chemlink (or their respective stockholders), loaned a total of $250,000 to Chemlink on a pro rata basis based on their ultimate ownership interests in Chemlink, in the form of one year interest bearing notes. Mr. Butler and Mr. Estrin are members of the Board of Managers of Chemlink. In addition, the Corporation is a party to a consulting agreement with Chemlink, under which the Corporation provides certain financial, accounting and other management consulting services to Chemlink.

     The Corporation, along with six of its officers and seven additional parties related to or referred by Mr. Butler, Mr. Estrin or Mr. Massman, currently own Series B Preferred Stock of Caring, and Mr. Butler and Mr. Estrin are directors of Caring. In May 1999, the Corporation purchased a $1 million secured promissory note from Caring. Certain other preferred stockholders, including Mr. Butler, subsequently exercised their rights under Caring's Stockholders Agreement to purchase notes on the same terms and conditions as the note purchased by the Corporation. . In June 1999, Mr. Massman became the Chief Executive Officer of Caring. In September 1999, the Corporation purchased an additional $150,000 secured promissory note from Caring and, in connection with the purchase, licenses to Caring a portion of the office space leased by the Corporation in Dallas, Texas along with certain personal property, and the Corporation is also a party to a consulting agreement under which it provides certain financial and accounting services to Caring in exchange for a monthly fee.

     The Corporation, through a number of wholly-owned subsidiaries (the "Subsidiaries"), engages in the buying, holding, operating and disposing of real estate, notes secured by real estate and other similar investments. These activities are conducted through limited partnerships (the "Partnerships") in which one or more of the Subsidiaries is a general and/or limited partner. The other partner in each of the Partnerships is an affiliate of The Bernstein Companies ("Bernstein Co"), a real estate development firm based in Washington, D.C. Mr. Estrin, Co-Chairman and the Co-Chief Executive Officer of the Corporation, is a director of each of the Development Subsidiaries. Mr. Estrin is the brother of Wilma E. Bernstein and the brother-in-law of Stuart A. Bernstein, owners of Bernstein Co.

     In March 1999, the Corporation and the Subsidiaries entered into a letter agreement (the "Letter Agreement") with Bernstein Co, under which (i) a hotel and related property located in northwest Washington, D.C. (the "Property") owned by one of the Partnerships would be sold and (ii) upon the sale of the Property, Bernstein Co would purchase the Subsidiaries' interests in the other two Partnerships, which own a hotel located in the Scott Circle area of Washington, D.C. and a hotel and an adjoining office building located in Annapolis, Maryland. As contemplated by the Letter Agreement, in May 1999, the Property was sold to a third party and the Subsidiaries sold their interests in the Partnerships and the stock of one of the Subsidiaries to affiliates of Bernstein Co. As a result of these transactions, the Corporation and the remaining Subsidiaries received a total of $12 million, of which $11.4 million was in cash and $600,000 is evidenced by a one year promissory note and a guaranty executed by Bernstein Co and certain of its affiliates, the payment of which is secured by the partnership interests that were sold by the Subsidiaries to affiliates of Bernstein Co. As of May 31, 1999, the Corporation's only remaining investment involving an affiliate of Bernstein Co was a $200,000 investment made in 1995 in one non-real estate joint venture.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K


    (a) (1)   Financial Statements
              Reference is made to the listing on page E-87 of all financial statements filed as part of this report.
        (2)   Financial Statement Schedules
              Reference is made to the listing on page E-87 of all financial statement schedules filed as part of this report.
        (3)   Exhibits
              Reference is made to the Exhibit Index beginning on page E-99 for a list of all exhibits filed as part of this report.
    (b)
              Reports on Form 8-K
              During the three months ended March 31, 1999, the Corporation filed the following Current Reports on Form 8-K:
              The Corporation filed a Current Report on Form 8-K on February 1, 1999 which announced that the New
              York Stock Exchange had halted trading in the common and preferred stocks of the Corporation.
              The Corporation filed the following Current Reports on Form 8-K after March 31, 1999 but prior to the date of filing this Annual Report on Form 10-K:
              The Corporation filed a Current Report on Form 8-K on May 19, 1999, which announced the terms of the sale of its current real estate holdings.
              The Corporation filed a Current Report on Form 8-K on June 24, 1999, which announced the revised terms of a merger between the Corporation and Xetava and the settlement of certain related lawsuits.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE CORPORATION HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          AVATEX CORPORATION

                                          By     /s/ GRADY E. SCHLEIER
     -----------------------------------
                                                     Grady E. Schleier
                                             Senior Vice President and Chief
                                                    Financial Officer
                                           (Principal Financial and Accounting
October 8, 1999                                          Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE CORPORATION AND IN THE CAPACITIES AND ON THE DATES INDICATED.

       PRINCIPAL EXECUTIVE OFFICERS:

            /s/ ABBEY J. BUTLER               Co-Chairman of the Board                        October 8, 1999
                Abbey J. Butler               and Co-Chief Executive Officer

            /s/ MELVYN J. ESTRIN              Co-Chairman of the Board                        October 8, 1999
                Melvyn J. Estrin              and Co-Chief Executive Officer

           /s/ GRADY E. SCHLEIER              Senior Vice President and Chief Financial       October 8, 1999
               Grady E. Schleier              Officer (Principal Financial and Accounting
                                              Officer)

ITEM 14(A) (1) AND (2) AND ITEM 14(D)

                      AVATEX CORPORATION AND SUBSIDIARIES
         LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

     The following financial statements of Avatex Corporation and subsidiaries are included in Item 14(a)(1):


                                                                                  PAGE NO.
                                                                                    IN
                                                                                  FORM 10-K
                                                                                  ---------
Independent Auditors' Report...................................................     E-25
Consolidated Statements of Operations--For the Three Years Ended March 31,
  1999.........................................................................     E-26
Consolidated Statements of Comprehensive Loss--For the Three Years Ended March
  31, 1999.....................................................................     E-27
Consolidated Balance Sheets--March 31, 1999 and 1998...........................     E-28
Consolidated Statements of Stockholders' Equity (Deficit)--For the Three Years
  Ended March 31, 1999.........................................................     E-29
Consolidated Statements of Cash Flows--For the Three Years Ended March 31,
  1999.........................................................................     E-30
Notes to Consolidated Financial Statements--For the Three Years Ended
  March 31, 1999...............................................................     E-31


     The following financial statement schedules of Avatex Corporation and subsidiaries are included in Item 14(d):


                                                                                  PAGE NO.
                                                                                    IN
                                                                                  FORM 10-K
                                                                                  ---------
Schedule I--Condensed Financial Information of Registrant......................      E-89
Schedule II--Valuation and Qualifying Accounts.................................      E-94
Schedule III--Real Estate and Accumulated Depreciation.........................      E-95
Independent Auditors' Consent..................................................      E-97


     Financial statement schedules other than those listed above have been omitted because the required information is contained in the consolidated financial statements and notes thereto or such information is not applicable.

     The following audited financial statements of Phar-Mor, Inc. (a 38% owned affiliate) for the fiscal year ending July 3, 1999 were filed on Form 10-K with the Securities and Exchange Commission on September 30, 1999 and are incorporated herein by reference (except for the Independent Auditors' Consent which is included herein):

INDEPENDENT AUDITOR'S REPORT


Consolidated Balance Sheets as of July 3, 1999 and June 27, 1998

Consolidated Statements of Operations for the Fifty-Three Weeks Ended July 3, 1999, the Fifty-Two Weeks
  Ended June 27, 1998 and Fifty-Two Weeks Ended June 28, 1997

Consolidated Statements of Changes in Stockholders' Equity for the Fifty-Three Weeks Ended July 3, 1999,
  the Fifty-Two Weeks Ended June 27, 1998 and the Fifty-Two Weeks Ended June 28, 1997

Consolidated Statements of Cash Flows for the Fifty-Three Weeks Ended July 3, 1999, the Fifty-Two Weeks
  Ended June 27, 1998 and the Fifty-Two Weeks Ended June 28, 1997

Notes to Consolidated Financial Statements

Schedule II--Valuation and Qualifying Accounts

Independent Auditors' Consent E-98

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      AVATEX CORPORATION (PARENT COMPANY)
           CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                           (IN THOUSANDS OF DOLLARS)

                                                                                FOR THE YEARS ENDED MARCH 31,
                                                                               --------------------------------
                                                                                1999        1998        1997
                                                                               -------    --------    ---------
                                                                               (AS RESTATED--SEE NOTE T TO THE
                                                                                    CONSOLIDATED FINANCIAL
                                                                                         STATEMENTS)
Operating costs
  Administrative and general expenses.......................................   $ 7,817    $  7,317    $   5,792
  Depreciation and amortization.............................................        43          41            8
  Unusual items.............................................................        --      26,096           --
                                                                               -------    --------    ---------
Total operating costs.......................................................    (7,860)    (33,454)      (5,800)
Other income (expense)......................................................      (248)    (12,310)      24,740
Interest and dividend income................................................     2,024       1,598          788
Interest expense............................................................       768       2,108        3,173
                                                                               -------    --------    ---------
Income (loss) from continuing operations before National Steel Corporation, income tax provision (benefit) and equity in income (loss) of subsidiaries
  and affiliates............................................................    (6,852)    (46,274)      16,555
National Steel Corporation
  National Steel Corporation net preferred dividend income..................        --       5,854        9,620
  Loss on National Steel Corporation settlement.............................        --     (59,038)          --
Income tax provision (benefit)..............................................        --         (40)      29,863
Equity in income (loss) of subsidiaries and affiliates......................       281      17,647      (15,725)
                                                                               -------    --------    ---------
Net loss from continuing operations.........................................    (6,571)    (81,771)     (19,413)
Discontinued operations
  Equity in loss from discontinued operations...............................       (16)        552      (13,888)
  Equity in gain on disposal of discontinued operations.....................        --       3,719        8,417
  Loss on disposal of discontinued operations...............................        --          --     (254,472)
                                                                               -------    --------    ---------
  Net loss..................................................................    (6,587)    (77,500)    (279,356)
Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustment...................................        --          --           59
  Reclassification adjustment for losses included in net loss...............        --          --           21
  Equity in foreign currency translation adjustment.........................        --          --          (42)
                                                                               -------    --------    ---------
     Net foreign currency translation adjustment............................        --          --           38
                                                                               -------    --------    ---------
  Unrealized gains (losses) on securities...................................      (210)         19           --
  Reclassification adjustment for gains included in net loss................       (33)         --           --
  Equity in unrealized gains on securities..................................       895       1,149           17
                                                                               -------    --------    ---------
     Net unrealized gains...................................................       652       1,168           17
                                                                               -------    --------    ---------
  Minimum pension liability adjustment......................................        --      (6,187)      (8,897)
  Loss on plan termination from National Steel
     Corporation settlement included in net loss............................        --      79,718           --
                                                                               -------    --------    ---------
     Net minimum pension liability adjustment...............................        --      73,531       (8,897)
                                                                               -------    --------    ---------
        Total other comprehensive income (loss).............................       652      74,699       (8,842)
                                                                               -------    --------    ---------
  Comprehensive loss........................................................   $(5,935)   $ (2,801)   $(288,198)
                                                                               -------    --------    ---------
                                                                               -------    --------    ---------

                  See notes to condensed financial statements.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      AVATEX CORPORATION (PARENT COMPANY)
                            CONDENSED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                                                 MARCH 31,
                                                                                            --------------------
                                                                                              1999        1998
                                                                                            --------    --------
                                         ASSETS
Current assets
  Cash and short-term investments........................................................   $ 26,284    $ 32,926
  Receivables, less allowance for possible losses of $15 in 1999
     and $11 in 1998.....................................................................      2,526       9,701
  Other current assets...................................................................      1,320       3,532
                                                                                            --------    --------
Total current assets.....................................................................     30,130      46,159
Investment in subsidiaries and affiliates................................................     70,182      68,597
Property and equipment...................................................................        214         196
  Less accumulated depreciation and amortization.........................................         92          49
                                                                                            --------    --------
Net property and equipment...............................................................        122         147
Other assets.............................................................................     14,588      12,016
                                                                                            --------    --------
Total assets.............................................................................   $115,022    $126,919
                                                                                            --------    --------
                                                                                            --------    --------
                          LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable.......................................................................   $  1,434    $  1,273
  Other accrued liabilities..............................................................      1,236       4,055
                                                                                            --------    --------
Total current liabilities................................................................      2,670       5,328
Intercompany payables....................................................................     29,528      30,426
Long-term debt...........................................................................      9,001       8,322
Other long-term liabilities..............................................................      8,587       9,749
Redeemable preferred stock...............................................................    243,169     214,996
Stockholders' deficit
  Common stock $5.00 par value; authorized 50,000,000 shares; issued: 13,806,487 shares
     in 1999 and 13,806,375 shares in 1998...............................................     69,032      69,032
  Capital in excess of par value.........................................................    119,103     119,100
  Accumulated other comprehensive income.................................................      1,820       1,168
  Accumulated deficit....................................................................   (365,967)   (331,202)
                                                                                            --------    --------
                                                                                            (176,012)   (141,902)
     Less: equity in cost of common stock of the Corporation held by
        Phar-Mor, Inc....................................................................     (1,921)         --
                                                                                            --------    --------
Total stockholders' deficit..............................................................   (177,933)   (141,902)
                                                                                            --------    --------
Total liabilities and stockholders' deficit..............................................   $115,022    $126,919
                                                                                            --------    --------
                                                                                            --------    --------

                  See notes to condensed financial statements.

           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      AVATEX CORPORATION (PARENT COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                               FOR THE YEARS ENDED MARCH 31,
                                                                             ----------------------------------
                                                                              1999        1998          1997
                                                                             -------    ---------    ----------
Cash flows from operating activities:
Net loss..................................................................   $(6,587)   $ (77,500)   $ (279,356)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
  Net preferred income from National Steel Corporation....................        --       (5,854)       (9,620)
  Loss on National Steel Corporation settlement...........................        --       59,038            --
  Equity in loss (income) of subsidiaries and affiliates..................      (265)     (21,918)       21,196
  Deferred income tax provision...........................................        --           --        29,863
  Other non-cash charges (credits)........................................      (571)      (5,284)        2,018
  Loss (gain) on investments..............................................       249       12,313       (26,435)
  Loss on disposal of discontinued operations.............................        --           --       254,472
  Cash provided (used) by working capital items:
     Receivables and other current assets.................................     7,593       35,368       (32,139)
     Accounts payable and accrued liabilities.............................    (4,119)      (6,762)       (5,827)
  Net intercompany activity with subsidiaries.............................      (898)       2,772        51,547
  Other...................................................................        52           39            19
                                                                             -------    ---------    ----------
Net cash provided (used) by operating activities..........................    (4,546)      (7,788)        5,738
                                                                             -------    ---------    ----------
Cash flows from investing activities:
  Purchase of affiliates and investments..................................    (5,004)     (12,571)           --
  Sale of affiliates and investments......................................     2,926       59,675        37,442
  Purchase of property and equipment......................................       (18)         (10)         (186)
                                                                             -------    ---------    ----------
Net cash provided (used) by investing activities..........................    (2,096)      47,094        37,256
                                                                             -------    ---------    ----------
Cash flows from financing activities:
  Repayments on revolving credit facilities...............................        --           --       (15,000)
  Proceeds from the issuance of long-term debt............................        --        8,000            --
  Repayment of long-term debt.............................................        --      (14,900)       (5,100)
  Debt issuance costs.....................................................        --           --          (178)
  Purchase of treasury stock..............................................        --           --       (16,726)
  Purchase of preferred stock.............................................        --           --        (8,845)
  Dividends paid on redeemable preferred stock............................        --           --        (2,697)
  Exercise of stock options...............................................        --           --         1,680
                                                                             -------    ---------    ----------
Net cash used by financing activities.....................................        --       (6,900)      (46,866)
                                                                             -------    ---------    ----------
Net increase (decrease) in cash and short-term investments................    (6,642)      32,406        (3,872)
  Cash and short-term investments, beginning of year......................    32,926          520         4,392
                                                                             -------    ---------    ----------
Cash and short-term investments, end of year..............................   $26,284    $  32,926    $      520
                                                                             -------    ---------    ----------
                                                                             -------    ---------    ----------

                  See notes to condensed financial statements.

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      AVATEX CORPORATION (PARENT COMPANY)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                    FOR THE THREE YEARS ENDED MARCH 31, 1999

NOTE A--SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

     The condensed financial statements of the registrant should be read in conjunction with the consolidated financial statements included in Item 8 contained herein. The notes for these condensed financial statements contain only the additional disclosure required for this schedule. In particular, see Note N to the consolidated financial statements concerning various pending claims and lawsuits involving the registrant.

     The preparation of the condensed financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the dates of the financial statements and reported amounts of revenues and expenses during such reporting periods. Actual results could differ from these estimates.

     The Parent Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments that might ultimately result from the resolution of the uncertainties discussed in Note R to the consolidated financial statements. See Note S to the consolidated financial statements for a discussion of (i) a proposed merger which would eliminate the preferred stock liability and (ii) the sale by subsidiaries of the Corporation's current real estate holdings.

     Deferred Tax Asset: The Parent Company's deferred tax asset consists almost entirely of tax net operating loss carryforwards and liabilities which were not deductible for federal income tax purposes when accrued. The valuation allowance is equal to the net deferred tax asset as the Parent Company believes it may not be able to realize its deferred tax asset (see Note M to the consolidated financial statements).

     Intercompany Payables: The intercompany payables between the Parent Company and its subsidiaries are generally not evidenced by notes and do not bear interest.

     Unusual items: In 1998, unusual items consisted of a $33.3 million charge from the settlement of certain litigation with FoxMeyer Corporation's ("FoxMeyer") Bankruptcy Trustee, a gain of $1.6 million from the settlement of other litigation with insurance carriers related to environmental liabilities and a gain of $5.6 million related to the settlement or termination of certain pension and other postretirement liabilities (see Note N to the consolidated financial statements).

     Other income (expense): In 1999, other expense consisted of a loss of a $1.8 million from a reduction in the carrying value of the Parent Company's investment in Imagyn Technologies, Inc. ("Imagyn"). The reduction was almost completely offset by $1.6 million in gains, primarily from recoveries on investments which had been written off in prior years, a royalty payment from a property sold in the prior year and dividends on investments. In 1998, other expense consisted of a loss of $12.9 million from the adjustment during the year in the carrying value of Imagyn to its market value, partially offset by $0.6 million in gains on other investments. In 1997, other income consisted of a gain of $34.0 million on the sale of FoxMeyer Canada Inc. partially offset by the write-off of the Parent Company's investment in Ben Franklin Retail Stores, Inc. of $2.0 million and $7.3 million in other losses (including a $6.2 million trading loss on Imagyn).

NOTE B--DIVIDENDS RECEIVED

     The Parent Company received a dividend of $105.9 million from FoxMeyer on June 19, 1996 consisting of marketable securities, certain subsidiaries of FoxMeyer and the forgiveness of a $30.0 million note receivable from the Parent Company plus any accrued interest thereon.

NOTE C--TAX SHARING PAYMENTS

     The Corporation does not have tax sharing agreements with any of its subsidiaries except for FoxMeyer. Under that tax sharing agreement, no tax sharing payments were received during the three years ended March 31, 1999.

NOTE D--SUPPLEMENTAL CASH FLOW INFORMATION

     The following supplemental cash flow information is provided for interest and income taxes paid and for non-cash transactions (in thousands of dollars):

                                                                                      FOR THE YEARS ENDED
                                                                                           MARCH 31,
                                                                                  ----------------------------
                                                                                   1999      1998       1997
                                                                                  -------   -------   --------
Interest paid...................................................................  $    62   $ 1,215   $  2,050
Income tax refund...............................................................       --       (40)        --
Non-cash transactions:
  Note received as part of National Steel Corporation Settlement................       --     9,442         --
  Payment of dividends-in-kind on Series A Preferred Stock......................       --        --      4,354
  Cumulative dividends accrued but not paid.....................................   25,268    23,101     10,806
  Dividend received from FoxMeyer...............................................       --        --    105,888

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                      AVATEX CORPORATION AND SUBSIDIARIES
                           (IN THOUSANDS OF DOLLARS)

COL A                                            COL B                COL C                COL D         COL E
--------------------------------------------   ----------    -----------------------    -----------    ----------
                                                                    ADDITIONS
                                                             -----------------------
                                                                           CHARGED
                                                                           TO OTHER
                                               BALANCE AT    CHARGED TO                                BALANCE AT
                                               BEGINNING     COSTS AND     ACCOUNTS--   DEDUCTIONS--   END OF
DESCRIPTION                                    OF PERIOD     EXPENSES      DESCRIBE     DESCRIBE       PERIOD
--------------------------------------------   ----------    ----------    ---------    -----------    ----------
                                                                   YEAR ENDED MARCH 31, 1999
Allowance for possible losses on notes and
  accounts receivable.......................    $     27       $   15         $--         $    27(3)      $ 15

                                                                   YEAR ENDED MARCH 31, 1998
Allowance for possible losses on notes and
  accounts receivable.......................    $    539       $    9         $--         $   521(2)      $ 27

                                                                   YEAR ENDED MARCH 31, 1997
Allowance for possible losses on notes and
  accounts receivable.......................    $ 23,540       $3,906(1)      $--         $26,907(1)      $539
Reserve for inventory shrinkage.............       5,036           --          --           5,036(1)        --

------------------
Notes:

(1) Principally relates to discontinued operations.

(2) Principally the collection and write-off of receivables retained on the sale of discontinued operations.

(3) As restated, see Note T to the consolidated financial statements.

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                      AVATEX CORPORATION AND SUBSIDIARIES
                                 MARCH 31, 1999
                           (IN THOUSANDS OF DOLLARS)

                                                                                              COL E
                                       COL C                                     -------------------------------
                               ---------------------            COL D
                                                       -----------------------
                                                                                          GROSS AMOUNT
                                   INITIAL COST           COST CAPITALIZED              AT WHICH CARRIED
                                    TO COMPANY               SUBSEQUENT                AT CLOSE OF PERIOD
                      COL B    ---------------------       TO ACQUISITION        -------------------------------
       COL A         -------            BUILDINGS      -----------------------            BUILDINGS
-------------------- ENCUM-                AND                        CARRYING               AND
    DESCRIPTION      BRANCES    LAND    IMPROVEMENTS   IMPROVEMENTS   COSTS       LAND    IMPROVEMENTS    TOTAL
-------------------- -------   ------   ------------   ------------   --------   ------   ------------   -------
Office building and
  hotel Annapolis
  MD................ $ 5,146   $1,079      $3,402        $  1,098       $ --     $1,079     $  4,500     $ 5,579
Hotel Washington
  D.C...............   7,292    4,000       2,310           2,948         --      4,000        5,258       9,258
Hotel Washington
  D.C...............  13,238      552       1,001          11,936        325        552       13,262      13,814
                     -------   ------      ------        --------       ----     ------     --------     -------
Total............... $25,676   $5,631      $6,713        $ 15,982       $325     $5,631     $ 23,020     $28,651
                     -------   ------      ------        --------       ----     ------     --------     -------
                     -------   ------      ------        --------       ----     ------     --------     -------

                                                                                                 COL I
                                                COL F          COL G                         -------------
                  COL A                      -----------    ------------        COL H        LIFE ON WHICH
------------------------------------------   ACCUMULATED      DATE OF       -------------    DEPRECIATION
               DESCRIPTION                   DEPRECIATION   CONSTRUCTION    DATE ACQUIRED    IS COMPUTED
------------------------------------------   -----------    ------------    -------------    -------------
Office building and                            $   789      Hotel--1971     November 1993     5-39 years
  hotel Annapolis MD......................                  Office--1989
Hotel Washington D.C......................         934          1961        October 1994      5-20 years
Hotel Washington D.C......................         146          1955          May 1996*       5-40 years
                                               -------
Total.....................................     $ 1,869
                                               -------
                                               -------

NOTES: The cost of land and buildings and improvements for federal income tax purposes is approximately $24.7 million.

* Started operations in October 1998.

     Reconciliation of real estate and accumulated depreciation for each of the last three fiscal years ended March 31, 1999 is as follows:

                                    FISCAL 1999                   FISCAL 1998                   FISCAL 1997
                             --------------------------    --------------------------    --------------------------
                                            ACCUMULATED                   ACCUMULATED                   ACCUMULATED
                             REAL ESTATE    DEPRECIATION   REAL ESTATE    DEPRECIATION   REAL ESTATE    DEPRECIATION
                             -----------    -----------    -----------    -----------    -----------    -----------
Balance at beginning of
  period..................     $19,899        $ 1,217        $18,667        $   727        $18,172        $ 1,023
  Acquisitions during
     period:
     Acquisitions other
        than through
        foreclosure.......          --             --          7,676             --          2,900             --
     Improvements.........       8,752             --          5,450             --          4,052             --
     Contribution of joint
        venture assets....          --             --             --             --          4,000             --
  Depreciation............          --            652             --            613             --            397
                               -------        -------        -------        -------        -------        -------
                                28,651          1,869         31,793          1,340         29,124          1,420
  Deductions during
     period:
     Cost of real estate
        sold..............          --             --         11,894            123         10,457            693
                               -------        -------        -------        -------        -------        -------
Balance at end of
  period..................     $28,651        $ 1,869        $19,899        $ 1,217        $18,667        $   727
                               -------        -------        -------        -------        -------        -------
                               -------        -------        -------        -------        -------        -------

------------------
Notes:

(1) The real estate segment has been presented as a discontinued operation in the financial statements (see Note T to the consolidated financial statements).

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-56097 on Form S-8 and No. 33-37531 on Form S-3 of Avatex Corporation of our report dated April 30, 1999, except for Note S, which is as of June 18, 1999 and Note T, which is as of October 8, 1999, which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Corporation's ability to continue as a going concern and an explanatory paragraph regarding the restatement as described in Note T appearing in this Annual Report on Form 10-K/A of Avatex Corporation for the year ended March 31, 1999.

                                               DELOITTE & TOUCHE LLP

Dallas, Texas
October 12, 1999

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-56097 on Form S-8 and Registration Statement No. 33-37531 on Form S-3 of Avatex Corporation of our report dated September 17, 1999 on the Phar-Mor, Inc. consolidated financial statements for the fiscal year ended July 3, 1999, incorporated by reference in Amendment No. 2 to the Annual Report on Form 10-K/A of Avatex Corporation for the fiscal year ended March 31, 1999.

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
October 12, 1999

                      AVATEX CORPORATION AND SUBSIDIARIES
                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
------   ----------------------------------------------------------------------------------------------------------
 3-A      --   Restated Certificate of Incorporation of the Corporation and all subsequent amendments thereto.
               (Filed as Exhibit 3-A to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1993 and incorporated herein by reference.)
 3-B      --   Certificate of Amendment of Restated Certificate of Incorporation of the Corporation dated
               October 12, 1994. (Filed as Exhibit 3-A to the Corporation's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1995 and incorporated herein by reference.)
 3-C      --   Certificate of Resolution relating to the Corporation's $5 Cumulative Convertible Preferred Stock.
               (Filed as Exhibit 4-B to the Corporation's Registration Statement on Form 8-B (File No. 1-8549) and
               incorporated herein by reference.)
 3-D      --   Certificate of Designations, Rights and Preferences relating to the Corporation's $4.20 Cumulative
               Exchangeable Series A Preferred Stock. (Filed as Exhibit 9(c)(1) to the Corporation's Schedule 13E-4
               Issuer Tender Offer Statement dated October 6, 1993 and incorporated herein by reference.)
 3-E      --   By-laws of the Corporation. (Filed as Exhibit 3-D to the Corporation's Annual Report on Form 10-K
               for the fiscal year ended March 31, 1995 and incorporated herein by reference.)
 3-F      --   Certificate of Ownership and Merger Merging CareStream Holdings, Inc. into FoxMeyer Health
               Corporation. (Filed as Exhibit 3-E to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)
10-A      --   National Intergroup, Inc. 1993 Stock Option and Performance Award Plan. (Filed as Exhibit 10-A to
               the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated herein by reference.)
10-B      --   National Intergroup, Inc. Director's Retirement Plan dated December 1, 1983. (Filed as Exhibit 10-A to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1992 and incorporated herein by reference.)
10-C      --   Amendment dated October 12, 1994 to the 1993 Stock Option and Performance Award Plan of the
               Corporation. (Filed as Exhibit 10-D to the Corporation's Quarterly Report on Form 10-Q for the
               quarter ended September 30, 1994 and incorporated herein by reference.)
10-D      --   Second Amendment dated June 21, 1999 to the 1993 Stock Option and Performance Award Plan of the
               Corporation. *
10-E      --   Performance Incentive Plan of the Corporation, effective January 1, 1997. (Filed as Exhibit 10-W to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)
10-F      --   Amendment No. 1 to the Performance Incentive Plan of the Corporation. (Filed as Exhibit 10-A to the
               Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.)
10-G      --   Avatex Corporation Employees' Savings and Profit Sharing Plan, effective as of April 1, 1997. (Filed as Exhibit 10-X to the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31,
               1997 and incorporated herein by reference.)

EXHIBIT
NUMBER   DESCRIPTION
------   ----------------------------------------------------------------------------------------------------------
10-H      --   Agreement, dated as of November 25, 1997, among the Corporation, National Steel Corporation, NKK
               Corporation and NKK U.S.A. Corporation. (Filed as Exhibit 2 to the Corporation's Current Report on
               Form 8-K filed December 5, 1997 and incorporated herein by reference.)
10-I      --   Employment Agreement, dated as of February 27, 1995, between the Corporation and Abbey J. Butler.
               (Filed as Exhibit 10-AF to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1995 and incorporated herein by reference.)
10-J      --   Employment Agreement, dated as of February 27, 1995, between the Corporation and Melvyn J. Estrin.
               (Filed as Exhibit 10-AG to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1995 and incorporated herein by reference.)
10-K      --   Employment Agreement dated as of November 12, 1996 between the Corporation and Grady L. Schleier.
               (Filed as Exhibit 10-T to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1997 and incorporated herein by reference.)
10-L      --   Employment Agreement dated as of November 12, 1996 between the Corporation and Robert H. Stone.
               (Filed as Exhibit 10-U to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1997 and incorporated herein by reference.)
10-M      --   Amendment to Employment Agreement between the Corporation and Abbey J. Butler, effective as of
               February 1, 1998. (Filed as Exhibit 10-N to the Corporation's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein be reference.)
10-N      --   Amendment to Employment Agreement between the Corporation and Melvyn J. Estrin, effective as of
               February 1, 1998. (Filed as Exhibit 10-O to the Corporation's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein be reference.)
10-O      --   Employment Agreement between the Corporation and John G. Murray, effective as of February 1, 1998.
               (Filed as Exhibit 10-Q to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1998 and incorporated herein be reference.)
10-P      --   Amendment to Employment Agreement between the Corporation and Grady E. Schleier, effective as of
               February 1, 1998. (Filed as Exhibit 10-S to the Corporation's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein be reference.)
10-Q      --   Amendment to Employment Agreement between the Corporation and Robert H. Stone, effective as of
               February 1, 1998. (Filed as Exhibit 10-T to the Corporation's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein be reference.)
10-R      --   Amendment No. 2 to the Performance Incentive Plan of the Corporation, effective as of June 23, 1997.
               (Filed as Exhibit 10-U to the Corporation's Annual Report on Form 10-K for the fiscal year ended
               March 31. 1998 and incorporated herein be reference.)
10-S      --   Form of Indemnification Agreement between the Corporation and certain of its officers and directors.
               *
10-T      --   Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, by and between the
               Corporation and Xetava Corporation. (Filed as Exhibit 2 to the Corporation's Current Report on
               Form 8-K filed June 24, 1999 and incorporated herein by reference.)

EXHIBIT
NUMBER   DESCRIPTION
------   ----------------------------------------------------------------------------------------------------------
10-U      --   Stockholders' Agreement dated June 18, 1999, by and among the Corporation, Elliott Associates, L.P.,
               Martley International, Inc., Moses Marx, Momar Corporation, and United Equities Commodities Company.
               (Filed as Exhibit 10-A to the Corporation's Current Report on Form 8-K filed June 24, 1999 and incorporated herein by reference.)
10-V      --   Voting Agreement, dated June 18, 1999, by and among the Corporation, Mark S. Zucker, Anvil
               Investment Partners, L.P. and Anvil Investors, Inc. (Filed as Exhibit 10-B to the Corporation's
               Current Report on Form 8-K filed June 24, 1999 and incorporated herein by reference.)
10-W      --   Separation Agreement between the Corporation and Edward L. Massman effective as of June 28, 1999. *
 21       --   Subsidiaries of the Corporation. *
 23       --   Consent of Independent Auditors is included in the List of Financial Statements and Financial
               Statement Schedules.
27.1      --   Financial Data Schedule.*
27.2      --   Financial Data Schedule.*

------------------
* Filed herewith

                                                                      EXHIBIT 21

                               AVATEX CORPORATION
                        SUBSIDIARIES OF THE CORPORATION
                               AS OF MAY 31, 1999

     All subsidiaries are 100% owned except where otherwise indicated:

          Davenport, Inc. (Delaware)

          Intergroup Services, Inc. (Delaware)

          M&A Investments, Inc. (Delaware)

          National Aluminum Corporation (Delaware)

          National Intergroup Realty Arlington, Inc. (Delaware)

          National Intergroup Realty Corporation (Delaware)

          National Intergroup Realty Development, Inc. (Delaware)

          National Intergroup Realty Funding, Inc. (Delaware)

          National Intergroup Ventures, Inc. (Delaware)

          Natmin Development Corporation (Delaware)

          NII Health Care Corporation (Delaware)

          Oceanside Enterprises, Inc. (Delaware)

          Riverside Insurance Co., Ltd. (Bermuda)

          Starcom International, Inc. (Delaware) (80%)

          US HealthData Interchange, Inc. (Delaware)

          Xetava Corporation (Delaware)

     The following subsidiaries are in Chapter 7 bankruptcy proceedings (except for FoxMeyer Funding, Inc.):

          FoxMeyer Corporation (Delaware)

            FoxMeyer Drug Company (Delaware)

               FoxMeyer Funding, Inc. (Delaware)

               Health Mart, Inc. (Colorado)

            FoxMeyer Software, Inc. (Delaware) (80%)

            Healthcare Transportation System, Inc. (Delaware)

            Merchandise Coordinator Services Corporation (Delaware)

                                                                         ANNEX F

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                            ------------------------

             [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1999

             [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-8549

                               AVATEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                 25-1425889
            (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                            ------------------------

                          5910 N. CENTRAL EXPRESSWAY,
                                  SUITE 1780,
                              DALLAS, TEXAS 75206
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  214-365-7450
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                            ------------------------

     Indicate by check mark whether the registrant (1) had filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing
requirements for the past 90 days.      Yes  /x/     No  / /.

     Number of shares of Common Stock outstanding as of October 1, 1999:
13,806,487 shares before deducting 801,101 shares which represent the Corporation's 38.4% equity interest in common stock of the Corporation owned by Phar-Mor, Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PART 1. FINANCIAL INFORMATION
                      AVATEX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                FOR THE THREE
                                                                                                   MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                             -------------------
                                                                                                 1999
                                                                                             -------------------
OPERATING COSTS:
  Operating costs, including general and administrative costs.............................         $ 2,180
  Depreciation and amortization...........................................................              10
                                                                                                   -------
TOTAL OPERATING COSTS.....................................................................          (2,190)
OTHER INCOME (EXPENSE)....................................................................             443
INTEREST AND DIVIDEND INCOME..............................................................             615
INTEREST EXPENSE..........................................................................             194
                                                                                                   -------
LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSS OF AFFILIATES.......................          (1,326)
Equity in loss of affiliates..............................................................          (1,691)
                                                                                                   -------
LOSS FROM CONTINUING OPERATIONS...........................................................          (3,017)

DISCONTINUED OPERATIONS:
  Gain from discontinued operations, net of tax...........................................              --
  Gain on disposal of discontinued operations, net of tax.................................           2,366
                                                                                                   -------
NET LOSS..................................................................................            (651)
Preferred stock dividends.................................................................           7,668
                                                                                                   -------
LOSS APPLICABLE TO COMMON STOCKHOLDERS....................................................         $(8,319)
                                                                                                   -------
                                                                                                   -------
BASIC AND DILUTED INCOME (LOSS) PER SHARE:
  Loss from continuing operations.........................................................         $ (0.82)
  Discontinued operations.................................................................            0.18
                                                                                                   -------
LOSS PER SHARE............................................................................         $ (0.64)
                                                                                                   -------
                                                                                                   -------
Average number of common shares outstanding...............................................          13,005
                                                                                                   -------
COMPREHENSIVE LOSS........................................................................         $(1,470)
                                                                                                   -------
                                                                                                   -------


                                                                                                1998
                                                                                            -------------------
OPERATING COSTS:
  Operating costs, including general and administrative costs.............................        $ 1,959
  Depreciation and amortization...........................................................             10
                                                                                                  -------
TOTAL OPERATING COSTS.....................................................................         (1,969)
OTHER INCOME (EXPENSE)....................................................................           (703)
INTEREST AND DIVIDEND INCOME..............................................................            569
INTEREST EXPENSE..........................................................................            189
                                                                                                  -------
LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSS OF AFFILIATES.......................         (2,292)
Equity in loss of affiliates..............................................................           (607)
                                                                                                  -------
LOSS FROM CONTINUING OPERATIONS...........................................................         (2,899)
DISCONTINUED OPERATIONS:
  Gain from discontinued operations, net of tax...........................................            115
  Gain on disposal of discontinued operations, net of tax.................................             --
                                                                                                  -------
NET LOSS..................................................................................         (2,784)
Preferred stock dividends.................................................................          6,957
                                                                                                  -------
LOSS APPLICABLE TO COMMON STOCKHOLDERS....................................................        $(9,741)
                                                                                                  -------
                                                                                                  -------
BASIC AND DILUTED INCOME (LOSS) PER SHARE:
  Loss from continuing operations.........................................................        $ (0.76)
  Discontinued operations.................................................................           0.01
                                                                                                  -------
LOSS PER SHARE............................................................................        $ (0.75)
                                                                                                  -------
                                                                                                  -------
Average number of common shares outstanding...............................................         13,020
                                                                                                  -------
COMPREHENSIVE LOSS........................................................................        $(5,557)
                                                                                                  -------
                                                                                                  -------

           See notes to condensed consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                               FOR THE SIX MONTHS
                                                                                              ENDED SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1999        1998
                                                                                              --------    --------
OPERATING COSTS:
  Operating costs, including general and administrative costs..............................   $  4,254    $  3,939
  Depreciation and amortization............................................................         21          21
                                                                                              --------    --------
TOTAL OPERATING COSTS......................................................................     (4,275)     (3,960)
OTHER EXPENSE..............................................................................       (293)     (2,390)
INTEREST AND DIVIDEND INCOME...............................................................      1,084       1,160
INTEREST EXPENSE...........................................................................        379         395
                                                                                              --------    --------
LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSS OF AFFILIATES........................     (3,863)     (5,585)
Equity in loss of affiliates...............................................................     (2,890)       (350)
                                                                                              --------    --------
LOSS FROM CONTINUING OPERATIONS............................................................     (6,753)     (5,935)
DISCONTINUED OPERATIONS:
  Gain from discontinued operations, net of tax............................................        259         569
  Gain on disposal of discontinued operations, net of tax..................................      7,935          --
                                                                                              --------    --------
NET INCOME (LOSS)..........................................................................      1,441      (5,366)
Preferred stock dividends..................................................................     15,150      13,749
                                                                                              --------    --------
LOSS APPLICABLE TO COMMON STOCKHOLDERS.....................................................   $(13,709)   $(19,115)
                                                                                              --------    --------
                                                                                              --------    --------
BASIC AND DILUTED INCOME (LOSS) PER SHARE:
  Loss from continuing operations..........................................................   $  (1.68)   $  (1.49)
  Discontinued operations..................................................................       0.63        0.04
                                                                                              --------    --------
LOSS PER SHARE.............................................................................   $  (1.05)   $  (1.45)
                                                                                              --------    --------
                                                                                              --------    --------
Average number of common shares outstanding................................................     13,005      13,198
                                                                                              --------    --------
COMPREHENSIVE LOSS.........................................................................   $   (994)   $ (9,384)
                                                                                              --------    --------
                                                                                              --------    --------

           See notes to condensed consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                                       SEPTEMBER 30,      MARCH 31,
                                                                                          1999              1999
                                                                                       -------------      ---------
                                       ASSETS
CURRENT ASSETS:
  Cash and short-term investments...................................................     $  39,587        $  27,159
  Receivables--net..................................................................         1,865            2,526
  Net assets of discontinued operations held for sale...............................            --            5,552
  Other current assets..............................................................         1,063            1,348
                                                                                         ---------        ---------
TOTAL CURRENT ASSETS................................................................        42,515           36,585
INVESTMENT IN AFFILIATES............................................................        24,141           27,038
PROPERTY AND EQUIPMENT..............................................................           174              214
  Less accumulated depreciation and amortization....................................            90               92
                                                                                         ---------        ---------
NET PROPERTY AND EQUIPMENT..........................................................            84              122
OTHER ASSETS........................................................................        22,221           25,812
                                                                                         ---------        ---------
TOTAL ASSETS........................................................................     $  88,961        $  89,557
                                                                                         ---------        ---------
                                                                                         ---------        ---------

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..................................................................     $   1,571        $   1,435
  Other accrued liabilities.........................................................         2,834            1,930
                                                                                         ---------        ---------
TOTAL CURRENT LIABILITIES...........................................................         4,405            3,365
LONG-TERM DEBT......................................................................         9,346            9,001
OTHER LONG-TERM LIABILITIES.........................................................        10,968           11,955
COMMITMENTS AND CONTINGENCIES.......................................................            --               --
REDEEMABLE PREFERRED STOCK..........................................................       258,319          243,169
STOCKHOLDERS' DEFICIT:
  Common stock $5.00 par value; authorized 50,000,000 shares;
     issued: 13,806,487 shares......................................................        69,032           69,032
  Capital in excess of par value....................................................       119,103          119,103
  Accumulated other comprehensive income (loss).....................................          (615)           1,820
  Accumulated deficit...............................................................      (379,676)        (365,967)
                                                                                         ---------        ---------
                                                                                          (192,156)        (176,012)
  Less: equity in cost of common stock of the Corporation
     held by Phar-Mor, Inc..........................................................        (1,921)          (1,921)
                                                                                         ---------        ---------
TOTAL STOCKHOLDERS' DEFICIT.........................................................      (194,077)        (177,933)
                                                                                         ---------        ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.........................................     $  88,961        $  89,557
                                                                                         ---------        ---------
                                                                                         ---------        ---------

           See notes to condensed consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                                               FOR THE SIX MONTHS
                                                                                                     ENDED
                                                                                                 SEPTEMBER 30,
                                                                                               ------------------
                                                                                                1999       1998
                                                                                               -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................................................   $ 1,441    $(5,366)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES:
  Equity in loss of affiliates..............................................................     2,890        350
  Depreciation and amortization.............................................................        21         21
  Loss on investments.......................................................................       651      2,334
  Other non-cash credits....................................................................      (398)      (564)
  Gain on disposal of discontinued operations...............................................    (7,935)
  Items related to discontinued operations..................................................        --        474
  Cash provided (used) by working capital items:
     Receivables............................................................................     3,770      4,292
     Other assets...........................................................................    (1,221)      (990)
     Accounts payable and accrued liabilities...............................................      (834)    (5,141)
                                                                                               -------    -------
NET CASH USED BY OPERATING ACTIVITIES.......................................................    (1,615)    (4,590)
                                                                                               -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................................................        (3)    (9,079)
  Purchase of investments...................................................................        --     (2,309)
  Proceeds from sale of investments.........................................................    14,046      1,590
                                                                                               -------    -------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES............................................    14,043     (9,798)
                                                                                               -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of long-term debt..............................................        --      8,779
  Debt repayments...........................................................................        --       (234)
  Dividends paid to minority interest.......................................................        --       (107)
                                                                                               -------    -------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................................................        --      8,438
                                                                                               -------    -------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS..................................    12,428     (5,950)
  Cash and short-term investments, beginning of period......................................    27,159     34,193
CASH AND SHORT-TERM INVESTMENTS, END OF PERIOD..............................................   $39,587    $28,243
                                                                                               -------    -------
                                                                                               -------    -------

           See notes to condensed consolidated financial statements.

                      AVATEX CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS: Avatex Corporation is a holding company that, along with its subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, Inc. ("Phar-Mor"), our 38% owned affiliate, we are involved in operating a chain of discount retail drugstores.

BASIS OF PRESENTATION: The preparation of the consolidated financial statements, in conformity with generally accepted accounting principles, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during such reporting periods. Actual results could differ from these estimates.

     We sold our real estate operations in May 1999, as discussed in Note 3, and have presented our real estate segment as a discontinued operation in the accompanying financial statements. For comparative purposes, the statements of operations for prior year periods have been restated to reflect income from real estate operations in "Gain from discontinued operations, net of taxes". The restatement does not change our net loss or loss per share for the prior year periods. The balance sheet at March 31, 1999 reflects the assets and liabilities related to the real estate segment as "Net assets of discontinued operations held for sale".

     Our condensed consolidated balance sheet as of September 30, 1999, the condensed consolidated statements of operations and comprehensive loss for the three and six months ended September 30, 1999 and 1998, and the condensed consolidated statements of cash flows for the six months ended September 30, 1999 and 1998, are unaudited. In our opinion, these statements have been prepared on the same basis as the audited consolidated financial statements, and include all adjustments necessary for the fair presentation of financial position, results of operations and cash flows. Such adjustments were of a normal recurring nature. The results of operations for the three and six months ended September 30, 1999, are not necessarily indicative of the results that may be expected for the entire year. The condensed consolidated balance sheet as of March 31, 1999 was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. Additional information is contained in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission for the fiscal year ended March 31, 1999, and should be read in conjunction with this quarterly report.

COMPREHENSIVE INCOME (LOSS): The difference in comprehensive income (loss) and net income (loss) is due to unrealized gains or losses on marketable securities for the three and six months ended September 30, 1999 and September 30, 1998.

COMMON STOCK OF AVATEX CORPORATION HELD BY AN AFFILIATE: During fiscal year 1999, Phar-Mor acquired 2,086,200 shares of our common stock through open market transactions at a cost of approximately $5.0 million. We account for our investment in Phar-Mor on an equity basis and treat Phar-Mor's investment in our common stock similar to treasury stock, with a charge to the stockholders' deficit of $1.9 million at March 31, 1999 and September 30, 1999. The charge was equal to our 38.4% ownership in the cost of our common stock held by Phar-Mor. Net loss per share for the three and six months ended September 30, 1998 was originally calculated based on 13,806,375 shares outstanding. We determined that the effect of Phar-Mor's investment in our common stock reduced the weighted average number of shares outstanding for calculating earnings per share by 786,843 shares for the three months and 608,107 shares for the six months ended September 30, 1998 and, therefore, the net loss per share for the three and six months ended September 30, 1998 should have been $(0.75) and $(1.45) per share, respectively, instead of $(0.71) and $(1.38) per share as we originally reported.

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 2--NET LOSS PER SHARE OF COMMON STOCK

     To calculate earnings per share from continuing operations, the dividends on the preferred stock have been deducted from the loss from continuing operations. The weighted average number of shares outstanding for basic earnings per share was the same as for diluted earnings per share. Options to purchase approximately 3.9 million shares were outstanding at both September 30, 1999 and 1998. These options were not included in the computation of diluted earnings per share because the effect of including the options in the calculation would be anti-dilutive. Conversion of the convertible preferred stock outstanding was also not included in the calculation of diluted earnings per share as it would also have been anti-dilutive.

NOTE 3--DISCONTINUED OPERATIONS

     On May 12, 1999, we announced that we had entered into an agreement to sell our interests in our three remaining real estate developments. On May 27, 1999, one property was sold to a third party and our interests in the partnerships that owned the other two properties were sold to the other partners or their affiliates. As a result of these sales, we received $11.4 million in cash and a one-year, $0.6 million secured note. The note is secured by our former interests in the two partnerships that were sold to our partners or their affiliates. We recognized a gain on the disposal of discontinued operations on these transactions of approximately $6.2 million ($5.6 million net of taxes). We also recognized a gain on discontinued operations of $0.3 million which represents the results of operations of the three properties until their sale on May 27, 1999. The debt related to these real estate properties ($25.7 million at March 31, 1999) was either repaid, transferred to or assumed by another party in connection with the sale. Revenues for the real estate segment for the period from April 1, 1999 to their sale in May 1999 were $2.8 million compared to revenues for the three and six months ended September 30, 1998 of $2.3 million and $4.9 million, respectively.

     We received, as part of the proceeds on the sale in August 1996 of a our discontinued pharmacy benefit management operation, a right to an additional minimum payment of $2.5 million that was due at any time subsequent to August 2, 1997. This payment could increase to $5.0 million based on certain criteria. In August 1999, we collected the $5.0 million payment and recognized a gain on the disposal of discontinued operations of $2.5 million less certain contingent incentive fees due to former employees of the discontinued operation of approximately $0.1 million.

NOTE 4--CAPITAL STOCK

     We have not declared or paid any dividends on our preferred stock since October 15, 1996. The two issues of preferred stock are cumulative. Therefore, the dividends that would have been paid have been shown in the condensed consolidated statements of operations as if they had been declared, with a corresponding charge to the accumulated deficit. The liability for the cumulative unpaid dividends has been added to the carrying amount of the redeemable preferred stock in the condensed consolidated balance sheets. The cumulative dividends accrued but not paid were $9.8 million ($15.00 per share) on our convertible preferred stock and $62.9 million ($14.59 per share) on our Series A preferred stock.

     On June 18, 1999, we announced that we had entered into an Amended and Restated Agreement and Plan of Merger (the "Revised Merger Agreement") with our wholly-owned subsidiary, Xetava Corporation. The Revised Merger Agreement amends and restates the Agreement and Plan of Merger between us and Xetava dated
April 9, 1998. Under the Revised Merger Agreement, which was approved by our Board of Directors, Xetava will merge with and into us, and our existing preferred stockholders will receive new Class A common stock or, alternately, a combination of cash, secured notes, warrants and other consideration. Our existing common stockholders will receive new Class A common stock on a one-for-one basis for their current common stock. Consummation of the proposed merger is subject to, among other

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 4--CAPITAL STOCK--(CONTINUED)
things, (i) the approval of the merger by holders of a majority of our common stock and by the holders of at least two-thirds of each series of preferred stock, voting separately as a class, (ii) the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the Class A common stock, the notes and the warrants described below, and (iii) the dismissal of three Delaware lawsuits filed in connection with the April 1998 merger agreement. We anticipate a stockholder meeting to approve the merger will take place in the fall of 1999.

     Under the Revised Merger Agreement, each share of our existing convertible preferred stock will be converted into 9.134 shares of our Class A common stock or, at the election of the holder, into $3.7408 in cash, $8.34 principal amount of three year, 6.75% notes to be issued by Avatex Funding, Inc., a new wholly-owned subsidiary of ours, and warrants to purchase 0.67456 shares of our Class A common stock at $2.25 per share. Each share of our existing Series A preferred stock will be converted into 7.253 shares of our Class A common stock or, at the election of the holder, into $2.9705 in cash, $6.623 principal amount of the 6.75% notes, and warrants to purchase 0.53567 shares of our Class A common stock at $2.25 per share. In addition, the preferred stockholders of the two series of preferred stock who elect the cash, note and warrant option will receive a deferred contingent right to a portion of any net recovery, up to $7.5 million, that we may receive in certain litigation brought by us against McKesson HBOC, Inc. ("McKesson") and a number of large pharmaceutical manufacturers. The amount will be equal to 20% of such net recovery, up to $7.5 million, with 84% of such recovery available to all the Series A preferred stockholders and 16% available to all the convertible preferred stockholders, with the per share amount to be received by each preferred stockholder equal to their pro rata share of an amount that is calculated based on the total number of shares of each series of preferred stock outstanding immediately before the merger.

     Avatex Funding will be a new subsidiary whose purpose will be to issue the 6.75% notes and to own 3,571,533 shares of common stock of Phar-Mor, which are now owned by us. The shares of Phar-Mor will be pledged to secure the notes. The principal of the notes will be due in three years from the date of issuance, and the interest will be payable semi-annually in cash. We will also guarantee the notes. The warrants to be issued in the merger will expire 5 years and 3 months after closing of the proposed merger.

     Assuming all of the preferred stockholders elect to receive the cash, note and warrant option in the proposed merger, we will be required to pay approximately $15.3 million in cash and issue warrants to purchase approximately 2,750,000 shares of Class A common stock. Avatex Funding will be required to issue approximately $34.0 million principal amount of the 6.75% notes. Under the agreements discussed below, stockholders who represent approximately 50.0% of the convertible preferred stock and 55.3% of the Series A preferred stock outstanding have agreed to elect this cash, note and warrant option.

     We have also entered into settlement, stockholder and voting agreements with the preferred stockholder plaintiffs in the three Delaware lawsuits pending against us, Xetava and certain of our directors. Under the Stipulation of Settlement entered into by us and the plaintiffs in the class action lawsuits on behalf of all holders of existing preferred stock and for the plaintiff in the non-class action lawsuit, subject to court approval and effective upon the closing of the merger, all three Delaware lawsuits will be settled and we will pay up to $1.1 million of plaintiffs' attorneys' fees. Under a voting agreement with one of the named plaintiffs in one of the class action lawsuits, such plaintiff and its affiliates have agreed to vote in favor of the proposed merger and to waive any appraisal rights in connection with the proposed merger. Such plaintiff will also receive $0.3 million in exchange for a ten year standstill agreement, a general release of liabilities (subject to certain specified exceptions) and other consideration. Under a separate agreement with the plaintiff in the third Delaware lawsuit and another party, these parties and their affiliates and associated companies have agreed to vote in favor of the merger, to elect to receive the cash, note and warrant option and to waive

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 4--CAPITAL STOCK--(CONTINUED)
any appraisal rights in connection with the proposed merger. These parties will also receive $0.6 million in exchange for a ten year standstill agreement, a general release of liabilities and other consideration. In addition, these parties have entered into a stock purchase agreement with Phar-Mor, under which, subject to the consummation of the proposed merger, Phar-Mor has agreed to purchase 2,862,400 shares of our common stock from these parties at $2.00 per share with closing to occur at the same time as the Xetava merger. Phar-Mor has been granted a proxy to vote these shares of our common stock in favor of the merger. If the proposed purchase is consummated and assuming all preferred stockholders elect to receive the cash, note and warrant option, Phar-Mor will own 35.8% of our outstanding common stock. The purchase will result in a charge to the stockholders' deficit of approximately $2.2 million and will also reduce the common stock outstanding for calculating earnings per share by approximately 1,099,160 shares. These reductions represent our 38.4% equity in our common stock that Phar-Mor has agreed to purchase.

NOTE 5--SUPPLEMENTAL CASH FLOW AND BALANCE SHEET INFORMATION

     The following supplemental cash flow information is provided for interest and income taxes paid and for non-cash transactions (in thousands of dollars):

                                                                           FOR THE SIX MONTHS
                                                                            ENDED SEPTEMBER
                                                                                  30,
                                                                           ------------------
                                                                            1999       1998
                                                                           -------    -------
Interest paid...........................................................   $   349    $   734
Income taxes paid.......................................................       313         67
Non-cash transactions:
  Note received on sale of investments..................................       600         --
  Cumulative dividends in arrears accrued...............................    13,520     12,349
                                                                           -------    -------
                                                                           -------    -------

     The following supplemental information is provided for other assets and other long-term liabilities (in thousands of dollars):

                                                                      SEPTEMBER 30,    MARCH 31,
                                                                         1999            1999
                                                                      -------------    ---------
Other assets:
  Prepaid pension cost.............................................      $11,629        $10,900
  Securities available for sale....................................        7,809         12,134
  Other investments, at cost.......................................        1,288          1,438
  Other............................................................        1,495          1,340
                                                                         -------        -------
     Total.........................................................      $22,221        $25,812
                                                                         -------        -------
                                                                         -------        -------

Other long-term liabilities:
  Pension and postretirement benefits..............................      $ 4,911        $ 4,902
  Environmental liabilities........................................        1,305          1,357
  Liabilities related to discontinued operations...................        2,611          3,486
  Other............................................................        2,141          2,210
                                                                         -------        -------
     Total.........................................................      $10,968        $11,955
                                                                         -------        -------
                                                                         -------        -------

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 6--COMMITMENTS AND CONTINGENCIES

     On April 14, 1998, we announced that we would merge with and into our wholly-owned subsidiary, Xetava. Under the proposed merger, our existing common and preferred stockholders would have received new common stock of Xetava. In late April 1998, a preferred stockholder and a putative class of preferred stockholders filed a total of three lawsuits in the Delaware Court of Chancery against us, Xetava and seven of our directors. In May 1998, the Delaware Court consolidated the lawsuits under the caption In re Avatex Corporation Shareholders Litigation, C.A. No. 16334. The lawsuits challenged our merger with and into Xetava and contended that the merger is subject to a separate class vote by the holders of our preferred stock and that the exchange ratios for the merger are unfair to the preferred stockholders. Plaintiffs sought a declaration that the defendant directors breached their fiduciary duties, and sought injunctive relief, damages and costs. In August 1998, the Delaware Supreme Court ruled that the holders of our convertible preferred stock have the right to vote separately as a class on our proposed merger into Xetava, as it was structured and announced by us on April 14, 1998. Following these events, our management considered various alternatives to the proposed merger and ultimately negotiated and entered into agreements with certain large holders of our preferred stock relating to the terms of a revised merger between us and Xetava and the settlement of the preferred stockholders' litigation against us. See Note 4 for a discussion of the new agreements.

     We have retained responsibility for certain potential environmental liabilities attributable to former operating units. As a result, we are subject to federal, state and local environmental laws, rules and regulations, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and similar state superfund statutes. These statutes generally impose joint and several liability on present and former owners and operators, transporters and generators for remediation of contaminated properties regardless of fault. We and our subsidiaries have received various claims and demands from governmental agencies relating to investigations and remedial actions to address environmental clean-up costs and in some instances have been designated as a potentially responsible party by the Environmental Protection Agency.

     Our reserves for environmental assessments, remediation activities, penalties or fines that may be imposed for non-compliance with such laws or regulations have not changed materially since March 31, 1999. The estimates of these costs are based upon currently available facts, existing technology, presently enacted laws and regulations and the professional judgment of consultants and counsel.

     The amounts of reserves for environmental liabilities are difficult to estimate due to such factors as the unknown extent of the remedial actions that may be required and, in the case of sites not owned by us, the unknown extent of our probable liability in proportion to the probable liability of other parties. Moreover, we may have environmental liabilities that cannot, in our judgment, be estimated at this time and losses attributable to remediation costs may arise at other sites. We recognize that additional work may need to be performed to ascertain the ultimate liability for such sites, and further information could ultimately change our current assessment. A change in the estimated liability could have a material impact on our financial condition and results of operations.

     On March 1, 1994, we announced that we had proposed a merger in which FoxMeyer Corporation ("FoxMeyer") would be merged with and into a wholly-owned subsidiary of ours, making FoxMeyer a wholly-owned subsidiary. Shortly after the announcement, class action lawsuits were filed against us, FoxMeyer and certain of FoxMeyer's officers and directors in the Delaware Court of Chancery. Following a number of procedural matters, and the execution (and subsequent withdrawal) of a Memorandum of Understanding dated June 30, 1994 under which the litigation would be dismissed, the litigation was consolidated and an amended complaint was filed on February 13, 1996. The amended complaint alleged that

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 6--COMMITMENTS AND CONTINGENCIES--(CONTINUED) the defendants breached their fiduciary duties to FoxMeyer's shareholders by agreeing to the merger at an unfair price and at a time designed so that we could take advantage of, among other things, an alleged substantial growth in the business of FoxMeyer. The complaint also alleged that the proxy statement issued in connection with the merger failed to disclose certain matters relating to the proposed merger. In fiscal 1999, the parties reached a tentative settlement of the lawsuit in which we will pay the class the amount of approximately $1.4 million, a portion of which will be paid by the directors' insurance carrier. The settlement is subject to definitive documentation and approval by the Delaware Court.

     We and certain of our current and former officers and directors have been named in a series of purported class action lawsuits that were filed and subsequently consolidated under Zuckerman, et al. v. FoxMeyer Health Corporation, et al., in the United States District Court for the Northern District of Texas, Dallas Division, Case No. 396-CV-2258-T. The lawsuit purports to be brought on behalf of purchasers of our common and Series A and convertible preferred stocks during the period July 19, 1995 through August 27, 1996. On May 1, 1997, plaintiffs in the lawsuit filed a consolidated amended class action complaint, which alleges that we and the defendant officers and directors made misrepresentations of material facts in public statements or omitted material facts from public statements, including the failure to disclose purportedly negative information concerning our National Distribution Center and Delta computer systems and the resulting impact on our existing and future business and financial condition. On March 31, 1998, the court denied our motion to dismiss the amended complaint in the lawsuit. We intend to continue to vigorously defend ourselves in the lawsuit. We are unable at this time to estimate the possible loss, if any, which may accrue from this lawsuit.

     We and our Co-Chairmen and Co-Chief Executive Officers have also been named as defendants in Grossman v. FoxMeyer Health Corp., et al., Cause
No. 96-10866-J, in the 191st Judicial Court of Dallas County, Texas. As initially filed, the lawsuit purports to be brought on behalf of all holders of our common stock during the period October 30, 1995 through July 1, 1996, and seeks unspecified money damages. Plaintiff asserts claims of common law fraud and negligent misrepresentation, based on allegations that she was induced not to sell her shares by supposed misrepresentations and omissions that are substantially the same as those alleged in the Zuckerman action described above. On September 28, 1997, the court denied our motion for summary judgment in the lawsuit. On August 10, 1999, the court entered an Order Denying Class Certification. In its Order, the court ruled that only some elements necessary for class certification were met, and denied the plaintiff's motion to certify a class of holders of our stock for purposes of the litigation. We intend to continue to vigorously defend ourselves in the lawsuit. We are unable at this time to estimate the possible loss, if any, which may accrue from this lawsuit.

     In 1997, the bankruptcy trustee and certain creditors of our 17%-owned subsidiary, Ben Franklin Retail Stores, Inc. ("Ben Franklin"), filed lawsuits against us, certain former officers and directors of Ben Franklin and certain of our current and former officers and directors. We along with our officers and directors have since been dropped as defendants in the lawsuits. In connection with paying our own defense costs and those of our officers and directors, we also initially paid a portion of the defense costs of certain individuals who are named as defendants in these lawsuits by reason of the fact that they may have been serving at our request as a director or officer of Ben Franklin. On October 13, 1998, the United States Bankruptcy Court for the Northern District of Illinois issued Memorandum Opinions that dismissed two of the lawsuits against all but one of the defendants. On December 1, 1998, the Bankruptcy Court denied a motion to reconsider one of these opinions, and the plaintiffs have filed objections to both opinions with the United States District Court for the Northern District of Illinois. In October 1999, the District Court found that the Bankruptcy Court's conclusions of law were correct, with the exception of the trustee's failure to state a legally cognizable claim. In the third lawsuit, pending in Illinois state court, the court dismissed the plaintiffs' amended complaint

                      AVATEX CORPORATION AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

NOTE 6--COMMITMENTS AND CONTINGENCIES--(CONTINUED) without prejudice. If liability is ever imposed in any of the lawsuits, we may, if appropriate, agree at a future date to indemnify certain of the remaining defendants in the lawsuit in accordance with Delaware law.

     In April 1998, the Trustee of the FoxMeyer and FoxMeyer Drug Company bankruptcy estates (the "Trustee") filed a lawsuit against the five former directors of FoxMeyer, in which the Trustee alleges that the defendants breached their fiduciary duty in connection with the June 19, 1996 dividend of certain assets to us. In October 1997, in connection with the settlement of a separate lawsuit brought by the Trustee against us, the Trustee released us from all liability and provided the director-defendants in this lawsuit with covenants not to execute. We have agreed to pay the initial defense costs of the individuals who are named as defendants in the lawsuit by reason of the fact that they may have been serving at our request as a director or officer of FoxMeyer.

     On June 5, 1998, Steven Mizel IRA and Anvil Investment Partners, L.P. filed a lawsuit, allegedly on our behalf, against seven of our current directors and three of our former directors who were members of our Board's Personnel and Compensation Committee, under No. 602773198 in the Supreme Court of New York, County of New York. The plaintiffs are holders of our Series A preferred stock, and the lawsuit relates primarily to agreements and transactions between us and our Co-Chairmen and Co-Chief Executive Officers, Abbey Butler and Melvyn Estrin. The plaintiffs allege that, in connection with such agreements and transactions,
(i) the defendants breached their fiduciary duty to our stockholders, (ii) the compensation arrangements between us and Messrs. Butler and Estrin constitute corporate waste, and (iii) the defendants caused our subsidiaries and affiliates to improperly purchase our common stock based on confidential non-public information. The plaintiffs seek damages, injunctive relief and an accounting. In January 1999, a stipulation was executed providing that the litigation, insofar as brought by Stephen Mizel IRA, was voluntarily discontinued with prejudice. In April 1999, the court denied the remaining plaintiff's motion to amend its complaint to allege additional claims. In October 1999, the defendants moved for summary judgment, and a hearing on the motion is set for November 30, 1999. We have been paying the defense costs of the defendants in accordance with Delaware General Corporation Law, our charter and by-laws, and the terms and conditions of Indemnification Agreements between us and certain of the defendants.

     There are various other pending claims and lawsuits arising out of the normal conduct of the our businesses. In our opinion, the ultimate outcome of these claims and lawsuits will not have a material effect on our consolidated financial condition or results of operations.

NOTE 7--SEGMENT INFORMATION

     We currently operate in only one segment as defined under Statement of Financial Accounting Standards ("SFAS") No. 131, which consists of owning interests in other corporations and partnerships. We review the results of each of our investments, review new investment opportunities and allocate resources to these current or new investments based on this review and our current financial situation.

     We have no foreign source revenues. Interest and dividend income and other income are derived primarily from investments we have made.

                      AVATEX CORPORATION AND SUBSIDIARIES
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               SEPTEMBER 30, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

OVERVIEW

     Avatex Corporation is a holding company that, along with its subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, our 38% owned affiliate, we are involved in operating a chain of discount retail drugstores.

     On June 18, 1999, we announced that we had entered into a Revised Merger Agreement with our wholly-owned subsidiary, Xetava. The Revised Merger Agreement amends and restates the Agreement and Plan of Merger between us and Xetava dated April 9, 1998. Under the Revised Merger Agreement, which was approved by our Board of Directors, Xetava will merge with and into us, and our existing preferred stockholders will receive our new Class A common stock or, alternately, a combination of cash, secured notes, warrants and other consideration. Our existing common stockholders will receive our new Class A common stock on a one-for-one basis for their current common stock. Consummation of the proposed merger is subject to, among other things, (i) the approval of the merger by holders of a majority of our common stock and by the holders of at least two-thirds of each series of preferred stock, voting separately as a class, (ii) the effectiveness of a registration statement filed with the Securities and Exchange Commission with respect to the Class A common stock, the notes and the warrants described below, and (iii) the dismissal of three Delaware lawsuits filed in connection with the April 1998 merger agreement. We anticipate a stockholder meeting to approve the merger will take place in the fall of 1999.

     Under the Revised Merger Agreement, each share of our existing convertible preferred stock will be converted into 9.134 shares of our new Class A common stock or, at the election of the holder, into $3.7408 in cash, $8.34 principal amount of three year, 6.75% notes to be issued by Avatex Funding, a new wholly-owned subsidiary of ours, and warrants to purchase 0.67456 shares of our Class A common stock at $2.25 per share. Each share of our existing Series A preferred stock will be converted into 7.253 shares of our new Class A common stock or, at the election of the holder, into $2.9705 in cash, $6.623 principal amount of the 6.75% notes, and warrants to purchase 0.53567 shares of Class A common stock at $2.25 per share. In addition, the preferred stockholders of the two series of preferred stock who elect the cash, note and warrant option will receive a deferred contingent right to a portion of any net recovery, up to $7,500, that we may receive in certain litigation brought by us against McKesson and a number of large pharmaceutical manufacturers. The amount will be equal to 20% of such net recovery, up to $7,500, with 84% of such recovery available to all the Series A preferred stockholders and 16% available to all the convertible preferred stockholders, with the per share amount to be received by each preferred stockholder equal to their pro rata share of an amount that is calculated based on the total number of shares of each series of preferred stock outstanding immediately before the merger.

     Avatex Funding will be a new subsidiary whose purpose will be to issue the 6.75% notes and to own 3,571,533 shares of common stock of Phar-Mor, which are now owned by us. The shares of Phar-Mor will be pledged to secure the notes. The principal of the notes will be due in three years from the date of issuance, and the interest will be payable semi-annually in cash. We will also guarantee the notes. The warrants to be issued in the merger will expire 5 years and 3 months after closing of the proposed merger.

     Assuming all of the preferred stockholders elect to receive the cash, note and warrant option in the proposed merger, we will be required to pay approximately $15,250 in cash and issue warrants to purchase approximately 2,750,000 shares of Class A common stock. Avatex Funding will be required to issue approximately $34,000 principal amount of the 6.75% notes. Under one of the agreements discussed below, stockholders who represent approximately 50.0% of the convertible preferred stock and 55.3% of the Series A preferred stock outstanding have agreed to elect this cash, note and warrant option.

     We have also entered into settlement, stockholder and voting agreements with the preferred stockholder plaintiffs in the three Delaware lawsuits pending against us, Xetava and certain of our directors. Under the Stipulation of Settlement entered into by us and the plaintiffs in the class action lawsuits on behalf of all holders of existing preferred stock and for the plaintiff in the non-class action lawsuit, subject to court approval and effective upon the closing of the merger, all three Delaware lawsuits will be settled and we will pay up to $1,100 of plaintiffs' attorneys' fees. Under a voting agreement with one of the named plaintiffs in one of the class action lawsuits, such plaintiff and its affiliates have agreed to vote in favor of the proposed merger and to waive any appraisal rights in connection with the proposed merger. Such plaintiff will also receive $300 in exchange for a ten year standstill agreement, a general release of liabilities (subject to certain specified exceptions) and other consideration. Under a separate agreement with the plaintiff in the third Delaware lawsuit and another party, these parties and their affiliates and associated companies have agreed to vote in favor of the merger, to elect to receive the cash, note and warrant option and to waive any appraisal rights in connection with the proposed merger. These parties will also receive $600 in exchange for a ten year standstill agreement, a general release of liabilities and other consideration. In addition, these parties have entered into a stock purchase agreement with Phar-Mor, under which, subject to the consummation of the proposed merger, Phar-Mor has agreed to purchase 2,862,400 shares of our common stock from these parties at $2.00 per share with closing to occur at the same time as the Xetava merger. Phar-Mor has been granted a proxy to vote these shares of our common stock in favor of the merger.

     On May 12, 1999, we announced that we had entered into an agreement to sell our interests in our three remaining real estate developments. On May 27, 1999, one property was sold to a third party and our interests in the partnerships that owned the other two properties were sold to the other partners or their affiliates. As a result of these sales, we received $11,400 in cash and a one-year, $600 secured note. The note is secured by our former interests in the two partnerships that were sold to our partners or their affiliates. We recognized a gain on disposal of discontinued operations on these transactions of approximately $6,181 ($5,558 net of taxes).

     We received, as part of the proceeds on the sale of our discontinued pharmacy benefit management operation in August 1996, a right to an additional minimum payment of $2,500 that was due at any time subsequent to August 2, 1997. This payment could increase to $5,000 based on certain criteria. In August 1999, we collected the $5,000 payment and recognized a gain on the disposal of discontinued operations of $2,500 less certain contingent incentive fees due to former employees of the discontinued operation of $123.

                             RESULTS OF OPERATIONS

SIX AND THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO SIX AND THREE MONTHS ENDED SEPTEMBER 30, 1998

OPERATING COSTS

     Operating costs including general and administrative costs and depreciation and amortization increased $221 to $2,190 for the quarter ended September 30, 1999 compared to $1,969 for the quarter ended September 30, 1998. For the six months ended September 30, 1999, operating expenses increased $315 to $4,275 compared to $3,960 for the six months ended September 30, 1998. Increased expenses were primarily the result of higher costs associated with the proposed Xetava merger, as discussed above, as well as higher legal and other costs partially offset by lower compensation costs than in the prior year. Legal costs have increased as a result of more activity related to our ongoing lawsuits as discussed in Note 6 to these financial statements. Also see, in our Form 10-K/A for the year ended March 31, 1999, Note N to the consolidated financial statements and Item 3 for a more detailed explanation of these cases. Compensation costs have decreased as a result of the separation from us of two of our officers at the end of June 1999. The consummation of the merger with Xetava and the settlement with our preferred stockholders will result in reductions in legal and consulting expenses associated with the merger and accompanying lawsuits. The impact of those reductions depends on, among other factors, the timing of the annual meeting and the approval of the merger.

OTHER INCOME (EXPENSE)

     Other income of $443 for the three months ended September 30, 1999 was the result primarily of a $350 royalty payment from a property sold in a prior fiscal year and gains on the sale of securities sold during the quarter. Other expense of $703 for the three months ended September 30, 1998 related to a reduction of $419 in the carrying value of our investment in Imagyn Medical Technologies, Inc. ("Imagyn") to its market value and a write-down of $791 in the carrying value of an investment in a non-public company partially offset by $507 in other income primarily from a $500 royalty payment received from a property sold in a prior fiscal year. Other expense of $293 for the six months ended September 30, 1999 related to a $1,077 reduction in the carrying value of our investment in Imagyn and a write-down in the carrying value of an investment in a non-public company of $150 partially offset by $934 in income primarily from $576 in gains on the sale of securities sold during the period and the royalty payment received. Other expense of $2,390 for the six months ended September 30, 1998 related to a $2,334 reduction in the carrying value of our investment in Imagyn to its market value and a write-down of $1,591 in the carrying value of an investment in a non-public company partially offset by $1,535 in gains principally from recoveries on investments which had been written-off in prior periods and the royalty payment received.

INTEREST AND DIVIDEND INCOME

     Interest and dividend income increased $46 to $615 for the three months ended September 30, 1999 compared to $569 for the three months ended September 30, 1998. Interest income increased $28 and dividend income increased $18. Interest income on investments increased $130 primarily due to additional funds available to invest from proceeds from the sale of the real estate properties and the $5,000 payment discussed above as well as interest on new note receivables made in the current fiscal year to companies in which we have made equity investments. This income was partially offset by a $102 decrease in interest income earned in the prior year on a receivable that was part of a settlement with National Steel Corporation ("NSC"), which was paid in full in November 1998. For the six months ended September 30, 1999, interest and dividend income decreased $76 to $1,084 compared to $1,160 for the six months ended September 30, 1998. Dividend income increased $64 as compared to the prior year from additional amounts invested in the same preferred stock as held in the prior year. Interest income decreased $140 when compared to the prior year primarily as a result of a $237 decrease in interest income from the NSC receivable partially offset by additional interest earned on other investments. The average balance of these other investments had increased approximately $5,000 when compared to the prior year due mainly to the additional funds available to invest in the current year as discussed above. The increased amount available to invest was partially offset by a decrease in the interest rate earned during the six month period of about 0.4%.

INTEREST EXPENSE

     Interest expense increased $5 to $194 for the three months ended
September 30, 1999 compared to $189 for the three months ended September 30, 1998. Interest expense increased primarily as a result of the impact of compounding on the note payable to the Trustee. Interest expense decreased $16 to $379 for the six months ended September 30, 1999 compared to $395 for the six months ended September 30, 1998. Interest expense decreased due primarily to the payoff of a note in fiscal 1999.

EQUITY IN LOSS OF AFFILIATES

     Equity in loss was $1,691 and $2,890 for the three and six months ended September 30, 1999, respectively, compared to equity in loss of $607 and $350 for the three and six months ended September 30, 1998. The increase in equity in loss of affiliates was primarily the result of lower earnings at Phar-Mor. Phar-Mor's decline in gross profit accounted for most of the increase in the loss over the prior year. Operating expenses were also up primarily due to work on remodeling stores acquired from Pharmhouse.

INCOME TAXES

     We recorded no federal income tax provision for the current or prior year. Any income tax expense or benefit related to the current or prior year's income
(loss) was offset by a corresponding change in the deferred tax asset valuation allowance.

DISCONTINUED OPERATIONS

     Gain on discontinued operations decreased $310 to $259 for the six months ended September 30, 1999 compared to $569 for the six months ended
September 30, 1998. These amounts related only to the discontinued real estate segment. The decrease is the result of owning the real estate properties for two months during the current fiscal year compared to the whole period in the prior year. Also, the $115 gain on discontinued operations for the three months ended September 30, 1998 related entirely to the real estate segment. There were no operations in the segment for the comparable period in the current fiscal year.

     The gain on disposal of discontinued operations for the three months ended September 30, 1999 resulted primarily from the $2,377 gain on the contingent payment received from the sale of a discontinued operation as discussed in the "Overview" section above partially offset by an $11 adjustment to the gain on the real estate segment. For the six months ended September 30, 1999, the $7,935 gain includes the gain on the contingent payment of $2,377 and the gain on the disposal of the real estate segment of $5,558, net of taxes.

PREFERRED STOCK DIVIDENDS

     Preferred stock dividends have increased to $7,668 and $15,150 for the three and six months ended September 30, 1999, respectively, compared to $6,957 and $13,749 for the three and six months ended September 30, 1998. The increase was due to (i) an increase of $117 and $230, respectively, in the amortization of discount on the Series A preferred stock and (ii) an increase of $594 and $1,171, respectively, in the dividend on the Series A preferred stock attributable to the required compounding of dividends on previously unpaid amounts.

                        LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1999, we had cash and short-term investments of approximately $39,587. During the six months, we loaned approximately $1.2 million to companies in which we had previously invested.

     Our debt consists of a note payable to the FoxMeyer Chapter 7 Bankruptcy Trustee. All the debt of real estate partnerships has been repaid, transferred to or assumed by another party in connection with the sale. We have two issues of redeemable preferred stock outstanding. Beginning with the quarterly payments due January 15, 1997, we have not declared nor paid any cash dividends on our Series A preferred stock or our convertible preferred stock. We also did not make the annual sinking fund payments on the convertible preferred stock due January 1998 and January 1999. See the "Overview" section above for a discussion of our proposed merger with Xetava. If the proposed merger is consummated as proposed, our current redeemable preferred stock liability would be eliminated and our preferred stockholders would receive new Class A common stock in exchange for their preferred stock or, at their election, may receive a combination of cash; three year, 6.75% notes; warrants to purchase common stock of the merged company and other consideration. The issuance of the notes will require Avatex Funding to pay interest semi-annually in cash with the principal balance due in three years from the date of issuance. Since we will guarantee the 6.75% notes and Avatex Funding will have no assets other than the Phar-Mor common stock securing the notes, we may be required to make capital contributions to Avatex Funding so it can satisfy its interest and principal obligations on the notes. The potential cash outlay to the preferred stockholders or their related entities, if the merger is consummated as currently contemplated and all preferred stockholders elect the package of cash, notes and warrants, will be approximately $17,250 at the time of the merger and $1,148 semi-annually for interest on the notes.

     For corporate operations, cash requirements include the funding of monthly operating activities, the payment of benefit obligations, and the funding of environmental liabilities of previously owned businesses, the amounts and timing of which are uncertain. This fiscal year we will also be required to fund any cash to be paid to preferred stockholders as a result of the proposed merger. We expect to receive cash from the collection of receivables, from interest and dividend income earned on our investments and from service fees.

     We continuously evaluate current and potential investments in connection with an ongoing review of our investment strategies and, as opportunities arise, will continue to invest in publicly and privately held companies which we believe would be strategic fits. In addition, we may pursue the acquisition of an operating company. There may also be restrictions imposed on our ability to make certain types of investments and on other activities as a result of the proposed merger with Xetava.

     We will rely on cash on hand, any excess cash from investments and, if necessary, the sale of our investments to meet future obligations. We are involved in litigation which, if we were to lose, would have a material impact on our financial condition, liquidity and results of operations. These financial statements have been prepared on a going concern basis which contemplates the realization of our assets and the settlement of our liabilities and commitments in the normal course of business. See Note R to the consolidated financial statements in our Form 10-K/A for the year ended March 31, 1999 for a discussion of our ability to continue as a going concern and management's plans addressing those issues.

                                     OTHER

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Therefore, we will be required to adopt SFAS No. 133 for our fiscal year beginning April 1, 2001. We have not yet determined the impact, if any, from the adoption of SFAS No. 133.

     There have been no material changes in the Quantitative and Qualitative Disclosures about Market Risk since March 31, 1999, except that our investments in available for sale securities other than redeemable preferred stock at September 30, 1999 were $5.0 million compared to $9.5 million at March 31, 1999 and the interest rate on the variable rate note payable to the Trustee has increased to 8.25% at September 30, 1999 from 7.75%.

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the assumptions, beliefs and opinions of our management. When used in this document, the words "anticipate", "believe", "continue", "estimate", "expect", "intend", "may", "should" and similar expressions are intended to identify forward-looking statements. Such statements contain our current views with respect to future events and are subject to certain risks and uncertainties which have been described in our reports and statements filed with the Securities and Exchange Commission, including this report. However, there can be no guarantee that these assumptions will be achieved, and actual results could differ materially from those anticipated.

     What is commonly referred to as the "Year 2000" issue relates, in part, to many hardware and software systems that use only two digits to represent the year being unable to recognize dates beyond 1999. Our internal systems, both hardware and software, are Year 2000 compliant in all material respects. The Year 2000 readiness of our vendors, and companies in which we have invested, however may vary. We are currently trying to ascertain and monitor the Year 2000 readiness of these companies. If any of the companies in which we have made a significant investment are not Year 2000 compliant, there may be a material impact on the value of that investment and, correspondingly, on our results of operations and financial condition. If certain vendors are not Year 2000 compliant, especially vendors that provide electricity, telephone services and management services, we may suffer potentially significant disruptions to our overall operations, depending upon the length and severity of the problems. At this time, it is still uncertain to what extent we may be affected by such matters at these other entities.

     The foregoing Year 2000 discussion and the information contained therein are provided as a "Year 2000 Readiness Disclosure" and contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on our best current estimates, which were derived from numerous assumptions about future events, including the continued availability of certain resources, representations received from third parties and other factors. There can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors which might cause such material differences include, but are not limited to, the ability to identify and remediate all relevant systems; adequate resolution of Year 2000 issues by government agencies, businesses and other third parties who are outsourcing service providers, suppliers and vendors; the adequacy of Year 2000 remediation by investees; and the adequacy and ability to implement contingency plans. The forward-looking statements made in the foregoing Year 2000 discussion speak only to the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

                           PART II--OTHER INFORMATION
                      AVATEX CORPORATION AND SUBSIDIARIES

ITEM 1. LEGAL PROCEEDINGS

     McKesson/Vendor Litigation. With respect to the Texas lawsuit we brought against McKesson and certain pharmaceutical manufacturers in October 1999, we entered into a settlement agreement with another manufacturer defendant, under which we will receive a confidential settlement payment.

     FoxMeyer Corporation. With reference to the lawsuit the FoxMeyer Corporation bankruptcy trustee brought against the five former directors of FoxMeyer Corporation, the Delaware Bankruptcy Court entered an order establishing procedures for a joint insolvency trial in the lawsuit and in certain other lawsuits brought by the trustee against other persons and entities related to the FoxMeyer Corporation bankruptcy cases.

     Ben Franklin Retail Stores, Inc. With reference to the three lawsuits relating to Ben Franklin Retail Stores, Inc., in October 1999, (a) the United States District Court for the Northern District of Illinois entered an order in the Ben Franklin bankruptcy trustee's lawsuit adopting the Bankruptcy Court's factual findings and finding that the Bankruptcy Court's conclusions of law were correct, with the exception of the trustee's failure to state a legally cognizable claim, and (b) the Illinois state court entered an order dismissing the plaintiffs' third amended complaint without prejudice.

ITEM 3. DEFAULTS UNDER SENIOR SECURITIES

     We did not declare, nor did we pay, the dividends due for the quarterly periods since October 15, 1996 on either the Convertible Preferred Stock or the Series A Preferred Stock. These two issues are cumulative. The cumulative dividends accrued and unpaid were approximately $9.8 million ($15.00 per share) on the Convertible Preferred Stock and $62.9 million ($14.59 per share) on the Series A Preferred Stock. In addition, the annual sinking fund payments due January 1998 and 1999 for 88,000 shares each of the Convertible Preferred Stock were not made.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

EXHIBIT
NUMBER    DESCRIPTION
------    ---------------------------------------------------------------------------------------------------------
  27      --    Financial Data Schedule

     (b) Reports on 8-K

     We did not file any Current Reports on Form 8-K during the three months ended September 30, 1999.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE CORPORATION HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          AVATEX CORPORATION

                                          By:     /s/ GRADY E. SCHLEIER
      ----------------------------------
                                                      Grady E. Schleier
                                              Senior Vice President, Chief
                                          Financial Officer and Treasurer
   (Principal Financial and Accounting
        Officer)

October 28, 1999

                                                                         ANNEX G


                     EXCERPTED FROM PHAR-MOR, INC.'S ANNUAL
                       REPORT ON FORM 10-K FOR ITS FISCAL
                            YEAR ENDED JULY 3, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Phar-Mor, Inc. :

We have audited the accompanying consolidated balance sheets of Phar-Mor, Inc. and subsidiaries (the "Company") as of July 3, 1999 and June 27, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998 and the fifty-two weeks ended June 28, 1997. Our audits also included consolidated financial statement Schedule II, Valuation and Qualifying Accounts. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Phar-Mor, Inc. and subsidiaries as of July 3, 1999 and June 27, 1998 and the results of their operations and their cash flows for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998 and the fifty-two weeks ended June 28, 1997, in conformity with generally accepted accounting principles.

In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          DELOITTE & TOUCHE LLP
                                          Pittsburgh, Pennsylvania
                                          September 17, 1999

                        PHAR-MOR, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE)

                                                                                           JULY 3,     JUNE 27,
                                                                                             1999        1998
                                                                                           --------    --------
                                         ASSETS
Current assets:
  Cash and cash equivalents.............................................................   $ 17,346    $ 44,655
  Marketable securities.................................................................      3,254       9,065
  Accounts receivable--net..............................................................     28,293      20,927
  Merchandise inventories...............................................................    218,945     176,069
  Prepaid expenses......................................................................      6,902       2,214
  Deferred tax asset....................................................................        516         489
                                                                                           --------    --------
     Total current assets...............................................................    275,256     253,419
Property and equipment--net.............................................................     93,738      75,512
Goodwill................................................................................     16,234       1,667
Deferred tax asset......................................................................      9,254       9,281
Investments.............................................................................      8,314       4,275
Investment in Avatex....................................................................      2,608       3,525
Other assets............................................................................      5,133       1,776
                                                                                           --------    --------
     Total assets.......................................................................   $410,537    $349,455
                                                                                           --------    --------
                                                                                           --------    --------
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................   $119,843    $ 67,091
  Accrued expenses......................................................................     34,926      37,036
  Current portion of self insurance reserves............................................      2,178       2,280
  Current portion of long-term debt.....................................................      1,751       3,276
  Current portion of capital lease obligations..........................................      7,195       7,051
                                                                                           --------    --------
     Total current liabilities..........................................................    165,893     116,734
Long-term debt..........................................................................    122,804     103,859
Capital lease obligations...............................................................     20,143      27,134
Long-term self insurance reserves.......................................................      8,032       7,680
Unfavorable lease liability--net........................................................     11,073      11,074
                                                                                           --------    --------
     Total liabilities..................................................................    327,945     266,481
                                                                                           --------    --------
Commitments and contingencies
Minority interests......................................................................        535         535
                                                                                           --------    --------
Stockholders' equity:
  Preferred stock, $.01 par value, authorized shares, 10,000,000, none outstanding......         --          --
  Common stock, $.01 par value, authorized shares, 40,000,000; issued and outstanding
     shares, 12,240,865 at July 3, 1999, and 12,235,865 at June 27, 1998................        122         122
  Additional paid-in capital............................................................     90,007      89,976
  Stock options outstanding.............................................................      2,105       1,401
  Unrealized loss on investment in Avatex...............................................         --        (475)
  Retained deficit......................................................................    (10,177)     (8,585)
                                                                                           --------    --------
     Total stockholders' equity.........................................................     82,057      82,439
                                                                                           --------    --------
     Total liabilities and stockholders' equity.........................................   $410,537    $349,455
                                                                                           --------    --------
                                                                                           --------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                        PHAR-MOR, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   FIFTY-THREE     FIFTY-TWO      FIFTY-TWO
                                                                   WEEKS ENDED    WEEKS ENDED    WEEKS ENDED
                                                                     JULY 3,       JUNE 27,       JUNE 28,
                                                                      1999           1998           1997
                                                                   -----------    -----------    -----------
Sales...........................................................   $1,206,539     $ 1,100,851    $ 1,074,828
Less:
Cost of goods sold, including occupancy and distribution
  costs.........................................................      977,878         887,657        873,095
Selling, general and administrative expenses....................      188,641         173,982        168,218
Executive severance.............................................           --           6,787             --
Loss on disposal of equipment...................................           --           4,615             --
Business combination expenses...................................           --              --          3,076
Depreciation and amortization...................................       25,009          22,047         20,982
                                                                   -----------    -----------    -----------
Income from operations before interest expense,
  Avatex impairment write-down, investment
  income (loss), interest income
  and income taxes..............................................       15,011           5,763          9,457
Interest expense................................................      (16,338)        (16,639)       (17,175)
Avatex impairment write-down....................................       (2,393)             --             --
Investment income (loss)........................................          543          (1,105)            --
Interest income.................................................        1,585           3,151          5,437
                                                                   -----------    -----------    -----------
Loss before income taxes........................................       (1,592)         (8,830)        (2,281)
Income tax provision............................................           --              --             --
                                                                   -----------    -----------    -----------
Net loss........................................................   $   (1,592)    $    (8,830)   $    (2,281)
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------
Basic and diluted loss per common share.........................   $     (.13)    $      (.72)   $      (.19)
                                                                   -----------    -----------    -----------
Weighted average number of common shares outstanding............   12,240,595      12,197,371     12,157,419
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements.
                                      G-4

                        PHAR-MOR, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                    COMMON STOCK
                                   ---------------
                                             PAR     ADDITIONAL     STOCK       UNREALIZED     RETAINED       TOTAL
                                            VALUE     PAID-IN      OPTIONS       LOSS ON       (DEFICIT)    STOCKHOLDERS'
                                   SHARES   AMOUNT    CAPITAL     OUTSTANDING   INVESTMENT     EARNINGS       EQUITY
                                   ------   ------   ----------   -----------   -----------    ---------    -------------
BALANCE AT JUNE 29, 1996........   12,157    $122     $ 89,385           --            --      $   2,526       $92,033
Net loss........................       --      --           --           --            --         (2,281)       (2,281)
Shares issued...................        2      --           17           --            --             --            17
                                   ------    ----     --------      -------       -------      ---------       -------
BALANCE AT JUNE 28, 1997........   12,159     122       89,402           --            --            245        89,769
Net loss........................       --      --           --           --            --         (8,830)       (8,830)
Stock options outstanding.......       --      --           --      $ 1,401            --             --         1,401
Unrealized loss on
  investments...................       --      --           --           --       $  (475)            --          (475)
Shares issued...................       77      --          574           --            --             --           574
                                   ------    ----     --------      -------       -------      ---------       -------
BALANCE AT JUNE 27, 1998........   12,236     122       89,976        1,401          (475)        (8,585)       82,439
Net loss........................       --      --           --           --            --         (1,592)       (1,592)
Stock options outstanding.......       --      --           --          704            --             --           704
Avatex impairment write-down....       --      --           --           --           475             --           475
Shares issued...................        5      --           31           --            --             --            31
                                   ------    ----     --------      -------       -------      ---------       -------
BALANCE AT JULY 3, 1999.........   12,241    $122     $ 90,007      $ 2,105       $    --      $ (10,177)      $82,057
                                   ------    ----     --------      -------       -------      ---------       -------
                                   ------    ----     --------      -------       -------      ---------       -------

  The accompanying notes are an integral part of these consolidated financial statements.

                        PHAR-MOR, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                        FIFTY-THREE
                                                                                        WEEKS ENDED   FIFTY-TWO      FIFTY-TWO
                                                                                         JULY 3,     WEEKS ENDED    WEEKS ENDED
                                                                                           1999      JUNE 27, 1998  JUNE 28, 1997
                                                                                        -----------  -------------  -------------
OPERATING ACTIVITIES
  Net loss.............................................................................  $  (1,592)    $  (8,830)     $  (2,281)
  Adjustments to reconcile net loss to net cash provided by
  operating activities:
     Items not requiring the outlay of cash:
        Depreciation...................................................................     17,028        14,030         12,182
        Loss on disposal of equipment..................................................         --         4,615             --
        Stock option expense...........................................................        704         1,401             --
        Amortization of video rental tapes.............................................      7,784         7,970          8,800
        Amortization of deferred financing costs and goodwill..........................        446           467            408
        Avatex impairment write-down...................................................      2,393            --             --
        Unrealized gain on equity investments..........................................     (1,748)           --             --
        Deferred rent and unfavorable lease liabilities................................     (1,059)       (1,419)         1,412
     Changes in assets and liabilities:
        Accounts receivable............................................................     (5,750)          687           (780)
        Marketable securities..........................................................      5,811        (9,065)            --
        Merchandise inventories........................................................     (8,539)       (6,769)       (16,258)
        Prepaid expenses...............................................................     (4,385)        3,014            (44)
        Other assets...................................................................        181           298           (707)
        Accounts payable...............................................................      8,174         5,283          8,047
        Accrued expenses...............................................................    (11,175)           58          2,610
        Accrued bankruptcy professional fees...........................................         --            --           (181)
        Reserve for costs of rightsizing program.......................................       (849)         (899)        (1,585)
        Self insurance reserves........................................................       (130)         (787)          (180)
                                                                                         ---------     ---------      ---------
Net cash provided by operating activities..............................................      7,294        10,054         11,443
                                                                                         ---------     ---------      ---------
INVESTING ACTIVITIES
  Additions to rental videotapes.......................................................     (7,446)       (8,167)        (8,694)
  Additions to property and equipment..................................................    (23,968)      (19,213)       (18,467)
  Investment in Avatex.................................................................     (1,000)       (4,000)            --
  Investment in Pharmhouse Corp., net of $3,292 cash acquired..........................     (4,838)           --             --
  Investment in equity securities......................................................     (2,291)       (4,275)            --
                                                                                         ---------     ---------      ---------
Net cash used for investing activities.................................................    (39,543)      (35,655)       (27,161)
                                                                                         ---------     ---------      ---------
FINANCING ACTIVITIES
  Borrowings under revolving credit facility...........................................     20,066            --             --
  Principal payments on term debt......................................................    (29,592)       (3,043)        (2,698)
  Principal payments on capital lease obligations......................................     (6,847)       (7,122)        (6,019)
  Bank overdrafts......................................................................     21,032            --             --
  Additions to long-term debt..........................................................        250            --             --
  Issuance of common stock.............................................................         31           574             17
                                                                                         ---------     ---------      ---------
Net cash provided by (used for) financing activities...................................      4,940        (9,591)        (8,700)
                                                                                         ---------     ---------      ---------
Decrease in cash and cash equivalents..................................................    (27,309)      (35,192)       (24,418)
Cash and cash equivalents, beginning of period.........................................     44,655        79,847        104,265
                                                                                         ---------     ---------      ---------
Cash and cash equivalents, end of period...............................................  $  17,346     $  44,655      $  79,847
                                                                                         ---------     ---------      ---------
                                                                                         ---------     ---------      ---------
SUPPLEMENTAL INFORMATION
  Interest paid........................................................................  $  21,744     $  16,155      $  16,762
  Income tax refunds...................................................................         47            48             86

Non-Cash: For the fifty-two weeks ended June 27, 1998, the Company entered into a capital lease which increased property and equipment and capital lease obligations $2,178.

  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Fiscal Periods Presented--The accompanying consolidated balance sheets were prepared as of July 3, 1999 and June 27, 1998. The accompanying consolidated statements of operations, changes in stockholders' equity and cash flows were prepared for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998, and the fifty-two weeks ended June 28, 1997. The Company's year ends on the Saturday closest to June 30.

     b. Business--The Company operates a chain of "deep discount" drugstores primarily located in the midwest and along the east coast of the continental United States in which it sells merchandise in various categories.

     c. Principles of Consolidation--The consolidated financial statements include the accounts of Phar-Mor, Inc., its wholly-owned subsidiaries and its majority-owned partnerships. All intercompany accounts and transactions have been eliminated.

     d. Cash and Cash Equivalents--The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     e. Marketable Securities--Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," marketable securities are carried at fair market value as trading securities. The cost of the securities sold is determined using the specific identification method. Marketable securities consist primarily of equity instruments of corporations and real estate investment trusts. Unrealized losses of $390 and $1,363 are included in Investment income (loss) in the Consolidated Statements of Operations for the fifty-three weeks ended July 3, 1999 and the fifty-two weeks ended June 27, 1998, respectively.

     f. Merchandise Inventories--Merchandise inventories are valued at the lower of first-in, first-out ("FIFO") cost or market.

     g. Video Rental Tapes--Videotapes held for rental which are included in inventories, are recorded at cost and are amortized over their estimated economic lives with no provision for salvage value. With respect to "hit" titles for which four or more copies per store are purchased, the fourth and any succeeding copies are amortized over nine months on a straight-line basis. All other video cassette purchases up to three copies per store are amortized over thirty-six months on a straight-line basis.

     h. Investments--Investments consist of equity interests in unconsolidated affiliates that do not have readily determinable market values. The Company uses the equity method of accounting for investments in which it has 20% or more interest in voting common stock and the cost method of accounting for investments in which it has less than a 20% interest in voting common stock or investments in preferred stock (see Note 9).

     i. Investment in Avatex--During the fifty-three weeks ended July 3, 1999 and the fifty-two weeks ended June 27, 1998, the Company invested $1,000 and $4,000, respectively, to purchase approximately 15.1% of Avatex Corporation, formerly known as FoxMeyer Health Corporation ("Avatex"), an affiliate of one of the Company's former largest suppliers and the largest stockholder of the Company (see Note 9). Under the provisions of SFAS No. 115, this investment was carried at market value as available-for-sale securities. Unrealized losses on these securities were excluded from earnings and were reported as a separate component of stockholders' equity until realized. In the fourth quarter of fiscal year 1999, management determined the investment sustained an other than temporary impairment as defined in SFAS No. 115. As such, the Company recorded a charge of $2,393 in the Consolidated Statement of Operations. On June 18, 1999, the Company entered into an agreement with certain preferred shareholders of Avatex to purchase

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) approximately 2.8 million shares of Avatex common stock at a price of $2.00 per share. The transaction is expected to close in the second quarter of fiscal year 2000 after which Phar-Mor will own approximately 4.95 million shares of Avatex common stock (representing approximately 36% of Avatex common stock).

     As a result of the transaction and in accordance with Accounting Principles Board Opinion ("APB") No. 18, the Company will revise its method of accounting for the investment to the equity method of accounting.

     j. Deferred Debt Expense--Deferred debt expense is included in other assets and is amortized on a straight-line basis over the term of the related debt.

     k. Goodwill--Goodwill is amortized on a straight-line basis over its estimated useful life, which ranges between 25 and 40 years and is net of accumulated amortization of $318 and $123 at July 3, 1999 and June 27, 1998, respectively.

     l. Purchased Pharmacy Files--Purchased pharmacy files are included in other assets and are recorded at fair value and amortized over their estimated useful lives, which range between 3 and 20 years.

     m. Pre-Opening Costs--Expenses incurred for new stores prior to their opening are expensed as incurred.

     n. Property and Equipment--The Company's policy is to record property and equipment (including leasehold improvements) at cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the improvements or the lives of the leases, whichever is shorter. The Company capitalizes the costs of software and software upgrades purchased for use in its operations. The Company expenses the internal costs of software developed or modified for use in its operations. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized and depreciated over the remaining estimated useful life of the asset.

     o. Leased Property Under Capital Leases--The Company accounts for capital leases, which transfer substantially all of the benefits and risks incident to the ownership of property to the Company, as the acquisition of an asset and the incurrence of an obligation. Under this method of accounting the cost of the leased asset is amortized principally using the straight-line method over its estimated useful life, and the obligation, including interest thereon, is liquidated over the life of the lease.

     p. Operating Leases and Deferred Rent--Operating leases are accounted for on the straight-line method over the lease term. Deferred rent represents the difference between rents paid and the amounts expensed for operating leases.

     q. Unfavorable Lease Liability--The unfavorable lease liability represents the excess of the present value of the liability related to lease commitments over the present value of market rate rents. This liability will be amortized as a reduction of rent expense over the remaining lease terms. The amounts were recorded as part of fresh-start reporting in conjunction with a Chapter 11 Bankruptcy proceeding in which the Company emerged from Chapter 11 on September 11, 1995, and related to purchase accounting for an acquisition.

     r. Self Insurance Reserves--The Company is generally self-insured for losses and liabilities related primarily to workers' compensation and comprehensive general and product liability. Losses are accrued based upon the Company's estimates of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry and based on Company experience.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     s. Income Taxes--The Company accounts for income taxes using the provisions of SFAS No. 109, "Accounting for Income Taxes".

     t. Stock Based Compensation--The Company applies the provisions of APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation arrangements.

     u. Revenue Recognition--Sales are recognized on merchandise inventories sold upon receipt by the customer and are recorded net of returns.

     v. Reclassifications--Certain amounts in prior year financial statements have been reclassified to conform with the current year presentation.

     w. Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     x. New Accounting Pronouncements--In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components, some of which have been historically excluded from the Consolidated Statement of Operations and recorded directly to the equity section of an entity's statement of financial position. SFAS No. 130 also requires that the cumulative balance of these items of other comprehensive income are reported separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The Company adopted SFAS
No. 130 in fiscal year 1999. As a result of the accounting related to the Avatex transaction there are no components of other comprehensive income for the fifty-three weeks ended July 3, 1999.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value, with the potential effect on operations dependent upon certain conditions being met. SFAS No. 133 (as amended by SFAS No. 137) is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management does not believe that the adoption of SFAS No. 133 will have a material impact on its financial position or results of operations.

2. ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:

                                                                JULY 3, 1999    JUNE 27, 1998
                                                                ------------    -------------
Accounts receivable--vendors.................................     $ 13,587         $11,712
Third-party prescriptions....................................       14,038           9,205
Vendor coupons...............................................        1,015           1,238
Other........................................................        1,397             174
                                                                  --------         -------
                                                                    30,037          22,329
Less allowance for doubtful accounts.........................        1,744           1,402
                                                                  --------         -------
                                                                  $ 28,293         $20,927
                                                                  --------         -------
                                                                  --------         -------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

3. MERCHANDISE INVENTORIES

     Merchandise inventories consists of the following:

                                                                JULY 3, 1999    JUNE 27, 1998
                                                                ------------    -------------
Store inventories............................................     $187,197        $ 146,969
Warehouse inventories........................................       41,624           34,659
Video rental tapes--net......................................        5,080            6,065
                                                                  --------        ---------
                                                                   233,901          187,693
Less reserves for markdowns, shrinkage and vendor rebates....       14,956           11,624
                                                                  --------        ---------
                                                                  $218,945        $ 176,069
                                                                  --------        ---------
                                                                  --------        ---------

     The video rental tape inventory is net of accumulated amortization of $7,526 and $13,340 at July 3, 1999 and June 27, 1998, respectively.

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                JULY 3, 1999    JUNE 27, 1998
                                                                ------------    -------------
Furniture, fixtures and equipment............................     $ 60,534         $40,083
Building improvements to leased property.....................       45,804          33,622
Land.........................................................          497             166
Building.....................................................        1,517              --
Capital leases:
  Buildings..................................................       11,076          11,076
  Furniture, fixtures and equipment..........................       22,072          21,860
                                                                  --------         -------
                                                                   141,500         106,807
Less accumulated depreciation and amortization...............       47,539          30,923
Less allowance for disposal of property and equipment........          223             372
                                                                  --------         -------
                                                                  $ 93,738         $75,512
                                                                  --------         -------
                                                                  --------         -------

5. OTHER ASSETS

     Other assets consists of the following:

                                                                           JULY 3, 1999    JUNE 27, 1998
                                                                           ------------    -------------
Purchased pharmacy files................................................      $4,001          $   496
Deferred debt expense...................................................         456               79
Utility and other deposits..............................................         396              664
Other...................................................................         280              537
                                                                              ------          -------
                                                                              $5,133          $ 1,776
                                                                              ------          -------
                                                                              ------          -------

     Deferred debt expense and purchased pharmacy files are net of accumulated amortization of $171 and $803, respectively, at July 3, 1999 and $989 and $425, respectively, at June 27, 1998. The deferred debt expense consists of debt origination costs associated with the credit facility (See Note 6).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

6. REVOLVING CREDIT FACILITIES

     On September 11, 1995, the Company entered into a Loan and Security Agreement (the "Facility") with BankAmerica Business Credit, Inc. ("BABC"), as agent, and other financial institutions (collectively, the "Lenders"), that established a credit facility in the maximum amount of $100,000.

     Borrowings under the Facility could have been used for working capital needs and general corporate purposes. Up to $50,000 of the Facility at any time could have been used for standby and documentary letters of credit. The Facility included restrictions on, among other things, additional debt, capital expenditures, investments, restricted payments, and other distributions, mergers and acquisitions, and contained covenants requiring the Company to meet a specified quarterly minimum EBITDA Coverage Ratio (the sum of earnings before interest, taxes, depreciation and amortization, as defined, divided by interest expense), calculated on a rolling four quarter basis, and a monthly minimum net worth test.

     Credit availability under the Facility at any time was the lesser of the Aggregate Availability (as defined in the Facility) or $100,000. Availability under the Facility, after subtracting amounts used for outstanding letters of credit, was $91,704 at June 27, 1998. The Facility established a first priority lien and security interest in the current assets of the Company, including, among other items, cash, accounts receivable and inventory.

     Advances made under the Facility would have borne interest at the BankAmerica reference rate plus 1/2% or London Interbank Offered Rate ("LIBOR") plus the applicable margin. The applicable margin ranged between 1.50% and 2.00% and was determined by a formula based on a ratio of (a) the Company's earnings before interest, taxes, depreciation and amortization to (b) interest. Under the terms of the Facility, the Company was required to pay a commitment fee of 0.28125% per annum on the unused portion of the Facility, letter of credit fees and certain other fees.

     There were no borrowings under the Facility. At June 27, 1998 there were letters of credit in the amount of $5,709 outstanding under the Facility.

     The Company entered into an Amended and Restated Revolving Credit Facility (the "Amended Revolving Credit Facility") effective September 10, 1998 with BABC, as agent, and other financial institutions that established a credit facility in the maximum amount of $100,000.

     Borrowings under the Amended Revolving Credit Facility may be used for working capital needs and general corporate purposes. Up to $50,000 of the facility at any time may be used for standby and documentary letters of credit. The Facility includes restrictions on, among other things, additional debt, investments, dividends and other distributions, mergers and acquisitions. The facility contains no financial covenants.

     Credit availability under the Amended Revolving Credit Facility at any time is the lesser of the Aggregate Availability (as defined in the Facility) or $100,000. Availability under the Facility, after subtracting outstanding letters of credit, was $75,225 at July 3, 1999. The Amended Revolving Credit Facility establishes a first priority lien and security interest in the current assets of the Company, including, among other items, cash, accounts receivable and inventory.

     Advances made under the Amended Revolving Credit Facility bear interest at the BankAmerica reference rate plus 1/2% or LIBOR plus 2.00%. Under the terms of the Amended Revolving Credit Facility, the Company is required to pay a commitment fee of between 0.25% and 0.35% per annum on the unused portion of the facility, letter of credit fees and certain other fees.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

6. REVOLVING CREDIT FACILITIES--(CONTINUED)
     At July 3, 1999 the BankAmerica reference rate (prime rate) was 8.0% and the LIBOR rate was 5.18%.

     At July 3, 1999 there were letters of credit in the amount of $4,709 outstanding under the Amended Revolving Credit Facility.

     The Amended Revolving Credit Facility expires on March 14, 2002.

7. LONG-TERM DEBT

     The composition of the debt obligations included on the consolidated balance sheets is as follows:

                                                                           JULY 3, 1999    JUNE 27, 1998
                                                                           ------------    -------------
Senior unsecured notes, interest rate of 11.72%, due September 2002.....     $ 91,462        $  91,462
Amended Revolving Credit Facility.......................................       20,066               --
Equipment notes, interest rate of 7%, due in installments through
  October 2003..........................................................        3,785            5,484
Tax notes, interest rates at 5.89% to 8%, due through September 2001....        4,575            5,257
Real estate mortgage notes and bonds payable at rates ranging from 3% to
  9.98% and the prime rate plus 1%......................................        4,667            4,932
                                                                             --------        ---------
Total debt..............................................................      124,555          107,135
Less current portion....................................................        1,751            3,276
                                                                             --------        ---------
Total long-term debt....................................................     $122,804        $ 103,859
                                                                             --------        ---------
                                                                             --------        ---------

     The Company must offer to purchase the senior unsecured notes at a price equal to 101% of the principal amount upon the occurrence of a change in control. The new senior notes contain restrictions on, among other things, incurrence of debt, payment of dividends and repurchases of common stock.

     The Company has mortgage notes and bonds payable collateralized by real estate with an aggregate net book value of $4,038 and $4,222 at July 3, 1999 and June 27, 1998, respectively.

     Future maturities of long-term debt subsequent to July 3, 1999 are summarized as follows:

2000................................................................   $  1,751
2001................................................................      1,139
2002................................................................     23,159
2003................................................................     92,604
2004................................................................        525
Thereafter..........................................................      5,377
                                                                       --------
                                                                       $124,555
                                                                       --------
                                                                       --------

8. LEASES

     The Company leases its retail store properties, certain warehouse facilities and certain equipment under capital and operating leases. Generally, leases are net leases that require the payment of executory expenses such as real estate taxes, insurance, maintenance and other operating costs, in addition to minimum rentals. The initial terms of the leases range from three to twenty-five years and generally provide for renewal options.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

8. LEASES--(CONTINUED)
     Minimum annual rentals for all capital and operating leases having initial noncancelable lease terms in excess of one year at July 3, 1999 are as follows:

                                                                     CAPITAL LEASES    OPERATING LEASES
                                                                     --------------    ----------------
2000..............................................................      $  9,036           $ 44,767
2001..............................................................         5,989             42,350
2002..............................................................         5,291             39,996
2003..............................................................         3,423             36,088
2004..............................................................         2,033             30,582
Thereafter........................................................         8,449            145,016
                                                                        --------           --------
Total minimum lease payments......................................        34,221           $338,799
                                                                                           --------
                                                                                           --------
Less amounts representing interest................................         6,883
                                                                        --------
Present value of minimum lease payments...........................        27,338
Less current portion..............................................         7,195
                                                                        --------
Long-term capital lease obligations...............................      $ 20,143
                                                                        --------
                                                                        --------

     The operating leases on substantially all store properties provide for additional rentals when sales exceed specified levels and contain escalation clauses. Rent expense for the fifty-three weeks ended July 3, 1999, fifty-two weeks ended June 27, 1998, and the fifty-two weeks ended June 28, 1997 was $37,306, $31,921, and $32,557 respectively, including $223, $123, and $145 of additional rentals.

9. TRANSACTIONS WITH RELATED PARTIES

     From September 11, 1995 to September 19, 1997, Hamilton Morgan LLC ("Hamilton Morgan") beneficially owned approximately 39.9% of the Company's common stock. During this period, (a) Avatex owned 69.8% of Hamilton Morgan, and Abbey J. Butler and Melvyn J. Estrin, Avatex's Co-Chairmen of the Board and Co-Chief Executive Officers, served as directors of the Company, and (b) Robert Haft owned 30.2% of Hamilton Morgan and served as Hamilton Morgan's President and the Company's Chairman of the Board and Chief Executive Officer. On September 19, 1997, under the terms of an agreement between Hamilton Morgan, Robert Haft and Avatex (the "Hamilton Morgan Agreement"), Avatex acquired the 3,750,000 shares of the Company's common stock previously owned by Hamilton Morgan in exchange for (i) the redemption of Avatex's membership interest in Hamilton Morgan, (ii) the satisfaction of a certain promissory note from Hamilton Morgan to Avatex and (iii) the transfer of certain other assets from Avatex to Hamilton Morgan. Avatex now beneficially owns approximately 39.1% of the Company's common stock.

     In conjunction with the Hamilton Morgan Agreement, the Company entered into a Severance Agreement with Robert Haft whereby he resigned his positions as Chairman of the Board of Directors and Chief Executive Officer and received a lump sum cash payment of $4,417. Under the terms of the Severance Agreement, the Company will continue to provide benefits to him through September 19, 2000. He is indemnified and entitled to tax reimbursement in respect to any payments that constitute excess parachute payments under Federal Income Tax laws. The Company is obligated to provide a letter of credit in the amount of approximately $2,900 to secure its contractual obligations under the Severance Agreement.

     A subsidiary of Avatex, FoxMeyer Drug Company, supplied the Company with pharmaceuticals and health and beauty care products under a long term contract until November 1996, when substantially all of FoxMeyer Drug Company's assets were acquired by McKesson

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

9. TRANSACTIONS WITH RELATED PARTIES--(CONTINUED)
Corporation. For the fifty-two weeks ended June 28, 1997 the Company purchased $71,298 of products from FoxMeyer Drug Company under the contract.

     In March 1998 and December 1998, 13 persons and entities purchased (or committed to purchase) a total of $7,200 of Series A membership interests in Chemlink Acquisition Company, LLC, which in turn purchased a total of 50% of the membership interests in Chemlink Laboratories, LLC. These persons and entities included the Company; Avatex; two of the Company's executive officers, Abbey J. Butler and Melvyn J. Estrin (and/or their designees); one Avatex officer, Edward
L. Massman; one non-officer director of Avatex; and five additional parties related to, or referred to by, Abbey J. Butler or Melvyn J. Estrin. Of the total amount invested, the Company's share was approximately 35.8%, Avatex's share was approximately 41.1%, the Avatex officers/designees' share (including Messrs. Butler and Estrin) was approximately 14.4%, the Avatex non-officer director's share was approximately 0.7%, and the related parties' share was approximately 8.0%. The largest share invested by a Company officer or director (or his designee) was approximately 6.1% of the total amount invested. Messrs. Butler, Estrin and Shulman serve on the Board of Managers of Chemlink Laboratories, LLC. The Company accounts for this investment using the equity method of accounting.

     In April 1998, 13 persons and entities purchased (or committed to purchase) a total of $3,000 of Series B Non-voting Preferred Stock and warrants to purchase Series B Preferred Stock of RAS Holding Corp. These persons and entities included the Company; Avatex; two of the Company's executive officers, Melvyn J. Estrin and Abbey J. Butler; all of Avatex's executive officers and its Director of Accounting (and/or their designees); one non-officer director of Avatex; and two additional parties related to, or referred to by, Abbey J. Butler or Melvyn J. Estrin. Mr. Butler is also a director of RAS Holding Corp. Of the total amount invested, Avatex's share was approximately 46.7%, the Company's share was 25%, the Avatex officers/designees' share was 19.8%, the Avatex non-officer director's share was 1% and the related parties' share was approximately 7.5%. The largest share invested by an officer or director of the Company (or his designee) was 5% of the total amount invested. The Company accounts for this investment using the cost method of accounting.

     In April 1998, the Company and Avatex each purchased $1,250 of preferred stock of HPD Holdings Corp. ("HPD") in connection with the acquisition by a HPD subsidiary of certain of the assets of Block Drug Company, Inc. ("Block") used in or related to the manufacture, sale or distribution of Block's household product lines. In addition, the Company and Avatex each acquired 2.5% of the common stock of HPD as part of the transaction. The largest shareholder of HPD is HPD Partners, LP, a Delaware limited partnership and Abbey J. Butler and Melvyn J. Estrin are limited partners of HPD Partners, LP and directors of HPD Laboratories, Inc., a wholly owned subsidiary of HPD. The Company accounts for this investment using the cost method of accounting.

     During Fiscal Year 1999, the Company paid $77 to Human Service Group, Inc. for secretarial services provided to Mr. Estrin. Human Service Group, Inc. is a corporation wholly owned by Mr. Estrin.

     The Company purchased $319 and $314 of product from AM Cosmetics, Inc. during Fiscal Year 1999 and 1998, respectively. Mr. Butler and Mr. Estrin were directors of AM Cosmetics, Inc. until September, 1998.

     The Company purchased $20 and $241 of product from Carson Products, a subsidiary of Carson, Inc. during Fiscal Year 1999 and 1998, respectively. Mr. Butler and Mr. Estrin are

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

9. TRANSACTIONS WITH RELATED PARTIES--(CONTINUED) directors of Carson, Inc. A subsidiary of Avatex purchased a total of 372,000 shares of Carson Class A common stock in December 1997 and January 1998.

     The Company paid CB Equities Corporation $74 and $52, during Fiscal Year 1999 and 1998, respectively, for office and equipment support for Mr. Butler. Mr. Butler is President of CB Equities Corporation.

10. WARRANTS AND OPTIONS

  Warrants

     There are warrants to purchase an aggregate of 1,250,000 common shares outstanding as of July 3, 1999. Each warrant entitles the holder thereof to acquire one common share at a price of $13.50, subject to certain adjustments. The warrants are exercisable at any time until the close of business on September 10, 2002. As of July 3, 1999, no warrants had been exercised.

  Stock Options

     The Company has an incentive stock option plan for officers and key employees which allows for the issuance of a maximum of 3,500,000 options. As of July 3, 1999, options for 441,433 common shares were reserved for future grant, and options for 3,058,567 shares were outstanding and are exercisable upon vesting. Under the terms of the option plan, all options have a seven-year term from date of grant. Generally, the options granted vest with respect to 20% or 33 1/3% of the underlying shares on the grant date, and will vest in additional increments of 20% or 33 1/3% of the underlying shares on each of the subsequent anniversaries of the grant date until 100% vested. To the extent then vested, the options are generally exercisable within one year following the death or disability of the holder of the option, and within six months of any termination event, except where a termination is for cause, in which case the option will then terminate. To the extent then not vested, the options generally will terminate upon the holders' death, disability or termination of employment. The employment agreements of certain executive officers provide for accelerated vesting of options upon specified termination events.

     The Company has a stock option plan for directors. Before October 1, 1997, each director received an annual grant of an option to purchase 5,000 shares of Common Stock. Commencing with the grant on October 1, 1997, each director now receives an annual grant of an option to purchase 10,000 shares of Common Stock. The options vest immediately, expire five years after the grant date and are exercisable at an exercise price equal to the market price on the grant date. A maximum of 500,000 common shares may be granted under the stock option plan for directors. As of July 3, 1999, options for 235,000 shares were outstanding.

     Each director may also elect to receive common stock, in lieu of all or portions of the director's annual retainer at a price equal to the market price as of October 1 of the year of the election.

     The Company applies APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation. Accordingly, for the fifty-three weeks ended July 3, 1999 and the fifty-two weeks ended June 27, 1998, the Company recognized $704 and $1,401, respectively, in compensation cost for the Company's stock option plans in the accompanying consolidated financial statements. Had compensation cost for the Company's plans been determined based on the fair value at the grant date instead of the intrinsic value method described above for the awards granted in 1997, 1998, and 1999 the Company's net income (loss)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

10. WARRANTS AND OPTIONS--(CONTINUED)
and net income (loss) per share would have been reduced to the pro forma amounts indicated below.

                                                                 FIFTY-THREE        FIFTY-TWO         FIFTY-TWO
                                                                 WEEKS ENDED       WEEKS ENDED       WEEKS ENDED
                                                                 JULY 3, 1999      JUNE 27, 1998     JUNE 28, 1997
                                                                 -------------     -------------     -------------
Net loss
  As reported.................................................      $(1,592)         $  (8,830)        $  (2,281)
  Pro forma...................................................      $(3,849)         $ (11,654)        $  (2,541)
Basic and diluted earnings per share
  As reported.................................................      $ (0.13)         $   (0.72)        $   (0.19)
  Pro forma...................................................      $ (0.31)         $   (0.96)        $   (0.21)

     The fair value of each option has been estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions for the periods presented: expected volatility of 30%; no dividend yield; expected life of 7 years; and a risk-free interest rate of 6.5%.

     All of the Company's stock option plans are administered by the Compensation Committee of the Company's Board of Directors.

     As of July 3, 1999, 2,499,273 options were exercisable at a weighted average exercise price per share of $7.23.

     The following table summarizes stock option activity under the plans:

                                                                                                        WEIGHTED
                                                            WEIGHTED                    WEIGHTED        AVERAGE
                                                            AVERAGE                     AVERAGE         GRANT
                                                            EXERCISE      EXERCISE      REMAINING        DATE
                                              OPTIONS        PRICE          PRICE       CONTRACTUAL      FAIR
                                             OUTSTANDING    PER SHARE     PER SHARE     LIFE (YEARS)    VALUE
                                             -----------    ---------    -----------    ------------    --------
  Balance at June 29, 1996................    1,358,617       $7.91      $7.06--$8.00       6.22
  Granted.................................      100,000       $5.66      $5.44--$6.17                     2.68
  Forfeited...............................     (137,800)      $7.82      $7.06--$8.00
                                              ---------
  Balance at June 28, 1997................    1,320,817       $7.75      $5.44--$8.00       5.30
  Granted.................................    1,840,000       $7.83      $5.44--$9.63                     3.55
  Forfeited...............................     (467,984)      $7.00      $5.44--$8.00
  Exercised...............................      (76,666)      $7.50      $6.50--$8.00
                                              ---------
  Balance at June 27, 1998................    2,616,167       $7.92      $5.44--$9.63       5.71
  Granted.................................    1,120,300       $4.47      $4.25--$8.13                     2.11
  Forfeited...............................      (21,233)      $7.88      $7.22--$9.63
  Exercised...............................       (5,000)      $6.17      $6.17
                                              ---------
  Balance at July 3, 1999.................    3,710,234       $6.88      $4.25--$9.63       5.32
                                              ---------
                                              ---------

     On February 17, 1998, the Company granted options to purchase 375,000 shares at $5.4375 and options to purchase 400,000 shares at $6.84375. These options were issued at exercise prices below the market price of $9.6875 on this date. All of the remaining options were granted at the market price on the date of the grant.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

10. WARRANTS AND OPTIONS--(CONTINUED)
     The following table stratifies the options as of July 3, 1999:

                                                                           WEIGHTED                      WEIGHTED
                                                              WEIGHTED     AVERAGE                       AVERAGE
                                                              AVERAGE      REMAINING                     EXERCISE
                                                 TOTAL        EXERCISE     CONTRACTUAL                    PRICE
               EXERCISE PRICE                   OPTIONS        PRICE         LIFE          OPTIONS       PER SHARE
                 PER SHARE                     OUTSTANDING    PER SHARE    (YEARS)        EXERCISABLE    EXERCISABLE
--------------------------------------------   -----------    ---------    -----------    -----------    -----------

$8.00--$9.63................................    1,554,934       $8.86          4.67        1,218,101        $8.73
$6.17--$7.75................................      785,300       $7.04          4.67          571,172        $7.06
$4.25--$5.44................................    1,370,000       $4.55          6.42          710,000        $4.80

     Employee Stock Purchase Plan

     The Company sponsors an Employee Stock Purchase Plan ("ESPP") under which it is authorized to issue up to 500,000 shares of common stock to all employees with a minimum of three months of service. The ESPP allows eligible employees to contribute through payroll deductions up to 10% of their annual salary toward stock purchases. Stock purchases will be made quarterly at 90% of the closing price at the last day of any calendar quarter.

11. INCOME TAXES

     Deferred income taxes at July 3, 1999 and June 27, 1998, reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are recognized to the extent that realization of such benefits is more likely than not. Changes in tax rates or laws will result in adjustments to the recorded deferred tax assets or liabilities in the period that the change is enacted.

     The components of deferred tax assets and liabilities are as follows:

                                                                          JULY 3, 1999       JUNE 27, 1998
                                                                          ---------------    ----------------
Deferred Tax Assets:
  Operating and restructuring reserves.................................      $   5,977          $    5,495
  Net operating losses.................................................        131,807             114,293
  Depreciation and amortization........................................         29,578              28,411
  Lease escalation accruals............................................          4,454               4,470
  Jobs tax credit......................................................          4,432               4,432
  Other items..........................................................          4,458               3,730
                                                                             ---------          ----------
                                                                               180,706             160,831
  Valuation allowance..................................................       (170,936)           (151,061)
                                                                             ---------          ----------
     Net deferred tax assets...........................................      $   9,770          $    9,770
                                                                             ---------          ----------
                                                                             ---------          ----------
Composition of amounts in Consolidated Balance Sheet:
  Deferred tax assets--current.........................................      $     516          $      489
  Deferred tax liabilities--current....................................             --                  --
                                                                             ---------          ----------
     Net deferred tax assets--current..................................      $     516          $      489
                                                                             ---------          ----------
                                                                             ---------          ----------
  Deferred tax assets--noncurrent......................................      $   9,254          $    9,281
  Deferred tax liabilities--noncurrent.................................             --                  --
                                                                             ---------          ----------
     Net deferred tax assets--noncurrent...............................      $   9,254          $    9,281
                                                                             ---------          ----------
                                                                             ---------          ----------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

11. INCOME TAXES--(CONTINUED)
     Deferred tax assets, arising both from future deductible temporary differences and net operating losses ("NOLs"), have been reduced by a valuation allowance to an amount more likely than not to be realized through the future reversal of existing taxable temporary differences. Any future reversal of the valuation allowance existing at the effective date of the Company's plan of reorganization to increase the net deferred tax asset will be added to additional paid-in capital.

     There is no current income tax provision. A reconciliation of the total tax provision with the amount computed by applying the statutory federal income tax rate to (loss) income before taxes is as follows:

                                                                    FIFTY-THREE
                                                                    WEEKS ENDED    FIFTY-TWO        FIFTY-TWO
                                                                    JULY 3,        WEEKS ENDED      WEEKS ENDED
                                                                      1999         JUNE 27, 1998    JUNE 28, 1997
                                                                    -----------    -------------    -------------
  Statutory tax rate.............................................      (35.0)%         (35.0)%          (35.0)%
  Change in valuation allowance..................................       35.0%           35.0%            35.0%
                                                                       -----           -----            -----
  Effective tax rate.............................................        0.0%            0.0%             0.0%
                                                                       -----           -----            -----
                                                                       -----           -----            -----

     The Company has approximately $363,000 of tax basis NOLs available to offset future taxable income. Approximately $347,000 of this amount
("Section 382 NOLs") is subject to restrictions enacted in the Internal Revenue Code of 1986, as amended, dealing specifically with stock ownership changes and debt cancellations that occurred in connection with the Company's emergence from bankruptcy. Additional restrictions imposed by Internal Revenue Code
Section 382 (I)(6), and the regulations thereunder, could further limit the Company's ability to use its Section 382 NOLs to offset future income to an amount approximating $5,500 annually. The remaining $16,000 of NOLs were incurred subsequent to September 2, 1995, and may be used to offset future taxable income without restriction. These NOLs will expire beginning in 2008.

     The Company also has $4,432 of federal targeted jobs tax credit carryovers, which will expire beginning in 2001.

     The Internal Revenue Service has completed its field examination of the Company's federal income tax returns for all years to and including June 1992.

12. EMPLOYEE BENEFIT PLANS

  Defined Contribution Plans

     The Company has defined contribution employee savings plans covering employees who meet the eligibility requirements as described in the plans. The Company contributes to the union employee savings plan an amount equal to 25% of an employee's contribution up to a maximum of 4% of the employee's compensation. The Company contributes to the nonunion employee savings plan an amount equal to 100% of the employee's contribution up to 2% of the employee's pay and a minimum of 20% of the employee's contribution in excess of 2% up to 4% of employee's pay based on the Company's financial performance. The Company contributes to the Pharmhouse employee savings plan an amount equal to 100% of the employee's contribution up to one dollar of an employee's pay each week and 25% of the employee's contribution in excess of one dollar each week up to 3% of employee's pay. Employee savings plan expenses for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998 and the fifty-two weeks ended
June 28, 1997, were $1,087, $1,009 and $980, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)
  Health and Welfare Plans

     The Company also contributes to a multiemployer union sponsored health and welfare plan covering truck drivers and warehouse personnel. Total expenses for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998, and the fifty-two weeks ended June 28, 1997, were $2,050, $1,858, and $1,303, respectively.

     The Company has no postretirement health and welfare or benefits programs.

  Defined Benefit Plans

     During the fifty-three weeks ended July 3, 1999, the Company adopted SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits, requires additional information on changes in the benefit obligations and the fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures no longer considered useful. It does not change the recognition or measurement of these plans. As required, the presentation of information for years prior to July 3, 1999 have been restated for comparative purposes.

     The Company provides pension benefits under noncontributory defined benefit pension plans to its union employees who have met the applicable age and service requirements specified in the plans.

     Benefits are earned on the basis of credited service and average compensation over a period of years. Vesting occurs after five years of service as specified under the plans. The Company makes contributions to the plans as necessary to satisfy the minimum funding requirement of ERISA.

     The Company provided pension benefits under noncontributory defined benefit pension plans to its non-union employees who had met the applicable age and service requirements specified in the plans. During fiscal 1996 the Company's Board of Directors voted to freeze the benefits accruing under its defined benefit plan that covers non-union personnel effective June 29, 1996 and to increase the Company's matching contribution to the defined contribution plan for those employees. The Company terminated its defined benefit plan that covers non-union personnel on April 30, 1998. Lump sum cash payments were made to the majority of plan participants prior to June 27, 1998. Annuities were purchased for the remaining participants during the fifty-three weeks ended July 3, 1999.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)
     The following table sets forth the funded status of the Company's defined benefit pension plans and the amounts recognized in the Company's consolidated balance sheets:

                                                                          JULY 3, 1999       JUNE 27, 1998
                                                                          ---------------    ----------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at the beginning of the year........................      $   5,175          $   10,262
Service costs with expenses............................................            287                 170
Interest cost..........................................................            264                 668
Actuarial (gain)/loss..................................................            907                (235)
Benefits paid..........................................................         (2,041)             (7,136)
Settlements............................................................             --               1,446
                                                                             ---------          ----------
Benefit obligation at end of year......................................          4,592               5,175
                                                                             ---------          ----------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year.........................          3,589               8,829
Actual return on plan assets...........................................            437               1,783
Employer contributions.................................................          1,205                 113
Benefits paid..........................................................         (2,041)             (7,136)
                                                                             ---------          ----------
Fair value of plan assets at end of year...............................          3,190               3,589
                                                                             ---------          ----------
Funded status..........................................................         (1,402)             (1,586)
Unrecognized transitional (asset)......................................             --                  (1)
Unrecognized net actuarial loss........................................            929                 309
Unrecognized prior service cost........................................              1                   1
                                                                             ---------          ----------
Net amount recognized..................................................      $    (472)         $   (1,277)
                                                                             ---------          ----------
                                                                             ---------          ----------
Amounts recognized in the statement of financial position consist of:
  Accrued benefit liability............................................      $    (479)         $   (1,277)
  Intangible asset.....................................................              1                  --
  Accumulated other comprehensive income...............................              6                  --
                                                                             ---------          ----------
Net amount recognized..................................................      $    (472)         $   (1,277)
                                                                             ---------          ----------
                                                                             ---------          ----------


                                                                          JULY 3, 1999       JUNE 27, 1998
                                                                             ---------          ----------
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate..........................................................           6.5%                6.5%
Expected long-term rate of return on assets............................           8.5%                8.5%
Rate of increase in future compensation levels.........................           4.0%                4.0%

                                                              FIFTY-THREE
                                                              WEEKS ENDED    FIFTY-TWO        FIFTY-TWO
                                                              JULY 3,        WEEKS ENDED      WEEKS ENDED
                                                                1999         JUNE 27, 1998    JUNE 28, 1997
                                                              -----------    -------------    -------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost...............................................      $ 286          $   170           $  85
Interest cost..............................................        264              668             622
Expected return on plan assets.............................       (244)            (773)           (651)
Amortization of transition asset...........................
Amortization of prior service cost.........................
Recognized actuarial loss..................................         46               (1)             --
                                                                 -----          -------           -----
Net periodic pension cost..................................        352               64              56
Settlement effect from lump sum cashouts...................         --           (1,446)             --
                                                                 -----          -------           -----
Net pension (income) expense...............................      $ 352          $(1,382)          $  56
                                                                 -----          -------           -----
                                                                 -----          -------           -----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)
     The projected benefit obligation, the accumulated benefit obligation, and the fair value of plan assets for the pension plan with the accumulated benefit obligations in excess of plan assets were $58, $44, and $22, respectively, as of July 3, 1999 and $34, $20, and $14, respectively, as of June 27, 1998.

13. REORGANIZATION ITEMS AND RELATED RESERVES

     In September 1992, the Company made a decision to downsize the chain, and in October 1992 commenced a store closing program. The program involved the closing of 143 of the Company's stores that management considered not viable. In conjunction with the program to downsize the chain, the Company also consolidated its distribution centers into one location in Youngstown, Ohio and reduced corporate overhead. The Company identified for closure an additional 25 stores in fiscal 1994 and 41 stores in fiscal 1995. In August 1995 management identified 50 stores which were scheduled to be reduced in size (rightsized) and provided for the cost of rightsizing and provided a markdown reserve for the inventories which would be liquidated in the affected stores. In 1997, the rightsizing program was replaced with the "Super Phar-Mor" concept. The "Super Phar-Mor" concept involves liquidating slow-moving merchandise and utilizes the excess space to expand the existing grocery offering and adds frozen and refrigerated food.

     In March 1999, the Company recorded a reserve of approximately $800 in purchase accounting related to the planned closure of a distribution facility acquired as part of the Pharmhouse acquisition (see note 18).

     The activity in the reserve for costs of downsizing is as follows:

                                                                    FIFTY-THREE
                                                                    WEEKS ENDED    FIFTY-TWO         FIFTY-TWO
                                                                    JULY 3,        WEEKS ENDED      WEEKS ENDED
                                                                      1999         JUNE 27, 1998    JUNE 28, 1997
                                                                    -----------    -------------    -------------
Balance, beginning of period.....................................      $ 967          $ 1,866         $   3,451
Costs incurred in connection with the Pharmhouse acquisition.....        800               --                --
Charges associated with closed stores............................         --               --              (462)
Store rightsizing costs..........................................       (849)            (899)             (895)
Corporate and distribution center costs..........................         --               --              (228)
                                                                       -----          -------         ---------
Balance, end of period...........................................      $ 918          $   967         $   1,866
                                                                       -----          -------         ---------
                                                                       -----          -------         ---------

     The remainder of the reserve for the costs of downsizing at July 3, 1999 is considered by management to be a reasonable estimate of the costs to be incurred related to the downsizings. To the extent additional stores or distribution centers are identified for closure at a later date or the estimates for write-downs or reserves for the current downsizing program require adjustment, such adjustments will be recognized in future periods.

14. FINANCIAL INSTRUMENTS

     The Company has financial instruments which include marketable securities, investments and long-term debt. The carrying values of all instruments at July 3, 1999 approximated their fair market value.

     The fair values of the instruments were based upon quoted market prices of the same or similar instruments or on the rate available to the Company for instruments of the same maturities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

15. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                         THIRTEEN              THIRTEEN            THIRTEEN          FOURTEEN
                                        WEEKS ENDED          WEEKS ENDED          WEEKS ENDED      WEEKS ENDED
FISCAL 1999                           SEPTEMBER 26, 1998    DECEMBER 26, 1998    MARCH 27, 1999    JULY 3, 1999
-----------------------------------   ------------------    -----------------    --------------    -------------
Sales..............................      $    269,412          $   296,989        $    290,928      $   349,210
Gross profit.......................      $     50,815          $    58,704        $     55,018      $    64,124
Net (loss) income..................      $     (1,512)         $     3,747        $      1,167      $    (4,994)
Net (loss) income per basic
  share............................      $      (0.12)         $      0.31        $       0.10      $     (0.41)
Weighted average number of basic
  shares outstanding...............        12,239,821           12,240,865          12,240,865       12,240,865
Net (loss) income per diluted
  share............................      $      (0.12)         $      0.30        $       0.09      $     (0.41)
Weighted average number of diluted
  shares outstanding...............        12,239,821           12,362,089          12,317,051       12,240,865

                                         THIRTEEN              THIRTEEN            THIRTEEN          THIRTEEN
                                        WEEKS ENDED          WEEKS ENDED          WEEKS ENDED      WEEKS ENDED
FISCAL 1998                           SEPTEMBER 27, 1997    DECEMBER 27, 1997    MARCH 28, 1998    JUNE 27, 1998
-----------------------------------   ------------------    -----------------    --------------    -------------
Sales..............................      $    256,332          $   292,212        $    277,319      $   274,988
Gross profit.......................      $     48,130          $    57,992        $     53,623      $    53,449
Net (loss) income..................      $     (7,571)         $     2,778        $     (4,712)     $       675
Net (loss) income per basic
  share............................      $      (0.62)         $      0.23        $      (0.39)     $      0.06
Weighted average number of basic
  shares outstanding...............        12,159,199           12,165,353          12,229,071       12,235,865
Net (loss) income per diluted
  share............................      $      (0.62)         $      0.23        $      (0.39)     $      0.05
Weighted average number of diluted
  shares outstanding...............        12,159,199           12,212,527          12,229,071       12,790,933

16. (LOSS) INCOME PER SHARE

     During 1997, the Company adopted SFAS No. 128 "Earnings per Share." This standard requires the Company to present basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the average number of common shares outstanding during the period. The diluted earnings per share calculation assumes the conversion of dilutive stock options and warrants into common shares. The earnings per share calculations for all periods are as follows:

                                                                   FIFTY-THREE     FIFTY-TWO      FIFTY-TWO
                                                                   WEEKS ENDED    WEEKS ENDED    WEEKS ENDED
                                                                     JULY 3,       JUNE 27,       JUNE 28,
                                                                      1999           1998           1997
                                                                   -----------    -----------    -----------
Basic (Loss) Earnings Per Share
Net loss available for common shares............................   $    (1,592)   $    (8,830)   $    (2,281)
Basic weighted average common shares outstanding................    12,240,595     12,197,371     12,157,419
Basic earnings per share                                           $      (.13)   $      (.72)   $      (.19)
Diluted (loss) earnings per share
Net loss available for common shares............................   $    (1,592)   $    (8,830)   $    (2,281)
Diluted weighted average common shares..........................    12,240,595     12,197,371     12,157,419
Diluted earnings per share......................................   $      (.13)   $      (.72)   $      (.19)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

16. (LOSS) INCOME PER SHARE--(CONTINUED)
     There were 3,710,234, 2,616,167 and 1,320,817 options for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998 and the fifty-two weeks ended June 28, 1997, respectively, and 1,250,000 warrants for the fifty-three weeks ended July 3, 1999, the fifty-two weeks ended June 27, 1998 and the fifty-two weeks ended June 28, 1997 excluded from the calculation of diluted (loss) income per share as they would have had an anti-dilutive effect on (loss) income per share.

17. LITIGATION

     The Company and its subsidiaries are involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings, claims and litigation will not have a material impact on the Company's consolidated financial position.

18. BUSINESS COMBINATIONS

     The Company entered into an Agreement and Plan of Reorganization dated September 7, 1996 (as amended as of October 9, 1996) with ShopKo Stores, Inc. ("ShopKo") and Cabot Noble, Inc. ("Cabot Noble").

     On April 1, 1997, the Company, ShopKo and Cabot Noble entered into a Termination Agreement mutually terminating the Agreement Plan of Reorganization effective as of April 1, 1997.

     On March 15, 1999, the Company completed the merger of its wholly owned subsidiary Pharmacy Acquisition Corp. ("PAC") with and into Pharmhouse Corp. ("Pharmhouse"), pursuant to the Agreement and Plan of Merger dated as of December 17, 1998 among Phar-Mor, PAC and Pharmhouse (the "Merger Agreement"). As a result of the merger Pharmhouse became a wholly owned subsidiary of Phar-Mor. In addition, subject to the terms of the Merger Agreement, each share of the common stock of Pharmhouse was converted into the right to receive $2.88 per share in cash (the "Merger"). The total purchase price payable in connection with the Merger was approximately $34,200, consisting of $7,500 in cash and the assumption of $26,700 in debt.

     Phar-Mor and PAC financed the payment of the purchase price and all other fees and expenses associated with the Merger through cash from operations and from borrowings under the Company's Amended Revolving Credit Facility.

     The Company used its excess cash position and excess availability under its Amended Revolving Credit Facility to pay off $26,700 in debt that was assumed as part of the merger with Pharmhouse.

     The Merger was accounted for under the purchase method of accounting. The results of operations of Pharmhouse from March 16, 1999 through July 3, 1999 have been included in the Consolidated Statements of Operations for the fifty-three weeks ended July 3, 1999. The total purchase price payable in connection with the Merger was approximately $34,200, consisting of $7,500 in cash and the assumption of $26,700 in debt. Goodwill is being amortized using the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)--(CONTINUED)

18. BUSINESS COMBINATIONS--(CONTINUED)
straight-line method over a period of 25 years. The fair value of the assets acquired and liabilities assumed was as follows:

Identifiable assets acquired......................................   $ 54,962
Liabilities assumed...............................................    (61,954)
Goodwill..........................................................     14,866
                                                                     --------
Cash paid.........................................................   $  7,874
                                                                     --------
                                                                     --------

     The following supplemental pro forma information is presented as though the companies combined at the beginning of the respective periods:

                                                                       FIFTY-THREE        FIFTY-TWO
                                                                       WEEKS ENDED       WEEKS ENDED
                                                                       JULY 3, 1999      JUNE 27, 1998
                                                                       -------------     -------------
Sales...............................................................    $ 1,337,222       $ 1,293,956
Net loss............................................................    $   (10,171)      $   (13,377)
Basic and diluted loss per common share.............................    $      (.83)      $     (1.10)

     Pharmhouse operated 32 discount drug stores in eight mid-Atlantic and New England states under the names "Pharmhouse" and "Rx Place".

                                                                     SCHEDULE II

                        PHAR-MOR, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                            BALANCE AT    CHARGED TO                    BALANCE AT
                                                            BEGINNING     COSTS AND     DEDUCTIONS--     END OF
DESCRIPTION                                                 OF PERIOD      EXPENSE      CHARGE-OFFS      PERIOD
---------------------------------------------------------   ----------    ----------    ------------    ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  52 weeks ended June 28, 1997...........................    $  4,191      $  1,382       $ (2,870)      $  2,703
  52 weeks ended June 27, 1998...........................       2,703          (186)        (1,115)         1,402
  53 weeks ended July 3, 1999............................       1,402         2,097         (1,755)         1,744

INVENTORY SHRINK RESERVE
  52 weeks ended June 28, 1997...........................       6,469        13,122        (13,968)         5,623
  52 weeks ended June 27, 1998...........................       5,623         6,310         (8,009)         3,924
  53 weeks ended July 3, 1999............................       3,924         9,741         (7,839)         5,826

INVENTORY MARKDOWN RESERVE
  52 weeks ended June 28, 1997...........................       5,361            --         (4,616)           745
  52 weeks ended June 27, 1998...........................         745            --           (745)            --
  53 weeks ended July 3, 1999............................          --            --             --             --

                                                                         ANNEX H

262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
     (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

       (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each of Avatex Corporation ("Avatex") and Avatex Funding, Inc. ("Avatex Funding") is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

     Section 145 further provides that the indemnification provisions of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Avatex's Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to Avatex and its stockholders for monetary damages for breaches of fiduciary or other duties as a director. Avatex Funding's Certificate of Incorporation contains a similar provision. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Avatex's Certificate of Incorporation and its By-Laws also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, (A) Avatex shall (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and
(B) Avatex may (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate of Incorporation and the By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Avatex Funding's Certificate of Incorporation and By-Laws contain similar provisions as those described above.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Each of Avatex's executive officers has entered into an indemnification agreement with Avatex dated as of October 23, 1997. Each agreement terminates upon the later of (1) ten years following the date that such officer ceases to serve in his capacity with Avatex, any of Avatex's majority-owned subsidiaries, other of Avatex's enterprises or an employee benefit plan or trust related thereto on which such officer served at Avatex's request and (2) the final termination of any proceeding to which indemnification or advancement of expenses relates pursuant to such agreements. Under each indemnification agreement, the executive officer is entitled to indemnification for damages and expenses in any proceeding involving Avatex (whether or not brought by or in Avatex's right) subject to certain conditions and limitations depending on the circumstances of the proceeding and conduct of such officer. In addition, each executive officer is entitled to be advanced expenses in connection with any such proceeding upon request by such executive officer and subject to certain conditions.

     If there is a change of control (as defined in each indemnification agreement), upon the request of any executive officer in connection with any proceedings for which indemnification or advancement of expenses is provided, Avatex is required to create a trust and fund such trust in an amount sufficient to cover any expenses (as determined by an independent counsel appointed in accordance with the terms of the indemnification agreement) incurred by such executive officer relating to such proceeding.

ITEM 21 EXHIBITS AND FINANCIAL SCHEDULES

     (a) The following is a list of Exhibits included as part of this Registration Statement.


EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
  2-A     --   Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, by and between Avatex and Xetava Corporation. (Filed as Exhibit 2 to Avatex's Current Report on Form 8-K filed June 24,
               1999 and incorporated herein by reference.)***
  2-B     --   Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of October 19, 1999, by and between Avatex and Xetava.**
  3-A     --   Restated Certificate of Incorporation of Avatex and all subsequent amendments thereto. (Filed as
               Exhibit 3-A to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1993 and incorporated herein by reference.)***
  3-B     --   Certificate of Amendment of Restated Certificate of Incorporation of Avatex dated October 12, 1994.
               (Filed as Exhibit 3-A to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***
  3-C     --   Certificate of Resolution relating to Avatex's $5 Cumulative Convertible Preferred Stock. (Filed as
               Exhibit 4-B to Avatex's Registration Statement on Form 8-B (File No. 1-8549) and incorporated herein by reference.)***

EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
  3-D     --   Certificate of Designations, Rights and Preferences relating to Avatex's $4.20 Cumulative
               Exchangeable Series A Preferred Stock. (Filed as Exhibit 9(c)(1) to Avatex's Schedule 13E-4 Issuer
               Tender Offer Statement dated October 6, 1993 and incorporated herein by reference.)***
  3-E     --   Avatex By-laws. (Filed as Exhibit 3-D to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***
  3-F     --   Certificate of Ownership and Merger Merging CareStream Holdings, Inc. into FoxMeyer Health
               Corporation. (Filed as Exhibit 3-E to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1997 and incorporated herein by reference.)***
  3-G     --   Form of Restated Certificate of Incorporation of Avatex to be effective upon the effectiveness of the merger of Xetava with and into Avatex.*
  3-H     --   Form of Restated Certificate of Incorporation of Avatex Funding to be effective upon the effectiveness of the merger of Xetava with and into Avatex.*
  3-I     --   Avatex Funding By-laws.*
  4-A     --   Form of Indenture relating to Avatex Funding's 6.75% notes due 2002.*
  4-B     --   Form of Warrant Agreement relating to up to 2,750,000 warrants to purchase common stock of Avatex.*
  5-A     --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities being registered.**
  8-A     --   Opinion of Weil, Gotshal & Manges LLP as to certain United States Federal income tax consequences of the merger.**
 10-A     --   National Intergroup, Inc. 1993 Stock Option and Performance Award Plan. (Filed as Exhibit 10-A to
               Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated herein by reference.)***
 10-B     --   National Intergroup, Inc. Director's Retirement Plan dated December 1, 1983. (Filed as Exhibit 10-A to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1992 and incorporated herein by reference.)***
 10-C     --   Amendment dated October 12, 1994 to the Avatex 1993 Stock Option and Performance Award Plan. (Filed
               as Exhibit 10-D to Avatex's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated herein by reference.)***
 10-D     --   Second Amendment dated June 21, 1999 to the 1993 Stock Option and Performance Award Plan of the
               Corporation. (Filed as Exhibit 10-D to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1999 and incorporated herein by reference.)***
 10-E     --   Avatex Performance Incentive Plan, effective January 1, 1997. (Filed as Exhibit 10-W to Avatex's
               Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-F     --   Amendment No. 1 to the Avatex Performance Incentive Plan. (Filed as Exhibit 10-A to Avatex's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.)***
 10-G     --   Avatex Corporation Employees' Savings and Profit Sharing Plan, effective as of April 1, 1997. (Filed as Exhibit 10-X to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-H     --   Agreement, dated as of November 25, 1997, among Avatex, National Steel Corporation, NKK Corporation and NKK U.S.A. Corporation. (Filed as Exhibit 2 to Avatex's Current Report on Form 8-K filed
               December 5, 1997 and incorporated herein by reference.)***
 10-I     --   Employment Agreement, dated as of February 27, 1995, between Avatex and Abbey J. Butler. (Filed as
               Exhibit 10-AF to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***
 10-J     --   Employment Agreement, dated as of February 27, 1995, between Avatex and Melvyn J. Estrin. (Filed as
               Exhibit 10-AG to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***

EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
 10-K     --   Employment Agreement dated as of November 12, 1996 between Avatex and Grady L. Schleier. (Filed as
               Exhibit 10-T to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-L     --   Employment Agreement dated as of November 12, 1996 between Avatex and Robert H. Stone. (Filed as
               Exhibit 10-U to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-M     --   Amendment to Employment Agreement between Avatex and Abbey J. Butler, effective as of February 1,
               1998. (Filed as Exhibit 10-N to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1998 and incorporated herein by reference.)***
 10-N     --   Amendment to Employment Agreement between Avatex and Melvyn J. Estrin, effective as of February 1,
               1998. (Filed as Exhibit 10-O to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1998 and incorporated herein by reference.)***
 10-O     --   Employment Agreement between Avatex and John G. Murray, effective as of February 1, 1998. (Filed as
               Exhibit 10-Q to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-P     --   Amendment to Employment Agreement between Avatex and Grady E. Schleier, effective as of February 1,
               1998. (Filed as Exhibit 10-S to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1998 and incorporated herein by reference.)***
 10-Q     --   Amendment to Employment Agreement between Avatex and Robert H. Stone, effective as of February 1,
               1998. (Filed as Exhibit 10-T to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1998 and incorporated herein by reference.)***
 10-R     --   Amendment No. 2 to the Performance Incentive Plan of Avatex, effective as of June 23, 1997. (Filed as
               Exhibit 10-U to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-S     --   Form of Indemnification Agreement between Avatex and certain of its officers and directors. (Filed as
               Exhibit 10-S to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and incorporated herein by reference.)***
 10-T     --   Stockholders' Agreement dated June 18, 1999, by and among Avatex, Elliott Associates, L.P., Martley
               International, Inc., Moses Marx, Momar Corporation, and United Equities Commodities Company. (Filed
               as Exhibit 10-A to Avatex's Current Report on Form 8-K filed June 24, 1999 and incorporated herein by reference.)***
 10-U     --   Voting Agreement, dated June 18, 1999, by and among Avatex, Mark S. Zucker, Anvil Investment
               Partners, L.P. and Anvil Investors, Inc. (Filed as Exhibit 10-B to Avatex's Current Report on
               Form 8-K filed June 24, 1999 and incorporated herein by reference.)***
 10-V     --   Separation Agreement between Avatex and Edward L. Massman effective as of June 28, 1999. (Filed as
               Exhibit 10-W to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and incorporated herein by reference.)***
 10-W     --   Stipulation of Settlement of the lawsuits styled In re Avatex Corporation Shareholders Litigation and
               Elliott Associates, L.P. v. Avatex Corporation, et al.*
 10-X     --   Form of Subrogation Agreement by and between Bart A. Brown, Jr., as trustee under Chapter 7 of
               Title 11 of the United States Code of FoxMeyer Corporation, et al., and the trustee for the 6.75%
               notes.*
 10-Y     --   Form of Pledge and Security Agreement by Avatex Funding, Inc. and Avatex in favor of the Collateral
               Agent for the collateral securing the 6.75% notes.*
 10-Z     --   Second Amendment to Employment Agreement between Avatex and Grady E. Schleier, effective as of
               September 1, 1999.*
 10-AA    --   Second Amendment to Employment Agreement between Avatex and Robert H. Stone, effective as of
               September 1, 1999.*

EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
 10-BB    --   First Amendment to Employment Agreement between Avatex and John G. Murray, effective as of
               September 1, 1999.*
 10-CC    --   Amendment No. 1 to Stockholders' Agreement dated as of October 19, 1999, among Avatex, Elliott
               Associates, L.P., Martley International, Inc., Moses Marx, Momar Corporation, and United Equities
               Commodities Company.**
 12       --   Statement of Computation of Ratio of Earnings to Fixed Charges.*
 12-A     --   Updated Statement of Computation of Ratio of Earnings to Fixed Charges.*
 12-B     --   Updated Statement of Computation of Ratio of Earning to Fixed Charges.**
 21       --   Subsidiaries of Avatex.*
 23-A     --   Consent of Deloitte & Touche LLP (auditors for Avatex).*
 23-B     --   Consent of Deloitte & Touche LLP (auditors for Phar-Mor).*
 23-C     --   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5-A).**
 23-D     --   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8-A).**
 23-E     --   Updated consent of Deloitte & Touche LLP dated October 12, 1999 (auditors for Avatex).*
 23-F     --   Updated consent of Deloitte & Touche LLP dated October 12, 1999 (auditors for Phar-Mor).*
 23-G     --   Updated consent of Deloitte & Touche LLP dated October 29, 1999 (auditors for Avatex).**
 23-H     --   Updated consent of Deloitte & Touche LLP dated October 29, 1999 (auditors for Phar-Mor).**
 24       --   Powers of Attorney (included on signature pages).*
 25       --   Statement of Eligibility and Qualification on Form T-1 of Norwest Bank Minnesota, National
               Association as trustee with respect to Avatex Funding's 6.75% notes due 2002.*
 27       --   Financial Data Schedule.**
 99-A     --   Form of Proxy card to be mailed to holders of Avatex common stock.*
 99-B     --   Form of Proxy card to be mailed to holders of Avatex $5 cumulative convertible preferred stock (the
               "$5 Preferred Stock").*
 99-C     --   Form of Proxy card to be mailed to holders of Avatex $4.20 cumulative exchangeable series A preferred stock (the "$4.20 Preferred Stock").*
 99-D     --   Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*
 99-E     --   Form of Form of Election and Letter of Transmittal for the $5 Preferred Stock.**
 99-F     --   Form of Form of Election and Letter of Transmittal for the $4.20 Preferred Stock.**


     (b) Schedules

     All Schedules are omitted as the required information is presented in Avatex's consolidated financial statements or related notes or such Schedules are not applicable.
------------------
  * Previously filed

 ** Filed herewith

*** Incorporated herein by reference

ITEM 22 UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Avatex undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

     (h) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act;

     (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

     (j) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND STATE OF NEW YORK, ON THIS 1ST DAY OF NOVEMBER 1999.


                                          AVATEX CORPORATION

                                          By:     /s/ ABBEY J. BUTLER
                                            ------------------------------------
                                                      Abbey J. Butler,
                                                Co-Chairman of the Board and
                                                Co-Chief Executive Officer

                                          By      /s/ MELVYN J. ESTRIN
                                            ------------------------------------
                                                      Melvyn J. Estrin,
                                                Co-Chairman of the Board and
                                                Co-Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  -------------------------------------------     -----------------
                    *                       Co-Chairman of the Board and Co-Chief           November 1, 1999
------------------------------------------  Executive Officer (Principal Executive
             Abbey J. Butler                Officer)

                    *                       Co-Chairman of the Board and Co-Chief           November 1, 1999
------------------------------------------  Executive Officer (Principal Executive
             Melvyn J. Estrin               Officer)

                    *                       Senior Vice President, Chief Financial          November 1, 1999
------------------------------------------  Officer and Treasurer (Principal Financial
            Grady E. Schleier               Officer and Principal Accounting Officer)

                    *                       Director                                        November 1, 1999
------------------------------------------
             Hyman H. Frankel

                    *                       Director                                        November 1, 1999
------------------------------------------
               Fred S. Katz

                    *                       Director                                        November 1, 1999
------------------------------------------
             William A. Lemer

                    *                       Director                                        November 1, 1999
------------------------------------------
            Charles C. Pecarro

                    *                       Director                                        November 1, 1999
------------------------------------------
            John L. Wineapple

                                            Director
------------------------------------------
              Daniel Gropper

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  -------------------------------------------     -----------------
                                                             Director
------------------------------------------
             Vincent Intrieri

                                                             Director
------------------------------------------
          Ralph DellaCamera, Jr.

                                                             Director
------------------------------------------
               Brian Miller

* Signed on behalf of each of the
  above-mentioned individuals by their
  attorney-in-fact.

  /s/ MELVYN J. ESTRIN
------------------------------------------
  Melvyn J. Estrin
  Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AVATEX FUNDING, INC., HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND STATE OF NEW YORK, ON THIS 1ST DAY OF NOVEMBER 1999.


                                          AVATEX FUNDING, INC.

                                          By:      /s/ ABBEY J. BUTLER
                                             -----------------------------------
                                                       Abbey J. Butler,
                                                Co-Chairman of the Board and
                                                Co-Chief Executive Officer

                                          By:     /s/ MELVYN J. ESTRIN
                                             -----------------------------------
                                                      Melvyn J. Estrin,
                                                Co-Chairman of the Board and
                                                Co-Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                             DATE
------------------------------------------  -----------------------------------------     -----------------
                              *             Co-Chairman of the Board and Co-Chief         November 1, 1999
------------------------------------------  Executive Officer (Principal Executive
             Abbey J. Butler                Officer)

                              *             Co-Chairman of the Board and Co-Chief         November 1, 1999
------------------------------------------  Executive Officer (Principal Executive
             Melvyn J. Estrin               Officer)

                              *             Vice President, Chief Financial Officer       November 1, 1999
------------------------------------------  and Treasurer (Principal Financial
            Grady E. Schleier               Officer and Principal Accounting Officer)

                              *             Director                                      November 1, 1999
------------------------------------------
            John L. Wineapple

* Signed on behalf of each of the
  above-mentioned individuals by their
  Attorney-in-Fact.

  /s/ MELVYN J. ESTRIN
------------------------------------------
  Melvyn J. Estrin
  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                                                  SEQUENTIAL
NUMBER   DESCRIPTION                                                                                      PAGE NO.
------   ---------------------------------------------------------------------------------------------   -----------
  2-A     --   Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, by and between Avatex and Xetava Corporation. (Filed as Exhibit 2 to Avatex's Current Report
               on Form 8-K filed June 24, 1999 and incorporated herein by reference.)***
  2-B     --   Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of
               October 19, 1999, by and between Avatex and Xetava.**
  3-A     --   Restated Certificate of Incorporation of Avatex and all subsequent amendments thereto.
               (Filed as Exhibit 3-A to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1993 and incorporated herein by reference.)***
  3-B     --   Certificate of Amendment of Restated Certificate of Incorporation of Avatex dated
               October 12, 1994. (Filed as Exhibit 3-A to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1995 and incorporated herein by reference.)***
  3-C     --   Certificate of Resolution relating to Avatex's $5 Cumulative Convertible Preferred
               Stock. (Filed as Exhibit 4-B to Avatex's Registration Statement on Form 8-B (File
               No. 1-8549) and incorporated herein by reference.)***
  3-D     --   Certificate of Designations, Rights and Preferences relating to Avatex's $4.20
               Cumulative Exchangeable Series A Preferred Stock. (Filed as Exhibit 9(c)(1) to Avatex's
               Schedule 13E-4 Issuer Tender Offer Statement dated October 6, 1993 and incorporated herein by reference.)***
  3-E     --   Avatex By-laws. (Filed as Exhibit 3-D to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1995 and incorporated herein by reference.)***
  3-F     --   Certificate of Ownership and Merger Merging CareStream Holdings, Inc. into FoxMeyer
               Health Corporation. (Filed as Exhibit 3-E to Avatex's Annual Report on Form 10-K for
               the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
  3-G     --   Form of Restated Certificate of Incorporation of Avatex to be effective upon the effectiveness of the merger of Xetava with and into Avatex.*
  3-H     --   Form of Restated Certificate of Incorporation of Avatex Funding to be effective upon the effectiveness of the merger of Xetava with and into Avatex.*
  3-I     --   Avatex Funding By-laws.*
  4-A     --   Form of Indenture relating to Avatex Funding's 6.75% notes due 2002.*
  4-B     --   Form of Warrant Agreement relating to up to 2,750,000 warrants to purchase common stock of Avatex.*
  5-A     --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities being registered.**
  8-A     --   Opinion of Weil, Gotshal & Manges LLP as to certain United States Federal income tax consequences of the merger.**
 10-A     --   National Intergroup, Inc. 1993 Stock Option and Performance Award Plan. (Filed as
               Exhibit 10-A to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1994 and incorporated herein by reference.)***

EXHIBIT                                                                                                  SEQUENTIAL
NUMBER   DESCRIPTION                                                                                      PAGE NO.
------   ---------------------------------------------------------------------------------------------   -----------
 10-B     --   National Intergroup, Inc. Director's Retirement Plan dated December 1, 1983. (Filed as
               Exhibit 10-A to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1992 and incorporated herein by reference.)***
 10-C     --   Amendment dated October 12, 1994 to the Avatex 1993 Stock Option and Performance Award
               Plan. (Filed as Exhibit 10-D to Avatex's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated herein by reference.)***
 10-D     --   Second Amendment dated June 21, 1999 to the 1993 Stock Option and Performance Award
               Plan of the Corporation. (Filed as Exhibit 10-D to Avatex's Annual Report on Form 10-K
               for the fiscal year ended March 31, 1999 and incorporated herein by reference.)***
 10-E     --   Avatex Performance Incentive Plan, effective January 1, 1997. (Filed as Exhibit 10-W to
               Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-F     --   Amendment No. 1 to the Avatex Performance Incentive Plan. (Filed as Exhibit 10-A to
               Avatex's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.)***
 10-G     --   Avatex Corporation Employees' Savings and Profit Sharing Plan, effective as of
               April 1, 1997. (Filed as Exhibit 10-X to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-H     --   Agreement, dated as of November 25, 1997, among Avatex, National Steel Corporation, NKK
               Corporation and NKK U.S.A. Corporation. (Filed as Exhibit 2 to Avatex's Current Report
               on Form 8-K filed December 5, 1997 and incorporated herein by reference.)***
 10-I     --   Employment Agreement, dated as of February 27, 1995, between Avatex and Abbey J.
               Butler. (Filed as Exhibit 10-AF to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***
 10-J     --   Employment Agreement, dated as of February 27, 1995, between Avatex and Melvyn J.
               Estrin. (Filed as Exhibit 10-AG to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by reference.)***
 10-K     --   Employment Agreement dated as of November 12, 1996 between Avatex and Grady L.
               Schleier. (Filed as Exhibit 10-T to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by reference.)***
 10-L     --   Employment Agreement dated as of November 12, 1996 between Avatex and Robert H. Stone.
               (Filed as Exhibit 10-U to Avatex's Annual Report on Form 10-K for the fiscal year ended
               March 31, 1997 and incorporated herein by reference.)***
 10-M     --   Amendment to Employment Agreement between Avatex and Abbey J. Butler, effective as of
               February 1, 1998. (Filed as Exhibit 10-N to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-N     --   Amendment to Employment Agreement between Avatex and Melvyn J. Estrin, effective as of
               February 1, 1998. (Filed as Exhibit 10-O to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein by reference.)***

EXHIBIT                                                                                                  SEQUENTIAL
NUMBER   DESCRIPTION                                                                                      PAGE NO.
------   ---------------------------------------------------------------------------------------------   -----------
 10-O     --   Employment Agreement between Avatex and John G. Murray, effective as of February 1,
               1998. (Filed as Exhibit 10-Q to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-P     --   Amendment to Employment Agreement between Avatex and Grady E. Schleier, effective as of
               February 1, 1998. (Filed as Exhibit 10-S to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-Q     --   Amendment to Employment Agreement between Avatex and Robert H. Stone, effective as of
               February 1, 1998. (Filed as Exhibit 10-T to Avatex's Annual Report on Form 10-K for the
               fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-R     --   Amendment No. 2 to the Performance Incentive Plan of Avatex, effective as of June 23,
               1997. (Filed as Exhibit 10-U to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and incorporated herein by reference.)***
 10-S     --   Form of Indemnification Agreement between Avatex and certain of its officers and directors. (Filed as Exhibit 10-S to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and incorporated herein by reference.)***
 10-T     --   Stockholders' Agreement dated June 18, 1999, by and among Avatex, Elliott Associates,
               L.P., Martley International, Inc., Moses Marx, Momar Corporation, and United Equities
               Commodities Company. (Filed as Exhibit 10-A to Avatex's Current Report on Form 8-K
               filed June 24, 1999 and incorporated herein by reference.)***
 10-U     --   Voting Agreement, dated June 18, 1999, by and among Avatex, Mark S. Zucker, Anvil
               Investment Partners, L.P. and Anvil Investors, Inc. (Filed as Exhibit 10-B to Avatex's
               Current Report on Form 8-K filed June 24, 1999 and incorporated herein by reference.)***
 10-V     --   Separation Agreement between Avatex and Edward L. Massman effective as of June 28,
               1999. (Filed as Exhibit 10-W to Avatex's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and incorporated herein by reference.)***
 10-W     --   Stipulation of Settlement of the lawsuits styled In re Avatex Corporation Shareholders
               Litigation and Elliott Associates, L.P. v. Avatex Corporation, et al.*
 10-X     --   Form of Subrogation Agreement by and between Bart A. Brown, Jr., as trustee under
               Chapter 7 of Title 11 of the United States Code of FoxMeyer Corporation, et al., and
               the trustee for the 6.75% notes.*
 10-Y     --   Form of Pledge and Security Agreement by Avatex Funding, Inc. and Avatex in favor of the Collateral Agent for the collateral securing the 6.75% notes.*
 10-Z     --   Second Amendment to Employment Agreement Avatex and Grady E. Schleier, effective as of
               September 1, 1999.*
 10-AA    --   Second Amendment to Employment Agreement between Avatex and Robert H. Stone, effective as of September 1, 1999.*
 10-BB    --   First Amendment to Employment Agreement between Avatex and John G. Murray, effective as of September 1, 1999.*

EXHIBIT                                                                                                  SEQUENTIAL
NUMBER   DESCRIPTION                                                                                      PAGE NO.
------   ---------------------------------------------------------------------------------------------   -----------
 10-CC    --   Amendment No. 1 to Stockholders' Agreement dated as of October 19, 1999, among Avatex,
               Elliott Associates, L.P., Martley International, Inc., Moses Marx, Momar Corporation,
               and United Equities Commodities Company.**
 12       --   Statement of Computation of Ratio of Earnings to Fixed Charges.*
 12-A     --   Updated Statement of Computation of Ratio of Earnings to Fixed Charges.*
 12-B     --   Updated Statement of Computation of Ratio of Earnings to Fixed Charges.**
 21       --   Subsidiaries of Avatex.*
 23-A     --   Consent of Deloitte & Touche LLP (auditors for Avatex).*
 23-B     --   Consent of Deloitte & Touche LLP (auditors for Phar-Mor).*
 23-C     --   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5-A).**
 23-D     --   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8-A).**
 23-E     --   Updated consent of Deloitte & Touche LLP dated October 12, 1999 (auditors for Avatex).*
 23-F     --   Updated consent of Deloitte & Touche LLP dated October 12, 1999 (auditors for
               Phar-Mor).*
 23-G     --   Updated consent of Deloitte & Touche LLP dated October 29, 1999 (auditors for
               Avatex).**
 23-H     --   Updated consent of Deloitte & Touche LLP dated October 29, 1999 (auditors for
               Phar-Mor).**
 24       --   Powers of Attorney (included on signature pages).*
 25       --   Statement of Eligibility and Qualification on Form T-1 of Norwest Bank Minnesota,
               National Association as trustee with respect to Avatex Funding's 6.75% notes due 2002.*
 27       --   Financial Data Schedule.**
 99-A     --   Form of Proxy card to be mailed to holders of Avatex common stock.*
 99-B     --   Form of Proxy card to be mailed to holders of Avatex $5 cumulative convertible preferred stock (the "$5 Preferred Stock").*
 99-C     --   Form of Proxy card to be mailed to holders of Avatex $4.20 cumulative exchangeable series A preferred stock (the "$4.20 Preferred Stock").*
 99-D     --   Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*
 99-E     --   Form of Form of Election and Letter of Transmittal for the $5 Preferred Stock.**
 99-F     --   Form of Form of Election and Letter of Transmittal for the $4.20 Preferred Stock.**


------------------
  * Previously filed

 ** Filed herewith

*** Incorporated herein by reference